                                                                   Exhibit 17(d)

        Annual Report of the Trust for the year ended December 31, 1997.

MANUFACTURERS INVESTMENT TRUST
PRESIDENT'S MESSAGE
--------------------------------------------------------------------------------

February 25, 1998




Dear Fellow Contract Owners:

It is my pleasure to present the results of operations for 1997. The following audited financial statements of the Manufacturers Investment Trust (the "Trust), the mutual fund in which your variable insurance product contract values are invested, reflect the results of operations for the period ending December 31, 1997.

The past twelve months will be remembered as a stellar year for the bond and equity markets providing excellent returns for shareholders. The bond market was marked by falling inflation, a relatively inactive Federal Reserve and rising prices on almost all types of bonds. U.S. equity markets jumped more than 20% for an unprecedented third straight year in 1997. Ongoing market volatility and performance in the international markets reinforces our belief that long-term investors will fare best with a diversified investment program reviewed periodically with a professional financial advisor. During 1997, total net assets of the Trust grew from $6.90 billion at December 31, 1996 to $10.45 billion at December 31, 1997. This 51% increase in net assets for the year reflects the continued demand for variable insurance products as vehicles for retirement and estate planning.

At the outset of 1997, we introduced a number of new investment portfolios which provide you and your planner with access to the broadest range of asset classes and investment styles from which to build your investment program. Underlying the selection process for this and our entire group of elite managers is a strategy based on Modern Portfolio Theory and the Nobel Prize winning Efficient Frontier theory. In this way, we want to give you an opportunity to build the strongest possible investment program and create a diversified portfolio of investments that will help you achieve the maximum amount of long-term returns at a risk level which is comfortable for you.

No matter how efficient an investment portfolio you might build, your degree of success in achieving your financial goals will still depend, in part, on the quality of investment management you choose. Our commitment to you as a Manulife contract owner is to ensure that your investment with us gets the highest possible level of attention. For this reason, every one of our professional investment managers are hand-picked for their recognized expertise in particular asset classes, such as stocks or bonds, and acknowledged for their distinctive investment styles. In addition, we continuously monitor each portfolio subadviser and measure its performance against rigorous criteria to ensure that our managers meet your expectations.

We are confident that our innovative products and services, along with our first-rate investment management team will provide you with a solid template for your financial future. We thank you for choosing Manulife Financial and look forward to serving you during 1998 and in the years to come.

Sincerely,

/s/ John D. DesPrez III
------------------------
John D. DesPrez III
President

 MANUFACTURERS INVESTMENT TRUST
 INDEX TO ANNUAL REPORT
 -------------------------------------------------------------------------------


                                                                            PAGE

     Portfolio Performance and Manager's Commentary.......................   iii

     Report of Independent Accountants....................................     1

     Statements of Assets and Liabilities.................................     2

     Statements of Operations.............................................     9

     Statements of Changes in Net Assets..................................    16

     Financial Highlights.................................................    27

     Portfolio of Investments:

          Pacific Rim Emerging Markets Trust..............................    63
          Science & Technology Trust......................................    67
          International Small Cap Trust...................................    68
          Emerging Growth Trust...........................................    69
          Pilgrim Baxter Growth Trust.....................................    71
          Small/Mid Cap Trust.............................................    72
          International Stock Trust.......................................    74
          Worldwide Growth Trust..........................................    78
          Global Equity Trust.............................................    80
          Small Company Value Trust.......................................    82
          Equity Trust....................................................    87
          Growth Trust....................................................    91
          Quantitative Equity Trust.......................................    93
          Equity Index Trust..............................................    95
          Blue Chip Growth Trust..........................................   101
          Real Estate Securities Trust....................................   104
          Value Trust.....................................................   105
          International Growth and Income Trust...........................   107
          Growth and Income Trust.........................................   110
          Equity-Income Trust.............................................   112
          Balanced Trust..................................................   115
          Aggressive, Moderate and Conservative Asset Allocation Trusts...   117
          High Yield Trust................................................   144
          Strategic Bond Trust............................................   147
          Global Government Bond Trust....................................   152
          Capital Growth Bond Trust.......................................   153
          Investment Quality Bond Trust...................................   154
          U.S. Government Securities Trust................................   158
          Money Market Trust..............................................   159
          Lifestyle Aggressive 1000 Trust.................................   160
          Lifestyle Growth 820 Trust......................................   160
          Lifestyle Balanced 640 Trust....................................   160
          Lifestyle Moderate 460 Trust....................................   160
          Lifestyle Conservative 280 Trust................................   161

     Notes to Financial Statements........................................   162

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO PERFORMANCE AND MANAGER'S COMMENTARY
--------------------------------------------------------------------------------



                                TRUST PERFORMANCE

In the following pages we have set forth information regarding the performance of each Portfolio of the Manufacturers Investment Trust (the "Trust"), excluding the Money Market Trust. There are several ways to evaluate a Portfolio's historical performance. One can look at the total percentage change in value, the average annual percentage change or the growth of a hypothetical $10,000 investment. WITH RESPECT TO ALL PERFORMANCE INFORMATION PRESENTED, IT IS IMPORTANT TO UNDERSTAND THAT PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. RETURN AND PRINCIPAL FLUCTUATE, AND SHARES, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST.


                               PERFORMANCE TABLES

The Performance Tables show two types of total return information: CUMULATIVE AND AVERAGE ANNUAL TOTAL RETURNS. A CUMULATIVE TOTAL RETURN is an expression of a Portfolio's total change in share value in percentage terms over a set period of time -- one, five and ten years (or since the Portfolio's inception if less than the applicable period). An AVERAGE ANNUAL TOTAL RETURN takes the Portfolio's cumulative total return for a time period greater than one year and shows what would have happened if the Portfolio had performed at a constant rate each year. In addition, eight Portfolios have had portfolio management changes, namely the Global Equity, Equity, Blue Chip Growth, Equity-Income, Aggressive Asset Allocation, Moderate Asset Allocation, Conservative Asset Allocation and U.S. Government Securities Trusts. For these Portfolios, the tables show an average annual total return for the period since the current portfolio manager assumed responsibility. THE TABLES SHOW ALL CUMULATIVE AND AVERAGE ANNUAL TOTAL RETURNS, NET OF FEES AND EXPENSES OF THE TRUST, BUT DO NOT REFLECT THE INSURANCE (SEPARATE ACCOUNT) EXPENSES (INCLUDING A POSSIBLE CONTINGENT DEFERRED SALES CHARGE) OF THE VARIABLE ANNUITY AND VARIABLE LIFE PRODUCTS THAT INVEST IN THE TRUST.


     GRAPH -- CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

The performance graph for each Portfolio shows the change in value of a $10,000 investment over the life of each Portfolio. Each Portfolio's performance is compared with the performance of one or more broad-based securities indices as a "benchmark." All performance information includes the reinvestment of dividends and capital gain distributions, as well as the deduction of ongoing management fees and Portfolio operating expenses. The benchmarks used for comparison are unmanaged and include reinvestment of dividends and capital gain distributions, if any, but do not reflect any fees or expenses. Portfolios that invest in multiple asset classes are compared with a customized benchmark. This benchmark is comprised of a set percentage allocation from each of the asset classes in which the Portfolio invests.


                         PORTFOLIO MANAGER'S COMMENTARY

Finally, we have provided a commentary by each portfolio manager regarding each Portfolio's performance during the period ended December 31, 1997.

                       PACIFIC RIM EMERGING MARKETS TRUST

INVESTMENT OBJECTIVE:    To achieve long-term growth of capital by investing in a
                         diversified portfolio that is comprised primarily of common stocks and equity-related securities of corporations
                         domiciled in countries in the Pacific Rim region.

SUBADVISER:              Manufacturers Adviser Corporation

PORTFOLIO MANAGERS:      Richard Cook, Stephen Hill, Emilia Panadero-Perez

INCEPTION DATE:          October 4, 1994

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

                                    [GRAPH]

                                    PACIFIC RIM      BLENDED FINANCIAL   FINANCIAL TIMES
  MEASUREMENT PERIOD                  EMERGING        TIMES ACTUARIES    PACIFIC EX JAPAN   FINANCIAL TIMES
(FISCAL YEAR COVERED)              MARKETS TRUST           INDEX              INDEX           JAPAN INDEX
---------------------              -------------           -----              -----           -----------
SEPTEMBER|1994                         10000               10000              10000              10000
DECEMBER|1994                           9473                9242               9091               9847
MARCH|1995                              9303                9297               9220               9581
JUNE|1995                               9748                9604               9743               8987
SEPTEMBER|1995                         10097                9978              10122               9338
DECEMBER|1995                          10548               10361              10455               9904
MARCH|1996                             11184               11205              11520               9901
JUNE|1996                              11289               11262              11549              10051
SEPTEMBER|1996                         11422               11357              11863               9386
DECEMBER|1996                          11582               11816              12829               8226
MARCH|1997                             11284               11114              12261               7240
JUNE|1997                              11964               12232              13084               8935
SEPTEMBER|1997                         10328               10722              11510               7717
DECEMBER|1997                           7630                7969               8409               6126

                               PERFORMANCE TABLE

                                                               Average Annual Total Return     Cumulative Total Return
                                                                                    Since               Since
Periods Ending December 31, 1997                               1 Year             Inception           Inception
Blended Financial Times Actuaries Index+                      -32.56%               -6.75%             -20.31%
Financial Times Actuaries Pacific ex Japan Index              -34.45%               -5.19%             -15.91%
Financial Times Actuaries Japan Index                         -25.53%              -14.00%             -38.74%
Pacific Rim Emerging Markets Trust (at net asset value)       -34.12%               -8.01%             -23.70%

+ Comprised of 80% Pacific ex Japan and 20% Japan
* All since inception returns for the indices begin on the month-end closest to the actual inception date of the
  Trust.

                         PORTFOLIO MANAGERS' COMMENTARY

PERFORMANCE: For the year, the Pacific Rim Emerging Markets Trust returned -34.1%, below the -25.3% returns of the MSCI Pacific (Free) Index but approximately in line with the -34.2% returns of the average Morningstar Asia ex Japan funds. It bears noting that this trust is somewhat uniquely focused on the developing Asian markets unlike the index and most of our peers. While it is always a challenge reconciling the absolute size of the decline, 1997 was a relatively respectable year for this trust given its mandate to invest in the developing Asian countries most of whom experienced cataclysmic declines in their local stock markets. The losses for these emerging tigers were further exaggerated for US investors by the serious devaluation in the local currencies versus the US dollar. For example, Thailand's market in US dollar terms lost 85%, Philippines lost 45% and Malaysia lost 55%.

ENVIRONMENT: To say the least, the Pacific Rim markets experienced a difficult year. Japan's economy weakened as the year progressed initially due to the introduction of a new sales tax and the ending of the benefits of a one-off income tax reduction. In the latter part of the year, the banking and financial sector crisis and the economic problems in Southeast Asia further worsened the economic and financial situation in Japan. The currency crisis which started with the Thai baht at the end of the second quarter, moved to smaller markets in the third quarter. In the fourth quarter the focus switched to the Hong Kong Dollar as speculators attacked the peg. The Hong Kong monetary authorities defended the currency by raising interest rates to levels not justified on fundamental grounds, causing panic not only in Hong Kong but in markets worldwide. Even though some of the troubled Asian countries have received aid from the International Monetary Fund, sentiment is likely to remain negative for Asian markets, as there are concerns that Asian governments are being insufficiently flexible in response to the crisis.

OUTLOOK: The size and character of the declines experienced in the developing Asian markets may be seen as a potential selling climax that may have priced much of the crisis into the market. However, even though some of the troubled Asian countries have received aid from the International Monetary Fund, sentiment is likely to remain negative for Asian markets for some time as concerns continue that Asian governments are being insufficiently flexible in response to the crisis.

                           SCIENCE & TECHNOLOGY TRUST

INVESTMENT OBJECTIVE:    Seeks long-term growth of capital. Current income is
                         incidental to the portfolio's objective.

SUBADVISER:              T. Rowe Price Associates, Inc.

PORTFOLIO MANAGERS:      Charles A. Morris, Jill L. Hauser, Joseph Klein III, Brian
                         D. Stansky

INCEPTION DATE:          January 1, 1997

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

                                    [GRAPH]

 MEASUREMENT PERIOD                                        LIPPER SCIENCE & TECH FUND
(FISCAL YEAR COVERED)         SCIENCE & TECHNOLOGY TRUST             INDEX
---------------------         --------------------------             -----
DEC-96                                  10000                        10000
JAN-97                                  10744                        10780
FEB-97                                   9896                         9805
MAR-97                                   9344                         9067
APR-97                                   9704                         9461
MAY-97                                  10840                        10586
JUN-97                                  11040                        10685
JUL-97                                  12336                        12167
AUG-97                                  12168                        12242
SEP-97                                  12616                        12761
OCT-97                                  11680                        11413
NOV-97                                  11632                        11316
DEC-97                                  11071                        10775

                               PERFORMANCE TABLE

                                                                Cumulative Total Return
                                                                         Since
Periods Ending December 31, 1997                                       Inception
Lipper Science & Tech Fund Index*                                         7.75%
Science & Technology Trust (at net asset value)                          10.71%

* All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.

                         PORTFOLIO MANAGERS' COMMENTARY

PERFORMANCE: For the year, the Science & Technology Trust returned 10.7%, ahead of the 8.4% return generated by the average Morningstar Specialty Technology funds. As we enter 1998 there are several challenges facing science and technology companies. These challenges include slowing growth in key segments of the science and technology sector, increasing pricing pressure across most segments of the industry, intensified competition in select markets, and the economic crisis in Southeast Asia.

ENVIRONMENT: Growth in the personal computer and wireless communications industries -- the two primary drivers of sector expansion over the past several years -- is slowing. Lower prices and the absence of breakthrough software applications are depressing growth in the personal computer industry while vendors' efforts to optimize cash flow and financing difficulties are limiting growth in the wireless communications market. The economic crisis in Southeast Asia is likely to exacerbate the current growth and pricing dynamics. While it is difficult to quantify the precise impact on the technology sector from the current economic and currency crises in Southeast Asia, turmoil in this region should reduce the growth rate of worldwide technology spending and complicate the sector's fragile pricing environment.

OUTLOOK: We believe the combination of several significant industry product cycles, reasonable valuation levels, and waning investor sentiment toward this sector position stocks of science and technology companies for a steady and sustainable recovery as 1998 progresses. In the latter stages of 1998 and into 1999 new product cycles should include lower cost, higher performance microprocessors from Intel, new computer operating systems from Microsoft, digital cellular network deployment, a variety of broadband communications technologies, and critical mass in electronic commerce. In addition, the sharp correction in this sector since late October has resulted in more reasonable valuation levels and subdued investor sentiment -- characteristics that usually accompany meaningful recoveries in the stock prices of science and technology companies. Accordingly, we will maintain our investment philosophy of managing a diversified, yet concentrated, portfolio of science and technology stocks while keeping modest levels of cash reserves to take advantage of any opportunities.

                         INTERNATIONAL SMALL CAP TRUST

INVESTMENT OBJECTIVE:    Seeks to provide long-term capital appreciation by investing primarily in securities issued by foreign companies which
                         have total market capitalization or annual revenue of $1
                         billion or less.

SUBADVISER:              Founders Asset Management, Inc.

PORTFOLIO MANAGER:       Michael W. Gerding

INCEPTION DATE:          March 4, 1996

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

                                    [GRAPH]

 MEASUREMENT PERIOD             INTERNATIONAL SMALL CAP
(FISCAL YEAR COVERED)                    TRUST                MSCI WORLD EX US INDEX
---------------------                    -----                ----------------------
FEB-96                                   10000                        10000
MAR-96                                   10048                        10212
                                         10344                        10513
                                         10576                        10333
JUN-96                                   10624                        10378
                                         10240                        10074
                                         10304                        10112
SEP-96                                   10424                        10386
                                         10632                        10317
                                         10832                        10745
DEC-96                                   10920                        10599
                                         11033                        10271
                                         11298                        10429
MAR-97                                   11257                        10443
                                         10998                        10510
                                         11496                        11205
JUN-97                                   11641                        11806
                                         11601                        12026
                                         11143                        11143
SEP-97                                   11560                        11771
                                         11086                        10886
                                         11151                        10766
DEC-97                                   11006                        10872

                               PERFORMANCE TABLE

                                                                Average Annual Total Return     Cumulative Total Return
                                                                                     Since               Since
Periods Ending December 31, 1997                                Year 1             Inception           Inception
MSCI World ex US Index*                                          2.58%               4.67%                8.72%
International Small Cap Trust (at net asset value)               0.79%               5.40%               10.06%

* All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.

                          PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year, the International Small Cap Trust rose 0.8% trailing both the MSCI EAFE Index which gained 2.1% and the MSCI World ex US Index which gained 2.6%. Although not directly comparable, the Trust's returns trailed the 4.8% return on the average Morningstar Foreign funds which typically invest in international large cap stocks.

ENVIRONMENT: As we enter 1998, the Asian currency crisis and international market volatility continue to dominate investors' attention around the world. In response to the first warning signs of problems in Asia, we aggressively reduced our exposure to but one company, a Hong Kong manufacturer with nearly all of their sales outside Asia. We have limited exposure to Japan. In Europe we are significantly overweight. We continue to expect improving economic conditions. Small companies with more sensitivity to their local economies plus the potential for lower interest rates and continued corporate restructuring should provide superior earnings growth.

OUTLOOK: In spite of the difficult markets of the last several months, our outlook for small growth companies around the world is very positive. During the last year, we visited with nearly 1,000 companies from over 20 countries. Our focus is the same -- build a portfolio of the most attractive, rapidly growing small companies from around the world one company at a time, without the constraints of indices or top-down models. We believe this focus has the Trust well positioned to take advantage of the growth we see in Europe and the eventual recovery in Asia.

                             EMERGING GROWTH TRUST

INVESTMENT OBJECTIVE:    Seeks maximum capital appreciation by investing primarily in a portfolio of equity securities of domestic companies. The portfolio ordinarily will invest at least 65% of its total assets in common stocks or warrants of emerging growth
                         companies that represent attractive opportunities for
                         maximum capital appreciation.

SUBADVISER:              Warburg Pincus Asset Management, Inc.

PORTFOLIO MANAGERS:      Elizabeth B. Dater, Stephen J. Lurito

INCEPTION DATE:          January 1, 1997

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

                                    [GRAPH]

 MEASUREMENT PERIOD
(FISCAL YEAR COVERED)           EMERGING GROWTH TRUST      RUSSELL 2000 GROWTH INDEX
---------------------           ---------------------      -------------------------
DECEMBER|1996                           10000                        10000
JANUARY|1997                            10092                        10242
FEBRUARY|1997                            9641                         9623
MARCH|1997                               9049                         8945
APRIL|1997                               8995                         8841
MAY|1997                                10034                        10170
JUNE|1997                               10481                        10515
JULY|1997                               11087                        11053
AUGUST|1997                             11194                        11385
SEPTEMBER|1997                          12180                        12293
OCTOBER|1997                            11544                        11554
NOVEMBER|1997                           11408                        11279
DECEMBER|1997                           11714                        11286

                               PERFORMANCE TABLE

                                                                Cumulative Total Return
                                                                         Since
Periods Ending December 31, 1997                                       Inception
Russell 2000 Growth Index*                                               12.86%
Emerging Growth Trust (at net asset value)                               17.14%

* All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.

                         PORTFOLIO MANAGERS' COMMENTARY

PERFORMANCE: 1997 was an exceptional year for the Emerging Growth Trust. For the year, the Trust posted a cumulative return of 17.1% versus the 12.9% registered by its comparative benchmark, the Russell 2000 Growth Index and the 14.4% return for the average Morningstar Small Cap Growth fund.

ENVIRONMENT: Although small cap and emerging growth stocks faced numerous problems throughout the year, this portfolio drew on the strength of its stock selection across a number of industries including business services and financial services. During the earlier part of the year, the managers found value in sectors such as health care including pharmaceuticals and retail, and in the financial sector in the later part of the year.

OUTLOOK: The portfolio managers and Warburg Pincus analysts believe that aggressive stocks may have earnings growth nearly double that of large cap stocks during 1998. These large companies are vulnerable both to a slowdown in Asian demand and currency translation losses due to the strong dollar. Smaller companies, which typically derive most of their revenues domestically (the notable exception being the technology sector), are expected to be much less affected by this aspect of Asia's difficulties. This combination of relatively superior earnings growth and undemanding valuations should draw investor attention back to the small cap group at some point over the next several months, though the exact timing of events is hard to predict. Two other factors that should lend incremental support to the stocks are the subdued IPO market which is a limiting factor on new supply, and the recent reduction in the capital gains tax which has increased the after-tax appeal of small company shares. Combined, these elements all add up to a portfolio that is well-positioned to take advantage of the rebound anticipated for the group.

                          PILGRIM BAXTER GROWTH TRUST

INVESTMENT OBJECTIVE:    Seeks capital appreciation by investing in companies
                         believed by the subadviser to have an outlook for strong
                         earnings growth and the potential for significant capital
                         appreciation.

SUBADVISER:              Pilgrim Baxter & Associates, Ltd.

PORTFOLIO MANAGERS:      Bruce J. Muzina, Gary L. Pilgrim

INCEPTION DATE:          January 1, 1997

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

                                    [GRAPH]


 MEASUREMENT PERIOD
(FISCAL YEAR COVERED)        PILGRIM BAXTER GROWTH TRUST   RUSSELL 2000 GROWTH INDEX
---------------------        ---------------------------   -------------------------
DEC-96                                  10000                        10000
JAN-97                                  10128                        10242
FEB-97                                   9296                         9623
MAR-97                                   8488                         8945
APR-97                                   8504                         8841
MAY-97                                   9384                        10170
JUN-97                                   9792                        10515
JUL-97                                  10584                        11053
AUG-97                                  10256                        11385
SEP-97                                  10704                        12293
OCT-97                                  10088                        11554
NOV-97                                   9872                        11279
DEC-97                                  10000                        11286

                               PERFORMANCE TABLE

                                                                Cumulative Total Return
                                                                         Since
Periods Ending December 31, 1997                                       Inception
Russell 2000 Growth Index*                                              12.86%
Pilgrim Baxter Growth Trust (at net asset value)                         0.00%
* All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.

                         PORTFOLIO MANAGERS' COMMENTARY

PERFORMANCE: For the year, the Trust was flat, underperforming the 23.1% return on the Russell MidCap Growth Index and the 15.5% return of the average Morningstar MidCap Growth fund significantly. Indeed, it would be difficult to describe -- a priori -- a more arduous investment environment for our particular style than the year just passed.

ENVIRONMENT: The first quarter of the year was marked by a severe relative valuations correction in high growth smaller cap stocks. Investors' funds flowed into large cap, stable growth companies. As a result, the higher the earnings growth rate and price/earnings ratio and the smaller the market cap, the more severe the underperformance. Given our portfolio's much higher earnings growth characteristics we captured the greatest proportion of the negative impact.

In the middle part of the year the low relative valuations and strong relative earnings growth produced a spectacular rally where the trust outperformed our benchmarks by a considerable margin. However, the Asian crisis reversed the recovery. Technology companies and many of our energy service companies do a significant amount of business in the area and felt the market's swift and severe retribution.

OUTLOOK: Masked in a disappointing year, however, is the fact that we firmly believe that our style will continue to produce above average long-term returns. Four of our five top holdings produced better than 50% appreciation in 1997. Our portfolio characteristics remain remarkably unchanged from one year ago. We continue to strive to assemble portfolios of the most rapidly growing mid cap companies that we are able to find. We believe that the mid-year rally in 1997 demonstrates that the market still has an appetite for earnings growth companies and that our style will in time reassert itself.

                              SMALL/MID CAP TRUST

INVESTMENT OBJECTIVE:    Seeks to provide long-term capital appreciation by investing at least 65% of its assets in companies that at the time of purchase have total market capitalization between $500
                         million and $5 billion.

SUBADVISER:              Fred Alger Management, Inc.

PORTFOLIO MANAGER:       David D. Alger

INCEPTION DATE:          March 4, 1996

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

                                    [GRAPH]

  MEASUREMENT PERIOD    SMALL/MID CAP       RUSSELL 2000      S&P MIDCAP 400        50%/50%
(FISCAL YEAR COVERED)       TRUST           GROWTH INDEX          INDEX         COMPOSITE INDEX
---------------------       -----           ------------          -----         ---------------
FEB-96                      10000              10000              10000              10000
MAR-96                      10312              10198              10120              10159
                            10824              10981              10429              10704
                            10976              11545              10569              11051
JUN-96                      10504              10794              10411              10609
                             9368               9476               9706               9602
                             9904              10177              10266              10234
SEP-96                      10456              10702              10714              10721
                            10248              10240              10745              10505
                            10864              10525              11350              10947
DEC-96                      10696              10730              11362              11060
                            11232              10990              11788              11401
                            10584              10326              11692              11010
MAR-97                       9984               9598              11194              10388
                            10064               9487              11483              10462
                            10848              10913              12487              11705
JUN-97                      11448              11283              12838              12068
                            12520              11860              14109              12974
                            12384              12216              14092              13161
SEP-97                      13264              13191              14902              14065
                            12544              12398              14254              13336
                            12576              12103              14465              13276
DEC-97                      12328              12110              15026              13538

                               PERFORMANCE TABLE

                                                                Average Annual Total Return        Cumulative Total Return
                                                                                   Since                    Since
Periods Ending December 31, 1997                                1 Year           Inception                Inception
S&P MidCap 400 Index*                                           32.25%            24.87%                   50.26%
Russell 2000 Growth Index*                                      12.86%            11.01%                   21.10%
50%/50% Composite Index*+                                       22.40%            17.96%                   35.38%
Small/Mid Cap Trust (at net asset value)                        15.26%            12.17%                   23.28%

* All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.

+ Comprised of 50% of the return of the S&P MidCap 400 Index and 50% of the return of the Russell 2000 Growth Index.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: In a year when large caps outperformed small caps, value significantly outperformed growth, and technology stocks underperformed while defensive sectors such as utilities were strong, the Small/Mid Cap Trust posted a satisfactory annual return of 15.3%. Relative performance was strong when compared to the 12.9% returns of the small cap Russell 2000 Growth Index but lagged the 23.1% returns of the Russell Mid Cap Growth Index. Performance was also in line with the 15.5% returns of the average Morningstar Mid Cap Growth fund.

ENVIRONMENT: For investors in small to mid cap growth equities, 1997 consisted of two quarters of euphoric prosperity sandwiched between two quarters of acute volatility. As speculative investments such as smaller cap growth stocks were sold off amid fear that the Federal Reserve would raise interest rates, the Trust began the year with a sizable negative return in the first quarter. The second quarter marked the reversal of the defensive psychology that had plagued the market since July of 1996. As fears of inflation and subsequent Fed action ebbed, investors could no longer ignore the relative values of small to mid cap growth stocks. The Trust came roaring back in the second quarter and maintained its ascent in the third quarter when a sizable position in technology helped fuel performance.

During the fourth quarter, incidents of international economic turbulence led to a heightened sense of domestic uncertainty, which in turn triggered an abrupt return to defensive equity investing. Technology stocks with considerable business in Asia, particularly semiconductors, were among the hardest hit.

                           INTERNATIONAL STOCK TRUST

INVESTMENT OBJECTIVE:    Seeks long-term growth of capital by investing primarily in common stocks of established, non-U.S. companies.

SUBADVISER:              Rowe Price-Fleming International, Inc.

PORTFOLIO MANAGERS:      Martin G. Wade, Mark J.T. Edwards, John R. Ford, James B.M.
                         Seldon, David J.L. Warren

INCEPTION DATE:          January 1, 1997

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

                                    [GRAPH]

 MEASUREMENT PERIOD
(FISCAL YEAR COVERED)       INTERNATIONAL STOCK TRUST         MSCI EAFE INDEX
---------------------       -------------------------         ---------------
DEC-96                                10000                        10000
JAN-97                                 9808                         9652
FEB-97                                 9904                         9813
MAR-97                                 9895                         9850
APR-97                                 9974                         9905
MAY-97                                10602                        10552
JUN-97                                11046                        11136
JUL-97                                11334                        11319
AUG-97                                10296                        10476
SEP-97                                10950                        11065
OCT-97                                10122                        10217
NOV-97                                10105                        10115
DEC-97                                10138                        10206

                               PERFORMANCE TABLE

                                                                Cumulative Total Return
                                                                         Since
Periods Ending December 31, 1997                                       Inception
MSCI EAFE Index*                                                         2.06%
International Stock Trust (at net asset value)                           1.38%

* All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.

                         PORTFOLIO MANAGERS' COMMENTARY

PERFORMANCE: For the year ended December 31, 1997, the International Stock Trust gained 1.4%, in line with the MSCI EAFE benchmark which rose 2.1% but lagging the 4.8% returns for the average Morningstar Foreign funds.

ENVIRONMENT: The dollar had a strong year gaining some ground against the yen and even more against European currencies, and this hampered portfolio performance. European markets were generally good performers. Asian markets performed poorly, with Japan's Nikkei falling back to its bear market lows. In Latin America, markets rose sharply despite their Asia-induced stumble towards year end.

Country allocation relative to the benchmark index was positive over the year. Underweighting Japan and overweighting Latin America added value although this was eroded by an underweight position in the UK and an overweight position in the first half of the year in some smaller Asian markets. Stock selection was a small negative during 1997. Over the year, underperformance in Europe, particularly in the Netherlands and Germany, was the main culprit with our favorite growth stocks starting the year poorly.

OUTLOOK: Looking forward, the outlook remains reasonable for European markets with corporate profits growth likely to be strong, supported by good economic growth and further restructuring. We believe that Latin American markets remain attractive given continued commitment to political and economic reform in the region. The relative resilience of these markets in recent months despite the problems in the Pacific has been encouraging. The outlook for Asia is more uncertain and we remain cautious about the prospects for the region's smaller markets as we believe that their problems are more deep-seated than is generally realized. Similarly, we remain cautious on the Japanese market despite recent weakness -- the economic outlook there is poor and the problems of the banking sector remain severe. Thus, we expect that 1998 performance is likely to be driven by the European and Latin American equity markets, with Asia remaining fragile. While there may be some bounces in markets which have fallen a long way already, we believe it is a time to be particularly selective when looking at stocks traded in Asia.

                             WORLDWIDE GROWTH TRUST

INVESTMENT OBJECTIVE:    Seeks long-term growth of capital by normally investing at least 65% of its total assets in equity securities of growth companies in a variety of markets throughout the world.

SUBADVISER:              Founders Asset Management, Inc.

PORTFOLIO MANAGER:       Michael W. Gerding

INCEPTION DATE:          January 1, 1997

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

                                    [GRAPH]

 MEASUREMENT PERIOD
(FISCAL YEAR COVERED)         WORLDWIDE GROWTH TRUST          MSCI WORLD INDEX
---------------------         ----------------------          ----------------
DEC-96                                10000                        10000
JAN-97                                10120                        10122
FEB-97                                10208                        10240
MAR-97                                10208                        10040
APR-97                                10320                        10370
MAY-97                                10912                        11012
JUN-97                                11176                        11563
JUL-97                                11624                        12097
AUG-97                                11176                        11290
SEP-97                                11696                        11905
OCT-97                                11288                        11280
NOV-97                                11224                        11482
DEC-97                                11329                        11623

                               PERFORMANCE TABLE

                                                                Cumulative Total Return
                                                                         Since
Periods Ending December 31, 1997                                       Inception
MSCI World Index*                                                       16.23%
Worldwide Growth Trust (at net asset value)                             13.29%

* All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year, the Worldwide Growth Trust rose 13.3%, ahead of the 10.1% returns from the average Morningstar World funds but trailing the MSCI World Index which gained 16.2%.

ENVIRONMENT: As we enter 1998, the Asian currency crisis and international market volatility continue to dominate investors' attention around the world. In response to the first warning signs of problems, we aggressively reduced our exposure to Asia because we no longer had any confidence in our earnings estimated for our companies. Currently, with the exception of Japan, we have no holdings in Asia. Our Japanese exposure is relatively limited, as we remain concerned about the health of the economy and companies' ability to grow their earnings in 1998.

We are finding the best opportunities in Europe where we expect improving economic conditions for the third straight year. This coupled with the potential for lower interest rates and corporate restructuring should lead to much better earnings across Europe. We look for the same broad impact from these restructurings that the US has already experienced. We are significantly overweight in Europe and are finding very attractive companies across many diverse industries.

OUTLOOK: In spite of the difficult markets of the last several months, our outlook for growth companies around the world is very positive. During the last year, we visited with nearly 1,000 companies from over 20 countries. Our focus is the same -- build a portfolio of the most attractive, rapidly growing companies from around the world one company at a time regardless of where they are located.

                              GLOBAL EQUITY TRUST

INVESTMENT OBJECTIVE:    To seek long term capital appreciation by investing
                         primarily in equity securities throughout the world,
                         including U.S. issuers and emerging markets.

SUBADVISER:              Morgan Stanley Asset Management Inc.

PORTFOLIO MANAGER:       Frances Campion

INCEPTION DATE:          March 18, 1988*

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

                                    [GRAPH]

 MEASUREMENT PERIOD
(FISCAL YEAR COVERED)             GLOBAL EQUITY TRUST            MSCI WORLD INDEX
---------------------             -------------------            ----------------
FEB-88                                   10000                        10000
                                          9890                        10000
                                         10000                        10128
                                          9761                         9927
                                          9870                         9915
                                          9681                        10103
                                          9252                         9549
                                          9771                         9956
                                         10209                        10621
                                         10110                        10992
DEC-88                                   10120                        11093
                                         10568                        11497
                                         10439                        11427
                                         10279                        11355
                                         10528                        11619
                                         10658                        11337
                                         10887                        11211
                                         11775                        12480
                                         11924                        12179
                                         12383                        12525
                                         12024                        12104
                                         12183                        12595
DEC-89                                   12532                        13001
                                         12014                        12397
                                         11864                        11867
                                         11745                        11153
                                         11338                        10995
                                         12421                        12155
                                         12594                        12071
                                         12891                        12183
                                         11757                        11045
                                         10531                         9882
                                         11093                        10807
                                         11052                        10632
DEC-90                                   11226                        10856
                                         11593                        11256
                                         12462                        12299
                                         12094                        11939
                                         12125                        12034
                                         12342                        12309
                                         11618                        11551
                                         12156                        12098
                                         12073                        12062
                                         12208                        12380
                                         12373                        12583
                                         11877                        12037
DEC-91                                   12663                        12916
                                         12746                        12679
                                         12818                        12463
                                         12363                        11878
                                         12718                        12046
                                         13315                        12527
                                         12948                        12110
                                         12707                        12144
                                         12749                        12442
                                         12456                        12330
                                         12110                        11998
                                         12561                        12215
DEC-92                                   12571                        12317
                                         12613                        12360
                                         12791                        12655
                                         13567                        13392
                                         14306                        14014
                                         15102                        14339
                                         14975                        14222
                                         15357                        14518
                                         16196                        15186
                                         16281                        14908
                                         16568                        15321
                                         15538                        14457
DEC-93                                   16706                        15166
                                         17704                        16169
                                         17747                        15962
                                         17205                        15277
                                         17709                        15752
                                         17450                        15795
                                         17644                        15754
                                         18065                        16056
                                         18659                        16543
                                         17979                        16111
                                         18206                        16572
                                         17029                        15856
DEC-94                                   16996                        16013
                                         16068                        15776
                                         16057                        16001
                                         16694                        16769
                                         17096                        17371
                                         17130                        17523
                                         17073                        17521
                                         18062                        18400
                                         17926                        17994
                                         18108                        18521
                                         17687                        18232
                                         17812                        18868
DEC-95                                   18301                        19423
                                         18494                        19778
                                         18665                        19903
                                         19108                        20233
                                         19767                        20713
                                         19582                        20734
                                         19570                        20842
                                         18484                        20108
                                         18912                        20343
                                         19085                        21143
                                         18981                        21295
                                         20206                        22492
DEC-96                                   20610                        22136
                                         20656                        22406
                                         21176                        22668
                                         21003                        22224
                                         21197                        22955
                                         22674                        24376
                                         23792                        25595
                                         24781                        26778
                                         23573                        24992
                                         24845                        26354
                                         23920                        24970
                                         24036                        25417
DEC-97                                   24896                        25730

                               PERFORMANCE TABLE

                                                                   Average Annual Total Return           Cumulative Total Return
                                                                                Since       Since*                       Since
Periods Ending December 31, 1997                             1 Year  5 Years  Inception  Oct 1, 1996     5 Years       Inception
MSCI World Index**                                           16.23%  15.87%    10.18%       17.01%        21.70%        157.30%
Global Equity Trust (at net asset value)                     20.80%  14.64%     9.77%       23.75%        98.04%        148.96%

 * Current subadviser assignment became effective 10/1/96.
** All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year, the Global Equity Trust returned 20.8%, well above both the 10.1% returns for the average Morningstar World fund and the 16.2% increase in the MSCI World Index. Outperformance during 1997 came largely from the combination of our heavily underweight position in Japan and Southeast Asia and strong Japanese stock selection, notably the large exporters which continued to benefit from yen weakness. Stock selection in many European markets, particularly financials, also contributed, as did our overweighting in continental Europe.

ENVIRONMENT: After beginning 1997 as perceivably one of the most 'at risk' markets on a valuation basis, the US ended the year again among the strongest developed markets. The 'Goldilocks' investment scenario prevailed: a firming dollar, robust growth, benign inflation (despite full employment), shrinking supply in both debt and equities and booming demand, despite a 0.25% rise in the Fed Funds Rate in February and warnings from the Federal Reserve Chairman of 'irrational exuberance'.

In Europe, weaker currencies, lower yields, accelerating restructuring and consolidation drove exceptional local currency returns. The UK lagged its continental counterparts as the newly independent Bank of England hiked interest rates 1.25% in an attempt to subdue the overheated domestic economy. In Japan, a weak domestic economy following April's VAT hike, the spectre of deregulation, and the deepening banking crisis brought a further loss of confidence. Some hope was extended by year end tax cuts, increasing government willingness to restructure its bulking system and the collapse of Yamaichi, Japan's 4th largest broker, perhaps heralding a breakdown in the traditional keiretsu 'convoy' system. Significant risks to Japan remain, however, not least the threat to corporate earnings posed by Asian devaluations. Despite the IMF 'bail out' of Korea, Indonesia and Thailand, the austerity programs, recessions and necessary reforms in these economies have barely begun and the political willingness to achieve this not yet demonstrated.

OUTLOOK: Given a projected slowdown in global growth, the US Treasury market is now predicting the Fed will case rates. If mid single digit growth can be maintained, and inflation remains quiescent, the US market is arguably fairly valued with long bond yields at current levels. We remain slightly underweight in the US, finding better relative value in Europe, particularly Ireland and the UK. We have moved from market to over weight in the UK recently having found several strong business franchises with management dedicated to maximizing shareholder value. Despite continued underperformance, we still struggle to find value in Japan, other than in selected sectors such as pharmaceuticals. Hence we expect to remain underweight in the foreseeable future. We also remain cautious about Asia as a whole despite the exceptionally steep sell off.

                           SMALL COMPANY VALUE TRUST

INVESTMENT OBJECTIVE:    To seek long term growth of capital by investing in equity securities of smaller companies which are traded principally in the markets of the United States.

SUBADVISER:              Rosenberg Institutional Equity Management

PORTFOLIO MANAGERS:      Barr M. Rosenberg, Kenneth Reid, Floyd Coleman, Stephen Dean

INCEPTION DATE:          October 1, 1997

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

                                    [GRAPH]

  MEASUREMENT PERIOD
 (FISCAL YEAR COVERED)      SMALL COMPANY VALUE TRUST        RUSSELL 2000 INDEX
SEP-97                                10000                        10000
OCT-97                                 9512                         9728
NOV-97                                 9496                         9835
DEC-97                                 9552                         9665

                               PERFORMANCE TABLE

                                                              Cumulative Total Return
                                                                       Since
              Periods Ending December 31, 1997                       Inception
Russell 2000 Index*                                                   -3.35%
Small Company Value Trust (at net asset value)                        -4.48%

* All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.

                         PORTFOLIO MANAGERS' COMMENTARY

PERFORMANCE: Since inception in the fourth quarter, the Trust returned -4.5%, below the return on the benchmark Russell 2000 Index.

ENVIRONMENT: The fourth quarter of 1997 marked the end of the strongest three year period in the history of the US equity market with the S&P 500 posting a return of 125% during this three-year period. The market moved down about 3% in October as most equity markets in the world reacted to the problems in Asia. However, the US market rebounded in November and December with the S&P 500 Index ending up nearly 3% for the quarter. Small stocks substantially underperformed larger stocks during the quarter with the Russell 2000 Index falling by 3.35%.

Over the quarter, our exposures to risk factors (value, growth, beta, capitalization) generally helped our performance. Performance was hurt by industry exposures (especially modest underweightings in drug and electric utility stocks.)

OUTLOOK: Our sector, industry, and risk exposures will, on average, be in line with the Russell 2000 except for a small persistent value bias, as we seek to outperform the benchmark by picking undervalued stocks, not by betting on factors or industries.

                                  EQUITY TRUST

INVESTMENT OBJECTIVE:    To seek growth of capital by investing primarily in common stocks of United States issuers and securities convertible into or carrying the right to buy stocks.

SUBADVISER:              Fidelity Management Trust Company

PORTFOLIO MANAGERS:      Katherine Collins, Richard B. Fentin

INCEPTION DATE:          June 18, 1985*

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

                                    [GRAPH]

  MEASUREMENT PERIOD
(FISCAL YEAR COVERED)          EQUITY TRUST          S&P 500 INDEX          BLENDED INDEX
---------------------          ------------          -------------          -------------
                                  10000                  10000                  10000
                                  10034                  10000                  10000
                                  10077                   9974                   9974
                                   9952                   9913                   9913
                                   9549                   9595                   9595
                                   9916                  10024                  10024
                                  10452                  10742                  10742
DEC-85                            10889                  11243                  11243
                                  11153                  11293                  11293
                                  11718                  12152                  12152
                                  12121                  12825                  12825
                                  11735                  12666                  12666
                                  12179                  13362                  13362
                                  12544                  13583                  13583
                                  12598                  12810                  12810
                                  13486                  13769                  13769
                                  12808                  12637                  12637
                                  13095                  13340                  13340
                                  13191                  13681                  13681
DEC-86                            12904                  13320                  13320
                                  14730                  15109                  15109
                                  16069                  15733                  15733
                                  16487                  16161                  16161
                                  16711                  16018                  16018
                                  16966                  16183                  16183
                                  17583                  16991                  16991
                                  18465                  17837                  17837
                                  18988                  18524                  18524
                                  18552                  18116                  18116
                                  13390                  14218                  14218
                                  12559                  13053                  13053
DEC-87                            13791                  14017                  14017
                                  13963                  14615                  14615
                                  15039                  15302                  15302
                                  15381                  14840                  14840
                                  15770                  15000                  15000
                                  15748                  15117                  15117
                                  16615                  15819                  15819
                                  16329                  15755                  15755
                                  15792                  15234                  15234
                                  16450                  15880                  15880
                                  16735                  16313                  16313
                                  16274                  16082                  16082
DEC-88                            16648                  16373                  16373
                                  17921                  17556                  17556
                                  17515                  17119                  17119
                                  17649                  17523                  17523
                                  18626                  18427                  18427
                                  19526                  19168                  19168
                                  19204                  19065                  19065
                                  20736                  20777                  20777
                                  22158                  21178                  21178
                                  22014                  21095                  21095
                                  20903                  20604                  20604
                                  21070                  21032                  21032
DEC-89                            21258                  21529                  21529
                                  19526                  20084                  20084
                                  19892                  20343                  20343
                                  20525                  20878                  20878
                                  20010                  20362                  20362
                                  21483                  22348                  22348
                                  21119                  22191                  22191
                                  20622                  22120                  22120
                                  18305                  20123                  20123
                                  17328                  19133                  19133
                                  17080                  19062                  19062
                                  18040                  20290                  20290
DEC-90                            18752                  20846                  20846
                                  19546                  21767                  21767
                                  20721                  23325                  23325
                                  21119                  23881                  23881
                                  21341                  23947                  23947
                                  22218                  24972                  24972
                                  21324                  23831                  23831
                                  22100                  24946                  24946
                                  22572                  25533                  25533
                                  22184                  25114                  25114
                                  22555                  25450                  25450
                                  21290                  24422                  24422
DEC-91                            22116                  27214                  27214
                                  22690                  26708                  26708
                                  22858                  27049                  27049
                                  21729                  26519                  26519
                                  21170                  27291                  27291
                                  21119                  27438                  27438
                                  20504                  27040                  27040
                                  21239                  28130                  28130
                                  20743                  27562                  27562
                                  21051                  27879                  27879
                                  21922                  27979                  27979
                                  23238                  28922                  28922
DEC-92                            23870                  29301                  29301
                                  24519                  29515                  29515
                                  23784                  29913                  29913
                                  24588                  30557                  30557
                                  24109                  29808                  29808
                                  25856                  30613                  30613
                                  26052                  30714                  30714
                                  25571                  30569                  30569
                                  26641                  31734                  31734
                                  27532                  31499                  31499
                                  27818                  32139                  32139
                                  27104                  31837                  31837
DEC-93                            27764                  32228                  32228
                                  28798                  33308                  33308
                                  28584                  32409                  32409
                                  27407                  30999                  30999
                                  27748                  31402                  31402
                                  27409                  31914                  31914
                                  26166                  31125                  31125
                                  26750                  32156                  32156
                                  28087                  33464                  33464
                                  27447                  32658                  32658
                                  28407                  33406                  33406
                                  27428                  32180                  32180
DEC-94                            27616                  32650                  32650
                                  27409                  33498                  33498
                                  28501                  34798                  34798
                                  29594                  35828                  35828
                                  30955                  36871                  36871
                                  32112                  38327                  38327
                                  34672                  39228                  39228
                                  37442                  40534                  40534
                                  37840                  40644                  40644
                                  38997                  42347                  42347
                                  38864                  42198                  42198
                                  39832                  44055                  44055
DEC-95                            39433                  44870                  44870
                                  40439                  46396                  46396
                                  41387                  46827                  46827
                                  41785                  47277                  47277
                                  43248                  47972                  47972
                                  44589                  49209                  49209
                                  43751                  49396                  49396
                                  41007                  47213                  47213
                                  42515                  48209                  48209
                                  44756                  50923                  50923
                                  45175                  52329                  52329
                                  47688                  56285                  56285
DEC-96                            47374                  55170                  55170
                                  50181                  58619                  58619
                                  48233                  59076                  59076
                                  45217                  56648                  56648
                                  47164                  60030                  60030
                                  50659                  63686                  63686
                                  52261                  66539                  66539
                                  56071                  71835                  72088
                                  55125                  67812                  71309
                                  57700                  71528                  75381
                                  54258                  69139                  72449
                                  55283                  72341                  74173
DEC-97                            56492                  73585                  76213

                               PERFORMANCE TABLE

                                                          Average Annual Total Return                  Cumulative Total Return
                                                                           Since        Since*                            Since
Periods Ending December 31, 1997             1 Year  5 Years  10 Years   Inception   Dec 13, 1991    5 Years  10 Years  Inception
Blended Index+**                             38.14%  21.07%   18.45%     17.64%       20.57%         160.10%  443.73%   662.13%
S&P 500 Index**                              33.38%  20.22%   18.04%     17.31%       19.88%         151.13%  424.98%   635.85%
Equity Trust (at net asset value)            19.25%  18.80%   15.14%     14.81%       17.20%         136.67%  309.63%   464.92%

 * Current subadviser assignment became effective 12/13/91.

** All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.

 + Blended Index reflects change from S&P 500 Index to the Russell MidCap Index as primary benchmark, effective July 1997. This change was made to more accurately reflect the investment style of the portfolio.

                         PORTFOLIO MANAGERS' COMMENTARY

PERFORMANCE: The Equity Trust returned 19.3% versus gains of 24.1% for the average Morningstar Mid-Cap Blend fund and 29.0% for the Russell Mid Cap Index.

ENVIRONMENT: 1997 was a transitional year for this trust. At the end of the second quarter the Trust had a manager change with responsibility going to two Fidelity managers -- Rich Fentin, one of Fidelity's most experienced value managers who also manages Fidelity Value, and Catherine Collins, who also manages Fidelity MidCap Growth. The resulting portfolio, a blend of 50% value and 50% mid cap growth should leverage the traditional strengths of Fidelity's stock-picking ability in the broadest range of medium sized companies where Fidelity's research depth has historically added tremendous value.

For the six months ending December 31, 1997, the Trust's mid cap growth stocks were up 15.5% compared to 17.1% for the S&P MidCap with strong performance coming from retail, healthcare and a variety of technology holdings. The Trust's mid cap value stocks significantly trailed the benchmark for the six months ending December 31, 1997, returning 4.9% versus a gain of 13.4% for the benchmark. Performance was hurt by intermediate, technology and consumer product positions. Retail and energy holdings added to performance.

In 1997, investors were once again drawn to large-cap growth stocks, with recognizable names and consistent earnings. Volatility in global markets in October exacerbated this flight to large-cap quality, to the detriment of small and mid cap growth stocks. As a result, the NASDAQ Composite and the Russell 2000 significantly trailed large cap indices, and large cap stocks recorded their third consecutive year of over 20% returns. Because of investors' bent towards a handful of large cap stocks, it has become increasingly difficult over the past few years to beat the S&P 500, and it was no different in 1997. Last year, only 10.3% of actively managed funds beat the S&P 500. In the small capitalization arena, financial services led the market for the third consecutive year. Consumer non-durables were also strong, followed closely by utilities. Technology and healthcare were laggards for the year.

                                  GROWTH TRUST

INVESTMENT OBJECTIVE:    Seeks to provide long-term growth of capital by investing at least 65% of its assets in common stocks of well-
                         established, high-quality growth companies that the
                         subadviser believes have the potential to increase earnings faster than the rest of the market.

SUBADVISER:              Founders Asset Management, Inc.

PORTFOLIO MANAGER:       Edward F. Keely

INCEPTION DATE:          July 15, 1996

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

                                    [GRAPH]

 MEASUREMENT PERIOD
(FISCAL YEAR COVERED)     GROWTH TRUST                S&P 500 INDEX
---------------------     ------------                -------------
JUN-96                        10000                        10000
JUL-96                         9936                         9558
AUG-96                        10304                         9760
SEP-96                        10808                        10309
OCT-96                        10768                        10594
NOV-96                        11400                        11395
DEC-96                        11053                        11169
JAN-97                        11697                        11867
FEB-97                        11432                        11960
MAR-97                        11077                        11468
APR-97                        11593                        12153
MAY-97                        12293                        12893
JUN-97                        12937                        13470
JUL-97                        14056                        14543
AUG-97                        13412                        13728
SEP-97                        14081                        14481
OCT-97                        13485                        13997
NOV-97                        13598                        14645
DEC-97                        13855                        14897

                               PERFORMANCE TABLE

                                                              Average-Annual-Total-Return     Cumulative-Total-Return
                                                                                 Since                  Since
 Periods Ending December 31, 1997                             1 Year           Inception              Inception
S&P 500 Index*                                                33.38%            30.44%             48.97%
Growth Trust (at net asset value)                             25.35%            25.03%             38.55%

* All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year, the Growth Trust rose 25.4%, a little behind the average Morningstar Large Growth fund at 26.5% and also lagging the S&P Barra 500 Growth Index which rose 36.5%.

ENVIRONMENT: We have just been through a period of time where the classic growth stocks, particularly technology, have been severely impacted by recent market volatility. The technology sector has been most affected by the Asian turmoil simply because many of these companies are heavily dependent on economic growth in foreign markets. As a defensive strategy, we have sold many of our technology stocks and brought our technology weighting down from October. The technology stocks we continue to own are of the highest quality with little foreign exposure. We have also scaled back the total number of companies in the portfolio. This allows us to stay focused on a smaller group of companies while maintaining a certain amount of liquidity in the Trust. The Growth Trust is currently invested approximately 82% in equities with 17% in cash.

OUTLOOK: Companies in the Standard & Poor's Index of 500 Stocks will probably see earnings growth around 5-7% this year in part due to Asia, and in part because comparisons for earnings growth are more difficult than they have been in the past. We remain focused in the Growth Trust on mid-to-large capitalization growth companies with the fundamental strengths for growth in earnings per share. With valuations at historically high levels, it is quite challenging to find companies with good earnings and appreciation potential. Many of our companies may be undergoing significant life cycle changes such as restructuring or focusing on specific product lines.

We are also looking for companies with significant catalysts to accelerate earnings growth as well as companies with low Asian exposure. We have positioned the Trust for a volatile environment with companies that we hope will grow more than the market grows. We have found good opportunities in pharmaceuticals, consumer products, consumer finance companies and food & beverage firms.

                           QUANTITATIVE EQUITY TRUST

INVESTMENT OBJECTIVE:    The investment objective of the Quantitative Equity Trust is to achieve intermediate and long-term growth through capital appreciation and current income by investing in common
                         stocks and other equity securities of well established
                         companies with promising prospects for providing an above
                         average rate of return.

SUBADVISER:              Manufacturers Adviser Corporation

PORTFOLIO MANAGERS:      Mark Schmeer, Rhonda Chang

INCEPTION DATE:          April 30, 1987

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

                                    [GRAPH]

  MEASUREMENT PERIOD
 (FISCAL YEAR COVERED)        QUANTITATIVE EQUITY TRUST          S&P 500 INDEX
 ---------------------        -------------------------          -------------
                                        10000                        10000
                                         9935                        10103
                                        10285                        10607
                                        10570                        11135
                                        11328                        11564
                                        11144                        11310
                                         8317                         8876
                                         7796                         8149
DEC-87                                   8502                         8750
                                         8500                         9124
                                         8982                         9553
                                         8682                         9264
                                         8834                         9364
                                         8893                         9437
                                         9387                         9875
                                         9076                         9836
                                         8923                         9510
                                         9282                         9913
                                         9249                        10184
                                         9136                        10039
DEC-88                                   9340                        10221
                                         9854                        10960
                                         9775                        10687
                                        10154                        10939
                                        10671                        11504
                                        11150                        11966
                                        10875                        11902
                                        11772                        12971
                                        11836                        13221
                                        12001                        13169
                                        11629                        12862
                                        11963                        13130
DEC-89                                  12203                        13440
                                        11352                        12538
                                        11576                        12700
                                        11820                        13034
                                        11592                        12712
                                        12532                        13951
                                        12558                        13854
                                        12578                        13809
                                        11650                        12562
                                        11125                        11944
                                        10979                        11900
                                        11482                        12666
DEC-90                                  11707                        13013
                                        12333                        13589
                                        13047                        14562
                                        13207                        14908
                                        13172                        14950
                                        13927                        15590
                                        13102                        14877
                                        14004                        15574
                                        14391                        15940
                                        14074                        15678
                                        14361                        15888
                                        13567                        15246
DEC-91                                  15240                        16989
                                        15364                        16673
                                        15498                        16886
                                        14748                        16555
                                        14623                        17037
                                        14950                        17129
                                        14528                        16881
                                        15189                        17561
                                        14701                        17206
                                        15080                        17404
                                        15364                        17467
                                        16107                        18056
DEC-92                                  16165                        18292
                                        16578                        18426
                                        16737                        18674
                                        16997                        19076
                                        16827                        18609
                                        17355                        19111
                                        17364                        19174
                                        17426                        19084
                                        18084                        19811
                                        18031                        19664
                                        18235                        20064
                                        18100                        19875
DEC-93                                  18332                        20119
                                        19084                        20793
                                        18539                        20232
                                        17424                        19352
                                        17644                        19604
                                        17699                        19923
                                        17123                        19431
                                        17841                        20074
                                        18560                        20891
                                        18237                        20388
                                        18392                        20855
                                        17588                        20089
DEC-94                                  17560                        20382
                                        17662                        20912
                                        18271                        21724
                                        18625                        22367
                                        18639                        23018
                                        19083                        23927
                                        19603                        24489
                                        20289                        25305
                                        20294                        25373
                                        21309                        26436
                                        21190                        26344
                                        22190                        27503
DEC-95                                  22693                        28012
                                        23257                        28964
                                        23645                        29233
                                        23674                        29514
                                        24157                        29948
                                        24680                        30720
                                        24612                        30837
                                        23275                        29474
                                        24059                        30096
                                        25311                        31791
                                        26104                        32668
                                        27483                        35138
DEC-96                                  26762                        34442
                                        28291                        36595
                                        28446                        36880
                                        27334                        35364
                                        28677                        37475
                                        30299                        39758
                                        31611                        41539
                                        34437                        44845
                                        33032                        42334
                                        34901                        44654
                                        33295                        43162
                                        34067                        45161
DEC-97                                  34746                        45938

                               PERFORMANCE TABLE

                                                    Average Annual Total Return                  Cumulative Total Return
                                                                                                                      Since
Periods Ending December 31, 1997             1 Year    5 Years    10 Years    Inception      5 Years    10 Years    Inception
S&P 500 Index*                               33.38%    20.22%      18.04%      15.37%        151.13%    424.98%      359.38%
Quantitative Equity Trust (at net asset
  value)                                     29.83%    16.54%      15.12%      12.38%        114.95%    308.71%      247.46%

*All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.

                         PORTFOLIO MANAGERS' COMMENTARY

PERFORMANCE: For the year, the Quantitative Equity Trust returned 29.8%, better than the 27.8% return posted by the average Morningstar Large Cap Blend fund but less than the S&P 500 which posted an outstanding return of 33.4%

ENVIRONMENT: Over the course of the year, the largest cap (megacap) stocks outperformed the rest of the market. At the start of 1997, investors believed that the market was headed lower which prompted funds to flow into the safety of the largest cap stocks. At the end of 1997, the Asian crisis accelerated this trend based on investor desire for safety and liquidity.

On a relative basis the Trust's performance was held back by our 15% allocation to more mid-sized, growth-oriented companies. Performance was also reduced by the Trust's equal weighting of its holdings which results in an underweight position relative to the index of megacap stocks. This past year represented the third consecutive year and the only consecutive three year period since 1958 in which a market-weighted S&P 500 outperformed an equal-weighted version of the index. Truly a remarkable, rare year for the S&P 500.

OUTLOOK: Our portfolio will maintain its weighting of 30% in high dividend paying stocks and 70% in growth momentum stocks. The high dividend yielding stocks offer some protection in the event of a market correction while the growth momentum stocks do well in rising markets. Our quantitative research based on historical data strongly supports a combination of high yield stocks and earnings momentum stocks as a portfolio structure that provides superior risk-adjusted returns over the long-term.

                               EQUITY INDEX TRUST

INVESTMENT OBJECTIVE:    To achieve investment results which approximate the total
                         return of publicly traded common stocks in the aggregate as represented by the Standard & Poor's 500 Composite Stock
                         Price Index.

SUBADVISER:              Manufacturers Adviser Corporation

PORTFOLIO MANAGERS:      Les Grober, Brett Hryb

INCEPTION DATE:          February 14, 1996

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

                                    [GRAPH]

  MEASUREMENT PERIOD
 (FISCAL YEAR COVERED)           EQUITY INDEX TRUST             S&P 500 INDEX
 ---------------------           ------------------             -------------
JAN-96                                 10000                        10000
                                        9740                        10093
MAR-96                                  9895                        10190
                                       10038                        10340
                                       10283                        10606
JUN-96                                 10369                        10647
                                        9888                        10176
                                       10069                        10391
SEP-96                                 10633                        10976
                                       10951                        11279
                                       11749                        12132
DEC-96                                 11486                        11891
                                       12206                        12635
                                       12303                        12733
MAR-97                                 11733                        12210
                                       12475                        12939
                                       13281                        13727
JUN-97                                 13807                        14342
                                       14946                        15483
                                       14130                        14616
SEP-97                                 14871                        15417
                                       14441                        14902
                                       15054                        15592
DEC-97                                 15337                        15860

                               PERFORMANCE TABLE

                                          Average Annual Total Return  Cumulative Total Return
                                                              Since             Since
Periods Ending December 31, 1997           1 Year           Inception         Inception
S&P 500 Index*                             33.38%            27.21%            58.60%
Equity Index Trust (at net asset value)    33.53%            25.56%            53.37%

* All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.

                         PORTFOLIO MANAGERS' COMMENTARY

The Equity Index Trust returned 33.5% for 1997 as compared with a total return of 33.4% for the S&P 500 over the same period.

                             BLUE CHIP GROWTH TRUST

INVESTMENT OBJECTIVE:    To achieve long-term growth of capital (current income is a secondary objective) and many of the stocks in the portfolio are expected to pay dividends.

SUBADVISER:              T. Rowe Price Associates, Inc.

PORTFOLIO MANAGERS:      Larry J. Puglia, Brian W.H. Berghuis, Thomas H. Broadus,
                         Jr., Robert W. Smith, Thomas J. Huber, William J. Strombeg

INCEPTION DATE:          December 11, 1992*

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

                                    [GRAPH]

 MEASUREMENT PERIOD
(FISCAL YEAR COVERED)           BLUE CHIP GROWTH TRUST           S&P 500 INDEX
---------------------           ----------------------           -------------
                                        10000                        10000
DEC-92                                   9930                        10000
                                         9930                        10073
                                         9530                        10209
                                         9590                        10428
                                         8832                        10173
                                         9112                        10448
                                         9052                        10482
                                         8782                        10433
                                         9102                        10830
                                         9102                        10750
                                         9332                        10968
                                         9393                        10865
DEC-93                                   9553                        10999
                                         9663                        11367
                                         9473                        11061
                                         8962                        10579
                                         9114                        10717
                                         9064                        10892
                                         8702                        10623
                                         8933                        10974
                                         9476                        11421
                                         9275                        11146
                                         9365                        11401
                                         9164                        10982
DEC-94                                   9094                        11143
                                         9305                        11432
                                         9506                        11876
                                         9787                        12228
                                         9922                        12583
                                        10235                        13080
                                        10659                        13388
                                        11103                        13834
                                        11093                        13871
                                        11416                        14452
                                        11244                        14402
                                        11577                        15035
DEC-95                                  11507                        15313
                                        11890                        15834
                                        12173                        15981
                                        12264                        16135
                                        12756                        16372
                                        13252                        16794
                                        13120                        16858
                                        12260                        16113
                                        12725                        16453
                                        13728                        17379
                                        13677                        17859
                                        14689                        19209
DEC-96                                  14487                        18829
                                        15094                        20006
                                        15115                        20162
                                        14426                        19333
                                        15067                        20487
                                        15937                        21735
                                        16599                        22709
                                        17850                        24516
                                        17040                        23143
                                        17862                        24412
                                        17445                        23596
                                        17984                        24689
DEC-97                                  18389                        25113

                               PERFORMANCE TABLE

                                                    Average Annual Total Return             Cumulative Total
                                                                 Since      Since*               Return   Since
Periods Ending December 31, 1997              1 Year  5 Years  Inception  Oct 1, 1996    5 Years      Inception
S&P 500 Index**                               33.38%  20.22%    20.22%      34.24%       151.13%       151.13%
Blue Chip Growth Trust (at net asset value)   26.94%  13.12%    12.81%      26.81%       85.19%        83.89%

 * Current subadviser assignment became effective 10/1/96.
** All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.

                          PORTFOLIO MANAGERS' COMMENTARY

PERFORMANCE: For the year, the Blue Chip Growth Trust returned 26.9%, somewhat better than the returns from the average Morningstar Large Cap Growth Fund but trailing the S&P 500. Overall, the Blue Chip Growth Trust continues to perform reasonably well. For the six months ending December 3l, the Trust outperformed the Lipper VA Underlying Growth Funds Average and Standard & Poor's 500 Stock Index.

ENVIRONMENT: The US stock market again surprised many investors with its consistent strength. Mounting problems in several Asian economies have caused investors to begin to question the underpinnings of the long economic expansion in the US and many of our trading partners. While the severity and the ultimate effect of the problems in Asia should not be underestimated, the environment for US equities continues to be favorable. Inflation and interest rate data, mutual fund inflows, and corporate earnings are also positive.

Financial stocks performed well as interest rates moderated and investors continue to focus on companies with consistent earnings growth and strong capital generation (funding significant share repurchase). Consumer product, consumer services and retailing stocks continued to play a key role in the Trust's performance. Pharmaceuticals and media giants stocks have been the standouts. Although the Blue Chip Growth Trust has less exposure to the technology sector than the average growth fund, in general, our technology holdings performed quite well for 1997. COMPAQ Computer, Cisco Systems, BMC Software, and IBM were all performers, despite their market retreat later in the year.

OUTLOOK: Stock valuations remain expensive by all conventional valuation measures, particularly as evidenced by the historically low dividend yield on the S&P 500. We are also cautious because the market has generated strong results for several consecutive years, and the problems in Asia certainly have the potential to hurt earnings growth for certain multinational companies. We believe we can enhance returns and lower risk over time by investing in "all season" growth companies (those that can generate earnings growth regardless of the economic or interest rate environment), while striving to invest at reasonable valuations. As always, we strive to seek out blue chip companies with leading market positions, seasoned management, and strong financial fundamentals as we continue to believe they will provide superior investment results.

                                      xviii

                          REAL ESTATE SECURITIES TRUST

INVESTMENT OBJECTIVE:    To achieve a combination of long-term capital appreciation and satisfactory current income by investing in real estate related equity and debt securities.

SUBADVISER:              Manufacturers Adviser Corporation

PORTFOLIO MANAGERS:      Mark Schmeer, Les Grober

INCEPTION DATE:          April 30, 1987

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

                                    [GRAPH]

   MEASUREMENT PERIOD      REAL ESTATE SECURITIES   MORGAN STANLEY REIT
 (FISCAL YEAR COVERED)             TRUST                   INDEX               NAREIT INDEX
 ---------------------             -----                   -----               ------------
                                    10000                                         10000
DECEMBER|1987                        9158                                          8707
                                     9694                                          9888
DECEMBER|1988                       10231                                          9695
                                    10704                                         10055
DECEMBER|1989                       11176                                          9520
                                    10923                                          8930
DECEMBER|1990                       10670                                          7868
                                    12862                                          9864
DECEMBER|1991                       15054                                         10676
                                    16657                                         11018
DECEMBER|1992                       18260                                         11976
                                    20325                                         13865
DECEMBER|1993                       22389                                         14197
                                    22079                                         14724
DECEMBER|1994                       21770                  21770                  14311
                                    23418                  22611                  15424
DECEMBER|1995                       25066                  24579                  16931
                                    26577                  26198                  18139
DECEMBER|1996                       33761                  33402                  22984
                                    35514                  35126                  24357
DECEMBER|1997                       39975                  39606                  27322

                               PERFORMANCE TABLE

                                               Average Annual Total Return                        Cumulative Total Return
                                                                                                                        Since
 Periods Ending December 31, 1997       1 Year      5 Years     10 Years   Inception         5 Years      10 Years    Inception
Morgan Stanley REIT Index+*             18.57%        n/a         n/a        22.03%            n/a          n/a         81.93%
NAREIT Index*                           18.87%       17.93%      12.12%      9.88%           128.15%      213.80%      173.22%
Real Estate Securities Trust (at
  net asset value)                      18.41%       15.97%      15.88%      13.87%          118.93%      336.51%      299.75%

+ The Morgan Stanley REIT Index commenced on December 30, 1994, therefore the 5 year return period is not applicable for this index.
* The cumulative since inception return for the Morgan Stanley REIT Index is for the period December 30, 1994 to December 31, 1997

                         PORTFOLIO MANAGERS' COMMENTARY

PERFORMANCE: For the year, the Real Estate Securities Trust rose 18.4% lagging the 18.9% returns of the NAREIT Index and the 22.0% returns of the average Morningstar Specialty Real Estate fund. However, unlike many of its peers in the Lipper universe that allow real estate stocks, this trust is a pure REIT fund which, in our view, has similar or better long-term investment characteristics particularly as it relates to a long-term asset diversification vehicle for client accounts.

ENVIRONMENT: The year started off slowly for REIT investors as the market digested the tremendous gains that were produced in 1996. While returns for the first half of the year were less than the broader market, the general perception was that REIT prices had bottomed and were headed higher. This was confirmed by a firmer bond market which took the yield on the 10 year Treasury Bond down from 7.0% to 6.4% by mid-June.

REITs outperformed the S&P 500 Index by over 300 basis points in the second half of the year. The relative outperformance came largely in the third quarter as REIT prices advanced 11.7%. A number of large merger and acquisition announcements helped kickstart the rally. Throughout the year, REIT earnings remained strong and well ahead of expectations. Through the first nine months of the year, REIT earnings grew in excess of 12.0%, a full 3% greater than anticipated by analysts at the beginning of the year. Yet despite these rather impressive earnings results, new supply in the form of initial public offerings and follow-on offerings held back REIT performance in 1997. During the year, office and hotel REITs were the only two sectors to come close to last year's stellar performance, returning 22% and 32% respectively. All of the other property sectors underperformed the REIT Index with self storage, shopping mall and factory outlet REITs faring particularly poorly.

As of year end, the Trust's characteristics continue to be superior to that of the market. Earnings growth, earnings revisions and relative price strength remain greater than the benchmark average. The Trust's valuation characteristics are superior to the benchmark, and the dividend yield, now at 6.2%, is higher than the benchmark. Cash levels at the end of the year stood at less than 1% of the portfolio.

                                  VALUE TRUST

INVESTMENT OBJECTIVE:    Seeks to realize an above-average total return over a market cycle of three to five years, consistent with reasonable
                         risk, by investing primarily in common and preferred stocks, convertible securities, rights and warrants to purchase
                         common stocks, ADRs and other equity securities of companies with equity capitalizations usually greater than $300
                         million.

SUBADVISER:              Miller Anderson & Sherrerd, LLP

PORTFOLIO MANAGERS:      Robert J. Marcin, Richard M. Behler

INCEPTION DATE:          January 1, 1997

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

                                    [GRAPH]

  MEASUREMENT PERIOD
 (FISCAL YEAR COVERED)           VALUE TRUST                 S&P 500 INDEX
 ---------------------           -----------                 -------------
DEC-96                              10000                        10000
JAN-97                              10328                        10625
FEB-97                              10464                        10708
MAR-97                              10144                        10268
APR-97                              10536                        10881
MAY-97                              11168                        11543
JUN-97                              11576                        12061
JUL-97                              12232                        13021
AUG-97                              12120                        12291
SEP-97                              12480                        12965
OCT-97                              11904                        12532
NOV-97                              12120                        13112
DEC-97                              12214                        13338

                               PERFORMANCE TABLE

                                          Cumulative Total Return
                                                   Since
Periods Ending December 31, 1997                 Inception
S&P 500 Index*                                    33.38%
Value Trust (at net asset value)                  22.14%

* All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.

                         PORTFOLIO MANAGERS' COMMENTARY

PERFORMANCE: The fourth quarter of 1997 was a difficult one for the Value Trust with a total return of -2.2% versus 2.9% for the S&P 500. This single quarter's variance produced the bulk of the year's underperformance. For the year, the Value Trust rose 22.1% versus a 34.5% return for the S&P Mid Cap Value and 26.8% returns for the average Morningstar Mid Cap Value fund.

ENVIRONMENT: Both sector allocation and stock selection contributed to the performance shortfall. Significant underweightings in traditionally defensive sectors of the stock market such as health care, beverages and personal care products, telephone and consumer services, penalized relative returns while fears of a global economic crisis in Asian financial markets generated strong interest in defensive stocks and an equally strong aversion to our holdings of economically sensitive sectors of the market. An increasingly expensive equity market supported our case for a cash position in the midpoint of our 0-20% range which impacted relative performance.

Our current portfolio characteristics reflect the commitment to value investing in low price/earnings ratio stocks. Our projected P/E ratio for the next 12 months is 12.5 versus 18.1 for the S&P 500. Our price to sales ratio is 76% against 151% for the index. Price/cash flow and price/ book value ratios are also at significant discounts to the market. Growth has generally now become too expensive for us to own and still adhere to our valuation restrictions.

OUTLOOK: We had thought that 1997 might well be the year when the market would rectify the valuation imbalances in nonmegacap stocks. We remain cautious in 1998. The market in general appears quite pricey, but valuations in our low P/E universe appear quite reasonable. Our portfolio includes many high quality industrial franchises selling for less than 10 times 1998 estimated earnings. On either a relative or absolute basis these valuations are cheap, and valuation divergences between many economically sensitive companies and the broad market have never been wider. The stock market may continue for some time to ignore the type of businesses that dominate our portfolio, but in the long run we believe that our commitment to value will reward our patience handsomely.

                     INTERNATIONAL GROWTH AND INCOME TRUST

INVESTMENT OBJECTIVE:    To seek long term growth of capital and income by investing, under normal circumstances, at least 65% of its total assets in equity securities of foreign issuers. The portfolio may also invest in debt securities of corporate or sovereign
                         issuers rated A or higher by Moody's or S&P or, if unrated, of equivalent credit quality as determined by J.P. Morgan.
                         Under normal circumstances, the portfolio will be invested approximately 85% in equity securities and 15% in fixed
                         income securities.

SUBADVISER:              J.P. Morgan Investment Management, Inc.

PORTFOLIO MANAGERS:      Paul A. Quinsee, Dr. Massimo Fuggetta

INCEPTION DATE:          January 9, 1995

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

                                    [GRAPH]

  MEASUREMENT PERIOD        INTERNATIONAL GROWTH        CUSTOMIZED         85%/15% COMPOSITE
(FISCAL YEAR COVERED)        AND INCOME TRUST          BENCHMARK                INDEX
---------------------        ----------------          ---------                -----
DEC-94                            10000                  10000                  10000
                                   9820                   9706                   9706
                                   9620                   9735                   9735
MAR-95                            10060                  10409                  10409
                                  10390                  10773                  10773
                                  10190                  10695                  10695
JUN-95                            10010                  10543                  10543
                                  10480                  11095                  11095
                                  10200                  10628                  10628
SEP-95                            10270                  10850                  10850
                                  10080                  10598                  10598
                                  10280                  10860                  10860
DEC-95                            10698                  11238                  11238
                                  10810                  11230                  11230
                                  10790                  11263                  11263
MAR-96                            10984                  11440                  11440
                                  11187                  11638                  11638
                                  11177                  11546                  11546
JUN-96                            11320                  11609                  11609
                                  11054                  11411                  11411
                                  11167                  11544                  11544
SEP-96                            11453                  11783                  11783
                                  11545                  11828                  11828
                                  11955                  12281                  12281
DEC-96                            12047                  12220                  12220
                                  11791                  11867                  11867
                                  11883                  12051                  12020
MAR-97                            11976                  12070                  12071
                                  11983                  12093                  12070
                                  12485                  12753                  12768
JUN-97                            12912                  13366                  13366
                                  13054                  13580                  13567
                                  12278                  12696                  12726
SEP-97                            12715                  13382                  13446
                                  11993                  12453                  12625
                                  11829                  12312                  12500
DEC-97                            12037                  12423                  12500

                               PERFORMANCE TABLE

                                                              Average Annual Total Return    Cumulative Total Return
                                                                                Since                 Since
Periods Ending December 31, 1997                              1 Year          Inception             Inception
Customized Benchmark*+                                          1.66%           7.50%                24.23%
85%/15% Composite Index*++                                      2.30%           7.72%                25.00%
International Growth and Income Trust (at net asset value)     -0.08%           6.43%                20.37%

 * All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.

 + Comprised of 75% of the return of the MSCI EAFE Index, 15% of the return of the Salomon Brothers Non-$ WGBI 10 Index, and 10% of return of the MSCI Emerging Markets Free ex Malaysia Index. In February of 1997, the 85%/15% Composite Index was adjusted to reflect the addition of the MSCI Emerging Markets Free ex Malaysia Index. This change was made to more accurately reflect the investment objective of the International Growth and Income Fund.

++ Comprised of 85% of the return of the MSCI EAFE Index and 15% of the return of the Salomon Brothers Non-$ WGBI 10 Index.

                          PORTFOLIO MANAGERS' COMMENTARY

PERFORMANCE: For the year, the International Growth & Income Trust had a return of -0.08% lagging both the 4.8% return for the average Morningstar Foreign fund and the 2.1% return of the MSCI EAFE Index of international stocks.

ENVIRONMENT: 1997 was a particularly challenging year for international managers as returns from the world's major equity markets diverged widely. European stocks surged, helped by falling long term interest rates and continued optimism over the prospects for corporate profits as a result in part, of the strengthening US dollar. Over the year, the Italian, German and Swiss markets showed the strongest returns gaining 33.6%, 23.3% and 43.2% respectively. However, Asian equity markets continued to struggle. In Japan, stocks suffered a -24.2% decline in 1997 with a string of disappointing economic statistics emphasizing the poor outlook for corporate profits.

Country allocation decisions in the trust contributed positively throughout most of the year. Overweight positions in Germany and France both proved beneficial while underweighting Japan and Malaysia contributed favorably to performance. However, the decision to underweight the very strong Swedish market that was up 11.6% for the year suppressed performance. During the year, stock selection in the German auto sector had a notable impact. The French media sector and banking sector also contributed positively.

On the currency side, the US dollar continued to strengthen against both the Japanese Yen and major European currencies, as a robust US economy led to an increase in both short and long term rates thus making the US currency relatively more attractive to investors. The Trust's decision to partially hedge its yen exposure back in the US dollar also enhanced performance in 1997.

                            GROWTH AND INCOME TRUST

INVESTMENT OBJECTIVE:    To seek long-term growth of capital and income, consistent with prudent investment risk, by investing primarily in a
                         diversified portfolio of common stocks of United States
                         issuers which the subadviser believes are of high quality.

SUBADVISER:              Wellington Management Company, LLP

PORTFOLIO MANAGER:       Matthew E. Megargel

INCEPTION DATE:          April 23, 1991

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

                                    [GRAPH]

 MEASUREMENT PERIOD
(FISCAL YEAR COVERED)         GROWTH AND INCOME TRUST           S&P 500 INDEX
---------------------         -----------------------           -------------
                                       10000                        10000
                                        9940                        10000
                                       10270                        10428
                                        9950                         9951
                                       10330                        10417
                                       10570                        10662
                                       10380                        10487
                                       10530                        10628
                                       10040                        10198
DEC-91                                 11080                        11364
                                       10810                        11153
                                       10980                        11295
                                       10740                        11074
                                       10921                        11396
                                       10982                        11458
                                       10921                        11292
                                       11376                        11747
                                       11305                        11509
                                       11588                        11642
                                       11668                        11684
                                       11981                        12077
DEC-92                                 12213                        12236
                                       12375                        12325
                                       12435                        12491
                                       12829                        12760
                                       12567                        12447
                                       12814                        12783
                                       12844                        12826
                                       12793                        12765
                                       13204                        13252
                                       13162                        13154
                                       13388                        13421
                                       13121                        13294
DEC-93                                 13388                        13458
                                       13850                        13909
                                       13706                        13533
                                       13193                        12945
                                       13337                        13113
                                       13569                        13327
                                       13252                        12997
                                       13812                        13428
                                       14224                        13974
                                       13960                        13637
                                       14171                        13950
                                       13527                        13438
DEC-94                                 13770                        13634
                                       13780                        13988
                                       14340                        14531
                                       14678                        14961
                                       15150                        15397
                                       15639                        16005
                                       15965                        16381
                                       16421                        16926
                                       16562                        16972
                                       17073                        17683
                                       16812                        17621
                                       17497                        18397
DEC-95                                 17790                        18737
                                       18214                        19374
                                       18258                        19554
                                       18573                        19742
                                       18853                        20032
                                       19305                        20549
                                       19327                        20627
                                       18628                        19715
                                       19034                        20131
                                       20139                        21265
                                       20691                        21852
                                       22259                        23504
DEC-96                                 21853                        23038
                                       23037                        24478
                                       23296                        24669
                                       22394                        23655
                                       23669                        25067
                                       25042                        26594
                                       26476                        27785
                                       28529                        29997
                                       26998                        29317
                                       28407                        29869
                                       27423                        28871
                                       28669                        30208
DEC-97                                 29027                        30728

                               PERFORMANCE TABLE

                                                 Average Annual Total Return             Cumulative Total Return
                                                                                                           Since
Periods Ending December 31, 1997                1 Year      5 Years    Inception         5 Years        Inception
S&P 500 Index*                                  33.38%       20.22%      18.34%          151.13%         207.28%
Growth and Income Trust (at net asset value)    32.83%       18.90%      17.27%          137.67%         190.27%

* All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year, the Growth & Income Trust returned 32.8%, well ahead of the 27.8% returns for the average Morningstar Large Cap Blend fund. The Trust's performance was basically in line with the S&P 500 which registered a robust total return of 33.4% for 1997, completing its third year in a row of +20% gains!

ENVIRONMENT: Stocks continued to benefit from falling interest rates, positive earnings growth, and a benign inflation environment. The market ended below its mid-year high, however, due to growing investor concerns about stock valuation, the Asian turmoil and slowing EPS growth. Strong industry groups for the year included retail, media, financial services, energy services, and major pharmaceuticals. Weak groups for the twelve months included electronics, communications equipment, and materials. The portfolio was generally helped by positions in financial services, major pharmaceuticals, energy services, and retail. Positions in selected technology sectors and an underweighted bank weighting detracted from returns.

OUTLOOK: Looking forward, decelerating earnings growth in 1998 may pose a challenge to equity investors. We anticipate the financial and economic turmoil in Asia will slow corporate profit growth here in the US, thereby removing an important engine for positive stock price movement. Overall, we have cut our profit growth estimates from 10% to 2% for 1998. One offsetting factor for stocks, however, will be lower inflation and interest rates which tend to lead to higher P/E valuations. We believe those companies able to continue to deliver earnings growth may achieve even higher relative valuations in this disinflationary environment.

                              EQUITY-INCOME TRUST

INVESTMENT OBJECTIVE:    Seeks to provide substantial dividend income and also
                         long-term capital appreciation by investing primarily in
                         dividend-paying common stocks, particularly of established companies with favorable prospects for both increasing
                         dividends and capital appreciation.

SUBADVISER:              T. Rowe Price Associates, Inc.

PORTFOLIO MANAGERS:      Brian C. Rogers, Stephen W. Boesel, Richard P. Howard,
                         William J. Stromberg, Michael F. Sola

INCEPTION DATE:          February 19, 1993*

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

10000                                  10000
10170                                  10000
10520                                  10215
10180                                   9965
10470                                  10234
10560                                  10288
10720                                  10219
10760                                  10609
10820                                  10830
10930                                  10744
10970                                  10643
11310                                  10774
11530                                  11135
11710                                  10834
11380                                  10383
11399                                  10498
11490                                  10669
11329                                  10405
11490                                  10750
12003                                  11187
11933                                  10917
11721                                  11167
11188                                  10758
11399                                  10915
11329                                  11195
12073                                  11633
12335                                  11977
12517                                  12326
12875                                  12813
13283                                  13114
13681                                  13550
13824                                  13587
13855                                  14156
13385                                  14107
13926                                  14728
14100                                  15000
14437                                  15510
14723                                  15654
14896                                  15805
15255                                  18037
15573                                  16451
15233                                  16513
14695                                  16783
15145                                  16116
15902                                  17024
16066                                  17493
17020                                  18816
18900                                  18443
17382                                  19596
17832                                  19749
17437                                  18937
17902                                  20068
18766                                  21290
19491                                  22244
20648                                  24014
20078                                  22670
21055                                  23912
20496                                  23113
21284                                  24183
21920                                  24599

                               PERFORMANCE TABLE

                                                Average Annual Total Return        Cumulative Total Return
                                                      Since           Since*                Since
Periods Ending December 31, 1997            1 Year  Inception      Oct. 1, 1996           Inception
S&P 500 Index**                             33.38%   20.47%           34.24%               145.99%
Equity-Income Trust (at net asset value)    29.71%   17.50%           29.13%               119.20%

 * Current subadviser assignment became effective 10/1/96.
** All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.

                         PORTFOLIO MANAGERS' COMMENTARY

PERFORMANCE: For the 12 months ending December 31, 1997, the Equity-Income Trust rose 29.7% exceeding the 26.7% returns produced by the average Morningstar Large Cap Value fund. Performance was in line with the Lipper Variable Annuity Underlying Equity Income Funds Average, which returned 29.13%, and in line with the S&P Barra 500 Value Index which had a total return of 30.0%.

ENVIRONMENT: The equity market performed well in 1997 as good corporate earnings results, continued low inflation, and a supportive interest rate environment provided ample ammunition to fuel the advance. The performance of stocks in the second half was particularly impressive in light of the market's October jitters and concern over the volatility of the Asian markets. Equity returns were notably impressive coming on the heels of considerable market strength in 1995 and 1996. The 1995-1997 period, in fact, is the first time in modern history that stock market returns have exceeded 20% in three consecutive years.

Electric utility and telephone company stocks performed well in the last six months after a lengthy period of underperformance. Strong price appreciation in stocks such as Bell Atlantic, BellSouth, BGE, and Unicom helped the Trust's return in the latter part of the year.

OUTLOOK: The equity market has provided investors with three unprecedented years of prosperity, and the investment environment has been exceptionally conducive to good returns. As prices have advanced, the market's valuation appeal and likely near-term upside potential have diminished. The volatility we experienced in the opening weeks of 1998, due in part to the turmoil in Asia, is a reminder that investing entails risks that sometimes get in the way of positive returns. While our emphasis is solely on uncovering interesting investment values, we believe it is prudent to have more modest expectations for equity market performance in the year ahead.

                                      xxiii

                                 BALANCED TRUST

INVESTMENT OBJECTIVE:    Seeks current income and capital appreciation by investing in a balanced portfolio of common stocks, U.S. and foreign government obligations and a variety of corporate
                         fixed-income securities.

SUBADVISER:              Founders Asset Management, Inc.

PORTFOLIO MANAGER:       Brian F. Kelly

INCEPTION DATE:          January 1, 1997

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

                                    [GRAPH]

                                                             LEHMAN BROTHERS
  MEASUREMENT PERIOD                                          AGGREGATE BOND        50%/50%
(FISCAL YEAR COVERED)   BALANCED TRUST     S&P 500 INDEX          INDEX         COMPOSITE INDEX
---------------------   --------------     -------------          -----         ---------------
DEC-96                      10000              10000              10000              10000
                            10311              10625              10031              10328
                            10299              10708              10056              10381
MAR-97                      10134              10268               9944              10110
                            10451              10881              10094              10488
                            10835              11543              10190              10857
JUN-97                      11170              12081              10311              11165
                            11499              13021              10589              11760
                            11140              12291              10499              11381
SEP-97                      11584              12965              10655              11777
                            11493              12532              10809              11665
                            11633              13112              10859              11962
DEC-97                      11779              13338              10968              12126

                               PERFORMANCE TABLE

                                                 Cumulative Total Return
                                                          Since
Periods Ending December 31, 1997                        Inception
S&P 500 Index*                                           33.38%
Lehman Brothers Aggregate Bond Index*                     9.68%
50%/50% Composite Index*+                                21.26%
Balanced Trust (at net asset value)                      17.79%

* All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
+ Comprised of 50% of the return of the S&P 500 Index and 50% of the return of the Lehman Brothers Aggregate Bond Index.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year, the Balanced Trust returned 18.5%, slightly ahead of the 18.2% returns posted by the average manager in Morningstar's domestic hybrid (balanced) category and lagging the 23.2% returns from a 60% S&P 500, 40% Lehman Brothers Aggregate Bond mix.

ENVIRONMENT: Investors seem to be seeking conservatively positioned portfolios as a by-product of the domestic market volatility and the currency crisis in Southeast Asia. At the same time, there are some indications that the domestic economy may be slowing, as evidenced by the number of companies revising their earnings estimates downward. The recent low inflation figures and low bond rates have raised some concern about the possibility of deflation. We believe large-cap stocks in particular offer strong earnings potential and liquidity going forward.

The Balanced Trust is conservatively invested with 59% of the portfolio in large-cap equities, and the balance in US Treasuries. Approximately 4.5% of the Trust is in cash. We maintain a flexible portfolio of equity and fixed income holdings that seek to provide investors with both current income and capital appreciation. The portfolio can be shifted on economic signals.

On the equity side our holdings are well-known growth companies in the chemical, beverage and forest products area. Our biggest international holding is in pharmaceuticals which we believe are poised for solid growth in earnings and will benefit from the aging population. We also maintain positions in the telecommunications sector where our regional Bell operating company which pays a dividend of 4.5% -- the highest of any Baby Bell -- is also well situated to capitalize on growth in its 14 state geographic region.

OUTLOOK: Our outlook for the near term is cautious as portrayed by the Trust's conservative posture. Although the Southeast Asian crisis has boosted the popularity of large-cap stocks, we are monitoring the situation carefully. Valuations seem to be at the upper end of their range and we are looking for appropriate buying opportunities within our guidelines.

                       AGGRESSIVE ASSET ALLOCATION TRUST

INVESTMENT OBJECTIVE:    To seek the highest total return consistent with an
                         aggressive level of risk tolerance. The Trust attempts to
                         limit the decline in portfolio value in very adverse market conditions to 15% over any three year period.

SUBADVISER:              Fidelity Management Trust Company

PORTFOLIO MANAGER:       Scott D. Stewart

INCEPTION DATE:          August 3, 1989*

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

                                    [GRAPH]

AGGRESSIVE ASSET          WILSHIRE              MSCI EAFE             CUSTOMIZED
ALLOCATION TRUST         5000 INDEX              INDEX                BENCHMARK
----------------         ----------              -----                ---------
10000                      10000                  10000                  10000
10340                      10227                   9552                  10179
10180                      10210                   9989                  10229
9760                        9911                   9589                  10184
9810                       10085                  10074                  10434
9880                       10270                  10448                  10697
9210                        9516                  10061                  10196
9370                        9667                   9381                  10306
9530                        9909                   8388                  10510
9313                        9623                   8323                  10291
9916                       10502                   9276                  11120
9837                       10451                   9196                  11106
9686                       10350                   9328                  11118
8908                        9376                   8425                  10328
8538                        8881                   7263                   9986
8455                        8742                   8386                   9972
8839                        9338                   7894                  10507
9181                        9835                   8025                  10764
9525                       10103                   8288                  11155
10029                      10889                   9177                  11777
10201                      11221                   8828                  12008
10319                      11288                   8715                  12065
10571                      11707                   8809                  12470
10288                      11185                   8164                  12041
10592                      11710                   8587                  12508
10887                      12033                   8395                  12794
10813                      11895                   8871                  12701
10981                      12114                   8999                  12864
10498                      11651                   8581                  12504
11265                      12930                   9027                  13669
11107                      12905                   8837                  13428
11244                      13082                   8523                  13578
11034                      12758                   7963                  13359
11326                      12929                   8002                  13673
11446                      13008                   8541                  13787
11381                      12743                   8139                  13684
11835                      13259                   7933                  14190
11684                      12978                   8433                  14004
11835                      13133                   8269                  14175
11803                      13293                   7536                  14158
12095                      13844                   7914                  14517
12193                      14080                   7957                  14712
12290                      14263                   7959                  14876
12442                      14322                   8201                  15093
12637                      14690                   8918                  15348
12498                      14264                   9768                  15096
12689                      14732                   9976                  15404
12833                      14800                   9823                  15508
12822                      14798                  10169                  15483
13213                      15389                  10720                  15991
13180                      15399                  10481                  15909
13348                      16856                  10807                  18171
13269                      15402                   9864                  16021
13448                      15680                  10579                  16188
13884                      16173                  11475                  16858
13571                      15810                  11448                  16244
13068                      15095                  10956                  15812
13200                      15240                  11423                  15731
13356                      15389                  11360                  15924
13081                      14977                  11523                  15623
13451                      15422                  11835                  18088
13782                      16103                  11914                  16488
13475                      15791                  11541                  16188
13654                      16049                  11928                  16418
13248                      15461                  11358                  16998
13385                      15889                  11432                  16138
13320                      16008                  10995                  16259
13619                      16646                  10966                  18848
13965                      17084                  11854                  17085
14304                      17509                  12095                  17471
14649                      18106                  11954                  17873
14879                      18683                  11747                  18120
15415                      19452                  12482                  18718
15453                      19641                  12009                  18712
15785                      20391                  12246                  19178
15619                      20186                  11920                  19038
16078                      21041                  12255                  19592
16397                      21385                  12752                  19976
16691                      21958                  12807                  20300
16780                      22343                  12853                  20440
16557                      22586                  13129                  20616
17027                      23144                  13614                  20970
17208                      23776                  13268                  21180
17281                      23581                  13346                  21182
16778                      22307                  12959                  20545
16955                      23021                  12990                  20558
17647                      24246                  13339                  21623
17909                      24586                  13203                  21522
18680                      26213                  13728                  22780
18528                      25917                  13551                  22591
18914                      27303                  13077                  23040
18955                      27290                  13291                  23153
18501                      26084                  13339                  22537
19024                      27221                  13410                  23343
20053                      29148                  14283                  24711
20745                      30488                  15070                  25712
21597                      32830                  16314                  27162
21037                      31596                  14170                  28184
22189                      33460                  14963                  27478
21487                      32346                  13813                  26609
21959                      33404                  13672                  27171
22066                      34021                  13791                  27578

                               PERFORMANCE TABLE

                                                        Average Annual Total Return                    Cumulative Total Return
                                                                         Since        Since*                            Since
Periods Ending December 31, 1997                1 Year      5 Years    Inception   Dec 13, 1991        5 Years        Inception
Wilshire 5000 Index**                           31.27%       19.28%      15.66%       19.26%           141.46%         240.21%
MSCI EAFE Index**                               1.77%        11.63%      4.43%        9.78%             73.31%          37.91%
Customized Benchmark**+                         22.08%       13.39%      12.81%       13.89%            87.45%         175.78%
Aggressive Asset Allocation Trust (at net
  asset value)                                  19.09%       12.60%      9.87%        12.79%            80.98%         120.66%

 * Current subadviser assignment became effective 12/13/91.
** All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
 + Customized Benchmark is comprised of 47.5% of the return of the Wilshire
   5000, 20% of the MSCI EAFE Index, 15% of the return of the Lehman Brothers Aggregate Bond Index, 10% of the return of the 90 Day T-Bill, and 7.5% of the return of the Merrill Lynch High Yield Index.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year, the Aggressive Asset Allocation Trust was up 19.1% well ahead of the 16.6% average return among asset allocation peers in the Morningstar mutual fund universe but trailing the conventional 60% stock, 40% bond mix that was up 23.17%, owing to the outstanding performance of a small number of US large cap stocks.

ENVIRONMENT: US equity markets experienced another strong year, the third in a row. The Wilshire 5000 Index returned 31.3% for the year. However, the performance of different sectors within the market differed greatly. US large cap stocks (S&P 500), supported by strong earnings growth and low inflation returned 33.4% while smaller cap names trailed far behind with the Russell 2000 rising 22.4%.

International markets were quite another story. The Asian currency crisis which started in Thailand in late summer soon spread over the entire east Asia region. It caused a severe credit crunch in the region and equity markets crashed as a result. For example, the Indonesian market in US Dollar terms dropped more than 80% of its value. On the other hand, the European market did much better. This is further proof of the importance of diversification and risk control principles at work in the asset allocation funds.

US inflation hit a 20-year low in 1997. The yield on 30-year treasury bonds dropped below the psychologically important 6% level to as low as 5.70% in late 1997. Given the strong economy it is an astounding achievement.

OUTLOOK: Looking forward, we expect to see stable and low inflation and slower earnings growth, but the US economy should remain fundamentally healthy.

                        MODERATE ASSET ALLOCATION TRUST

INVESTMENT OBJECTIVE:    To seek the highest total return consistent with a moderate level of risk tolerance. This Trust attempts to limit the
                         decline in portfolio value in very adverse market conditions to 10% over any three year period.

SUBADVISER:              Fidelity Management Trust Company

PORTFOLIO MANAGER:       Scott D. Stewart

INCEPTION DATE:          August 3, 1989*

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

                                    [GRAPH]

                                      LEHMAN BROTHERS
MODERATE ASSET      WILSHIRE          AGGREGATE BOND            CUSTOMIZED
ALLOCATION TRUST   5000 INDEX              INDEX                BENCHMARK
----------------   ----------              -----                ---------
10000                10000                  10000                  10000
10210                10227                   9352                  10094
10120                10210                   9902                  10166
9910                  9911                  10148                  10243
9970                 10086                  10242                  10488
10030                10270                  10270                  10675
9450                  9516                  10148                  10324
9570                  9667                  10180                  10407
9570                  9909                  10157                  10548
9365                  9823                  10094                  10359
9561                 10502                  10392                  11028
9851                 10451                  10560                  11078
9770                 10350                  10705                  11137
9142                  9376                  10562                  10680
8839                  8861                  10650                  10344
8758                  8742                  10785                  10390
9112                  9338                  11017                  10836
9405                  9635                  11189                  11069
9719                 10103                  11327                  11383
10155                10889                  11424                  11839
10286                11221                  11502                  12020
10392                11256                  11627                  12102
10551                11707                  11694                  12396
10317                11165                  11888                  12110
10594                11710                  11851                  12477
10871                12033                  12107                  12759
10871                11895                  12352                  12784
11051                12114                  12490                  12940
10828                11651                  12604                  12738
11402                12930                  12979                  13655
11276                12908                  12802                  13431
11392                13082                  12885                  13554
11222                12758                  12813                  13383
11439                12929                  12908                  13616
11595                13008                  13149                  13775
11617                12743                  13331                  13774
12027                13259                  13603                  14231
11950                12978                  13740                  14148
12104                13133                  13904                  14328
12038                13293                  13719                  14244
12237                13844                  13722                  14480
12348                14090                  13940                  14694
12492                14263                  14207                  14897
12670                14322                  14456                  15130
12825                14690                  14517                  15320
12746                14284                  14818                  15158
12855                14732                  14637                  15401
13047                14800                  14902                  15563
13070                14798                  14987                  15575
13417                15369                  15250                  16007
13408                15399                  15291                  15967
13544                18656                  15347                  16161
13440                15402                  16217                  16016
13590                15680                  15299                  16157
13937                16173                  15508                  16540
13648                15810                  15238                  16171
13209                15095                  14659                  15620
13248                15240                  14741                  15857
13347                15389                  14739                  15784
13149                14977                  14707                  15872
13483                15422                  14999                  15984
13681                16103                  15017                  16254
13421                15791                  14797                  15951
13658                18049                  14783                  16139
13273                15461                  14751                  15837
13372                15669                  14853                  15973
13421                16008                  15147                  18135
13694                16646                  15507                  16501
13967                17084                  15602                  16839
14261                17509                  15820                  17172
14639                18108                  15432                  17624
14834                18883                  16552                  17848
15147                19452                  16515                  18203
15238                19641                  16716                  18298
15499                20391                  16875                  18653
15473                20186                  17097                  18656
15837                21041                  17354                  19100
16137                21385                  17597                  19418
16397                21958                  17716                  19678
16371                22343                  17408                  19670
16354                22588                  17288                  19731
16438                23144                  17189                  19912
16551                23776                  17155                  20056
16651                23581                  17385                  20138
16381                22307                  17432                  17757
16523                23021                  17402                  19959
17034                24246                  17705                  20668
17318                24588                  18098                  20848
17901                26213                  18408                  21553
17745                25917                  18236                  21397
18029                27303                  18293                  21744
18071                27290                  18339                  21831
17702                26084                  18135                  21420
18148                27221                  18407                  21973
18862                29148                  18582                  22920
19386                30486                  18803                  23635
20243                32830                  18311                  24734
19658                31596                  19147                  24074
20486                33480                  19430                  24994
20101                32346                  19712                  24658
20418                33404                  19602                  24951
20561                34021                  20002                  25283

                               PERFORMANCE TABLE

                                                              Average Annual Total Return              Cumulative Total Return
                                                                           Since        Since*                        Since
Periods Ending December 31, 1997                      1 Year   5 Years   Inception   Dec 13, 1991       5 Years     Inception
Wilshire 5000 Index**                                 31.27%    19.28%     15.66%       19.26%          141.46%       240.21%
Lehman Brothers Aggregate Bond Index**                 9.68%     7.49%      9.80%        9.51%           43.49%       100.02%
Customized Benchmark**+                               18.16%    11.46%     11.65%       11.93%           72.06%       152.83%
Moderate Asset Allocation Trust (at net asset value)  15.87%    10.74%      8.95%       11.01%           66.51%       105.61%

 * Current subadviser assignment became effective 12/13/91.
** All since inception returns for the indexes begin on the month-end closest to the actual inception date of the Trust.
 + Customized Benchmark comprised of 32.5% of the return of the Wilshire 5000, 10% of the return of the MSCI EAFE Index, 40% of the return of the Lehman Brothers Aggregate Bond Index, 10% of the return of the 90 Day T-Bill, and 7.5% of the return of the Merrill Lynch High Yield Index.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year, the Moderate Asset Allocation Trust was up 15.9%, just behind the 16.6% average return among asset allocation peers in the Morningstar mutual fund universe but trailing the conventional 60% stock, 40% bond mix that was up 23.17% owing to the outstanding performance of a small number of US large cap stocks.

ENVIRONMENT: US equity markets experienced another strong year, the third in a row. The Wilshire 5000 Index returned 31.3% for the year. However, the performance of different sectors within the market differed greatly. US large cap stocks (S&P 500), supported by strong earnings growth and low inflation returned 33.4% while smaller cap names trailed far behind with the Russell 2000 rising 22.4%.

International markets were quite another story. The Asian currency crisis which started in Thailand in late summer soon spread over the entire east Asia region. It caused a severe credit crunch in the region and equity markets crashed as a result. For example, the Indonesian market in US Dollar terms dropped more than 80% of its value. On the other hand, the European market did much better. This is further proof of the importance of diversification and risk control principles at work in the asset allocation funds.

US inflation hit a 20-year low in 1997. The yield on 30-year treasury bonds dropped below the psychologically important 6% level to as low as 5.70% in late 1997. Given the strong economy it is an astounding achievement.

OUTLOOK: Looking forward, we expect to see stable and low inflation and slower earnings growth, but the US economy should remain fundamentally healthy.

                      CONSERVATIVE ASSET ALLOCATION TRUST

INVESTMENT OBJECTIVE:    To seek the highest total return consistent with a
                         conservative level of risk tolerance. This Trust attempts to limit the decline in portfolio value in very adverse market conditions to 5% over any three year period.

SUBADVISER:              Fidelity Management Trust Company

PORTFOLIO MANAGER:       Scott D. Stewart

INCEPTION DATE:          August 3, 1989*

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

                                    [GRAPH]

                                                                          LEHMAN BROTHERS
  MEASUREMENT PERIOD              CONSERVATIVE ASSET                       AGGREGATE BOND       CUSTOMIZED
(FISCAL YEAR COVERED)              ALLOCATION TRUST     90 DAY T-BILL          INDEX            BENCHMARK
---------------------              ----------------     -------------          -----            ---------
JUL-89                                   10000              10000              10000              10000
                                         10070              10071               9852              10030
                                         10030              10137               9902              10126
                                         10020              10207              10146              10306
                                         10080              10275              10242              10495
DEC. 1989                                10110              10345              10270              10657
                                          8700              10414              10148              10475
                                          9780              10476              10180              10536
                                          9620              10647              10187              10618
                                          9447              10615              10094              10495
                                          9834              10687              10382              10960
                                          9905              10757              10560              11063
                                          9905              10830              10705              11181
                                          9468              10903              10582              10819
                                          8285              10972              10650              10751
                                          9234              11043              10755              10837
                                          9495              11110              11017              11170
DEC. 1990                                 9722              11179              11189              11368
                                          9938              11246              11327              11590
                                         10251              11304              11424              11868
                                         10322              11365              11502              11998
                                         10409              11422              11827              12097
                                         10431              11479              11694              12278
                                         10311              11533              11888              12139
                                         10528              11588              11851              12397
                                         10778              11644              12107              12650
                                         10887              11698              12352              12770
                                         11061              11752              12490              12911
                                         11104              11802              12604              12864
DEC. 1991                                11550              11851              12979              13485
                                         11409              11596              12802              13293
                                         11506              11932              12885              13384
                                         11398              11972              12813              13274
                                         11537              12011              12906              13428
                                         11710              12052              13149              13612
                                         11790              12091              13331              13694
                                         12124              12128              13603              14065
                                         12135              12168              13740              14079
                                         12273              12200              13904              14249
                                         12181              12232              13719              14124
                                         12273              12282              13722              14238
DEC. 1992                                12400              12294              13940              14445
                                         12572              12327              14207              14656
                                         12745              12357              14456              14876
                                         12848              12389              14517              15000
                                         12855              12419              14618              14961
                                         12915              12460              14637              15098
                                         13095              12481              14902              15291
                                         13143              12513              14987              16335
                                         13395              12546              15280              15660
                                         13407              12577              15291              15662
                                         13503              12610              15347              15788
                                         13407              12641              15217              15664
DEC. 1993                                13515              12674              15299              15771
                                         13755              12709              15506              15048
                                         13515              12739              15238              15782
                                         13179              12773              14859              15343
                                         13151              12808              14741              15317
                                         13180              12848              14739              15383
                                         13087              12889              14707              15272
                                         13344              12934              14999              15601
                                         13446              12980              15017              16753
                                         13267              13027              14797              15588
                                         13344              13078              14783              15653
                                         13177              13130              14751              15501
DEC. 1994                                13267              13189              14853              15621
                                         13408              13251              15147              15833
                                         13677              13310              15507              16184
                                         13844              13376              15602              16389
                                         14056              13442              15820              16615
                                         14448              13509              16432              17058
                                         14597              13574              16552              17234
                                         14772              13640              16516              17431
                                         14881              13708              16718              17556
                                         15070              13767              16876              17812
                                         15110              13831              17097              17891
                                         15361              13892              17354              18222
DEC. 1995                                15664              13956              17597              18486
                                         15827              14016              17718              18851
                                         15732              14072              17408              18578
                                         15719              14131              17288              18591
                                         15744              14189              17189              18678
                                         16801              14248              17155              18764
                                         15917              14308              17385              18884
                                         16787              14388              17432              18599
                                         16859              14430              17402              18826
                                         16219              14491              17705              19239
                                         16478              14551              18098              19516
                                         16896              14611              18408              20002
DEC. 1996                                16766              14672              18236              19872
                                         16954              14734              18293              20102
                                         16997              14797              18339              20162
                                         16766              14881              18135              19896
                                         17055              14923              18407              20245
                                         17431              14983              18582              20720
                                         17746              15045              18803              21112
                                         18287              15114              19311              21755
                                         18002              15179              19147              21453
                                         18430              18243              18430              21951
                                         18398              15308              19712              21902
                                         18557              16374              19802              22108
DEC. 1997                                18684              15442              20002              22336

                               PERFORMANCE TABLE

                                                               Average Annual Total Return               Cumulative Total Return
Periods Ending December 31, 1997                      1 Year    5 Years   Inception   Dec 13, 1991       5 Years        Inception
Lehman Brothers Aggregate Bond Index**                  9.68%     7.49%      9.80%         9.51%          43.49%         100.02%
90 Day T-Bill**                                         5.24%     4.66%      5.30%         4.52%          25.60%          54.42%
Customized Benchmark**+                                12.40%     9.11%     10.02%         9.49%          54.63%         123.36%
Conservative Asset Allocation Trust (at net asset
  value)                                               11.44%     8.55%      7.72%         8.83%          50.68%          86.84%

 * Current subadviser assignment became effective 12/13/91.
** All since inception returns for the indexes begin on the month-end closest to the actual inception date of the Trust.
 + Customized Benchmark is comprised of 20% of the return of the Wilshire 5000, 5% of the return of the MSCI EAFE Index, 50% of the return of the Lehman Brothers Aggregate Bond Index, and 25% of the return of the 90 Day T-Bill.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year, the Conservative Asset Allocation Trust was up 11.4%. This was an exceptional year for a portfolio designed to maximize protection of capital. Performance was well ahead of the 9.7% returns for the Lehman Government/Corp Bond Index but behind the 16.6% average return generated by the much more aggressively managed asset allocation peers in the Morningstar mutual fund universe.

ENVIRONMENT: US equity markets experienced another strong year, the third in a row. The Wilshire 5000 Index returned 31.3% for the year. However, the performance of different sectors within the market differed greatly. US large cap stocks (S&P 500), supported by strong earnings growth and low inflation returned 33.4% while smaller cap names trailed far behind with the Russell 2000 rising 22.4%.

International markets were quite another story. The Asian currency crisis which started in Thailand in late summer soon spread over the entire east Asia region. It caused a severe credit crunch in the region and equity markets crashed as a result. For example, the Indonesian market in US Dollar terms dropped more than 80% of its value. On the other hand, the European market did much better. This is further proof of the importance of diversification and risk control principles at work in the asset allocation funds.

US inflation hit a 20-year low in 1997. The yield on 30-year treasury bonds dropped below the psychologically important 6% level to as low as 5.70% in late 1997. Given the strong economy it is an astounding achievement.

OUTLOOK: Looking forward, we expect to see stable and low inflation and slower earnings growth, but the US economy should remain fundamentally healthy.

                                      xxvii

                                HIGH YIELD TRUST

INVESTMENT OBJECTIVE:    Seeks to realize an above-average total return over a market cycle of three to five years, consistent with reasonable
                         risk, by investing primarily in high yield debt securities, including corporate bonds and other fixed-income securities.

SUBADVISER:              Miller Anderson & Sherrerd, LLP

PORTFOLIO MANAGERS:      Robert E. Angevine, Thomas L. Bennett, Stephen F. Esser

INCEPTION DATE:          January 1, 1997

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

                                    [GRAPH]

                        SALOMON BROTHERS HIGH
HIGH YIELD TRUST          YIELD MARKET INDEX
----------------          ------------------
       10000                    10000
       10058                    10075
       10144                    10246
       9904                     10141
       10144                    10213
       10392                    10419
       10576                    10595
       10944                    10856
       10912                    10888
       11136                    11056
       11032                    11144
       11138                    11201
       11268                    11319

                               PERFORMANCE TABLE

                                                                Cumulative Total Return
                                                                         Since
Periods Ending December 31, 1997                                       Inception
Salomon Brothers High Yield Market Index*                               13.19%
High Yield Trust (at net asset value)                                   12.68%

* All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.

                         PORTFOLIO MANAGERS' COMMENTARY

PERFORMANCE: For the year, the High Yield Trust increased in value by 12.7% basically in line with the average Morningstar High Yield fund that returned 12.8% and the Salomon Brothers High Yield Index which returned 13.2%.

ENVIRONMENT: The high yield market was supported all year by the continuing decline in interest rates. Ten year Treasury rates declined 67 basis points and thirty year rates declined 77 basis points from the beginning to the end of the year. The strong stock market also supported the high yield increasing investors' confidence that earnings will continue upwards and that companies will have ready access to capital. Merger and acquisition activity also continued at a high pace. Stock for stock transactions and mergers into high grade companies effectively delivered many high yield companies and boosted bond prices. Our heaviest portfolio weight has been the telecommunications sector, by far the best performer during 1997 benefiting from acquisition activity and the fact that many of the securities in the industry tend to have a high duration. We also avoided many landmines in 1997. For example, the supermarket industry, generally a popular one in the market, had several high profile credit problems which we avoided.

Emerging market debt performed spectacularly and as spreads narrowed dramatically we cut our position by approximately a third. Our timing was fortunate in that this was accomplished shortly before the Asian crisis. The Trust was negatively impacted by the fact that this was a start-up portfolio, and we were unable to take full advantage of all the opportunities available in the first quarter when the high yield market performed strongly.

OUTLOOK: We are well positioned for 1998. We currently have little exposure to cyclical credits. We maintain a high allocation to the telecommunications sector where fundamentals continue to appear very positive. The emerging markets sector is where we hope for more aggressive returns, but we acknowledge the potential risks. We attempt to mitigate this risk by investing primarily in what we consider world class companies or those that have very strong sponsorship and in sovereign issues where we believe there is significant value.

                                     xxviii

                              STRATEGIC BOND TRUST

INVESTMENT OBJECTIVE:    To seek a high level of total return consistent with
                         preservation of capital by giving its subadviser broad
                         discretion to deploy the portfolio's assets among certain
                         segments of the fixed-income market as the subadviser
                         believes will best contribute to achievement of the
                         portfolio's investment objective.

SUBADVISER:              Salomon Brothers Asset Management Inc

PORTFOLIO MANAGERS:      Peter J. Wilby, David J. Scott, Steven Guterman

INCEPTION DATE:          February 19, 1993

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

                                    [GRAPH]

                                       LEHMAN BROTHERS AGGREGATE
       STRATEGIC BOND TRUST                   BOND INDEX
       --------------------                   ----------
              10000                            10000
              10050                            10042
              10080                            10112
              10150                            10125
              10400                            10309
              10460                            10367
              10550                            10549
              10560                            10577
              10760                            10617
              10760                            10526
              10880                            10583
              11050                            10726
              10820                            10539
              10440                            10279
              10372                            10197
              10393                            10196
              10383                            10173
              10403                            10376
              10414                            10388
              10445                            10236
              10424                            10226
              10383                            10204
              10228                            10274
              10207                            10478
              10290                            10727
              10300                            10792
              10710                            10944
              11154                            11387
              11284                            11450
              11360                            11425
              11436                            11563
              11620                            11675
              11706                            11827
              11912                            12004
              12194                            12173
              12651                            12265
              12464                            12042
              12475                            11958
              12640                            11891
              12745                            11887
              12886                            12028
              12979                            12059
              13155                            12038
              13576                            12247
              13893                            12519
              13939                            12733
              13986                            12615
              14126                            12654
              14302                            12686
              14056                            12545
              14205                            12733
              14531                            12854
              14731                            13007
              15120                            13358
              15082                            13245
              15371                            13441
              15170                            13635
              15346                            13698
              15521                            13837

                               PERFORMANCE TABLE

                                                              Average Annual Total Return    Cumulative Total Return
                                                                                Since                 Since
Periods Ending December 31, 1997                              1 Year          Inception             Inception
Lehman Brothers Aggregate Bond Index*                           9.68%           6.95%                38.37%
Strategic Bond Trust (at net asset value)                      10.98%           9.46%                55.21%

* All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.

                         PORTFOLIO MANAGERS' COMMENTARY

PERFORMANCE: The Strategic Bond Trust returned 10.98% for 1997 versus 9.53% for the Lipper Annuity General Bond category and 9.68% for the Lehman Brothers Aggregate Bond Index.

ENVIRONMENT: The US economy grew moderately with low inflation and falling interest rates. Asian economies were mired in crisis for the latter part of 1997 with currencies and stock market values plummeting. That led to an increase of credit risk premiums globally and pressured the emerging markets and high yield sectors for most of the fourth quarter.

High yield returned 13.19% for the year led by strong flows into mutual funds, and solid credit fundamentals bolstered the high yield sector. Falling inflation rates, stable currencies, stable political environments and rising foreign domestic investment all helped to support the case for an allocation to the emerging market sector. In spite of a crash in October, emerging market bonds rallied to a gain of 16.85% for the year. Strong price increases in ten year and thirty year bonds heavily influenced the mortgage backed securities (MBS) sector which returned 9.27%, based on the Salomon MBS index. This is a stellar return relative to other sectors of the investment grade market when adjusted for the relatively lower interest rate sensitivity of MBS. The Trust lowered its allocation to the high yield and emerging markets sectors as they were viewed as fully valued, with spreads having tightened dramatically throughout the year. The investment grade portion was raised in the third quarter. The Trust also extended duration in the third quarter and increased the commitment to the MBS sector.

OUTLOOK: Our outlook for the investment grade markets is positive given our sanguine inflation view and optimistic assumptions regarding the budget deficit. Although we are positive on the fundamentals for the emerging markets and high yield sectors, in the short run the market may experience some volatility as Asian countries continue to try to resolve their economic problems. The problems will take years to correct, but what the markets are looking for is a long term, multi year strategy combined with a refinancing of short term obligations into longer term obligations that would resolve the liquidity crisis in countries such as Indonesia and Korea. Our current high yield and emerging markets allocations remain at 35% and 15% respectively, below our long term targets of 40% and 20%. We will be monitoring the employment cost index for signs of rising inflation pressures, progress on the US budget deficit, flows into bond mutual funds, Asian economic reforms and credit fundamentals in both the US and emerging market economies.

                          GLOBAL GOVERNMENT BOND TRUST

INVESTMENT OBJECTIVE:    To seek a high level of total return by placing primary
                         emphasis on high current income and the preservation of
                         capital by investing primarily in a global portfolio of
                         high-quality, fixed-income securities of foreign and United
                         States governmental entities and supranational issuers.

SUBADVISER:              Oechsle International Advisors, L.P.

PORTFOLIO MANAGER:       Astrid Vogler

INCEPTION DATE:          March 18, 1988

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

                                    [GRAPH]

                  GLOBAL GOVERNMENT           SALOMON BROTHERS
                      BOND TRUST           WORLD GOV'T BOND INDEX
                      ----------           ----------------------
                         10000                    10000
                         10100                    10000
                         10130                     9951
                         10040                     9858
                         9840                      9643
                         9761                      9585
                         9651                      9477
                         9761                      9722
                         10150                    10171
                         10130                    10327
                         10179                    10222
                         10100                    10072
                         10080                    10079
                         9988                      9939
                         10059                    10071
                         9887                      9859
                         10028                    10057
                         10322                    10515
                         10150                    10161
                         10413                    10354
                         10434                    10441
                         10494                    10536
                         10838                    10664
                         10656                    10523
                         10616                    10381
                         10585                    10259
                         10602                    10227
                         10842                    10567
                         10998                    10761
                         11258                    11098
                         11373                    11011
                         11425                    11135
                         11842                    11632
                         12008                    11825
                         12071                    11942
                         12373                    12240
                         12435                    12244
                         12008                    11799
                         12118                    11981
                         12172                    11956
                         11965                    11841
                         12237                    12094
                         12541                    12328
                         13030                    12810
                         13160                    12944
                         13268                    13146
                         13985                    13830
                         13703                    13584
                         13703                    13509
                         13572                    13355
                         13615                    13461
                         13982                    13875
                         14315                    14263
                         14590                    14595
                         14519                    15003
                         14567                    15154
                         14383                    14743
                         14074                    14509
                         14303                    14595
                         14635                    14850
                         15026                    15142
                         15175                    15374
                         15457                    15699
                         15614                    16857
                         15712                    15823
                         16017                    15868
                         16787                    15345
                         16677                    16539
                         16872                    16511
                         16579                    16393
                         17019                    16532
                         17398                    16665
                         16775                    16556
                         16384                    16533
                         16259                    16552
                         15822                    16406
                         15822                    16643
                         15041                    16778
                         15925                    16717
                         15963                    16838
                         16452                    17108
                         16028                    16873
                         16041                    16920
                         16169                    17275
                         16542                    17717
                         16967                    18769
                         17384                    19117
                         17845                    19855
                         17845                    19770
                         18171                    19517
                         18252                    19136
                         18584                    19563
                         18836                    19709
                         19297                    19932
                         19759                    20141
                         19813                    19893
                         19636                    19792
                         19664                    19764
                         19884                    19685
                         20018                    19689
                         20287                    19844
                         20480                    20225
                         20764                    20304
                         21226                    20387
                         21853                    20769
                         22390                    21043
                         22330                    20872
                         21793                    20315
                         21778                    20163
                         21599                    20009
                         21746                    19833
                         21926                    20373
                         22289                    20615
                         22335                    20455
                         22155                    20442
                         22710                    20878
                         22694                    21312
                         22743                    20986
                         22988                    20923

                               PERFORMANCE TABLE

                                                                 Average Annual Total Return          Cumulative Total Return
Periods Ending December 31, 1997                                1 Year    5 Years    Inception        5 Years       Inception
Salomon Brothers World Government Bond Index*                   0.24%      7.47%       7.87%           43.35%        109.23%
Global Government Bond Trust (at net asset value)               2.95%      9.95%       8.88%           60.72%        129.88%

* All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.

                          PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year, the Global Government Bond Trust returned 3.0%, well ahead of the Salomon Brothers World Government Bond Index that was up 0.2% and basically in line with the 3.6% return generated by the average Morningstar Global Bond fund.

ENVIRONMENT: The year 1997 will probably go down in history as the year of the Asian crisis. For more than six months, stories of Asian currency or asset collapses, defaults, rescue packages or downgrades dominated headlines. For the most part, the Global Government Bond Trust was a beneficiary of this turmoil in the Far-East.

The Trust held a neutral position in the US, nothing in Japan, and an overweight position in Europe. Most of our European holdings concentrated on the former high yielding markets like Italy and Sweden and where we were long duration and thus benefited from the continued European Monetary Union-induced yield convergence. In addition, talk of possible deflation stemming from the Asian situation, together with a flight to quality and liquidity were other factors which helped push yields down even further. As the US Dollar continued its strengthening trend we implemented hedging strategies to protect the value of the Trust.

OUTLOOK: In 1998, we believe that there are very solid fundamental reasons why bonds are attractive. The Asian meltdown is already having a dampening effect on the global economy. Commodity prices are falling. Import price deflation will keep the lid on domestic prices and profit growth will slow, business pricing power will falter, profit margins will be squeezed, earnings will be disappointing. Tighter fiscal policy on the part of Asian nations and among European nations eager to participate in EMU, an almost balanced budget in the US, a shrinking US Treasury issuance and higher real yields in the US than a year ago lead us to conclude that bonds offer value. We will, for the time being, continue to concentrate on the Dollar-bloc. Looking further ahead into the new year, demand for the Euro, the new European single currency, could put a cap on the Dollar's uptrend. This could then provide additional return opportunities for foreign exchange appreciation.

                           CAPITAL GROWTH BOND TRUST

INVESTMENT OBJECTIVE:    To achieve growth of capital by investing in medium-grade or better debt securities, with income as a secondary
                         consideration.

SUBADVISER:              Manufacturers Adviser Corporation

PORTFOLIO MANAGER:       Cathy Addison

INCEPTION DATE:          June 26, 1984

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

                                    [GRAPH]

                                  SALOMON BROTHERS               LEHMAN BROTHERS
       CAPITAL GROWTH                 BIG BOND                      AGGREGATE
         BOND TRUST               INDEX-CORPORATE                  BOND INDEX
         ----------               ---------------                  ----------
           10000                         10000                        10000
           11373                         11926                        11711
           12859                         13416                        12995
           14345                         14906                        14301
           15949                         16176                        15595
           17554                         17445                        16488
           17405                         17625                        16461
           17257                         17806                        16941
           17873                         18648                        17755
           18489                         19490                        18276
           19772                         20851                        19958
           21055                         22211                        20933
           21747                         23021                        21524
           22440                         23830                        22806
           24278                         26032                        23824
           26117                         28234                        26455
           28885                         29457                        27173
           27665                         30739                        28414
           29115                         32601                        30376
           30575                         34484                        31184
           29889                         33854                        29977
           29202                         33244                        30274
           32157                         36850                        33739
           35112                         40455                        35866
           34307                         39601                        35429
           35989                         41798                        37164
           36881                         43096                        38319
           39126                         46049                        40763

                               PERFORMANCE TABLE

                                                            Average Annual Total Return                Cumulative Total Return
                                                                                     Since                                Since
Periods Ending December 31, 1997                        1 Year  5 Years  10 Years  Inception         5 Years  10 Years  Inception
Salomon Bros BIG Bond Index (Corporate)+                10.17%   8.42%    9.97%     11.95%           49.81%   158.62%    360.49%
Lehman Brothers Aggregate Bond Index*                   9.68%    7.49%    9.18%     10.97%           43.46%   140.62%    307.63%
Capital Growth Bond Trust (at net asset value)          8.72%    7.19%    8.53%     10.62%           41.48%   126.74%    291.26%

+ Salomon Brothers Broad Investment Grade Bond Index-Corporate Component
* All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year, the Capital Growth Bond Trust returned 8.7% right in line with the 8.7% returns generated by the average Morningstar General Bond fund but below the 9.6% return of the Salomon Broad Investment Grade Index.

ENVIRONMENT: The bond market rallied in 1997. The benchmark 30-year US Treasury Bond began the year at 6.64% rising to a peak of 7.17% and falling to 5.92% by the end of the year. The yield on the long bond fell 72 basis points and the yield on the two year note fell 23 basis points causing the yield curve to flatten. Early in the year interest rates rose largely due to investors' fears that inflation would increase which in turn was fueled by economic indicators showing that the economy had picked up speed. As a result, the Fed raised rates by 25 basis points in order to slow economic growth. However, interest rates began their downward move from April until the end of the year.

The rally was supported by a slowdown in the economy as GDP dropped from 4.9% in the first quarter to 3.3% in the second quarter to 3.1% in the third quarter. Bond yields were propelled even lower by technical factors such as continued interest from foreign buyers and hedge fund managers, reallocation of funds by equity managers, the need of mortgage back security traders to offset the shortening in their portfolios with Treasuries, and decreased issuance of Treasuries and corporate bonds.

In the latter part of the year, the meltdown in Asia caused a significant sell in the Asian stock markets and a loss in foreign currency values. This began a flight to quality with money flowing into US Treasuries. In addition the Asian events have caused investors to anticipate slowdowns in growth and inflation in the US.

                         INVESTMENT QUALITY BOND TRUST

INVESTMENT OBJECTIVE:    To seek a high level of current income consistent with the maintenance of principal and liquidity, by investing
                         primarily in a diversified portfolio of investment grade
                         corporate bonds and U.S. Government bonds with intermediate to longer term maturities. Up to 20% of the portfolio's
                         assets may be invested in non-investment grade fixed income securities.

SUBADVISER:              Wellington Management Company, LLP

PORTFOLIO MANAGER:       Thomas L. Pappas

INCEPTION DATE:          April 23, 1991

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

                                    [GRAPH]


                10000                       10000                        10000
                10070                       10000                        10000
                10110                       10058                        10054
                10090                       10053                        10046
                10181                       10193                        10179
                10472                       10413                        10412
                10753                       10824                        10626
                10853                       10742                        10725
                10944                       10841                        10832
                11376                       11163                        11193
                11155                       11011                        11036
                11276                       11083                        11111
                11195                       11021                        11065
                11247                       11100                        11117
                11521                       11310                        11344
                11679                       11465                        11513
                11984                       11700                        11812
                12089                       11818                        11913
                12216                       11959                        12069
                12016                       11800                        11875
                12016                       11802                        11874
                12195                       11990                        12084
                12469                       12220                        12353
                12711                       12434                        12819
                12795                       12466                        12662
                12863                       12573                        12759
                12863                       12590                        12760
                13116                       12817                        13057
                13173                       12891                        13143
                13439                       13116                        13454
                13494                       13152                        13495
                13538                       13200                        13555
                13350                       13088                        13397
                13418                       13158                        13462
                13594                       13336                        13685
                13261                       13104                        13379
                12574                       12781                        13023
                12735                       12678                        12909
                12724                       12577                        12877
                12700                       12649                        12846
                12933                       12901                        13126
                12956                       12916                        13135
                12758                       12726                        12920
                12724                       12715                        12901
                12689                       12687                        12879
                12793                       12775                        12972
                13028                       13028                        13230
                13316                       13338                        13562
                13409                       13419                        13561
                13611                       13607                        13555
                14170                       14133                        14472
                14281                       14237                        14592
                14232                       14205                        14533
                14405                       14377                        14735
                14554                       14517                        14893
                14802                       14705                        15103
                15038                       14926                        15355
                15288                       15135                        15601
                15361                       15238                        15699
                15060                       14973                        15352
                14926                       14868                        15223
                14797                       14785                        15096
                14758                       14755                        15070
                14942                       14953                        15278
                14982                       14993                        15311
                14956                       14988                        15271
                15233                       15228                        15559
                15536                       15565                        15943
                15839                       15832                        15252
                15681                       15685                        16057
                15721                       15734                        16077
                15760                       15773                        16122
                15562                       15598                        15911
                15520                       15832                        16147
                15961                       15982                        16307
                16174                       16172                        16514
                16885                       16609                        17051
                16486                       16486                        16840
                16756                       16712                        17114
                16955                       16964                        17371
                17040                       17032                        17484
                17210                       17204                        17648

                               PERFORMANCE TABLE

                                                               Average Annual Total Return        Cumulative Total Return
                                                                                     Since                        Since
Periods Ending December 31, 1997                              1 Year    5 Years    Inception      5 Years       Inception
Customized Benchmark*+                                        9.91%      7.87%       8.89%         46.05%         76.48%
Lehman Brothers Aggregate Bond Index*                         9.68%      7.49%       8.48%         43.49%         72.04%
Investment Quality Bond Trust (at net asset value)            9.75%      7.13%       8.46%         41.12%         72.10%

* All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
+ Customized Benchmark is comprised of 50% of the return of the Lehman Brothers
  Government Bond Index and 50% of the return of the Lehman Brothers Corporate Bond Index.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: For the year, the Investment Quality Bond Trust returned 9.75%, in line with the 9.68% returns on the Lehman Brothers Aggregate Bond Index.

ENVIRONMENT: During 1997, Treasury yields declined and prices rose. Inflation expectations dove as commodity prices deflated. Oil prices dove 14%, gold plummeted by 24% and domestic inflation, as measured by CPI, finished at 1.7%. In addition, with the deflationary implication of troubles in Asia, it was not surprising to see long Treasuries fall by 70 basis points, breaking through the 6% level.

Treasuries finished the year with the most momentum; for the year, however, they performed in line with both mortgages and high quality corporate bonds. Meanwhile, high yield continued to outperform, generating an index total return over 12%. The Trust benefited from the constructive rate outlook but was held back by a small (under 2%) position in Southeast Asian bonds.

OUTLOOK: The current outlook for the US, despite robust current growth and little slack in labor or manufacturing capacity, is materially different as a result of the situation in Asia. The consensus has reduced growth and inflation expectations each by one-half percent. Anecdotal evidence which has recently surfaced suggests that these reductions may not be enough. With a continued positive backdrop for bonds, our inclination is to add to Treasuries rather than mortgages or corporate bonds, as the extra yield premium to own corporates and mortgages leaves little room for error as we enter a riskier time for the economy. Opportunities continue to surface in high yield, but we do not expect to increase exposure to the high yield sector.

                                      xxxii

                        U.S. GOVERNMENT SECURITIES TRUST

INVESTMENT OBJECTIVE:    To seek a high level of current income consistent with
                         preservation of capital and maintenance of liquidity by
                         investing in debt obligations and mortgage-backed securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities and derivative securities such as
                         collateralized mortgage obligations backed by such
                         securities.

SUBADVISER:              Salomon Brothers Asset Management Inc

PORTFOLIO MANAGER:       Steven Guterman, Roger Lavan

INCEPTION DATE:          May 1, 1989*

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

                                    [GRAPH]

                                U.S. GOVERNMENT                       MERRILL LYNCH 1-10
                                SECURITIES TRUST                       YEAR GOV'T INDEX
                                ----------------                       ----------------
                                    10000                                    10000
                                    10039                                    10211
                                    10165                                    10471
                                    10341                                    10686
                                    10214                                    10538
                                    10292                                    10590
                                    10555                                    10807
                                    10552                                    10913
                                    10691                                    10940
                                    10594                                    10878
                                    10533                                    10905
                                    10652                                    10927
                                    10593                                    10589
                                    10839                                    11119
                                    10976                                    11264
                                    11143                                    11425
                                    11104                                    11378
                                    11192                                    11480
                                    11300                                    11639
                                    11487                                    11813
                                    11614                                    11981
                                    11742                                    12102
                                    11791                                    12164
                                    11840                                    12230
                                    11942                                    12357
                                    12015                                    12428
                                    12015                                    12441
                                    12169                                    12575
                                    12427                                    12810
                                    12623                                    13027
                                    12767                                    13175
                                    12921                                    13329
                                    13241                                    13654
                                    13024                                    13516
                                    13076                                    13567
                                    12973                                    13512
                                    13123                                    13535
                                    13328                                    13830
                                    13554                                    14030
                                    13836                                    14291
                                    13985                                    14458
                                    14179                                    14555
                                    13984                                    14475
                                    13888                                    14411
                                    14051                                    14601
                                    14298                                    14874
                                    14503                                    15098
                                    14587                                    15155
                                    14664                                    15275
                                    14618                                    15229
                                    14855                                    15448
                                    14577                                    15481
                                    15065                                    15717
                                    15124                                    15785
                                    15147                                    15812
                                    15068                                    15738
                                    15138                                    15797
                                    15282                                    15955
                                    15079                                    15729
                                    14900                                    15509
                                    14875                                    15403
                                    14599                                    15418
                                    14854                                    15429
                                    15029                                    15621
                                    15100                                    15669
                                    14923                                    15544
                                    14887                                    15547
                                    14852                                    15469
                                    14947                                    15528
                                    15207                                    15788
                                    15528                                    16087
                                    15621                                    16176
                                    15794                                    16362
                                    16383                                    16830
                                    16465                                    16939
                                    16427                                    16951
                                    16578                                    17090
                                    16692                                    17204
                                    16882                                    17400
                                    17088                                    17614
                                    17275                                    17794
                                    17388                                    17945
                                    17110                                    17753
                                    17009                                    17873
                                    16948                                    17619
                                    16879                                    17610
                                    17067                                    17784
                                    17121                                    17839
                                    17134                                    17859
                                    17402                                    18088
                                    17724                                    18417
                                    17992                                    18641
                                    17858                                    18544
                                    17952                                    18615
                                    18019                                    18637
                                    17885                                    18544
                                    18123                                    18752
                                    18252                                    18898
                                    18424                                    19061
                                    18753                                    19415
                                    18697                                    19336
                                    18928                                    19548
                                    19142                                    19773
                                    19185                                    19816
                                    19371                                    19987

                               PERFORMANCE TABLE

                                                                 Average Annual Total Return             Cumulative Total Return
                                                                              Since       Since*                         Since
Periods Ending December 31, 1997                           1 Year  5 Years  Inception  Dec 13, 1991      5 Years       Inception
Merrill Lynch 1-10yr Gov't Index**                         7.78%    6.48%     8.32%       6.84%           36.88%         99.87%
U.S. Gov't Securities Trust (at net asset value)           8.47%    6.62%     7.93%       6.73%           37.77%         93.71%

 * Current subadviser assignment became effective 12/13/91.
** All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: The US Government Securities Trust posted an 8.47% return in 1997 which compares very favorably with the Merrill Lynch 1-10 Year Government Index return of 7.78%.

ENVIRONMENT: Economic conditions in the US remained surprisingly favorable throughout 1997. The combination of moderate growth and low inflation supported the financial markets. The Federal Reserve's decision to raise interest rates in March was widely anticipated, and since then, the market continued to be comforted by the fact that strong growth did not translate into higher inflation readings. The turmoil in Asian markets reverberated throughout the world later in the year, and the resultant dampening effects are likely to keep the Fed on hold for the near term.

The Trust's strong performance reflects the continued overweight position in mortgage-backed securities. Indeed, mortgages (as measured by the Salomon Brothers Mortgage Index) posted returns of 9.27% in 1997, which on a duration-adjusted basis outdistanced benchmark Treasuries by approximately 132 basis points. The Trust's performance was also helped by the slightly longer duration position relative to the benchmark since midyear.

OUTLOOK: As we move into 1998, the effects of the turmoil in Asia will continue. While we believe that the direct impact on the US will be limited, the indirect effects could be larger. The weakness in Asia should dampen US growth to sustainable levels, offsetting strength in housing and other consumer sectors. This should also serve to curb mounting pressure in the labor force. We believe that the inflation picture will improve going forward, as price competition in commodities and produced goods from countries such as Korea and Japan keep US prices in check. This combination of slower growth and lower inflation should benefit financial assets in 1998. Barring a significant decline in interest rates, we believe that additional spreads from mortgages will lead to higher returns versus Treasuries.

                                     xxxiii

                        LIFESTYLE AGGRESSIVE 1000 TRUST

INVESTMENT OBJECTIVE:    Seeks to provide long-term growth of capital (current income is not a consideration) by investing 100% of the Lifestyle
                         Trust's assets in other portfolios of the Trust which invest primarily in equity securities.
SUBADVISER:              Manufacturers Adviser Corporation
PORTFOLIO MANAGER:       Management Team
INCEPTION DATE:          January 7, 1997

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

                                    [GRAPH]

 MEASUREMENT PERIOD          LIFESTYLE AGGRESSIVE 1000
(FISCAL YEAR COVERED)                  TRUST                  RUSSELL 2000 INDEX
---------------------                  -----                  ------------------
DEC-96                                 10000                        10000
                                       10112                        10200
                                        9920                         9952
MAR-97                                  9568                         9483
                                        9637                         9509
                                       10302                        10567
JUN-97                                 10738                        11020
                                       11321                        11533
                                       10886                        11797
SEP-97                                 11543                        12660
                                       10968                        12104
                                       10960                        12026
DEC-97                                 11089                        12236

                               PERFORMANCE TABLE

                                                                Cumulative Total Return
                                                                         Since
Periods Ending December 31, 1997                                       Inception
Russell 2000 Index*                                                      22.36%
Lifestyle Aggressive 1000 Trust (at net asset value)                     10.89%

* All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: Since inception on January 7, 1997, the Lifestyle Aggressive 1000 Trust was up 10.9%, below the full-year returns posted by the Morningstar Aggressive Growth peers who averaged 16.4%. In context, the more aggressively positioned the portfolio, the worse relative performance was produced. For example, large cap growth stocks outperformed small cap growth stocks by over 2000 basis points, the biggest gap in 20 years.

ENVIRONMENT: Lifestyle portfolios are constructed as an optimal blend of asset classes and investment styles based on Modern Portfolio Theory. They are intended to be long-term investments designed to meet or better the risk-return characteristics of their benchmarks. Over short periods of time, a few asset classes and style groups may outperform or underperform the Lifestyle portfolio. But, over the long-term this well-diversified mix is expected to provide strong, long-term performance with a relatively low level of volatility. This portfolio is heavily weighted in small and mid cap stocks (50%) and to international markets (30%), asset classes that were particularly out of favor in 1997. Small-cap growth stocks as measured by the Russell 2000 Growth Index returned only 12.9% for the year and international stocks as measured by the MSCI EAFE Index advanced only 2.1% for the year. While somewhat disappointing in relation to the returns on US large caps this year, the assets in this portfolio have historically demonstrated a tendency toward long-term superior performance.

The only positive contribution to relative performance was the Trust's exposure to US large cap stocks (10%). All other asset classes, mid caps, small caps, international fixed income and real estate produced lower relative returns. At the end of the third quarter, the addition of the Small Company Value portfolio allowed us to bring our small cap value weight in line with our long-term model. Timing was less than fortunate as the Asian crisis escalated in the fourth quarter producing setbacks in small cap stocks.

Relative to our peers who had the benefit of the full year, returns were impacted by the S&P 500 posting strong returns in the first five days of 1997 prior to the launch of the Trust. Performance was also impacted by poor performance of the Pilgrim Baxter Growth portfolio (20% allocation). The highly volatile growth-oriented style of Pilgrim-Baxter has served up stunning returns and equally breath-taking periods of underperformance. Over time, patience has rewarded those who can live with the volatility with some of the highest performance numbers among all growth managers.

OUTLOOK: As with all our Lifestyle Funds our strategy is to stay the course. Across all investment styles, small and mid-cap stocks appear to offer better value, i.e. lower Price Earnings ratios, Price to Cash flow ratios and Price to Book values than US large caps. The flight to quality stemming from the Asian crisis in the fourth quarter of 1997 served only to exacerbate the difference. Yet the valuation risk in the US large caps is balanced by the positive economic and fundamental factors that drove the market to such unexpectedly strong returns in 1997. Over time, we expect the performance gap that currently exists between US large caps and all other asset classes to shift and revert to more historical levels. For example, we expect the high dividends and positive fundamentals in the real estate segment to continue producing steady returns with little or no relationship to the overall direction of the market.

                                      xxxiv

                           LIFESTYLE GROWTH 820 TRUST

INVESTMENT OBJECTIVE:    Seeks to provide long-term growth of capital with
                         consideration also given to current income by investing
                         approximately 20% of the Lifestyle Trust's assets in
                         Underlying Portfolios which invest primarily in fixed income securities and approximately 80% of its assets in Underlying
                         Portfolios which invest primarily in equity securities.

SUBADVISER:              Manufacturers Adviser Corporation

PORTFOLIO MANAGER:       Management Team

INCEPTION DATE:          January 7, 1997

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

                                    [GRAPH]

       MEASUREMENT PERIOD         LIFESTYLE GROWTH                      LEHMAN BROTHERS        BLENDED
     (FISCAL YEAR COVERED)           820 TRUST        S&P 500 INDEX     GOV'T/CORP INDEX      BENCHMARK
DEC-96                                 10000              10000              10000              10000
JAN-97                                 10144              10412              10012              10332
FEB-97                                 10104              10496              10033              10403
MAR-97                                  9824              10060               9914              10032
APR-97                                  9967              10660              10058              10541
MAY-97                                 10517              11315              10152              11078
JUN-97                                 10894              11819              10274              11500
JUL-97                                 11420              12758              10588              12301
AUG-97                                 11132              12049              10470              11726
SEP-97                                 11641              12708              10634              12277
OCT-97                                 11173              12284              10804              11988
NOV-97                                 11247              12853              10861              12445
DEC-97                                 11384              13074              10975              12642

                               PERFORMANCE TABLE

                                                                Cumulative-Total-Return
                                                                         Since
Periods Ending December 31, 1997                                       Inception
S&P 500 Index                                                           30.74%
Lehman Brothers Government/Corporate Bond Index*                         9.75%
Blended Benchmark+                                                      26.42%
Lifestyle Growth 820 Trust (at net asset value)                         13.84%

* All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
+ Blended Benchmark consists of 80% of the return of the S&P 500 Index and 20% of the return of the Lehman Brothers Government/ Corporate Bond Index.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: Since inception on January 7, 1997, the Lifestyle Growth 820 Trust was up 13.8%. Returns were in line with the 14.2% full-year returns for the average of its peers in the Morningstar Asset Allocation and Multi-asset Global categories. This peer group on average maintains a comparable mix of bonds, international and domestic stocks.

ENVIRONMENT: Lifestyle portfolios are constructed as an optimal blend of asset classes and investment styles based on Modern Portfolio Theory. They are intended to be long-term investments designed to meet or better the risk-return characteristics of their benchmarks. Over short periods of time, a few asset classes and style groups may outperform or underperform the Lifestyle portfolio. But, over the long-term this well-diversified mix is expected to provide strong, long-term performance with a relatively low level of volatility. The Trust's exposure to US large cap stocks produced a positive contribution. All other asset classes, mid caps, small caps, international fixed income and real estate produced lower relative returns. At the end of the third quarter, the addition of the Small Company Value portfolio allowed us to bring our small cap value weight in line with our long-term model.

Relative to our peers who had the benefit of the full year, returns were impacted by the S&P 500 posting strong returns in the first five days of 1997 prior to the launch of the Trust. Performance was also impacted by poor performance of the Pilgrim Baxter Growth portfolio (10% allocation). The highly volatile growth-oriented style of Pilgrim-Baxter has served up stunning returns and scary losses in the past. Over time, patience has rewarded those who can live with the volatility with some of the highest performance numbers among all growth managers.

OUTLOOK: As with all our Lifestyle Funds our strategy is to stay the course. Across all investment styles, small and mid-cap stocks appear to offer better value, i.e. lower Price Earnings ratios, Price to Cash flow ratios and Price to Book values than US large caps. Yet the valuation risk in the US large caps is balanced by the positive economic and fundamental factors that drove the market to such unexpectedly strong returns in 1997. We are patient, long-term investors and fully expect that the performance gap that currently exists between US large caps and all other asset classes will shift and revert to more historical levels.

                          LIFESTYLE BALANCED 640 TRUST

INVESTMENT OBJECTIVE:    Seeks to provide a balance between a high level of current income and growth of capital with a greater emphasis given to capital growth by investing approximately 40% of the
                         Lifestyle Trust's assets in Underlying Portfolios which
                         invest primarily in fixed income securities and
                         approximately 60% of its assets in Underlying Portfolios
                         which invest primarily in equity securities.
SUBADVISER:              Manufacturers Adviser Corporation
PORTFOLIO MANAGER:       Management Team
INCEPTION DATE:          January 7, 1997

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

                                    [GRAPH]

  MEASUREMENT PERIOD              LIFESTYLE BALANCED                      LEHMAN BROTHERS        BLENDED
(FISCAL YEAR COVERED)                 640 TRUST         S&P 500 INDEX     GOV'T/CORP INDEX      BENCHMARK
---------------------                 ---------         -------------     ----------------      ---------
DEC-96                                   10000              10000              10000              10000
                                         10147              10412              10012              10252
                                         10151              10498              10033              10310
MAR-97                                    9907              10050               9914              10004
                                         10099              10660              10058              10421
                                         10528              11315              10152              10843
JUN-97                                   10842              11819              10274              11186
                                         11330              12758              10588              11855
                                         11127              12049              10470              11407
SEP-97                                   11541              12708              10634              11853
                                         11176              12284              10804              11692
                                         11261              12853              10861              12041
DEC-97                                   11411              13074              10975              12216

                               PERFORMANCE TABLE

                                                                Cumulative Total Return
                                                                         Since
              Periods Ending December 31, 1997                         Inception
S&P 500 Index                                                            30.74%
Lehman Brothers Government/Corporate Bond Index*                          9.75%
Blended Benchmark+                                                       22.16%
Lifestyle Balanced 640 Trust (at net asset value)                        14.11%

* All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
+ Blended Benchmark consists of 60% of the return of the S&P 500 Index and 40% of the return of the Lehman Brothers Government/ Corporate Bond Index.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: Since inception on January 7, 1997, the Lifestyle Balance 640 Trust was up 14.1%. Returns were somewhat below the full-year 16.6% average return among asset allocation peers in the Morningstar mutual fund universe. Returns were in line with the 14.2% full-year returns for the average of its peers in the Morningstar Asset Allocation and Multi-asset Global categories. This peer group on average maintains a comparable mix of bonds, international and domestic stocks.

ENVIRONMENT: Lifestyle portfolios are constructed as an optional blend of asset classes and investment styles based on Modern Portfolio Theory. They are intended to be long-term investments designed to meet or better the risk-return characteristics of their benchmarks. Over short periods of time, a few asset classes and style groups may outperform or underperform the Lifestyle portfolio. But, over the long-term this well-diversified mix is expected to provide strong, long-term performance with a relatively low level of volatility.

The biggest contributor to overall performance was the Trust's 30% exposure to US large and mid-cap stocks. At the end of the third quarter, the addition of the Small Company Value portfolio allowed us to bring our small cap value weight in line with our long-term model. Overall performance was enhanced by the active fixed income managers all of whom produced at or above benchmark performance. Particularly rewarding was the 10% allocation to the Salomon-managed Strategic Bond portfolio (up 10.98% in 1997) which continues to provide access to high-yielding asset classes and stellar risk-adjusted returns. On a relative basis, returns were impacted by the S&P 500 posting strong returns in the first five days of 1997 prior to the launch of the Trust. The poor performance of the Pilgrim Baxter Growth portfolio (5%) was in part offset by the performance of the Warburg Pincus-managed Emerging Growth portfolio (5%) which beat the Russell 2000 Growth Index by over 600 basis points. Overall allocations to anything other than US large caps negatively impacted relative performance. Small caps, for example suffered their worst performance relative to the S&P 500 in over 20 years.

OUTLOOK: As with all our Lifestyle Funds our strategy is to stay the course. Small and mid-cap stocks now appear to offer better value, i.e. lower Price Earnings ratios, Price to Cash flow ratios and Price to Book values than US large caps. However, the valuation risk in the US large caps is balanced by the positive economic and fundamental factors that drove the market to such unexpectedly strong returns in 1997. Over time, we expect the performance gap that currently exists between US large caps and all other asset classes to shift and revert to more historical levels.

                                      xxxvi

                          LIFESTYLE MODERATE 460 TRUST

INVESTMENT OBJECTIVE:    Seeks to provide a balance between a high level of current income and growth of capital with a greater emphasis given to high income by investing approximately 60% of the
                         Lifestyle Trust's assets in Underlying Portfolios which
                         invest primarily in fixed income securities and
                         approximately 40% of its assets in Underlying Portfolios
                         which invest primarily in equity securities.
SUBADVISER:              Manufacturers Adviser Corporation
PORTFOLIO MANAGER:       Management Team
INCEPTION DATE:          January 7, 1997

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

                                    [GRAPH]

                                     LIFESTYLE
  MEASUREMENT PERIOD                MODERATE 460                        LEHMAN BROTHERS        BLENDED
(FISCAL YEAR COVERED)                  TRUST          S&P 500 INDEX     GOV'T/CORP INDEX      BENCHMARK
---------------------                  -----          -------------     ----------------      ---------
DEC-96                                 10000              10000              10000              10000
                                       10134              10412              10012              10172
                                       10206              10496              10033              10218
MAR-97                                 10046              10060               9914               9975
                                       10253              10560              10058              10300
                                       10548              11315              10152              10611
JUN-97                                 10785              11819              10274              10877
                                       11182              12758              10588              11422
                                       10998              12049              10470              11091
SEP-97                                 11285              12708              10634              11438
                                       11082              12284              10804              11395
                                       11232              12853              10861              11643
DEC-97                                 11370              13074              10975              11796

                               PERFORMANCE TABLE

                                                                Cumulative Total Return
                                                                         Since
              Periods Ending December 31, 1997                         Inception
S&P 500 Index                                                            30.74%
Lehman Brothers Government/Corporate Bond Index*                          9.75%
Blended Benchmark+                                                       17.96%
Lifestyle Moderate 460 Trust (at net asset value)                        13.70%

* All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
+ Blended Benchmark consists of 40% of the return of the S&P 500 Index and 60% of the return of the Lehman Brothers Government/ Corporate Bond Index.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: Since inception on January 7, 1997, the Lifestyle Moderate 460 Trust was up 13.7%, roughly in line with the 14.2% full year returns for the average of its peers in the Morningstar Asset Allocation and Multi-asset Global categories. This peer group maintains a comparable, though somewhat more aggressive asset mix. However, returns were below the extraordinary 18.9% full year return to a 40% S&P 500/60% Lehman Brothers Government/Corporate Bond mix.

ENVIRONMENT: Clearly the biggest contributor to overall performance was the Trust's 30% exposure to US stocks of which two-thirds were large caps. In addition, all the active fixed income managers produced at or above benchmark performance, particularly the 10% allocation to the Salomon-managed Strategic Bond portfolio (up 10.98% in 1997) which continues to provide access to high-yielding asset classes and stellar risk-adjusted returns. The returns relative to the full year 40% stock/60% bond benchmark were impacted by the strong first days of 1997 which accounted for nearly 100 basis points of the performance gap. Our 10% allocation to international equities dragged on performance particularly in the fourth quarter when the Asian crisis emerged as front-page news.

OUTLOOK: Our strategy is to stay the course. At current levels, the US equity market by most traditional valuation measures is above fair value. Yet, the positive economic and fundamental factors that drove the market to such unexpectedly strong returns in 1997 remain intact. We are confident that the highly defensive, low P/E strategy that has worked so well for the MAS-managed Value portfolio will provide strong equity exposure with considerable protection should valuation become a significant negative factor for the market overall.

                                     xxxvii

                        LIFESTYLE CONSERVATIVE 280 TRUST

INVESTMENT OBJECTIVE:    Seeks to provide a high level of current income with some
                         consideration also given to growth of capital by investing approximately 80% of the Lifestyle Trust's assets in
                         Underlying Portfolios which invest primarily in fixed income securities and approximately 20% of its assets in Underlying
                         Portfolios which invest primarily in equity securities.
SUBADVISER:              Manufacturers Adviser Corporation
PORTFOLIO MANAGER:       Management Team
INCEPTION DATE:          January 7, 1997

         CHANGE IN VALUE OF $10,000 INVESTMENT AND COMPARATIVE INDICES

                                    [GRAPH]

                                     LIFESTYLE
       MEASUREMENT PERIOD         CONSERVATIVE 280                      LEHMAN BROTHERS        BLENDED
     (FISCAL YEAR COVERED)             TRUST          S&P 500 INDEX     GOV'T/CORP INDEX      BENCHMARK
DEC-96                                 10000              10000              10000              10000
                                       10115              10412              10012              10092
                                       10176              10496              10033              10125
MAR-97                                 10071              10060               9914               9945
                                       10236              10660              10058              10180
                                       10422              11315              10152              10380
JUN-97                                 10591              11819              10274              10573
                                       10890              12758              10588              10999
                                       10787              12049              10470              10778
SEP-97                                 10991              12708              10634              11032
                                       10983              12284              10804              11099
                                       11089              12853              10861              11249
DEC-97                                 11215              13074              10975              11382

                               PERFORMANCE TABLE

                                                                Cumulative Total Return
                                                                -----------------------
                                                                         Since
              Periods Ending December 31, 1997                         Inception
S&P 500 Index                                                           30.74%
Lehman Brothers Government/Corporate Bond Index*                         9.75%
Blended Benchmark+                                                      13.82%
Lifestyle Conservative 280 Trust (at net asset value)                   12.15%

* All since inception returns for the indices begin on the month-end closest to the actual inception date of the Trust.
+ Blended Benchmark consists of 20% of the return of the S&P 500 Index and 80% of the return of the Lehman Brothers Government/ Corporate Bond Index.

                         PORTFOLIO MANAGER'S COMMENTARY

PERFORMANCE: Since inception, the Lifestyle Conservative 280 Trust was up 12.2%, well above the 8.7% full year returns of its peers in the Morningstar Corporate Bond -- General category or the 8.4% full year returns of the peers in the Morningstar Multi-Sector Bond category.

ENVIRONMENT: Clearly the biggest contributor to overall performance was the Trust's full 20% exposure to the strong domestic large cap stock rally. To maintain a full equity weight, the allocation to equity funds was held at 25% of the portfolio to account for all the cash in the underlying portfolios and bring the net equity position to a full 20%. In addition, all of our active fixed income managers produced at or above benchmark performance particularly the Salomon-managed Strategic Bond portfolio (up 10.97% in 1997) which continues to provide access to high-yielding asset classes and stellar risk-adjusted returns.

OUTLOOK: Our strategy is to stay the course. At current levels, the US equity market by most traditional valuation measures is above fair value. Yet, the positive economic and fundamental factors that drove the market to such unexpectedly strong returns in 1997 remain intact. We continue to review the asset mix in the portfolio, particularly the level of international equity exposure in the underlying portfolios with a view to ensuring that this exposure reaches about 6%, in line with the long-term asset model for this fund.

                                     xxxviii

REPORT OF INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------

   To the Board of Trustees and Shareholders of Manufacturers Investment Trust:

   We have audited the accompanying statements of assets and liabilities of Manufacturers Investment Trust (comprising, the Pacific Rim Emerging Markets, Science & Technology, International Small Cap, Emerging Growth, Pilgrim Baxter Growth, Small/Mid Cap, International Stock, Worldwide Growth, Global Equity, Small Company Value, Equity, Growth, Quantitative Equity, Equity Index, Blue Chip Growth, Real Estate Securities, Value, International Growth and Income, Growth and Income, Equity-Income, Balanced, Aggressive Asset Allocation, Moderate Asset Allocation, Conservative Asset Allocation, High Yield, Strategic Bond, Global Government Bond, Capital Growth Bond, Investment Quality Bond, U.S. Government Securities, Money Market, Lifestyle Aggressive 1000, Lifestyle Growth 820, Lifestyle Balanced 640, Lifestyle Moderate 460 and Lifestyle Conservative 280 Trusts), including the portfolios of investments, as of December 31, 1997, the related statements of operations for the period then ended and the statements of changes in net assets for each of the periods presented. In addition, we have audited the financial highlights of Science & Technology, International Small Cap, Pilgrim Baxter Growth, Small/Mid Cap, Worldwide Growth, Global Equity, Small Company Value, Equity, Growth, Equity Index, Blue Chip Growth, Value, International Growth and Income, Growth and Income, Equity-Income, Aggressive Asset Allocation, Moderate Asset Allocation, Conservative Asset Allocation, High Yield, Strategic Bond, Global Government Bond, Investment Quality Bond, U.S. Government Securities, Money Market, Lifestyle Aggressive 1000, Lifestyle Growth 820, Lifestyle Balanced 640, Lifestyle Moderate 460 and Lifestyle Conservative 280 Trusts for each of the periods presented and the financial highlights of Pacific Rim Emerging Markets, Emerging Growth, International Stock, Quantitative Equity, Real Estate Securities, Balanced and Capital Growth Bond Trusts for the periods ended December 31, 1997 and 1996. These financial statements and financial highlights are the responsibility of the Trusts' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

   The financial highlights for the periods ended December 31, 1988 through December 31, 1995, presented therein, for the Pacific Rim Emerging Markets, Emerging Growth, International Stock, Quantitative Equity, Real Estate Securities, Balanced and Capital Growth Bond Trusts were audited by other auditors whose report dated February 2, 1996 expressed an unqualified opinion on those financial highlights.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1997 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements and financial highlights referred to in the first paragraph above present fairly, in all material respects, the financial position of each of the Trusts comprising Manufacturers Investment Trust as of December 31, 1997, the results of their operations, the changes in their net assets and the financial highlights for each of the periods referred to above, in conformity with generally accepted accounting principles.


   Boston, Massachusetts
   February 25, 1998

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF ASSETS AND LIABILITIES - DECEMBER 31, 1997
--------------------------------------------------------------------------------

                                                        PACIFIC RIM                                                   PILGRIM
                                                          EMERGING      SCIENCE &     INTERNATIONAL    EMERGING       BAXTER
                                                          MARKETS       TECHNOLOGY      SMALL CAP       GROWTH        GROWTH
ASSETS                                                     TRUST          TRUST           TRUST          TRUST        TRUST
                                                        ------------   ------------   ------------   ------------  ------------

Investments in securities, at value (Includes
  repurchase agreements of $5,705,000 and
  $30,113,000 in the Pacific Rim Emerging Markets
  and International Small Cap Trusts, respectively)
  (See accompanying portfolio of investments) ........   $24,313,646    $81,617,741   $134,997,447   $343,991,933   $96,348,849
Forward foreign currency contracts to buy, at value
  (Cost $439,330) (Notes 2 and 8) ....................            --             --        432,527             --            --
Cash .................................................       336,169            963      2,772,918            777           802
Foreign currency (Cost: $1,462,191 and $1,145,976 in
  the Pacific Rim Emerging Markets and International
  Small Cap Trusts, respectively) (Notes 2 and 8) ....     1,372,956             --      1,110,812             --            --
Receivables:
       Investments sold ..............................         3,968             --        205,910         36,759            --
       Fund shares sold ..............................         2,827        131,010        276,021             --            --
       Dividends and interest ........................        45,852          7,650         40,434         26,315         2,785
       Foreign tax withholding reclaims ..............         1,909             --         54,576             --            --
Other assets .........................................            69            150            337            679           206
                                                        ------------   ------------   ------------   ------------  ------------
           Total assets ..............................    26,077,396     81,757,514    139,890,982    344,056,463    96,352,642
                                                        ------------   ------------   ------------   ------------  ------------

LIABILITIES

Payables:
       Forward foreign currency contracts to buy
         (Notes 2 and 8) .............................            --             --        439,330             --            --
       Investments purchased .........................            --        477,956        622,317        210,479     2,607,764
       Fund shares redeemed ..........................     1,070,660             --          1,705      1,624,090       397,321
       Dividend and interest withholding tax .........         1,332             --          5,724             --            --
       Custodian fee .................................        16,328          1,972         21,426          9,137         6,180
       Securities lending ............................     1,136,665     13,925,496     10,214,498     66,418,106            --
       Other accrued expenses ........................         2,087          4,514         10,272         20,570         6,231
                                                        ------------   ------------   ------------   ------------  ------------
           Total liabilities .........................     2,227,072     14,409,938     11,315,272     68,282,382     3,017,496
                                                        ------------   ------------   ------------   ------------  ------------

NET ASSETS ...........................................   $23,850,324    $67,347,576   $128,575,710   $275,774,081   $93,335,146
                                                        ============   ============   ============   ============  ============

Net assets consist of:
       Undistributed net investment income
         (loss) (Note 2) .............................      ($92,260)            --       $444,269             --            --
       Accumulated undistributed net realized
         gain (loss) on investments, foreign currency
         and forward foreign currency contracts ......      (494,317)   ($1,055,655)    (4,503,928)    $4,030,117   ($4,090,189)
       Unrealized appreciation (depreciation) on:
         Investments .................................    (9,050,768)    (1,610,969)     8,630,508     43,089,067     6,765,675
         Foreign currency and forward foreign currency
           contracts .................................       (91,018)            --        (37,222)            --            --
       Capital shares at par value of $.01 (Note 4) ..        33,300         49,441         93,822        114,268        74,667
       Additional paid-in capital ....................    33,545,387     69,964,759    123,948,261    228,540,629    90,584,993
                                                        ------------   ------------   ------------   ------------  ------------

             Net assets ..............................   $23,850,324    $67,347,576   $128,575,710   $275,774,081   $93,335,146
                                                        ============   ============   ============   ============  ============

Capital shares outstanding (Note 4) ..................     3,329,953      4,944,146      9,382,231     11,426,808     7,466,705
                                                        ------------   ------------   ------------   ------------  ------------
Net asset value, offering price and redemption price
  per share ..........................................         $7.16         $13.62         $13.70         $24.13        $12.50
                                                        ============   ============   ============   ============  ============

Investments in securities, at identified cost (Note 2)   $33,364,414    $83,228,710   $126,366,939   $300,902,866   $89,583,174
                                                        ============   ============   ============   ============  ============


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF ASSETS AND LIABILITIES - DECEMBER 31, 1997
--------------------------------------------------------------------------------

                                                                                                                       SMALL
                                                         SMALL/MID     INTERNATIONAL    WORLDWIDE       GLOBAL        COMPANY
                                                            CAP            STOCK          GROWTH        EQUITY         VALUE
ASSETS                                                     TRUST           TRUST          TRUST          TRUST         TRUST
                                                        ------------   ------------   ------------  -------------  ------------

Investments in securities, at value (Includes a
  repurchase agreement of $5,570,000 in the
  Worldwide Growth Trust) (See accompanying
  portfolio of investments) ..........................  $313,019,389   $160,219,217    $29,609,825   $918,950,634   $69,525,010
Receivable for forward foreign currency contracts
  to sell (Notes 2 and 8) ............................            --          2,837             --     83,499,358            --
Forward foreign currency contracts to buy, at value
  (Cost: $423,768) (Notes 2 and 8) ...................            --             --             --        421,942            --
Cash .................................................           725            928      1,307,481            419            55
Foreign currency (Cost: $752,596, $69,892 and
  $4,257,204 in the International Stock, Worldwide
  Growth and Global Equity Trusts, respectively)
  (Notes 2 and 8) ....................................            --        745,526         68,940      4,217,581            --
Receivables:
       Investments sold ..............................     5,165,532         43,779             --      1,141,768       341,435
       Fund shares sold ..............................     1,327,202        571,861             --             --        65,922
       Dividends and interest ........................       108,698         99,519          8,105      1,912,588        92,623
       Foreign tax withholding reclaims ..............            --         45,691          3,197        181,402            --
Other assets .........................................           692            320             54          2,224        10,104
                                                        ------------   ------------   ------------  -------------  ------------
           Total assets ..............................   319,622,238    161,729,678     30,997,602  1,010,327,916    70,035,149
                                                        ------------   ------------   ------------  -------------  ------------

LIABILITIES

Forward foreign currency contracts to sell, at
  value (Cost: $2,837 and $83,499,358 in the
  International Stock and Global Equity Trusts,
  respectively) (Notes 2 and 8) ......................            --          2,830             --     83,577,896            --
Payables:
       Forward foreign currency contracts to buy
         (Notes 2 and 8) .............................            --             --             --        423,768            --
       Investments purchased .........................    12,788,500          8,173      1,618,145      3,033,994     2,704,459
       Fund shares redeemed ..........................           724        892,005         81,699      1,272,257       239,606
       Dividend and interest withholding tax .........            --          5,211            493        107,457            --
       Custodian fee .................................         4,268         21,895          1,613         49,550            --
       Securities lending ............................    38,431,346     15,537,088      5,032,012     53,383,326            --
       Other accrued expenses ........................        20,888          9,579          1,605         66,921            --
                                                        ------------   ------------   ------------  -------------  ------------
           Total liabilities .........................    51,245,726     16,476,781      6,735,567    141,915,169     2,944,065
                                                        ------------   ------------   ------------  -------------  ------------

NET ASSETS ...........................................  $268,376,512   $145,252,897    $24,262,035   $868,412,747   $67,091,084
                                                        ============   ============   ============  =============  ============

Net assets consist of:
       Undistributed net investment income
         (loss) (Note 2) .............................            --         $9,928        ($7,360)   $15,666,642       $56,115
       Accumulated undistributed net realized
         gain (loss) on investments, foreign currency
         and forward foreign currency contracts ......   ($1,179,845)      (894,628)       (87,537)    48,191,141      (761,428)
       Unrealized appreciation (depreciation) on:
         Investments .................................    32,753,291     (1,192,615)       771,847    136,950,676    (1,242,712)
         Foreign currency and forward foreign currency
           contracts .................................            --         (9,190)          (428)      (119,572)           --
       Capital shares at par value of $.01 (Note 4) ..       174,180        126,610         17,278        448,132        56,180
       Additional paid-in capital ....................   236,628,886    147,212,792     23,568,235    667,275,728    68,982,929
                                                        ------------   ------------   ------------  -------------  ------------

             Net assets ..............................  $268,376,512   $145,252,897    $24,262,035   $868,412,747   $67,091,084
                                                        ============   ============   ============  =============  ============

Capital shares outstanding (Note 4) ..................    17,417,967     12,661,021      1,727,778     44,813,235     5,618,018
                                                        ------------   ------------   ------------  -------------  ------------
Net asset value, offering price and redemption price
  per share ..........................................        $15.41         $11.47         $14.04         $19.38        $11.94
                                                        ============   ============   ============  =============  ============

Investments in securities, at identified cost (Note 2)  $280,266,098   $161,411,832    $28,837,978   $781,999,958   $70,767,722
                                                        ============   ============   ============  =============  ============


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF ASSETS AND LIABILITIES - DECEMBER 31, 1997
--------------------------------------------------------------------------------

                                                                                      QUANTITATIVE     EQUITY      BLUE CHIP
                                                             EQUITY         GROWTH       EQUITY         INDEX        GROWTH
ASSETS                                                       TRUST          TRUST        TRUST          TRUST        TRUST
                                                        --------------  ------------  ------------  ------------  ------------

Investments in securities, at value (Includes a
  repurchase agreement of $33,923,000 in the
  Growth Trust) (See accompanying portfolio
  of investments) ....................................  $1,696,085,710  $186,742,805  $180,436,025   $30,717,873  $765,629,273
Cash .................................................             560           822           726        29,274         1,000
Foreign currency (Cost: $7, $32,718 and $12 in the
  Equity, Growth and Blue Chip Growth Trusts,
  respectively) (Notes 2 and 8) ......................               6        32,886            --            --            12
Receivables:
       Investments sold ..............................      29,365,620       256,813            --            --       439,371
       Fund shares sold ..............................       1,797,715       676,383       143,384        26,515       351,008
       Dividends and interest ........................       1,243,419       138,325       259,637        25,838       851,491
       Foreign tax withholding reclaims ..............              --         1,985            --            --         2,092
Other assets .........................................           3,924           377           388            56         1,662
                                                        --------------  ------------  ------------  ------------  ------------
           Total assets ..............................   1,728,496,954   187,850,396   180,840,160    30,799,556   767,275,909
                                                        --------------  ------------  ------------  ------------  ------------

LIABILITIES

Payables:
       Investments purchased .........................      15,797,250     4,104,287            --            --     2,358,937
       Fund shares redeemed ..........................         253,697            --        26,886            --            85
       Dividend and interest withholding tax .........             972           903            --             5        12,130
       Variation margin for open futures contracts ...              --            --            --         1,100            --
       Custodian fee .................................          12,732         4,437         4,215         1,458         7,607
       Securities lending ............................     190,931,857    16,341,262    13,267,548     3,720,737    55,974,160
       Other accrued expenses ........................         118,346        11,341        11,806         1,654       115,532
                                                        --------------  ------------  ------------  ------------  ------------
          Total liabilities ..........................     207,114,854    20,462,230    13,310,455     3,724,954    58,468,451
                                                        --------------  ------------  ------------  ------------  ------------

NET ASSETS ...........................................  $1,521,382,100  $167,388,166  $167,529,705   $27,074,602  $708,807,458
                                                        ==============  ============  ============  ============  ============

Net assets consist of:
       Undistributed net investment income (Note 2) ..      $4,882,008      $785,667    $1,960,998            --    $4,121,547
       Accumulated undistributed net realized
         gain on investments, futures, foreign currency
         and forward foreign currency contracts ......     286,447,188     7,467,441    21,202,387      $641,467    11,503,937
       Unrealized appreciation on:
         Investments .................................      67,947,050    13,842,825    18,931,078       315,232   153,458,456
         Futures contracts ...........................              --            --            --        65,634            --
         Foreign currency and forward foreign currency
           contracts .................................              24           179            --            --            --
       Capital shares at par value of $.01 (Note 4) ..         707,575        97,277        74,470        21,688       472,684
       Additional paid-in capital ....................   1,161,398,255   145,194,777   125,360,772    26,030,581   539,250,834
                                                        --------------  ------------  ------------  ------------  ------------

             Net assets ..............................  $1,521,382,100  $167,388,166  $167,529,705   $27,074,602  $708,807,458
                                                        ==============  ============  ============  ============  ============

Capital shares outstanding (Note 4) ..................      70,757,532     9,727,676     7,446,999     2,168,839    47,268,444
                                                        --------------  ------------  ------------  ------------  ------------
Net asset value, offering price and redemption price
  per share ..........................................          $21.50        $17.21        $22.50        $12.48        $15.00
                                                        ==============  ============  ============  ============  ============

Investments in securities, at identified cost (Note 2)  $1,628,138,660  $172,899,980  $161,504,947   $30,402,641  $612,170,817
                                                        ==============  ============  ============  ============  ============


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF ASSETS AND LIABILITIES - DECEMBER 31, 1997
--------------------------------------------------------------------------------

                                                                                     INTERNATIONAL
                                                         REAL ESTATE                   GROWTH AND     GROWTH AND       EQUITY-
                                                          SECURITIES     VALUE           INCOME         INCOME          INCOME
ASSETS                                                      TRUST        TRUST           TRUST           TRUST          TRUST
                                                        ------------  ------------   ------------   --------------   ------------

Investments in securities, at value (Includes a
  repurchase agreement of $17,338,000 in the Value
  Trust) (See accompanying portfolio of investments)    $184,435,661  $159,014,173   $227,575,065   $1,667,087,644   $981,112,571
Receivable for forward foreign currency contracts
  to sell (Notes 2 and 8)  ...........................            --            --     80,269,910               --             --
Forward foreign currency contracts to buy, at value
  (Cost: $55,099,058) (Notes 2 and 8) ................            --            --     53,548,182               --             --
Cash .................................................             4           590            726          180,857            494
Foreign currency (Cost: $1,270,804, $12,125, and
  and $453 in the International Growth and Income,
  Growth and Income and Equity-Income Trusts,
  respectively) (Notes 2 and 8) ......................            --            --      1,245,682            9,844            451
Receivables:
       Investments sold ..............................            --       483,304      2,764,050        4,652,417        289,259
       Fund shares sold ..............................       183,329       161,273             --            1,080        138,300
       Dividends and interest ........................       814,837       173,412      1,609,899        2,078,442      2,181,169
       Foreign tax withholding reclaims ..............            --         1,025        285,300               --         20,884
Deferred organization expenses (Note 2) ..............            --            --         19,680               --            275
Other assets .........................................           372           268            403            3,873          2,199
                                                        ------------  ------------   ------------   --------------   ------------
           Total assets ..............................   185,434,203   159,834,045    367,318,897    1,674,014,157    983,745,602
                                                        ------------  ------------   ------------   --------------   ------------

LIABILITIES

Forward foreign currency contracts to sell, at value
  (Cost: $80,269,910) (Notes 2 and 8)  ...............            --            --     77,559,789               --             --
Payables:
       Forward foreign currency contracts to buy
         (Notes 2 and 8) .............................            --            --     55,099,058               --             --
       Investments purchased .........................       581,011     2,611,174        193,315        2,088,219        132,176
       Fund shares redeemed ..........................        69,696           127      1,972,048          518,914        763,880
       Dividend and interest withholding tax .........            --         1,567        102,491               --         20,009
       Custodian fee .................................         5,661        11,848         19,337            8,825          8,670
       Securities lending ............................    23,007,430    12,529,476     28,577,353       65,892,173     41,049,758
       Other accrued expenses ........................        11,212         8,229         19,052          118,748         66,522
                                                        ------------  ------------   ------------   --------------   ------------
           Total liabilities .........................    23,675,010    15,162,421    163,542,443       68,626,879     42,041,015
                                                        ------------  ------------   ------------   --------------   ------------

NET ASSETS ...........................................  $161,759,193  $144,671,624   $203,776,454   $1,605,387,278   $941,704,587
                                                        ============  ============   ============   ==============   ============

Net assets consist of:
       Undistributed net investment income (Note 2) ..    $4,808,797            --     $4,240,740      $15,315,008    $18,699,879
       Accumulated undistributed net realized
         gain (loss) on investments, foreign currency
         and forward foreign currency contracts ......    16,198,159     ($599,054)     6,185,857       99,563,470     40,321,049
       Unrealized appreciation (depreciation) on:
         Investments .................................    13,326,506     5,320,474     (3,674,391)     467,120,639    168,625,533
         Foreign currency and forward foreign currency
           contracts .................................            --            --      1,083,017           (2,281)            60
       Capital shares at par value of $.01 (Note 4) ..        80,592        97,703        185,164          672,005        546,250
       Additional paid-in capital ....................   127,345,139   139,852,501    195,756,067    1,022,718,437    713,511,816
                                                        ------------  ------------   ------------   --------------   ------------

             Net assets ..............................  $161,759,193  $144,671,624   $203,776,454   $1,605,387,278   $941,704,587
                                                        ============  ============   ============   ==============   ============

Capital shares outstanding (Note 4)  .................     8,059,178     9,770,288     18,516,347       67,200,511     54,625,052
                                                        ------------  ------------   ------------   --------------   ------------
Net asset value, offering price and redemption price
  per share ..........................................        $20.07        $14.81         $11.01           $23.89         $17.24
                                                        ============  ============   ============   ==============   ============

Investments in securities, at identified cost (Note 2)  $171,109,155  $153,693,699   $231,249,456   $1,199,967,005   $812,487,038
                                                        ============  ============   ============   ==============   ============


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF ASSETS AND LIABILITIES - DECEMBER 31, 1997
--------------------------------------------------------------------------------

                                                                        AGGRESSIVE      MODERATE     CONSERVATIVE
                                                                          ASSET          ASSET           ASSET          HIGH
                                                          BALANCED      ALLOCATION     ALLOCATION     ALLOCATION       YIELD
ASSETS                                                     TRUST          TRUST          TRUST           TRUST         TRUST
                                                        ------------   ------------   ------------   ------------   ------------
Investments in securities, at value (Includes
  repurchase agreements of $21,701,000 and
  $11,531,000 in the Conservative Asset Allocation
  and High Yield Trusts, respectively)
  (See accompanying portfolio of investments) ........  $183,736,970   $265,184,316   $663,132,000   $210,882,641   $104,982,047
Receivable for forward foreign currency contracts
  to sell (Notes 2 and 8) ............................           169         16,539         29,883          5,208      2,274,104
Forward foreign currency contracts to buy, at value
  (Cost: $32,467, $58,664, $10,225 and $28,468
  in the Aggressive, Moderate and Conservative
  Asset Allocation and High Yield Trusts,
  respectively) (Notes 2 and 8) ......................            --         32,774         59,218         10,322         27,885
Cash .................................................        17,905         10,958        114,055            617            239
Foreign currency (Cost: $8,680, $848,245, $1,561,832
  and $216,509 in the Balanced, Aggressive,
  Moderate and Conservative Asset Allocation
  Trusts, respectively) (Notes 2 and 8) ..............         8,680        842,957      1,550,679        214,284             --
Receivables:
       Investments sold ..............................     6,826,124        227,907        194,055         29,324             --
       Fund shares sold ..............................        87,428         63,331             54             --        178,623
       Variation margin for open futures contracts ...            --          4,787          2,672            100             --
       Dividends and interest ........................     1,118,835        856,343      3,748,673      1,536,435      1,465,834
       Foreign tax withholding reclaims ..............        23,953         24,058         50,662          9,432             --
Other assets .........................................           427            617          1,550            512            170
                                                        ------------   ------------   ------------   ------------   ------------
           Total assets ..............................   191,820,491    267,264,587    668,883,501    212,688,875    108,928,902
                                                        ------------   ------------   ------------   ------------   ------------

LIABILITIES
Forward foreign currency contracts to sell, at value
  (Cost: $169, $16,539, $29,883, $5,208 and
  $2,274,104 in the Balanced, Aggressive, Moderate
  and Conservative Asset Allocation and High Yield
  Trusts, respectively) (Notes 2 and 8) ..............           170         16,387         29,609          5,161      2,230,020
Payables:
       Forward foreign currency contracts to buy
         (Notes 2 and 8) .............................            --         32,467         58,664         10,225         28,468
       Investments purchased .........................     4,426,008         16,387      5,776,970      3,231,750      3,412,618
       Fund shares redeemed ..........................        27,124             --         62,617        317,086             --
       Variation margin for open futures contracts ...            --             --             --             75             --
       Dividend and interest withholding tax .........         1,756          6,815         13,739          2,724         14,277
       Custodian fee .................................        10,564         28,486         31,760         19,299          1,618
       Securities lending ............................    10,297,248     23,611,834     53,721,023      4,738,674     10,489,036
       Other accrued expenses ........................        12,978         18,982         47,479         15,759          5,210
                                                        ------------   ------------   ------------   ------------   ------------
          Total liabilities ..........................    14,775,848     23,731,358     59,741,861      8,340,753     16,181,247
                                                        ------------   ------------   ------------   ------------   ------------

NET ASSETS ...........................................  $177,044,643   $243,533,229   $609,141,640   $204,348,122    $92,747,655
                                                        ============   ============   ============   ============   ============

Net assets consist of:
       Undistributed net investment income (Note 2) ..    $4,637,642     $4,765,263    $20,941,772     $8,844,386        $26,259
       Accumulated undistributed net realized
         gain on investments, futures, foreign currency
         and forward foreign currency contracts ......    20,294,566     23,728,297     46,265,268      9,582,317        273,457
       Unrealized appreciation (depreciation) on:
          Investments ................................    10,890,674     42,289,376     80,861,123     14,740,056        974,604
          Futures contracts ..........................            --       (107,279)       (24,906)         1,772             --
          Foreign currency and forward foreign currency
            contracts ................................          (161)        (5,883)       (12,904)        (2,314)        43,163
       Capital shares at par value of $.01 (Note 4) ..        91,592        169,570        470,358        173,416         68,414
       Additional paid-in capital ....................   141,130,330    172,693,885    460,640,929    171,008,489     91,361,758
                                                        ------------   ------------   ------------   ------------   ------------
             Net assets ..............................  $177,044,643   $243,533,229   $609,141,640   $204,348,122    $92,747,655
                                                        ============   ============   ============   ============   ============

Capital shares outstanding (Note 4) ..................     9,159,210     16,957,017     47,035,794     17,341,644      6,841,409
                                                        ------------   ------------   ------------   ------------   ------------
Net asset value, offering price and redemption price
  per share ..........................................        $19.33         $14.36         $12.95         $11.78         $13.56
                                                        ============   ============   ============   ============   ============
Investments in securities, at identified cost (Note 2)  $172,846,296   $222,894,940   $582,270,877   $196,142,585   $104,007,443
                                                        ============   ============   ============   ============   ============


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF ASSETS AND LIABILITIES - DECEMBER 31, 1997
--------------------------------------------------------------------------------

                                                                         GLOBAL        CAPITAL       INVESTMENT        U.S.
                                                         STRATEGIC     GOVERNMENT       GROWTH         QUALITY      GOVERNMENT
                                                            BOND          BOND           BOND           BOND        SECURITIES
ASSETS                                                     TRUST         TRUST          TRUST           TRUST         TRUST
                                                        ------------  ------------   ------------   ------------   ------------
Investments in securities, at value (Includes
  repurchase agreements of $8,461,000
  and $68,272,000 in the Capital Growth
  Bond and U.S. Government Securities
  Trusts, respectively) (See accompanying
  portfolio of investments) ..........................  $475,639,758  $207,979,689    $56,164,078   $233,996,126   $315,578,931
Receivable for forward foreign currency contracts
  to sell (Notes 2 and 8) ............................    23,064,790   161,544,240             --             --             --
Forward foreign currency contracts to buy, at value
  (Cost: $4,400,798 and $68,893,676 in the Strategic
  Bond and Global Government Bond Trusts,
  respectively) (Notes 2 and 8) ......................     4,327,103    66,730,638             --             --             --
Cash .................................................         1,907           474             --            839            213
Foreign currency (Cost: $129 and $1,438,425 in the
  Strategic Bond and Global Government Bond Trusts,
  respectively) (Notes 2 and 8) ......................           127     1,427,543             --             --             --
Receivables:
       Fund shares sold ..............................       327,215        57,006          6,224         77,769      1,770,693
       Dividends and interest ........................     6,091,249     4,246,100        781,411      3,412,921      1,946,657
       Foreign tax withholding reclaims ..............         7,204        17,566             --             --             --
Deferred organization expenses (Note 2) ..............           413            --             --             --             --
Other assets .........................................           842           547            124            428            574
                                                        ------------  ------------   ------------   ------------   ------------
           Total assets ..............................   509,460,608   442,003,803     56,951,837    237,488,083    319,297,068
                                                        ------------  ------------   ------------   ------------   ------------

LIABILITIES
Forward foreign currency contracts to sell, at
  value (Cost: $23,064,790 and $161,544,240 in the
  Strategic Bond and Global Government Bond Trusts,
  respectively) (Notes 2 and 8) ......................    22,620,808   156,925,238             --             --             --
Payables:
       Forward foreign currency contracts to buy
         (Notes 2 and 8) .............................     4,400,798    68,893,676             --             --             --
       Investments purchased .........................    41,020,970            --             --        286,633     38,354,768
       Fund shares redeemed ..........................            32            --         94,754             --         40,157
       Dividend and interest withholding tax .........         1,340        29,552             --            773             --
       Custodian fee .................................         6,854        17,389          2,634          5,871          4,200
       Securities lending ............................    75,776,050            --      2,860,600     48,636,883     29,590,565
       Other accrued expenses ........................        25,743        20,825          3,904         12,980         17,548
Deferred mortgage dollar roll income .................        17,805            --             --             --         12,495
                                                        ------------  ------------   ------------   ------------   ------------
          Total liabilities ..........................   143,870,400   225,886,680      2,961,892     48,943,140     68,019,733
                                                        ------------  ------------   ------------   ------------   ------------

NET ASSETS ...........................................  $365,590,208  $216,117,123    $53,989,945   $188,544,943   $251,277,335
                                                        ============  ============   ============   ============   ============

Net assets consist of:
       Undistributed net investment income (Note 2) ..   $22,584,781   $12,595,749     $3,103,100    $11,620,376    $13,028,158
       Accumulated undistributed net realized
         gain (loss) on investments, foreign currency
         and forward foreign currency contracts ......     3,714,537     5,850,749       (857,064)    (3,114,002)    (3,395,966)
       Unrealized appreciation (depreciation) on:
         Investments .................................     8,178,003    (1,037,739)     1,690,900      3,710,810      3,557,968
         Foreign currency and forward foreign currency
           contracts .................................       358,245     2,319,116             --             --             --
       Capital shares at par value of $.01 (Note 4) ..       295,371       153,622         45,580        155,492        186,164
       Additional paid-in capital ....................   330,459,271   196,235,626     50,007,429    176,172,267    237,901,011
                                                        ------------  ------------   ------------   ------------   ------------

             Net assets ..............................  $365,590,208  $216,117,123    $53,989,945   $188,544,943   $251,277,335
                                                        ============  ============   ============   ============   ============

Capital shares outstanding (Note 4) ..................    29,537,067    15,362,187      4,557,940     15,549,187     18,616,392
                                                        ------------  ------------   ------------   ------------   ------------
Net asset value, offering price and redemption price
  per share ..........................................        $12.38        $14.07         $11.85         $12.13         $13.50
                                                        ============  ============   ============   ============   ============

Investments in securities, at identified cost (Note 2)  $467,461,755  $209,017,428    $54,473,178   $230,285,316   $312,020,963
                                                        ============  ============   ============   ============   ============


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF ASSETS AND LIABILITIES - DECEMBER 31, 1997
--------------------------------------------------------------------------------

                                                      LIFESTYLE     LIFESTYLE     LIFESTYLE     LIFESTYLE    LIFESTYLE
                                         MONEY       AGGRESSIVE      GROWTH       BALANCED      MODERATE    CONSERVATIVE
                                        MARKET          1000           820           640           460          280
ASSETS                                   TRUST          TRUST         TRUST         TRUST         TRUST        TRUST
                                      ------------  ------------  ------------  ------------  ------------  ------------

Investments in securities,
  at value (See accompanying
  portfolio of investments)  .......  $434,588,104   $49,101,880  $217,156,949  $186,651,479   $52,745,629   $19,750,019
Cash ...............................           380         2,428           709         1,823            --            --
Receivables:
       Investments sold ............            --       172,991       552,076       260,174            --        90,257
       Fund shares sold ............     4,772,749         4,771            --       427,702       391,618           847
       Dividends and interest ......       386,542        99,566     1,510,818     1,170,581       330,615            --
       From adviser ................            --         1,205        11,431         8,052         2,276           838
Other assets .......................         1,072            98           427           349           101            33
                                      ------------  ------------  ------------  ------------  ------------  ------------
           Total assets ............   439,748,847    49,382,939   219,232,410   188,520,160    53,470,239    19,841,994
                                      ------------  ------------  ------------  ------------  ------------  ------------

LIABILITIES

Payables:
       Investments purchased .......            --       264,398     2,003,667     1,858,457       722,233        91,105
       Fund shares redeemed ........            --        12,931            --            --            --            15
       Dividends ...................            --            --        59,227            --            --            --
       Custodian fee ...............         2,087            --            --            --            --            --
       Other accrued expenses ......        33,222         1,083        11,859         8,401         2,376           854
                                      ------------  ------------  ------------  ------------  ------------  ------------
          Total liabilities ........        35,309       278,412     2,074,753     1,866,858       724,609        91,974
                                      ------------  ------------  ------------  ------------  ------------  ------------

NET ASSETS .........................  $439,713,538   $49,104,527  $217,157,657  $186,653,302   $52,745,630   $19,750,020
                                      ============  ============  ============  ============  ============  ============

Net assets consist of:
       Undistributed net realized
         gain on investments .......            --    $1,526,530    $5,455,773    $2,682,201      $341,434      $115,432
       Unrealized appreciation
         on investments ............            --       229,927     2,198,847     3,474,631     1,263,874       471,143
       Capital shares at par value
         of $.01 (Note 4) ..........      $439,714        36,446       157,679       137,671        39,513        15,175
       Additional paid-in capital ..   439,273,824    47,311,624   209,345,358   180,358,799    51,100,809    19,148,270
                                      ------------  ------------  ------------  ------------  ------------  ------------

             Net assets ............  $439,713,538   $49,104,527  $217,157,657  $186,653,302   $52,745,630   $19,750,020
                                      ============  ============  ============  ============  ============  ============

Capital shares outstanding (Note 4)     43,971,354     3,644,612    15,767,894    13,767,095     3,951,276     1,517,524
                                      ------------  ------------  ------------  ------------  ------------  ------------
Net asset value, offering price and
  redemption price per share .......        $10.00        $13.47        $13.77        $13.56        $13.35        $13.01
                                      ============  ============  ============  ============  ============  ============

Investments in securities,
  at identified cost (Note 2) ......  $434,588,104   $48,871,953  $214,958,102  $183,176,848   $51,481,755   $19,278,876
                                      ============  ============  ============  ============  ============  ============


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF OPERATIONS - FOR THE YEAR ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------

                                                               PACIFIC RIM                                                PILGRIM
                                                                 EMERGING     SCIENCE &   INTERNATIONAL    EMERGING        BAXTER
                                                                 MARKETS      TECHNOLOGY    SMALL CAP       GROWTH         GROWTH
                                                                  TRUST         TRUST         TRUST         TRUST          TRUST
                                                              ------------   -----------   -----------   ------------   -----------

Investment Income:

    Interest (Net of $1,470 withholding tax in the
      Pacific Rim Emerging Markets Trust) ..................      $159,340      $204,735    $1,321,030     $1,709,880      $309,733
    Dividends (Net of $34,517, $667 and $133,750
      withholding tax in the Pacific Rim Emerging
      Markets, Science & Technology and
      International Small Cap Trusts, respectively) ........       398,186        37,398     1,049,249        472,409        34,078
                                                              ------------   -----------   -----------   ------------   -----------

            Total income ...................................       557,526       242,133     2,370,279      2,182,289       343,811
                                                              ------------   -----------   -----------   ------------   -----------

Expenses:

    Investment adviser fee (Note 6) ........................       229,135       369,324     1,347,708      2,331,739       502,149
    Custodian fee ..........................................       148,535        48,296       234,838         96,298        55,101
    Audit and legal fees ...................................         2,331         4,588        14,732         21,511         6,132
    Registration and filing fees ...........................           404           762           335          3,613           657
    Trustees fees and expenses (Note 7) ....................           840         1,182         3,855          7,063         1,267
    Miscellaneous ..........................................         1,771           336         1,385          2,003           347
                                                              ------------   -----------   -----------   ------------   -----------

            Total expenses .................................       383,016       424,488     1,602,853      2,462,227       565,653
                                                              ------------   -----------   -----------   ------------   -----------

            Net investment income (loss) ...................       174,510      (182,355)      767,426       (279,938)     (221,842)
                                                              ------------   -----------   -----------   ------------   -----------

Realized and unrealized gain (loss) on investments, foreign currency and forward foreign currency contracts:

   Net realized gain (loss) on:
     Investment transactions ...............................      (338,181)      187,775    (3,601,942)     4,042,230    (4,090,189)
     Foreign currency and forward foreign
       currency contracts ..................................      (386,822)           --      (318,266)            --            --
   Change in unrealized appreciation (depreciation) on:
     Investments ...........................................   (10,316,270)   (1,610,969)    3,451,228     32,648,479     6,765,675
     Translation of foreign currency and
       forward foreign currency contracts ..................       (85,137)           --       (37,787)            --            --
                                                              ------------   -----------   -----------   ------------   -----------

            Net gain (loss) on investments, foreign currency
              and forward foreign currency contracts .......   (11,126,410)   (1,423,194)     (506,767)    36,690,709     2,675,486
                                                              ------------   -----------   -----------   ------------   -----------

Net increase (decrease) in net assets resulting
   from operations .........................................  ($10,951,900)  ($1,605,549)     $260,659    $36,410,771    $2,453,644
                                                              ============   ===========   ===========   ============   ===========


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF OPERATIONS - FOR THE YEAR ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------

                                                                                                                        SMALL
                                                               SMALL/MID    INTERNATIONAL  WORLDWIDE     GLOBAL        COMPANY
                                                                  CAP           STOCK       GROWTH       EQUITY         VALUE
                                                                 TRUST          TRUST        TRUST        TRUST         TRUST*
                                                              ------------   -----------   ---------   ------------  -----------

Investment Income:

    Interest ...............................................      $781,193      $377,295    $150,908       $682,899      $58,234
    Dividends (Net of $11,110, $153,973, $8,322,
      $1,214,018 and $158 withholding tax in the
      Small/Mid Cap, International Stock, Worldwide
      Growth, Global Equity and Small Company Value
      Trusts, respectively)  ...............................       767,350     1,212,306      90,103     15,678,817      163,162
                                                              ------------   -----------   ---------   ------------  -----------

            Total income ...................................     1,548,543     1,589,601     241,011     16,361,716      221,396
                                                              ------------   -----------   ---------   ------------  -----------

Expenses:

    Investment adviser fee (Note 6)  .......................     2,145,327       860,656     124,952      7,256,254      134,688
    Custodian fee ..........................................        71,100       259,094      37,911        731,440       14,599
    Audit and legal fees ...................................        30,063         9,512       1,638        107,288        2,730
    Registration and filing fees ...........................         1,113         1,062         271         12,252           20
    Trustees fees and expenses (Note 7)  ...................         7,150         2,117         423         25,356          255
    Miscellaneous ..........................................         4,211           627          80         17,767          100
                                                              ------------   -----------   ---------   ------------  -----------

            Total expenses .................................     2,258,964     1,133,068     165,275      8,150,357      152,392
                                                              ------------   -----------   ---------   ------------  -----------

            Net investment income (loss) ...................      (710,421)      456,533      75,736      8,211,359       69,004
                                                              ------------   -----------   ---------   ------------  -----------

Realized and unrealized gain (loss) on investments, foreign currency and forward foreign currency contracts:

   Net realized gain (loss) on:
     Investment transactions ...............................     5,771,995       798,600      63,299     48,944,044     (762,160)
     Foreign currency and forward foreign
       currency contracts ..................................            --      (160,401)    (26,045)     7,211,837           --
   Change in unrealized appreciation (depreciation) on:
     Investments ...........................................    22,179,663    (4,119,284)    771,847     85,480,417   (1,242,712)
     Translation of foreign currency and
       forward foreign currency contracts ..................            --        (5,560)       (428)       703,851           --
                                                              ------------   -----------   ---------   ------------  -----------

            Net gain (loss) on investments, foreign currency
              and forward foreign currency contracts .......    27,951,658    (3,486,645)    808,673    142,340,149   (2,004,872)
                                                              ------------   -----------   ---------   ------------  -----------

Net increase (decrease) in net assets resulting
   from operations .........................................   $27,241,237   ($3,030,112)   $884,409   $150,551,508  ($1,935,868)
                                                              ============   ===========   =========   ============  ===========

* For the period October 1, 1997 (commencement of operations) to December 31, 1997.


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF OPERATIONS - FOR THE YEAR ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------

                                                                                            QUANTITATIVE    EQUITY       BLUE CHIP
                                                                   EQUITY          GROWTH      EQUITY        INDEX        GROWTH
                                                                   TRUST           TRUST        TRUST        TRUST         TRUST
                                                                -------------   -----------  -----------  ----------   ------------

Investment Income:

    Interest .................................................     $3,180,530      $884,070     $403,368    $576,770     $2,916,575
    Dividends (Net of $91,125, $10,961, $498 and
      $45,810 withholding tax in the Equity, Growth, Equity
      Index and Blue Chip Growth Trusts, respectively) .......     13,270,385       974,453    2,211,869     105,779      6,647,074
                                                                -------------   -----------  -----------  ----------   ------------

            Total income .....................................     16,450,915     1,858,523    2,615,237     682,549      9,563,649
                                                                -------------   -----------  -----------  ----------   ------------

Expenses:

    Investment adviser fee (Note 6) ..........................     10,703,211       935,029      913,996      42,212      5,156,008
    Custodian fee ............................................        509,881        84,752       67,196      51,041        179,163
    Audit and legal fees .....................................        192,851        14,465       12,326       1,728         73,598
    Registration and filing fees .............................         17,459         1,130        2,055         296          6,934
    Amortization of deferred organization
      expenses (Note 2) ......................................             --            --           --          --          1,896
    Trustees fees and expenses (Note 7) ......................         44,799         3,448        3,967         525         17,541
    Miscellaneous ............................................         15,188         1,384        2,459         620          5,413
                                                                -------------   -----------  -----------  ----------   ------------

    Expenses before reimbursement by
       investment adviser ....................................     11,483,389     1,040,208    1,001,999      96,422      5,440,553

    Reimbursement of expenses by
       investment adviser (Note 6) ...........................             --            --      347,760      28,392             --
                                                                -------------   -----------  -----------  ----------   ------------

            Net expenses .....................................     11,483,389     1,040,208      654,239      68,030      5,440,553
                                                                -------------   -----------  -----------  ----------   ------------

            Net investment income ............................      4,967,526       818,315    1,960,998     614,519      4,123,096
                                                                -------------   -----------  -----------  ----------   ------------

Realized and unrealized gain on investments, futures, foreign currency and forward foreign currency contracts:

   Net realized gain (loss) on:
     Investment transactions .................................    288,434,853     8,261,706   21,256,016     111,548     11,907,336
     Futures contracts .......................................             --            --           --   3,580,341            (94)
     Foreign currency and forward foreign
       currency contracts ....................................        (79,750)      (32,648)          --          --             --
   Change in unrealized appreciation (depreciation) on:
     Investments .............................................    (49,085,206)   11,548,165    9,038,807     292,487    112,919,340
     Futures contracts .......................................             --            --           --    (201,241)            --
     Translation of foreign currency and
       forward foreign currency contracts ....................              2           188           --          --             --
                                                                -------------   -----------  -----------  ----------   ------------

            Net gain on investments, futures, foreign currency
              and forward foreign currency contracts .........    239,269,899    19,777,411   30,294,823   3,783,135    124,826,582
                                                                -------------   -----------  -----------  ----------   ------------

Net increase in net assets resulting
   from operations ...........................................   $244,237,425   $20,595,726  $32,255,821  $4,397,654   $128,949,678
                                                                =============   ===========  ===========  ==========   ============


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF OPERATIONS - FOR THE YEAR ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------

                                                                                      INTERNATIONAL
                                                              REAL ESTATE               GROWTH AND     GROWTH AND        EQUITY-
                                                               SECURITIES    VALUE        INCOME         INCOME          INCOME
                                                                 TRUST       TRUST         TRUST          TRUST           TRUST
                                                              -----------  ----------  ------------   -------------   -------------

Investment Income:

    Interest (Net of $168 withholding tax in the
      International Growth and Income Trust) ...............     $113,172    $535,884    $2,881,953      $1,639,350      $4,022,775
    Dividends (Net of $4,185 $496,461, $133,085
      and $188,210 withholding tax in the Value,
      International Growth and Income, Growth
      and Income and Equity-Income Trusts,
      respectively) ........................................    6,917,965   1,069,802     3,746,368      24,298,831      21,480,364
                                                              -----------  ----------  ------------   -------------   -------------

            Total income ...................................    7,031,137   1,605,686     6,628,321      25,938,181      25,503,139
                                                              -----------  ----------  ------------   -------------   -------------

Expenses:

    Investment adviser fee (Note 6) ........................      831,191     523,446     1,965,899      10,037,637       6,141,959
    Custodian fee ..........................................       60,701      91,918       314,921         328,285         254,913
    Audit and legal fees ...................................       11,600       8,041        26,913         176,061          99,915
    Registration and filing fees ...........................        1,807         944         1,761          16,471           9,122
    Amortization of deferred organization
      expenses (Note 2) ....................................           --          --         6,153              --           2,004
    Trustees fees and expenses (Note 7) ....................        3,450       1,534         8,471          43,008          24,145
    Miscellaneous ..........................................        3,314         377         3,128          13,733           8,162
                                                              -----------  ----------  ------------   -------------   -------------

    Expenses before reimbursement by
       investment adviser ..................................      912,063     626,260     2,327,246      10,615,195       6,540,220

    Reimbursement of expenses by
       investment adviser (Note 6) .........................      316,025          --            --              --              --
                                                              -----------  ----------  ------------   -------------   -------------

            Net expenses ...................................      596,038     626,260     2,327,246      10,615,195       6,540,220
                                                              -----------  ----------  ------------   -------------   -------------

            Net investment income ..........................    6,435,099     979,426     4,301,075      15,322,986      18,962,919
                                                              -----------  ----------  ------------   -------------   -------------

Realized and unrealized gain (loss) on investments, foreign currency and forward foreign currency contracts:

   Net realized gain (loss) on:
     Investment transactions ...............................   15,106,323   2,848,645     6,819,325      99,563,470      40,834,683
     Foreign currency and forward foreign
       currency contracts ..................................           --          --        (7,637)          1,285         (76,448)
   Change in unrealized appreciation (depreciation) on:
     Investments ...........................................    1,710,688   5,320,474   (11,806,866)    247,910,751     138,364,867
     Translation of foreign currency and
       forward foreign currency contracts ..................           --          --       594,255          (1,256)            245
                                                              -----------  ----------  ------------   -------------   -------------

            Net gain (loss) on investments, foreign currency
              and forward foreign currency contracts .......   16,817,011   8,169,119    (4,400,923)    347,474,250     179,123,347
                                                              -----------  ----------  ------------   -------------   -------------

Net increase (decrease) in net assets resulting
   from operations .........................................  $23,252,110  $9,148,545      ($99,848)   $362,797,236    $198,086,266
                                                              ===========  ==========  ============   =============   =============


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF OPERATIONS - FOR THE YEAR ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------

                                                                               AGGRESSIVE     MODERATE   CONSERVATIVE
                                                                                 ASSET          ASSET        ASSET        HIGH
                                                                  BALANCED     ALLOCATION    ALLOCATION   ALLOCATION      YIELD
                                                                   TRUST         TRUST          TRUST        TRUST        TRUST
                                                                -----------   -----------   -----------   -----------   ----------

Investment Income:

    Interest (Net of $679 and $16,035 withholding
      tax in the Conservative Asset Allocation and High
      Yield Trusts, respectively) ............................   $4,187,274    $4,157,072   $21,036,541    $9,935,599   $3,333,180
    Dividends (Net of $48,602, $116,448, $201,136
      and $34,328 withholding tax in the Balanced and
      Aggressive, Moderate and Conservative Asset
      Allocation Trusts, respectively) .......................    1,875,262     2,649,322     4,762,828       780,796       26,874
                                                                -----------   -----------   -----------   -----------   ----------

            Total income .....................................    6,062,536     6,806,394    25,799,369    10,716,395    3,360,054
                                                                -----------   -----------   -----------   -----------   ----------

Expenses:

    Investment adviser fee (Note 6) ..........................    1,261,070     1,766,662     4,584,121     1,521,047      314,373
    Custodian fee ............................................       99,333       314,581       469,614       246,778       37,975
    Audit and legal fees .....................................       13,901        33,308        84,971        28,060        5,159
    Registration and filing fees .............................        2,479         3,297         8,955         2,953          666
    Trustees fees and expenses (Note 7) ......................        5,099         7,242        18,460         6,076        1,128
    Miscellaneous ............................................        3,647         3,038         8,791         2,213          409
                                                                -----------   -----------   -----------   -----------   ----------

            Total expenses ...................................    1,385,529     2,128,128     5,174,912     1,807,127      359,710
                                                                -----------   -----------   -----------   -----------   ----------

            Net investment income ............................    4,677,007     4,678,266    20,624,457     8,909,268    3,000,344
                                                                -----------   -----------   -----------   -----------   ----------

Realized and unrealized gain on investments, futures, foreign currency and forward foreign currency contracts:

   Net realized gain (loss) on:
     Investment transactions .................................   20,430,952    21,787,441    44,169,728     9,545,017      731,169
     Futures contracts .......................................           --     2,190,877     2,745,819        38,629           --
     Foreign currency and forward foreign
       currency contracts ....................................      (95,635)     (128,171)     (177,501)      (36,148)      20,337
   Change in unrealized appreciation (depreciation) on:
     Investments .............................................      400,364    12,435,747    22,649,867     3,370,336      974,604
     Futures contracts .......................................           --       (63,205)       92,982        20,122           --
     Translation of foreign currency and
       forward foreign currency contracts ....................         (161)      (10,440)      (16,641)       (2,821)      43,163
                                                                -----------   -----------   -----------   -----------   ----------

            Net gain on investments, futures, foreign currency
              and forward foreign currency contracts .........   20,735,520    36,212,249    69,464,254    12,935,135    1,769,273
                                                                -----------   -----------   -----------   -----------   ----------

Net increase in net assets resulting
  from operations ............................................  $25,412,527   $40,890,515   $90,088,711   $21,844,403   $4,769,617
                                                                ===========   ===========   ===========   ===========   ==========


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF OPERATIONS - FOR THE YEAR ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------

                                                                              GLOBAL       CAPITAL    INVESTMENT       U.S.
                                                               STRATEGIC    GOVERNMENT     GROWTH       QUALITY     GOVERNMENT
                                                                  BOND         BOND         BOND         BOND       SECURITIES
                                                                 TRUST        TRUST         TRUST        TRUST         TRUST
                                                              -----------  ------------   ----------  -----------  ------------

Investment Income:

    Interest (Net of $35,374 withholding tax
      in the Global Government Bond Trust) .................  $23,904,254   $15,631,031   $3,304,323  $12,713,368   $14,161,329
    Mortgage dollar rolls ..................................      396,169            --           --           --       894,225
    Dividends ..............................................       16,999            --           --           --            --
                                                              -----------  ------------   ----------  -----------  ------------

            Total income ...................................   24,317,422    15,631,031    3,304,323   12,713,368    15,055,554
                                                              -----------  ------------   ----------  -----------  ------------

Expenses:

    Investment adviser fee (Note 6)  .......................    2,240,478     1,837,451      315,701    1,047,782     1,401,568
    Custodian fee ..........................................      228,126       255,765       30,794      117,680       102,724
    Audit and legal fees ...................................       37,795        30,912        4,196       21,627        28,727
    Registration and filing fees ...........................        2,808         2,836          754        1,961         2,991
    Amortization of deferred organization
      expenses (Note 2)  ...................................        3,005            --           --           --            --
    Trustees fees and expenses (Note 7)  ...................        8,801         6,898        1,576        4,533         6,127
    Miscellaneous ..........................................        2,151        12,643          478        1,775         2,120
                                                              -----------  ------------   ----------  -----------  ------------

    Expenses before reimbursement by
       investment adviser ..................................    2,523,164     2,146,505      353,499    1,195,358     1,544,257

    Reimbursement of expenses by
       investment adviser (Note 6)  ........................           --            --      110,604           --            --
                                                              -----------  ------------   ----------  -----------  ------------

            Net expenses ...................................    2,523,164     2,146,505      242,895    1,195,358     1,544,257
                                                              -----------  ------------   ----------  -----------  ------------

            Net investment income ..........................   21,794,258    13,484,526    3,061,428   11,518,010    13,511,297
                                                              -----------  ------------   ----------  -----------  ------------

Realized and unrealized gain (loss) on investments, foreign currency and forward foreign currency contracts:

   Net realized gain (loss) on:
     Investment transactions ...............................    4,357,008    13,533,542       48,206      560,958    (1,285,791)
     Foreign currency and forward foreign
       currency contracts ..................................      474,566    (8,569,143)          --           --            --
   Change in unrealized appreciation (depreciation) on:
     Investments ...........................................    2,884,064   (14,618,789)   1,026,927    3,072,046     5,453,837
     Translation of foreign currency and
       forward foreign currency contracts ..................      556,273     2,134,019           --           --            --
                                                              -----------  ------------   ----------  -----------  ------------

            Net gain (loss) on investments, foreign currency
              and forward foreign currency contracts .......    8,271,911    (7,520,371)   1,075,133    3,633,004     4,168,046
                                                              -----------  ------------   ----------  -----------  ------------

Net increase in net assets resulting
  from operations ..........................................  $30,066,169    $5,964,155   $4,136,561  $15,151,014   $17,679,343
                                                              ===========  ============   ==========  ===========  ============


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF OPERATIONS - FOR THE YEAR ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------

                                                      LIFESTYLE   LIFESTYLE   LIFESTYLE  LIFESTYLE   LIFESTYLE
                                           MONEY     AGGRESSIVE    GROWTH      BALANCED   MODERATE  CONSERVATIVE
                                           MARKET       1000        820         640         460        280
                                           TRUST       TRUST*      TRUST*      TRUST*      TRUST*     TRUST*
                                        -----------  ----------  ----------  ----------  ----------  --------

Investment Income:

   Interest ..........................  $23,822,868          --          --          --          --        --
   Income distributions received .....           --     $40,644  $1,638,443  $1,923,233    $692,090  $255,536
                                        -----------  ----------  ----------  ----------  ----------  --------

         Total income ................   23,822,868      40,644   1,638,443   1,923,233     692,090   255,536
                                        -----------  ----------  ----------  ----------  ----------  --------

Expenses:

   Investment adviser fee (Note 6) ...    2,134,875          --          --          --          --        --
   Custodian fee .....................      113,860       1,220       5,321       4,284       1,214       441
   Audit and legal fees ..............       52,106       3,012      13,154      10,562       3,003     1,091
   Registration and filing fees ......        4,749         496       2,158       1,745         493       178
   Trustee fees and expenses
     (Note 7) ........................       12,486         775       3,324       2,558         749       275
   Miscellaneous .....................        7,263         124         527         415         120        46
                                        -----------  ----------  ----------  ----------  ----------  --------

   Expenses before reimbursement
     by investment adviser ...........    2,325,339       5,627      24,484      19,564       5,579     2,031

   Reimbursement of expenses by
     investment adviser (Note 6) .....           --       5,627      24,484      19,564       5,579     2,031
                                        -----------  ----------  ----------  ----------  ----------  --------


         Net expenses ................    2,325,339          --          --          --          --        --
                                        -----------  ----------  ----------  ----------  ----------  --------

         Net investment income .......   21,497,529      40,644   1,638,443   1,923,233     692,090   255,536
                                        -----------  ----------  ----------  ----------  ----------  --------

Realized and unrealized
  gain on investments:

   Net realized gain on investments ..           --   1,526,530   5,455,773   2,682,201     341,434   115,432
   Capital gain distributions received           --     234,940     623,851     519,499     141,843    52,417
   Change in unrealized
     appreciation on investments .....           --     229,927   2,198,847   3,474,631   1,263,874   471,143
                                        -----------  ----------  ----------  ----------  ----------  --------

        Net gain on investments ......           --   1,991,397   8,278,471   6,676,331   1,747,151   638,992
                                        -----------  ----------  ----------  ----------  ----------  --------

Net increase in net assets resulting
  from operations ....................  $21,497,529  $2,032,041  $9,916,914  $8,599,564  $2,439,241  $894,528
                                        ===========  ==========  ==========  ==========  ==========  ========

* For the period January 7, 1997 (commencement of operations) to December 31, 1997.


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

                                                 PACIFIC RIM              SCIENCE &            INTERNATIONAL
                                               EMERGING MARKETS          TECHNOLOGY              SMALL CAP
                                                    TRUST                   TRUST                  TRUST
                                        -----------------------------   -------------   -----------------------------

                                            YEAR            YEAR           1/01/97*         YEAR           3/04/96*
                                            ENDED           ENDED           TO              ENDED            TO
                                          12/31/97        12/31/96       12/31/97         12/31/97        12/31/96
                                        -------------   -------------   -------------   -------------   -------------
Increase in net assets:

Operations:

Net investment income (loss)  ........       $174,510        $150,524       ($182,355)       $767,426        $413,084
Net realized gain (loss) on:
  Investment transactions ............       (338,181)        864,129         187,775      (3,601,942)       (874,882)
  Foreign currency and forward
    foreign currency contracts .......       (386,822)        (96,048)             --        (318,266)        (31,945)
Change in unrealized
 appreciation (depreciation) on:
  Investments ........................    (10,316,270)        640,822      (1,610,969)      3,451,228       5,179,280
  Foreign currency and forward
    foreign currency contracts .......        (85,137)         (6,254)             --         (37,787)            565
                                        -------------   -------------   -------------   -------------   -------------

Net increase (decrease) in net assets
  resulting from operations ..........    (10,951,900)      1,553,173      (1,605,549)        260,659       4,686,102

Distribution to
 shareholders from:

   Net investment income .............             --        (151,471)             --         (56,628)       (356,506)
   Net realized gains on
     investments and foreign
      currency transactions ..........             --        (782,550)       (187,775)             --              --

Distribution to shareholders:

   In excess of net investment income              --         (19,701)             --              --              --
   In excess of net realized gains
    on investments and foreign
     currency transactions ...........        (72,382)         (4,884)       (873,300)             --              --

Increase in net assets from
  capital share transactions (Note 4)      11,633,402       9,589,538      70,014,200      31,153,786      92,888,297
                                        -------------   -------------   -------------   -------------   -------------

Increase in net assets ...............        609,120      10,184,105      67,347,576      31,357,817      97,217,893

Net assets at beginning of period ....     23,241,204      13,057,099              --      97,217,893              --
                                        -------------   -------------   -------------   -------------   -------------

Net assets at end of period ..........    $23,850,324     $23,241,204     $67,347,576    $128,575,710     $97,217,893
                                        =============   =============   =============   =============   =============

Undistributed net
  investment income (loss)  ..........       ($92,260)             --              --        $444,269         ($4,890)
                                        =============   =============   =============   =============   =============

* Commencement of operations


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

                                          EMERGING        PILGRIM               SMALL/MID
                                           GROWTH      BAXTER GROWTH              CAP
                                            TRUST          TRUST                 TRUST
                                       -------------   -------------   -----------------------------

                                           1/01/97*       1/01/97*         YEAR           3/04/96*
                                             TO             TO             ENDED            TO
                                          12/31/97       12/31/97        12/31/97        12/31/96
                                       -------------   -------------   -------------   -------------
Increase in net assets:

Operations:

Net investment loss .................      ($279,938)      ($221,842)      ($710,421)       ($14,719)
Net realized gain (loss) on
  investment transactions ...........      4,042,230      (4,090,189)      5,771,995      (6,951,840)
Change in unrealized
  appreciation on investments .......     32,648,479       6,765,675      22,179,663      10,573,628
                                       -------------   -------------   -------------   -------------

Net increase in net assets
  resulting from operations .........     36,410,771       2,453,644      27,241,237       3,607,069

Increase in net assets from
  capital share transactions (Note 4)    239,363,310      90,881,502      65,073,710     172,454,496
                                       -------------   -------------   -------------   -------------

Increase in net assets ..............    275,774,081      93,335,146      92,314,947     176,061,565

Net assets at beginning of period ...             --              --     176,061,565              --
                                       -------------   -------------   -------------   -------------

Net assets at end of period .........   $275,774,081     $93,335,146    $268,376,512    $176,061,565
                                       =============   =============   =============   =============

Undistributed net
  investment loss ...................             --       ($221,842)             --              --
                                       =============   =============   =============   =============

* Commencement of operations


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

                                                                                                            SMALL
                                        INTERNATIONAL     WORLDWIDE                 GLOBAL                 COMPANY
                                            STOCK          GROWTH                   EQUITY                  VALUE
                                            TRUST           TRUST                   TRUST                   TRUST
                                        -------------   -------------   -----------------------------   -------------

                                            1/01/97*        1/01/97*        YEAR             YEAR         10/01/97*
                                              TO              TO            ENDED            ENDED           TO
                                           12/31/97        12/31/97       12/31/97         12/31/96       12/31/97
                                        -------------   -------------   -------------   -------------   -------------
Increase in net assets:

Operations:

Net investment income ................       $456,533         $75,736      $8,211,359      $5,359,674         $69,004
Net realized gain (loss) on:
  Investment transactions ............        798,600          63,299      48,944,044      97,559,315        (762,160)
  Foreign currency and forward
    foreign currency contracts .......       (160,401)        (26,045)      7,211,837     (12,440,807)             --
Change in unrealized
 appreciation (depreciation) on:
  Investments ........................     (4,119,284)        771,847      85,480,417      (8,902,810)     (1,242,712)
  Foreign currency and forward
    foreign currency contracts .......         (5,560)           (428)        703,851        (955,166)             --
                                        -------------   -------------   -------------   -------------   -------------

Net increase (decrease) in net assets
  resulting from operations ..........     (3,030,112)        884,409     150,551,508      80,620,206      (1,935,868)

Distribution to
  shareholders from:

   Net investment income .............       (355,257)        (57,051)    (10,702,845)    (11,270,400)             --
   Net realized gains on investments
     and foreign currency transactions       (638,199)        (37,254)    (62,223,834)             --              --

Distribution to shareholders:

   In excess of net investment income              --            (809)             --              --              --
   In excess of net realized gains
    on investments and foreign
     currency transactions ...........       (993,554)       (113,582)             --              --              --

Increase in net assets from
  capital share transactions (Note 4)     150,270,019      23,586,322      63,945,517       9,309,957      69,026,952
                                        -------------   -------------   -------------   -------------   -------------

Increase in net assets ...............    145,252,897      24,262,035     141,570,346      78,659,763      67,091,084

Net assets at beginning of period ....             --              --     726,842,401     648,182,638              --
                                        -------------   -------------   -------------   -------------   -------------

Net assets at end of period ..........   $145,252,897     $24,262,035    $868,412,747    $726,842,401     $67,091,084
                                        =============   =============   =============   =============   =============

Undistributed net
  investment income ..................         $9,928         ($7,360)    $15,666,642     $10,924,122         $56,115
                                        =============   =============   =============   =============   =============

* Commencement of operations


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

                                                                                                          QUANTITATIVE
                                             EQUITY                           GROWTH                         EQUITY
                                              TRUST                           TRUST                           TRUST
                               ---------------------------------   ----------------------------  ---------------------------

                                     YEAR             YEAR             YEAR           7/15/96*       YEAR         YEAR
                                    ENDED             ENDED            ENDED            TO           ENDED        ENDED
                                   12/31/97         12/31/96         12/31/97        12/31/96       12/31/97      12/31/96
                               ---------------   ---------------   -------------   ------------   ------------  ------------
Increase in net assets:

Operations:

Net investment income .......       $4,967,526        $8,238,170        $818,315       $361,643     $1,960,998    $1,390,103
Net realized gain (loss) on:
  Investment
    transactions ............      288,434,853       250,761,937       8,261,706       (791,177)    21,256,016    10,029,581
  Foreign currency and
    forward foreign
     currency contracts .....          (79,750)         (373,530)        (32,648)        (5,992)            --            --
Change in unrealized
 appreciation
  (depreciation) on:
  Investments ...............      (49,085,206)      (48,495,014)     11,548,165      2,294,660      9,038,807     1,171,645
  Foreign currency and
    forward foreign
     currency contracts .....                2               605             188             (9)            --            --
                               ---------------   ---------------   -------------   ------------   ------------  ------------

Net increase in net
 assets resulting from
  operations ................      244,237,425       210,132,168      20,595,726      1,859,125     32,255,821    12,591,329

Distribution to
 shareholders from:

  Net investment income .....       (8,208,495)       (4,695,040)         (2,288)      (356,451)            --    (2,224,864)
  Net realized gains on
    investments and foreign
     currency transactions ..     (250,024,832)      (98,365,329)             --             --             --   (11,536,168)

Distribution to shareholders:

   In excess of net
    realized gains on
     investments and foreign
      currency transactions .               --                --              --             --             --       (97,061)

Increase in net assets
 from capital share
  transactions (Note 4) .....      189,916,612       249,589,386      89,987,989     55,304,065     43,374,187    32,170,533
                               ---------------   ---------------   -------------   ------------   ------------  ------------

Increase in net assets ......      175,920,710       356,661,185     110,581,427     56,806,739     75,630,008    30,903,769

Net assets at beginning
  of period .................    1,345,461,390       988,800,205      56,806,739             --     91,899,697    60,995,928
                               ---------------   ---------------   -------------   ------------   ------------  ------------

Net assets at end
  of period .................   $1,521,382,100    $1,345,461,390    $167,388,166    $56,806,739   $167,529,705   $91,899,697
                               ===============   ===============   =============   ============   ============  ============

Undistributed net
  investment income .........       $4,882,008        $8,208,496        $785,667         $2,288     $1,960,998            --
                               ===============   ===============   =============   ============   ============  ============

* Commencement of operations


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

                                          EQUITY                      BLUE CHIP                     REAL ESTATE
                                           INDEX                       GROWTH                       SECURITIES
                                           TRUST                       TRUST                           TRUST
                               --------------------------   -----------------------------   --------------------------

                                   YEAR          2/14/96*       YEAR            YEAR            YEAR          YEAR
                                  ENDED            TO           ENDED           ENDED           ENDED        ENDED
                                 12/31/97       12/31/96      12/31/97        12/31/96        12/31/97      12/31/96
                               ------------   -----------   -------------   -------------   ------------  ------------
Increase in net assets:

Operations:

Net investment income .......      $614,519      $132,398      $4,123,096        $898,962     $6,435,099    $3,069,357
Net realized gain (loss) on:
  Investment
    transactions ............       111,548         3,717      11,907,336      86,714,103     15,106,323     6,093,674
  Futures contracts .........     3,580,341       139,955              --              --             --            --
  Foreign currency and
    forward foreign
     currency contracts .....            --            --             (94)             --             --            --
Change in unrealized
  appreciation
  (depreciation) on:
  Investments ...............       292,487        22,745     112,919,340      (9,894,420)     1,710,688    10,015,576
  Futures contracts .........      (201,241)      266,875              --              --             --            --
                               ------------   -----------   -------------   -------------   ------------  ------------

Net increase in net
 assets resulting from
  operations ................     4,397,654       565,690     128,949,678      77,718,645     23,252,110    19,178,607

Distribution to
 shareholders from:

   Net investment income ....      (614,519)     (132,206)       (898,962)       (908,877)            --    (5,275,859)
   Net realized gains on
    investments, futures and
     foreign currency
      transactions ..........    (2,783,548)     (143,672)    (76,558,164)             --             --    (6,933,560)

Distribution to shareholders:

   In excess of net realized
    gains on investments,
     futures and foreign
      currency transactions .            --      (267,066)             --              --             --      (166,348)

Increase in net assets
 from capital share
  transactions (Note 4) .....    18,257,484     7,794,785     234,744,078      68,086,867     62,287,429    16,976,697
                               ------------   -----------   -------------   -------------   ------------  ------------

Increase in net assets ......    19,257,071     7,817,531     286,236,630     144,896,635     85,539,539    23,779,537

Net assets at beginning
  of period .................     7,817,531            --     422,570,828     277,674,194     76,219,654    52,440,117
                               ------------   -----------   -------------   -------------   ------------  ------------

Net assets at end
  of period .................   $27,074,602    $7,817,531    $708,807,458    $422,570,828   $161,759,193   $76,219,654
                               ============   ===========   =============   =============   ============  ============

Undistributed net
  investment income .........            --            --      $4,121,547        $898,962     $4,808,797            --
                               ============   ===========   =============   =============   ============  ============

* Commencement of operations


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

                                                              INTERNATIONAL
                                           VALUE            GROWTH AND INCOME                GROWTH AND INCOME
                                           TRUST                 TRUST                             TRUST
                                      -------------   -----------------------------   ---------------------------------

                                          1/01/97*        YEAR            YEAR             YEAR              YEAR
                                            TO            ENDED           ENDED            ENDED            ENDED
Increase in net assets:                  12/31/97       12/31/97        12/31/96         12/31/97          12/31/96
                                      -------------   -------------   -------------   ---------------   ---------------

Operations:

Net investment income ..............       $979,426      $4,301,075      $2,531,634       $15,322,986       $13,055,784
Net realized gain (loss) on:
  Investment transactions ..........      2,848,645       6,819,325      13,800,418        99,563,470        66,608,198
  Foreign currency and forward
    foreign currency contracts .....             --          (7,637)     (4,527,818)            1,285          (241,417)
Change in unrealized
 appreciation (depreciation) on:
  Investments ......................      5,320,474     (11,806,866)      5,646,511       247,910,751        98,172,478
  Foreign currency and forward
    foreign currency contracts .....             --         594,255         221,135            (1,256)           (1,609)
                                      -------------   -------------   -------------   ---------------   ---------------

Net increase (decrease) in net
 assets resulting from operations ..      9,148,545         (99,848)     17,671,880       362,797,236       177,593,434

Distribution to
 shareholders from:

  Net investment income ............       (979,426)     (3,640,170)       (203,407)      (13,165,084)      (11,667,389)
  Net realized gains on
    investments and foreign
     currency transactions .........     (2,848,645)     (8,342,784)             --       (66,257,481)      (15,781,628)

Distribution to shareholders:

   In excess of net realized gains
     on investments and foreign
      currency transactions ........       (599,054)             --              --                --                --

Increase in net assets from
 capital share transactions (Note 4)    139,950,204      26,849,179      82,903,570       288,274,613       214,206,333
                                      -------------   -------------   -------------   ---------------   ---------------

Increase in net assets .............    144,671,624      14,766,377     100,372,043       571,649,284       364,350,750

Net assets at beginning of period ..             --     189,010,077      88,638,034     1,033,737,994       669,387,244
                                      -------------   -------------   -------------   ---------------   ---------------

Net assets at end of period ........   $144,671,624    $203,776,454    $189,010,077    $1,605,387,278    $1,033,737,994
                                      =============   =============   =============   ===============   ===============

Undistributed net
  investment income ................             --      $4,240,740      $3,194,285       $15,315,008       $13,165,084
                                      =============   =============   =============   ===============   ===============

* Commencement of operations


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

                                                                                                  AGGRESSIVE
                                                 EQUITY-INCOME            BALANCED             ASSET ALLOCATION
                                                     TRUST                  TRUST                   TRUST
                                        -----------------------------   -------------   -----------------------------

                                             YEAR            YEAR          1/01/97*          YEAR            YEAR
                                             ENDED           ENDED           TO              ENDED          ENDED
Increase in net assets:                    12/31/97        12/31/96       12/31/97         12/31/97        12/31/96
                                        -------------   -------------   -------------   -------------   -------------

Operations:

Net investment income ................    $18,962,919      $8,744,645      $4,677,007      $4,678,266      $6,008,096
Net realized gain (loss) on:
  Investment transactions ............     40,834,683      80,310,064      20,430,952      21,787,441      17,873,805
  Futures contracts ..................             --              --              --       2,190,877        (425,496)
  Foreign currency and forward
    foreign currency contracts .......        (76,448)         (7,930)        (95,635)       (128,171)       (871,980)
Change in unrealized
 appreciation (depreciation) on:
  Investments ........................    138,364,867         395,472         400,364      12,435,747       4,719,321
  Futures contracts ..................             --              --              --         (63,205)       (226,261)
  Foreign currency and forward
    foreign currency contracts .......            245            (185)           (161)        (10,440)          2,798
                                        -------------   -------------   -------------   -------------   -------------

Net increase in net assets
  resulting from operations ..........    198,086,266      89,442,066      25,412,527      40,890,515      27,080,283

Distribution to
  shareholders from:

  Net investment income ..............     (8,655,530)     (5,009,152)             --      (6,081,059)     (5,427,633)
  Net realized gains on
    investments, futures and
     foreign currency transactions ...    (80,825,124)    (25,904,015)             --     (16,445,138)    (10,578,038)

Increase (decrease) in net assets from
  capital share transactions (Note 4)     233,613,354     144,130,166     151,632,116      (1,530,327)      3,867,674
                                        -------------   -------------   -------------   -------------   -------------

Increase in net assets ...............    342,218,966     202,659,065     177,044,643      16,833,991      14,942,286

Net assets at beginning of period ....    599,485,621     396,826,556              --     226,699,238     211,756,952
                                        -------------   -------------   -------------   -------------   -------------

Net assets at end of period ..........   $941,704,587    $599,485,621    $177,044,643    $243,533,229    $226,699,238
                                        =============   =============   =============   =============   =============

Undistributed net
  investment income ..................    $18,699,879      $8,655,530      $4,637,642      $4,765,263      $6,081,059
                                        =============   =============   =============   =============   =============

* Commencement of operations


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

                                                  MODERATE                     CONSERVATIVE
                                              ASSET ALLOCATION               ASSET ALLOCATION           HIGH YIELD
                                                    TRUST                         TRUST                   TRUST
                                       -----------------------------   -----------------------------   ------------

                                            YEAR            YEAR            YEAR            YEAR          1/01/97*
                                            ENDED           ENDED           ENDED           ENDED           TO
Increase (decrease) in net assets:        12/31/97        12/31/96        12/31/97        12/31/96       12/31/97
                                       -------------   -------------   -------------   -------------   ------------

Operations:

Net investment income ...............    $20,624,457     $26,442,844      $8,909,268     $10,020,051     $3,000,344
Net realized gain (loss) on:
  Investment transactions ...........     44,169,728      37,335,908       9,545,017       8,576,247        731,169
  Futures contracts .................      2,745,819      (1,002,713)         38,629        (168,117)            --
  Foreign currency and forward
    foreign currency contracts ......       (177,501)     (1,527,516)        (36,148)       (196,816)        20,337
Change in unrealized
 appreciation (depreciation) on:
  Investments .......................     22,649,867        (926,299)      3,370,336      (3,354,448)       974,604
  Futures contracts .................         92,982        (487,106)         20,122         (80,347)            --
  Foreign currency and forward
    foreign currency contracts ......        (16,641)           (857)         (2,821)             45         43,163
                                       -------------   -------------   -------------   -------------   ------------

Net increase in net assets
  resulting from operations .........     90,088,711      59,834,261      21,844,403      14,796,615      4,769,617

Distribution to
  shareholders from:

  Net investment income .............    (26,584,959)    (26,460,562)    (10,062,867)    (10,622,367)    (2,994,422)
  Net realized gains on
    investments, futures and
     foreign currency transactions ..    (34,563,767)    (26,425,885)     (8,097,771)     (3,004,794)      (457,712)

Increase in net assets from
  capital share transactions (Note 4)    (44,619,393)    (32,262,903)     (7,801,297)    (17,093,800)    91,430,172
                                       -------------   -------------   -------------   -------------   ------------

Increase (decrease) in net assets ...    (15,679,408)    (25,315,089)     (4,117,532)    (15,924,346)    92,747,655

Net assets at beginning of period ...    624,821,048     650,136,137     208,465,654     224,390,000             --
                                       -------------   -------------   -------------   -------------   ------------

Net assets at end of period .........   $609,141,640    $624,821,048    $204,348,122    $208,465,654    $92,747,655
                                       =============   =============   =============   =============   ============

Undistributed net
  investment income .................    $20,941,772     $26,584,959      $8,844,386     $10,062,867        $26,259
                                       =============   =============   =============   =============   ============

* Commencement of operations


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

                                                STRATEGIC                         GLOBAL                  CAPITAL GROWTH
                                                   BOND                      GOVERNMENT BOND                   BOND
                                                  TRUST                           TRUST                       TRUST
                                      -----------------------------   -----------------------------   -------------------------

                                           YEAR            YEAR            YEAR           YEAR             YEAR        YEAR
                                          ENDED            ENDED           ENDED          ENDED            ENDED      ENDED
Increase (decrease) in net assets:       12/31/97        12/31/96        12/31/97       12/31/96         12/31/97    12/31/96
                                      -------------   -------------   -------------   -------------   -----------  ------------

Operations:

Net investment income .............    $21,794,258     $13,698,379     $13,484,526     $15,386,752    $3,061,428    $2,636,414
Net realized gain (loss) on:
  Investment
    transactions ..................      4,357,008       5,399,944      13,533,542       9,598,508        48,206      (211,323)
  Foreign currency and
    forward foreign
     currency contracts ...........        474,566         748,978      (8,569,143)      3,414,227            --            --
Change in unrealized
 appreciation
  (depreciation) on:
  Investments .....................      2,884,064       3,229,720     (14,618,789)      1,954,903     1,026,927    (1,348,717)
  Futures contracts
  Foreign currency and
    forward foreign
     currency contracts ...........        556,273         (94,693)      2,134,019        (417,584)           --            --
                                     -------------   -------------   -------------   -------------   -----------  ------------

Net increase in net
 assets resulting from
  operations ......................     30,066,169      22,982,328       5,964,155      29,936,806     4,136,561     1,076,374

Distribution to
 shareholders from:

  Net investment income ...........    (14,436,515)    (10,621,746)    (19,668,247)    (21,062,640)           --    (2,638,011)
  Net realized gains on
    investments, futures and
     foreign currency
      transactions ................     (1,809,273)             --        (512,991)             --            --            --

Increase (decrease) in net
 assets from capital share
  transactions (Note 4) ...........    130,492,346      86,212,723     (19,459,104)      5,676,210     4,459,955     4,261,280
                                     -------------   -------------   -------------   -------------   -----------  ------------

Increase (decrease)
  in net assets ...................    144,312,727      98,573,305     (33,676,187)     14,550,376     8,596,516     2,699,643

Net assets at beginning
  of period .......................    221,277,481     122,704,176     249,793,310     235,242,934    45,393,429    42,693,786
                                     -------------   -------------   -------------   -------------   -----------  ------------

Net assets at end
  of period .......................   $365,590,208    $221,277,481    $216,117,123    $249,793,310   $53,989,945   $45,393,429
                                     =============   =============   =============   =============   ===========  ============

Undistributed net
  investment income ...............    $22,584,781     $14,378,392     $12,595,749     $19,668,247    $3,103,100            --
                                     =============   =============   =============   =============   ===========  ============


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

                                                INVESTMENT                   U.S. GOVERNMENT                    MONEY
                                               QUALITY BOND                     SECURITIES                      MARKET
                                                  TRUST                           TRUST                         TRUST
                                     -----------------------------   -----------------------------   -----------------------------

                                          YEAR            YEAR            YEAR            YEAR            YEAR            YEAR
                                         ENDED            ENDED           ENDED           ENDED           ENDED          ENDED
Increase (decrease) in net assets:      12/31/97        12/31/96        12/31/97        12/31/96        12/31/97        12/31/96
                                     -------------   -------------   -------------   -------------   -------------   -------------

Operations:

Net investment income .............    $11,518,010     $10,291,383     $13,511,297     $13,679,653     $21,497,529     $15,645,674
Net realized gain (loss) on
  investment transactions .........        560,958       1,165,169      (1,285,791)       (464,497)             --              --
Change in unrealized
  appreciation
  (depreciation)
   on investments .................      3,072,046      (7,470,195)      5,453,837      (6,682,550)             --              --
                                     -------------   -------------   -------------   -------------   -------------   -------------

Net increase in net
 assets resulting from
  operations ......................     15,151,014       3,986,357      17,679,343       6,532,606      21,497,529      15,645,674

Distribution to
  shareholders from net
   investment income ..............    (10,368,425)     (8,478,262)    (13,118,502)    (12,847,931)    (21,497,529)    (15,645,674)

Increase (decrease) in net
  assets from capital share
   transactions (Note 4) ..........     30,801,522      14,350,133      42,663,878      (6,420,478)     76,147,741     105,448,834
                                     -------------   -------------   -------------   -------------   -------------   -------------

Increase (decrease)
  in net assets ...................     35,584,111       9,858,228      47,224,719     (12,735,803)     76,147,741     105,448,834

Net assets at beginning
  of period .......................    152,960,832     143,102,604     204,052,616     216,788,419     363,565,797     258,116,963
                                     -------------   -------------   -------------   -------------   -------------   -------------

Net assets at end
  of period .......................   $188,544,943    $152,960,832    $251,277,335    $204,052,616    $439,713,538    $363,565,797
                                     =============   =============   =============   =============   =============   =============

Undistributed net
  investment income ...............    $11,620,376     $10,356,725     $13,028,158     $13,081,027              --              --
                                     =============   =============   =============   =============   =============   =============


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
STATEMENTS OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------

                                        LIFESTYLE        LIFESTYLE      LIFESTYLE       LIFESTYLE      LIFESTYLE
                                      AGGRESSIVE 1000   GROWTH 820    BALANCED 640    MODERATE 460  CONSERVATIVE 280
                                          TRUST            TRUST          TRUST           TRUST          TRUST
                                       ------------   -------------   -------------   ------------   ------------

                                          1/07/97*        1/07/97*       1/07/97*        1/07/97*      1/07/97*
                                            TO              TO             TO              TO             TO
Increase in net assets:                  12/31/97        12/31/97       12/31/97        12/31/97       12/31/97
                                       ------------   -------------   -------------   ------------   ------------

Operations:

Net investment income ...............       $40,644      $1,638,443      $1,923,233       $692,090       $255,536
Net realized gain on
  investment transactions ...........     1,761,470       6,079,624       3,201,700        483,277        167,849
Change in unrealized
  appreciation on investments .......       229,927       2,198,847       3,474,631      1,263,874        471,143
                                       ------------   -------------   -------------   ------------   ------------

Net increase in net assets
  resulting from operations .........     2,032,041       9,916,914       8,599,564      2,439,241        894,528

Distribution to shareholders from:
  Net investment income .............       (40,644)     (1,638,443)     (1,923,233)      (692,090)      (255,536)
  Capital gain distributions received      (234,940)       (623,851)       (519,499)      (141,843)       (52,417)

Increase in net assets from
  capital share transactions (Note 4)    47,348,070     209,503,037     180,496,470     51,140,322     19,163,445
                                       ------------   -------------   -------------   ------------   ------------

Increase in net assets ..............    49,104,527     217,157,657     186,653,302     52,745,630     19,750,020

Net assets at beginning of period ...            --              --              --             --             --
                                       ------------   -------------   -------------   ------------   ------------

Net assets at end of period .........   $49,104,527    $217,157,657    $186,653,302    $52,745,630    $19,750,020
                                       ============   =============   =============   ============   ============

Undistributed net
  investment income .................            --              --              --             --             --
                                       ============   =============   =============   ============   ============

* Commencement of operations


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                         PACIFIC RIM EMERGING MARKETS TRUST
                                                 -----------------------------------------------
                                                         YEARS ENDED DECEMBER 31,       10/04/94*
                                                 ----------------------------------        TO
                                                   1997         1996**       1995       12/31/94
                                                 --------     --------     --------     --------

Net asset value, beginning
  of period ..................................     $10.90       $10.36        $9.41       $10.00

Income from investment operations:
  Net investment income ......................       0.05         0.07         0.12         0.04
  Net realized and unrealized gain (loss)
    on investments and foreign currency
     transactions ............................      (3.77)        0.94         0.96        (0.59)
                                                   ------       ------       ------       ------

       Total from investment
         operations ..........................      (3.72)        1.01         1.08        (0.55)

Less distributions:
  Dividends from net investment income .......         --        (0.07)       (0.09)       (0.04)
  Dividends in excess of net investment
    income ...................................         --        (0.01)          --           --
  Distributions from capital gains ...........         --        (0.39)       (0.04)          --
  Distributions in excess of capital gains ...      (0.02)          --           --           --
                                                   ------       ------       ------       ------

       Total distributions ...................      (0.02)       (0.47)       (0.13)       (0.04)
                                                   ------       ------       ------       ------

Net asset value, end of period ...............      $7.16       $10.90       $10.36        $9.41
                                                   ======       ======       ======       ======

       Total return ..........................     (34.12%)       9.81%       11.47%       (5.63%)+

Net assets, end of period (000's) ............    $23,850      $23,241      $13,057       $7,657

Ratio of operating expenses to
  average net assets .........................       1.42%        1.50%        1.50%        1.50%(A)

Ratio of net investment income to
  average net assets .........................       0.65%        0.78%        1.01%        1.84%(A)

Portfolio turnover rate ......................         63%          48%          55%           0%(A)

Average commission rate per share (B) ........     $0.013       $0.015          N/A          N/A

----------
*   Commencement of operations.
** Effective December 31, 1996, the Portfolio changed its name from the Pacific Rim Emerging Markets Fund.
+   Non-annualized
(A) Annualized
(B) For fiscal years beginning on or after September 1, 1995, a fund is required to disclose its average commission rate per share of all security trades on which commissions are charged. In certain foreign markets the relationship between the translated U.S. dollar price per share and commission paid per share may vary from that of domestic markets.


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                             SCIENCE &
                                                         TECHNOLOGY TRUST
                                                     -------------------------
                                                             01/01/97*
                                                                TO
                                                             12/31/97
                                                     -------------------------

Net asset value, beginning
  of period...............................                   $12.50

Income from investment operations:
  Net investment loss.....................                    (0.04)
  Net realized and unrealized gain
    on investments........................                     1.38
                                                              -----

       Total from investment
         operations.......................                     1.34

Less distributions:
   Distributions from capital gains.......                    (0.04)
   Distributions in excess of
     capital gains .......................                    (0.18)
                                                             ------

       Total distributions................                    (0.22)
                                                             ------

Net asset value, end of period............                   $13.62
                                                             ======

       Total return.......................                    10.71%

Net assets, end of period (000's).........                  $67,348

Ratio of operating expenses to
  average net assets......................                     1.26%

Ratio of net investment loss to
  average net assets......................                    (0.54%)

Portfolio turnover rate...................                      121%

Average commission rate per share.........                   $0.039

----------
*   Commencement of operations.


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                           INTERNATIONAL
                                                          SMALL CAP TRUST
                                                    ---------------------------

                                                        YEAR         03/04/96*
                                                        ENDED           TO
                                                      12/31/97       12/31/96
                                                    ------------   ------------

Net asset value, beginning
  of period...............................             $13.60         $12.50

Income from investment operations:
  Net investment income...................               0.08           0.06
  Net realized and unrealized gain
    on investments and foreign currency
     transactions.........................               0.03           1.09
                                                        -----          -----

       Total from investment
         operations.......................               0.11           1.15

Less distributions:
   Dividends from net investment income...              (0.01)         (0.05)
                                                       ------         ------

Net asset value, end of period............             $13.70         $13.60
                                                       ======         ======

       Total return.......................               0.79%          9.20%+

Net assets, end of period (000's).........           $128,576        $97,218

Ratio of operating expenses to
  average net assets......................               1.31%          1.29%(A)

Ratio of net investment income to
  average net assets......................               0.63%          0.93%(A)

Portfolio turnover rate...................                 74%            50%(A)

Average commission rate per share (B).....             $0.012         $0.015

----------
*   Commencement of operations.
+   Non-annualized
(A) Annualized
(B) For fiscal years beginning on or after September 1, 1995, a fund is required to disclose its average commission rate per share of all security trades on which commissions are charged. In certain foreign markets the relationship between the translated U.S. dollar price per share and commission paid per share may vary from that of domestic markets.


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                        EMERGING GROWTH TRUST
                                                     -------------------------
                                                             01/01/97*
                                                                TO
                                                             12/31/97
                                                     -------------------------

Net asset value, beginning
  of period...............................                   $20.60


Income from investment operations:
  Net investment loss.....................                    (0.02)
  Net realized and unrealized
    gain on investments...................                     3.55
                                                              -----

       Total from investment
         operations.......................                     3.53

Net asset value, end of period............                   $24.13
                                                             ======

       Total return.......................                    17.14%

Net assets, end of period (000's).........                 $275,774

Ratio of operating expenses to
  average net assets......................                     1.11%

Ratio of net investment loss to
  average net assets......................                    (0.13%)

Portfolio turnover rate...................                      120%

Average commission rate per share.........                   $0.057

----------
*   Commencement of operations.


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                          PILGRIM BAXTER
                                                           GROWTH TRUST
                                                     -------------------------
                                                             01/01/97*
                                                                TO
                                                             12/31/97
                                                     -------------------------

Net asset value, beginning
  of period...............................                   $12.50

Income from investment operations:
  Net investment loss.....................                    (0.03)
  Net realized and unrealized gain
    on investments........................                     0.03
                                                              -----

       Total from investment
         operations.......................                       --

Net asset value, end of period............                   $12.50
                                                             ======

       Total return.......................                     0.00%

Net assets, end of period (000's).........                  $93,335

Ratio of operating expenses to
  average net assets......................                     1.18%

Ratio of net investment loss to
  average net assets......................                    (0.46%)

Portfolio turnover rate...................                       63%

Average commission rate per share.........                   $0.047

----------
*   Commencement of operations.


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                       SMALL/MID CAP TRUST
                                                    ------------------------

                                                       YEAR        03/04/96*
                                                       ENDED          TO
                                                     12/31/97      12/31/96
                                                    ----------    ----------

Net asset value, beginning
  of period...............................            $13.37         $12.50

Income from investment operations:
  Net investment loss.....................             (0.04)            --
  Net realized and unrealized gain
    on investments........................              2.08           0.87
                                                       -----          -----

       Total from investment
         operations.......................              2.04           0.87

Net asset value, end of period............            $15.41         $13.37
                                                      ======         ======

       Total return.......................             15.26%          6.96%+

Net assets, end of period (000's).........          $268,377       $176,062

Ratio of operating expenses to
  average net assets......................              1.05%          1.10%(A)

Ratio of net investment loss to
  average net assets......................             (0.33%)        (0.02%)(A)

Portfolio turnover rate...................               151%            67%(A)

Average commission rate per share.........            $0.070         $0.069

----------
*   Commencement of operations.
+   Non-annualized
(A) Annualized


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                           INTERNATIONAL
                                                            STOCK TRUST
                                                     -------------------------
                                                             01/01/97*
                                                                TO
                                                             12/31/97
                                                     -------------------------

Net asset value, beginning
  of period...............................                   $11.47

Income from investment operations:
  Net investment income...................                     0.04
  Net realized and unrealized gain
    on investments and foreign currency
     transactions.........................                     0.12
                                                              -----

       Total from investment
         operations.......................                     0.16

Less distributions:
   Dividends from net investment income...                    (0.03)
   Distributions from capital gains.......                    (0.05)
   Distributions in excess of
     capital gains .......................                    (0.08)
                                                             ------

       Total distributions................                    (0.16)
                                                             ------

Net asset value, end of period............                   $11.47
                                                             ======

       Total return.......................                     1.38%

Net assets, end of period (000's).........                 $145,253

Ratio of operating expenses to
  average net assets......................                     1.38%

Ratio of net investment income to
  average net assets......................                     0.56%

Portfolio turnover rate...................                       43%

Average commission rate per share (A).....                   $0.026

----------
*   Commencement of operations.
(A) For fiscal years beginning on or after September 1, 1995, a fund is required to disclose its average commission rate per share of all security trades on which commissions are charged. In certain foreign markets the relationship between the translated U.S. dollar price per share and commission paid per share may vary from that of domestic markets.


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                             WORLDWIDE
                                                           GROWTH TRUST
                                                     -------------------------
                                                             01/01/97*
                                                                TO
                                                             12/31/97
                                                     -------------------------

Net asset value, beginning
  of period...............................                   $12.50

Income from investment operations:
  Net investment income...................                     0.04
  Net realized and unrealized gain
    on investments and foreign currency
     transactions.........................                     1.62
                                                              -----

       Total from investment
         operations.......................                     1.66

Less distributions:
   Dividends from net investment income...                    (0.03)
   Distributions from capital gains.......                    (0.02)
   Distributions in excess of
     capital gains .......................                    (0.07)
                                                             ------

       Total distributions................                    (0.12)
                                                             ------

Net asset value, end of period............                   $14.04
                                                             ======

       Total return.......................                    13.29%


Net assets, end of period (000's).........                  $24,262

Ratio of operating expenses to
  average net assets......................                     1.32%

Ratio of net investment income to
  average net assets......................                     0.61%

Portfolio turnover rate...................                       84%

Average commission rate per share (A).....                   $0.032

----------
*   Commencement of operations.
(A) For fiscal years beginning on or after September 1, 1995, a fund is required to disclose its average commission rate per share of all security trades on which commissions are charged. In certain foreign markets the relationship between the translated U.S. dollar price per share and commission paid per share may vary from that of domestic markets.


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                                                   GLOBAL EQUITY TRUST
                                                ------------------------------------------------------------------------------------
                                                                                   YEARS ENDED DECEMBER 31,
                                                ------------------------------------------------------------------------------------
                                                   1997           1996           1995           1994           1993          1992
                                                ----------     ----------     ----------     ----------     ----------    ----------

Net asset value, beginning
  of period ...............................       $17.84         $16.10         $15.74         $15.73         $12.00        $12.24

Income from investment operations:
  Net investment income (loss) (B)  .......         0.19           0.12           0.29           0.05           0.12          0.10
  Net realized and unrealized gain
    (loss) on investments and
     foreign currency transactions ........         3.16           1.89           0.84           0.22           3.79         (0.19)
                                                  ------         ------         ------         ------         ------        ------

     Total from investment operations .....         3.35           2.01           1.13           0.27           3.91         (0.09)

Less distributions:
  Dividends from net investment income ....        (0.27)         (0.27)         (0.08)         (0.02)         (0.18)        (0.15)
  Distributions from capital gains ........        (1.54)            --          (0.69)         (0.24)            --            --
                                                  ------         ------         ------         ------         ------        ------

     Total distributions ..................        (1.81)         (0.27)         (0.77)         (0.26)         (0.18)        (0.15)
                                                  ------         ------         ------         ------         ------        ------

Net asset value, end of period ............       $19.38         $17.84         $16.10         $15.74         $15.73        $12.00
                                                  ======         ======         ======         ======         ======        ======

     Total return .........................        20.80%         12.62%          7.68%          1.74%         32.89%        (0.72%)

Net assets, end of period (000's)..             $868,413       $726,842       $648,183       $616,138       $377,871      $116,731

Ratio of operating expenses to
  average net assets (C) ..................         1.01%          1.01%          1.05%          1.08%          1.16%         1.16%

Ratio of net investment income (loss) to
  average net assets ......................         1.02%          0.78%          0.61%          0.44%          0.77%         1.12%

Portfolio turnover rate ...................           33%           169%            63%            52%            52%           69%

Average commission rate per share (D) .....       $0.032         $0.015            N/A            N/A            N/A           N/A

                                                ------------------------------------------------------
                                                                                             03/18/88*
                                                ----------------------------------------        TO
                                                   1991           1990           1989        12/31/88
                                                ----------     ----------     ----------    ----------

Net asset value, beginning
  of period ...............................       $11.00         $12.57         $10.15        $10.03

Income from investment operations:
  Net investment income (loss) (B)  .......         0.16           0.12           0.10         (0.05)
  Net realized and unrealized gain
    (loss) on investments and
     foreign currency transactions ........         1.23          (1.41)          2.32          0.17
                                                  ------         ------         ------        ------

     Total from investment operations .....         1.39          (1.29)          2.42          0.12

Less distributions:
  Dividends from net investment income ....        (0.15)         (0.04)            --            --
  Distributions from capital gains ........           --          (0.24)            --            --
                                                  ------         ------         ------        ------

     Total distributions ..................        (0.15)         (0.28)            --            --
                                                  ------         ------         ------        ------

Net asset value, end of period ............       $12.24         $11.00         $12.57        $10.15
                                                  ======         ======         ======        ======

     Total return .........................        12.80%        (10.43%)        23.84%         1.20%+

Net assets, end of period (000's)..              $89,003        $63,028        $26,223        $2,143

Ratio of operating expenses to
  average net assets (C) ..................         1.23%          1.28%          1.62%         3.98%(A)

Ratio of net investment income (loss) to
  average net assets ......................         1.47%          1.97%          1.82%        (1.71%)(A)

Portfolio turnover rate ...................           74%            67%           109%           81%(A)

Average commission rate per share (D) .....          N/A            N/A            N/A           N/A

----------
*   Commencement of operations.
+   Non-annualized
(A) Annualized
(B) After expense reimbursement per share of $0.02 in 1988.
(C) The ratio of operating expenses, before reimbursement from the investment adviser, was 4.53% in 1988.
(D) For fiscal years beginning on or after September 1, 1995, a fund is required to disclose its average commission rate per share of all security trades on which commissions are charged. In certain foreign markets the relationship between the translated U.S. dollar price per share and commission paid per share may vary from that of domestic markets.


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                          SMALL COMPANY
                                                           VALUE TRUST
                                                     -------------------------
                                                             10/01/97*
                                                                TO
                                                             12/31/97
                                                     -------------------------

Net asset value, beginning
  of period...............................                   $12.50

Income from investment operations:
  Net investment income...................                     0.01
  Net realized and unrealized loss
    on investments and foreign currency
     transactions.........................                    (0.57)
                                                              ------

       Total from investment
         operations.......................                    (0.56)

Net asset value, end of period............                   $11.94
                                                             ======

       Total return.......................                    (4.48%)+

Net assets, end of period (000's).........                  $67,091

Ratio of operating expenses to
  average net assets......................                     1.19%(A)

Ratio of net investment income to
  average net assets......................                     0.54%(A)

Portfolio turnover rate...................                       81%(A)

Average commission rate per share (B).....                   $0.032

----------
*    Commencement of operations.
+    Non-annualized
(A)  Annualized
(B) For fiscal years beginning on or after September 1, 1995, a fund is required to disclose its average commission rate per share of all security trades on which commissions are charged. In certain foreign markets the relationship between the translated U.S. dollar price per share and commission paid per share may vary from that of domestic markets.


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                                              EQUITY TRUST
                                         ------------------------------------------------------------------------------------------
                                                                        YEARS ENDED DECEMBER 31,
                                         ------------------------------------------------------------------------------------------
                                             1997            1996            1995            1994           1993*           1992
                                         -----------     -----------     -----------     -----------     -----------     ----------

Net asset value, beginning
  of period ..........................       $22.62          $20.79          $14.66          $15.57          $13.97         $13.12

Income from investment operations:
  Net investment income ..............         0.08            0.13            0.10            0.11            0.07           0.64
  Net realized and unrealized gain
    (loss) on investments and
      foreign currency transactions ..         3.31            3.77            6.14           (0.18)           2.11           0.38
                                             ------          ------          ------          ------          ------         ------

     Total from investment
       operations ....................         3.39            3.90            6.24           (0.07)           2.18           1.02

Less distributions:
  Dividends from net investment
    income ...........................        (0.14)          (0.09)          (0.11)          (0.05)          (0.58)         (0.17)

  Distributions from capital gains ...        (4.37)          (1.98)             --           (0.79)             --             --
                                             ------          ------          ------          ------          ------         ------

     Total distributions .............        (4.51)          (2.07)          (0.11)          (0.84)          (0.58)         (0.17)
                                             ------          ------          ------          ------          ------         ------

Net asset value, end of period .......       $21.50          $22.62          $20.79          $14.66          $15.57         $13.97
                                             ======          ======          ======          ======          ======         ======

     Total return ....................        19.25%          20.14%          42.79%          (0.53%)         16.31%          7.93%

Net assets, end of period (000's) ....   $1,521,382      $1,345,461        $988,800        $534,562        $387,842       $192,626

Ratio of operating expenses to
  average net assets .................         0.80%           0.80%           0.80%           0.84%           0.88%          0.95%

Ratio of net investment income to
  average net assets .................         0.35%           0.71%           0.63%           0.88%           0.50%          7.31%

Portfolio turnover rate ..............          224%            223%             88%            132%            173%           782%

Average commission rate per
  share (A) ..........................       $0.043          $0.043             N/A             N/A             N/A            N/A


                                           -----------------------------------------------------------
                                               1991            1990            1989            1988
                                           -----------     -----------     -----------     -----------

Net asset value, beginning
  of period ..........................         $11.33          $19.14          $15.17          $12.57

Income from investment operations:
  Net investment income ..............           0.14            0.24            0.29            0.15
  Net realized and unrealized gain
    (loss) on investments and
      foreign currency transactions ..           1.88           (1.95)           3.87            2.45
                                               ------          ------          ------          ------

     Total from investment
       operations ....................           2.02           (1.71)           4.16            2.60

Less distributions:
  Dividends from net investment
    income ...........................          (0.23)          (0.29)          (0.12)             --

  Distributions from capital gains ...             --           (5.81)          (0.07)             --
                                               ------          ------          ------          ------

     Total distributions .............          (0.23)          (6.10)          (0.19)             --
                                               ------          ------          ------          ------

Net asset value, end of period .......         $13.12          $11.33          $19.14          $15.17
                                               ======          ======          ======          ======

     Total return ....................          17.94%         (11.79%)         27.70%          20.71%

Net assets, end of period (000's) ....        $88,235         $36,564         $32,108        $133,852

Ratio of operating expenses to
  average net assets .................           0.89%           0.97%           1.02%           1.08%

Ratio of net investment income to
  average net assets .................           2.23%           2.74%           1.90%           1.80%

Portfolio turnover rate ..............            172%             95%            111%             49%

Average commission rate per
  share (A) ..........................            N/A             N/A             N/A             N/A


----------
* Net investment income per share was calculated using the average shares method for fiscal year 1993.
(A) For fiscal years beginning on or after September 1, 1995, a fund is required to disclose its average commission rate per share of all security trades on which commissions are charged.


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                            GROWTH TRUST
                                                  ------------------------------
                                                      YEAR            07/15/96*
                                                      ENDED              TO
                                                    12/31/97          12/31/96
                                                  ------------      ------------

Net asset value, beginning
  of period...............................           $13.73           $12.50

Income from investment operations:
  Net investment income...................             0.08             0.09
  Net realized and unrealized gain
    on investments and foreign currency
     transactions.........................             3.40             1.23
                                                      -----            -----

       Total from investment
         operations.......................             3.48             1.32

Less distributions:
   Dividends from net investment income...               --            (0.09)
                                                    -------           ------

Net asset value, end of period............           $17.21           $13.73
                                                     ======           ======

       Total return.......................            25.35%           10.53%+

Net assets, end of period (000's).........         $167,388          $56,807

Ratio of operating expenses to
  average net assets......................             0.95%            1.01%(A)

Ratio of net investment income to
  average net assets......................             0.74%            2.57%(A)

Portfolio turnover rate...................              179%             215%(A)

Average commission rate per share.........           $0.061           $0.048

----------
*   Commencement of operations.
+   Non-annualized
(A) Annualized


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                                                QUANTITATIVE EQUITY TRUST
                                             ---------------------------------------------------------------------------------------
                                                                                 YEARS ENDED DECEMBER 31,
                                             ---------------------------------------------------------------------------------------
                                               1997        1996**        1995        1994         1993         1992         1991
                                             --------    --------      --------    --------     --------     --------     --------

Net asset value, beginning
  of period ..............................     $17.33      $17.27        $13.36      $14.68       $13.73       $13.33       $10.48

Income from investment operations:
  Net investment income (A) ..............       0.26        0.26          0.24        0.20         0.19         0.18         0.21
  Net realized and unrealized gain
    (loss) on investments and
      foreign currency transactions ......       4.91        2.83          3.67       (0.81)        1.64         0.61         2.94
                                               ------      ------        ------      ------       ------       ------       ------

     Total from investment
       operations ........................       5.17        3.09          3.91       (0.61)        1.83         0.79         3.15

Less distributions:
  Dividends from net investment income ...         --       (0.50)           --       (0.20)       (0.19)       (0.18)       (0.21)
  Distributions from capital gains .......         --       (2.51)           --       (0.51)       (0.69)       (0.21)       (0.09)
  Distributions in excess of
    capital gains ........................         --       (0.02)           --          --           --           --           --
                                               ------      ------        ------      ------       ------       ------       ------

     Total distributions .................         --       (3.03)           --       (0.71)       (0.88)       (0.39)       (0.30)
                                               ------      ------        ------      ------       ------       ------       ------

Net asset value, end of period ...........     $22.50      $17.33        $17.27      $13.36       $14.68       $13.73       $13.33
                                               ======      ======        ======      ======       ======       ======       ======

     Total return ........................      29.83%      17.92%        29.23%      (4.19%)      13.39%        6.07%       30.18%

Net assets, end of period (000's) ........   $167,530     $91,900       $60,996     $34,829      $21,651       $9,708       $5,480

Ratio of operating expenses to
  average net assets (B) .................       0.50%       0.50%         0.50%       0.50%        0.50%        0.50%        0.50%

Ratio of net investment income to
  average net assets .....................       1.50%       1.81%         1.76%       1.53%        1.39%        1.51%        1.78%

Portfolio turnover rate ..................        114%        105%          109%         85%          88%          48%          53%

Average commission rate per share (C) ....     $0.059      $0.060           N/A         N/A          N/A          N/A          N/A

                                             ----------------------------------

                                             ----------------------------------
                                               1990         1989         1988
                                             --------     --------     --------

Net asset value, beginning
  of period ..............................     $11.25        $8.91        $8.36

Income from investment operations:
  Net investment income (A) ..............       0.32         0.36         0.28
  Net realized and unrealized gain
    (loss) on investments and
      foreign currency transactions ......      (0.77)        2.34         0.56
                                               ------       ------       ------

     Total from investment
       operations ........................      (0.45)        2.70         0.84

Less distributions:
  Dividends from net investment income ...      (0.32)       (0.36)       (0.29)
  Distributions from capital gains .......         --           --           --
  Distributions in excess of
    capital gains ........................         --           --           --
                                               ------       ------       ------

     Total distributions .................      (0.32)       (0.36)       (0.29)
                                               ------       ------       ------

Net asset value, end of period ...........     $10.48       $11.25        $8.91
                                               ======       ======       ======

     Total return ........................      (4.06%)      30.66%        9.86%

Net assets, end of period (000's) ........     $2,872       $2,138       $1,176

Ratio of operating expenses to
  average net assets (B) .................       0.50%        0.50%        0.50%

Ratio of net investment income to
  average net assets .....................       3.06%        3.48%        3.16%

Portfolio turnover rate ..................        121%         121%         172%

Average commission rate per share (C) ....        N/A          N/A          N/A

----------
*   Commencement of operations.
** Effective December 31, 1996, the Portfolio changed its name from the Common Stock Fund.
(A) After investment adviser expense reimbursement per share of $0.05 for the year ended December 31, 1997.
(B) The ratio of operating expenses, before reimbursement from the investment adviser, was 0.77% for the year ended December 31, 1997.
(C) For fiscal years beginning on or after September 1, 1995, a fund is required to disclose its average commission rate per share of all security trades on which commissions are charged.


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                        EQUITY INDEX TRUST
                                                   -----------------------------
                                                      YEAR           02/14/96*
                                                      ENDED              TO
                                                    12/31/97         12/31/96**
                                                   ----------      ------------

Net asset value, beginning
  of period...............................           $10.69           $10.00

Income from investment operations:
  Net investment income (B)...............             0.32             0.19
  Net realized and unrealized gain
    on investments........................             3.26             1.29
                                                      -----            -----

       Total from investment
         operations.......................             3.58             1.48

Less distributions:
   Dividends from net investment income...            (0.32)           (0.19)
   Distributions from capital gains.......            (1.47)           (0.21)
   Distributions in excess of
      capital gains ......................               --            (0.39)
                                                     ------           ------

       Total distributions................            (1.79)           (0.79)
                                                     ------           ------

Net asset value, end of period............           $12.48           $10.69
                                                     ======           ======

       Total return.......................            33.53%           14.86%+

Net assets, end of period (000's).........          $27,075           $7,818

Ratio of operating expenses to
  average net assets (C)..................             0.40%            0.40%(A)

Ratio of net investment income to
  average net assets......................             3.64%            4.74%(A)

Portfolio turnover rate...................                7%              27%(A)

Average commission rate per share.........           $0.033           $0.041

----------
*   Commencement of operations.
** Effective December 31, 1996, the Portfolio changed its name from the Equity Index Fund.
+   Non-annualized
(A) Annualized
(B) After investment adviser expense reimbursement per share of $0.01 for the year ended December 31, 1997.
(C) The ratio of operating expenses, before reimbursement from the investment adviser, was 0.57% for the year ended December 31, 1997.


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                                      BLUE CHIP GROWTH TRUST
                                           -------------------------------------------------------------------------
                                                                      YEARS ENDED DECEMBER 31,              12/11/92*
                                           ------------------------------------------------------------        TO
                                             1997        1996**        1995         1994         1993       12/31/92
                                          --------     --------      --------     --------     --------     --------

Net asset value, beginning of period ..     $14.31       $11.40         $9.05        $9.55        $9.93       $10.00

Income from investment operations:
   Net investment income (B) ..........       0.09         0.03          0.03         0.04         0.05         0.00
   Net realized and unrealized gain
     (loss) on investments ............       3.13         2.92          2.36        (0.50)       (0.42)       (0.07)
                                            ------       ------        ------       ------       ------       ------

       Total from investment operations       3.22         2.95          2.39        (0.46)       (0.37)       (0.07)

Less distributions:
   Dividends from net investment
     income ...........................      (0.03)       (0.04)        (0.04)       (0.04)       (0.01)          --
   Distributions from capital gains ...      (2.50)          --            --           --           --           --
                                            ------       ------        ------       ------       ------       ------

       Total distributions ............      (2.53)       (0.04)        (0.04)       (0.04)       (0.01)          --
                                            ------       ------        ------       ------       ------       ------

Net asset value, end of period ........     $15.00       $14.31        $11.40        $9.05        $9.55        $9.93
                                            ======       ======        ======       ======       ======       ======

       Total return ...................      26.94%       25.90%        26.53%       (4.80%)      (3.80%)      (0.70%)+

Net assets, end of period (000's) .....   $708,807     $422,571      $277,674     $151,727     $104,966      $31,118

Ratio of operating expenses to
  average net assets (C) ..............      0.975%       0.975%        0.975%       0.975%       0.975%        1.06%(A)

Ratio of net investment income to
  average net assets ..................       0.74%        0.26%         0.42%        0.65%        0.75%        1.04%(A)

Portfolio turnover rate ...............         37%         159%           57%          33%          12%           0%(A)

Average commission rate per
  share (D) ...........................     $0.043       $0.049           N/A          N/A          N/A          N/A

----------
*   Commencement of operations.
** Effective October 1, 1996, the Portfolio changed its name from the Pasadena Growth Trust.
+   Non-annualized
(A) Annualized
(B) After investment adviser and subadviser expense reimbursement per share of $0.006, $0.004, $0.006 and $0.01 for the years ended December 31, 1996,
    1995, 1994 and 1993, respectively.
(C) The ratio of operating expenses, before reimbursement from the investment adviser and subadviser, was 1.02%, 1.03%, 1.06% and 1.09% for the years ended December 31, 1996, 1995, 1994 and 1993, respectively.
(D) For fiscal years beginning on or after September 1, 1995, a fund is required to disclose its average commission rate per share of all security trades on which commissions are charged.


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                                            REAL ESTATE SECURITIES TRUST
                                         -------------------------------------------------------------------------------------------
                                                                               YEARS ENDED DECEMBER 31,
                                         -------------------------------------------------------------------------------------------
                                           1997        1996**        1995         1994         1993         1992         1991
                                         --------    --------      --------     --------     --------     --------     --------

Net asset value, beginning
  of period ..........................     $16.95      $15.10        $13.34       $14.07       $12.75       $10.92        $8.16

Income from investment operations:
  Net investment income (A) ..........       0.80        0.74          0.67         0.55         0.47         0.45         0.53
  Net realized and unrealized gain
    (loss) on investments ............       2.32        4.31          1.35        (0.93)        2.38         1.83         2.76
                                           ------      ------        ------       ------       ------       ------       ------

     Total from investment
       operations ....................       3.12        5.05          2.02        (0.38)        2.85         2.28         3.29

Less distributions:
  Dividends from net investment
    income ...........................         --       (1.39)        (0.26)       (0.27)       (0.47)       (0.45)       (0.53)
  Distributions from capital gains ...         --       (1.77)           --        (0.08)       (1.06)          --           --
  Distributions in excess of
    capital gains ....................         --       (0.04            --           --           --           --           --
                                           ------      ------        ------       ------       ------       ------       ------

     Total distributions .............         --       (3.20)        (0.26)       (0.35)       (1.53)       (0.45)       (0.53)
                                           ------      ------        ------       ------       ------       ------       ------

Net asset value, end of period .......     $20.07      $16.95        $15.10       $13.34       $14.07       $12.75       $10.92
                                           ======      ======        ======       ======       ======       ======       ======

     Total return ....................      18.41%      34.69%        15.14%       (2.76%)      22.61%       21.29%       41.10%

Net assets, end of period (000's) ....   $161,759     $76,220       $52,440      $42,571      $24,106       $7,273       $4,120

Ratio of operating expenses to
  average net assets (B) .............       0.50%       0.50%         0.50%        0.50%        0.50%        0.50%        0.50%

Ratio of net investment income to
  average net assets .................       5.42%       5.22%         5.06%        4.26%        3.93%        4.13%        5.40%

Portfolio turnover rate ..............        148%        231%          136%          36%         143%          71%          40%

Average commission rate per
  share (C) ..........................     $0.052      $0.059           N/A          N/A          N/A          N/A          N/A

                                       ----------------------------------

                                       ----------------------------------
                                         1990         1989         1988
                                       --------     --------     --------

Net asset value, beginning
  of period ..........................   $9.24        $9.12        $8.76

Income from investment operations:
  Net investment income (A) ..........    0.67         0.68         0.70
  Net realized and unrealized gain
    (loss) on investments ............   (1.09)        0.15         0.37
                                        ------       ------       ------

     Total from investment
       operations ....................   (0.42)        0.83         1.07

Less distributions:
  Dividends from net investment
    income ...........................   (0.66)       (0.71)       (0.71)
  Distributions from capital gains ...      --           --           --
  Distributions in excess of
    capital gains ....................      --           --           --
                                        ------       ------       ------

     Total distributions .............   (0.66)       (0.71)       (0.71)
                                        ------       ------       ------

Net asset value, end of period .......   $8.16        $9.24        $9.12
                                        ======       ======       ======

     Total return ....................   (4.53%)       9.23%       11.72%

Net assets, end of period (000's) ....  $2,774       $2,874       $2,490

Ratio of operating expenses to
  average net assets (B) .............    0.50%        0.50%        0.50%

Ratio of net investment income to
  average net assets .................    7.74%        7.29%        7.18%

Portfolio turnover rate ..............      24%          15%          23%

Average commission rate per
  share (C) ..........................     N/A          N/A          N/A

----------
*   Commencement of operations
** Effective December 31, 1996, the Portfolio changed its name from the Real Estate Securities Fund.
(A) After investment adviser expense reimbursement per share of $0.04 for the year ended December 31, 1997.
(B) The ratio of operating expenses, before reimbursement from the investment adviser, was 0.77% for the year ended December 31, 1997.
(C) For fiscal years beginning on or after September 1, 1995, a fund is required to disclose its average commission rate per share of all security trades on which commissions are charged. In certain foreign markets the relationship between the translated U.S. dollar price per share and commission paid per share may vary from that of domestic markets.


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                           VALUE TRUST
                                                     -------------------------
                                                             01/01/97*
                                                                TO
                                                             12/31/97
                                                     -------------------------

Net asset value, beginning
  of period...............................                   $12.50

Income from investment operations:
  Net investment income...................                     0.10
  Net realized and unrealized gain
    on investments........................                     2.67
                                                              -----

       Total from investment
         operations.......................                     2.77

Less distributions:
   Dividends from net investment income...                    (0.10)
   Distributions from capital gains.......                    (0.30)
   Distributions in excess of
     capital gains .......................                    (0.06)
                                                             ------

       Total distributions................                    (0.46)
                                                             ------

Net asset value, end of period............                   $14.81
                                                             ======

       Total return.......................                    22.14%

Net assets, end of period (000's).........                 $144,672

Ratio of operating expenses to
  average net assets......................                     0.96%

Ratio of net investment income to
  average net assets......................                     1.50%

Portfolio turnover rate...................                       43%

Average commission rate per share.........                   $0.058

----------
*   Commencement of operations.


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                      INTERNATIONAL GROWTH AND INCOME TRUST
                                                ----------------------------------------------
                                                   YEARS ENDED DECEMBER 31,         01/09/95*
                                                -----------------------------          TO
                                                    1997             1996           12/31/95
                                                ------------     ------------     ------------

Net asset value, beginning
  of period ..............................         $11.77           $10.47           $10.00

Income from investment operations:
   Net investment income .................           0.23             0.17             0.11
   Net realized and unrealized gain (loss)
    on investments and foreign currency
      transactions .......................          (0.26)            1.15             0.59
                                                   ------           ------           ------

       Total from investment
         operations ......................          (0.03)            1.32             0.70

Less distributions:
   Dividends from net investment
     income ..............................          (0.22)           (0.02)           (0.12)
   Distributions from capital gains ......          (0.51)              --            (0.11)
                                                   ------           ------           ------

       Total distributions ...............          (0.73)           (0.02)           (0.23)
                                                   ------           ------           ------

Net asset value, end of period ...........         $11.01           $11.77           $10.47
                                                   ======           ======           ======

       Total return ......................          (0.08%)          12.61%            6.98%+

Net assets, end of period (000's) ........       $203,776         $189,010          $88,638

Ratio of operating expenses to
  average net assets .....................           1.12%            1.11%            1.47%(A)

Ratio of net investment income to
  average net assets .....................           2.08%            1.82%            0.71%(A)

Portfolio turnover rate ..................            166%             148%             112%(A)

Average commission rate per share (B) ....         $0.004           $0.028              N/A

----------
*   Commencement of operations.
+   Non-annualized
(A) Annualized
(B) For fiscal years beginning on or after September 1, 1995, a fund is required to disclose its average commission rate per share of all security trades on which commissions are charged. In certain foreign markets the relationship between the translated U.S. dollar price per share and commission paid per share may vary from that of domestic markets.


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                                        GROWTH AND INCOME TRUST
                                          -------------------------------------------------------------------------------------
                                                                     YEARS ENDED DECEMBER 31,                         04/23/91*
                                          -------------------------------------------------------------------------      TO
                                             1997         1996        1995         1994         1993        1992      12/31/91
                                          ----------   ----------  ----------   ----------   ----------  ----------  ----------

Net asset value, beginning
  of period ...........................       $19.38       $16.37      $13.04       $13.05       $12.10      $11.08     $10.00

Income from investment operations:
  Net investment income ...............         0.22         0.22        0.27         0.25         0.17        0.20       0.13
  Net realized and unrealized gain
    on investments and foreign currency
     transactions .....................         5.73         3.41        3.45         0.11         0.98        0.92       0.95
                                              ------       ------      ------       ------       ------      ------     ------

       Total from investment
         operations ...................         5.95         3.63        3.72         0.36         1.15        1.12       1.08

Less distributions:
  Dividends from net investment
    income ............................        (0.24)       (0.26)      (0.26)       (0.19)       (0.18)      (0.10)        --
  Distributions from capital gains ....        (1.20)       (0.36)      (0.13)       (0.18)       (0.02)         --         --
                                              ------       ------      ------       ------       ------      ------     ------

       Total distributions ............        (1.44)       (0.62)      (0.39)       (0.37)       (0.20)      (0.10)        --
                                              ------       ------      ------       ------       ------      ------     ------

Net asset value, end of period ........       $23.89       $19.38      $16.37       $13.04       $13.05      $12.10     $11.08
                                              ======       ======      ======       ======       ======      ======     ======

       Total return ...................        32.83%       22.84%      29.20%        2.85%        9.62%      10.23%     10.80%+

Net assets, end of period (000's) .....   $1,605,387   $1,033,738    $669,387     $409,534     $288,765    $130,984    $57,404

Ratio of operating expenses to
  average net assets ..................         0.79%        0.80%       0.80%        0.82%        0.85%       0.85%      0.98%(A)

Ratio of net investment income to
  average net assets ..................         1.14%        1.56%       2.23%        2.40%        2.29%       2.78%      2.92%(A)

Portfolio turnover rate ...............           34%          49%         39%          42%          39%         44%        62%(A)

Average commission rate per
  share (B) ...........................       $0.055       $0.055         N/A          N/A          N/A         N/A        N/A

----------
*   Commencement of operations.
+   Non-annualized
(A) Annualized
(B) For fiscal years beginning on or after September 1, 1995, a fund is required to disclose its average commission rate per share of all security trades on which commissions are charged.


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                             EQUITY-INCOME TRUST
                                          -----------------------------------------------------------
                                                            YEARS ENDED DECEMBER 31,         02/19/93*
                                        ------------------------------------------------        TO
                                          1997         1996**        1995        1994(1)       12/31/93
                                        --------     --------      --------     --------     --------

Net asset value, beginning
  of period .........................     $15.41       $13.81        $11.33       $11.31       $10.00

Income from investment operations:
   Net investment income ............       0.34         0.21          0.17         0.12         0.07
   Net realized and unrealized gain
    (loss) on investments and foreign
    currency transactions ...........       3.68         2.39          2.49        (0.03)        1.24
                                          ------       ------        ------       ------       ------

       Total from investment
         operations .................       4.02         2.60          2.66         0.09         1.31

Less distributions:
   Dividends from net investment
     income .........................      (0.21)       (0.16)        (0.08)       (0.05)          --
   Distributions from capital gains .      (1.98)       (0.84)        (0.10)       (0.02)          --
                                          ------       ------        ------       ------       ------

       Total distributions ..........      (2.19)       (1.00)        (0.18)       (0.07)          --
                                          ------       ------        ------       ------       ------

Net asset value, end of period ......     $17.24       $15.41        $13.81       $11.33       $11.31
                                          ======       ======        ======       ======       ======

       Total return .................      29.71%       19.85%        23.69%        0.79%       13.10%+

Net assets, end of period (000's) ...   $941,705     $599,486      $396,827     $221,835      $86,472

Ratio of operating expenses to
  average net assets ................       0.85%        0.85%         0.85%        0.87%        0.94%(A)

Ratio of net investment income to
  average net assets ................       2.47%        1.78%         1.63%        1.08%        1.30%(A)

Portfolio turnover rate .............         25%         158%           52%          26%          33%(A)

Average commission rate per
  share (B) .........................     $0.035       $0.052           N/A          N/A          N/A

----------
*   Commencement of operations.
** Effective October 1, 1996, the Portfolio changed its name from the Value Equity Trust.
(1) Net investment income per share was calculated using the average shares method for fiscal year 1994.
+   Non-annualized
(A) Annualized
(B) For fiscal years beginning on or after September 1, 1995, a fund is required to disclose its average commission rate per share of all security trades on which commissions are charged.


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                          BALANCED TRUST
                                                     -------------------------
                                                             01/01/97*
                                                                TO
                                                             12/31/97
                                                     -------------------------

Net asset value, beginning
  of period...............................                   $16.41

Income from investment operations:
  Net investment income...................                     0.51
  Net realized and unrealized
    gain on investments...................                     2.41
                                                              -----

       Total from investment
         operations.......................                     2.92

Net asset value, end of period............                   $19.33
                                                             ======

       Total return.......................                    17.79%

Net assets, end of period (000's).........                 $177,045

Ratio of operating expenses to
  average net assets......................                     0.88%

Ratio of net investment income to
  average net assets......................                     2.97%

Portfolio turnover rate...................                      219%

Average commission rate per share.........                   $0.061

----------
*   Commencement of operations.


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                               AGGRESSIVE ASSET ALLOCATION TRUST
                                       -------------------------------------------------------------------------
                                                                  YEARS ENDED DECEMBER 31,
                                       -------------------------------------------------------------------------
                                         1997         1996         1995         1994         1993         1992
                                       --------     --------     --------     --------     --------     --------

Net asset value, beginning
  of period ........................     $13.45       $12.85       $11.17       $12.03       $11.25       $10.72

Income from investment operations:
  Net investment income ............       0.29         0.36         0.35         0.31         0.34         0.30
  Net realized and unrealized gain
    (loss) on investments and
      foreign currency
        transactions ...............       2.01         1.21         2.07        (0.41)        0.79         0.55
                                         ------       ------       ------       ------       ------       ------

     Total from investment
       operations ..................       2.30         1.57         2.42        (0.10)        1.13         0.85

Less distributions:
  Dividends from net investment
    income .........................      (0.38)       (0.33)       (0.33)       (0.31)       (0.30)       (0.32)
  Distributions from capital gains..      (1.01)       (0.64)       (0.41)       (0.45)       (0.05)          --
                                         ------       ------       ------       ------       ------       ------

     Total distributions ...........      (1.39)       (0.97)       (0.74)       (0.76)       (0.35)       (0.32)
                                         ------       ------       ------       ------       ------       ------

Net asset value, end of period .....     $14.36       $13.45       $12.85       $11.17       $12.03       $11.25
                                         ======       ======       ======       ======       ======       ======

     Total return ..................      19.09%       13.00%       22.77%       (0.69%)      10.30%        8.24%

Net assets, end of period (000's)...   $243,533     $226,699     $211,757     $184,662     $174,448     $151,627

Ratio of operating expenses to
  average net assets ...............       0.90%        0.90%        0.91%        0.89%        0.86%        0.89%

Ratio of net investment income to
  average net assets ...............       1.99%        2.73%        2.76%        2.90%        2.96%        3.08%

Portfolio turnover rate ............         91%          75%         111%         136%          92%         123%

Average commission rate per
  share (B) ........................     $0.022       $0.025          N/A          N/A          N/A          N/A

                                        ----------------------------------
                                                                  08/03/89*
                                        ---------------------        TO
                                          1991         1990       12/31/89
                                        --------     --------     --------

Net asset value, beginning
  of period ........................       $9.08        $9.88       $10.00

Income from investment operations:
  Net investment income ............        0.36         0.36         0.08
  Net realized and unrealized gain
    (loss) on investments and
      foreign currency
        transactions ...............        1.69        (1.07)       (0.20)
                                          ------       ------       ------

     Total from investment
       operations ..................        2.05        (0.71)       (0.12)

Less distributions:
  Dividends from net investment
    income .........................       (0.41)       (0.07)          --
  Distributions from capital gains..          --        (0.02)          --
                                          ------       ------       ------

     Total distributions ...........       (0.41)       (0.09)          --
                                          ------       ------       ------

Net asset value, end of period .....      $10.72        $9.08        $9.88
                                          ======       ======       ======

     Total return ..................       22.96%       (7.27%)      (1.20%)+

Net assets, end of period (000's)...    $124,632      $91,581      $87,301

Ratio of operating expenses to
  average net assets ...............        0.88%        0.78%        0.89%(A)

Ratio of net investment income to
  average net assets ...............        3.63%        4.08%        3.32%(A)

Portfolio turnover rate ............         172%          82%          22%(A)

Average commission rate per
  share (B) ........................         N/A          N/A          N/A

----------
*   Commencement of operations.
+   Non-annualized
(A) Annualized
(B) For fiscal years beginning on or after September 1, 1995, a fund is required to disclose its average commission rate per share of all security trades on which commissions are charged. In certain foreign markets the relationship between the translated U.S. dollar price per share and commission paid per share may vary from that of domestic markets.


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                               MODERATE ASSET ALLOCATION TRUST
                                       ---------------------------------------------------------------------------
                                                                   YEARS ENDED DECEMBER 31,
                                       ---------------------------------------------------------------------------
                                         1997         1996         1995         1994         1993         1992
                                       --------     --------     --------     --------     --------     --------

Net asset value, beginning
  of period ........................     $12.49       $12.39       $10.79       $11.76       $11.14       $10.72

Income from investment operations:
  Net investment income ............       0.48         0.54         0.50         0.45         0.41         0.41
  Net realized and unrealized gain
    (loss) on investments and
      foreign currency
        transactions ...............       1.29         0.60         1.65        (0.65)        0.67         0.43
                                         ------       ------       ------       ------       ------       ------

     Total from investment
       operations ..................       1.77         1.14         2.15        (0.20)        1.08         0.84

Less distributions:
  Dividends from net investment
    income .........................      (0.57)       (0.52)       (0.45)       (0.40)       (0.39)       (0.42)
  Distributions from capital gains..      (0.74)       (0.52)       (0.10)       (0.37)       (0.07)          --
                                         ------       ------       ------       ------       ------       ------

     Total distributions ...........      (1.31)       (1.04)       (0.55)       (0.77)       (0.46)       (0.42)
                                         ------       ------       ------       ------       ------       ------

Net asset value, end of period .....     $12.95       $12.49       $12.39       $10.79       $11.76       $11.14
                                         ======       ======       ======       ======       ======       ======

     Total return ..................      15.87%        9.96%       20.68%       (1.61%)      10.06%        8.30%

Net assets, end of period (000's)...   $609,142     $624,821     $650,136     $604,491     $644,257     $505,967

Ratio of operating expenses to
  average net assets ...............       0.85%        0.84%        0.84%        0.85%        0.84%        0.87%

Ratio of net investment income to
  average net assets ...............       3.37%        4.17%        4.09%        4.01%        4.02%        4.21%

Portfolio turnover rate ............         78%          78%         129%         180%         135%         169%

Average commission rate per
  share (B) ........................     $0.022       $0.027          N/A          N/A          N/A          N/A

                                        -----------------------------------
                                                                  08/03/89*
                                        ---------------------        TO
                                          1991         1990       12/31/89
                                        --------     --------     ---------

Net asset value, beginning
  of period ........................       $9.29       $10.03       $10.00

Income from investment operations:
  Net investment income ............        0.42         0.48         0.11
  Net realized and unrealized gain
    (loss) on investments and
      foreign currency
        transactions ...............        1.50        (1.10)       (0.08)
                                          ------       ------       ------

     Total from investment
       operations ..................        1.92        (0.62)        0.03

Less distributions:
  Dividends from net investment
    income .........................       (0.49)       (0.10)          --
  Distributions from capital gains..          --        (0.02)          --
                                          ------       ------       ------

     Total distributions ...........       (0.49)       (0.12)          --
                                          ------       ------       ------

Net asset value, end of period .....      $10.72        $9.29       $10.03
                                          ======       ======       ======

     Total return ..................       21.23%       (6.23%)       0.30%+

Net assets, end of period (000's)...    $420,074     $327,328     $318,439

Ratio of operating expenses to
  average net assets ...............        0.86%        0.73%        0.79%(A)

Ratio of net investment income to
  average net assets ...............        4.38%        5.10%        4.51%(A)

Portfolio turnover rate ............         168%          76%          41%(A)

Average commission rate per
  share (B) ........................         N/A          N/A          N/A

----------
*   Commencement of operations.
+   Non-annualized
(A) Annualized
(B) For fiscal years beginning on or after September 1, 1995, a fund is required to disclose its average commission rate per share of all security trades on which commissions are charged. In certain foreign markets the relationship between the translated U.S. dollar price per share and commission paid per share may vary from that of domestic markets.


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                                   CONSERVATIVE ASSET ALLOCATION TRUST
                                       ---------------------------------------------------------------------------------------
                                                                          YEARS ENDED DECEMBER 31,
                                       ---------------------------------------------------------------------------------------
                                         1997         1996         1995         1994         1993         1992         1991
                                       --------     --------     --------     --------     --------     --------     --------

Net asset value, beginning
  of period ........................     $11.64       $11.59       $10.34       $11.26       $10.78       $10.63        $9.56

Income from investment operations:
  Net investment income ............       0.54         0.57         0.54         0.55         0.50         0.47         0.58
  Net realized and unrealized gain
    (loss) on investments and
      foreign currency
        transactions ...............       0.67         0.20         1.26        (0.76)        0.44         0.26         1.15
                                         ------       ------       ------       ------       ------       ------       ------

     Total from investment
       operations ..................       1.21         0.77         1.80        (0.21)        0.94         0.73         1.73

Less distributions:
  Dividends from net investment
    income .........................      (0.59)       (0.56)       (0.55)       (0.46)       (0.46)       (0.58)       (0.66)
  Distributions from capital gains..      (0.48)       (0.16)          --        (0.25)          --           --           --
                                         ------       ------       ------       ------       ------       ------       ------

     Total distributions ...........      (1.07)       (0.72)       (0.55)       (0.71)       (0.46)       (0.58)       (0.66)
                                         ------       ------       ------       ------       ------       ------       ------

Net asset value, end of period .....     $11.78       $11.64       $11.59       $10.34       $11.26       $10.78       $10.63
                                         ======       ======       ======       ======       ======       ======       ======

     Total return ..................      11.44%        7.03%       18.07%       (1.84%)       8.99%        7.36%       18.80%

Net assets, end of period (000's)...   $204,348     $208,466     $224,390     $216,716     $250,117     $201,787     $165,167

Ratio of operating expenses to
  average net assets ...............       0.89%        0.87%        0.87%        0.87%        0.86%        0.89%        0.88%

Ratio of net investment income to
  average net assets ...............       4.39%        4.59%        4.68%        4.86%        4.78%        4.99%        5.65%

Portfolio turnover rate ............         86%          73%         110%         220%         170%         252%         211%

Average commission rate per
  share (B) ........................     $0.021       $0.028          N/A          N/A          N/A          N/A          N/A

                                         ----------------------
                                                      08/03/89*
                                         --------        TO
                                           1990       12/31/89
                                         --------     ---------

Net asset value, beginning
  of period ........................       $10.11       $10.00

Income from investment operations:
  Net investment income ............         0.62         0.15
  Net realized and unrealized gain
    (loss) on investments and
      foreign currency
        transactions ...............        (1.01)       (0.04)
                                           ------       ------

     Total from investment
       operations ..................        (0.39)        0.11

Less distributions:
  Dividends from net investment
    income .........................        (0.13)          --
  Distributions from capital gains..        (0.03)          --
                                           ------       ------

     Total distributions ...........        (0.16)          --
                                           ------       ------

Net asset value, end of period .....        $9.56       $10.11
                                           ======       ======

     Total return ..................        (3.84%)       1.10%+

Net assets, end of period (000's)...     $149,901     $141,191

Ratio of operating expenses to
  average net assets ...............         0.76%        0.82%(A)

Ratio of net investment income to
  average net assets ...............         6.68%        6.00%(A)

Portfolio turnover rate ............           78%          85%(A)

Average commission rate per
  share (B) ........................          N/A          N/A

---------
*   Commencement of operations.
+   Non-annualized
(A) Annualized
(B) For fiscal years beginning on or after September 1, 1995, a fund is required to disclose its average commission rate per share of all security trades on which commissions are charged. In certain foreign markets the relationship between the translated U.S. dollar price per share and commission paid per share may vary from that of domestic markets.


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                         HIGH YIELD TRUST
                                                     -------------------------
                                                             01/01/97*
                                                                TO
                                                             12/31/97
                                                     -------------------------

Net asset value, beginning
  of period...............................                   $12.50

Income from investment operations:
  Net investment income...................                     0.46
  Net realized and unrealized gain
    on investments and foreign currency
     transactions.........................                     1.13
                                                              -----

       Total from investment
         operations.......................                     1.59

Less distributions:
   Dividends from net investment income...                    (0.46)
   Distributions from capital gains.......                    (0.07)
                                                             ------

       Total distributions................                    (0.53)
                                                             ------

Net asset value, end of period............                   $13.56
                                                             ======

       Total return.......................                    12.68%

Net assets, end of period (000's).........                  $92,748

Ratio of operating expenses to
  average net assets......................                     0.89%

Ratio of net investment income to
  average net assets......................                     7.40%

Portfolio turnover rate...................                       75%

----------
*   Commencement of operations.


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                                    STRATEGIC BOND TRUST
                                             -------------------------------------------------------------
                                                             YEARS ENDED DECEMBER 31,            02/19/93*
                                             -----------------------------------------------        TO
                                               1997         1996         1995         1994       12/31/93
                                             --------     --------     --------     --------     ---------

Net asset value, beginning
  of period ..............................     $11.94       $11.26        $9.91       $10.88       $10.00

Income from investment operations:
   Net investment income .................       0.67         0.62         0.78         0.57         0.33
   Net realized and unrealized gain (loss)
     on investments and foreign currency
       transactions ......................       0.57         0.92         1.04        (1.22)        0.55
                                               ------       ------       ------       ------       ------

       Total from investment
         operations ......................       1.24         1.54         1.82        (0.65)        0.88

Less distributions:
   Dividends from net investment
     income ..............................      (0.71)       (0.86)       (0.47)       (0.28)          --
   Distributions from capital gains ......      (0.09)          --           --        (0.04)          --
                                               ------       ------       ------       ------       ------

       Total distributions ...............      (0.80)       (0.86)       (0.47)       (0.32)          --
                                               ------       ------       ------       ------       ------

Net asset value, end of period ...........     $12.38       $11.94       $11.26        $9.91       $10.88
                                               ======       ======       ======       ======       ======

       Total return ......................      10.98%       14.70%       19.22%       (5.99%)       8.80%+

Net assets, end of period (000's) ........   $365,590     $221,277     $122,704      $84,433      $53,640

Ratio of operating expenses to
  average net assets .....................       0.87%        0.86%        0.92%        0.91%        1.00%(A)

Ratio of net investment income to
  average net assets .....................       7.54%        8.20%        8.76%        7.49%        6.56%(A)

Portfolio turnover rate ..................        131%         165%         181%         197%         356%(A)

----------
*   Commencement of operations.
+   Non-annualized
(A) Annualized


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                                       GLOBAL GOVERNMENT BOND TRUST
                                       --------------------------------------------------------------------------------------
                                                                           YEARS ENDED DECEMBER 31,
                                       --------------------------------------------------------------------------------------
                                         1997         1996         1995         1994         1993         1992         1991
                                       --------     --------     --------     --------     --------     --------     --------

Net asset value, beginning
  of period ........................     $14.97       $14.56       $12.47       $13.93       $12.47       $12.88       $11.59

Income from investment operations:
  Net investment income ............       0.93         0.93         1.16         0.74         0.59         0.42         0.55
  Net realized and unrealized gain
    (loss) on investments and
      foreign currency
        transactions ...............      (0.57)        0.79         1.62        (1.54)        1.67        (0.16)        1.21
                                         ------       ------       ------       ------       ------       ------       ------

     Total from investment
       operations ..................       0.36         1.72         2.78        (0.80)        2.26         0.26         1.76

Less distributions:
  Dividends from net investment
    income .........................      (1.23)       (1.31)       (0.69)       (0.30)       (0.70)       (0.43)       (0.46)
  Distributions from capital gains..      (0.03)          --           --        (0.36)       (0.10)       (0.24)       (0.01)
                                         ------       ------       ------       ------       ------       ------       ------

     Total distributions ...........      (1.26)       (1.31)       (0.69)       (0.66)       (0.80)       (0.67)       (0.47)
                                         ------       ------       ------       ------       ------       ------       ------

Net asset value, end of period .....     $14.07       $14.97       $14.56       $12.47       $13.93       $12.47       $12.88
                                         ======       ======       ======       ======       ======       ======       ======

     Total return ..................       2.95%       13.01%       23.18%       (5.75%)      18.99%        2.27%       15.86%

Net assets, end of period (000's)...   $216,117     $249,793     $235,243     $208,513     $196,817      $67,859      $28,251

Ratio of operating expenses to
  average net assets ...............       0.93%        0.90%        0.93%        0.96%        1.06%        1.05%        1.14%

Ratio of net investment income to
  average net assets ...............       5.87%        6.38%        6.83%        6.10%        5.61%        6.71%       17.28%

Portfolio turnover rate ............        160%         167%         171%         157%         154%         132%         164%

                                     ------------------------------------
                                                                03/18/88*
                                     ----------------------        TO
                                        1990         1989       12/31/88
                                      --------     --------     ---------

Net asset value, beginning
  of period ........................    $10.50       $10.21       $10.03

Income from investment operations:
  Net investment income ............      0.25         0.45         0.14
  Net realized and unrealized gain
    (loss) on investments and
      foreign currency
        transactions ...............      1.13           --         0.04
                                        ------       ------       ------

     Total from investment
       operations ..................      1.38         0.45         0.18

Less distributions:
  Dividends from net investment
    income .........................     (0.24)       (0.09)          --
  Distributions from capital gains..     (0.05)       (0.07)          --
                                        ------       ------       ------

     Total distributions ...........     (0.29)       (0.16)          --
                                        ------       ------       ------

Net asset value, end of period .....    $11.59       $10.50       $10.21
                                        ======       ======       ======

     Total return ..................     13.49%        4.49%        1.79%+

Net assets, end of period (000's)...   $11,582       $4,065       $1,355

Ratio of operating expenses to
  average net assets ...............      1.21%        1.50%        3.39%(A)

Ratio of net investment income to
  average net assets ...............      6.62%        7.15%        3.74%(A)

Portfolio turnover rate ............       142%          50%         234%(A)

----------
*   Commencement of operations.
+   Non-annualized
(A) Annualized


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                                        CAPITAL GROWTH BOND TRUST
                                        -------------------------------------------------------------------------------------
                                                                        YEARS ENDED DECEMBER 31,
                                        -------------------------------------------------------------------------------------
                                          1997        1996*        1995         1994         1993         1992         1991
                                        --------    --------     --------     --------     --------     --------     --------

Net asset value, beginning
  of period .........................     $10.90      $11.30       $10.10       $11.33       $11.12       $11.47       $10.62

Income from investment operations:
  Net investment income (A) .........       0.67        0.68         0.72         0.72         0.65         0.77         0.83
  Net realized and unrealized gain
    (loss) on investments ...........       0.28       (0.40)        1.32        (1.22)        0.51        (0.11)        0.85
                                          ------      ------       ------       ------       ------       ------       ------

     Total from investment operations       0.95        0.28         2.04        (0.50)        1.16         0.66         1.68

Less distributions:
  Dividends from net investment
    income ..........................         --       (0.68)       (0.72)       (0.72)       (0.65)       (0.78)       (0.83)
  Distributions from capital gains ..         --          --        (0.12)       (0.01)       (0.30)       (0.23)          --
                                          ------      ------       ------       ------       ------       ------       ------

     Total distributions ............         --       (0.68)       (0.84)       (0.73)       (0.95)       (1.01)       (0.83)
                                          ------      ------       ------       ------       ------       ------       ------

Net asset value, end of period ......     $11.85      $10.90       $11.30       $10.10       $11.33       $11.12       $11.47
                                          ======      ======       ======       ======       ======       ======       ======

     Total return ...................       8.72%       2.48%       20.24%       (4.49%)      10.56%        5.89%       16.38%

Net assets, end of period (000's) ...    $53,990     $45,393      $42,694      $33,618      $41,183      $30,695      $29,326

Ratio of operating expenses to
  average net assets (B) ............       0.50%       0.50%        0.50%        0.50%        0.50%        0.50%        0.50%

Ratio of net investment income to
  average net assets ................       6.30%       6.15%        6.36%        6.29%        5.69%        6.76%        7.54%

Portfolio turnover rate .............         73%         58%          85%          79%          95%         153%          20%

                                         ----------------------------------

                                         ----------------------------------
                                           1990         1989         1988
                                         --------     --------     --------

Net asset value, beginning
  of period .........................      $10.82       $10.32       $10.53

Income from investment operations:
  Net investment income (A) .........        0.88         0.90         0.92
  Net realized and unrealized gain
    (loss) on investments ...........       (0.21)        0.50        (0.17)
                                           ------       ------       ------

     Total from investment operations        0.67         1.40         0.75

Less distributions:
  Dividends from net investment
    income ..........................       (0.87)       (0.90)       (0.93)
  Distributions from capital gains ..          --           --        (0.03)
                                           ------       ------       ------

     Total distributions ............       (0.87)       (0.90)       (0.96)
                                           ------       ------       ------

Net asset value, end of period ......      $10.62       $10.82       $10.32
                                           ======       ======       ======

     Total return ...................        6.58%       13.88%        7.14%

Net assets, end of period (000's) ...     $24,808      $22,768      $19,732

Ratio of operating expenses to
  average net assets (B) ............        0.50%        0.50%        0.50%

Ratio of net investment income to
  average net assets ................        8.25%        8.34%        8.48%

Portfolio turnover rate .............          41%          69%          29%

----------
* Effective December 31, 1996, the Portfolio changed its name from the Capital Growth Bond Fund.
(A) After investment adviser expense reimbursement per share of $0.02 for the year ended December 31, 1997.
(B) The ratio of operating expenses, before reimbursement from the investment adviser, was 0.73% for the year ended December 31, 1997.


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                                      INVESTMENT QUALITY BOND TRUST
                                     --------------------------------------------------------------------------------------
                                                                        YEARS ENDED DECEMBER 31,
                                     --------------------------------------------------------------------------------------
                                       1997         1996         1995         1994         1993         1992         1991*
                                     --------     --------     --------     --------     --------     --------     --------

Net asset value, beginning
  of period ......................     $11.89       $12.32       $11.01       $12.12       $11.58       $11.33       $10.74

Income from investment operations:
  Net investment income ..........       0.77         0.77         0.77         0.66         0.60         0.63         0.76
  Net realized and unrealized gain
    (loss) on investments ........       0.30        (0.50)        1.28        (1.23)        0.53         0.15         0.85
                                       ------       ------       ------       ------       ------       ------       ------

     Total from investment
       operations ................       1.07         0.27         2.05        (0.57)        1.13         0.78         1.61

Less distributions:
  Dividends from net investment
    income .......................      (0.83)       (0.70)       (0.74)       (0.54)       (0.59)       (0.53)       (1.02)
                                       ------       ------       ------       ------       ------       ------       ------

Net asset value, end of period ...     $12.13       $11.89       $12.32       $11.01       $12.12       $11.58       $11.33
                                       ======       ======       ======       ======       ======       ======       ======

     Total return ................       9.75%        2.58%       19.49%       (4.64%)      10.01%        7.21%       16.07%

Net assets, end of period (000's)    $188,545     $152,961     $143,103     $111,423      $99,474      $60,185      $38,896

Ratio of operating expenses to
  average net assets .............       0.74%        0.73%        0.74%        0.76%        0.77%        0.80%        0.85%

Ratio of net investment income to
  average net assets .............       7.15%        6.95%        6.91%        6.49%        6.03%        6.96%        7.47%

Portfolio turnover rate ..........         47%          68%         137%         140%          33%          59%         115%

                                       ----------------------------------

                                       ----------------------------------
                                         1990         1989         1988
                                       --------     --------     --------

Net asset value, beginning
  of period ......................       $12.37       $11.55       $10.79

Income from investment operations:
  Net investment income ..........         1.12         0.75         0.57
  Net realized and unrealized gain
    (loss) on investments ........        (1.50)        0.51         0.19
                                         ------       ------       ------

     Total from investment
       operations ................        (0.38)        1.26         0.76

Less distributions:
  Dividends from net investment
    income .......................        (1.25)       (0.44)          --
                                         ------       ------       ------

Net asset value, end of period ...       $10.74       $12.37       $11.55
                                         ======       ======       ======

     Total return ................        (2.73%)      11.34%        7.09%

Net assets, end of period (000's)       $20,472      $26,965     $114,221

Ratio of operating expenses to
  average net assets .............         0.70%        0.83%        0.89%

Ratio of net investment income to
  average net assets .............         8.41%        8.77%        7.97%

Portfolio turnover rate ..........          120%         351%          94%

----------
* The Investment Quality Bond Trust is the successor to the Bond Trust effective April 23, 1991.


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                                     U.S. GOVERNMENT SECURITIES TRUST
                                         -------------------------------------------------------------------------------------
                                                                    YEARS ENDED DECEMBER 31,
                                         -------------------------------------------------------------------------------------
                                          1997         1996         1995         1994         1993         1992         1991
                                        --------     --------     --------     --------     --------     --------     --------

Net asset value, beginning
  of period .........................     $13.32       $13.65       $12.64       $13.48       $13.05       $12.85       $11.83

Income from investment operations:
  Net investment income (B) .........       0.75         0.83         0.89         0.77         0.48         0.10         0.19
  Net realized and unrealized gain
    (loss) on investments ...........       0.31        (0.41)        0.99        (0.95)        0.49         0.65         1.40
                                          ------       ------       ------       ------       ------       ------       ------

     Total from investment operations       1.06         0.42         1.88        (0.18)        0.97         0.75         1.59

Less distributions:
  Dividends from net investment
    income ..........................      (0.88)       (0.75)       (0.87)       (0.51)       (0.46)       (0.38)       (0.53)
  Distributions from capital gains ..         --           --           --        (0.15)       (0.08)       (0.17)       (0.04)
                                          ------       ------       ------       ------       ------       ------       ------

     Total distributions ............      (0.88)       (0.75)       (0.87)       (0.66)       (0.54)       (0.55)       (0.57)
                                          ------       ------       ------       ------       ------       ------       ------

Net asset value, end of period ......     $13.50       $13.32       $13.65       $12.64       $13.48       $13.05       $12.85
                                          ======       ======       ======       ======       ======       ======       ======

     Total return ...................       8.47%        3.38%       15.57%       (1.25%)       7.64%        6.19%       14.01%

Net assets, end of period (000's) ...   $251,277     $204,053     $216,788     $188,813     $222,072     $125,945      $29,246

Ratio of operating expenses to
  average net assets (C) ............       0.72%        0.71%        0.71%        0.73%        0.75%        0.76%        0.87%

Ratio of net investment income to
  average net assets ................       6.27%        6.36%        6.46%        5.68%        5.05%        6.12%        7.09%

Portfolio turnover rate .............        110%         178%         212%         387%         213%         141%         233%

                                         -------------------------------------
                                                                    03/18/88*
                                         ---------------------         TO
                                           1990         1989**      12/31/88
                                         --------     --------      ----------

Net asset value, beginning
  of period .........................      $10.98        $9.81        $10.03

Income from investment operations:
  Net investment income (B) .........        1.07         0.20          0.07
  Net realized and unrealized gain
    (loss) on investments ...........       (0.13)        1.08         (0.29)
                                           ------       ------        ------

     Total from investment operations        0.94         1.28         (0.22)

Less distributions:
  Dividends from net investment
    income ..........................       (0.08)       (0.11)           --
  Distributions from capital gains ..       (0.01)          --            --
                                           ------       ------        ------

     Total distributions ............       (0.09)       (0.11)           --
                                           ------       ------        ------

Net asset value, end of period ......      $11.83       $10.98         $9.81
                                           ======       ======        ======

     Total return ...................        8.63%       13.16%        (2.19%)+

Net assets, end of period (000's) ...     $10,469       $5,905          $344

Ratio of operating expenses to
  average net assets (C) ............        1.04%        0.90%         5.16%(A)

Ratio of net investment income to
  average net assets ................        7.70%        6.66%         1.16%(A)

Portfolio turnover rate .............         284%         330%          156%(A)

----------
*   Commencement of operations.
** The U.S. Government Securities Trust is the successor to the Convertible Securities Trust effective May 1, 1989.
+   Non-annualized
(A) Annualized
(B) After expense reimbursement per share of $0.01 and $0.06 in 1989 and 1988, respectively.
(C) The ratio of operating expenses, before reimbursement from the investment adviser, was 1.62% and 6.16% in 1989 and 1988, respectively.


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                                           MONEY MARKET TRUST
                                         --------------------------------------------------------------------------------------
                                                                        YEARS ENDED DECEMBER 31,
                                         --------------------------------------------------------------------------------------
                                           1997         1996         1995         1994         1993         1992         1991
                                         --------     --------     --------     --------     --------     --------     --------

Net asset value, beginning
  of period ..........................     $10.00       $10.00       $10.00       $10.00       $10.00       $10.00       $10.00

Income from investment operations:
  Net investment income ..............       0.50         0.49         0.55         0.38         0.27         0.33         0.56

Less distributions:
  Dividends from net investment
    income                                  (0.50)       (0.49)       (0.55)       (0.38)       (0.27)       (0.33)       (0.56)
                                           ------       ------       ------       ------       ------       ------       ------

Net asset value, end of period .......     $10.00       $10.00       $10.00       $10.00       $10.00       $10.00       $10.00
                                           ======       ======       ======       ======       ======       ======       ======

     Total return ....................       5.15%        5.05%        5.62%        3.78%        2.69%        3.36%        5.71%

Net assets, end of period (000's) ....   $439,714     $363,566     $258,117     $276,674     $132,274      $89,535      $79,069

Ratio of operating expenses to
  average net assets .................       0.54%        0.55%        0.54%        0.57%        0.59%        0.60%        0.60%
Ratio of net investment income to
  average net assets .................       5.03%        4.97%        5.48%        3.93%        2.66%        3.28%        5.65%

                                         ----------------------------------

                                         ----------------------------------
                                           1990         1989         1988
                                         --------     --------     --------

Net asset value, beginning
  of period ..........................     $10.00       $10.00       $10.00

Income from investment operations:
  Net investment income ..............       0.75         0.72         0.57

Less distributions:
  Dividends from net investment
    income                                  (0.75)       (0.72)       (0.57)
                                           ------       ------       ------

Net asset value, end of period .......     $10.00       $10.00       $10.00
                                           ======       ======       ======

     Total return ....................       7.76%        8.56%        6.77%

Net assets, end of period (000's) ....    $85,040      $19,403      $12,268

Ratio of operating expenses to
  average net assets .................       0.57%        0.79%        0.99%
Ratio of net investment income to
  average net assets .................       7.27%        8.26%        6.68%


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                       LIFESTYLE
                                                 AGGRESSIVE 1000 TRUST
                                               --------------------------
                                                        01/07/97*
                                                          TO
                                                       12/31/97
                                               --------------------------

Net asset value, beginning
  of period............................                 $12.50

Income from investment operations:
   Net investment income (B)...........                   0.05
   Net realized and unrealized gain
     on investments....................                   1.26
                                                        ------

       Total from investment
         operations....................                   1.31

Less distributions:
   Dividends from net investment
     income ...........................                  (0.05)
   Distributions from capital gains....                  (0.29)
                                                        ------

       Total distributions.............                  (0.34)
                                                        -------

Net asset value, end of period.........                 $13.47
                                                        ======

       Total return....................                  10.89%+

Net assets, end of period (000's)......                $49,105

Ratio of operating expenses to
  average net assets (C)...............                   0.00%(A)

Ratio of net investment income to
  average net assets...................                   1.29%(A)

Portfolio turnover rate................                     67%(A)

----------
*   Commencement of operations.
+   Non-annualized
(A) Annualized
(B) After investment adviser expense reimbursement per share of $0.007 for the year ended December 31, 1997.
(C) The ratio of operating expenses, before reimbursement from the investment adviser, was 0.03% for the year ended December 31, 1997.


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                       LIFESTYLE
                                                   GROWTH 820 TRUST
                                               --------------------------
                                                        01/07/97*
                                                          TO
                                                       12/31/97
                                               --------------------------

Net asset value, beginning
  of period............................                 $12.50

Income from investment operations:
   Net investment income (B)...........                   0.30
   Net realized and unrealized gain
     on investments....................                   1.38
                                                        ------

       Total from investment
         operations....................                   1.68

Less distributions:
   Dividends from net investment
     income ...........................                  (0.30)
   Distributions from capital gains....                  (0.11)
                                                        ------

       Total distributions.............                  (0.41)
                                                        ------

Net asset value, end of period.........                 $13.77
                                                        ======

       Total return....................                  13.84%+

Net assets, end of period (000's)......               $217,158

Ratio of operating expenses to
  average net assets (C)...............                   0.00%(A)

Ratio of net investment income to
  average net assets...................                   2.44%(A)

Portfolio turnover rate................                     51%(A)

----------
*   Commencement of operations.
+   Non-annualized
(A) Annualized
(B) After investment adviser expense reimbursement per share of $0.004 for the year ended December 31, 1997.
(C) The ratio of operating expenses, before reimbursement from the investment adviser, was 0.03% for the year ended December 31, 1997.


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                       LIFESTYLE
                                                  BALANCED 640 TRUST
                                               --------------------------
                                                        01/07/97*
                                                          TO
                                                       12/31/97
                                               --------------------------

Net asset value, beginning
  of period............................                 $12.50

Income from investment operations:
   Net investment income (B)...........                   0.50
   Net realized and unrealized gain
     on investments....................                   1.19
                                                        ------

       Total from investment
         operations....................                   1.69

Less distributions:
   Dividends from net investment
     income ...........................                  (0.50)
   Distributions from capital gains....                  (0.13)
                                                        ------

       Total distributions.............                  (0.63)
                                                        ------

Net asset value, end of period.........                 $13.56
                                                        ======

       Total return....................                  14.11%+

Net assets, end of period (000's)......               $186,653

Ratio of operating expenses to
  average net assets (C)...............                   0.00%(A)

Ratio of net investment income to
  average net assets...................                   3.24%(A)

Portfolio turnover rate................                     44%(A)

----------
*   Commencement of operations.
+   Non-annualized
(A) Annualized
(B) After investment adviser expense reimbursement per share of $0.005 for the year ended December 31, 1997.
(C) The ratio of operating expenses, before reimbursement from the investment adviser, was 0.03% for the year ended December 31, 1997.


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                       LIFESTYLE
                                                  MODERATE 460 TRUST
                                               --------------------------
                                                        01/07/97*
                                                          TO
                                                       12/31/97
                                               --------------------------

Net asset value, beginning
  of period............................                 $12.50

Income from investment operations:
   Net investment income (B)...........                   0.65
   Net realized and unrealized gain
     on investments....................                   0.98
                                                        ------

       Total from investment
         operations....................                   1.63

Less distributions:
   Dividends from net investment
     income ...........................                  (0.65)
   Distributions from capital gains....                  (0.13)
                                                        ------

       Total distributions.............                  (0.78)
                                                        ------

Net asset value, end of period.........                 $13.35
                                                        ======

       Total return....................                  13.70%+

Net assets, end of period (000's)......                $52,746

Ratio of operating expenses to
  average net assets (C)...............                   0.00%(A)

Ratio of net investment income to
  average net assets...................                   3.91%(A)

Portfolio turnover rate................                     39%(A)

----------
*   Commencement of operations.
+   Non-annualized
(A) Annualized
(B) After investment adviser expense reimbursement per share of $0.005 for the year ended December 31, 1997.
(C) The ratio of operating expenses, before reimbursement from the investment adviser, was 0.03% for the year ended December 31, 1997.


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
FINANCIAL HIGHLIGHTS (FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD)
--------------------------------------------------------------------------------

                                                       LIFESTYLE
                                                CONSERVATIVE 280 TRUST
                                               --------------------------
                                                        01/07/97*
                                                          TO
                                                       12/31/97
                                               --------------------------

Net asset value, beginning
  of period............................                 $12.50

Income from investment operations:
   Net investment income (B)...........                   0.76
   Net realized and unrealized gain
     on investments....................                   0.67
                                                         -----

       Total from investment
         operations....................                   1.43

Less distributions:
   Dividends from net investment
     income ...........................                  (0.76)
   Distributions from capital gains....                  (0.16)
                                                         ------

       Total distributions.............                  (0.92)
                                                         ------

Net asset value, end of period.........                 $13.01
                                                        ======

       Total return....................                  12.15%+


Net assets, end of period (000's)......                $19,750

Ratio of operating expenses to
  average net assets (C)...............                   0.00%(A)

Ratio of net investment income to
  average net assets...................                   3.95%(A)

Portfolio turnover rate................                     38%(A)

----------
*   Commencement of operations.
+   Non-annualized
(A) Annualized
(B) After investment adviser expense reimbursement per share of $0.006 for the year ended December 31, 1997.
(C) The ratio of operating expenses, before reimbursement from the investment adviser, was 0.03% for the year ended December 31, 1997.


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

PACIFIC RIM EMERGING MARKETS TRUST
                                           Shares         Value
                                           ------         -----
COMMON STOCKS - 65.32%
AGRICULTURAL OPERATIONS - 0.53%
Austral Enterprises BHD                    58,000       $60,841
United Plantations BHD                     65,000        67,181
                                                        -------
                                                        128,022
AIR TRAVEL - 0.58%
Singapore Airlines, Ltd.                   21,500       140,314
                                                        -------

ALUMINUM - 0.35%
Indian Aluminum, GDR*                      45,000        85,500
                                                         ------

APPAREL & TEXTILES - 1.28%
Esprit Holdings, Ltd.                      78,000        25,416
Glorious Sun Enterprises                  128,000        33,449
Guangdong Tannery, Ltd.                     5,500           632
Mitsubishi Rayon Company, Ltd.             20,000        49,016
Onward Kashiyama                            9,000       104,082
PT Indorama Synthetics                    223,000        99,336
                                                        -------
                                                        311,931
AUTOMOBILES - 0.63%
Honda Motor Company                         3,000       110,056
Qingling Motors Company                    90,000        44,135
                                                        -------
                                                        154,191
BANKING - 11.81%
Australia and New Zealand
  Bank Group                               42,100       278,228
Bangkok Bank                               13,000        32,399
Bank International Indonesia              417,102        24,647
Bank of Ayuda Public Company, Ltd.         35,750        14,478
Bank of Tokyo Mitsubishi                   10,000       137,857
Dao Heng Bank Group                        10,000        24,971
Hang Seng Bank                             20,000       192,928
HSBC Holdings                              31,200       769,028
Housing & Commercial Bank,
  Korea, GDR*                              26,500       178,875
Krung Thai Bank PLC                        25,300         5,254
Lippo Bank                                190,000        20,727
Macquarie Bank, Ltd                        34,000       262,546
Malayan Bank BHD                           27,000        78,442
Overseas Chinese Bank                      49,280       286,529
Overseas Union Bank                        55,600       212,768
Sanwa Bank                                  8,000        80,876
Siam Commercial Bank PLC                   21,333        24,368
Thai Farmers Bank                           9,000        16,355
United Overseas Bank                       41,500       230,214
                                                      ---------
                                                      2,871,490
BROADCASTING - 0.99%
BEC World Public Company, Ltd               7,500        29,284
News Corporation                           38,200       210,876
                                                        -------
                                                        240,160
BUILDING MATERIALS & CONSTRUCTION - 0.93%
Citra Marga Nusaphala Persada             588,600        64,211
Henry Walker Group, Ltd.                   68,400        82,472
New World Infrastructure, Ltd.*            35,045        78,918
                                                        -------
                                                        225,601
BUSINESS SERVICES - 0.55%
Keppel Telecom & Transport                169,000       108,288
Kinseki                                     3,000        13,533
Matichon Public Company, Ltd.              22,000        11,880
                                                        -------
                                                        133,701
CHEMICALS - 0.98%
Dainippon Ink & Chemical,
  Incorporated                             20,000        50,548
Denki Kogyo Company                         4,000        13,020
ICI Australia, Ltd.                         9,000        63,057
IOI Corporation                            93,000        30,127
Toray Industries, Incorporated             18,000        80,646
                                                        -------
                                                        237,398
COMPUTERS & BUSINESS EQUIPMENT - 0.48%
PT Multipolar Corporation               2,522,000        68,782
Shinawatra C. Communications               20,000        49,014
                                                        -------
                                                        117,796
CONGLOMERATES - 4.27%
CSR, Ltd.                                  59,500       201,651
Hutchinson Whampoa                         70,000       439,024
Multi-Purpose Holdings BHD                 98,000        25,196
Singapore Technologies
  Engineering, Ltd.*                      302,806       228,160
Swire Pacific                              20,000       109,692
Wheelock and Company                       30,000        35,037
                                                      ---------
                                                      1,038,760
CONSTRUCTION MATERIALS - 0.23%
Keppel International Engineering, Ltd.     90,000        38,446
Nikko Company                               1,000         2,566
PT Semen Cibinong                         318,000        14,455
                                                         ------
                                                         55,467
CONSTRUCTION & MINING EQUIPMENT - 0.20%
Cahya Mata Sarawak                         70,600        43,382
Sumitomo Densetsu                           1,000         5,629
                                                         ------
                                                         49,011
CONTAINERS & GLASS - 0.64%
Kian Joo Can Factory BHD                   48,000        42,700
Malaysian Pacific Industries BHD           26,000        62,502
Nippon Sheet Glass                          6,000         8,363
Rengo Company                              19,000        41,472
                                                        -------
                                                        155,037
DRUGS & HEALTH CARE - 0.32%
Fujisawa Pharmaceutical Company, Ltd.       9,000        78,579
                                                         ------

ELECTRIC UTILITIES - 2.81%
BSES, Ltd., GDR                            17,000       295,460
China Light and Power                      30,000       166,473
Hong Kong Electric                         30,000       114,015
Hong Kong & China Gas Company, Ltd.        55,000       106,465
                                                        -------
                                                        682,413
ELECTRICAL EQUIPMENT - 0.44%
Matsushita Communication
  Industrial Company, Ltd.                  4,000       106,609
                                                        -------


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                           Shares         Value
                                           ------         -----
ELECTRONICS - 4.05%
Hosiden Corporation*                       12,000       $93,743
Komatsu Electronic Metals
  Company, Ltd.                             5,000        80,417
K.R. Precision Public Company              37,000       139,855
LG Information & Communication, Ltd.        3,218        90,180
Samsung Electronics Company                 3,253        73,696
Taiyo Yuden Company                         5,000        34,656
TDK Corporation                             4,000       301,447
Thakral Corporation                       207,000       107,640
Tokyo Electron, Ltd.                        2,000        64,027
                                                        -------
                                                        985,661
FINANCIAL SERVICES - 2.06%
China Resources Enterprises, Ltd.          28,000        62,511
Commerce Asset Holdings                    93,600        44,761
Daiwa Securities                            8,000        27,571
Henderson Investors                        50,000        39,360
Nichiei Company                               700        74,519
Nomura Securities Company, Ltd.             9,000       119,936
Shohkoh Fund & Company                        300        91,445
Singapore Finance                          59,400        40,528
                                                        -------
                                                        500,631
FOOD & BEVERAGES - 1.92%
Fraser and Neave                           28,500       123,435
Goodman Fielder, Ltd.                     118,500       188,447
Guangdong Brewery*                         13,749         1,952
KFC Holdings                               55,000        89,086
Tokuyama Corporation                       12,000        28,858
Vitasoy International                      33,810        33,811
                                                        -------
                                                        465,589
FOREST PRODUCTS - 0.62%
Fletcher Challenge                         43,000       150,832
                                                        -------

GOLD - 0.51%
Normandy Mining, Ltd.                     127,500       123,816
                                                        -------

HOTELS & RESTAURANTS - 0.55%
Orchard Parade Holdings                    77,000        44,542
Royal Company                               6,000        88,688
                                                        -------
                                                        133,230
HOUSEHOLD APPLIANCES - 0.19%
Guangdong Kelon Elec Holdings              45,000        46,167
                                                         ------

INDUSTRIAL MACHINERY - 2.83%
Amada Company, Ltd.                        15,000        55,717
Daiwa Industries                            5,000        19,683
Keppel Corporation                         37,125       106,606
Mitsubishi Heavy Industries                15,000        62,495
Mori Seiki Company                          8,000        82,714
Reliance Industries, Ltd., GDR             34,000       280,500
Thai Engine Manufacturing Public
  Company, Ltd.                            13,500        22,430
THK Company, Ltd.                           6,000        58,360
                                                        -------
                                                        688,505
INSURANCE - 1.23%
Mitsui Marine and Fire                     15,000        76,511
Nippon Fire and Marine                     15,000        56,177
Reinsurance Australia Corporation, Ltd.    64,000       166,848
                                                        -------
                                                        299,536
LEISURE TIME - 1.21%
Aristocrat Leisure, Ltd.                   90,000       178,905
Crown, Ltd.*                               96,734        42,872
Guangdong Investment, Ltd.                110,000        73,106
                                                        -------
                                                        294,883
METAL & METAL PRODUCTS - 1.03%
Amtek Engineering, Ltd.                   124,000        75,040
Kitagawa Industries Companies, Ltd.         2,300        15,853
Simsmetal, Ltd.                            17,000        98,621
Tambang Timah                              56,800        60,931
                                                        -------
                                                        250,445
MINING - 0.79%
Lanna Lignite Public Company, Ltd.         24,500        47,830
Savage Resources, Ltd.                    156,800        73,580
Tanjong                                     42,00        69,649
                                                        -------
                                                        191,059
MISCELLANEOUS SERVICES - 1.54%
Alsons Consolidated Resources,
  Incorporated*                         2,900,000        81,630
Boustead Holdings BHD                      73,000        60,435
Cosco Pacific, Ltd.                        32,000        26,016
Eastern and Oriental BHD                   49,500        10,181
Lung Kee Metal Holdings, Ltd.             217,300       195,570
                                                        -------
                                                        373,832
NON-FERROUS METALS - 1.82%
MIM Holdings, Ltd.                         56,600        34,676
MNI Holdings BHD                           36,000        49,055
Straits Trading Company                    77,000        91,368
PT Tambang Timah, GDR                       6,000        62,400
WMC, Ltd.                                  59,000       205,725
                                                        -------
                                                        443,224
OFFICE FURNISHINGS & SUPPLIES - 0.03%
Catena Corporation                          3,000         8,501
                                                          -----

PETROLEUM SERVICES - 1.64%
Broken Hill Proprietary Company            19,300       179,247
National Petrochemical                     99,000        50,374
Novus Petroleum                            64,700       168,673
                                                        -------
                                                        398,294
PUBLISHING - 0.01%
Land and House                              8,263         1,647
                                                          -----

REAL ESTATE - 7.51%
Amoy Properties                            68,000        59,672
Cheung Kong Holdings                       40,000       261,969
China Resources Beijing                    40,000        19,099
Citic Pacific, Ltd.                        28,000       111,292
City Developments                          35,000       161,970
Great Eagle Holdings                       15,000        21,003


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                           Shares         Value
                                           ------         -----
REAL ESTATE - CONTINUED
Henderson China Holding, Ltd.              20,544       $16,437
Henderson Land Development                 28,000       131,888
Hysan Development Company,                 40,000        79,752
Mitsubishi Estate Company, Ltd.             6,000        65,252
Mitsui Fudosan Company                     10,000        96,500
New World Development Company              30,000       103,755
PT Bhuwanatala Indah Permai*              370,000        10,091
Pakuwon Jati                              376,500        30,805
Parkway Holdings                           91,000       205,162
Singapore Land                             52,000       114,150
Sun Hung Kai Properties                    30,000       209,059
United Overseas Land                       99,000        83,405
Wharf Holdings                             20,000        43,877
                                                      ---------
                                                      1,825,138
RETAIL TRADE - 1.37%
Circle K Japan Company                      3,980       190,511
Isetan Company, Ltd.                       12,000        50,088
Matahari Putra Prima                      193,000        15,791
Mitsubishi Corporation                      8,000        63,108
Sa Sa International Holdings, Ltd.         69,000        14,247
                                                        -------
                                                        333,745
SANITARY SERVICES - 0.24%
Puncak Niaga Holdings BHD*                 77,000        57,411
                                                         ------

STEEL - 0.07%
Southern Steel BHD                         24,200        16,426
                                                         ------

SOFTWARE - 2.90%
Datacraft Asia, Ltd.                      190,000       490,200
NTT Data Communication
  Systems Company                               4       215,363
                                                        -------
                                                        705,563
TELECOMMUNICATION SERVICES - 0.39%
China Telecom, Ltd.*                        8,000        13,731
Jasmine International Public
  Company, Ltd.                            58,000        11,082
Mahanagar Telephone Nigam, Ltd., GDR*       3,000        46,530
Telstra Corporation, Ltd.*                 11,000        23,228
                                                         ------
                                                         94,571
TELEPHONE - 2.70%
Hong Kong Telecomm                        190,000       391,083
Nippon Telegraph and Telephone
  Corporation                                  20       171,555
PT Telekomunikasi Indonesia               175,000        93,068
                                                        -------
                                                        655,706
TOBACCO - 0.10%
HM Sampoerna                               33,900        25,579
                                                         ------

TOTAL COMMON STOCKS
(Cost: $24,727,545)                                 $15,881,971
                                                     ----------
WARRANTS - 0.57%*
BANKING - 0.00%
Bank International Indonesia
(Expiration date 01/17/00; strike
  price IDR 1,000)                         19,796           270
                                                            ---

CHEMICALS - 0.10%
Shin Etsu Chemical Company (Expiration
  date 08/01/00; strike price Y 1,917)         18        24,750
                                                         ------

COMPUTERS & BUSINESS EQUIPMENT - 0.09%
Nippon Comsys Corporation (Expiration
  date 08/31/99; strike price Y 1,353)        155        22,913
                                                         ------

CONSTRUCTION & MINING EQUIPMENT - 0.01%
Cahya Mata Sarawak BHD (Expiration
  date 06/16/01; strike price MYR 18.10)   26,000         2,607
                                                          -----

FINANCIAL SERVICES - 0.31%
Credit Saison Company, Ltd. (Expiration
  date 02/15/00; strike price Y 2,094.80)      18        40,275
Promise-Tamporo Company (Expiration
  date 02/08/00; strike price Y 4,566.40)      15        35,813
                                                         ------
                                                         76,088
FOOD & BEVERAGES - 0.01%
KFC Holdings BHD (Expiration date
  05/07/01; strike price MYR 9.50)         18,333         1,885
                                                          -----

LEISURE TIME - 0.01%
Guangdong Investment, Ltd. (Expiration
  date 07/30/99; strike price HKD 8.00)    11,000         1,505
                                                          -----

MINING - 0.01%
Normandy Mining, Ltd. (Expiration
  date 04/30/01; strike price AUD 2.50)    13,200         1,505
                                                          -----

Savage Resources, Ltd. (Expiration
  date 11/30/98; strike price AUD 1.25)     9,400           214
                                                          -----
                                                          1,719
MISCELLANEOUS SERVICES - 0.01%
Elpis, Ltd. (Expiration date 07/01/99;
  strike price Y 2,367)                        10         2,625
                                                          -----

PHOTOGRAPHY - 0.01%
Canon Sales Company, Incorporated
  (Expiration date 11/22/99;
   strike price Y 2,266.30)                   100         1,916
                                                          -----

RAILROADS & EQUIPMENT - 0.00%
Hankyu Corporation (Expiration date
  02/05/98; strike price Y 610.5)              15          $375
                                                            ---


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                           Shares         Value
                                           ------         -----
WARRANTS - CONTINUED
REAL ESTATE - 0.00%
Great Eagles Holdings (Expiration date
  11/30/98; strike price HKD 15.00)         3,000           387
Hysan Development Company, Ltd.
  (Expiration date 04/30/98;
   strike price HKD 25)                     1,250             8
United Overseas Land, Ltd. (Expiration
  date 05/28/01; strike price SGD 1.60)     4,700           628
                                                          -----
                                                          1,023
RETAIL TRADE - 0.00%
Takashimaya Company, Ltd. (Expiration
  date 07/02/98; strike price Y 1,569)          7           350
                                                            ---

TOTAL WARRANTS (Cost: $150,466)                        $138,026
                                                        -------
RIGHTS - 0.01%
LEISURE TIME - 0.01%
Crown, Ltd. (Expiration date
  02/04/98; strike price AUD 0.50)         35,176         2,980
                                                          -----

TOTAL RIGHTS (Cost: $0)                                  $2,980
                                                          -----
                                       Principal
                                         Amount           Value
                                         ------           -----
CORPORATE BONDS - 0.52%
OFFICE FURNISHINGS & SUPPLIES - 0.52%
Ricoh Company, Ltd.,
  1.90% due 03/31/98                  $13,000,000      $127,441
                                                        -------

TOTAL CORPORATE BONDS
 (Cost: $124,290)                                      $127,441
                                                        -------

CONVERTIBLE BONDS - 5.43%
CHEMICALS - 0.21%
Shin Etsu Chemical Company,
  0.40% due 09/30/05                Y   5,000,000        51,696
                                                         ------

DRUGS & HEALTH CARE - 0.91%
Takeda Chemical Industries,
  1.90% due 09/30/98                   17,000,000       221,207
                                                        -------

ELECTRICAL EQUIPMENT - 0.58%
NEC Corporation,
  1.00% due 09/30/11                   13,000,000       110,416
  2.10% due 09/30/98                    4,000,000        31,707
                                                        -------
                                                        142,123
ELECTRONICS - 1.48%
Sony Corporation,
  1.40% due 03/31/05                   20,000,000       227,464
Tokyo Electron,
  0.90% due 01/13/02                   12,000,000       131,699
                                                        -------
                                                        359,163
FINANCIAL SERVICES - 0.52%
Arab Malaysian Finance,
  7.50% due 05/25/02             MYR       76,000         5,178
MTI Capital, Ltd.,
  0.50% due 10/01/07               Y   12,000,000        44,804
STB Cayman Capital,
  0.50% due 10/01/07                    5,000,000        28,337
Shanghai Investment Holdings,
  Ltd., 1.00% due 06/12/02                $50,000        48,875
                                                        -------
                                                        127,194
MINING - 0.53%
Mitsui Mining & Smelting,
  0.25% due 09/30/01              Y    15,000,000       130,103
                                                        -------
MISCELLANEOUS - 0.48%
AB International Cayman Trust,
  0.50& due 08/01/07                    6,000,000        33,315
Mitsui & Company, Ltd.,
  1.05% due 09/30/09                   10,000,000        76,587
Multi-Purpose Holdings,
  3.00% due 01/13/02           MYR         90,000         5,785
                                                        -------
                                                        115,687
OFFICE FURNISHINGS & SUPPLIES - 0.21%
Ricoh Company, Ltd.,
  6.35% due 03/31/03                    5,000,000        52,041
                                                         ------

RETAIL TRADE - 0.50%
Marui Company, Ltd.,
  1.15% due 01/31/12                   15,000,000       122,349
                                                        -------

TOTAL CONVERTIBLE BONDS
(Cost: $1,520,448)                                   $1,321,563
                                                      ---------

 Principal
  Amount                                                  Value
  ------                                                  -----
SHORT TERM INVESTMENT - 4.67%
$1,136,665  Navigator Securities
              Lending Trust, 5.74%                   $1,136,665
                                                      ---------

REPURCHASE AGREEMENT - 23.46%
$5,705,000  Repurchase Agreement with
            State Street Bank & Trust Company
            dated 12/31/97at 5.00%, to be
            repurchased at $5,706,585 on
            01/02/98, collateralized by U.S.
            $5,755,000 Treasury Strips,
            5.00% due 02/15/99 (valued at
            $5,927,650, including interest)         $5,705,000
                                                     ---------

TOTAL INVESTMENTS (Pacific Rim
Emerging Markets Trust) (Cost: $33,364,414)        $24,313,646
                                                    ==========


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

SCIENCE & TECHNOLOGY TRUST
                                           Shares         Value
                                           ------         -----
COMMON STOCKS - 74.98%
BUSINESS SERVICES - 10.20%
America Online, Incorporated*              15,000    $1,337,812
BISYS Group, Incorporated                  50,000     1,662,500
First Data Corporation                     70,000     2,047,500
Gartner Group, Incorporated*               25,000       931,250
Nokia Corporation, ADR                     10,000       700,000
Security Dynamics Technologies,
  Incorporated                             20,000       715,000
Sun Guard Data Systems*                    30,000       930,000
                                                      ---------
                                                      8,324,062
COMPUTERS & BUSINESS EQUIPMENT - 10.64%
3Com Corporation*                          20,000       698,750
Affiliated Computer Services,
  Incorporated                             50,000     1,315,625
Cisco Systems, Incorporated*               25,000     1,393,750
Compaq Computer Corporation                10,000       564,375
Dell Computer Corporation*                  8,000       672,000
EMC Corporation*                           50,000     1,371,875
E*Trade Group, Incorporated                40,000       920,000
Hewlett-Packard Company                    10,000       625,000
Newbridge Networks Corporation*            15,000       523,125
Sequent Computer Systems,
Incorporated                               30,000       600,000
                                                      ---------
                                                      8,684,500
DRUGS & HEALTH CARE - 0.97%
ALZA Corporation                           25,000       795,312
                                                        -------

ELECTRICAL EQUIPMENT - 2.77%
Anixter International, Incorporated        35,000       577,500
ASM Lithography Holding                    25,000     1,687,500
                                                      ---------
                                                      2,265,000
ELECTRONICS - 19.44%
ADC Telecommunications,
  Incorporated*                            10,000       417,500
Adaptec, Incorporated*                     40,000     1,485,000
Altera Corporation                         45,000     1,490,625
Analog Devices,                            75,000     2,076,563
Incorporated
DSC Communications Corporation             25,000       600,000
Electronics For Imaging, Incorporated      70,300     1,168,737
KLA-Tencor Corporation                     25,000       965,625
Lam Research Corporation                   30,000       877,500
Linear Technology Corporation              20,000     1,152,500
Maxim Integrated Products,
  Incorporated*                            56,900     1,963,050
Motorola, Incorporated                     10,000       570,625
Texas Instruments, Incorporated            30,000     1,350,000
Xilinx, Incorporated*                      50,000     1,753,125
                                                     ----------
                                                     15,870,850
INDUSTRIAL MACHINERY - 1.84%
Applied Materials, Incorporated*           50,000     1,506,250
                                                      ---------

MISCELLANEOUS - 2.11%
Cendant Corporation                        50,000     1,718,750
                                                      ---------

SOFTWARE - 17.53%
Adobe Systems, Incorporated                10,000       412,500
BMC Software, Incorporated                 20,000     1,312,500
Mircochip Technology, Incorporated         45,000     1,350,000
Microsoft Corporation*                     13,000     1,680,250
Networks Associates, Incorporated          40,000     2,115,000
Parametric Technology Corporation          50,000     2,368,750
Platinum Technology, Incorporated*         20,000       565,000
Sterling Commerce, Incorporated            25,000       960,938
Summit Design, Incorporated               100,000     1,037,500
Synopsys, Incorporated*                    50,000     1,787,500
Veritas Software Company*                   5,000       255,000
VIASOFT, Incorporated                       6,500       274,625
Visio Corporation                           5,000       191,875
                                                     ----------
                                                     14,311,438
TELECOMMUNICATION SERVICES - 7.93%
Advanced Fibre Communications              22,200       646,575
Ascend Communications, Incorporated*       25,000       612,500
CIENA Corporation                          15,000       916,875
Paging Network, Incorporated               80,000       860,000
Pairgain Technologies, Incorporated        50,000       968,750
QUALCOMM, Incorporated                     25,000     1,262,500
Transaction Network Services,
  Incorporated                             70,000     1,207,500
                                                      ---------
                                                      6,474,700
TELEPHONE - 1.53%
MCI Communications Corporation             15,000       642,188
WorldCom, Incorporated                     20,000       605,000
                                                      ---------
                                                      1,247,188
TOTAL COMMON STOCKS
(Cost: $62,809,019)                                 $61,198,050
                                                     ----------

 Principal
   Amount                                                 Value
   ------                                                 -----
SHORT TERM INVESTMENTS - 25.02%
  $2,445,000 Federal Farm Credit Bank,
               5.64% due 02/12/98                    $2,428,912
             Federal Home Loan Bank,
     562,000   4.75% due 01/02/98                       561,926
     513,000   5.66% due 02/13/98                       509,532
   3,000,000 Federal Home Loan Mortgage
               Corporation, 5.70% due 01/14/98        2,993,825
  13,925,496 Navigator Securities
               Lending Trust, 5.74%                  13,925,496
                                                     ----------
                                                     20,419,691
TOTAL INVESTMENTS (Science &
Technology Trust) (Cost: $83,228,710)               $81,617,741
                                                     ==========


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

INTERNATIONAL SMALL CAP TRUST
                                           Shares         Value
                                           ------         -----
COMMON STOCKS - 65.78%
AGRICULTURAL MACHINERY - 0.46%
Kverneland Gruppen AS                      38,450      $624,712
                                                        -------

AGRICULTURAL PRODUCTS - 0.27%
Perusahaan Perkebunan                     644,600       366,250
                                                        -------

AIR TRAVEL - 1.16%
Ryanair Holdings PLC, ADR*                 33,850       850,481
Virgin Express Holdings PLC, ADR*          34,650       718,987
                                                      ---------
                                                      1,569,468
AUTO SERVICES - 0.23%
Sixt AG                                     3,925       314,183
                                                        -------

BANKING - 1.45%
Banco de A Edwards, Series A, ADR          46,575       791,775
Banco Latinoamericano
  de Exportaciones SA, Series E            28,350     1,172,981
                                                      ---------
                                                      1,964,756
BROADCASTING - 2.05%
Editoriale L'Espresso SPA                  80,000       384,398
Flextech PLC*                             236,025     2,023,643
Sky Network Television, Ltd.*             242,200       364,240
                                                      ---------
                                                      2,772,281
BUSINESS SERVICES - 4.71%
Altran Technologies SA                      7,575     2,315,860
Brunel International*                      20,525       392,755
Kobenhavn Lufthavne                        22,825     2,748,234
Select Appointments Holdings PLC           97,475       896,575
                                                      ---------
                                                      6,353,424
COMPUTERS & BUSINESS EQUIPMENT - 2.70%
Fuji S Ware ABC                            26,500       907,214
Psion PLC                                 370,750     2,740,306
                                                      ---------
                                                      3,647,520
CONGLOMERATES - 2.43%
Misys                                     108,471     3,278,211
                                                      ---------

CONTAINERS & GLASS - 2.65%
Compania Cervecerias Unidas SA, ADR        41,725     1,225,672
International Container Terminal
  & Services                              425,650        52,549
SCHMALBACH LUBECA AG                       13,925     2,295,096
                                                      ---------
                                                      3,573,317
DRUGS & HEALTH CARE - 1.57%
Schwarz Pharma AG                          31,575     2,123,780
                                                      ---------

ELECTRONICS - 2.11%
Pricer AB*                                  8,750       161,998
Toolex-Alpha*                              30,500       308,362
VTech Holdings, Ltd.                      804,800     2,373,168
                                                      ---------
                                                      2,843,528
FINANCIAL SERVICES - 2.38%
JBA Holdings                              189,225     3,216,801
                                                      ---------

FOOD & BEVERAGES - 2.62%
Raisio Tehtaat Oy PLC                      29,800     3,537,108
                                                      ---------
HOTELS & RESTAURANTS - 9.65%
Doutor Coffee Company                      36,000       923,642
Grupo Posadas SA*                       1,370,000       950,623
J.D. Wetherspoon PLC                      608,265     3,326,921
Pizza Express                             294,025     3,602,706
Regent Inns PLC                           172,550       926,762
Tele Pizza*                                40,825     3,296,012
                                                     ----------
                                                     13,026,666
HOUSEHOLD APPLIANCES - 3.42%
DFS Furniture Company                     152,650     1,303,784
Hunter Douglas                             52,425     1,835,709
Industrie Natuzzi SPA, ADR                 71,425     1,473,141
                                                      ---------
                                                      4,612,634
INDUSTRIAL MACHINERY - 3.66%
IHC Caland                                 28,275     1,466,984
KCI Konecranes                             36,750     1,213,550
International
Noritsu Koki Company                       43,800     1,080,156
Tomra Systems AS                           52,750     1,178,444
                                                      ---------
                                                      4,939,134
INTERNATIONAL OIL - 1.76%
Cairn Energy PLC*                         196,450     1,593,985
Gulf Indonesia Resources, Ltd.*            35,575       782,650
                                                      ---------
                                                      2,376,635
LEISURE TIME - 3.19%
Capital Radio                             167,675     1,379,521
Cinar Films, Incorporated, Class B*        57,000     2,215,875
Village Roadshow                          279,000       707,351
                                                      ---------
                                                      4,302,747
MISCELLANEOUS SERVICES - 1.91%
BTG PLC                                    62,050       698,133
Plettac AG                                  2,310       319,736
Rofin-Sinar Technologies, Incorporated*   129,300     1,567,762
                                                      ---------
                                                      2,585,631
OFFICE FURNISHINGS & SUPPLIES - 0.84%
Turbon International AG                    52,600     1,137,408
                                                      ---------

PAPER - 1.15%
Guilbert SA                                10,850     1,546,781
                                                      ---------
PETROLEUM SERVICES - 2.10%
Coflexip SA, ADR                           36,375     2,018,813
Petroleum Geological Services AS, ADR*     12,500       812,612
                                                      ---------
                                                      2,831,425
RETAIL TRADE - 4.06%
Beter Bed Holdings                         14,350       276,717
Brito Borneo Pets                         415,325     2,906,050
Bulgari SPA                               280,000     1,424,534
Douglas Holding AG                         17,075       515,396
Narvesen ASA                               16,000       353,110
                                                      ---------
                                                      5,475,807


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                           Shares         Value
                                           ------         -----
SOFTWARE - 2.15%
Dassault Systems SA                        62,825    $1,915,492
Eidos PLC, ADR*                            25,000       306,250
Nippon System Development                  33,000       677,338
                                                      ---------
                                                      2,899,080
TELECOMMUNICATION SERVICES - 2.09%
Asia Satellite Telecommunications
  Holdings, ADR                            36,700       617,019
Grupo Iusacell SA De CV, ADR*             101,700     2,205,618
                                                      ---------
                                                      2,822,637
TELEPHONE - 3.01%
Cellular Communications International*     56,350     2,634,362
Netcom Systems AB*                         66,500     1,428,009
                                                      ---------
                                                      4,062,371
TOTAL COMMON STOCKS
 (Cost $82,095,825)                                 $88,804,295
                                                     ----------

PREFERRED STOCKS - 4.33%
AUTOMOBILES - 2.22%
Porsche AG*                                 1,800     3,001,751
                                                      ---------

FINANCIAL SERVICES - 2.10%
Marschollek Lautenschlaeger und
  Partner AG                               11,230     2,840,351
                                                      ---------

TOTAL PREFERRED STOCKS
 (Cost: $3,943,616)                                  $5,842,102
                                                      ---------

WARRANTS - 0.02%*
ELECTRONICS - 0.02%
Gold Peak Industries, Ltd. (Expiration
  date 08/06/00; strike price HKD 5.25)   250,000        23,552
                                                         ------

TOTAL WARRANTS (Cost: $0)                               $23,552
                                                         ------
 Principal
   Amount                                                 Value
   ------                                                 -----
SHORT TERM INVESTMENT - 7.57%
$10,214,498   Navigator Securities
                Lending Trust, 5.74%                $10,214,498
                                                     ----------

REPURCHASE AGREEMENT - 22.31%
$30,113,000   Repurchase Agreement with State
              Street Bank & Trust Company dated
              12/31/97 at 5.00%, to be
              repurchased at $30,121,365 on
              01/02/98, collateralized by
              $24,440,000 U.S. Treasury Bonds,
              10.75% due 2/15/03 (valued at
              $31,703,262, including interest)      $30,113,000
                                                     ----------

TOTAL INVESTMENTS (International
Small Cap Trust) (Cost: $126,366,939)              $134,997,447
                                                    ===========

EMERGING GROWTH TRUST

COMMON STOCKS - 75.73%
AEROSPACE - 0.79%
Gulfstream Aerospace Corporation*          92,700    $2,711,475
                                                      ---------

AGRICULTURAL PRODUCTS - 0.34%
U.S. Home & Garden, Incorporated*         280,000     1,155,000
                                                      ---------

APPAREL & TEXTILES - 1.48%
Interface, Incorporated                    81,000     2,349,000
Westpoint Stevens, Incorporated*           58,000     2,740,500
                                                      ---------
                                                      5,089,500
AUTO SERVICES - 0.79%
Budget Group, Incorporated*                79,000     2,730,438
                                                      ---------

BANKING - 2.66%
Bank United Corporation                    55,400     2,711,138
City National Corporation                  86,600     3,198,787
Cullen Frost Bankers, Incorporated         53,500     3,246,781
                                                      ---------
                                                      9,156,706
BROADCASTING - 2.03%
Central European Media
  Enterprises, Ltd.*                      105,500     2,663,875
Heftel Broadcasting Corporation*           39,700     1,855,975
Metro Networks, Incorporated*              75,400     2,469,350
                                                      ---------
                                                      6,989,200
BUSINESS SERVICES - 9.57%
DeVRY, Incorporated*                       74,600     2,377,875
Harbinger Corporation*                     64,200     1,805,625
Outdoor Systems, Incorporated*            104,050     3,992,919
PMT Services, Incorporated*               198,500     2,754,187
Pre-Paid Legal Services, Incorporated*     87,000     2,974,313
Robert Half International, Incorporated*  127,199     5,087,960
SITEL Corporation*                        261,500     2,386,188
SunGuard Data Systems, Incorporated*      103,400     3,205,400
Universal Outdoor Holdings,
  Incorporated*                            65,200     3,390,400
Valassis Communications, Incorporated*      80,000    2,960,000
Vincam Group, Incorporated*                74,050     1,971,581
                                                     ----------
                                                     32,906,448
COMPUTERS & BUSINESS EQUIPMENT - 1.64%
Hypercom Corporation*                     166,200     2,347,575
Network Appliance, Incorporated*           92,800     3,294,400
                                                      ---------
                                                      5,641,975
CRUDE PETROLEUM & NATURAL GAS - 3.24%
Chieftain International, Incorporated*    123,500     2,624,375
Forcenergy, Incorporated*                  99,000     2,592,563
Global Industries, Incorporated*          167,000     2,839,000
KCS Energy, Incorporated                  117,900     2,446,425
Meridian Resources Corporation             67,400       644,512
                                                     ----------
                                                     11,146,875


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                           Shares         Value
                                           ------         -----
DRUGS & HEALTH CARE - 6.74%
ChiRex, Incorporated*                     125,000    $2,203,125
FPA Medical Management,
  Incorporated*                           118,300     2,203,338
Gilead Sciences, Incorporated*             65,400     2,501,550
Mid Atlantic Medical Services,
  Incorporated*                           166,400     2,121,600
National Surgery Centers,
  Incorporated*                            98,400     2,583,000
Novacare, Incorporated*                   208,300     2,720,919
Sangstat Medical Corporation*              85,500     3,462,750
Sepracor, Incorporated*                    67,200     2,692,200
Watson Pharmaceuticals,
  Incorporated*                            82,700     2,682,581
                                                     ----------
                                                     23,171,063
ELECTRONICS - 5.89%
ATMI, Incorporated                        104,700     2,538,975
Etec Systems, Incorporated*                60,200     2,799,300
KLA-Tencor Corporation*                    59,100     2,282,737
Maxim Integrated Products,
 Incorporated*                            203,200     7,010,400
Technology Solutions Company*             102,850     2,712,669
Tracor, Incorporated*                      95,100     2,888,662
Uniphase Corporation*                         400        16,550
                                                     ----------
                                                     20,249,293
FINANCIAL SERVICES - 3.36%
Allmerica Financial Corporation            65,990     3,295,376
ARM Financial, Incorporated               118,400     3,122,800
Legg Mason, Incorporated                   49,132     2,748,321
T.Rowe Price Associates, Incorporated      37,900     2,382,962
                                                     ----------
                                                     11,549,459
FOOD & BEVERAGEE - 0.36%
Hain Food Group, Incorporated*            135,200     1,242,150
                                                      ---------

HOMEBUILDERS - 0.73%
Fairfield Communities, Incorporated*       57,000     2,515,125
                                                      ---------

HOTELS & RESTAURANTS - 1.77%
Promus Hotel Corporation*                  54,800     2,301,600
Vistana, Incorporated*                    164,800     3,790,400
                                                      ---------
                                                      6,092,000
INSURANCE - 0.96%
AmerUS Life Holdings, Incorporated         90,000     3,318,750
                                                      ---------

LEISURE TIME - 0.74%
Premier Parks, Incorporated*               63,000     2,551,500
                                                      ---------

METAL & METAL PRODUCTS - 0.80%
Metals USA, Incorporated*                 180,000     2,745,000
                                                      ---------

MISCELLANEOUS SERVICES - 0.54%
Alternative Living Services,
  Incorporated*                            63,200     1,868,350
                                                      ---------

OFFICE FURNISHINGS & SUPPLIES - 2.78%
Corporate Express, Incorporated*          197,000     2,536,375
Miller Herman, Incorporated                77,500     4,228,595
U.S. Office Products Company*             143,000     2,806,375
                                                      ---------
                                                      9,571,345
PETROLEUM SERVICES - 3.36%
Nabors Industries, Incorporated*           99,900     3,140,606
Petroleum Geo Services AS, ADR*            72,100     4,668,475
Pride International, Incorporated*        148,200     3,742,050
                                                     ----------
                                                     11,551,131
POLLUTION CONTROL - 1.78%
Casella Waste Systems, Incorporated*      125,000     3,296,875
Allied Waste Industries, Incorporated*    121,000     2,820,812
                                                      ---------
                                                      6,117,687
REAL ESTATE - 0.72%
Security Capital Pacific Trust            102,028     2,474,179
                                                      ---------

RETAIL TRADE - 5.33%
Borders Group, Incorporated*              152,500     4,775,156
Central Garden & Pet Company*             109,000     2,861,250
Family Dollar Stores, Incorporated         89,500     2,623,469
Payless ShoeSource, Incorporated*          41,800     2,805,825
Staples, Incorporated*                     99,000     2,747,250
Wilmar Industries, Incorporated*          105,000     2,506,875
                                                     ----------
                                                     18,319,825
SOFTWARE - 11.80%
Avant Corporation*                        106,000     1,775,500
BMC Software, Incorporated*                76,600     5,026,875
Cambridge Technology Partners,
  Incorporated*                            59,700     2,485,013
JDA Software Group, Incorporated*          78,000     2,730,000
Manugistics Group, Incorporated*           45,000     2,008,125
National Instruments Corporation*         107,400     3,114,600
PeopleSoft, Incorporated*                 153,000     5,967,000
Pinnacle Systems, Incorporated*            84,800     2,067,000
Platinum Technology, Incorporated*        117,000     3,305,250
Sterling Commerce, Incorporated*           75,000     2,882,812
System Software Associates,
  Incorporated*                           200,000     1,750,000
Tecnomatix Technologies, Ltd.*             91,000     3,071,250
Transaction Systems Architects,
  Incorporated*                           115,800     4,400,400
                                                     ----------
                                                     40,583,825
TELECOMMUNICATION SERVICES - 3.25%
Intermedia Communications,
  Incorporated*                            60,000     3,645,000
McLeodUSA, Incorporated*                   95,100     3,043,200
Paging Network, Incorporated*             217,000     2,332,750
Teledata Communications,
  Incorporated*                           117,800     2,149,850
                                                     ----------
                                                     11,170,800


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                           Shares         Value
                                           ------         -----
TRANSPORTATION - 2.30%
Coach USA, Incorporated*                   84,200    $2,820,700
Swift Transportation, Incorporated*        88,000     2,849,000
Heartland Express, Incorporated*           82,800     2,225,250
                                                      ---------
                                                      7,894,950
TOTAL COMMON STOCKS
(Cost: $217,450,691)                               $260,514,049
                                                    -----------
WARRANTS - 0.01%*
FINANCIAL SERVICES - 0.01%
Security Capital Group, Incorporated
(Expiration date 09/18/98;
  strike price $28.00)                      4,897        25,709
                                                         ------
TOTAL WARRANTS (Cost: $0)                               $25,709
                                                         ------
 Principal
  Amount                                                  Value
  ------                                                  -----
SHORT TERM INVESTMENTS - 22.19%
  $66,418,106 Navigator Securities
                Lending Trust, 5.74%                $66,418,106
   10,000,000 U.S. Treasury Bills,
                5.367% due 03/05/98                   9,906,069
                                                     ----------
                                                     76,324,175
REPURCHASE AGREEMENT - 2.07%
  $7,128,000  Repurchase Agreement with State
              Street Bank & Trust Company dated
              12/31/97 at 5.75%, to be
              repurchased at $7,130,277 on
              01/02/98, collateralized by
              $7,270,000 U.S. Treasury Notes,
              4.75% due 10/31/98 (valued at
              $7,329,586, including interest)        $7,128,000
                                                      ---------

TOTAL INVESTMENTS (Emerging
Growth Trust) (Cost: $300,902,866)                 $343,991,933
                                                    ===========

PILGRIM BAXTER GROWTH TRUST
                                           Shares         Value
                                           ------         -----
COMMON STOCKS - 94.94%
APPAREL & TEXTILES - 2.11%
Jones Apparel Group, Incorporated*         21,900      $941,700
Nautica Enterprises, Incorporated*         46,900     1,090,425
                                                      ---------
                                                      2,032,125
AUTOMOBILES - 1.33%
Harley Davidson, Incorporated              46,900     1,283,888
                                                      ---------

BROADCASTING - 4.42%
Clear Channel Communications*              35,300     2,804,144
Jacor Communications, Incorporated*        27,400     1,455,625
                                                      ---------
                                                      4,259,769

BUSINESS SERVICES - 16.19%
Accustaff, Incorporated*                   48,200     1,108,600
America Online, Incorporated*              16,300     1,453,756
Apollo Group, Incorporated*                45,200     2,135,700
Computer Horizons Corporation              17,700       796,500
Corrections Corporation of America*        62,800     2,327,525
Security Dynamics Technologies,
  Incorporated*                            53,400     1,909,050
Gartner Group, Incorporated*               34,400     1,281,400
Paychex, Incorporated                      52,600     2,662,875
Quintiles Transnational Corporation*       50,300     1,923,975
                                                     ----------
                                                     15,599,381
CHEMICALS - 0.18%
Zoltek Companies, Incorporated*             6,400       178,400
                                                        -------

COMPUTERS & BUSINESS EQUIPMENT - 1.30%
CDW Computer Centers, Incorporated*        24,000     1,251,000
                                                      ---------

CRUDE PETROLEUM & NATURAL GAS - 1.78%
BJ Services Company*                       14,000     1,007,125
Cliffs Drilling Company                    14,200       708,225
                                                      ---------
                                                      1,715,350
DRUGS & HEALTH CARE - 7.41%
Dura Pharmaceuticals, Incorporated*        46,900     2,151,537
General Nutrition Companies,
  Incorporated*                            46,400     1,577,600
Healthsouth Corporation*                   63,500     1,762,125
Medicis Pharmaceutical Corporation         11,900       608,388
Total Renal Care Holdings,
  Incorporated*                            37,966     1,044,065
                                                      ---------
                                                      7,143,715
ELECTRICAL EQUIPMENT - 1.68%
Helix Technology Corporation               31,200       608,400
Jabil Circuit, Incorporated                25,500     1,013,625
                                                      ---------
                                                      1,622,025
ELECTRONICS - 11.67%
ADC Telecommunications,
  Incorporated*                            59,500     2,484,125
DSC Communications Corporation*            47,900     1,149,600
Linear Technology Corporation              31,800     1,832,475
Novellus Systems, Incorporated             25,600       827,200
Tellabs,                                   45,600     2,411,100
Incorporated*
Uniphase Corporation*                      29,700     1,228,838
Vitesse Semiconductor Corporation          34,800     1,313,700
                                                     ----------
                                                     11,247,038
FINANCIAL SERVICES - 3.91%
AMRESCO, Incorporated*                     32,300       977,075
A.G. Edwards, Incorporated                 18,300       727,425
The Money Store, Incorporated              47,700     1,001,700
Newcourt Credit Group, Incorporated        14,000       467,250
Ocwen Finanical Corporation                23,500       597,781
                                                      ---------
                                                      3,771,231


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                           Shares         Value
                                           ------         -----
FOOD & BEVERAGES - 1.25%
Suiza Foods Corporation*                   20,200    $1,203,163
                                                      ---------

HOTELS & RESTAURANTS - 1.14%
CapStar Hotel Company*                     16,000       549,000
Signature Resorts, Incorporated            25,100       549,063
                                                      ---------
                                                      1,098,063
LEISURE TIME - 0.79%
Callaway Golf Company                      26,500       756,906
                                                        -------

MISCELLANEOUS - 1.29%
Sunrise Assisted Living, Incorporated*     28,900     1,246,312
                                                      ---------

PETROLEUM SERVICES - 5.74%
Camco International, Incorporated          16,700     1,063,581
Cooper Cameron Corporation                 14,200       866,200
ENSCO International, Incorporated          27,700       927,950
Global Marine, Incorporated                44,100     1,080,450
Nabors Industries, Incorporated*           15,000       471,563
Santa Fe International Corporation         27,600     1,122,975
                                                      ---------
                                                      5,532,719
POLLUTION CONTROL - 5.43%
Allied Waste Industries, Incorporated* 55,700 1,298,506 American Disposal Services,
  Incorporated                             23,900       872,350
Superior Services, Incorporated*           24,300       701,662
USA Waste Services, Incorporated*          60,012     2,355,471
                                                      ---------
                                                      5,227,989
RETAIL TRADE - 6.85%
Bed Bath & Beyond, Incorporated*           74,500     2,868,250
Borders Group, Incorporated*               17,600       551,100
Dollar Tree Stores, Incorporated*          29,850     1,235,044
Staples, Incorporated*                     70,200     1,948,050
                                                      ---------
                                                      6,602,444
SOFTWARE - 16.81%
BMC Software, Incorporated*                32,200     2,113,125
Check Point Software
  Technologies, Ltd.*                      13,600       554,200
HBO and Company                            63,600     3,052,800
HNC Software, Incorporated*                24,300     1,044,900
J.D. Edwards & Company                     32,700       964,650
Keane, Incorporated                        25,300     1,027,812
Microchip Technology, Incorporated*        24,700       741,000
PeopleSoft, Incorporated                   83,100     3,240,900
Solectron Corporation*                     28,300     1,176,219
VIASOFT, Incorporated*                     25,900     1,094,275
Wind River Systems, Incorporated*          29,850     1,184,672
                                                     ----------
                                                     16,194,553
TELECOMMUNICATION SERVICES - 2.44%
Advanced Fibre Communications              37,300     1,086,363
P-Com, Incorporated                        29,500       508,875
QUALCOMM, Incorporated                      4,500       236,953
World Access, Incorporated*                21,800       520,475
                                                      ---------
                                                      2,352,666
TRUCKING & FREIGHT - 1.20%
Tidewater, Incorporated                    20,900     1,152,112
                                                      ---------

TOTAL COMMON STOCKS
 (Cost: $84,705,174)                                $91,470,849
                                                     ----------

 Principal
  Amount                                                  Value
 ---------                                                -----
REPURCHASE AGREEMENT - 5.06%
    $4,878,000 Repurchase Agreement with State
               Street Bank & Trust Company
               dated 12/31/97 at 5.00%, to be
               repurchased at $4,879,355 on
               01/02/98, collateralized by
               $4,940,000 U.S. Treasury Notes,
               5.25% due 01/31/01 (valued at
               $5,086,187, including interest)       $4,878,000
                                                      ---------

TOTAL INVESTMENTS (Pilgrim Baxter
Growth Trust) (Cost: $89,583,174)                   $96,348,849
                                                     ==========

SMALL/MID CAP TRUST
                                           Shares         Value
                                           ------         -----
COMMON STOCKS - 77.48%
AEROSPACE - 1.21%
Gulfstream Aerospace Corporation*         129,500    $3,787,875
AIR TRAVEL - 3.30%
Alaska Air Group, Incorporated*            54,000     2,092,500
AMR Corporation*                           35,000     4,497,500
Continental Airlines, Incorporated*        78,000     3,753,750
                                                     ----------
                                                     10,343,750
APPAREL & TEXTILES - 1.22%
Nautica Enterprises, Incorporated*         46,200     1,074,150
Pillowtex Corporation                      45,700     1,593,787
Polo Ralph Lauren Corporation*             47,700     1,159,706
                                                      ---------
                                                      3,827,643
BANKING - 2.88%
Dime Bancorp, Incorporated                 49,300     1,491,325
Sovereign Bancorp, Incorporated            78,300     1,624,725
Star Banc Corporation                      33,200     1,904,850
State Street Boston Corporation            68,500     3,985,844
                                                      ---------
                                                      9,006,744
BUSINESS SERVICES - 4.61%
America Online, Incorporated*              28,200     2,515,087
Cognizant Corporation                     182,200     8,119,288
Paychex, Incorporated                      74,900     3,791,813
                                                     ----------
                                                     14,426,188
COMPUTERS & BUSINESS EQUIPMENT - 1.86%
Bay Networks, Incorporated*                93,000     2,377,312
CISCO Systems, Incorporated*               37,500     2,090,625
Citrix Systems, Incorporated*              18,000     1,368,000
                                                      ---------
                                                      5,835,937


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                           Shares         Value
                                           ------         -----
CONTRUCTION MATERIALS - 1.64%
Masco Corporation                         100,800    $5,128,200
                                                      ---------

DRUGS & HEALTH CARE - 17.58%
AmeriSource Health Corporation,
  Class A*                                 89,600     5,219,200
Bergen Brunswig Corporation, Class A      126,400     5,324,600
BioChem Pharma, Incorporated*             150,100     3,133,338
Biomatrix, Incorporated*                   41,500     1,245,000
Biomet, Incorporated                      130,800     3,351,750
Cardinal Health, Incorporated              72,200     5,424,025
Elan PLC, ADR*                             73,000     3,736,688
General Nutrition Companies,
  Incorporated*                           263,800     8,969,200
Guidant Corporation                       104,500     6,505,125
McKesson Corporation                       33,200     3,591,825
Mentor Corporation                         82,600     3,014,900
Omnicare, Incorporated                     87,000     2,697,000
Quorum Health Group, Incorporated*        108,250     2,828,031
                                                     ----------
                                                     55,040,682
ELECTRONICS - 4.59%
Altera Corporation*                        82,700     2,739,438
CIENA Corporation*                         79,300     4,847,212
Linear Technology Corporation              72,100     4,154,762
Tellabs, Incorporated*                     49,700     2,627,888
                                                     ----------
                                                     14,369,300
FINANCIAL SERVICES - 3.40%
Consolidated Capital Corporation*          66,700     1,354,844
INMC Mortgage Holdings, Incorporated       57,400     1,345,313
The Money Store, Incorporated             222,220     4,666,200
Paine Webber Group, Incorporated           94,500     3,266,156
                                                     ----------
                                                     10,632,513
FOOD & BEVERAGES - 0.55%
International Home Foods,
  Incorporated*                            61,000     1,708,000
                                                      ---------
HOTELS & RESTAURANTS - 0.68%
CKE Restaurants, Incorporated               6,900       290,662
Mirage Resorts, Incorporated*              81,000     1,842,750
                                                      ---------
                                                      2,133,412
HOUSEHOLD APPLIANCES - 3.60%
Leggett & Platt, Incorporated              92,100     3,856,688
Sunbeam Corporation                       176,000     7,414,000
                                                     ----------
                                                     11,270,688
INDUSTRIAL MACHINERY - 1.47%
Tyco International, Ltd.                  101,952     4,594,212
                                                      ---------

INSURANCE - 2.50%
MGIC Investment Corporation                 73,00     4,854,500
SunAmerica, Incorporated                   69,750     2,981,812
                                                      7,836,312
LEISURE TIME - 4.04%
Carnival Corporation                       54,000     2,990,250
Family Golf Centers, Incorporated*         42,000     1,317,750
International Game Technology             330,600     8,347,650
                                                     ----------
                                                     12,655,650
MISCELLANEOUS - 2.10%
Cendant Corporation*                      150,000     5,156,250
Fortune Brands, Incorporated               38,500     1,426,906
                                                      ---------
                                                      6,583,156
PETROLEUM SERVICES - 1.62%
Diamond Offshore Drilling,
  Incorporated                             47,700     2,295,563
Halliburton Company                        53,500     2,778,656
                                                      ---------
                                                      5,074,219
POLLUTION CONTROL - 3.01%
Allied Waste Industries, Incorporated*     64,700     1,508,319
USA Waste Services, Incorporated*         201,450     7,906,912
                                                      ---------
                                                      9,415,231
REAL ESTATE - 1.32%
Equity Office Properties Trust             80,400     2,537,625
Boston Properties, Incorporated            47,900     1,583,694
                                                      ---------
                                                      4,121,319
RETAIL TRADE - 7.55%
Bed Bath & Beyond, Incorporated*           45,000     1,732,500
BJ's Wholesale Club, Incorporated*         40,500     1,270,687
Borders Group, Incorporated*              131,000     4,101,938
CompUSA, Incorporated*                    200,300     6,209,300
CVS Corporation                            45,100     2,889,219
Nordstrom, Incorporated                    25,000     1,509,375
Rite Aid Corporation                       29,100     1,707,806
Staples, Incorporated*                    151,300     4,198,575
                                                     ----------
                                                     23,619,400
SOFTWARE - 3.47%
HBO & Company                             165,000     7,920,000
Sterling Commerce, Incorporated*           76,800     2,952,000
                                                     ----------
                                                     10,872,000
TELECOMMUNICATION SERVICES - 0.47%
Advanced Fibre Communications*             50,000     1,456,250
                                                      ---------

TIRES & RUBBER - 0.73%
Safeskin Corporation*                      40,500     2,298,375
                                                      ---------

TOYS, AMUSEMENTS & SPORTING GOODS - 1.56%
Mattel, Incorporated                      131,400     4,894,650
                                                      ---------

TRANSPORTATION - 0.51%
Coach USA, Incorporated*                   48,100     1,611,350
                                                      ---------

TOTAL COMMON STOCKS
 (Cost $209,789,765)                               $242,543,056
                                                    -----------


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

  Principal
   Amount                                                 Value
   ------                                                 -----
SHORT TERM INVESTMENTS - 22.51%
  $9,000,000 American Honda Finance,
               6.20% due 01/05/98                    $8,993,800
   9,000,000 Countrywide Funding Corporation,
               6.63% due 01/05/98                     8,993,370
   9,000,000 Merrill Lynch & Company,
               Incorporated, 6.05% due 01/09/98       8,987,900
  38,431,346 Navigator Securities
               Lending Trust, 5.74%                  38,431,346
   5,069,917 Seven Seas Money Market Fund             5,069,917
                                                    -----------
                                                     70,476,333
TOTAL INVESTMENTS
(Small/Mid Cap Trust) (Cost: $280,266,098)         $313,019,389
                                                    ===========

INTERNATIONAL STOCK TRUST
                                           Shares         Value
                                           ------         -----
COMMON STOCKS - 82.25%
AGRICULTURAL PRODUCTS - 0.05%
Grupo Industrial Maseca, S.A. de C.V.      83,000       $85,772
                                                         ------

AIR TRAVEL - 0.06%
Air New Zealand                            49,000        98,159
                                                         ------

APPAREL & TEXTILES - 0.11%
Gucci Group                                 4,352       182,240
                                                        -------

AUTO PARTS - 0.66%
Denso Corporation                          59,000     1,061,882
                                                      ---------

AUTOMOBILES - 0.38%
Buderus AG                                    250       112,010
Honda Motor Company                         5,000       183,426
Rolls Royce                                40,000       154,395
Volkswagen AG                                 285       160,327
                                                        -------
                                                        610,158
BANKING - 9.80%
ABN AMRO Holdings                          41,060       799,877
Argentaria Corporation                      3,830       233,043
Australia and New Zealand
  Bank Group                               11,000        72,696
Banca Commerciale Italiana                 21,000        73,007
Banca di Roma                             317,000       319,867
Banco Bilbao Vizcaya                        6,120       198,041
Banco De Galicia Buenos Aires SA, ADR       4,510       116,133
Banco Frances Del Rio De La Plata, ADR      4,590       125,651
Banco Latinoamericano De
  Exportaciones, S.A.                         857        35,458
Banco Popular Espana                        6,160       430,614
Banco Santander SA                         18,145       606,223
Bayerische Hypotheken und
  Wechsel Bank AG                          10,445       509,781
Bayerische Vereinsbanks AG                  8,078       528,520
Commonwealth Bank                          19,037       218,370
Commerzbank AG                              4,640       182,613
Credit Commercial de France                 2,931       200,887
Credit Suisse Group                         1,926       297,889
Credito Italiano                          222,538       686,232
Dao Heng Bank Group                        82,000       204,762
Den Danske Bank                             1,995       265,829
Deutsche Bank AG                           11,608       819,487
Dexia France                                  975       112,914
Dresdner Bank AG                            3,700       170,711
Generale De Banque                          1,010       439,563
Grupo Financiero Banamex Accival SA*       46,000       137,649
HSBC Holdings                               5,600       138,031
Istituto Mobiliare Italiano SPA            28,000       332,391
Kredietbank NV                              2,630     1,103,789
National Australia Bank, Ltd.              11,014       153,832
National Westminster                      200,000     3,324,420
Nordbanken AB*                            106,971       604,919
Overseas Chinese Bank                       7,800        45,352
Overseas Union Bank                        34,600       132,406
Royal Bank Canada                           2,970       157,120
Schweizerischer Bankverein                  2,284       709,647
Societe Generale                            2,239       305,056
Unidanmark                                  1,915       140,581
Union Bank of Switzerland/
  Schweizerische Bankgesellschaft             300       433,616
United Overseas Bank                       29,000       160,872
Westpac Banking Corporation, Ltd.          28,000       179,132
                                                     ----------
                                                     15,706,981
BROADCASTING - 2.00%
Canal Plus                                  1,330       247,282
Grupo Televisa SA, ADR                      5,000       193,437
News Corporation                           43,021       237,490
Publishing & Broadcasting, Ltd.            33,000       148,705
Sangetsu Company                            3,000        30,788
TV Azteca, SA, ADR*                        10,200       230,138
TV Francaise                                1,570       160,430
Wolters Kluwer                             15,129     1,954,127
                                                      ---------
                                                      3,202,397
BUILDING MATERIALS & CONSTRUCTION - 0.20%
Bilfinger & Berger
  Bauaktiengesellschaft AG                  3,390       105,151
Fletcher Challenge (Building)              39,019        79,750
John Laing PLC                             20,000       105,449
National House Industrial                   5,000        34,273
                                                        -------
                                                        324,623
BUSINESS SERVICES - 2.25%
Adecco SA                                   2,090       605,745
Brambles Industries, Ltd.                   3,000        59,537
Eaux (Cie Generale Des)                    15,135     2,112,387
Esselte AB                                  2,690        54,546
Havas                                         715        51,441
Kokuyo Company                             16,000       275,714
Toppan Printing Company                    34,000       442,675
                                                      ---------
                                                      3,602,045


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                           Shares         Value
                                           ------         -----
CHEMICALS - 1.49%
AKZO Nobel NV                                 970      $167,244
Bayer AG                                   13,611       508,441
Hoechst AG                                  4,197       146,981
Kuraray Company                            37,000       306,043
Mitsui Chemical, Incorporated              10,000        18,381
Sekisui                                    58,000       294,509
Chemical
Shin Etsu Chemical Company                 34,000       648,388
Teijin                                     82,000       171,448
UCB SA                                         40       132,034
                                                      ---------
                                                      2,393,469
CONGLOMERATES - 2.42%
First Pacific Company                     170,000        82,269
Hutchison Whampoa                         128,000       802,787
Kon PTT Netherland                          4,020       167,727
Orkla ASA                                  16,025     1,377,762
Swire Pacific                              74,000       405,859
Tomkins                                   220,500     1,043,053
                                                      ---------
                                                      3,879,457
CONSTRUCTION & MINING EQUIPMENT - 0.28%
Atlas Copco AB                             15,260       454,538
                                                        -------

CONSTRUCTION MATERIALS - 0.37%
Cemex SA, ADR                              28,000       253,887
Cemex SA                                   20,000       106,809
Heywood Williams                            5,000        17,164
Hornback Baummarkt                            570        16,159
Inax Corporation                           10,000        29,027
Kumagai Gumi Company                        8,000         4,350
Lapeyre                                     2,770       152,572
Nippon Hodo Company                         6,000        19,300
                                                        -------
                                                        599,268
CONTAINERS & GLASS - 0.49%
Cie De St. Gobain                           5,095       723,806
Compania Cervecerias Unidas SA, ADR         2,094        61,511
                                                        -------
                                                        785,317
CRUDE PETROLEUM & NATURAL GAS - 0.86%
Elf Aquitaine                               4,621       537,460
Eni SPA                                   142,873       810,071
Rao Gazprom, ADR                            1,307        31,368
                                                      ---------
                                                      1,378,899
DOMESTIC OIL - 0.05%
Primagaz                                      870        72,711
                                                         ------

DRUGS & HEALTH CARE - 9.09%
Astra AB                                   75,656     1,272,066
Companhia Siderurgica National, ADR         4,000       111,109
Daiichi Pharmaceutical Company             43,000       484,108
Gehe AG                                    13,460       673,393
Glaxo Wellcome                             80,000     1,907,245
L'Oreal                                       455       178,039
Novartis AG                                 1,830     2,968,177
Rhon Klinikum AG                            2,220       217,193
Roche Holdings AG                             213     2,114,402
Sankyo Company                             42,000       948,916
Sanofi Company                              6,722       748,316
Shiseido Company                           14,000       190,855
SmithKline Beecham                        266,100     2,742,610
                                                     ----------
                                                     14,556,429
ELECTRIC UTILITIES - 2.70%
Australia Gas and Light                    41,000       285,923
Centrica*                                  30,000        44,101
Chilectra SA, ADR                           4,004       102,272
Chilgener SA, ADR                           3,242        79,429
China Light & Power Company, Ltd.          32,000       177,571
Companhia Energetica de Minas
  Gerais, ADR                              18,000       782,082
Empressa Nacional Electricidad SA, ADR      5,869       103,808
Endesa SA                                  21,724       385,713
Enersis SA, ADR                             3,399        98,571
Fletcher Challenge, Ltd. (Energy)          29,000       101,538
Gas Natural SDG SA                          3,906       202,543
Huaneng Power International,
  Incorporated, ADR*                       19,000       440,563
Iberdrola SA                               27,956       367,915
VEBA AG                                    16,840     1,146,724
                                                      ---------
                                                      4,318,753
ELECTRICAL EQUIPMENT - 3.49%
ABB AB-SEK                                 24,640       291,711
ABB AG-CHF                                    470       590,234
Alcatel Alstom                              3,875       492,544
Centrais Electricas Brasileiras, ADR       16,000       397,842
Hitachi                                    70,000       498,583
Legrand                                     1,180       235,078
Makita Corporation                         25,000       239,335
NEC Corporation                           119,000     1,266,830
Otra NV                                     1,490        21,310
Samsung Electronics Company                 1,423        32,238
Siemens AG                                  4,650       275,286
Sumitomo Electric Industries, Ltd.         90,000     1,226,928
Yuritec Corporation                         4,000        24,539
                                                      ---------
                                                      5,592,458
ELECTRONICS - 2.77%
Advantest                                   2,380       134,885
Alps Electric Company                      20,000       188,405
Dainippon Screen                           30,000       137,857
Electrocomponents                          34,000       252,978
Fanuc                                       8,400       317,807
Kyocera Corporation                        21,000       952,133
Murata Manufacturing Company, Ltd.         19,000       477,292
Schneider SA                               10,702       581,110
TDK Corporation                            15,000     1,130,428
Tokyo Electron                              8,200       262,510
                                                      ---------
                                                      4,435,405
FINANCIAL SERVICES - 2.38%
Cifra SA de CV, ADR*                       35,081        81,388
Credicorp, Ltd.                             1,770        31,860
Credit Communal Holding/Dexia               1,278       171,603
Fortis Amev NV                             14,700       640,880
Internationale Nederlanden Groep NV        40,409     1,701,935


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                           Shares         Value
                                           ------         -----
FINANCIAL SERVICES - CONTINUED
Lend Lease Corporation                     11,065      $216,348
Nomura Securities                          61,000       812,897
TABCORP Holdings, Ltd.                     35,000       164,241
                                                      ---------
                                                      3,821,152
FOOD & BEVERAGES - 4.57%
Cadbury Schweppes                          76,000       767,055
CSM NV                                     12,850       570,365
Danone                                      2,500       446,540
Diageo PLC                                235,000     2,149,950
Fomento Economico Mexicano SA              28,000       223,778
Gruma SA de CV*                            30,400       120,538
Gruma SA de CV, ADR*                        7,046       111,871
Hillsdown Holdings                         37,000        89,943
Kao Corporation                            31,000       446,351
Koninklijke Numico N.V.                     8,700       263,877
Nestle SA                                   1,228     1,839,647
Panamerican Beverages, Incorporated         9,000       293,625
                                                      ---------
                                                      7,323,540
FOREST PRODUCTS - 0.06%
Sumitomo Forestry                          20,000        97,879
                                                         ------

GAS & PIPELINE UTILITIES - 0.23%
BG                                         50,764       228,461
Italgas                                    35,000       144,432
                                                        -------
                                                        372,893
HOMEBUILDERS - 0.34%
Daiwa House Industries                     44,000       232,519
Groupe GTM                                  1,620       109,014
Seksui House                               31,000       199,196
                                                        -------
                                                        540,729
HOTELS & RESTAURANTS - 0.18%
Ladbroke Group                             65,000       281,853
                                                        -------

HOUSEHOLD APPLIANCES - 2.35%
Electrolux AB                               8,610       597,502
Industrie Natuzzi SPA, ADR                  5,000       103,125
Matsushita Electric Industrial
  Company, Ltd.                            64,000       936,203
Pioneer Electronic                         22,000       338,669
Sharp Corporation                          59,000       405,775
Sony Corporation                           15,600     1,385,923
                                                      ---------
                                                      3,767,197
HOUSEHOLD PRODUCTS - 0.94%
Kimberly-Clark de Mexico, SA de CV         47,000       230,035
Unilever                                   20,586     1,269,080
                                                      ---------
                                                      1,499,115
INDUSTRIAL MACHINERY - 1.34%
Amada Company                              34,000       126,292
Daifuku Company                             4,000        19,453
GKN                                         7,000       143,374
Hitachi Zosen Corporation                  60,000        96,040
Ishihara Sangyo                             8,000         8,884
Komatsu                                    42,000       210,692
Komori Corporation                         14,000       208,011
Mannesmann AG                                 458       231,425
Mitsubishi Heavy Industries               199,000       829,103
T & N PLC                                  66,000       276,433
                                                      ---------
                                                      2,149,707
INSURANCE - 2.09%
Abbey National                             54,000       972,097
Allianz AG Holding                          3,130       810,795
Assicurazioni Generali                     18,000       442,114
Assurances Generales de France              3,130       165,848
AXA-UAP                                     5,631       435,716
Mediolanum                                 16,074       302,580
Tokio Marine & Fire Insurance Company      19,000       215,363
                                                      ---------
                                                      3,344,513
INTERNATIONAL OIL - 4.27%
The British Petroleum Company PLC          43,000       568,827
Lukoil Holding, ADR                           550        50,504
Royal Dutch Petroleum Company              65,568     3,599,102
Saga Petroleum                              2,590        39,275
Shell Transport & Trading                 281,500     1,974,293
YPF Sociedad Anonima, ADR                  18,014       615,854
                                                      ---------
                                                      6,847,855
INVESTMENT COMPANIES - 0.01%
Brazil Fund                                 1,000        21,000
                                                         ------

LEISURE TIME - 1.15%
Accor                                         840       156,179
Berjaya Sports                             73,000       186,746
Compass Group                              33,000       405,977
Pathe SA                                      880       170,780
Rank Group PLC                             80,500       448,230
Sodexho Alliance SA                           822       440,194
Sodexho Alliance SA-New                        58        30,308
                                                      ---------
                                                      1,838,414
LIQUOR - 0.24%
Fosters Brewing Group                      76,000       144,636
Grupo Modelo SA, Series C                  18,000       151,218
LVMH Moet Hennessy                            558        92,621
                                                        -------
                                                        388,475
METAL & METAL PRODUCTS - 0.24%
Caradon PLC                               125,300       364,275
Granges AB                                  1,695        26,578
                                                        -------
                                                        390,853
MINING - 0.23%
Tanjong                                   101,000       167,489
Usinas Siderurgicas de Minas, ADR          33,000       195,155
                                                        -------
                                                        362,644
NEWSPAPERS - 0.60%
United News & Media PLC                    85,000       967,515
                                                        -------

NON-FERROUS METALS - 0.87%
Alcan Aluminum, Ltd.                        7,500       206,781
Rio Tinto                                  52,150       642,851
Sandvik AB, A Shares                        1,440        40,988
Sandvik AB, B Shares                       14,020       400,829
WMC, Ltd.                                  27,500        95,889
                                                      ---------
                                                      1,387,338


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                           Shares         Value
                                           ------         -----
OFFICE FURNISHINGS & SUPPLIES - 0.01%
Scribona AB                                 1,130       $12,595
                                                         ------

PAPER - 0.24%
Guilbert SA                                 1,350       192,457
Mitsubishi Paper                           15,000        21,023
David S. Smith Holdings                    54,000       176,060
                                                        -------
                                                        389,540
PETROLEUM SERVICES - 2.15%
Broken Hill Proprietary Company            30,124       279,775
Norsk Hydro AS                             22,823     1,110,898
Perez Compac SA                            34,090       243,449
Repsol SA                                   5,949       253,813
TOTAL SA, B Shares                         12,529     1,363,545
Woodside Petroleum, Ltd.                   27,000       190,402
                                                      ---------
                                                      3,441,882
PHOTOGRAPHY - 0.99%
Canon, Incorporated                        68,000     1,583,212
                                                      ---------

PUBLISHING - 2.60%
Elsevier NV                               106,722     1,726,374
John Fairfax Holdings                      65,000       135,564
Reed International PLC                    208,300     1,984,370
Singapore Press Holdings                   25,000       312,963
                                                      ---------
                                                      4,159,271
RAILROADS & EQUIPMENT - 0.33%
East Japan Railway                            117       527,786
                                                        -------

REAL ESTATE - 1.70%
Cheung Kong Holdings                       19,000       124,435
City Developments                           9,500        43,963
Hong Kong Land Holdings                   194,000       372,480
Mitsui Fudosan Company                     95,000       916,750
New World Development Company             183,000       632,907
Singapore Land                             65,000       142,688
Sun Hung Kai Properties                    19,000       132,404
Wharf Holdings                            163,580       358,867
                                                      ---------
                                                      2,724,494
RETAIL GROCERY - 1.13%
ASDA Group                                170,000       500,120
Seven Eleven Japan Company, Ltd.            5,000       353,833
Tesco                                      81,500       672,050
Uny Company, Ltd,                          16,000       219,346
Companhia Brasileira de Destribuicao
  Grupo Pao de Acucar, GDR                  4,000        73,117
                                                      ---------
                                                      1,818,466
RETAIL TRADE - 4.79%
Argos                                      56,000       505,430
Carrefour                                     492       256,689
Centros Comerciales Pryca                     179         2,667
Citizen Watch Company                      24,000       160,833
Hennes & Mauritz AB                        18,910       833,575
Ito-Yokado Company                         16,000       814,889
Kingfisher                                117,000     1,633,466
Koninklijke Ahold NV                        7,931       206,914
La Rinascente SPA                           7,000        52,233
Lojas Americanas SA, ADR                    2,000         9,319
Marui Company, Ltd.                        41,000       637,436
Mitsubishi Corporation                     42,000       331,316
Pinault Printemps Redoute                   2,311     1,232,968
Safeway                                    99,000       557,744
Santa Isabel SA, ADR                        1,662        29,085
Sumitomo Corporation                       72,000       402,543
                                                      ---------
                                                      7,667,107
SOFTWARE - 0.65%
Baan Company - NLG                          6,302       206,373
Baan Company*                               5,980       197,340
SAP AG                                      2,080       631,880
                                                      ---------
                                                      1,035,593
STEEL - 0.27%
Nippon Steel Corporation                  256,000       378,402
Tokyo Steel Manufacturing                  18,200        61,471
                                                        -------
                                                        439,873
TELECOMMUNICATION SERVICES - 0.80%
Cable & Wireless                          101,500       891,919
Mahanagar Telephone Nigam, Ltd., GDR*      13,000       201,630
Telstra Corporation, Ltd.                  86,000       181,603
                                                      ---------
                                                      1,275,152
TELEPHONE - 4.60%
Compania Anonima Nacional
  Telefonos de Venezuela, ADR               4,001       166,542
DDI Corporation                                66       174,389
Deutsche Telekom AG                        12,847       241,736
Nippon Telegraph & Telephone
  Corporation                                  51       437,466
Telecomunicacoes Brasileiras, ADR          18,000     2,095,875
Teledanmark                                   305        18,918
Telecom Corporation of New Zealand         39,000       189,089
Telecom Italia Mobile SPA - RNC            44,800       127,385
Telecom Italia Mobile SPA                 249,162     1,150,033
Telecom Italia SPA*                       164,177     1,048,728
Telefonica de Argentina SA, ADR             8,890       331,152
Telefonica de Espana                       20,037       572,110
Telefonica del Peru SA, ADR                 1,520        35,435
Telefonos de Mexico SA, ADR                14,000       784,875
                                                      ---------
                                                      7,373,733
TOYS, AMUSEMENTS & SPORTING GOODS - 0.34%
Polygram                                    9,555       457,098
SEGA Enterprises                            5,200        93,988
                                                        -------
                                                        551,086
TRUCKING & FREIGHT - 0.02%
Bergesen ASA                                1,640        38,636
                                                         ------

TOTAL COMMON STOCKS
 (Cost: $132,970,499)                              $131,782,059
                                                    -----------


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                           Shares         Value
                                           ------         -----
PREFERRED STOCKS - 0.57%
BROADCASTING - 0.06%
News Corporation                           18,603       $92,073
                                                         ------

CONSTRUCTION MATERIALS - 0.05%
Hornbach Holdings AG                        1,090        75,436
                                                         ------

DRUGS & HEALTH CARE - 0.08%
Fresenius AG                                  740       136,157
                                                        -------

ELECTRONICS - 0.21%
Nokia (AB) OY                               4,829       342,844
                                                        -------

LEISURE TIME - 0.05%
Sydney Harbour Casino                      81,600        77,381
                                                         ------

RETAIL TRADE - 0.01%
Fielmann AG                                   930        20,679
                                                         ------

SOFTWARE - 0.11%
SAP AG                                        525       171,746
                                                        -------

TOTAL PREFERRED STOCKS
 (Cost: $928,271)                                      $916,316
                                                        -------

WARRANTS - 0.14%*
BANKING - 0.09%
Dresdner Bank AG (Expiration date
  04/30/02; strike price DEM 51.3)          8,295       147,553
                                                        -------

INSURANCE - 0.05%
Internationale Nederlanden Groep NV
  (Expiration date 03/15/01;
   strike price NLG 27.20)                  7,179        75,201
                                                         ------

TOTAL WARRANTS (Cost: $214,974)                        $222,754
                                                        -------

 Principal
  Amount                                                  Value
  ------                                                  -----
SHORT TERM INVESTMENT - 9.70%
  $15,537,088 Navigator Securities
                Lending Trust, 5.74%                $15,537,088
                                                     ----------
REPURCHASE AGREEMENT - 7.34%
 $11,761,000  Repurchase Agreement with State
              Street Bank & Trust Company dated
              12/31/97 at 5.00%, to be
              repurchased at $11,764,267 on
              01/02/98, collateralized by
              $11,995,000 U.S. Treasury Notes,
              4.75% due 10/31/98 (valued at
              $12,093,313, including interest)      $11,761,000
                                                     ----------

TOTAL INVESTMENTS (International
Stock Trust) (Cost: $161,411,832)                  $160,219,217
                                                    ===========

WORLDWIDE GROWTH TRUST
                                           Shares         Value
                                           ------         -----
COMMON STOCKS - 58.77%
AIR TRAVEL - 0.89%
Deutsche Lufthansa AG                      11,200      $214,792
SAS Danmark A/S                             3,300        48,162
                                                        -------
                                                        262,954
APPAREL & TEXTILES - 2.88%
Adidas AG                                   1,250       164,401
Warnaco Group, Incorporated                11,600       363,950
Wolverine World Wide, Incorporated         14,275       322,972
                                                        -------
                                                        851,323
AUTO PARTS - 0.72%
Autoliv                                     6,481       212,253
                                                        -------
BANKING - 4.27%
Banco de A. Edwards, ADR                    1,250        21,250
Banco Latinoamericano de
  Exportaciones SA                          2,050        84,819
Commerzbank AG                              3,000       118,069
Credito Italiano                          220,575       680,179
Merita PLC                                 66,000       360,818
                                                      ---------
                                                      1,265,135
BROADCASTING - 2.58%
Carlton Communications                     18,500       142,815
Jacor Communications, Incorporated*         6,825       362,578
Pearson PLC                                19,875       258,220
                                                        -------
                                                        763,613
BUILDING MATERIALS & CONSTRUCTION - 0.46%
Brisa-Auto Estradas de Portugal, SA*        4,100       136,355
                                                        -------

BUSINESS SERVICES - 2.86%
Kobenhavn Lufthave                            250        30,101
Konami Company                              5,000       122,923
Manpower, Incorporated                     11,800       415,950
Nokia Corporation, ADR                        650        45,500
Polygram                                    4,875       232,476
                                                        -------
                                                        846,950
CHEMICALS - 2.38%
Air Liquide                                 1,200       187,821
Imperial Chemical Industries PLC, ADR       4,900       318,194
Morton International Industries,
  Incorporated                              5,800       199,375
                                                        -------
                                                        705,390
COMPUTERS & BUSINESS EQUIPMENT - 0.96%
Oce-Van Der Grinten                           925       100,819
Radisys Corporation*                        3,324       123,856
Sandisk Corporation*                        2,925        59,414
                                                        -------
                                                        284,089
CRUDE PETROLEUM & NATURAL GAS - 2.48%
Apache Corporation                         10,225       358,514
Gulf Canada Resources, Ltd.*               53,650       375,550
                                                        -------
                                                        734,064


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                           Shares         Value
                                           ------         -----
DRUGS & HEALTH CARE - 5.51%
Glaxo Wellcome PLC, ADR                     7,475      $357,866
Novartis AG                                   280       454,147
Quorum Health Group,
  Incorporated*                             7,612       198,863
Roche Holdings AG                              44       436,778
Schwarz Pharmaceuticals AG                  1,950       131,160
Sulzer Medica, Incorporated*                  225        53,894
                                                      ---------
                                                      1,632,708
ELECTRICAL EQUIPMENT - 2.10%
Emerson Electric
  Company                                   5,700       321,694
Philips Electronics NV, ADR                 4,975       300,987
                                                        -------
                                                        622,681
ELECTRONICS - 0.17%
Beijing Datang Power*                     107,400        49,202
                                                         ------

FINANCIAL SERVICES - 0.78%
Internationale Nederlanded Groep NV         5,500       231,647

FOOD & BEVERAGES - 1.70%
Danone                                      1,000       178,616
J.D. Wetherspoon, PLC                      11,750        64,267
Pepsico, Incorporated                       7,150       260,528
                                                        -------
                                                        503,411
GAS & PIPELINE UTILITIES - 1.18%
Sonat, Incorporated                         7,625       348,844
                                                        -------

HOTELS & RESTAURANTS - 3.58%
Four Seasons Hotels, Incorporated          10,150       320,994
Ladbroke Group                            142,575       618,234
Tricon Global Restaurants,
  Incorporated*                             4,165       121,045
                                                      ---------
HOUSEHOLD APPLIANCES - 2.43%                          1,060,273
Industrie Natuzzi SPA, ADR                  3,000        61,875
Sony Corporation                            7,400       657,425
                                                        -------
                                                        719,300
HOUSEHOLD PRODUCTS - 1.02%
Benckiser NV*                               7,275       301,025
                                                        -------

INDUSTRIAL MACHINERY - 0.38%
VA Technologies AG                            750       113,882
                                                        -------

INSURANCE - 1.26%
Royal & Sun Alliance Insurance
  Group PLC                                23,255       233,842
WPP Group                                  31,000       137,986
                                                        -------
                                                        371,828
INTERNATIONAL OIL - 1.54%
YPF Sociedad Anonima, ADR                  13,375       457,258
                                                        -------

LEISURE TIME - 1.77%
Compass Group                              28,500       350,616
Sports Authority, Incorporated*             8,400       123,900
Village Roadshow                           20,000        50,706
                                                        -------
                                                        525,222
LIQUOR - 0.48%
Quilmes Industrial Quisna Societe, ADR     10,450       143,034

MINING - 1.31%
Potash Corporation of Saskatchewan,
  Incorporated                              4,675       388,025
                                                        -------

NEWSPAPERS - 1.90%
Ver Ned Uitgevers                          19,975       563,495
                                                        -------

PAPER - 0.52%
Guilbert SA                                   250        35,640
Metsa-Serla OY                             15,000       116,952
                                                        -------
                                                        152,592
PETROLEUM SERVICES - 2.41%
Aker Maritime ASA                           5,425       115,319
Petroleum Geological Services AS, ADR*      2,350       152,163
Total SA, ADR                               8,025       445,387
                                                        -------
                                                        712,869
RETAIL TRADE - 2.12%
Dixons Group                               33,675       337,951
Next PLC                                   25,475       290,790
                                                        -------
                                                        628,741
SOFTWARE - 1.91%
Baan Company*                               5,400       178,200
NTT Data Corporation                            7       376,886
Square Company, Ltd.                          400        11,090
                                                        -------
                                                        566,176
TELECOMMUNICATION SERVICES - 0.66%
France Telecom                              5,400       195,866
                                                        -------

TELEPHONE - 3.55%
Compania Nacional Telephone
  de Venezuela, ADR                         7,750       322,594
Telecomunicacoes Brasileiras, ADR             820        95,479
Telefonica de Argentina SA, ADR             8,075       300,794
World Communications, Incorporated*        11,025       333,506
                                                      ---------
                                                      1,052,373
TOTAL COMMON STOCKS
 (Cost: $16,779,443)                                $17,402,578
                                                     ----------

PREFERRED STOCKS - 5.42%
AUTOMOBILES - 0.69%
Volkswagen AG                                 475       203,841
                                                        -------

BROADCASTING - 0.65%
ProSieben Media AG                          4,100       191,445
                                                        -------

FINANCIAL SERVICES - 1.79%
Marschollek Lautenschlaeger und
  Partner AG                                2,100       531,143
                                                        -------

SOFTWARE - 2.29%
SAP AG                                      2,075       678,806
                                                        -------

TOTAL PREFERRED STOCKS
 (Cost: $1,456,523)                                  $1,605,235
                                                      ---------


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

 Principal
   Amount                                                 Value
   ------                                                 -----

SHORT TERM INVESTMENT - 16.99%
$5,032,012   Navigator Securities
               Lending Trust, 5.74%                  $5,032,012
                                                      ---------

REPURCHASE AGREEMENT - 18.81%
$5,570,000   Repurchase Agreement with State
             Street Bank & Trust Company dated
             12/31/97 at 5.00%, to be
             repurchased at $5,571,547 on
             01/02/98, collateralized by
             $4,320,000 U.S. Treasury Bonds,
             8.75% due 05/15/17 (valued at
             $5,735,693, including interest)         $5,570,000
                                                      ---------

TOTAL INVESTMENTS (Worldwide
Growth Trust) (Cost: $28,837,978)                   $29,609,825
                                                     ==========

GLOBAL EQUITY TRUST
                                           Shares         Value
                                           ------         -----
COMMON STOCKS - 92.92%
ALUMINUM - 0.86%
Aluminum Company of America               111,700    $7,860,888
                                                      ---------

AUTO PARTS - 1.38%
Borg Warner Automotive, Incorporated      243,550    12,664,600

AUTOMOBILES - 1.68%
Volkswagen AG                              27,500    15,470,135
                                                     ----------

BANKING - 6.16%
ABN AMRO Holdings                         617,973    12,038,534
Bank of Ireland                           644,800     9,902,540
First Chicago Corporation                 146,000    12,191,000
Mellon Bank Corporation                   222,400    13,483,000
Nordbanken AB                           1,587,800     8,978,982
                                                     ----------
                                                     56,594,056
BROADCASTING - 0.71%
Mediaset SPA                            1,323,479     6,501,432
                                                      ---------

BUSINESS SERVICES - 1.44%
Aggreko PLC                               662,222     1,696,811
Danka Business Systems, ADR               298,700     4,760,531
Intelidata Technologies Corporation*      963,600     1,776,638
NCR Corporation*                          180,193     5,011,618
                                                     ----------
                                                     13,245,598
CHEMICALS - 4.19%
Akzo Nobel NV, ADS                         54,300     9,362,207
BASF AG                                   217,700     7,714,709
Bayer AG                                  360,700    13,473,993
The B.F. Goodrich Company                 191,970     7,954,757
                                                     ----------
                                                     38,505,666
COMPUTERS & BUSINESS EQUIPMENT - 0.67%
Data General Corporation*                 353,000     6,155,438
                                                      ---------
CONGLOMERATES - 1.75%
CSR, Ltd.                               1,939,000     6,571,463
                                                     ----------
                                                     16,064,375
CONSTRUCTION MATERIALS - 0.98%
Cimpor-Cimentos de Portugal SA             59,050     1,547,716
                                                      ---------
                                                      8,971,204
CONTAINERS & GLASS - 0.39%
Toyo Seikan Kaisha                        254,100     3,619,713
                                                      ---------

CRUDE PETROLEUM & NATURAL GAS - 1.57%
Elf Aquitaine                              84,200     9,793,138
United Meridian Corporation*              165,650     4,658,906
                                                     ----------
                                                     14,452,044
DOMESTIC OIL - 0.98%
Penzoil                                    27,200     1,817,300
Tenneco, Incorporated                     181,820     7,181,890
                                                      ---------
                                                      8,999,190
DRUGS AND HEALTH CARE - 4.28%
Fujisawa Pharmaceutical Company, Ltd.     485,000     4,234,510
Pharmacia & Upjohn, Incorporated          475,700    17,422,512
Reckitt & Coleman                       1,131,767    17,752,756
                                                     ----------
                                                     39,409,778
ELECTRIC UTILITIES - 3.11%
Iberdrola SA                              752,900     9,908,529
Southern Electric PLC                     646,153     5,402,049
VEBA AG                                   194,600    13,251,341
                                                     ----------
                                                     28,561,919
ELECTRICAL EQUIPMENT - 1.29%
ABB AG                                      2,390     3,001,403
General Signal Corporation                 94,500     3,986,719
Hitachi, Ltd.                             680,000     4,843,379
                                                     ----------
                                                     11,831,501
ELECTRONICS - 4.56%
Ascom Holding AG*                           3,180     4,091,432
GenRad, Incorporated*                     479,700    14,480,944
Premier Farnell PLC, ADS                  930,200     6,691,999
Racal Electronics                       1,002,442     4,396,184
SGS Thomson Microelectronics,
  Incorporated*                            68,900     4,264,393
TDK Corporation                           106,000     7,988,358
                                                     ----------
                                                     41,913,310
FINANCIAL SERVICES - 6.08%
Enhance Financial Services Group,
  Incorporated                            126,300     7,514,850
Internationale Nederlanden Groep          343,601    14,471,692
PennCorp Financial Group,
  Incorporated                            493,350    17,606,428
UST Corporation                           585,800    16,255,950
                                                     ----------
                                                     55,848,920
FOOD & BEVERAGES - 5.75%
Bass, ADS                                 494,500     7,692,013
Danone                                     22,600     4,036,720


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                           Shares         Value
                                           ------         -----
FOOD & BEVERAGES - CONTINUED
IBP, Incorporated                         171,550    $3,591,828
Kao Corporation                           679,000     9,776,518
Lion Nathan, Ltd.                       3,023,650     6,776,933
Nestle SA                                   8,900    13,332,946
Salveson Christian                        662,222     1,065,946
Tate & Lyle PLC                           794,523     6,538,070
                                                     ----------
                                                     52,810,974
HOUSEHOLD APPLIANCES - 1.67%
Matsushita Electric Industrial
  Company, Ltd.                           404,000     5,909,780
Philips Electronics                       156,700     9,397,440
                                                     ----------
                                                     15,307,220
HOUSEHOLD PRODUCTS - 2.83%
Benckiser*                                 99,900     4,133,657
Unilever PLC                            2,544,400    21,886,350
                                                     ----------
                                                     26,020,007
INDUSTRIAL MACHINERY - 1.76%
Bobst AG                                    2,500     3,678,483
Schindler Holding AG                        3,400     3,541,473
Sumitomo Rubber Industries                450,000     1,898,981
Tecumseh Products Company                 133,700     6,517,875
United Dominion Industries, Ltd.           19,400       491,063
                                                     ----------
                                                     16,127,875
INSURANCE - 8.15%
Irish Life                              3,969,176    22,766,779
MBIA, Incorporated                        230,600    15,406,963
Royal & Sun Alliance Insurance
  Group PLC                             1,017,500    10,244,724
SCOR                                       94,750     4,530,871
Sumitomo Marine & Fire                    836,000     4,417,860
Terra Nova Bermuda Holdings, Ltd.         362,300     9,510,375
WPP Group PLC                           1,794,000     7,985,408
                                                     ----------
                                                     74,862,980
INVESTMENT COMPANIES - 0.01%
India Gateway Fund*                         6,557        63,537
                                                         ------

LEISURE TIME - 0.38%
Ascent Entertainment Group*               338,664     3,513,636
                                                      ---------

MINING - 1.62%
English China Clay                        596,160     2,624,237
Potash Corporation of
  Saskatchewan, Incorporated              147,485    12,286,546
                                                     ----------
                                                     14,910,783
PAPER - 1.46%
Boise Cascade Corporation                 306,500     9,271,625
Clondalkin Group                          513,400     4,131,972
                                                     ----------
                                                     13,403,597
PETROLEUM SERVICES - 1.14%
Burma Castrol PLC                         369,200     6,440,085
Noble Drilling Corporation*               132,850     4,068,531
                                                     ----------
                                                     10,508,616
PHOTOGRAPHY - 1.80%
Fuji Photo Film Company                   433,000    16,581,143
                                                     ----------

POLLUTION CONTROL - 0.69%
Browning-Ferris Industries,
  Incorporated                            170,183     6,296,771
                                                      ---------

PUBLISHING - 3.03%
Houghton Mifflin Company                  724,950    27,819,956
                                                     ----------

RETAIL GROCERY - 1.24%
Albertsons, Incorporated                  240,100    11,374,738
                                                     ----------

RETAIL TRADE - 5.82%
BJ's Wholesale Club, Incorporated*        576,200    18,078,275
Coles Myer, Ltd.                          711,307     3,416,689
Delhaize-Le Lion SA                       118,900     6,033,089
G.I.B. Holdings, Ltd.                      79,300     3,852,527
HomeBase, Incorporated*                   576,200     4,537,575
Karstadt AG                                38,300    13,074,310
Toys R Us, Incorporated*                  144,200     4,533,288
                                                     ----------
                                                     53,525,753
STEEL - 0.51%
Lukens, Incorporated                      113,000     3,227,563
NKK Corporation                         1,850,000     1,473,539
                                                      ---------
                                                      4,701,102
TELECOMMUNICATION SERVICES - 2.43%
Comsat Corporation                        692,850    16,801,612
France Telecom, ADS*                       65,900     2,390,292
Telstra Corporation, Ltd.               1,471,800     3,107,955
                                                     ----------
                                                     22,299,859
TELEPHONE - 5.83%
American Telephone & Telegraph
  Corporation                             207,850    12,730,813
Nippon Telegraph & Telephone
  Corporation                               1,047     8,980,929
Telecom Italia SPA                      3,650,000    16,093,838
Telefonica de Espana SA                   353,300    10,087,660
Telus Corporation                         259,509     5,720,257
                                                     ----------
                                                     53,613,497
TOBACCO - 3.87%
BAT Industries PLC                        491,941     4,486,089
Imperial Tobacco                          500,700     3,149,791
Philip Morris Companies,
  Incorporated                            617,100    27,962,344
                                                     ----------
                                                     35,598,224
TRUCKING & FREIGHT - 0.86%
Peninsular & Oriental Steam
  Navigation Company                      659,099     7,906,273
                                                      ---------

TOTAL COMMON STOCKS
 (Cost: $716,965,632)                              $853,916,308
                                                    -----------


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

 Principal
  Amount                                                  Value
  ------                                                  -----
SHORT TERM INVESTMENT - 5.81%
$53,383,326   Navigator Securities
                Lending Trust, 5.74%                $53,383,326
                                                     ----------

REPURCHASE AGREEMENT - 1.27%
$11,651,000   Repurchase Agreement with State
              Street Bank & Trust Company dated
              12/31/97 at 5.00%, to be
              repurchased at $11,654,236 on
              01/02/98 collateralized by
              $9,400,000 U.S. Treasury Bonds,
              8.125% due 05/15/21 (valued at
              $11,986,697, including interest)      $11,651,000
                                                     ----------

TOTAL INVESTMENTS
(Global Equity Trust) (Cost: $781,999,958)         $918,950,634
                                                    ===========

SMALL COMPANY VALUE TRUST
                                           Shares        Value
                                           ------        -----
COMMON STOCKS - 95.38%
AEROSPACE - 0.49%
Applied Signal Technology, Incorporated     9,500      $130,625
Engineered Support Systems,
  Incorporated                              4,100        75,338
Primex Technologies, Incorporated           4,000       135,000
                                                        -------
                                                        340,963
AGRICULTURAL MACHINERY - 0.23%
Gehl Company                                7,500       157,500
                                                        -------

AIR TRAVEL - 0.57%
Alaska Air Group*                          10,200       395,250
                                                        -------

APPAREL & TEXTILES - 3.09%
Concord Fabrics, Incorporated               3,800        34,675
Dixie Group, Incorporated                  13,300       151,288
Goody's Family Clothing, Incorporated       5,000       135,937
Gulford Mills, Incorporated                 2,000        54,750
Haggar Corporation                          8,900       140,175
Kellwood Company                           13,000       390,000
Oshkosh B'Gosh, Incorporated                7,300       240,900
Quaker Fabric Corporation                   4,200        82,425
Russell Corporation                        18,900       502,031
Springs Industries, Incorporated            8,000       416,000
                                                      ---------
                                                      2,148,181
AUTO PARTS - 2.85%
Borg-Warner Automotive, Incorporated       10,300       535,600
Excel Industries, Incorporated              7,600       137,275
Federal-Mogul Corporation                  21,400       866,700
Insurance Auto Auctions, Incorporated      10,400       119,600
Raytech Corporation                         5,000        26,875
Republic Automotive Parts, Incorporated     2,600        38,025
Safety Components International,
  Incorporated*                             4,200        50,400
Standard Products Company                   8,200       210,125
                                                      ---------
                                                      1,984,600
AUTO SERVICES - 0.63%
Budget Group, Incorporated*                12,600       435,488
                                                        -------

BANKING - 6.04%
Abington Bancorp, Incorporated              1,600        33,600
Ambanc Holding Company, Incorporated        5,400       101,250
Banknorth Group, Incorporated                 800        51,400
Bay View Capital Corporation                4,900       177,625
BCB Financial Services Corporation          1,000        24,750
Carver Bancorp, Incorporated                1,200        19,500
Central Co-Operative Bank                   1,600        45,600
Columbia Banking System, Incorporated       1,200        32,400
Commercial Bank of New York                   800        18,400
Commercial Federal Corporation             18,300       650,794
Corus Bankshares, Incorporated              4,900       193,856
CVB Financial Corporation                   2,500        92,812
Financial Bancorp, Incorporated             1,600        38,600
First Oak Brook Bancshares,
  Incorporated                              3,100       148,800
First Palm Beach Bancorp, Incorporated      4,100       176,813
First Republic Bank                         7,800       249,113
FirstBank Puerto Rico                       5,800       197,562
MAF Bancorp, Incorporated                  10,100       357,288
North City Bancorp                            525         8,400
OnBancorp, Incorporated                     6,000       423,000
Pacific Bank, N.A.                          2,700       118,800
People's Bancshares, Incorporated           3,700        84,175
PONCEBANK                                   5,700       107,587
Poughkeepsie Financial Company              9,300       108,112
Sandwich Bancorp, Incorporated              1,800        79,200
Sierrawest Bancorp                          2,900        97,875
Silicon Valley Bancshares                   5,900       331,875
Skaneateles Bancorp, Incorporated           1,200        24,450
Sterling Bancorp                            1,500        36,000
Sterling Financial Corporation              2,200        47,850
Sumitomo Bank of California                 2,200       120,175
                                                      ---------
                                                      4,197,662
BROADCASTING - 0.29%
Andersen Group, Incorporated                2,600        13,325
United Video Satellite Group,
  Incorporated*                             6,500       186,875
                                                        -------
                                                        200,200
BUILDING MATERIALS & CONSTRUCTION - 0.81%
Abrams Industries, Incorporated*              700         5,162
American Buildings Company                  4,800       121,200
Hughes Supply, Incorporated                 8,600       300,463
NCI Building Systems, Incorporated          3,900       138,450
                                                        -------
                                                        565,275
BUSINESS SERVICES - 9.87%
ACNielson Corporation*                     35,800       872,625
American Business Information,
  Incorporated                              4,800        49,200
American Business Information,
  Incorporated, Class A                     4,800        50,400


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                           Shares        Value
                                           ------        -----
BUSINESS SERVICES - CONTINUED
Analysis & Technology, Incorporated         1,400       $39,375
Analysts International Corporation         12,650       436,425
Automobile Protection Corporation*         14,700        98,306
Bowne & Company, Incorporated              11,900       474,512
Complete Management, Incorporated*          7,800       109,200
Grey Advertising, Incorporated                700       229,600
Harbinger Corporation*                      7,100       199,688
Information Resources, Incorporated        18,000       240,750
Interim Services, Incorporated             27,100       701,213
Kelly Services, Incorporated               10,500       315,000
LCS Industries, Incorporated                5,900        85,550
M/A/R/C, Incorporated                       2,900        52,200
Merrill Corporation                         6,600       153,450
National Technical Systems, Incorporated    8,400        54,075
Personal Group of America, Incorporated     7,900       260,700
REFAC Technology Development
  Corporation                               4,800       51,300
Regis Corporation                           4,100       103,012
Snyder Communications, Incorporated*       10,500       383,250
Source Services Corporation*                1,500        32,437
Stone & Webster, Incorporated               4,359       204,328
Systems & Computer Technology
  Corporation*                              9,400       466,475
Thomas Group, Incorporated*                 8,100       101,250
TMP Worldwide, Incorporated*                5,800       133,400
Trio-Tech International                     2,600        13,000
Yahoo, Incorporated*                       13,700       948,725
                                                      ---------
                                                      6,859,446
CHEMICALS - 1.46%
Carbide/Graphite Group, Incorporated        4,200       141,750
Dexter Corporation                          5,700       246,169
Farrel Corporation                          5,300        25,506
Ferro Corporation                          17,300       420,606
Terra Industries, Incorporated             14,000       182,875
                                                      ---------
                                                      1,016,906
COMPUTERS & BUSINESS EQUIPMENT - 3.10%
Adage, Incorporated                         3,200        24,200
AMX Corporation                             7,000        40,250
BancTec, Incorporated                       9,800       262,763
Dataram Corporation                         3,500        31,937
Equinox Systems, Incorporated               4,600        78,200
General Binding Corporation                 1,500        45,000
Gerber Scientific, Incorporated               800        15,900
Gradco Systems, Incorporated                5,700        42,037
Intergraph Corporation                     25,900       259,000
Metromail Corporation*                     10,800       193,050
Microage, Incorporated*                     8,400       126,525
Microsemi Corporation                       9,400       165,088
National Computer Systems,
  Incorporated                              7,800       274,950
Printronix Corporation*                     5,900        99,931
Programmers Paradise, Incorporated          6,900        64,688
Rainbow Technologies, Incorporated          7,800       226,200
Transnet Corporation                        4,900        10,412
Trident Microsystems, Incorporated*        12,000       108,750
Wang Laboratories, Incorporated*            4,000        88,500
                                                      ---------
                                                      2,157,381
CONGLOMERATES - 0.42%
Cooper Life Sciences, Incorporated          2,500        78,750
The First Years, Incorporated               1,700        39,100
Griffon Corporation*                       12,100       176,963
                                                        -------
                                                        294,813
CONSTRUCTION & MINING EQUIPMENT - 0.64%
Astec Industries, Incorporated*             1,700        28,475
CDI Corporation                             6,800       311,100
Gencor Industries, Incorporated             5,400       105,300
                                                        -------
                                                        444,875
CONSTRUCTION MATERIALS - 1.84%
Florida Rock Industries, Incorporated       7,400       168,350
Medusa Corporation                          5,000       209,063
Patrick Industries, Incorporated            5,400        79,650
Republic Group, Incorporated                1,000        16,375
Texas Industries, Incorporated             13,300       598,500
TJ International, Incorporated              8,500       210,375
                                                      ---------
                                                      1,282,313
CONTAINERS & GLASS - 0.82%
Ball Corporation                           13,700       483,781
Continental Can Company,
  Incorporated                              3,500        87,938
                                                        -------
                                                        571,719
COSMETICS & TOILETRIES - 0.31%
Block Drug, Incorporated                    5,047       218,283
                                                        -------

CRUDE PETROLEUM & NATURAL GAS - 0.62%
American Resources of Delaware,
  Incorporated                             10,500        27,562
Evergreen Resources, Incorporated           9,000       139,500
National-Oilwell, Incorporated*             7,800       266,663
                                                        -------
                                                        433,725
DOMESTIC OIL - 0.75%
Devon Energy Corporation                    9,300       358,050
Houston Exploration Company*                8,300       152,513
Maynard Oil Company                         1,300        13,325
                                                        -------
                                                        523,888
DRUGS & HEALTH CARE - 5.05%
Acuson Corporation                          9,200       152,375
ALPHARMA, Incorporated                     12,400       269,700
ATL Ultrasound                              7,600       349,600
Bio Reference Laboratories,
  Incorporated                              7,000         9,844
Chattem, Incorporated*                      5,100        75,225
Chemed Corporation                          5,000       207,187
D & K Wholesale Drug, Incorporated          4,000        33,500
Datascope Corporation*                      8,900       230,288
Gamma Biologicals, Incorporated             4,600        18,975
Hanger Orthopedic Group*                   16,700       215,013
Herbalife International,
  Incorporated, Class A                     3,233        67,893


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                           Shares        Value
                                           ------        -----
DRUGS & HEALTH CARE - CONTINUED
Herbalife International,
  Incorporated, Class B                     6,466      $139,019
Marquette Medical Systems, Incorporated*    9,800       260,925
Minntech Corporation                        4,900        60,638
Perrigo Company*                              100         1,337
Polymedica Corporation                      6,000        58,500
Prime Hospitality Corporation*              2,500        50,937
Quest Diagnostics, Incorporated*           18,100       305,438
Ramsay Health Care, Incorporated            3,100         9,300
Respironics, Incorporated*                 10,500       234,937
Sheridan Healthcare, Incorporated           8,300       124,500
Summit Care Corporation                     1,300        21,287
Sun Healthcare Group, Incorporated*        24,900       482,438
Syncor International Corporation            8,300       133,837
                                                      ---------
                                                      3,512,693
ELECTRIC UTILITIES - 0.37%
Public Services Company of
  New Mexico                               10,800       255,825
                                                        -------

ELECTRICAL EQUIPMENT - 2.35%
Anixter International, Incorporated         8,100       133,650
Audiovox Corporation*                       5,000        34,375
Bel Fuse, Incorporated*                     6,300       120,487
Belden, Incorporated                          700        24,675
C & D Technologies                          2,300       110,975
Cohu, Incorporated                          6,100       186,813
Comdial Corporation*                       10,400        96,200
CMC Industries, Incorporated                8,600        50,525
ESCO Electronics Corporation               10,700       180,562
Fluke Corporation                          10,000       260,625
Furon Company                               6,000       125,250
IFR Systems, Incorporated                   5,250        81,375
Kewaunee Scientific Corporation             2,500        25,000
PSC, Incorporated*                          8,900       117,369
Twin Disc, Incorporated                     2,700        88,425
                                                      ---------
                                                      1,636,306
ELECTRONICS - 5.08%
Alpha Industries, Incorporated              6,100        98,362
Asyst Technologies, Incorporated*           5,000       108,750
Cobra Electronics Corporation               8,100        51,131
Cognitronics Corporation*                   4,600        88,262
CTS Corporation                             6,300       201,206
Dallas Semiconductor Corporation            2,300        93,725
EG & G, Incorporated                       27,900       580,669
Frequency Electronics, Incorporated         4,200        67,200
Genicom Corporation*                       13,400       154,100
Hadco Corporation*                          5,500       248,875
Herley Industries, Incorporated             3,500        42,219
IEC Electronics Corporation                 8,000       109,000
Integrated Circuit Systems,
  Incorporated                             10,900       310,650
Network Equipment Tecnhnologies,
  Incorporated*                            15,700       229,613
Reliability, Incorporated                   5,800        79,750
Splash Technology Holdings,
  Incorporated                              5,700       128,250
Tech-Sym Corporation                        4,400       111,925
TransPro, Incorporated                      5,100        45,900
Uniphase Corporation*                      18,100       748,888
Vicon Industries, Incorporated*               400         2,725
Xeta Corporation                            1,800        31,275
                                                      ---------
                                                      3,532,475
FINANCIAL SERVICES - 6.37%
Advest Group, Incorporated                  2,000        49,375
Albank Financial Corporation                7,300       375,494
AmeriCredit Corporation*                      500        13,844
Atalanta/Sosnoff Capital Corporation        2,000        24,000
JW Charles Financial Services,
  Incorporated                              4,300        49,988
D & N Savings Financial Corporation           550        14,575
Eaton Vance Corporation                     1,000        37,750
EVEREN Capital Corporation                  4,500       213,750
Hallmark Capital Corporation*                 400         6,800
Hawthorne Financial Corporation             3,700        74,462
Jefferies Group, Incorporated               9,600       393,000
JSB Financial, Incorporated                 1,900        95,119
National R.V. Holdings, Incorporated*       6,200       203,825
North Central Bancshares,
  Incorporated                              2,500        49,687
Pacific Crest Capital, Incorporated         2,000        36,500
PennFed Financial Services,
  Incorporated                              4,600       158,700
Peoples Heritage Financial Group,
  Incorporated                             17,300       795,800
Raymond James Financial,
  Incorporated                             16,500       654,844
Reliance Bancorp, Incorporated              7,000       256,375
Southwest Securities Group,
  Incorporated                              3,500        90,125
Standard Management Corporation             4,600        30,187
Stifel Financial Corporation                5,300        89,437
TF Financial Corporation                      369        11,070
Thornburg Mortgage Asset
  Corporation                              11,600       191,400
UST Corporation                            14,300       396,825
Value Line, Incorporated                    2,000        79,000
WFS Financial, Incorporated*                3,600        40,500
                                                      ---------
                                                      4,432,432
FOOD & BEVERAGES - 1.58%
Bob Evans Farms, Incorporated               6,300       139,388
Chock Full O'Nuts Corporation              11,700        81,900
Earthgrains Corporation                    13,000       611,000
Grist Mill Company*                        11,000       110,000
International Multifoods Corporation        2,200        62,287
International Dairy Queen,
  Incorporated                                100         2,678
Taco Cabana, Incorporated                  19,000        90,250
                                                      ---------
                                                      1,097,503


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                           Shares         Value
                                           ------         -----
FOREST PRODUCTS - 0.24%
American Woodmark Corporation               7,600     $167,200
                                                       -------

HOMEBUILDERS - 0.53%
Beazer Homes USA, Incorporated*             5,300      105,669
Walter Industries, Incorporated            12,700      261,937
                                                       -------
                                                       367,606
HOTELS & RESTAURANTS - 2.53%
Ark Restaurants Corporation                   700        8,225
Bertucci's, Incorporated                   10,500       66,937
Brinker International, Incorporated*       27,100      433,600
Buffets, Incorporated*                     31,900      299,063
Garden Fresh Restaurant Corporation         4,200       60,375
Luby's Cafeterias, Incorporated            13,400      235,338
Red Roof Inns, Incorporated*                9,200      140,875
Ryan's Family Steak Houses,
  Incorporated*                            28,800      246,600
ShowBiz Pizza Time, Incorporated*          11,700      269,100
                                                     ---------
                                                     1,760,113
HOUSEHOLD APPLIANCES - 0.63%
American Biltrite, Incorporated             4,100       98,400
Graham Corporation                          2,400       36,600
Libbey, Incorporated                          800       30,300
Metatec Corporation*                        7,000       33,250
Toro Company                                5,600      238,700
                                                       -------
                                                       437,250
HOUSEHOLD PRODUCTS - 0.34%
Stanhome, Incorporated                      9,300      238,894
                                                       -------

INDUSTRIAL MACHINERY - 2.99%
Cameron Ashley Building Product*            5,800       97,150
Gardner Denver Machinery,
  Incorporated*                             5,100      129,094
Kennametal, Incorporated                   13,300      689,106
Lincoln Electric Company                      700       27,300
Manitowoc, Incorporated                       900       29,250
NACCO Industries, Incorporated              4,200      450,188
Quipp, Incorporated                         2,300       37,950
Speizman Industries, Incorporated*          4,400       24,750
SPX Corporation                             8,600      593,400
                                                     ---------
                                                     2,078,188
INSURANCE - 2.93%
Acceptance Insurance Company                9,400      227,362
American Indemnity/Financial
  Corporation                               2,000       27,750
W.R. Berkley Corporation                    1,100       48,262
Fidelity National Financial
Corporation                                 9,540      296,933
First American Financial Corporation        5,900      435,863
Guarantee Life Companies,
  Incorporated                              5,000      142,500
Intercontinental Life Corporation           1,700       34,000
Life USA Holdings, Incorporated            15,200      256,500
Presidential Life Corporation               6,800      137,700
PXRE Corporation                            8,200      272,138
Stewart Information Services
  Corporation                               5,400      156,600
                                                     ---------
                                                     2,035,608
LEISURE TIME - 0.93%
Anchor Gaming*                              3,300      183,975
Children's Discovery Centers of
  America, Incorporated                     6,100       59,475
Inland Casino Corporation                   6,500       24,375
Intrav, Incorporated                        5,300       74,200
Movie Gallery, Incorporated                15,200       44,650
Play By Play Toys & Novelties,
  Incorporated                              6,100      110,944
Quintel Entertainment, Incorporated*        3,700       20,119
Video Lottery Technologies,
  Incorporated                             11,000      130,625
                                                       -------
                                                       648,363
METAL & METAL PRODUCTS - 0.86%
Encore Wire Corporation*                    7,500      230,156
Mueller Industries, Incorporated*           6,200      365,800
                                                       -------
                                                       595,956
MINING - 0.56%
Cleveland-Cliffs, Incorporated              6,400      293,200
Pittston Company                            3,800       99,750
                                                       -------
                                                       392,950
MOBILE HOMES - 1.28%
Fleetwood Enterprises, Incorporated        19,400      823,288
Oakwood Homes Corporation*                  2,000       66,375
Schult Homes Corporation                      100        2,075
                                                       -------
                                                       891,738
NEWSPAPERS - 0.42%
Media General, Incorporated                 7,000      292,688
                                                       -------

NON-FERROUS METALS - 0.57%
Handy & Harman                              1,400       48,300
Lindberg Corporation                        4,900       73,500
Wolverine Tube, Incorporated*               8,800      272,800
                                                       -------
                                                       394,600
OFFICE FURNISHINGS & SUPPLIES - 0.74%
Kimball International, Incorporated        21,000      387,188
Winsloew Furniture, Incorporated            8,600      124,700
                                                       -------
                                                       511,888
PAPER - 0.99%
Chesapeake Corporation                      2,000       68,750
FiberMark, Incorporated                     7,300      156,950
Rock-Tenn Company                           6,300      129,150
Shorewood Packaging Corporation*           10,700      286,225
Ultra Pac, Incorporated                     4,900       47,775
                                                       -------
                                                       688,850
PETROLEUM SERVICES - 2.29%
Dawson Geophysical Company*                 5,100       83,512
Lufkin Industries, Incorporated             5,700      203,775
Oceaneering International,
  Incorporated*                            14,600      288,350
Parker Drilling Company*                   28,900      352,219
Petroleum Development Corporation          12,800       67,200
Pool Energy Services Company               11,800      262,550
Seitel, Incorporated                       13,900      238,038
Varco International, Incorporated*          4,400       94,325
                                                     ---------
                                                     1,589,969


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                           Shares        Value
                                           ------        -----
PHOTOGRAPHY - 0.30%
Innovex, Incorporated                       3,900      $89,456
Optical Coating Laboratory,
  Incorporated                              8,600      118,250
                                                       -------
                                                       207,706
POLLUTION CONTROL - 0.64%
Allied Waste Industries, Incorporated*      9,100      212,144
Harding Lawson Associates Group             5,300       54,325
Zurn Industries, Incorporated               5,800      182,337
                                                       -------
                                                       448,806
PUBLISHING - 1.66%
Courier Corporation*                        2,400       63,600
Houghton Mifflin Company                   15,800      606,325
Mail-Well Holdings, Incorporated            8,100      328,050
Plenum Publishing Corporation               3,300      152,625
Pulitzer Publishing Company                   100        6,281
                                                     ---------
                                                     1,156,881
REAL ESTATE - 6.92%
Bay Apartment Communities,
  Incorporated                             15,000      585,000
Brandywine Realty Trust                     3,000       75,375
Capstone Capital Corporation                1,800       46,013
China Pacific, Incorporated                10,200       11,475
Dominion Resources Black
  Warrior Trust                             4,300       86,000
Essex Property Trust                        7,500      262,500
Excel Realty Trust, Incorporated           13,400      422,100
FelCor Suite Hotels, Incorporated*          1,600       56,800
First Industrial Realty Trust,
  Incorporated                             15,500      559,938
Glenborough Realty Trust,
  Incorporated                             10,600      314,025
Glimcher Realty Trust*                      7,800      175,987
Healthcare Realty Trust                       200        5,787
Highwood Properties, Incorporated          25,100      933,406
Hospitality Properties Trust               14,400      473,400
JDN Realty Corporation                        700       22,663
J.W. Mays, Incorporated                     1,000       11,500
Security Capital Atlantic, Incorporated     6,000      126,750
Taubman Centers, Incorporated*             19,700      256,100
Trinet Corporate Realty Trust,
  Incorporated*                             6,400      247,600
Walden Residential Properties,
  Incorporated                              5,400      137,700
                                                     ---------
                                                     4,810,119
RETAIL GROCERY - 0.38%
Dominicks Supermarkets, Incorporated*       7,200      262,800

RETAIL TRADE - 3.82%
Ames Department Stores,
  Incorporated                             15,600      273,000
Bon-Ton Stores, Incorporated                7,000      105,000
Catherines Stores Corporation*              8,300       58,100
Cole National Corporation                   6,700      200,581
Cruise America, Incorporated*               6,300       59,456
Damark International, Incorporated          7,100       69,225
Fingerhut Companies, Incorporated          16,400      350,550
Linens'n Things, Incorporated               7,900      344,637
Mac Frugal's Bargains-Close-Out,
  Incorporated*                             4,500      185,062
Perfunamia, Incorporated                    4,900       11,331
Shopko Stores, Incorporated                12,300      267,525
Vans, Incorporated*                         9,500      143,687
Video Update, Incorporated                 14,900       29,800
Zale Corporation*                           24,200     556,600
                                                     ---------
                                                     2,654,554
SHIPBUILDING - 0.38%
Avondale Industries, Incorporated*          8,900      264,219
                                                       -------

SOFTWARE - 2.62%
Boole & Babbage, Incorporated               4,700      140,413
Datastream Systems, Incorporated            6,200      192,200
Expert Software, Incorporated*              7,300       26,006
Infinium Software, Incorporated*           11,700      190,125
Intersolv, Incorporated*                   14,400      292,050
International Microcomp Software,
  Incorporated                              6,800       96,050
Mapics, Incorporated                       20,000      217,500
Policy Management Systems
  Corporation*                              5,700      396,506
Progress Software Corporation*             10,200      220,575
Software Spectrum, Incorporated*            4,200       49,878
                                                     ---------
                                                     1,821,303
STEEL - 0.49%
Steel of West Virginia, Incorporated*       7,500       68,437
Varlen Corporation                         11,250      275,801
                                                       -------
                                                       344,238
TELECOMMUNICATION SERVICES - 0.87%
Atlantic Tele-Network, Incorporated         5,560       60,465
Centigram Communications Corporation        7,300      123,644
Commonwealth Tel Enterprises*               8,100      209,587
Emerging Communications                    13,900      111,200
Superior Telecom, Incorporated*             2,800       96,775
                                                       -------
                                                       601,671
TELEPHONE - 0.04%
Hector Communications Corporation           3,100       28,675
                                                        ------

TIRES & RUBBER - 0.04%
West, Incorporated                            900       26,775
                                                        ------

TRUCKING & FREIGHT - 2.72%
Airbourne Freight Corporation              14,400      894,600
Consolidated Freightways Corporation       15,000      204,375
Hvide Marine, Incorporated*                 6,800      175,100
Roadway Express, Incorporated              10,000      221,250
Travel Ports America, Incorporated          2,200        7,425
Yellow Corporation                         15,600      391,950
                                                     ---------
                                                     1,894,700
TOTAL COMMON STOCKS
 (Cost: $67,552,722)                               $66,310,010
                                                    ----------


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

 Principal
   Amount                                                 Value
   ------                                                 -----
REPURCHASE AGREEMENT - 4.62%
    $3,215,000 Repurchase Agreement with
               State Street Bank & Trust Company
               dated 12/31/97 at 5.00% to be
               repurchased at $3,215,893 on
               01/02/98, collateralized by
               $3,265,000 U.S. Treasury Notes,
               5.50% due 11/15/98 (valued at
               $3,304,144, including interest)       $3,215,000

TOTAL INVESTMENTS
(Small Company Value Trust)
 (Cost: $70,767,722)                                $69,525,010
                                                     ==========

EQUITY TRUST
                                           Shares         Value
                                           ------         -----
COMMON STOCKS - 87.08%
AEROSPACE - 0.56%
Gencorp, Incorporated                      69,000    $1,725,000
Gulfstream Aerospace Corporation*         142,100     4,156,425
Litton Industries, Incorporated            63,900     3,674,250
                                                      ---------
                                                      9,555,675
AIR TRAVEL - 0.10%
Virgin Express Holdings PLC, ADR           82,400     1,709,800
                                                      ---------

ALUMINUM - 1.08%
Aluminum Company of America               260,450    18,329,169
                                                     ----------

APPAREL & TEXTILES - 1.51%
Kellwood Company                           59,300     1,779,000
Mohank Industries, Incorporated*          280,000     6,142,500
Pacific Sunwear of California*             99,399     2,938,483
Reebok International, Ltd.                281,800     8,119,363
Stage Stores, Incorporated*               101,900     3,808,512
Unifi, Incorporated                        70,500     2,868,469
                                                     ----------
                                                     25,656,327
AUTOMOBILES - 0.23%
Harley Davidson, Incorporated             139,700     3,824,288
                                                      ---------

BANKING - 1.96%
Banc One Corporation                       53,500     2,905,719
Comerica, Incorporated                    126,900    11,452,725
National Bank of Canada                    62,000     1,023,897
New York Bancorp, Incorporated             41,500     1,647,031
North Fork Bancorporation,
  Incorporated                            136,000     4,564,500
U.S. Bancorp                               90,825    10,166,723
Westamerica Bancorporation                 15,000     1,533,750
                                                     ----------
                                                     33,294,345
BROADCASTING - 1.79%
American Radio Systems Corporation*       170,800     9,105,775
Chancellor Media Corporation*              48,400     3,611,850
Clear Channel Communications               67,700     5,377,919
CBS Corporation                            87,500     2,575,781
HSN, Incorporated                          87,700     4,516,550
Viacom, Incorporated, Class A*             51,700     2,113,237
Viacom, incorporated, Class B*             75,000     3,107,813
                                                     ----------
                                                     30,408,925
BUILDING MATERIALS & CONSTRUCTION - 1.06%
Fluor Corporation                         276,900    10,349,138
Harsco Corporation                        177,700     7,663,312
                                                     ----------
                                                     18,012,450
BUSINESS SERVICES - 6.19%
AccuStaff, Incorporated*                  143,300     3,295,900
America Online, Incorporated*              49,700     4,432,619
Banta Corporation                         123,500     3,334,500
Cognizant Corporation                      21,400       953,637
Computer Horizons Corporation*             92,200     4,149,000
Corrections Corporation of America*        62,100     2,301,581
Deluxe Corporation                        514,200    17,739,900
DeVRY, Incorporated*                       43,700     1,392,938
R. R. Donnelley & Sons Company            653,300    24,335,425
HBO & Company                              80,300     3,854,400
Hagler Bailly, Incorporated*               58,100     1,307,250
Laidlaw, Incorporated                     120,000     1,637,451
Manpower, Incorporated                      7,100       250,275
NCR Corporation*                          100,000     2,781,250
Omnicom Group                             328,000    13,899,000
Personal Group of America,
  Incorporated*                            37,300     1,230,900
Pittston Brinks Group                       2,600       104,650
Service Corporation International          64,600     2,386,162
Snyder Communications,
  Incorporated*                            37,800     1,379,700
Stone & Webster, Incorporated             279,300    13,092,188
VWR Scientific Products Corporation        39,000     1,101,750
                                                    -----------
                                                    104,960,476
CHEMICALS - 5.42%
Cabot Corporation                         314,600     8,690,825
Cytec Industries, Incorporated*           115,500     5,421,281
Ferro Corporation                          82,650     2,009,428
The B.F. Goodrich Company                  76,400     3,165,825
M.A. Hanna Company                         13,000       328,250
Hercules, Incorporated                    293,300    14,683,331
Hexcel Corporation*                        23,900       596,006
Lawter International, Incorporated        195,900     2,130,413
Nalco Chemical Company                    356,000     14,084250
Olin Corporation                          160,700     7,532,812
Twinlab Corporation*                       42,900     1,061,775
Union Carbide Corporation                 369,300    15,856,819
Valspar Corporation                        58,800     1,874,250
Waters Corporation*                       137,700     5,180,963
Witco Corporation                         229,900     9,382,794
                                                     ----------
                                                     91,999,022


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                           Shares         Value
                                           ------         -----
COMPUTERS & BUSINESS EQUIPMENT - 1.16%
Affiliated Computer Services,
  Incorporated*                            50,200    $1,320,888
Citrix Systems, Incorporated*              29,800     2,264,800
Computer Learning Centers,
  Incorporated*                            50,200     3,074,750
E*Trade Group, Incorporated*               80,900     1,860,700
Pitney Bowes, Incorporated                 37,600     3,381,650
Seagate Technology, Incorporated*         165,000     3,176,250
Symbol Technologies, Incorporated          73,600     2,778,400
Unisys Corporation*                       132,000     1,831,500
                                                     ----------
                                                     19,688,938
CONGLOMERATES - 0.18%
Harcourt General, Incorporated             51,900     2,841,525
Triarc Companies, Incorporated*            10,600       288,850
                                                      ---------
                                                      3,130,375
CONSTRUCTION & MINING EQUIPMENT - 0.24%
Foster Wheeler Corporation                 57,900     1,566,919
Harnischfeger Industries, Incorporated     68,900     2,433,031
                                                      ---------
                                                      3,999,950
CONSTRUCTION MATERIALS - 0.33%
Centex Construction Products,
  Incorporated                             11,800       355,475
Dayton Superior Corporation                51,600       851,400
Lafarge Corporation                        58,200     1,720,537
Medusa Corporation                         33,900     1,417,444
Sherwin Williams Company                   31,600       876,900
USG Corporation*                            6,600       323,400
                                                      ---------
                                                      5,545,156
CONTAINERS & GLASS - 0.54%
Owens-Illinois, Incorporated*             190,450     7,225,197
Silgan Holdings, Incorporated*             57,900     1,881,750
                                                      ---------
                                                      9,106,947
COSMETICS & TOILETRIES - 0.64%
Alberto Culver Company                    265,100     7,157,700
Avon Products, Incorporated                60,600     3,719,325
                                                     ----------
                                                     10,877,025
CRUDE PETROLEUM & NATURAL GAS - 1.87%
Apache Corporation                         46,100     1,616,381
Burlington Resources, Incorporated        159,297     7,138,497
Enron Oil & Gas Company                   112,200     2,377,238
Nuevo Energy Company*                     108,200     4,409,150
Occidental Petroleum Corporation          400,000    11,725,000
Pioneer Natural Resources Company*         55,014     1,591,968
Renaissance Energy, Ltd.*                  65,300     1,347,993
Weatherford Enterra, Incorporated*         36,000     1,575,000
                                                     ----------
                                                     31,781,227
DOMESTIC OIL -0.49%
Amerada Hess Corporation                   90,000     4,938,750
Unocal Corporation                         85,700     3,326,231
                                                      ---------
                                                      8,264,981

DRUGS & HEALTH CARE - 6.54%
Anesta Corporation*                        37,400       612,425
Barr Laboratories, Incorporated*            2,800        95,550
Bausch & Lomb, Incorporated               353,900    14,023,289
Becton Dickinson & Company                  5,000       250,000
Bristol-Myers Squibb Company               11,000     1,040,875
Cardinal Health, Incorporated             106,900     8,030,862
Columbia/HCA Healthcare Corporation       382,500    11,331,562
Cooper Companies, Incorporated*            62,000     2,534,250
Covance, Incorporated*                     76,400     1,518,450
Cytyc Corporation*                         54,900     1,365,637
Forest Laboratories, Incorporated*         49,300     2,431,106
Gilead Sciences, Incorporated*             32,400     1,239,300
Guidant Corporation                        51,600     3,212,100
Health Management Association*            251,950     6,361,737
HEALTHSOUTH Corporation*                  337,000     9,351,750
Incontrol, Incorporated*                   20,800       122,200
McKesson Corporation                      157,000    16,985,438
Medtronic, Incorporated                   131,200     6,863,400
Physician Sales & Services,
  Incorporated*                            74,100     1,593,150
Sybron International Corporation*         123,300     5,787,394
United Healthcare Corporation             304,100    15,109,969
Young Innovations, Incorporated*           55,600     1,000,800
                                                    -----------
                                                    110,861,244
ELECTRIC UTILITIES - 0.08%
Consolidated Edison Company of
  New York, Incorporated                   31,400    1,287,400
                                                     ---------

ELECTRICAL EQUIPMENT - 1.83%
Alcatel Alsthom, ADR                      913,300   23,117,906
Boston Scientific Corporation*             94,900    4,353,538
General Electric Company                   48,300    3,544,012
                                                    ----------
                                                    31,015,456
ELECTRONICS - 4.41%
Alliant Techsystems, Incorporated*         54,000    3,010,500
Ametek Aerospace Products,
  Incorporated                            133,970    3,617,190
AMP, Incorporated                         505,500   21,231,000
Boston Technology, Incorporated*           38,300      962,287
DSC Communications Corporation*            57,400    1,377,600
EG & G, Incorporated                      357,500    7,440,469
Electronic Data Systems Corporation       274,200   12,047,663
Flextronics International*                 27,700      955,650
Imation Corporation*                      137,200    2,195,200
International Rectifier Group*              1,500       17,719
Leitch Technology Corporation*             51,400    1,546,622
Linear Technology Corporation              30,100    1,734,512
Micron Technology, Incorporated           456,300   11,863,800
Newport Corporation                        14,800      208,125
Perkin-Elmer Corporation                   46,200    3,283,087
Thermo Instrument Systems,
  Incorporated*                            93,874    3,232,786
                                                    ----------
                                                    74,724,210


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                           Shares         Value
                                           ------         -----
FINANCIAL SERVICES - 1.22%
Allmerica Financial Corporation             5,100      $254,681
Associates First Capital Corporation       45,100     3,207,738
Equifax, Incorporated                     199,300     7,062,694
Household International, Incorporated      34,800     4,439,175
Washington Mutual, Incorporated            64,200     4,096,762
Webster Financial Corporation              24,700     1,642,550
                                                     ----------
                                                     20,703,600
FOOD & BEVERAGES - 3.08%
American Italian Pasta Company*             9,600       240,000
Deans Foods Company                        94,700     5,634,650
Dole Food, Incorporated                   550,000    25,162,500
Fresh Del Monte Produce*                   63,200       924,300
Hudson Foods, Incorporated                 67,400     1,385,912
Interstate Bakeries Corporation           132,600     4,955,925
JP Foodservice, Incorporated*             119,462     4,412,646
Pilgrims Pride Corporation                 64,800     1,008,450
Suiza Foods Corporation*                   47,900     2,853,044
Tyson Foods, Incorporated                 157,700     3,232,850
Unilever                                   40,000     2,497,500
                                                     ----------
                                                     52,307,777
FOREST PRODUCTS - 0.10%
Georgia-Pacific Corporation                20,000     1,215,000
Georgia-Pacific Corporation
  (Timber Group)*                          20,000       453,750
                                                      ---------
                                                      1,668,750
FURNITURE & FIXTURES - 0.29%
Knoll, Incorporated                       154,100     4,950,463
                                                      ---------

GAS & PIPELINE UTILITIES - 0.97%
Cooper Cameron Corporation                 93,900     5,727,900
Falcon Drilling                            93,100     3,264,319
Ocean Energy, Incorporated*               152,400     7,515,225
                                                     ----------
                                                     16,507,444
HOMEBUILDERS - 0.77%
Centex Corporation                         44,100     2,775,544
Elcor Corporation                          64,500     1,548,000
Lennar Corporation                        104,738     2,258,413
NVR, Incorporated*                         49,800     1,089,375
Toll Brothers, Incorporated*               63,400     1,695,950
U.S. Home Corporation                      20,800       816,400
Walter Industries, Incorporated*          135,700     2,798,812
                                                     ----------
                                                     12,982,494
HOTELS & RESTAURANTS - 1.43%
CKE Restaurants, Incorporated             135,650     5,714,256
Mirage Resorts, Incorporated              337,200     7,671,300
Pegasus Systems, Incorporated*            127,000     1,889,125
Promus Hotel Corporation*                  28,900     1,213,800
Rainforest Cafe, Incorporated*             30,100       993,300
Star Buffet, Incorporated*                 30,800       354,200
Tricon Global Restaurants,
  Incorporated*                           220,500     6,408,282
                                                     ----------
                                                     24,244,263
HOUSEHOLD APPLIANCES - 2.44%
Bassett Furniture Industries,
  Incorporated                             17,400      522,000
Ethan Allen Interiors, Incorporated       121,200    4,673,775
Furniture Brands International,
  Incorporated*                             3,300       67,650
Leggett & Platt, Incorporated             339,400   14,212,375
Newell Company                             99,900    4,245,750
Whirlpool Corporation                     320,000   17,600,000
                                                    ----------
                                                    41,321,550
HOUSEHOLD PRODUCTS - 2.73%
Black & Decker Corporation                348,400   13,609,375
Church & Dwight, Incorporated              84,000    2,357,250
Rubbermaid, Incorporated                  823,200   20,580,000
The Stanley Works                         100,500    4,742,344
Tupperware Corporation                    179,100    4,992,412
                                                    ----------
                                                    46,281,381
INDUSTRIAL MACHINERY - 2.65%
AAR Corporation                           118,000    4,572,500
American Standard Companies,
  Incorporated*                           405,000   15,516,563
GaSonics International Corporation*        29,200      288,350
Group Maintenance America
  Corporation*                              5,300       89,106
Ingersoll-Rand Company                     56,000    2,268,000
Kaydon Corporation                        124,600    4,065,075
Pentair, Incorporated                     123,200    4,427,500
Thermo Electron Corporation*               80,900    3,600,050
Tyco International, Incorporated          224,100   10,098,506
                                                    ----------
                                                    44,925,650
INSURANCE - 1.36%
Aetna, Incorporated                        43,500    3,069,469
AFLAC, Incorporated                        87,600    4,478,550
Ambac Financial Group, Incorporated        55,200    2,539,200
American Bankers Insurance Group,
  Incorporated                             73,700    3,385,594
Gorman-Rupp Company*                        2,500       52,812
Paula Financial*                           55,500    1,276,500
Progressive Corporation                    18,800    2,253,650
ProtectiveLife Corporation                 11,900      711,025
SunAmerica, Incorporated                   43,600    1,863,900
UNUM Corporation                           50,400    2,740,500
Vesta Insurance Group, Incorporated        12,900      765,937
                                                    ----------
                                                    23,137,137
LEATHER PRODUCTS - 0.11%
Samsonite Corporation*                     59,800    1,891,175
                                                     ---------

LEISURE TIME - 1.91%
Action Performance Companies,
  Incorporated*                            17,100      647,662
AMF Bowling, Incorporated*                 57,100    1,427,500
Brunswick Corporation                     405,000   12,276,562
Carnival Corporation                       74,600    4,130,975
Cinar Films, Incorporated*                 41,000    1,593,875
Cinar Films, Incorporated - CAD            26,300      980,004


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                           Shares        Value
                                           ------        -----
LEISURE TIME - CONTINUED
Premier Parks, Incorporated*               42,000   $1,701,000
The Walt Disney Company                    23,500    2,327,969
Westwood One, Incorporated*               178,200    6,615,675
WMS Industries, Incorporated*              33,400      705,575
                                                    ----------
                                                    32,406,797
MINING - 0.39%
Getchell Gold Corporation*                101,700    2,440,800
Newmont Mining Corporation                140,000    4,112,500
                                                     ---------
                                                     6,553,300
MISCELLANEOUS - 1.62%
W.H. Brady Company                        146,400    4,538,400
Cendant Corporation*                      665,930   22,891,344
                                                    ----------
                                                    27,429,744
MOBILE HOMES - 0.26%
Oakwood Homes Corporation                 131,800    4,374,113
                                                     ---------

NEWSPAPERS - 0.41%
Central Newspapers, Incorporated           20,900    1,545,294
Tribune Company                            87,900    5,471,775
                                                     ---------
                                                     7,017,069
OFFICE FURNISHINGS & SUPPLIES - 0.30%
Reynolds & Reynolds Company               277,200    5,110,875
                                                     ---------

PAPER - 0.75%
Fort James Corporation                    130,875    5,005,969
Ivex Packaging Corporation                123,800    2,971,200
Unisource Worldwide, Incorporated         338,100    4,817,925
                                                    ----------
                                                    12,795,094
PETROLEUM SERVICES - 2.02%
EVI, Incorporated                          49,900    2,582,325
Noble Drilling Corporation*                51,300    1,571,062
Reading & Bates Corporation*              115,300    4,828,188
Tosco Corporation                         253,000    9,566,563
Total SA, B Shares                         20,000    2,176,622
Total SA, ADR                              10,000      555,000
Transocean Offshore, Incorporated         139,900    6,741,431
Valero Energy Corporation                 196,900    6,190,044
                                                    ----------
                                                    34,211,235
PHOTOGRAPHY - 1.06%
Polaroid Corporation                      370,200   18,024,113
                                                    ----------

PLASTICS - 1.00%
First Brands Corporation                  375,600   10,117,725
Sealed Air Corporation*                    83,800    5,174,650
Spartech Corporation                      101,600    1,536,700
                                                    ----------
                                                    16,829,075
POLLUTION CONTROL - 3.91%
Browning Ferris Industries,
  Incorporated                            786,600   29,104,200
Eastern Environmental Services,
  Incorporated*                            34,000      748,000
USA Waste Services, Incorporated*         543,537   21,333,827
Waste Industries, Incorporated*             1,300       24,212
Waste Management, Incorporated            549,800   15,119,500
                                                    ----------
                                                    66,329,739

PUBLISHING - 0.51%
Eltron International Company*             127,100    3,844,775
John H. Harland Company                   195,000    4,095,000
Scholastic Corporation*                    20,900      783,750
                                                     ---------
                                                     8,723,525
REAL ESTATE - 0.19%
Bedford Property Investments,
  Incorporated                             25,900      566,562
Brandywine Realty Trust                    43,900    1,102,987
LNR Property Corporation                   59,800    1,412,775
SL Green Realty Corporation                 8,500      220,469
                                                     ---------
                                                     3,302,793
RETAIL GROCERY - 1.09%
Hannaford Brothers Company                109,300    4,747,719
Safeway, Incorporated*                    141,200    8,930,900
Starbucks Corporation*                    126,900    4,869,787
                                                    ----------
                                                    18,548,406
RETAIL TRADE - 9.96%
99 Cents Only Stores*                       1,213       35,769
AnnTaylor Stores Corporation*             224,200    2,998,675
Arbor Drugs, Incorporated                 148,700    2,750,950
Brylane, Incorporated*                     62,700    3,087,975
Charming Shoppes, Incorporated*            81,500      382,031
Consolidated Stores Corporation*          316,631   13,911,975
CVS Corporation                           162,300   10,397,344
Dollar Tree Stores, Incorporated*         124,000    5,130,500
Federated Department Stores,
 Incorporated*                            660,000   28,421,250
Haverty Furniture Companies,
  Incorporated                             18,100      244,350
Heilig-Meyers Company                     474,900    5,698,800
Hudson Bay Company                         94,400    2,103,943
The Limited, Incorporated                 427,600   10,903,800
Mac Frugal's Bargains-Close-Out,
  Incorporated*                            59,000    2,426,375
Michael's Stores, Incorporated*            80,700    2,360,475
Musicland Stores, Incorporated*            60,000      438,750
Payless ShoeSource, Incorporated*          47,600    3,195,150
Proffitt's, Incorporated*                 227,200    6,461,000
Ross Stores, Incorporated                 140,600    5,114,325
TJX Companies, Incorporated               266,200    9,150,625
Wal-Mart Stores, Incorporated           1,260,000   49,691,250
Zale Corporation                          173,900    3,999,700
                                                   -----------
                                                   168,905,012
SHIPBUILDING - 0.18%
Avondale Industries, Incorporated*        103,300    3,066,719

SOFTWARE - 2.01%
BMC Software, Incorporated*                83,600    5,486,250
CIBER, Incorporated*                       30,700    1,780,600
Compuware Corporation*                    173,700    5,558,400
Dialogic Corporation*                      46,000    2,012,500
Keane, Incorporated*                      216,000    8,775,000
Siebal Systems, Incorporated*              72,000    3,010,500
Symantec Corporation*                     218,800    4,799,925
Synopsys, Incorporated*                    75,300    2,691,975
                                                    ----------
                                                    34,115,150


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                           Shares        Value
                                           ------        -----
STEEL - 0.70%
Nucor Corporation                         219,000  $10,580,438
Steel Dynamics, Incorporated*              76,100    1,217,600
                                                    ----------
                                                    11,798,038
TELECOMMUNICATION SERVICES - 0.14%
Mobile Telecommunication
  Technologies Corporation*                 3,900       85,800
Teleport Communications Group*             41,700    2,288,287
                                                     ---------
                                                     2,374,087
TELEPHONE - 2.68%
Cincinnati Bell, Incorporated             900,800   27,924,800
Worldcom, Incorporated*                   580,095   17,547,874
                                                    ----------
                                                    45,472,674
TOBACCO - 0.23%
Philip Morris Companies,
  Incorporated                             80,000    3,625,000
UST, Incorporated                           9,000      332,437
                                                     ---------
                                                     3,957,437
TOYS, AMUSEMENTS & SPORTING GOODS - 0.23%
Mattel, Incorporated                      102,700    3,825,575
                                                     ---------

TRUCKING & FREIGHT - 0.17%
C.H. Robinson Worldwide                    30,500      682,438
Ryder System, Incorporated                 49,600    1,624,400
Wisconsin Central Transportation
  Corporation*                             25,000      584,375
                                                     ---------
                                                     2,891,213
TOTAL COMMON STOCKS
 (Cost: $1,409,069,803)                         $1,477,016,853
                                                 -------------

 Principal
   Amount                                                Value
   ------                                                -----
SHORT TERM INVESTMENT - 11.25%
  $190,931,857 Navigator Securities
                 Lending Trust, 5.74%             $190,931,857
                                                   -----------

REPURCHASE AGREEMENT - 1.65%
  $28,137,000  Repurchase Agreement with State
               Street Bank & Trust Company
               dated 12/31/97 at 5.00%, to be
               repurchased at $28,144,816 on
               01/02/98, collateralized by
               $26,870,000 U.S. Treasury Notes,
               7.50% due 11/15/01 (valued at
               $28,956,573, including interest)    $28,137,000
                                                    ----------

TOTAL INVESTMENTS
(Equity Trust) (Cost: $1,628,138,660)           $1,696,085,710
                                                 =============

GROWTH TRUST
                                           Shares         Value
                                           ------         -----
COMMON STOCKS - 73.08%
AEROSPACE - 0.34%
Gulfstream Aerospace Corporation*          21,850      $639,113
                                                        -------

AIR TRAVEL - 2.40%
Galileo International, Incorporated        70,825     1,956,541
Deutsche Lufthansa AG                      81,200     1,557,241
Southwest Airlines Company                 39,462       971,752
                                                      ---------
                                                      4,485,534
AUTOMOBILES - 1.37%
Ford Motor Credit Company                  52,650     2,563,397
                                                      ---------

BANKING - 1.60%
BankAmerica Corporation                    15,425     1,126,025
Chase Manhattan Corporation                 8,950       980,025
Mellon Bank Corporation                    14,550       882,094
                                                      ---------
                                                      2,988,144
BROADCASTING - 1.40%
CBS Corporation                            71,050     2,091,535
Jacor Communications, Incorporated*         9,675       513,984
                                                      2,605,519
BUILDING MATERIALS & CONSTRUCTION - 1.20%
Lowe's Companies, Incorporated             46,900     2,236,544
                                                      ---------

BUSINESS SERVICES - 2.40%
Cognizant Corporation                      30,400     1,354,700
Fiserv, Incorporated*                      63,525     3,120,666
                                                      ---------
                                                      4,475,366
CHEMICALS - 0.19%
Imperial Chemical Industries PLC, ADR       5,500       357,156

COMPUTERS & BUSINESS EQUIPMENT - 1.12%
Bay Networks, Incorporated*                 6,450       164,878
Hewlett-Packard Company                    17,775     1,110,937
Oce-Van Der Grinten                         7,500       817,449
                                                      ---------
                                                      2,093,264
CRUDE PETROLEUM & NATURAL GAS - 0.35%
B.J. Services Company*                      9,150       658,228
                                                        -------

DRUGS & HEALTH CARE - 11.62%
ALZA Corporation*                          40,100     1,275,681
American Home Products Corporation          9,025       690,412
Bristol-Myers Squibb Company               27,650     2,616,381
Dura Pharmaceuticals, Incorporated*        27,800     1,275,325
Eli Lilly and Company                      69,100     4,811,088
HEALTHSOUTH Corporation*                   51,000     1,415,250
Merck & Company, Incorporated              16,650     1,769,063
Novartis AG                                 1,050     1,703,052
Pfizer, Incorporated                       48,050     3,582,728
SmithKline Beecham PLC, ADR                30,250     1,555,984
Stryker Corporation                        26,975     1,004,819
                                                     ----------
                                                     21,699,783
ELECTRICAL EQUIPMENT - 2.93%
General Electric Company                   65,400     4,798,725
Phillips Electronics, ADR                  11,275       682,138
                                                      ---------
                                                      5,480,863
ELECTRONICS - 5.91%
Altera Corporation*                        46,750     1,548,594
CIENA Corporation*                         42,850     2,619,206
Electronic Data Systems Corporation        28,150     1,236,841


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                           Shares        Value
                                           ------        -----
ELECTRONICS - CONTINUED
Lam Research Corporation*                   4,100      $119,925
Maxim Integrated Products,
  Incorporated*                            67,400     2,325,300
Tellabs, Incorporated*                     28,125     1,487,109
Xilinx, Incorporated*                      48,325     1,694,395
                                                     ----------
                                                     11,031,370
FINANCIAL SERVICES - 8.14%
Associates First Capital
  Corporation, Class A                     27,075     1,925,709
Beneficial Corporation                      9,100       756,437
Capital One Financial Corporation          29,075     1,575,502
CIT Group, Incorporated*                   28,950       933,638
Federal National Mortgage Association      32,475     1,853,105
Hartford Financial Services Group          22,500     2,109,834
H.F. Ahmanson & Company                    26,925     1,802,292
SLM Holding Corporation                    17,950     2,497,294
Washington Mutual, Incorporated            27,257     1,739,337
                                                     ----------
                                                     15,193,148
FOOD & BEVERAGES - 3.75%
Coca-Cola Enterprises, Incorporated        58,025     2,063,514
Pepsico, Incorporated                      44,750     1,630,578
Ralston Purina Company                     10,550       980,491
Sara Lee Corporation                       41,350     2,328,522
                                                      ---------
                                                      7,003,105
HOTELS & RESTAURANTS - 0.90%
Mirage Resorts, Incorporated*              73,600     1,674,400
                                                      ---------

HOUSEHOLD APPLIANCES - 3.66%
Hunter Douglas                             12,050       421,942
Maytag Corporation                         81,000     3,022,312
Sunbeam Corporation                        80,650     3,397,381
                                                      ---------
                                                      6,841,635
HOUSEHOLD PRODUCTS - 3.61%
Dial Corporation                           73,925     1,538,564
Gillette Company                           24,400     2,450,675
Proctor & Gamble Company                   34,550     2,757,522
                                                      ---------
                                                      6,746,761
INDUSTRIAL MACHINERY - 0.62%
Crane Company                              26,600     1,153,775
                                                      ---------

INSURANCE - 2.65%
Allstate Corporation                       22,700     2,062,863
Everest Reinsurance Holdings               27,725     1,143,656
Marsh & McLennan Companies,
  Incorporated                             11,700       872,381
The Progressive Corporation                 7,200       863,100
                                                      ---------
                                                      4,942,000
LEISURE TIME - 1.12%
The Walt Disney Company                    21,200     2,100,125
                                                      ---------

PAPER - 1.83%
Fort James Corporation                     32,250     1,233,563
International Paper Company                24,700     1,065,187
Mead Corporation                           40,200     1,125,600
                                                      ---------
                                                      3,424,350

PETROLEUM SERVICES - 2.82%
Baker Hughes, Incorporated                 45,900     2,002,387
Reading & Bates Corporation*               34,250     1,434,219
Schlumberger, Ltd.                         22,650     1,823,325
                                                      ---------
                                                      5,259,931
POLLUTION CONTROL - 0.32%
Allied Waste Industries, Incorporated*     25,500       594,469

RETAIL TRADE - 1.42%
Dayton Hudson Corporation                  19,875     1,341,563
Toys R Us, Incorporated*                   41,550     1,306,228
                                                      ---------
                                                      2,647,791
SOFTWARE - 3.79%
Microsoft Corporation*                     38,950     5,034,288
PeopleSoft, Incorporated*                  36,350     1,417,650
VERITAS Software Company*                  12,400       632,400
                                                      ---------
                                                      7,084,338
TELECOMMUNICATION SERVICES - 0.37%
Lucent Technologies, Incorporated           8,725       696,909
                                                        -------

TELEPHONE - 2.29%
American Telephone & Telegraph
  Corporation                              17,675     1,082,594
MCI Communications Corporation             74,525     3,190,601
                                                      ---------
                                                      4,273,195
TOBACCO - 2.21%
Philip Morris Companies, Incorporated      50,875     2,305,273
RJR Nabisco Corporation                    48,750     1,828,125
                                                      ---------
                                                      4,133,398
TRUCKING & FREIGHT - 0.75%
CNF Transportation, Incorporated           36,350     1,394,932
                                                      ---------

TOTAL COMMON STOCKS
 (Cost: $122,635,718)                              $136,478,543
                                                    -----------

 Principal
   Amount                                                 Value
   ------                                                 -----
SHORT TERM INVESTMENT - 8.75%
   $16,341,262 Navigator Securities
                 Lending Trust, 5.74%               $16,341,262
                                                     ----------

REPURCHASE AGREEMENT - 18.16%
  $33,923,000  Repurchase Agreement with
               State Street Bank & Trust Company
               dated 12/31/97 at 5.00% to be
               repurchased at $33,932,423 on
               01/02/98, collateralized by
               $27,640,000 U.S. Treasury Bonds,
               7.875% due 02/15/21 (valued at
               $35,418,069, including interest)     $33,923,000
                                                     ----------

TOTAL INVESTMENTS
(Growth Trust) (Cost: $172,899,980)                $186,742,805
                                                    ===========


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

QUANTITATIVE EQUITY TRUST
                                           Shares         Value
                                           ------         -----
COMMON STOCKS - 85.07%
AEROSPACE - 0.62%
United Technologies Corporation            15,500    $1,128,594
                                                      ---------
AIR TRAVEL - 0.41%
Galileo International, Incorporated         5,000       138,125
Southwest Airlines Company                 24,300       598,387
                                                        -------
                                                        736,512
APPAREL & TEXTILES - 0.51%
Jones Apparel Group, Incorporated*         21,300       915,900
                                                        -------

AUTO PARTS - 0.89%
Eaton Corporation                          18,000     1,606,500
                                                      ---------
AUTOMOBILES - 2.66%
Chrysler Corporation                       32,500     1,143,594
Ford Motor Company                         39,900     1,942,631
General Motors Corporation                 19,200     1,164,000
PACCAR, Incorporated                       10,400       546,000
                                                      ---------
                                                      4,796,225
BANKING - 14.04%
Banc One Corporation                       34,400     1,868,350
BankAmerica Corporation                    28,000     2,044,000
BankBoston Corporation                     22,100     2,076,019
Bankers Trust New York Corporation         16,700     1,877,706
Chase Manhattan Corporation                18,300     2,003,850
Citicorp                                   15,000     1,896,562
First Union Corporation                    33,300     1,706,625
Fleet Financial Group, Incorporated        24,000     1,798,500
KeyCorp                                    17,600     1,246,300
MBNA Corporation                           52,575     1,435,955
National City Corporation                  26,600     1,748,950
NationsBank Corporation                    26,900     1,635,856
Northern Trust Corporation                 18,100     1,262,475
PNC Bank Corporation                       34,700     1,980,069
State Street Corporation                   13,000       756,438
                                                     ----------
                                                     25,337,655
BROADCASTING - 0.39%
Clear Channel Communications*               8,800       699,050
                                                        -------
BUSINESS SERVICES - 3.13%
AccuStaff, Incorporated*                   19,900       457,700
First Data Corporation                     25,300       740,025
Omnicom Group                              27,600     1,169,550
Outsource International, Incorporated*     75,000       909,375
Peapod, Incorporated*                      11,500        74,750
Quintiles Transnational Corporation*       29,900     1,143,675
Robert Half International Corporation*     28,750     1,150,000
                                                      ---------
                                                      5,645,075
CHEMICALS - 1.95%
Crompton & Knowles Corporation             22,700       601,550
E.I. Du Pont De Nemours & Company          17,500     1,051,094
Hercules, Incorporated                     25,500     1,276,594
Praxair, Incorporated                      13,100       589,500
                                                      ---------
                                                      3,518,738
COMPUTERS & BUSINESS EQUIPMENT - 3.31%
Cabletron Systems, Incorporated*           27,500       412,500
Cisco Systems, Incorporated*               15,000       836,250
Compaq Computer Corporation                13,700       773,194
International Business Machines
  Corporation                               9,500       993,344
Pitney Bowes, Incorporated                 13,000     1,169,188
Seagate Technology*                        26,200       504,350
Sun Microsystems, Incorporated*             5,700       227,287
Sundstrand Corporation                     21,000     1,057,875
                                                      ---------
                                                      5,973,988
CONSTRUCTION MATERIALS - 0.45%
Masco Corporation                          16,000       814,000
                                                        -------
CRUDE PETROLEUM & NATURAL GAS - 0.94%
Occidental Petroleum Corporation           57,600     1,688,400
                                                      ---------
DOMESTIC OIL - 2.20%
Atlantic Richfield Company                 20,200     1,618,525
Phillips Petroleum Company                 21,800     1,060,025
USX Marathon Group                         38,300     1,292,625
                                                      ---------
                                                      3,971,175
DRUGS & HEALTH CARE - 3.16%
Baxter International, Incorporated         34,300     1,730,006
Dura Pharmaceuticals, Incorporated*        12,000       550,500
General Nutrition Companies,
  Incorporated*                            23,300       792,200
Merck & Company, Incorporated              12,400     1,317,500
Pharmacia & Upjohn, Incorporated           17,600       644,600
Watson Pharmaceuticals,  Incorporated*     20,600       668,213
                                                      ---------
                                                      5,703,019
ELECTRIC UTILITIES - 0.91%
CalEnergy, Incorporated*                    8,400       241,500
Dominion Resources, Incorporated           18,000       766,125
PG&E Group, Incorporated                   20,700       630,056
                                                      ---------
                                                      1,637,681
ELECTRICAL EQUIPMENT - 3.02%
Cooper Industries, Incorporated*           35,000     1,715,000
Emerson Electric Company                   13,600       767,550
General Cable Corporation                  43,200     1,563,300
General Electric Company                   19,100     1,401,463
                                                      ---------
                                                      5,447,313
ELECTRONICS - 4.45%
AMP, Incorporated                          36,500     1,533,000
Intel Corporation                          16,100     1,131,025
LSI Logic Corporation*                     30,500       602,375
Motorola, Incorporated                     21,200     1,209,725
Raytheon Company, Class A*                  1,224        60,359
Raytheon Company, Class B                  40,000     2,020,000
Silicon Graphics, Incorporated*            29,900       371,881
Texas Instruments, Incorporated            24,600     1,107,000
                                                      ---------
                                                      8,035,365


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                           Shares         Value
                                           ------         -----
FINANCIAL SERVICES - 2.59%
H.F. Ahmanson & Company                    15,100    $1,010,756
American Express Company                   11,300     1,008,525
Capital One Financial Corporation          12,100       655,669
Travelers Group, Incorporated              37,050     1,996,069
                                                      ---------
                                                      4,671,019
FOOD & BEVERAGES - 3.71%
Archer-Daniels-Midland Company             59,495     1,290,298
Coca-Cola Enterprises, Incorporated        10,100       359,181
Conagra, Incorporated                      27,300       895,781
General Mills, Incorporated                10,500       752,063
Interstate Bakeries Corporation            13,000       485,875
PepsiCo, Incorporated                      35,700     1,300,819
Quaker Oats Company                        18,900       996,975
Sysco Corporation                          13,600       619,650
                                                      ---------
                                                      6,700,642
FOREST PRODUCTS - 0.93%
Georgia-Pacific Corporation                20,200     1,227,150
Georgia-Pacific Corporation
  (Timber Group)*                          20,200       458,287
                                                      ---------
                                                      1,685,437
GAS & PIPELINE UTILITIES - 2.41%
Coastal Corporation                        30,000     1,858,125
Consolidated Natural Gas Company           22,000     1,331,000
Cooper Cameron Corporation                 11,800       719,800
Ocean Energy, Incorporated*                 8,900       438,881
                                                      ---------
                                                      4,347,806
HOTELS & RESTAURANTS - 0.46%
Hilton Hotels Corporation                  27,700       824,075
                                                      ---------

HOUSEHOLD APPLIANCES - 0.75%
Sunbeam Corporation                        13,900       585,537
Whirlpool Corporation                      14,000       770,000
                                                      ---------
                                                      1,355,537
HOUSEHOLD PRODUCTS - 0.82%
Clorox Company                              8,100       640,406
Gillette Company                            8,300       833,631
                                                        -------
                                                      1,474,037
INDUSTRIAL MACHINERY - 2.59%
AES Corporation*                           21,600     1,007,100
Applied Materials, Incorporated*           22,400       674,800
Ingersol Rand Company                      32,150     1,302,075
Tyco International, Ltd.                   37,400     1,685,337
                                                      ---------
                                                      4,669,312
INSURANCE - 5.62%
Aetna, Incorporated                        18,300     1,291,294
Allstate Corporation                       19,900     1,808,413
American International Group,
  Incorporated                             11,950     1,299,562
Conseco, Incorporated                       5,500       249,906
General RE Corporation                      7,100     1,505,200
Marsh and McLennan Companies,
  Incorporated                             21,500     1,603,094
MGIC Investment Corporation                19,400     1,290,100
SunAmerica, Incorporated                   11,800       504,450
Travelers Property Casualty
  Corporation                              13,400       589,600
                                                     ----------
                                                     10,141,619
INTERNATIONAL OIL - 1.52%
Chevron Corporation                        25,600     1,971,200
Texaco, Incorporated                       14,200       772,125
                                                      ---------
                                                      2,743,325
LEISURE TIME - 1.12%
Carnival Corporation                       21,400     1,185,025
The Walt Disney Company                     8,500       842,031
                                                      ---------
                                                      2,027,056
MISCELLANEOUS - 0.45%
Dollar Thrifty Automotive Group            40,000       820,000
                                                        -------

NEWSPAPERS - 0.33%
New York Times Company                      8,900       588,512
                                                        -------

PAPER - 1.75%
Fort James Corporation                     42,700     1,633,275
Union Camp Corporation                     28,300     1,519,356
                                                      ---------
                                                      3,152,631
PETROLEUM SERVICES - 1.91%
Dresser Industries, Incorporated           24,300     1,019,081
EVI, Incorporated*                         11,100       574,425
Halliburton Company                        23,700     1,230,919
Nabors Industries, Incorporated*           20,100       631,894
                                                      ---------
                                                      3,456,319
POLLUTION CONTROL - 0.31%
Browning Ferris Industries,
  Incorporated                             15,152       560,624
PUBLISHING - 0.83%                                      -------
McGraw-Hill Companies, Incorporated        20,300     1,502,200
REAL ESTATE - 0.58%                                   ---------
Equity Residential Properties Trust         8,400       424,725
Simon DeBartolo Group, Incorporated        18,900       617,794
                                                        -------
                                                      1,042,519
RETAIL GROCERY - 0.61%
American Stores Company                    53,500     1,100,094
                                                      ---------

RETAIL TRADE - 4.10%
AutoZone, Incorporated*                    32,100       930,900
CVS Corporation                            15,400       986,563
Dayton Hudson Corporation                  21,400     1,444,500
Federated Department Stores,
  Incorporated*                            30,800     1,326,325
Lowe's Companies, Incorporated             23,700     1,130,194
TJX Companies, Incorporated                21,800       749,375
Toys R Us, Incorporated*                   26,200       823,662
                                                      ---------
                                                      7,391,519
SOFTWARE - 2.51%
BMC Software, Incorporated*                 8,500       557,813
Cadence Design Systems, Incorporated*       8,600       210,700
Electronic Arts*                           14,900       563,406


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                          Shares         Value
                                          ------         -----
SOFTWARE - CONTINUED
HBO & Company*                             15,500      $744,000
Informix Corporation*                      41,700       198,075
Microsoft Corporation*                      9,100     1,176,175
PeopleSoft, Incorporated*                  27,600     1,076,400
                                                      ---------
                                                      4,526,569
TELECOMMUNICATION SERVICES - 0.72%
Lucent Technologies, Incorporated          16,200     1,293,975
                                                      ---------

TELEPHONE - 2.24%
Airtouch Communications, Incorporated*     34,400     1,429,750
U.S. West, Incorporated                    30,200     1,362,775
WorldCom, Incorporated*                    41,370     1,251,442
                                                      ---------
                                                      4,043,967
TOBACCO - 2.83%
Philip Morris Companies, Incorporated      72,100     3,267,031
RJR Nabisco Holdings Corporation           49,200     1,845,000
                                                      ---------
                                                      5,112,031
TRUCKING & FREIGHT - 0.34%
Air Express International Corporation       2,800        85,400
Airbourne Freight Corporation               8,500       528,062
                                                        -------
                                                        613,462
TOTAL COMMON STOCKS
 (Cost: $134,568,399)                              $153,499,477
                                                    -----------

 Principal
   Amount                                                 Value
   ------                                                 -----

SHORT TERM INVESTMENT - 7.35%
  $13,267,548  Navigator Securities
                 Lending Trust, 5.74%               $13,267,548
                                                     ----------

REPURCHASE AGREEMENT - 7.57%
  $13,669,000  Repurchase Agreement with
               State Street Bank & Trust Company
               dated 12/31/97 at 5.85% to be
               repurchased at $13,673,442 on
               01/02/98 collateralized by
               $13,505,000 U.S. Treasury Notes,
               6.75% due 04/30/00 (valued at
               $14,099,197, including interest)     $13,669,000
                                                     ----------

TOTAL INVESTMENTS (Quantitative
Equity Trust) (Cost: $161,504,947)                 $180,436,025
                                                    ===========

EQUITY INDEX TRUST

                                          Shares         Value
                                          ------         -----
COMMON STOCKS - 70.52%
AEROSPACE - 1.27%
AlliedSignal, Incorporated                  1,610       $62,689
Boeing Company                              2,837       138,836
General Dynamics Corporation                  177        15,299
Lockheed Martin Corporation                   551        54,274
Northrop Grumman Corporation                  176        20,240
Rockwell International Corporation            601        31,402
TRW, Incorporated                             354        18,895
United Technologies Corporation               673        49,003
                                                        -------
                                                        390,638
AGRICULTURAL MACHINERY - 0.18%
Case Corporation                              212        12,813
Deere & Company                               722        42,102
                                                         ------
                                                         54,915
AIR TRAVEL - 0.29%
AMR Corporation*                              260        33,410
Delta Air Lines, Incorporated                 209        24,871
Southwest Airlines Company                    622        15,317
US Airways Group, Incorporated*               239        14,938
                                                         ------
                                                         88,536
ALUMINUM - 0.21%
Alcan Aluminum, Ltd.                          646        17,846
Aluminum Company of America                   495        34,835
Reynolds Metals Company                       209        12,540
                                                         ------
                                                         65,221
APPAREL & TEXTILES - 0.24%
Fruit of The Loom, Incorporated*              214         5,484
Liz Claiborne, Incorporated                   200         8,363
NIKE, Incorporated                            822        32,264
Reebok International, Ltd.*                   160         4,610
Russell Corporation                           104         2,763
Springs Industries, Incorporated               58         3,016
Stride Rite Corporation                        79           948
V.F. Corporation                              362        16,629
                                                         ------
                                                         74,077
AUTO PARTS - 0.20%
Dana Corporation                              295        14,013
Eaton Corporation                             219        19,546
Echlin, Incorporated                          178         6,441
Genuine Parts Company                         512        17,376
Meritor Automotive, Incorporated              115         2,422
                                                         ------
                                                         59,798
AUTOMOBILES - 1.21%
Chrysler Corporation                        1,941        68,299
Ford Motor Company                          3,392       165,148
General Motors Corporation                  2,075       125,797
PACCAR, Incorporated                          221        11,603
                                                        -------
                                                        370,847
BANKING - 5.91%
Banc One Corporation                        1,645        89,344
Bank of New York, Incorporated              1,092        63,131
BankAmerica Corporation                     2,005       146,365
BankBoston Corporation                        416        39,078
Bankers Trust New York Corporation            248        27,885
Barnett Banks, Incorporated                   566        40,681
BB & T Corporation                            167        10,698
Chase Manhattan Corporation                 1,218       133,371
Citicorp                                    1,312       165,886
Comerica, Incorporated                        300        27,075
Corestates Financial Corporation              582        46,596


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                           Shares         Value
                                           ------         -----
BANKING - CONTINUED
Fifth Third Bancorp                           446       $36,461
First Chicago NBD Corporation                 868        72,478
First Union Corporation                     1,698        87,023
Fleet Financial Group, Incorporated           731        54,779
Huntington Bancshares, Incorporated           234         8,424
KeyCorp                                       629        44,541
MBNA Corporation                            1,426        38,948
Mellon Bank Corporation                       728        44,135
J.P. Morgan & Companies, Incorporated         518        58,469
National City Corporation                     621        40,831
NationsBank Corporation                     2,055       124,970
Norwest Corporation                         2,130        82,271
PNC Bank Corporation                          897        51,185
Republic New York Corporation                 155        17,699
State Street Corporation                      196        11,405
SunTrust Banks, Incorporated                  619        44,181
Synovus Financial Corporation                 214         7,009
U.S. Bancorp                                  696        77,909
Wachovia Corporation                          468        37,967
Wells Fargo & Company                         252        85,538
                                                      ---------
                                                      1,816,333
BROADCASTING - 0.77%
Clear Channel Communications*                 120         9,533
Comcast Corporation                           995        31,405
Tele-Communications, Incorporated           1,697        47,410
CBS Corporation                             1,895        55,784
U S West, Incorporated*                     1,726        49,838
Viacom, Incorporated*                       1,003        41,562
                                                        -------
                                                        235,532
BUILDING MATERIALS & CONSTRUCTION - 0.03%
Fluor Corporation                             240         8,970
                                                          -----

BUSINESS SERVICES - 0.71%
Automatic Data Processing, Incorporated       833        51,125
H & R Block, Incorporated                     296        13,265
Cognizant Corporation                         473        21,078
Deluxe Corporation                            234         8,073
R. R. Donnelley & Sons Company                417        15,533
EcoLab, Incorporated                          184        10,201
First Data Corporation                      1,270        37,148
Interpublic Group Companies, Incorporated     352        17,534
Laidlaw, Incorporated                         912        12,426
Safety-Kleen Corporation                      166         4,555
Service Corporation International             696        25,709
                                                        -------
                                                        216,647
CHEMICALS - 1.78%
Air Products & Chemicals, Incorporated        312        25,662
Dow Chemical Company                          658        66,787
E.I. Du Pont De Nemours & Company           3,215       193,101
Eastman Chemical Company                      223        13,282
Engelhard Corporation                         410         7,124
FMC Corporation*                              105         7,068
The B.F. Goodrich Company                     154         6,381
W.R. Grace & Company                          207        16,650
Great Lakes Chemical Corporation              170         7,629
Hercules, Incorporated                        284        14,218
Monsanto Company                            1,681        70,602
Morton International, Incorporated            390        13,406
Nalco Chemical Company                        190         7,517
PPG Industries, Incorporated                  512        29,248
Praxair, Incorporated                         449        20,205
Rohm & Haas Company                           176        16,852
Sigma-Aldrich Corporation                     286        11,369
Solutia, Incorporated                         192         5,124
Union Carbide Corporation                     356        15,286
                                                        -------
                                                        547,511
COMPUTERS & BUSINESS EQUIPMENT - 4.06%
Apple Computer*                               361         4,738
Applied Materials, Incorporated*            1,034        31,149
3Com Corporation                              960        33,540
Bay Networks, Incorporated*                   580        14,826
Cabletron Systems, Incorporated*              446         6,690
Ceridian Corporation*                         223        10,216
Cisco Systems, Incorporated*                2,842       158,442
Compaq Computer Corporation                 2,137       120,607
Computer Sciences Corporation*                218        18,203
Data General Corporation*                     124         2,162
Dell Computer Corporation*                    948        79,632
Digital Equipment Corporation*                435        16,095
EMC Corporation*                            1,403        38,495
Hewlett-Packard Company                     2,921       182,563
Honeywell, Incorporated                       362        24,797
Intergraph Corporation                         78           780
International Business Machines
  Corporation                               2,813       294,134
Lowe's Companies, Incorporated                494        23,558
Pitney Bowes, Incorporated                    413        37,144
Seagate Technology, Incorporated*             697        13,417
Silicon Graphics, Incorporated*               503         6,256
Sun Microsystems, Incorporated*             1,050        41,869
Tandy Corporation                             306        11,800
Unisys Corporation*                           498         6,910
Xerox Corporation                             922        68,055
                                                      ---------
                                                      1,246,078
CONGLOMERATES - 0.24%
Aeroquip-Vickers, Incorporated                 79         3,876
Fortune Brands, Incorporated                  488        18,087
Harcourt General, Incorporated                201        11,005
ITT Industries, Incorporated*                 337        10,573
Textron, Incorporated                         470        29,375
                                                         ------
                                                         72,916
CONSTRUCTION & MINING EQUIPMENT - 0.27%
Caterpillar, Incorporated                   1,073        52,108
Dover Corporation                             636        22,975
Foster Wheeler Corporation                    116         3,139
Harnischfeger Industries, Incorporated        140         4,944
                                                         ------
                                                         83,166


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                           Shares         Value
                                           ------         -----
CONSTRUCTION MATERIALS - 0.17%
Armstrong World Industries, Incorporated      116        $8,671
Masco Corporation                             464        23,606
Owens-Corning                                 151         5,153
Sherwin Williams Company                      491        13,625
                                                         ------
                                                         51,055
CONTAINERS & GLASS - 0.14%
Ball Corporation                               86         3,037
Bemis, Incorporated                           151         6,653
Crown Cork & Seal, Incorporated               366        18,346
Owens-Illinois, Incorporated*                 172         6,525
Temple-Inland, Incorporated                   160         8,370
                                                         ------
                                                         42,931
COSMETICS & TOILETRIES - 0.14%
Alberto Culver Company                        160         5,130
Avon Products, Incorporated                   376        23,077
International Flavours & Fragrances,
  Incorporated                                311        16,017
                                                         ------
                                                         44,224
CRUDE PETROLEUM & NATURAL GAS - 0.40%
Anadarko Petroleum Corporation                 73         4,430
Apache Corporation                            110         3,857
Burlington Resources, Incorporated            503        22,541
EEX Corporation                               170         1,541
Enron Oil & Gas Company                       870        36,159
Occidental Petroleum Corporation              940        27,554
Oryx Energy Company*                          300         7,650
Santa Fe Energy Resources, Incorporated*      162         1,822
Union Pacific Resources Group,
  Incorporated                                722        17,508
                                                        -------
                                                        123,062
DOMESTIC OIL - 0.77%
Amerada Hess Corporation                      263        14,432
Ashland, Incorporated                         212        11,382
Atlantic Richfield Company                    915        73,314
Kerr-McGee Corporation                        136         8,611
Pennzoil Company                              134         8,953
Phillips Petroleum Company                    750        36,469
Sun Company, Incorporated                     208         8,749
Tenneco, Incorporated                         486        19,197
Unocal Corporation                            707        27,440
USX-Marathon Group                            819        27,641
                                                        -------
                                                        236,188
DRUGS & HEALTH CARE - 7.72%
Abbott Laboratories                         2,197       144,041
Allergan, Incorporated                        185         6,209
ALZA Corporation*                             242         7,699
American Home Products Corporation          1,838       140,607
Amgen, Incorporated                           754        40,810
Bausch & Lomb, Incorporated                   158         6,261
Baxter International, Incorporated            793        39,997
Becton Dickinson & Company                    347        17,350
Beverly Enterprises, Incorporated*            161         2,093
Biomet, Incorporated                          317         8,123
Bristol-Myers Squibb Company                2,841       268,830
Cardinal Health, Incorporated                 309        23,214
Columbia/HCA Healthcare Corporation         1,883        55,784
C.R. Bard, Incorporated                       163         5,104
Crescendo Pharmaceuticals Corporation           6            69
Eli Lilly & Company                         3,164       220,294
Guidant Corporation                           421        26,207
HEALTHSOUTH Corporation*                    1,031        28,610
Humana, Incorporated*                         465         9,649
Johnson & Johnson                           3,789       249,600
Mallinckrodt, Incorporated                    209         7,942
Manor Care, Incorporated                      181         6,335
Medtronic, Incorporated                     1,346        70,413
Merck & Company, Incorporated               3,436       365,075
Pfizer, Incorporated                        3,676       274,092
Pharmacia & Upjohn, Incorporated            1,445        52,923
Pharmerica, Incorporated                       73           757
Schering-Plough Corporation                 2,084       129,469
St. Jude Medical, Incorporated*               260         7,930
Tenet Healthcare Corporation*                 859        28,454
United Healthcare Corporation                 531        26,384
United States Surgical Corporation            209         6,126
Warner-Lambert Company                        773        95,852
                                                      ---------
                                                      2,372,303
ELECTRIC UTILITIES - 1.90%
American Electric Power, Incorporated         537        27,723
Baltimore Gas & Electric Company              420        14,306
Carolina Power & Light Company                430        18,248
Central & South West Corporation              604        16,346
CINergy Corporation                           449        17,202
Consolidated Edison Company of
  New York, Incorporated                      669        27,429
Dominion Resources, Incorporated              526        22,388
DTE Energy Company                            413        14,326
Duke Energy Company                         1,023        56,649
Edison International                        1,151        31,293
Entergy Corporation                           681        20,387
FirstEnergy Corporation                       529        15,341
FPL Group, Incorporated                       519        30,718
GPU, Incorporated                             344        14,491
Houston Industries, Incorporated              896        23,912
Niagara Mohawk Power Corporation*             411         4,316
Northern States Power Company                 202        11,767
PP&L Resources, Incorporated                  469        11,227
PacifiCorp                                    842        22,997
Peco Energy Company                           633        15,350
PG&E Corporation                            1,200        36,525
Public Service Enterprise Group               661        20,945
Southern Company                            1,944        50,301
Texas Utilities Company                       684        28,429
Unicom Corporation                            615        18,911
Union Electric Company                        291        12,586
                                                        -------
                                                        584,113


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                           Shares         Value
                                           ------         -----
ELECTRICAL EQUIPMENT - 2.77%
Boston Scientific Corporation*                553       $25,369
Cooper Industries, Incorporated               341        16,709
Emerson Electric Company                    1,265        71,393
General Electric Company                    9,328       684,442
General Semiconductor, Incorporated            59           682
General Signal Corporation                    144         6,075
W.W. Grainger, Incorporated                   145        14,092
Johnson Controls, Incorporated                238        11,365
Millipore Corporation*                        124         4,208
National Service Industries, Incorporated     128         6,344
Raychem Corporation                           249        10,723
                                                        -------
                                                        851,402
ELECTRONICS - 2.19%
Advanced Micro Devices, Incorporated*         400         7,175
AMP, Incorporated                             625        26,250
Andrew Corporation                            258         6,192
Commscope, Incorporated                        79         1,061
DSC Communications Corporation*               335         8,040
EG & G, Incorporated                          131         2,726
Harris Corporation                            227        10,414
Intel Corporation                           4,655       327,014
KLA-Tencor Corporation                        102         3,940
LSI Logic Corporation*                        403         7,959
Micron Technology, Incorporated*              599        15,574
Motorola, Incorporated                      1,693        96,607
National Semiconductor Corporation*           426        11,049
Nextlevel Systems, Incorporated               418         7,472
Perkin-Elmer Corporation                      125         8,883
Raytheon Company, Class A                     132         6,509
Raytheon Company, Class B                     673        33,987
Scientific-Atlanta, Incorporated              221         3,702
TekTronix, Incorporated                       142         5,636
Tellabs, Incorporated*                        514        27,178
Texas Instruments, Incorporated             1,089        49,005
Thomas & Betts Corporation                    155         7,324
                                                        -------
                                                        673,697
FINANCIAL SERVICES - 4.14%
H.F. Ahmanson & Company                       282        18,876
American Express Company                    1,341       119,684
Beneficial Corporation                        152        12,635
Countrywide Credit Industries,
  Incorporated                                301        12,905
Equifax, Incorporated                         429        15,203
Federal Home Loan Mortgage
  Corporation                               1,978        82,952
Federal National Mortgage Association       3,020       172,329
Green Tree Financial Corporation              387        10,134
Golden West Financial Corporation             162        15,846
Hartford Financial Services Group             335        31,343
Household International, Incorporated         304        38,779
Merrill Lynch & Company, Incorporated         943        68,780
Morgan Stanley Dean Witter                  1,647        97,379
Providian Financial Corporation               267        12,065
Charles Schwab Corporation                    749        31,411
SPDR Trust                                  3,990       387,279
Travelers Group, Incorporated               1,858       100,100
Washington Mutual, Incorporated               712        45,434
                                                      ---------
                                                      1,273,134
FOOD & BEVERAGES - 4.31%
Archer-Daniels-Midland Company              1,594        34,570
Campbell Soup Company                       1,317        76,551
The Coca-Cola Company                       7,057       470,173
ConAgra, Incorporated                       1,354        44,428
CPC International, Incorporated               409        44,070
General Mills, Incorporated                   457        32,733
H.J. Heinz Company                          1,048        53,251
Hershey Foods Corporation                     423        26,199
Kellogg Company                             1,178        58,458
PepsiCo, Incorporated                       4,359       158,831
Pioneer Hi-Bred International,
  Incorporated                                213        22,844
Quaker Oats Company                           389        20,520
Ralston Purina Company                        303        28,160
Sara Lee Corporation                        1,367        76,979
Super Valu, Incorporated                      171         7,161
Sysco Corporation                             496        22,599
Unilever N.V.                               1,822       113,761
Whitman Corporation                           289         7,532
William Wrigley Jr Company                    331        26,335
                                                      ---------
                                                      1,325,155
FOREST PRODUCTS - 0.18%
Georgia-Pacific Corporation                   261        15,856
Georgia-Pacific Corporation
  (Timber Group)                              261         5,921
Louisiana Pacific Corporation                 311         5,909
Weyerhaeuser Company                          566        27,769
                                                         ------
                                                         55,455
GAS & PIPELINE UTILITIES - 0.34%
Coastal Corporation                           302        18,705
Columbia Gas System, Incorporated             158        12,413
Consolidated Natural Gas Company              271        16,396
Eastern Enterprises                            58         2,610
NICOR, Incorporated                           138         5,822
Pacific Enrterprises                          237         8,917
Peoples Energy Corporation                    100         3,937
Sonat, Incorporated                           245        11,209
Williams Companies, Incorporated              902        25,594
                                                        -------
                                                        105,603
GOLD - 0.08%
Barrick Gold Corporation                    1,061        19,761
Battle Mountain Gold Company                  654         3,842
                                                          -----
                                                         23,603
HOMEBUILDERS - 0.03%
Centex Corporation                             82         5,161
Kaufman & Broad Home Corporation              110         2,468
Pulte Corporation                              60         2,509
                                                         ------
                                                         10,138


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                           Shares         Value
                                           ------         -----
HOTELS & RESTAURANTS - 0.65%
Darden Restaurants, Incorporated              435        $5,437
Hilton Hotels Corporation                     711        21,152
ITT Corporation                               331        27,432
Marriot International, Incorporated           362        25,069
McDonald's Corporation                      1,961        93,638
Mirage Resorts, Incorporated*                 219         4,982
Tricon Global Restaurants, Incorporated*      435        12,642
Wendy's International, Incorporated           374         8,999
                                                        -------
                                                        199,351
HOUSEHOLD APPLIANCES - 0.13%
Maytag Corporation                            279        10,410
Newell Company                                452        19,210
Whirlpool Corporation                         212        11,660
                                                         ------
                                                         41,280
HOUSEHOLD PRODUCTS - 2.03%
Black & Decker Corporation                    268        10,469
Clorox Company                                294        23,244
Colgate-Palmolive Company                     841        61,814
Corning, Incorporated                         654        24,280
Gillette Company                            1,589       159,595
Procter & Gamble Company                    3,851       307,358
Rubbermaid, Incorporated                      426        10,650
Snap-On, Incorporated                         174         7,591
The Stanley Works                             253        11,938
Tupperware Corporation                        175         4,878
                                                        -------
                                                        621,817
INDUSTRIAL MACHINERY - 0.50%
Briggs & Stratton Corporation                  72         3,496
Cincinnati Milacron, Incorporated             114         2,957
Crane Company                                 130         5,639
Cummins Engine, Incorporated                  109         6,438
Ingersoll-Rand Company                        467        18,913
NACCO Industries, Incorporated                 23         2,465
Pall Corporation                              361         7,468
Parker-Hannifin Corporation                   318        14,588
Thermo Electron Corporation*                  428        19,046
Timken Company                                178         6,119
Tyco International, Ltd.                    1,443        65,025
UNOVA, Incorporated                            87         1,430
                                                        -------
                                                        153,584
INSURANCE - 2.80%
Aetna, Incorporated                           428        30,201
Allstate Corporation                        1,248       113,412
American General Corporation                  695        37,573
American International Group,
  Incorporated                              2,000       217,500
Aon Corporation                               474        27,788
ChoicePoint, Incorporated                      24         1,146
Chubb Corporation                             495        37,434
CIGNA Corporation                             210        36,343
Conseco, Incorporated                         527        23,946
General Re Corporation                        228        48,336
Jefferson-Pilot Corporation                   202        15,731
Lincoln National Corporation                  293        22,891
Loews Corporation                             328        34,809
Marsh & McLennan Companies,
  Incorporated                                475        35,417
MBIA, Incorporated                            249        16,636
MGIC Investment Corporation                   331        22,012
Progressive Corporation                        88        10,549
SAFECO Corporation                            375        18,281
ST. Paul Companies, Incorporated              239        19,613
SunAmerica, Incorporated                      556        23,769
Torchmark, Incorporated                       395        16,615
Transamerica Corporation                      185        19,702
UNUM Corporation                              398        21,641
USF&G Corporation                             315         6,950
                                                        -------
                                                        858,295
INTERNATIONAL OIL - 4.13%
Amoco Corporation                           1,402       119,345
Chevron Corporation                         1,861       143,297
Exxon Corporation                           7,056       431,739
Mobil Corporation                           2,238       161,556
Royal Dutch Petroleum Company               6,102       330,652
Texaco, Incorporated                        1,526        82,976
                                                       --------
                                                      1,269,565
LEISURE TIME - 0.69%
Brunswick Corporation                         282         8,548
Harrahs Entertainment, Incorporated*          290         5,474
King World Productions, Incorporated          106         6,121
The Walt Disney Company                     1,921       190,299
                                                        -------
                                                        210,442
LIQUOR - 0.36%
Adolph Coors Company                          106         3,524
Anheuser-Busch Companies,
  Incorporated                              1,406        61,864
Brown-Forman Corporation                      196        10,829
Seagram Company, Ltd.                       1,055        34,090
                                                        -------
                                                        110,307
MINING - 0.16%
Cyprus Amax Minerals Company                  266         4,090
Echo Bay Mines, Ltd.*                         396           965
Freeport McMoRan Copper & Gold                568         8,946
Homestake Mining Company                      418         3,710
Newmont Mining Corporation                    444        13,043
Phelps Dodge Corporation                      175        10,894
Placer Dome, Incorporated                     682         8,653
                                                         ------
                                                         50,301
MISCELLANEOUS - 0.25%
Cendant Corporation*                        2,247        77,241
                                                         ------

MOBILE HOMES - 0.01%
Fleetwood Enterprises, Incorporated           102         4,329
                                                          -----

NEWSPAPERS - 0.44%
Dow Jones & Company, Incorporated             272        14,603
Gannett, Incorporated                         806        49,821
Knight-Ridder, Incorporated                   255        13,260
New York Times Company                        272        17,986


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                           Shares         Value
                                           ------         -----
NEWSPAPERS - CONTINUED
Times Mirror Company                          272       $16,728
Tribune Company                               349        21,725
                                                        -------
                                                        134,123
NON-FERROUS METALS - 0.04%
ASARCO, Incorporated                          121         2,715
Inco, Ltd.                                    474         8,058
                                                         ------
                                                         10,773
OFFICE FURNISHINGS & SUPPLIES - 0.09%
Avery Dennison Corporation                    294        13,156
Ikon Office Solutions, Incorporated           377        10,603
Moore Corporation, Ltd.                       251         3,796
                                                         ------
                                                         27,555
PAPER - 0.94%
Boise Cascade Corporation                     147         4,447
Champion International Corporation            272        12,325
Fort James Corporation                        371        14,191
International Paper Company                   858        37,001
Kimberly-Clark Corporation                  1,589        78,358
Mead Corporation                              298         8,344
Minnesota Mining & Manufacturing
  Company                                   1,184        97,162
Potlatch Corporation                           82         3,526
Stone Container Corporation*                  282         2,943
Union Camp Corporation                        197        10,577
Westvaco Corporation                          291         9,148
Willamette Industries, Incorporated           316        10,171
                                                        -------
                                                        288,193
PETROLEUM SERVICES - 0.73%
Baker Hughes, Incorporated                    474        20,678
Dresser Industries, Incorporated              500        20,969
Halliburton Company                           721        37,447
Helmerich & Payne, Incorporated                71         4,819
McDermott International, Incorporated         157         5,750
ONEOK, Incorporated                            83         3,351
Rowan Companies, Incorporated*                245         7,472
Schlumberger, Ltd.                          1,407       113,263
Western Atlas, Incorporated*                  153        11,322
                                                        -------
                                                        225,071
PHOTOGRAPHY - 0.21%
Eastman Kodak Company                         932        56,677
Polaroid Corporation                          129         6,281
                                                         ------
                                                         62,958
PLASTICS - 0.14%
Illinois Tool Works, Incorporated             710        42,689
                                                         ------

POLLUTION CONTROL - 0.16%
Browning Ferris Industries, Incorporated      370        13,690
Waste Management, Incorporated              1,289        35,447
                                                         ------
                                                         49,137
PUBLISHING - 0.49%
American Greetings Corporation                214         8,373
Dun & Bradstreet Corporation                  486        15,036
John H. Harland Company                        88         1,848
McGraw-Hill Companies, Incorporated           283        20,942
Meredith Corporation                          152         5,424
Time Warner, Incorporated                   1,592        98,704
                                                        -------
                                                        150,327
RAILROADS & EQUIPMENT - 0.49%
Burlington Northern Santa Fe                  440        40,892
CSX Corporation                               619        33,426
Norfolk Southern Corporation                1,073        33,062
Union Pacific Corporation                     703        43,894
                                                        -------
                                                        151,274
RETAIL GROCERY - 0.34%
Albertsons, Incorporated                      707        33,494
American Stores Company                       775        15,936
Fleming Companies, Incorporated               107         1,438
Giant Foods, Incorporated                     170         5,727
Great Atlantic & Pacific Tea,
  Incorporated                                109         3,236
Kroger Company*                               723        26,706
Winn-Dixie Stores, Incorporated               424        18,523
                                                        -------
                                                        105,060
RETAIL TRADE - 2.88%
AutoZone, Incorporated                        430        12,470
Charming Shoppes, Incorporated                300         1,406
Circuit City Stores, Incorporated             279         9,922
Costco Companies, Incorporated*               603        26,909
CVS Corporation                               481        30,814
Dayton Hudson Corporation                     618        41,715
Dillard's, Incorporated                       321        11,315
Federated Department Stores,
 Incorporated*                                594        25,579
Gap, Incorporated                           1,158        41,037
Home Depot, Incorporated                    2,075       122,166
Jostens, Incorporated                         111         2,560
Kmart Corporation*                          1,382        15,979
The Limited, Incorporated                     772        19,686
Longs Drug Stores Corporation                 111         3,566
May Department Stores Company                 669        35,248
Mercantile Stores, Incorporated               105         6,392
Nordstrom, Incorporated                       223        13,464
J.C. Penney, Incorporated                     705        42,520
Pep Boys-Manny, Moe & Jack                    176         4,202
Rite Aid Corporation                          349        20,482
Sears Roebuck & Company                     1,115        50,454
TJX Companies, Incorporated                   452        15,537
Toys R Us, Incorporated*                      813        25,559
Wal-Mart Stores, Incorporated               6,446       254,214
Walgreen Company                            1,402        43,988
Woolworth Corporation*                        383         7,804
                                                        -------
                                                        884,988
SOFTWARE - 2.08%
Adobe Systems, Incorporated                   205         8,456
Autodesk, Incorporated                        137         5,069
Computer Associates International,
  Incorporated                              1,552        82,062
HBO & Company                                 242        11,616
Microsoft Corporation*                      3,411       440,872
Novell, Incorporated*                         990         7,425


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                           Shares         Value
                                           ------         -----
SOFTWARE - CONTINUED
Oracle Systems Corporation*                 2,789       $62,230
Parametric Technology Corporation*            363        17,197
Shared Medical Systems Corporation             70         4,620
                                                        -------
                                                        639,547
STEEL - 0.14%
Allegheny Teldyne, Incorporated               501        12,963
Armco, Incorporated*                          305         1,506
Bethleham Steel Corporation*                  320         2,760
Inland Steel Industries, Incorporated         139         2,380
Nucor Corporation                             250        12,078
USX-U.S. Steel Group                          244         7,625
Worthington Industries, Incorporated          275         4,538
                                                         ------
                                                         43,850
TELECOMMUNICATION SERVICES - 0.99%
AirTouch Communications, Incorporated*      1,433        59,559
ALLTEL Corporation                            531        21,801
Frontier Corporation                          467        11,237
Lucent Technologies, Incorporated           1,823       145,612
Northern Telecom, Ltd.                        742        66,038
                                                        -------
                                                        304,247
TELEPHONE - 4.54%
American Telephone & Telegraph
  Corporation                               4,624       283,220
Ameritech Corporation                       1,563       125,821
Bell Atlantic Corporation                   2,209       201,019
BellSouth Corporation                       2,823       158,970
GTE Corporation                             2,719       142,068
MCI Communications Corporation              1,961        83,955
SBC Communications, Incorporated            2,598       190,303
Sprint Corporation                          1,225        71,816
U.S. West, Incorporated                     1,364        61,550
Worldcom, Incorporated*                     2,553        77,228
                                                      ---------
                                                      1,395,950
TIRES & RUBBER - 0.11%
Cooper Tire & Rubber Company                  224         5,460
Goodyear Tire & Rubber Company                444        28,249
                                                         ------
                                                         33,709
TOBACCO - 1.08%
Philip Morris Companies, Incorporated       6,905       312,883
UST, Incorporated                             523        19,318
                                                        332,201
TOYS, AMUSEMENTS & SPORTING GOODS - 0.14%
Hasbro, Incorporated                          363        11,434
Mattel, Incorporated                          828        30,843
                                                         ------
                                                         42,277
TRUCKING & FREIGHT - 0.12%
Caliber Systems, Incorporated                 111         5,404
Federal Express Corporation*                  327        19,968
                                                         ------
Navistar International Corporation,
  Incorporated*                               208         5,161
Ryder System, Incorporated                    219         7,172
                                                         ------
                                                         37,705

TOTAL COMMON STOCKS (Cost: $21,346,162)             $21,661,394
                                                     ----------

 Principal
   Amount                                                Value
   ------                                                -----

SHORT TERM INVESTMENTS - 24.89%
     $400,000 Caterpillar Financial Services NV,
                5.66% due 02/17/98                    $397,044
      400,000 Cregem North America, Incorporated,
                5.685% due 02/18/98                    396,968
    1,500,000 Federal National Mortgage Association,
                5.64% due 02/11/98                   1,490,365
      400,000 Merrill Lynch & Company, Incorporated,
                5.71% due 02/18/98                     396,955
      400,000 MetLife Funding, Incorporated,
                5.72% due 02/22/98                     398,665
    3,720,737 Navigator Securities
                Lending Trust, 5.74%                 3,720,737
      250,000 United Parcel Service,
                5.60% due 02/13/98                     248,328
              United States Treasury Bills,****
      100,000   5.11% due 02/12/98                      99,404
      500,000   5.12% due 02/12/98                     497,013
                                                     ---------
                                                     7,645,479
REPURCHASE AGREEMENT - 4.59%
   $1,411,000 Repurchase Agreement with State
              Street Bank & Trust Company dated
              12/31/97 at 5.85% to be repurchased
              at $1,411,459 on 01/02/98,
              collateralized by $1,415,000
              U.S. Treasury Notes, 6.375% due
              04/30/99 (valued at $1,457,341,
              including interest)                   $1,411,000
                                                     ---------
TOTAL INVESTMENTS
(Equity Index Trust) (Cost: $30,402,641)           $30,717,873
                                                    ==========

BLUE CHIP GROWTH TRUST
                                          Shares         Value
                                          ------         -----
COMMON STOCKS - 85.97%
AEROSPACE - 1.88%
AlliedSignal, Incorporated               239,200    $9,313,850
Boeing Company                            23,500     1,150,031
Lockheed Martin Corporation               39,800     3,920,300
                                                    ----------
                                                    14,384,181
AIR TRAVEL - 0.20%
Galileo International, Incorporated       56,300     1,555,288
                                                     ---------

APPAREL & TEXTILES - 1.06%
Unifi, Incorporated                       79,600     3,238,725
Warnaco Group, Incorporated, Class A     155,100     4,866,263
                                                     ---------
                                                     8,104,988

AUTO PARTS - 0.88%
Danaher Corporation                      106,800     6,741,750
                                                     ---------

BANKING - 7.94%
Banc One Corporation                     114,000     6,191,625
BankBoston Corporation                    53,000     4,978,687


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                          Shares         Value
                                          ------         -----
BANKING - CONTINUED
The Chase Manhattan Corporation           59,800    $6,548,100
Citicorp                                  55,300     6,991,994
First Union Corporation                  107,600     5,514,500
Mellon Bank Corporation                  144,100     8,736,063
Mercantile Bancorporation,
  Incorporated                            30,400     1,869,600
NationsBank Corporation                   66,500     4,044,031
Norwest Corporation                      191,800     7,408,275
U.S. Bancorp                              52,000     5,820,750
Wells Fargo & Company                      7,900     2,681,556
                                                    ----------
                                                    60,785,181
BROADCASTING - 0.50%
U.S. West, Incorporated*                 132,300     3,820,163
                                                     ---------

BUSINESS SERVICES - 4.45%
Automatic Data Processing,
  Incorporated                            89,100     5,468,512
H & R Block, Incorporated                113,600     5,090,700
R. R. Donnelley & Sons Company            34,900     1,300,025
First Data Corporation                   184,700     5,402,475
National Data Corporation                 39,600     1,430,550
Nokia Corporation, ADR                    33,900     2,373,000
Omnicom Group                             83,800     3,551,025
Service Corporation International        154,500     5,706,844
SunGard Data Systems, Incorporated*      120,400     3,732,400
                                                    ----------
                                                    34,055,531
CHEMICALS - 1.74%
E.I. Du Pont De Nemours & Company         54,000     3,243,375
Great Lakes Chemical Corporation          77,400     3,473,325
Hercules, Incorporated                    67,400     3,374,213
Olin Corporation                          30,000     1,406,250
Sigma-Aldrich Corporation                 45,000     1,788,750
                                                    ----------
                                                    13,285,913
COMPUTERS & BUSINESS EQUIPMENT - 4.36%
Cisco Systems, Incorporated*             106,350     5,929,013
Compaq Computer Corporation               84,250     4,754,859
Dell Computer Corporation*                25,500     2,142,000
EMC Corporation*                          62,000     1,701,125
Hewlett-Packard Company                   67,400     4,212,500
Honeywell, Incorporated                   65,800     4,507,300
International Business Machines
  Corporation                             61,100     6,388,769
Sun Microsystems, Incorporated*           39,600     1,579,050
Xerox Corporation                         29,000     2,140,562
                                                    ----------
                                                    33,355,178
CONGLOMERATES - 0.27%
Textron, Incorporated                     33,000     2,062,500
                                                     ---------

CONSTRUCTION MATERIALS - 0.57%
Masco Corporation                         86,000     4,375,250
                                                     ---------

CONTAINERS & GLASS - 0.32%
Crown Cork & Seal, Incorporated           49,100     2,461,138
                                                     ---------

CRUDE PETROLEUM & NATURAL GAS - 0.27%
BJ Services Company*                      29,000     2,086,188
                                                     ---------

DOMESTIC OIL - 0.96%
Atlantic Richfield Company                50,300     4,030,288
USX-Marathon Group                        99,100     3,344,625
                                                     ---------
                                                     7,374,913
DRUGS & HEALTH CARE - 11.39%
Abbott Laboratories                       38,300     2,511,044
American Home Products Corporation        79,900     6,112,350
Baxter International, Incorporated        40,700     2,052,806
Biogen, Incorporated*                     41,000     1,491,375
Bristol-Myers Squibb Company              69,000     6,529,125
General Nutrition Companies,
  Incorporated*                           99,100     3,369,400
HEALTHSOUTH Corporation*                 144,000     3,996,000
Johnson & Johnson                         99,700     6,567,738
Eli Lilly & Company                       34,200     2,381,175
McKesson Corporation                       6,200       670,762
Medtronic, Incorporated                   65,300     3,416,006
Merck & Company, Incorporated             88,200     9,371,250
Pfizer, Incorporated                     123,800     9,230,837
Schering-Plough Corporation               84,800     5,268,200
SmithKline Beecham PLC, ADR               96,400     4,958,575
St. Jude Medical, Incorporated            48,000     1,464,000
Tenet Healthcare Corporation*            107,500     3,560,938
United Healthcare Corporation            112,000     5,565,000
United States Surgical Corporation       133,300     3,907,356
Warner-Lambert Company                    38,700     4,798,800
                                                    ----------
                                                    87,222,737
ELECTRICAL EQUIPMENT - 2.01%
ASM Lithography Holding NV                18,500     1,248,750
Boston Scientific Corporation*            59,100     2,711,212
General Electric Company                 103,800     7,616,325
Hubbell, Incorporated, Class B            77,400     3,816,787
                                                    ----------
                                                    15,393,074
ELECTRONICS - 2.69%
Intel Corporation                         73,600     5,170,400
KLA-Tencor Corporation                    21,000       811,125
Linear Technology Corporation             36,000     2,074,500
Maxim Integrated Products,
  Incorporated*                           88,000     3,036,000
Motorola, Incorporated                    45,700     2,607,756
Raytheon Company                          20,800     1,050,400
Teleflex, Incorporated                   154,000     5,813,500
                                                    ----------
                                                    20,563,681
FINANCIAL SERVICES - 6.60%
American Express Company                  82,900     7,398,825
Associates First Capital Corporation       6,000       426,750
CIT Group, Incorporated                   31,200     1,006,200
Corporate Express, Incorporated*         122,500     1,577,188
Federal Home Loan Mortgage
  Corporation                            199,900     8,383,306
Federal National Mortgage Association    146,900     8,382,481
Household International, Incorporated     41,800     5,332,113
The Money Store, Incorporated             34,600       726,600
Morgan Stanley Dean Witter                26,300     1,554,987
SLM Holding Corporation                   39,600     5,509,350


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                          Shares         Value
                                          ------         -----
FINANCIAL SERVICES - CONTINUED
Travelers Group, Incorporated            189,700   $10,220,088
                                                    ----------
                                                    50,517,888
FOOD & BEVERAGES - 4.43%
Cadbury Schweppes                        250,000     2,523,209
Dean Foods Company                        30,000     1,785,000
H.J. Heinz Company                        65,000     3,302,813
Hershey Foods Corporation                 37,500     2,322,656
Interstate Bakeries Corporation           53,200     1,988,350
JP Foodservices, Incorporated*            58,748     2,169,986
Nabisco Holdings Corporation, Class A     67,300     3,259,844
PepsiCo, Incorporated                    153,900     5,607,731
Ralston Purina Company                    31,400     2,918,237
Sara Lee Corporation                     120,300     6,774,393
Unilever NV                               20,800     1,298,700
                                                    ----------
                                                    33,950,919
GAS PIPELINE UTILITIES - 0.45%
Cooper Cameron Corporation*               56,600     3,452,600
                                                     ---------

HOTELS & RESTAURANTS - 0.31%
McDonald's Corporation                    49,700     2,373,175
                                                     ---------

HOUSEHOLD APPLIANCES - 0.70%
Newell Company                            78,300     3,327,750
Sony Company, ADR                         22,000     1,996,500
                                                     ---------
                                                     5,324,250
HOUSEHOLD PRODUCTS - 1.98%
Black & Decker Corporation                14,000       546,875
Colgate-Palmolive Company                 68,700     5,049,450
Corning, Incorporated                     52,900     1,963,913
Gillette Company                          14,600     1,466,387
Procter & Gamble Company                  42,600     3,400,013
The Stanley Works                         58,400     2,755,750
                                                    ----------
                                                    15,182,388
INDUSTRIAL MACHINERY - 1.47%
SPX Corporation                           38,600     2,663,400
Tyco International, Ltd.                 191,532     8,630,911
                                                    ----------
                                                    11,294,311
INSURANCE - 4.21%
ACE, Ltd.                                 87,200     8,414,800
American International Group,
  Incorporated                            26,150     2,843,813
EXEL, Ltd.*                               59,000     3,739,125
Mid Ocean, Ltd.                           70,000     3,797,500
St. Paul Companies, Incorporated          47,600     3,906,175
Travelers Property Casualty
  Corporation, Class A                   152,600     6,714,400
UNUM Corporation                          51,400     2,794,875
                                                    ----------
                                                    32,210,688
INTERNATIONAL OIL - 1.91%
The British Petroleum Company
  PLC, ADR                                55,800     4,446,562
Mobil Corporation                         89,600     6,468,000
Texaco, Incorporated                      68,400     3,719,250
                                                    ----------
                                                    14,633,812
LEISURE TIME - 1.73%
Carnival Corporation, Class A            103,900     5,753,463
The Walt Disney Company                   75,300     7,459,406
                                                    ----------
                                                    13,212,869
MINING - 0.29%
Newmont Mining Corporation                74,500     2,188,438
                                                     ---------

MISCELLANEOUS - 0.96%
Cendant Corporation*                     215,800     7,418,125
                                                     ---------

NEWSPAPERS - 0.79%
Tribune Company                           97,500     6,069,375
                                                     ---------

OFFICE FURNISHINGS & SUPPLIES - 0.22%
Wallace Computer Service,
  Incorporated                            42,500     1,652,187
                                                     ---------
PAPER - 0.57%
Kimberly-Clark Corporation                88,800     4,378,950
                                                     ---------

PETROLEUM SERVICES - 0.61%
Camco International, Incorporated         14,500       923,469
Halliburton Company                       71,800     3,729,112
                                                     ---------
                                                     4,652,581
POLLUTION CONTROL - 0.43%
USA Waste Services, Incorporated*         83,500     3,277,375
                                                     ---------

PUBLISHING - 1.01%
Time Warner, Incorporated                 88,100     5,462,200
Valassis Communications, Incorporated*    62,400     2,308,800
                                                     ---------
                                                     7,771,000
RAILROADS & EQUIPMENT - 0.53%
Burlington Northern Santa Fe              35,200     3,271,400
Norfolk Southern Corporation              25,600       788,800
                                                     ---------
                                                     4,060,200
REAL ESTATE - 1.32%
Crescent Real Estate Equities             48,000     1,890,000
Patriot American Hospitality,
  Incorporated                            99,998     2,881,192
Starwood Lodging Trust                    92,500     5,353,438
                                                    ----------
                                                    10,124,630
RETAIL GROCERY - 1.25%
American Stores Company                   77,500     1,593,594
Safeway, Incorporated*                   126,400     7,994,800
                                                     ---------
                                                     9,588,394
RETAIL TRADE - 3.97%
CVS Corporation                           96,283     6,168,130
Dayton Hudson Corporation                 21,000     1,417,500
Federated Department Stores,
  Incorporated*                           89,600     3,858,400
Fred Meyer, Incorporated                  70,400     2,560,800
The Home Depot, Incorporated              70,350     4,141,856
Kohl's Corporation*                       41,500     2,827,187
Neiman-Marcus Group, Incorporated*        95,000     2,873,750
J.C. Penney, Incorporated                 32,000     1,930,000


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                          Shares         Value
                                          ------         -----
RETAIL TRADE - CONTINUED
Wal-Mart Stores, Incorporated            116,500    $4,594,469
                                                    ----------
                                                    30,372,092
SOFTWARE - 3.27%
BMC Software, Incorporated*               92,600     6,076,875
Microsoft Corporation*                    57,000     7,367,250
Networks Associates, Incorporated*        89,400     4,727,025
Oracle Systems Corporation*               62,000     1,383,375
Parametric Technology Corporation*        71,700     3,396,787
Synopsys, Incorporated*                   57,400     2,052,050
                                                    ----------
                                                    25,003,362
TELECOMMUNICATION SERVICES - 0.57%
ALLTEL Corporation                        75,000     3,079,687
Lucent Technologies, Incorporated         16,300     1,301,962
                                                     ---------
                                                     4,381,649
TELEPHONE - 3.19%
American Telephone & Telegraph
  Corporation                             80,200     4,912,250
MCI Communications Corporation           114,900     4,919,156
SBC Communications, Incorporated         112,700     8,255,275
Vodafone Group PLC, ADR                   45,300     3,284,250
WorldCom, Incorporated*                  101,300     3,064,325
                                                    ----------
                                                    24,435,256
TOBACCO - 1.01%
Philip Morris Companies, Incorporated    170,600     7,730,312
                                                     ---------

TOYS, AMUSEMENTS & SPORTING GOODS - 0.70%
Mattel, Incorporated                     143,300     5,337,925
                                                     ---------

TOTAL COMMON STOCKS
 (Cost: $504,763,949)                             $658,222,405
                                                   -----------

 Principal
   Amount                                                Value
   ------                                                -----
SHORT TERM INVESTMENTS - 13.98%
  $6,319,000 Caisse Des Depots Et Consign,
               5.85% due 01/15/98                   $6,304,624
  30,000,000 CIESCO LP, 5.60% due 02/10/98          29,813,334
  55,974,160 Navigator Securities
               Lending Trust, 5.74%                 55,974,160
  15,000,000 Transamerica Finance Corporation,
               5.70% due 01/23/98                   14,947,750
                                                   -----------
                                                   107,039,868
REPURCHASE AGREEMENT - 0.05%
   $367,000  Repurchase Agreement with State
             Street Bank & Trust Company dated
             12/31/97 at 5.00%, to be
             repurchased at $367,102 on
             01/02/98, collateralized by
             $375,380 U.S. Treasury Notes,
             6.00% due 08/15/00 (valued at
             $383,592, including interest)            $367,000
                                                       -------

TOTAL INVESTMENTS
(Blue Chip Growth Trust) (Cost: $612,170,817)     $765,629,273
                                                   ===========

REAL ESTATE SECURITIES TRUST

COMMON STOCKS - 87.08%
REAL ESTATE - 87.08%
Apartment Investment & Management
  Company, Class A                       110,500    $4,060,875
Arden Realty, Incorporated                45,850     1,409,888
Avalon Properties, Incorporated           49,300     1,525,219
Bay Apartment Communities,
  Incorporated                            32,650     1,273,350
Boston Properties, Incorporated          124,400     4,112,975
Brandywine Realty Trust SBI                4,200       105,525
BRE Properties, Incorporated              52,700     1,482,188
Camden Property Trust                    129,000     3,999,000
Capital Trust*                            82,000       922,500
CarrAmerica Realty Corporation            85,300     2,702,944
CBL & Associates Properties,
  Incorporated                           117,200     2,893,375
Centerpoint Properties Corporation        23,987       842,543
Chateau Communities, Incorporated         31,570       994,455
Chelsea GCA Realty, Incorporated          75,400     2,879,338
Colonial Properties Trust                109,250     3,291,156
Cornerstone Properties, Incorporated      60,000     1,151,250
Cousins Properties, Incorporated         111,350     3,263,947
Crescent Real Estate Equities            150,570     5,928,694
Developers Diversified Realty             95,000     3,633,750
Duke Realty Investments, Incorporated     94,500     2,291,625
Equity Office Properties Trust, REIT     170,480     5,380,775
Equity Residential Properties Trust      130,912     6,619,238
Essex Property Trust                      91,950     3,218,250
Excel Realty Trust, Incorporated          69,700     2,195,550
Federal Realty Investment Trust           53,100     1,367,325
FelCor Suite Hotels, Incorporated        105,800     3,755,900
First Industrial Realty Trust,
  Incorporated                           118,000     4,262,750
Franchise Finance Corporation
  of America                              51,800     1,398,600
Gables Residential Trust                  23,300       643,663
General Growth Properties,
   Incorporated                           45,800     1,654,525
Glenborough Realty Trust, Incorporated    38,100     1,128,713
Glimcher Realty Trust                     26,000       586,625
Highwoods Properties, Incorporated       121,800     4,529,437
Hospitality Properties Trust              39,100     1,285,413
Irvine Apartment Communities,
  Incorporated                            30,700       976,644
JDN Realty Corporation                    95,200     3,082,100
Kilroy Realty Corporation                 33,600       966,000
Kimco Realty Corporation                  51,400     1,811,850
Liberty Property                          61,200     1,748,025
Mack-California Realty Corporation        68,200     2,796,200
Macerich Company                         116,300     3,314,550
Manufactured Home Communities,
  Incorporated                           110,400     2,980,800
Merry Land and Investment Company         51,100     1,168,912
Mid-America Apartment Communities,
  Incorporated                            24,500       699,781


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                          Shares         Value
                                          ------         -----
REAL ESTATE - CONTINUED
Mills Corporation                         88,300    $2,163,350
New Plan Realty Trust                     76,100     1,940,550
Patriot American Hospitality,
  Incorporated                           125,171     3,606,489
Post Properties,
Incorporated                              36,291     1,474,322
Prentiss Properties Trust                 34,100       952,669
Public Storage,
Incorporated                             132,950     3,905,406
Reckson Associates Realty
Corporation                               43,700     1,108,887
Regency Realty Corporation                29,700       822,319
Secuity Capital Atlantic,
  Incorporated                            59,700     1,261,162
Security Capital Industrial Trust        146,600     3,646,675
Security Capital Pacific Trust           116,950     2,836,037
Shurgard Storage Centers, Incorporated    38,400     1,113,600
Simon DeBartolo Group, Incorporated      155,360     5,078,330
Spieker Properties, Incorporated          65,400     2,804,025
Starwood Lodging Trust                    60,800     3,518,800
Storage USA, Incorporated                 73,700     2,943,394
Summit Properties, Incorporated           31,900       673,887
Sun Communities, Incorporated             20,700       743,906
Taubman Centers, Incorporated             68,200       886,600
Trammell Crow Company*                    31,700       816,275
Trinet Corporation Realty Trust,
  Incorporated                            27,250     1,054,234
United Dominion Realty Trust,
  Incorporated                           122,729     1,710,535
Urban Shopping Centers, Incorporated      22,700       791,663
Vornado Realty Trust                     117,250     5,503,422
Weeks Corporation                         28,500       912,000
Weingarten Realty Investments             44,750     2,005,359
                                                   -----------
                                                   160,610,119
TOTAL COMMON STOCKS
 (Cost: $147,362,725)                             $160,610,119
                                                   -----------

WARRANTS - 0.04%*
INSURANCE - 0.04%
Security Capital Group, Incorporated
(Expiration date 09/18/98;
 strike price $28.00)                     15,069        79,112
                                                        ------

TOTAL WARRANTS (Cost: $0)                              $79,112
                                                        ------

 Principal
   Amount                                                Value
   ------                                                -----
SHORT TERM INVESTMENT - 12.47%
  $23,007,430 Navigator Securities
                Lending Trust, 5.74%               $23,007,430
                                                    ----------

REPURCHASE AGREEMENT - 0.40%
     $739,000 Repurchase Agreement with State
              Street Bank & Trust Company dated
              12/31/97 at 5.85%, to be
              repurchased at $739,240 on
              01/02/98, collateralized by
              $755,092 U.S. Treasury Notes,
              6.125% due 07/31/00 (valued at
              $773,682, including interest)           $739,000
                                                       -------

TOTAL INVESTMENTS (Real Estate
Securities Trust) (Cost: $171,109,155)            $184,435,661
                                                   ===========

VALUE TRUST
                                           Shares        Value
                                           ------        -----
COMMON STOCKS - 81.22%
AEROSPACE - 0.82%
TRW, Incorporated                          24,400   $1,302,350

AGRICULTURAL MACHINERY - 0.24%
Deere & Company                             6,600      384,863
                                                       -------

AIR TRAVEL - 2.64%
AMR Corporation*                           13,000    1,670,500
Delta Air Lines, Incorporated              21,300    2,534,700
                                                     ---------
                                                     4,205,200
APPAREL & TEXTILES - 2.54%
Russell Corporation                        31,600      839,375
Springs Industries, Incorporated           24,100    1,253,200
VF Corporation                             42,200    1,938,563
                                                     ---------
                                                     4,031,138
AUTO PARTS - 1.67%
Dana Corporation                           28,200    1,339,500
Eaton Corporation                          14,800    1,320,900
                                                     ---------
                                                     2,660,400
AUTOMOBILES - 4.64%
Ford Motor Company                         98,700    4,805,456
General Motors Corporation                 42,400    2,570,500
                                                     7,375,956
BANKING - 7.19%
Bank of New York, Incorporated             14,000      809,375
Chase Manhattan Corporation                23,300    2,551,350
Citicorp                                   12,200    1,542,537
Crestar Financial Corporation              14,300      815,100
First Union Corporation                    55,820    2,860,775
Mellon Bank Corporation                    25,200    1,527,750
Republic New York Corporation              11,600    1,324,575
                                                    11,431,462
BUSINESS SERVICES - 0.82%
Olsten Corporation                         87,200    1,308,000
                                                     ---------

CHEMICALS - 5.74%
Cabot Corporation                          29,900      825,987
The Dow Chemical Company                   14,700    1,492,050
E. I. Du Pont De Nemours & Company         20,000    1,201,250
FMC Corporation*                           15,700    1,056,806
Great Lakes Chemical Corporation           41,100    1,844,363
IMC Global, Incorporated                   36,500    1,195,375
Rohm & Haas Company                        15,700    1,503,275
                                                     ---------
                                                     9,119,106
COMPUTERS & BUSINESS EQUIPMENT - 4.67%
International Business Machines
  Corporation                              38,300    4,004,744
Quantum Corporation*                       34,400      690,150


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                          Shares         Value
                                          ------         -----
COMPUTERS & BUSINESS EQUIPMENT - CONTINUED
Seagate Technology*                        38,100     $733,425
Stratus Computer,
Incorporated*                              52,800    1,996,500
                                                     7,424,819
CONGLOMERATES - 2.05%
Aeroquip-Vickers, Incorporated             66,300    3,252,844
                                                     ---------

CONSTRUCTION MATERIALS - 0.82%
Owens-Corning                              38,000    1,296,750
                                                     ---------

CONSTRUCTION & MINING EQUIPMENT - 1.91%
Caterpillar, Incorporated                  18,900      917,831
Harnischfeger Industries, Incorporated     59,800    2,111,688
                                                     ---------
                                                     3,029,519
DOMESTIC OIL - 2.80%
Atlantic Richfield Company                 20,000    1,602,500
Phillips Petroleum Company                 34,400    1,672,700
Ultramar Diamond Shamrock                  37,100    1,182,563
                                                     ---------
                                                     4,457,763
DRUGS & HEALTH CARE - 3.25%
Bergen Brunswig Corporation                14,700      619,238
Columbia/HCA Healthcare
   Corporation                             55,600    1,647,150
Mallinckrodt, Incorporated                 33,500    1,273,000
Maxicare Health Plans, Incorporated*       30,100      327,337
Vencor, Incorporated*                      24,300      593,831
Wellpoint Health Networks,
  Incorporated*                            16,600      701,350
                                                     ---------
                                                     5,161,906
ELECTRIC UTILITIES - 2.57%
CINergy Corporation                        16,300      624,494
DTE Energy Company                         26,500      919,219
Duke Energy Company                        13,639      755,260
Entergy Corporation                        27,400      820,287
GPU, Incorporated                          23,100      973,087
                                                     ---------
                                                     4,092,347
ELECTRICAL EQUIPMENT - 0.78%
Arrow Electronics, Incorporated*           38,100    1,235,869

ELECTRONICS - 1.97%
Beckman Instruments, Incorporated          41,400    1,656,000
Raytheon Company                            2,657      131,023
Tektronix, Incorporated                    33,900    1,345,407
                                                     ---------
                                                     3,132,430
FINANCIAL SERVICES - 3.40%
Case Corporation                           49,700    3,003,744
Federal National Mortgage Association      16,400      935,825
Reliastar Financial Corporation            35,700    1,470,394
                                                     ---------
                                                     5,409,963
FOOD & BEVERAGES - 1.43%
IBP, Incorporated                          38,900      814,469
Universal Foods Corporation                34,500    1,457,625
                                                     ---------
                                                     2,272,094
HOUSEHOLD PRODUCTS - 0.52%
Tupperware Corporation                     29,800      830,675
                                                       -------

INDUSTRIAL MACHINERY - 4.56%
Cummins Engine, Incorporated               43,700    2,581,031
Kennametal, Incorporated                   33,900    1,756,444
Parker Hannifin Corporation                36,050    1,653,794
Tecumseh Products Company                  25,800    1,257,750
                                                     ---------
                                                     7,249,019
INSURANCE - 9.02%
Allstate Corporation                       22,500    2,044,687
American General
Corporation                                23,000    1,243,437
Chubb Corporation                          13,800    1,043,625
CIGNA Corporation                          11,500    1,990,219
Everest Reinsurance Holdings               39,000    1,608,750
Foundation Health Systems,
  Incorporated*                            54,240    1,213,620
Hartford Financial Services
Group                                      17,400    1,627,987
Old Republic International Corporation     35,400    1,316,437
TIG Holdings, Incorporated                 32,900    1,091,869
Transatlantic Holdings, Incorporated       16,300    1,165,450
                                                    ----------
                                                    14,346,081
INTERNATIONAL OIL - 2.94%
Amoco Corporation                          17,200    1,464,150
British Petroleum PLC, ADR                 19,800    1,577,812
YPF Sociedad Anonima, ADR                  47,800    1,634,163
                                                     ---------
                                                     4,676,125
OFFICE FURNISHINGS & SUPPLIES - 0.36%
Standard Register                          16,300      566,425
                                                       -------

PAPER - 0.41%
Westvaco Corporation                       20,900      657,044
                                                       -------

PETROLEUM SERVICES - 0.84%
Repsol SA, ADR                             31,300    1,332,206
                                                     ---------

RAILROADS & EQUIPMENT - 0.74%
CSX Corporation                           21,900    1,182,600
                                                    ---------

RETAIL TRADE - 3.69%
Dillard's, Incorporated                    29,800    1,050,450
Federal Department Stores,
  Incorporated*                            36,000    1,550,250
Sears, Roebuck & Company                   43,000    1,945,750
Toys R Us, Incorporated*                   42,000    1,320,375
                                                     ---------
                                                     5,866,825
STEEL - 0.67%
Inland Steel Industries, Incorporated      39,800      681,575
National Steel Corporation*                33,600      388,500
                                                     ---------
                                                     1,070,075
TIRES & RUBBER - 1.90%
The Goodyear Tire & Rubber Company         47,500    3,022,187
                                                     ---------

TOBACCO - 3.62%
Philip Morris Companies, Incorporated      70,900    3,212,656
RJR Nabisco Holdings Corporation           68,000    2,550,000
                                                     ---------
                                                     5,762,656
TOTAL COMMON STOCKS
 (Cost: $123,826,223)                             $129,146,697
                                                   -----------


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

 Principal
   Amount                                                Value
   ------                                                -----
SHORT TERM INVESTMENT - 7.88%
  $12,529,476 Navigator Securities
                Lending Trust, 5.74%               $12,529,476
                                                    ----------

REPURCHASE AGREEMENT - 10.90%
$17,338,000   Repurchase Agreement with State
              Street Bank & Trust Company dated
              12/31/97 at 5.00%, to be
              repurchased at $17,342,816 on
              01/02/98, collateralized by
              $17,689,011 U.S. Treasury Bonds,
              8.125% due 05/15/21 (valued at
              $17,833,400, (including interest)    $17,338,000
                                                    ----------

TOTAL INVESTMENTS
(Value Trust) (Cost: $153,693,699)                $159,014,173
                                                   ===========

INTERNATIONAL GROWTH AND INCOME TRUST
                                          Shares         Value
                                          ------         -----
COMMON STOCKS - 66.72%
AEROSPACE - 1.27%
CSF Thomson                               33,800    $1,065,359
Lucas Varity PLC, ADS                    517,300     1,826,780
                                                     ---------
                                                     2,892,139
AIR TRAVEL - 1.46%
British Airways PLC, ADS                 107,000       984,186
Deutsche Lufthansa AG                     65,300     1,252,314
Singapore Airlines, Ltd.                 166,000     1,083,358
                                                     ---------
                                                     3,319,858
AUTO PARTS - 0.46%
Autoliv, Incorporated, ADR                15,900       517,658
Qingling Motors Company                1,070,300       524,860
                                                     ---------
                                                     1,042,518
AUTOMOBILES - 1.39%
Nissan Motor Company, Ltd.               124,000       512,828
Tata Engineering and Locomotive
  Company, Ltd., GDR                      42,200       318,846
Toyota Motor Corporation                  81,000     2,320,135
                                                     ---------
                                                     3,151,809
BANKING - 10.27%
Allied Irish Banks                       250,900     2,428,319
Banco Bilbao Vizcaya, ADS                 57,900     1,873,626
Banco Santander-Chile, ADR                55,700       786,763
Bangkok Bank                             161,100       401,495
Bank of East Asia                            120           281
Bank of Tokyo Mitsubishi, ADS             63,000       868,500
Deutsche Bank AG                          29,380     2,074,132
Dresdner Bank AG                           8,270       381,561
Housing & Commerical Bank of
  Korea, ADR                             142,500       961,875
HSBC Holdings - HKD                       14,400       354,936
HSBC Holdings - P                         54,700     1,419,547
Istituto Mobiliare Italiano SPA          121,000     1,436,405
Lloyds TSB Group PLC                     159,900     2,080,233
The Mitsui Trust & Banking
  Company, Ltd.                          293,000       567,734
National Australia Bank, Ltd.            158,200     2,209,579
Royal Bank of Scotland Group PLC         201,800     2,572,732
Union Bank of Switzerland/
  Schweizerische Bankgesellschaft            780     1,127,402
United Overseas Bank                     203,000     1,126,105
Yapi ve Kredi Bankasi AS              18,050,860       688,067
                                                    ----------
                                                    23,359,292
BROADCASTING - 0.28%
Central European Media
  Enterprises, Ltd.*                      25,200       636,300
                                                       -------

BUILDING MATERIALS & CONSTRUCTION - 0.19%
ACS, Actividades de Construccion y
  Servicios SA                            12,700       307,601
Gamuda BHD                               222,200       123,397
                                                       -------
                                                       430,998
BUSINESS SERVICES - 2.06%
Eaux (Cie Generale Des)                   13,569     1,893,821
Keppel Telecom & Transport               658,000       421,619
Toppan Printing Company, Ltd.             68,000       885,349
Wessex Water PLC                         175,100     1,475,397
                                                     ---------
                                                     4,676,186
CHEMICALS - 1.43%
Allied Colloids Group PLC                236,242       644,126
Bayer AG                                  17,060       637,278
Fauji Fertilizer Company, Ltd.           416,600       797,586
Henkel                                     8,890       499,119
Mitsubishi Rayon Company, Ltd.           121,000       296,546
SGL Carbon AG                              2,076       267,729
Shin-Etsu Chemical Company                 6,000       114,421
                                                     ---------
                                                     3,256,805
COAL - 0.14%
Banpu Public Company, Ltd.                81,100       325,074
                                                       -------

COMPUTERS & BUSINESS EQUIPMENT - 1.24%
Fujitsu, Ltd.                            160,000     1,715,555
Ricoh Company, Ltd.                       89,000     1,104,235
                                                     ---------
                                                     2,819,790
CONGLOMERATES - 0.66%
CSR, Ltd.                                214,100       725,606
Hutchison Whampoa                         43,000       269,686
Tomkins PLC, ADS                         108,600       513,722
                                                     ---------
                                                     1,509,014
CONSTRUCTION & MINING EQUIPMENT - 0.06%
Nishimatsu Construction                   40,000       125,603
                                                       -------

CONSTRUCTION MATERIALS - 0.61%
CRH                                       34,200       400,124
Siam Cement Company                       73,300       578,484
Tostem Company                            38,000       407,444
                                                     ---------
                                                     1,386,052


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                          Shares         Value
                                          ------         -----
CRUDE PETROLEUM & NATURAL GAS - 1.49%
Elf Aquitaine                             10,097    $1,174,363
ENI SPA                                  390,000     2,211,249
                                                     ---------
                                                     3,385,612
DRUGS & HEALTH CARE - 4.57%
Elan PLC, ADR                              3,900       199,631
Glaxo Wellcome PLC                        86,500     2,062,208
Ranbaxy Laboratories, Ltd., GDR           24,400       616,100
Roche Holding AG                              70       694,874
Sanofi SA                                 12,280     1,367,052
Schering AG                                4,880       470,652
Takeda Chemical Industries, Ltd.          42,000     1,196,599
Wockhardt, Ltd., ADR                      11,500        64,688
Yamanouchi Pharmaceutical
  Company, Ltd.                           64,000     1,372,444
Zeneca Group PLC                          66,500     2,355,519
                                                    ----------
                                                    10,399,767
ELECTRIC UTILITIES - 3.49%
Chilgener SA, ADR                         25,200       617,400
Companhia Energetica de Minas
  Gerais, ADR                             29,100     1,264,366
Empresa Nacional Electricidad SA, ADR     69,300     1,225,744
The Hub Power Company, Ltd., GDR*         19,800       613,800
Iberdrola SA                             148,700     1,956,964
National Grid Group PLC                       10            47
VEBA AG                                   33,300     2,267,573
                                                     ---------
                                                     7,945,894
ELECTRICAL EQUIPMENT - 1.20%
Elektrim Spolka Akcyjina SA               28,169       272,500
Hitachi, Ltd.                             91,000       648,158
Siemens AG                                30,560     1,809,189
                                                     ---------
                                                     2,729,847
ELECTRONICS - 1.85%
Fanuc, Ltd.                               31,000     1,172,857
Nissei Sangyo Company                     29,000       237,650
Racal Electronics                        320,000     1,403,352
Samsung Electronics, Ltd., ADR            31,818       501,134
TDK Corporation                           12,000       904,342
                                                     ---------
                                                     4,219,335
FINANCIAL SERVICES - 1.99%
Brierley Investment, Ltd.              1,002,000       715,628
Compagnie Financiere de Paribas           17,310     1,504,217
Koc Holdings                           4,964,000     1,161,660
Nichiei Company, Ltd. (Kyoto)              5,000       532,282
Nomura Securities                         46,000       613,004
                                                     ---------
                                                     4,526,791
FOOD & BEVERAGES - 2.27%
Diageo PLC                               135,000     1,235,078
Greencore Group PLC                       72,600       340,994
Lion Nathan, Ltd.                        714,200     1,600,743
Molinos Rio de la Plata SA               195,410       469,073
Nestle SA                                    800     1,198,467
Okocimskie Zaklady Piwowarskie SA         47,700       324,766
                                                     ---------
                                                     5,169,121
FOREST PRODUCTS - 0.41%
Carter Holt Harvey                       610,000       942,163
                                                       -------

HOMEBUILDERS - 0.06%
Bilfinger & Berger
  Bauaktiengesellschaft AG                 4,600       142,683
                                                       -------

HOUSEHOLD APPLIANCES - 0.87%
Guangdong Kelon Elec Holdings            470,000       482,191
Philips Electronics NV                     7,950       476,769
Sony Corporation                          11,600     1,030,558
                                                     ---------
                                                     1,989,518
HOUSEHOLD PRODUCTS - 0.97%
Unilever                                 256,000     2,202,054
                                                     ---------

INDUSTRIAL MACHINERY - 1.11%
Daiken Corporation                       109,000       263,797
Ebara Corporation                         77,000       813,816
Hindalco Industries, Ltd., ADR            25,800       488,905
Ishihara Sangyo Kaisha                    69,000        76,626
Reliance Industries, ADR                 108,000       891,000
                                                     ---------
                                                     2,534,144
INSURANCE - 4.32%
Axa-UAP                                    9,000       696,403
Irish Life PLC                           200,000     1,147,179
Istituto Nazionale della
Assicurazioni                          1,462,000     2,962,843
Munchener Ruckversicherungs AG             7,082     2,669,111
Prudential Corporation                    89,000     1,083,782
Royal & Sun Alliance Insurance
  Group PLC                               71,000       714,865
Tokio Marine & Fire Insurance Company     48,000       544,076
                                                     ---------
                                                     9,818,259
INTERNATIONAL OIL - 2.04%
Pakistan State Oil Company, Ltd.*        102,362       871,122
The Shell Transport and Trading
  Company PLC                            339,400     2,380,373
YPF Sociedad Anonima, ADR                 40,610     1,388,354
                                                     ---------
                                                     4,639,849
LEISURE TIME - 1.25%
Compass Group                            231,700     2,850,449
                                                     ---------

NON-FERROUS METALS - 0.48%
Billiton PLC*                            137,000       351,035
WMC, Ltd.                                210,800       735,031
                                                     ---------
                                                     1,086,066
PAPER - 0.83%
Fletcher Challenge, Ltd.                 514,700       672,436
Jefferson Smurfit Group PLC              432,400     1,218,561
                                                     ---------
                                                     1,890,997
PETROLEUM SERVICES - 1.45%
Broken Hill Proprietary Company, Ltd.    163,800     1,521,282
Petroleo Brasileiro S/A-Petrobras, ADR    25,000       584,665
Repsol SA, ADS                            13,700       584,509
Zhenhai Refining and Chemical
  Company, Ltd.                        1,467,300       610,665
                                                     ---------
                                                     3,301,121


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                          Shares         Value
                                          ------         -----
PHOTOGRAPHY - 0.65%
Canon Sales Company, Incorporated         23,000      $262,465
Fuji Photo Film Company                   32,000     1,225,396
                                                     ---------
                                                     1,487,861
PUBLISHING - 0.51%
Hurriyet Gazetecilik ve Matbaacilik    4,901,000       922,263
Singapore Press Holdings, Ltd.            19,000       237,852
                                                     ---------
                                                     1,160,115
REAL ESTATE - 1.27%
City Developments                        137,000       633,996
Mepc PLC                                 111,000       926,173
Mitsubishi Estate Company, Ltd.           96,000     1,044,037
Sun Hung Kai Properties                   42,000       292,683
                                                     ---------
                                                     2,896,889
RETAIL GROCERY - 1.12%
Ito-Yokado Company, Ltd.                  16,000       814,889
J. Sainsbury PLC                         205,805     1,734,118
                                                     ---------
                                                     2,549,007
RETAIL TRADE - 1.55%
Carrefour SA                               2,619     1,366,397
The Great Universal Stores PLC           112,000     1,410,973
JD Group, Ltd.                               906         5,539
Mitsubishi Corporation                    93,000       733,629
                                                     ---------
                                                     3,516,538
SHIPBUILDING - 0.08%
Sembawang Maritime, Ltd.                 123,000       180,979
                                                       -------

SOFTWARE - 0.84%
SAP AG                                     6,280     1,907,791
                                                     ---------

STEEL - 0.72%
Nippon Steel Corporation                 310,000       458,222
Rautaruukki OY                            42,000       339,023
Tokyo Steel Manufacturing
  Company, Ltd.                           46,000       155,365
Unisor SA                                 47,315       683,172
                                                     ---------
                                                     1,635,782
TELECOMMUNICATION SERVICES - 3.20%
France Telecom SA*                        15,730       570,551
Telecom Argentina Stet France, ADR        30,430     1,087,873
Telecom Corporation of New Zealand       369,000     1,789,070
Telecom Italia SPA                             6            38
Telecom Italia SPA-RNC                   670,000     2,954,211
Telefonica del Peru SA, ADR               27,800       648,087
Telstra Corporation*                     114,700       242,208
                                                     ---------
                                                     7,292,038
TELEPHONE - 2.70%
Nippon Telegraph & Telephone
  Corporation                                162     1,389,599
Philippine Long Distance Telephone
  Company, ADR                            13,616       306,360
Telecomunicacoes Brasileiras S/A-
  Telebras, ADR                           18,200     2,119,162
VodaFone Group                           323,000     2,334,321
                                                     ---------
                                                     6,149,442
TIRES & RUBBER - 1.03%
Bridgestone Corporation                   66,000     1,430,497
Continental AG                            41,800       922,460
                                                     ---------
                                                     2,352,957
TOBACCO - 0.45%
ITC, Ltd., ADR                            29,100       574,725
Japan Tobacco, Incorporated                   64       453,887
                                                     ---------
                                                     1,028,612
TRUCKING & FREIGHT - 0.43%
Mayne Nickless, Ltd.                     141,560       748,242
Osprey Maritime, Ltd.                    286,000       229,072
                                                       -------
                                                       977,314
TOTAL COMMON STOCKS
 (Cost: $153,741,248)                             $151,840,433
                                                   -----------

PREFERRED STOCKS - 1.29%
AUTOMOBILES - 0.10%
Volkswagen AG                                540       231,735
                                                       -------

BROADCASTING - 0.82%
News Corporation                         378,000     1,870,869
                                                     ---------

MISCELLANEOUS - 0.37%
WBK STRYPES Trust                         24,900       834,150
                                                       -------

TOTAL PREFERRED STOCKS
 (Cost: $2,632,321)                                 $2,936,754
                                                     ---------

WARRANTS - 0.07%*
CHEMICALS - 0.07%
Shin-Etsu Chemical (Expiration date
  08/01/11; strike price Y 1,917)            125       171,875
                                                       -------

TOTAL WARRANTS (Cost: $162,500)                       $171,875
                                                       -------

                                      Principal
                                        Amount           Value
                                        ------           -----
FOREIGN GOVERNMENT OBLIGATIONS - 15.14%
COMMONWEALTH OF AUSTRALIA - 3.07%
New South Wales Treasury,
  6.50% due 05/01/06        AUD       10,500,000    $6,997,349
                                                     ---------

GOVERNMENT OF CANADA - 1.62%
7.00% due 12/01/06          CAD        4,800,000     3,682,368
                                                     ---------

KINGDOM OF DENMARK - 3.41%
8.00% due 05/15/03          DKK          854,000       140,728
8.00% due 03/15/06                    45,000,000     7,608,474
                                                     ---------
                                                     7,749,202


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                      Principal
                                        Amount           Value
                                        ------           -----
REPUBLIC OF ITALY - 0.81%
8.50% due 08/01/04          ITL    2,800,000,000    $1,842,631
                                                     ---------

GOVERNMENT OF SPAIN - 0.64%
7.90% due 02/28/02          ESP      200,000,000     1,453,233
                                                     ---------

UNITED KINGDOM TREASURY - 5.59%
8.00% due 09/27/13          P          3,110,000     5,941,446
8.50% due 07/16/07                     2,730,000     5,146,818
8.75% due 08/25/17                       780,000     1,632,264
                                                    ----------
                                                    12,720,528
TOTAL FOREIGN GOVERNMENT
OBLIGATIONS (Cost: $34,727,475)                    $34,445,311
                                                    ----------

CORPORATE BONDS - 1.29%
Athena Neuroscience, Incorporated,
  4.75% due 11/15/04                    $920,000       916,550
Mesta-Serla OY,
  4.375% due 10/15/02                  1,109,000     1,025,825
Nykredit,
  6.00% due 10/01/06        DKK        6,965,000       990,585
                                                       -------

TOTAL CORPORATE BONDS
 (Cost: $2,956,888)                                 $2,932,960
                                                     ---------

CONVERTIBLE BONDS - 1.03%
BTM Cayman Finance,
  4.25% due 03/31/03        Y        130,000,000    $1,090,220
Elektrim SA,
  2.00% due 05/30/04        DEM          540,000       284,416
MIT Capital Cayman, Ltd.,
  0.50% due 10/01/07        Y        260,000,000       970,743
                                                       -------

TOTAL CONVERTIBLE BONDS
 (Cost: $4,126,671)                                 $2,345,379
                                                     ---------

 Principal
  Amount                                                 Value
  ------                                                 -----
SHORT TERM INVESTMENT - 12.56%
  $28,577,353 Navigator Securities
                Lending Trust, 5.74%               $28,577,353
                                                    ----------

REPURCHASE AGREEMENT - 1.90%
   $4,325,000 Repurchase Agreement with State
              Street Bank & Trust Company dated
              12/31/97 at 5.00%, to be
              repurchased at $4,326,201 on
              01/02/98, collateralized by
              $4,416,368 U.S. Treasury Bonds,
              6.875% due 08/15/25 (valued at
              $4,516,657, including interest)       $4,325,000
                                                     ---------

TOTAL INVESTMENTS (International
Growth & Income Trust) (Cost: $231,249,456)       $227,575,065
                                                   ===========
GROWTH AND INCOME TRUST
                                          Shares         Value
                                          ------         -----
COMMON STOCKS - 93.08%
AEROSPACE - 3.02%
Boeing Company                           400,000   $19,575,000
Lockheed Martin Corporation              175,000    17,237,500
United Technologies Corporation          185,000    13,470,312
                                                    ----------
                                                    50,282,812
AGRICULTURAL MACHINERY - 0.87%
Deere & Company                          250,000    14,578,125
                                                    ----------

AIR TRAVEL - 1.44%
Southwest Airlines Company               975,000    24,009,375
                                                    ----------

ALUMINUM - 0.65%
Aluminum Company of America              155,000    10,908,125
                                                    ----------

AUTOMOBILES - 0.29%
General Motors Corporation               130,000     4,801,875
                                                     ---------

BANKING - 6.89%
The Chase Manhattan Corporation           90,000     9,855,000
Citicorp                                 250,000    31,609,375
Crestar Financial Corporation            180,000    10,260,000
First Union Corporation                  600,000    30,750,000
U.S. Bancorp                             289,000    32,349,938
                                                   -----------
                                                   114,824,313
BUSINESS SERVICES - 1.60%
Automatic Data Processing,
  Incorporated                           195,000    11,968,125
First Data Corporation                   500,000    14,625,000
                                                    ----------
                                                    26,593,125
CHEMICALS - 2.36%
The Dow Chemical Company                  95,000     9,642,500
E.I. Du Pont De Nemours & Company        255,000    15,315,937
Zeneca Group PLC, ADR                    133,300    14,396,400
                                                    ----------
                                                    39,354,837
COMPUTERS & BUSINESS EQUIPMENT - 5.32%
3Com Corporation*                         88,900     3,105,944
Cisco Systems, Incorporated*             292,500    16,306,875
EMC Corporation*                         260,000     7,133,750
Hewlett-Packard Company                  255,000    15,937,500
International Business Machines
  Corporation                            300,000    31,368,750
Xerox Corporation                        200,000    14,762,500
                                                    ----------
                                                    88,615,319
CONSTRUCTION & MINING EQUIPMENT - 0.87%
Caterpillar, Incorporated                219,500    10,659,469
Foster Wheeler Corporation               143,200     3,875,350
                                                    ----------
                                                    14,534,819
CONTAINERS & GLASS - 0.45%
Crown Cork & Seal, Incorporated          150,000     7,518,750
                                                     ---------

DOMESTIC OIL - 0.86%
Unocal Corporation                       370,000    14,360,625
                                                    ----------


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                          Shares         Value
                                          ------         -----
DRUGS & HEALTH CARE - 10.07%
Abbott Laboratories                      320,000   $20,980,000
American Home Products Corporation        90,000     6,885,000
Bristol-Myers Squibb Company             180,000    17,032,500
Columbia/HCA Healthcare Corporation       360,000   10,665,000
Johnson & Johnson                        214,000    14,097,250
Merck & Company, Incorporated            150,000    15,937,500
Pfizer, Incorporated                     460,000    34,298,750
Pharmacia & Upjohn, Incorporated         700,000    25,637,500
Tenet Healthcare Corporation*            125,700     4,163,813
Warner-Lambert Company                   146,000    18,104,000
                                                   -----------
                                                   167,801,313
ELECTRIC UTILITIES - 2.58%
DPL, Incorporated                        445,000    12,793,750
Duke Energy Company                      208,000    11,518,000
New England Electric System              195,000     8,336,250
Texas Utilities Company                  250,000    10,390,625
                                                    ----------
                                                    43,038,625
ELECTRICAL EQUIPMENT - 3.08%
General Electric Company                 700,000    51,362,500
                                                    ----------

ELECTRONICS - 3.43%
AMP, Incorporated                        270,000    11,340,000
Analog Devices, Incorporated*            245,000     6,783,438
Intel Corporation                        290,000    20,372,500
Motorola, Incorporated                   270,000    15,406,875
Raytheon Company                               1            49
Texas Instruments, Incorporated           74,000     3,330,000
                                                    ----------
                                                    57,232,862
FINANCIAL SERVICES - 6.72%
American Express Company                 330,000    29,452,500
Federal National Mortgage Association    550,000    31,384,375
Morgan Stanley Dean Witter               250,000    14,781,250
Travelers Group, Incorporated            675,000    36,365,625
                                                   -----------
                                                   111,983,750
FOOD & BEVERAGES - 3.98%
General Mills, Incorporated              170,000    12,176,250
H.J. Heinz Company                       160,000     8,130,000
Nabisco Holdings Corporation             190,000     9,203,125
PepsiCo, Incorporated                    300,000    10,931,250
Sara Lee Corporation                     460,000    25,903,750
                                                    ----------
                                                    66,344,375
GAS & PIPELINE UTILITIES - 0.82%
KN Energy, Incorporated                  100,000     5,400,000
National Fuel Gas Company                100,000     4,868,750
Peoples Energy Corporation                85,600     3,370,500
                                                    ----------
                                                    13,639,250
HOTELS & RESTAURANTS - 1.02%
McDonalds Corporation                    355,000    16,951,250
                                                    ----------

HOUSEHOLD PRODUCTS - 2.42%
Colgate-Palmolive Company                150,000    11,025,000
Gillette Company                          70,600     7,090,887
Procter & Gamble Company                 278,000    22,187,875
                                                    ----------
                                                    40,303,762
INSURANCE - 5.46%
ACE, Ltd.                                242,500    23,401,250
Allstate Corporation                     330,000    29,988,750
American International Group,
  Incorporated                           189,000    20,553,750
Marsh & McLennan Companies,
  Incorporated                           230,000    17,149,375
                                                    ----------
                                                    91,093,125
INTERNATIONAL OIL - 5.49%
Amoco Corporation                        200,000    17,025,000
Chevron Corporation                      330,000    25,410,000
Exxon Corporation                        360,000    22,027,500
Royal Dutch Petroleum Company, ADR       500,000    27,093,750
                                                    ----------
                                                    91,556,250
LEISURE TIME - 0.39%
The Walt Disney Company                   66,000     6,538,125
                                                     ---------

LIQUOR - 0.73%
Anheuser-Busch Companies,
  Incorporated                           276,000    12,144,000
                                                    ----------

NEWSPAPERS - 1.63%
Gannett, Incorporated                    440,000    27,197,500
                                                    ----------

PAPER - 2.62%
International Paper Company              230,000     9,918,750
Kimberly-Clark Corporation               385,000    18,985,312
Minnesota Mining & Manufacturing
  Company                                180,000    14,771,250
                                                    ----------
                                                    43,675,312
PETROLEUM SERVICES - 2.05%
Diamond Offshore Drilling, Incorporated  170,000     8,181,250
Schlumberger, Ltd.                       323,400    26,033,700
                                                    ----------
                                                    34,214,950
RAILROAD & EQUIPMENT - 0.86%
Union Pacific Corporation                230,000    14,360,625
                                                    ----------

REAL ESTATE - 0.28%
Security Capital Pacific Trust           190,000     4,607,500
                                                     ---------

RETAIL TRADE - 4.15%
Dayton Hudson Corporation                340,000    22,950,000
Gap, Incorporated                        300,000    10,631,250
May Department Stores, Incorporated      205,000    10,800,938
Wal-Mart Stores, Incorporated            630,000    24,845,625
                                                    ----------
                                                    69,227,813
SOFTWARE - 1.94%
Microsoft Corporation*                   250,000    32,312,500
                                                    ----------

TELECOMMUNICATION SERVICES - 1.01%
Cox Communications, Incorporated*        210,000     8,413,125
Lucent Technologies, Incorporated        105,000     8,386,875
                                                    ----------
                                                    16,800,000
TELEPHONE - 5.57%
Bell Atlantic Corporation                283,699    25,816,609
BellSouth Corporation                    170,000     9,573,125


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                          Shares         Value
                                          ------         -----
TELEPHONE - CONTINUED
SBC Communications, Incorporated         390,000   $28,567,500
U.S. West, Incorporated                  350,000    15,793,750
WorldCom, Incorporated*                  435,000    13,158,750
                                                    ----------
                                                    92,909,734
TIRES & RUBBER - 0.67%
Goodyear Tire and Rubber Company         175,000    11,134,375

TOBACCO - 1.49%
Philip Morris Companies, Incorporated    550,000    24,921,875

TOTAL COMMON STOCKS
 (Cost: $1,084,612,832)                         $1,551,733,471
                                                 -------------
 Principal
   Amount                                                Value
   ------                                                -----
SHORT TERM INVESTMENT - 3.95%
  $65,892,173 Navigator Securities
                Lending Trust, 5.74%               $65,892,173
                                                    ----------

REPURCHASE AGREEMENT - 2.97%
$49,462,000  Repurchase Agreement with Lehman
             Brothers Incorporated dated
             12/31/97 at 6.57%, to be
             repurchased at $49,480,054 on
             01/02/98, collateralized by
             $52,139,501 U.S. Treasury Strips,
             zero coupon due 08/15/17 (valued
             at $52,139,501, including interest)   $49,462,000
                                                    ----------

TOTAL INVESTMENTS (Growth and
 Income Trust) (Cost: $1,199,967,005)           $1,667,087,644
                                                 =============

EQUITY-INCOME TRUST
                                          Shares         Value
                                          ------         -----
COMMON STOCKS - 88.65%
AEROSPACE - 0.12%
AlliedSignal, Incorporated                31,300    $1,218,744
                                                     ---------

ALUMINUM - 0.47%
Reynolds Metals Company                   76,500     4,590,000
                                                     ---------

APPAREL & TEXTILES - 0.06%
Unifi, Incorporated                       15,000       610,313
                                                       -------

AUTO PARTS - 1.11%
Echlin, Incorporated                     120,500     4,360,594
Genuine Parts Company                    192,150     6,521,091
                                                    ----------
                                                    10,881,685
AUTOMBILES - 0.61%
General Motors Corporation                98,100     5,947,313
                                                     ---------

BANKING - 8.87%
Banc One Corporation                     143,000     7,766,688
BankBoston Corporation                    64,000     6,012,000
Bankers Trust New York Corporation        72,200     8,117,987
The Chase Manhattan Corporation           75,900    $8,311,050
First Union Corporation                  109,610     5,617,512
Fleet Financial Group, Incorporated       92,500     6,931,719
Mellon Bank Corporation                  293,000    17,763,125
Mercantile Bankshares Corporation         96,150     3,761,869
J.P. Morgan & Company, Incorporated       67,200     7,585,200
National City Corporation                 80,000     5,260,000
PNC Bank Corporation                      72,400     4,131,325
Wells Fargo & Company                     17,100     5,804,381
                                                    ----------
                                                    87,062,856
BUSINESS SERVICES - 1.55%
H & R Block, Incorporated                152,000     6,811,500
Deluxe Corporation                        61,400     2,118,300
R. R. Donnelley & Sons Company           168,600     6,280,350
                                                    ----------
                                                    15,210,150
CHEMICALS - 6.77%
The Dow Chemical Company                 145,600    14,778,400
E.I. Du Pont De Nemours & Company        150,200     9,021,388
Eastman Chemical Company                  55,000     3,275,937
Great Lakes Chemical Corporation         165,700     7,435,788
Imperial Chemical Industries PLC, ADR     74,100     4,811,869
Lubrizol Corporation                      96,900     3,573,187
Nalco Chemical Company                   102,000     4,035,375
Olin Corporation                         150,900     7,073,437
PPG Industries, Incorporated              77,800     4,444,325
Witco Corporation                        194,700     7,946,194
                                                    ----------
                                                    66,395,900
CONGLOMERATES - 1.25%
Fortune Brands, Incorporated             123,400     4,573,513
Lonrho PLC                               990,500     1,529,282
Tomkins                                1,298,500     6,142,424
                                                    ----------
                                                    12,245,219
CONSTRUCTION MATERIALS - 0.43%
Armstrong World Industries,
  Incorporated                            56,200     4,200,950
                                                     ---------

COSMETICS & TOILETRIES - 0.97%
International Flavours & Fragrances,
  Incorporated                           184,900     9,522,350
                                                     ---------

CRUDE PETROLEUM & NATURAL GAS - 1.04%
Enron Corporation                        112,000     4,655,000
Occidental Petroleum Corporation         188,800     5,534,200
                                                    ----------
                                                    10,189,200
DOMESTIC OIL - 3.04%
Amerada Hess Corporation                 113,700     6,239,288
Atlantic Richfield Company               170,200    13,637,275
Phillips Petroleum Company                98,000     4,765,250
USX-Marathon Group                       152,000     5,130,000
                                                    ----------
                                                    29,771,813


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                          Shares         Value
                                          ------         -----
DRUGS & HEALTH CARE - 5.41%
Abbott Laboratories                       84,600    $5,546,588
American Home Products Corporation       160,300    12,262,950
Amgen, Incorporated                       57,000     3,085,125
C.R. Bard, Incorporated                   91,000     2,849,437
Bausch & Lomb, Incorporated              115,300     4,568,762
Baxter International, Incorporated        68,500     3,454,969
Pharmacia & Upjohn, Incorporated         287,100    10,515,038
Smith & Nephew PLC                     1,267,200     3,746,477
United States Surgical Corporation       241,700     7,084,831
                                                    ----------
                                                    53,114,177
ELECTRIC UTILITIES - 8.08%
Baltimore Gas & Electric Company          92,100     3,137,156
Central & South West Corporation          98,000     2,652,125
Dominion Resources, Incorporated         120,300     5,120,269
DQE, Incorporated                        128,200     4,503,025
Duke Energy Company                      150,800     8,350,550
Entergy Corporation                      145,900     4,367,881
FirstEnergy Corporation*                 240,775     6,982,475
GPU, Incorporated                         58,300     2,455,887
Houston Industries, Incorporated         201,000     5,364,188
PacifiCorp                               162,900     4,449,206
PECO Energy Company                      191,800     4,651,150
PG & E Corporation                       109,600     3,335,950
Public Service Enterprise Group,
  Incorporated                            97,700     3,095,869
Southern Company                         274,900     7,113,038
TECO Energy, Incorporated                118,000     3,318,750
Unicom Corporation                       209,400     6,439,050
Western Resources, Incorporated           92,000     3,956,000
                                                    ----------
                                                    79,292,569
ELECTRICAL EQUIPMENT - 1.91%
Cooper Industries, Incorporated           92,500     4,532,500
General Electric Company                 127,000     9,318,625
Hubbell, Incorporated                     99,000     4,881,937
                                                    ----------
                                                    18,733,062
ELECTRONICS - 0.64%
AMP, Incorporated                        143,100     6,010,200
Raytheon Company                           6,255       308,450
                                                     ---------
                                                     6,318,650
FINANCIAL SERVICES - 2.05%
American Express Company                  53,300     4,757,025
Federal National Mortgage Association    156,500     8,930,281
Travelers Group, Incorporated            119,049     6,413,765
                                                    ----------
                                                    20,101,071
FOOD & BEVERAGES - 4.14%
Cadbury Schweppes PLC                    270,700     2,732,130
General Mills, Incorporated              114,200     8,179,575
H.J. Heinz Company                       123,200     6,260,100
McCormick & Company, Incorporated        226,000     6,328,000
Quaker Oats Company                      159,700     8,424,175
Sara Lee Corporation                      70,000     3,941,875
Unilever NV                               75,400     4,707,788
                                                    ----------
                                                    40,573,643
FOREST PRODUCTS - 0.39%
Georgia-Pacific Corporation               45,600     2,770,200
Georgia-Pacific Corporation
  (Timber Group)*                         45,600     1,034,550
                                                     ---------
                                                     3,804,750
HOMEBUILDERS - 0.15%
Rouse Company                             45,600     1,493,400
                                                     ---------

HOTELS & RESTAURANTS - 0.59%
Hilton Hotels Corporation                 90,500     2,692,375
ITT Corporation*                          37,700     3,124,387
                                                     ---------
                                                     5,816,762
HOUSEHOLD APPLIANCES - 0.64%
Whirlpool Corporation                    114,700     6,308,500
                                                     ---------

HOTELS & RESTAURANTS - 0.52%
Colgate-Palmolive Company                 15,000     1,102,500
Rubbermaid, Incorporated                  17,600       440,000
Tupperware Corporation                   126,200     3,517,825
                                                     ---------
                                                     5,060,325
INDUSTRIAL MACHINERY - 0.50%
Pall Corporation                         236,000     4,882,250
                                                     ---------

INSURANCE - 4.54%
American General Corporation             147,800     7,990,438
Exel, Ltd.                                89,300     5,659,387
Hilb, Rogal & Hamilton Company            27,500       531,094
Lincoln National Corporation              58,000     4,531,250
SAFECO Corporation                       103,600     5,050,500
St. Paul Companies, Incorporated         101,600     8,337,550
Transamerica Corporation                  55,300     5,889,450
USF & G Corporation                      169,000     3,728,562
Willis Corroon Group PLC, ADR            230,820     2,841,971
                                                    ----------
                                                    44,560,202
INTERNATIONAL OIL - 6.07%
Amoco Corporation                         94,500     8,044,312
The British Petroleum Company
  PLC, ADR                                76,000     6,056,250
Chevron Corporation                      105,700     8,138,900
Exxon Corporation                        179,400    10,977,038
Mobil Corporation                        131,900     9,521,531
Royal Dutch Petroleum Company, ADR       141,600     7,672,950
Texaco, Incorporated                     168,600     9,167,625
                                                    ----------
                                                    59,578,606
LIQUOR - 1.56%
Anheuser-Busch Companies,
  Incorporated                           224,300     9,869,200
Brown-Forman Corporation, Class B         98,300     5,431,075
                                                    ----------
                                                    15,300,275
MINING - 0.51%
Newmont Mining Corporation               168,700     4,955,562
                                                     ---------


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                          Shares         Value
                                          ------         -----
NEWSPAPERS - 1.47%
Dow Jones & Company, Incorporated        121,800    $6,539,137
Knight-Ridder, Incorporated              151,400     7,872,800
                                                    ----------
                                                    14,411,937
NON-FERROUS METALS - 0.17%
Inco, Ltd.                                97,000     1,649,000
                                                     ---------

PAPER - 2.36%
Consolidated Papers, Incorporated         94,600     5,049,275
International Paper Company              110,700     4,773,938
Kimberly-Clark Company                    37,000     1,824,562
Minnesota Mining & Manufacturing
  Company                                 31,600     2,593,175
Union Camp Corporation                   165,200     8,869,175
                                                    ----------
                                                    23,110,125
PETROLEUM SERVICES - 0.39%
Repsol SA, ADR                            90,000     3,830,625
                                                     ---------

PHOTOGRAPHY - 0.81%
Eastman Kodak Company                    131,000     7,966,438
                                                     ---------

POLLUTION CONTROL - 0.46%
Waste Management, Incorporated           165,000     4,537,500
                                                     ---------

PUBLISHING - 1.26%
Dun & Bradstreet Corporation             144,200     4,461,188
McGraw-Hill Companies, Incorporated       63,000     4,662,000
The Reader's Digest Association,
  Incorporated                           136,900     3,234,262
                                                    ----------
                                                    12,357,450
RAILROADS & EQUIPMENT - 2.89%
Burlington Northern Santa Fe
  Corporation                             64,300     5,975,881
Gatx Corporation                          37,500     2,721,094
Norfolk Southern Corporation             256,900     7,915,731
Union Pacific Corporation                188,100    11,744,494
                                                    ----------
                                                    28,357,200
REAL ESTATE - 1.20%
Security Capital Pacific Trust            56,500     1,370,125
Simon DeBartolo Group, Incorporated      238,700     7,802,506
Weingarten Realty Investors               57,700     2,585,681
                                                    ----------
                                                    11,758,312
RETAIL TRADE - 1.41%
May Department Stores Company             77,600     4,088,550
J.C. Penney, Incorporated                162,300     9,788,719
                                                    ----------
                                                    13,877,269
STEEL - 0.34%
USX-U.S. Steel Group                     108,200     3,381,250
                                                     ---------

TELEPHONE - 9.08%
ALLTEL Corporation                       309,100    12,692,419
American Telephone & Telegraph
  Corporation                            261,900    17,878,875
BCE, Incorporated                        170,600     5,683,113
Bell Altantic Corporation                 90,000     8,190,000
BellSouth Corporation                    125,700     7,078,481
Frontier Corporation                     156,000     3,753,750
GTE Corporation                          196,500    10,267,125
SBC Communications, Incorporated         151,229    11,077,524
Southern New England
  Telecommunications Corporation          92,900     4,674,031
Sprint Corporation                        75,000     4,396,875
U.S. West, Incorporated                   75,900     3,424,988
                                                    ----------
                                                    89,117,181
TOBACCO - 2.61%
Philip Morris Companies, Incorporated    245,300    11,115,156
RJR Nabisco Holdings Corporation         122,900     4,608,750
UST, Incorporated                        266,600     9,847,538
                                                    ----------
                                                    25,571,444
TRUCKING & FREIGHT - 0.21%
Alexander & Baldwin, Incorporated         76,400     2,086,675

TOTAL COMMON STOCKS
 (Cost: $701,127,169)                             $869,752,702
                                                   -----------

 Principal
   Amount                                                Value
   ------                                                -----
SHORT TERM INVESTMENTS - 11.30%
   $4,665,000 Bank of New York,
                5.83% due 01/16/98                  $4,653,668
   32,000,000 Beta Finance, Incorporated,
                5.68% due 02/19/98                  31,752,604
    4,375,000 Caisse Des Depots Et Consign,
   28,300,000   5.85% due 01/15/98                   4,365,047
              CIESCO LP, 5.65% due 02/20/98         28,077,924
    1,000,000 Federal Home Loan Bank,
                4.75% due 01/02/98                     999,868
   41,049,758 Navigator Securities
                Lending Trust, 5.74%                41,049,758
                                                   -----------
                                                   110,898,869

REPURCHASE AGREEMENT - 0.05%
     $461,000 Repurchase Agreement with State
              Street Bank & Trust Company dated
              12/31/97 at 5.00%, to be
              repurchased at $461,128 on
              01/02/98, collateralized by
              $470,231 U.S. Treasury Strips,
              5.00% due 02/15/99 (valued at
              $478,950, including interest)          $461,000
                                                      -------

TOTAL INVESTMENTS
(Equity-Income Trust) (Cost: $812,487,038)        $981,112,571
                                                   ===========


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

BALANCED TRUST
                                          Shares         Value
                                          ------         -----
COMMON STOCKS - 56.87%
BANKING - 1.60%
BankAmerica Corporation                   22,500    $1,642,500
NationsBank Corporation                   21,200     1,289,225
                                                     ---------
                                                     2,931,725
CHEMICALS - 2.28%
ARCO Chemical Company                     31,800     1,484,663
E.I. Du Pont De Nemours & Company         13,900       834,867
Imperial Chemical Industries PLC, ADR     28,900     1,876,695
                                                     ---------
                                                     4,196,225
COMPUTERS & BUSINESS EQUIPMENT - 0.94%
Hewlett-Packard Company                   13,100       818,750
International Business Machines
  Corporation                              8,700       909,694
                                                     ---------
                                                     1,728,444
COSMETICS & TOILETRIES - 0.31%
Avon Products, Incorporated                4,800       294,600
Revlon, Incorporated*                      7,800       275,437
                                                       -------
                                                       570,037
DOMESTIC OIL - 2.08%
Atlantic Richfield Company                37,700     3,020,713
Phillips Petroleum Corporation            16,500       802,312
                                                     ---------
                                                     3,823,025
DRUGS & HEALTH CARE - 19.06%
Abbott Laboratories                       14,800       970,325
ALZA Corporation*                         29,300       932,106
American Home Products Corporation         7,300       558,450
Becton, Dickinson & Company               26,400     1,320,000
Bristol-Myers Squibb Company               6,600       624,525
Columbia/HCA Healthcare Corporation       29,300       868,012
Eli Lilly & Company                       29,900     2,081,788
Glaxo Wellcome PLC, ADR                  120,000     5,745,000
Johnson & Johnson                         22,900     1,508,537
Merck & Company, Incorporated             13,100     1,391,875
Mylan Laboratories, Incorporated          26,400       552,750
Novartis AG                                3,400     5,514,646
Pfizer, Incorporated                      49,500     3,690,844
Schering-Plough Corporation               13,900       863,537
SmithKline Beecham PLC, ADR              114,500     5,889,594
Warner-Lambert Company                    20,200     2,504,800
                                                    ----------
                                                    35,016,789
ELECTRIC UTILITIES - 1.52%
Consolidated Edison Company of
  New York, Incorporated                  32,525     1,333,525
Duke Energy Company                       26,194     1,450,493
                                                     ---------
                                                     2,784,018
ELECTRICAL EQUIPMENT - 0.75%
Boston Scientific Corporation*             6,175       283,278
General Electric Company                  14,800     1,085,950
                                                     ---------
                                                     1,369,228
ELECTRONICS - 0.48%
Intel Corporation                         12,600       885,150
                                                       -------

FINANCIAL SERVICES - 0.26%
American Express Company                   5,300       473,025
                                                       -------

FOOD & BEVERAGES - 1.26%
Nestle SA                                    800     1,198,467
PepsiCo, Incorporated                     29,900     1,089,481
Ralston Purina Company                       325        30,196
                                                     ---------
                                                     2,318,144
GAS & PIPELINE UTILITIES - 0.60%
Sonat, Incorporated                       24,000     1,098,000
                                                     ---------

HOTELS & RESTAURANTS - 0.18%
Hilton Hotels Corporation                 11,150       331,712
                                                       -------

HOUSEHOLD PRODUCTS - 2.22%
Colgate-Palmolive Company                 47,200     3,469,200
Dial Corporation                          29,400       611,888
                                                     ---------
                                                     4,081,088
INSURANCE - 5.32%
Allstate Corporation                      47,300     4,298,388
W.R. Berkley Corporation                  36,037     1,581,123
General Re Corporation                     1,400       296,800
SAFECO Corporation                        34,450     1,679,437
Travelers Property Casualty
  Corporation                             43,575     1,917,300
                                                     ---------
                                                     9,773,048
INTERNATIONAL OIL - 3.21%
Amoco Corporation                         20,200     1,719,525
The British Petroleum Company
  PLC, ADR                                15,600     1,243,125
Chevron Corporation                       18,825     1,449,525
Mobil Corporation                         10,200       736,312
Texaco, Incorporated                      13,900       755,813
                                                     ---------
                                                     5,904,300
LEISURE TIME - 0.09%
International Game Technology              6,900       174,225
                                                       -------

MINING - 4.51%
Newmont Mining Corporation               125,500     3,686,563
Potash Corporation of Saskatchewan,
  Incorporated                            55,450     4,602,350
                                                     ---------
                                                     8,288,913
PAPER - 2.58%
Fort James Corporation                    78,700     3,010,275
Kimberly-Clark Corporation                17,100       843,244
Minnesota Mining & Manufacturing
  Company                                 10,700       878,069
                                                     ---------
                                                     4,731,588


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                          Shares         Value
                                          ------         -----
PETROLEUM SERVICES - 0.75%
Baker Hughes, Incorporated                 9,875      $430,797
Global Marine, Incorporated*              25,000       612,500
Helmerich & Payne, Incorporated            5,000       339,375
                                                     ---------
                                                     1,382,672
RAILROADS & EQUIPMENT - 0.85%
Canadian Pacific, Ltd.                    57,000     1,553,250
                                                     ---------

REAL ESTATE - 1.08%
Legacy Hotels Real Estate
  Investment                             295,100     1,982,408
                                                     ---------

SOFTWARE - 0.42%
Oracle Corporation*                       34,800       776,475
                                                       -------

TELEPHONE - 4.18%
Ameritech Corporation                      9,100       732,550
U.S. West, Incorporated                  153,800     6,940,225
                                                     ---------
                                                     7,672,775
TOBACCO - 0.34%
RJR Nabisco Holdings Corporation          16,975       636,562
                                                       -------

TOTAL COMMON STOCKS
 (Cost: $96,057,446)                              $104,482,826
                                                   -----------

                                       Principal
                                         Amount          Value
                                         ------          -----
U.S. TREASURY
OBLIGATIONS - 32.47%
U.S. Treasury Bonds - 4.42%
6.00% due 02/15/26                      $470,000      $469,412
6.375% due 08/15/27                    1,600,000     1,687,504
6.50% due 11/15/26                     1,540,000     1,643,950
6.625% due 02/15/27                    1,760,000     1,910,691
6.75% due 08/15/26                     1,290,000     1,420,213
6.875% due 08/15/25                      895,000       997,925
                                                     ---------
                                                     8,129,695
U.S. TREASURY NOTES - 28.05%
5.625% due 11/30/99                    1,300,000     1,298,778
5.75% due 10/31/00                     3,775,000     3,779,719
5.75% due 11/31/00                     1,700,000     1,703,179
5.75% due 10/31/02                     1,700,000     1,701,598
5.875% due 02/15/00                   10,000,000    10,039,100
5.875% due 11/15/05                      800,000       804,248
6.00% due 08/15/99                     8,400,000     8,460,396
6.125% due 12/31/01                    1,600,000     1,621,248
6.25% due 08/31/00                       965,000       977,970
6.25% due 02/15/07                     4,635,000     4,782,717
6.625% due 03/31/02                   10,300,000    10,633,102
6.625% due 04/30/02                    1,100,000     1,136,091
6.875% due 05/15/06                    4,300,000     4,601,000
                                                    ----------
                                                    51,539,146
TOTAL U.S. TREASURY OBLIGATIONS
(Cost: $57,381,015)                                $59,668,841
                                                    ----------

CORPORATE BONDS - 1.88%
TELEPHONE - 1.88%
New Jersey Bell Telephone Company,
  5.875% due 12/01/06                    500,000       484,215
New York Telephone Company,
  5.875% due 09/01/03                  2,000,000     1,960,660
  7.00% due 12/01/33                   1,000,000     1,002,180
                                                     ---------

TOTAL CORPORATE BONDS
 (Cost: $3,269,587)                                 $3,447,055
                                                     ---------

 Principal
   Amount                                                Value
   ------                                                -----
SHORT TERM INVESTMENT - 5.60%
 $10,297,248 Navigator Securities
               Lending Trust, 5.74%                $10,297,248
                                                    ----------

REPURCHASE AGREEMENT - 3.18%
  $5,841,000 Repurchase Agreement with State
             Street Bank & Trust Company
             dated 12/31/97 at 5.00%, to be
             repurchased at $5,842,623 on
             01/02/98, collateralized by
             $5,958,925 U.S. Treasury Bonds,
             7.875% due 02/15/21 (valued at
             $6,099,494, including interest)        $5,841,000
                                                     ---------

TOTAL INVESTMENTS
 (Balanced Trust)
 (Cost: $172,846,296)                             $183,736,970
                                                   ===========


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

ASSET ALLOCATION TRUSTS
                                                   AGGRESSIVE                     MODERATE                     CONSERVATIVE
                                            -------------------------      ------------------------      -------------------------
                                              Shares        Value           Shares         Value           Shares        Value
                                            -----------   -----------      ----------    ----------      -----------   -----------
COMMON STOCKS:                                  72.30%                        50.04%                         23.92%
AEROSPACE:                                                     0.63%                         0.46%                          0.27%
BE Aerospace, Incorporated*                      3,100       $82,925          16,100      $430,675            3,400       $90,950
Boeing Company                                   9,114       446,016          17,042       833,993            3,642       178,230
British Aerospace                               10,087       287,453          18,235       519,650            3,223        91,847
Gulfstream Aerospace Corporation                    --            --              --            --            1,300        38,025
Kellstrom Industries, Incorporated*              5,500       136,125           6,100       150,975              900        22,275
Lockheed Martin Corporation                      4,800       472,800           3,800       374,300              900        88,650
Northrop Grumman Corporation                       900       103,500           5,800       667,000              400        46,000
United Technologies Corporation                  1,800       131,063           1,200        87,375              300        21,844
                                                           ---------                     ---------                        -------
                                                           1,659,882                     3,063,968                        577,821

AIR FREIGHT:                                                   0.07%                         0.00%                          0.01%
Expeditors International
  of Washington, Incorporated                    4,600       177,100              --            --              300        11,550
                                                             -------                                                       ------

AIR TRAVEL:                                                    1.01%                         0.68%                          0.33%
Air New Zealand, Ltd.                           13,800        27,645          25,000        50,081            4,300         8,614
AMR Corporation*                                17,700     2,274,450          30,500     3,919,250            4,400       565,400
Continental Airlines, Incorporated,
  Class B*                                       3,000       144,375           5,800       279,125            1,800        86,625
Delta Air Lines, Incorporated                    1,400       166,600             700        83,300              100        11,900
Japan Airlines Company, Ltd.*                   11,000        29,907          36,000        97,879            6,000        16,313
Singapore Airlines, Ltd.*                        4,000        26,105           8,000        52,210               --            --
                                                           ---------                     ---------                        -------
                                                           2,669,082                     4,481,845                        688,852

ALUMINUM:                                                      0.06%                         0.07%                          0.04%
Alumax, Incorporated*                            4,600       156,400           5,800       197,200            2,200        74,800
Aluminum Company of America                         --            --           4,100       288,537               --            --
                                                             -------                       -------                         ------
                                                             156,400                       485,737                         74,800

APPAREL & TEXTILES:                                            0.00%                         0.00%                          0.00%
Cygene Designs, Incorporated                        --            --              --            --              900           253
                                                                                                                              ---

AUTO PARTS:                                                    1.00%                         0.56%                          0.32%
Eaton Corporation                               26,000     2,320,500          41,200     3,677,100            6,600       589,050
Echlin, Incorporated                                --            --           1,900        68,756               --            --
Modine Manufacturing                             9,700       331,013              --            --            2,800        95,550
                                                           ---------                     ---------                        -------
                                                           2,651,513                     3,745,856                        684,600

AUTOMOBILES:                                                   0.78%                         0.58%                          0.29%
Bayer Motoren Werk                                 150       112,149             250       186,915               50        37,383
Chrysler Corporation                            10,600       372,988          18,300       643,931            2,700        95,006
Daimler Benz AG*                                 1,900       133,289           3,500       245,532              700        49,106
Honda Motor Company                              8,000       293,482          15,000       550,279            3,000       110,056
Oriental Holdings BHD*                           6,400         7,832          11,200        13,707            1,600         1,958
Spartan Motors, Incorporated                        --            --          11,900        73,631            2,900        17,944
Tower Automotive, Incorporated*                  7,400       311,263          11,700       492,131            2,100        88,331
Toyota Motor Corporation                        21,000       601,516          37,000     1,059,815            6,000       171,862
Volvo AB, Series B                               3,100        83,162           5,600       150,229            1,000        26,827
Volvo Aktiebolaget, ADR                          6,000       162,000          15,400       415,800              400        10,800
                                                           ---------                     ---------                        -------
                                                           2,077,681                     3,831,970                        609,273


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                                   AGGRESSIVE                     MODERATE                     CONSERVATIVE
                                            -------------------------      ------------------------      -------------------------
                                              Shares        Value           Shares         Value           Shares        Value
                                            -----------   -----------      ----------    ----------      -----------   -----------
BANKING:                                                       6.95%                         4.87%                          2.42%
Akita Bank, Ltd.                                29,000      $113,273          54,000      $210,921            9,000       $35,154
Banc One Corporation                            13,400       727,788          17,400       945,038            1,500        81,469
Bank of New York, Incorporated                  45,300     2,618,906          78,900     4,561,406           12,400       716,875
Bank of Ireland                                 19,800       304,079          34,200       525,228            6,200        95,217
Bank of Tokyo-Mitsubishi, Ltd.*                 37,000       510,071          67,000       923,642           12,000       165,429
Bank United Corporation                          2,100       102,769              --            --               --            --
BankAmerica Corporation                         24,400     1,781,200          45,400     3,314,200            6,000       438,000
Banco Bilbao Vizcaya SA*                         7,050       228,136          12,700       410,968            2,200        71,191
Barclays                                        16,247       432,519          29,367       781,793            5,146       136,994
BHF-Bank AG*                                     7,850       222,546          14,150       401,151            2,450        69,457
Charter One Financial, Incorporated             10,400       656,484          28,638     1,807,774            2,315       146,134
Citicorp                                        11,300     1,428,744          23,500     2,971,281            3,600       455,175
Comerica, Incorporated                           1,900       171,475              --            --              800        72,200
Credito Italiano                                67,500       208,147         122,000       376,207           22,500        69,382
Credit Suisse Group                              3,370       521,229           6,085       941,151            1,165       180,188
Den Danske Bank*                                   975       129,917           1,775       236,515              300        39,974
Den Norske Bank                                 39,500       186,114          70,800       333,591           12,300        57,954
Deutsche Bank AG                                 1,700       120,014           3,000       211,790              550        38,828
First Chicago NBD Corporation                    8,693       725,866          19,231     1,605,789            3,615       301,853
Fleet Financial Group, Incorporated              3,898       292,106           7,345       550,416            1,659       124,321
Fuji Bank                                       25,000       101,095          46,000       186,015            8,000        32,350
Hang Seng Bank*                                 14,000       135,050          20,000       192,928            4,000        38,586
HSBC Holdings - HKD                              2,535        62,484           4,736       116,735              754        18,585
HSBC Holdings -(pound)                          14,730       363,394          26,604       656,330            4,636       114,372
Lloyds TSB Group PLC                            47,320       615,614          85,011     1,105,958           14,700       191,241
Mitsubishi Trust & Banking                       8,000        80,263          15,000       150,494            2,000        20,066
National City Corporation                        9,800       644,350          16,700     1,098,025            1,200        78,900
NationsBank Corporation                         17,596     1,070,057          30,260     1,840,186            4,528       275,359
National Australia Bank*                        12,500       174,587          22,900       319,844            3,900        54,471
Nordbanken Holdings AB*                         20,300       114,796          43,400       245,426            7,000        39,585
North Fork Bancorporation, Incorporated         11,514       386,439          13,692       459,538            4,356       146,198
Popular, Incorporated                            8,500       420,750          14,600       722,700            2,200       108,900
Sakura Bank, Ltd.*                              40,000       114,268          72,000       205,683           13,000        37,137
Society Generale*                                2,742       373,588           4,827       657,662              863       117,581
Svenska Handelbanken                             7,100       245,463          12,800       442,524            2,200        76,059
Toyo Trust & Banking*                           16,000        94,356          30,000       176,917            5,000        29,486
United Overseas Bank                            13,800        76,553          25,600       142,011            6,200        34,393
U.S. Bancorp                                     8,300       929,081           8,300       929,081            2,400       268,650
Wachovia Corporation                             2,700       219,037           4,500       365,063              700        56,788
Wells Fargo & Company                            2,000       678,875           2,900       984,369              133        45,145
Westpac Banking Corporation, Ltd.                6,600        42,224          11,900        76,131            2,100        13,435
Zions Bancorp                                       --            --           2,000        90,750               --            --
                                                          ----------                    ----------                      ---------
                                                          18,423,707                    32,273,231                      5,093,082

BROADCASTING:                                                  1.09%                         0.63%                          0.38%
CBS Corporation                                 33,807       995,194          43,634     1,284,476            9,198       270,766
BET Holdings, Incorporated*                      2,700       147,487           4,500       245,812            2,000       109,250
Flextech PLC*                                    7,000        60,017          12,600       108,031            2,200        18,863
King World Productions, Incorporated*           10,800       623,700          11,400       658,350            1,900       109,725
Medialink Worldwide, Incorporated*              12,600       170,100          16,500       222,750               --            --
News Corporation                                13,800        76,180          24,000       132,488            4,300        23,737
Pearson                                         17,400       226,064          30,800       400,159            5,500        71,457
Sky Network Television, Ltd.*                    6,700        10,076          12,100        18,197            2,100         3,158


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                                   AGGRESSIVE                     MODERATE                     CONSERVATIVE
                                            -------------------------      ------------------------      -------------------------
                                              Shares        Value           Shares         Value           Shares        Value
                                            -----------   -----------      ----------    ----------      -----------   -----------
BROADCASTING - CONTINUED
Viacom, Incorporated, Class A*                      --            --              --            --              272       $11,118
Viacom, Incorporated, Class B*                  14,000     $ 580,125          26,400    $1,093,950            4,400       182,325
                                                           ---------                     ---------                        -------
                                                           2,888,943                     4,164,213                        800,399

BUILDING CONSTRUCTION:                                         0.24%                         0.11%                          0.08%
Fluor Corporation                                4,700       175,662          10,000       373,750            1,600        59,800
Harsco Corporation                              10,400       448,500           7,800       336,375            2,400       103,500
                                                             -------                       -------                        -------
                                                             624,162                       710,125                        163,300

BUSINESS SERVICES:                                             2.59%                         1.71%                          0.93%
ADVO, Incorporated*                              4,400        85,800           5,000        97,500            2,200        42,900
Automatic Data Processing, Incorporated          2,500       153,438           4,300       263,912              700        42,962
Barra, Incorporated*                             4,200       101,325           9,450       227,981            1,950        47,044
Brambles Industries, Ltd.*                       4,700        93,275           8,700       172,658            1,100        21,830
Britax International*                           49,900       109,827          78,000       171,674           13,800        30,373
Cap Gemini SA*                                   2,100       172,194           3,700       303,390              650        53,298
Cendant Corporation*                            31,720     1,090,375          44,245     1,520,922            9,131       313,878
Dames and Moore, Incorporated                    4,400        58,300           9,300       123,225            3,500        46,375
EA Engineering Science and Technology,
  Incorporated                                      --            --              --            --            2,100         4,200
Fiserv, Incorporated*                            2,535       124,532           8,132       399,485              612        30,065
ISS International*                               7,450       273,997          13,450       494,666            2,350        86,429
Nokia Corporation, ADR                           7,100       497,000          12,000       840,000            2,100       147,000
Ogden Corporation                               36,900     1,040,119          66,700     1,880,106           11,700       329,794
OmniCom Group                                   41,200     1,745,850          74,800     3,169,650           11,000       466,125
Rentokil Initial PLC*                           21,800        96,473          39,400       174,360            6,900        30,535
SABRE Group Holdings, Incorporated,
  Class A*                                      10,700       308,962           5,000       144,375            1,200        34,650
Securitas AB, Series B*                          1,200        36,273           2,200        66,500              400        12,091
Security Dynamics Technologies*                  7,700       275,275           9,400       336,050               --            --
Sitel Corporation*                               9,700        88,512          13,100       119,537            4,100        37,412
SunGard Data Systems, Incorporated*             11,800       365,800          18,000       558,000            2,600        80,600
TRC Companies, Incorporated                         --            --              --            --            2,500        10,625
Universal Outdoor Holdings, Incorporated*        3,100       161,200           4,700       244,400            1,600        83,200
                                                           ---------                    ----------                      ---------
                                                           6,878,527                    11,308,391                      1,951,386

CHEMICALS:                                                     2.87%                         2.14%                          0.87%
Air Products & Chemicals, Incorporated           1,000        82,250              --            --               --            --
AKZO Nobel NV                                      650       112,071           1,150       198,279              200        34,483
Bayer AG*                                        3,200       119,536           5,800       216,660            1,000        37,355
Ciba Specialty Chemicals AG*                     1,025       122,057           1,855       220,894              250        29,770
Cytec Industries, Incorporated*                 22,200     1,042,013          44,000     2,065,250            5,600       262,850
Dainippon Ink & Chemicals, Incorporated*        42,000       106,150          76,000       192,081           13,000        32,856
E.I. Du Pont De Nemours & Company               24,100     1,447,506          43,200     2,594,700            6,100       366,381
W.R. Grace & Company                             6,100       490,669          12,700     1,021,556            1,200        96,525
Hexcel Corporation*                              5,700       142,144          16,600       413,963            2,000        49,875
Imperial Chemical Industries PLC                10,200       159,326          18,300       285,849            3,200        49,985
Imperial Chemical Industries PLC, ADR            5,400       350,662          13,400       870,162               --            --
Martek Biosciences Corporation*                     --            --              --            --              600         4,950
Microfluidics International Corporation*            --            --              --            --            1,100         2,681
Monsanto Company                                40,800     1,713,600          68,400     2,872,800            7,600       319,200
Olin Corporation                                    --            --           1,600        75,000              400        18,750


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                                   AGGRESSIVE                     MODERATE                     CONSERVATIVE
                                            -------------------------      ------------------------      -------------------------
                                              Shares        Value           Shares         Value           Shares        Value
                                            -----------   -----------      ----------    ----------      -----------   -----------
CHEMICALS - CONTINUED
Om Group, Incorporated                           2,700       $98,888           4,350      $159,319               --            --
Praxair, Incorporated                            2,600       117,000           4,500       202,500              700       $31,500
Rhone Poulenc SA                                12,313       551,563          22,831     1,022,720            3,808       170,580
Shin-Etsu Chemical Company, Ltd.                 6,000       114,421          10,000       190,702            2,000        38,141
Solutia, Incorporated*                           9,060       241,789          13,260       353,876            2,580        68,854
TETRA Technologies, Incorporated*                6,500       136,906          12,200       256,962              800        16,850
Toray Industries, Incorporated*                 20,000        89,607          36,000       161,293            6,000        26,882
Union Carbide Corporation                        5,500       236,156          12,600       541,012            2,600       111,638
Wesfarmers, Ltd.*                                9,891        82,850          17,928       150,170            3,091        25,891
Witco Corporation                                1,200        48,975           3,500       142,844              800        32,650
                                                           ---------                    ----------                      ---------
                                                           7,606,139                    14,208,592                      1,828,647

COMPUTERS & BUSINESS EQUIPMENT:                                2.40%                         1.43%                          0.81%
3COM Corporation*                                1,500        52,406           3,500       122,281              900        31,444
Avant Corporation*                               3,800        63,650           6,900       115,575            1,900        31,825
Cisco Systems, Incorporated*                     7,950       443,213          13,650       760,988            1,950       108,713
Citrix Systems, Incorporated*                    2,300       174,800              --            --               --            --
Compaq Computer Corporation                     11,900       671,606          20,500     1,156,969            3,000       169,312
Dell Computer Corporation*                       6,700       562,800          10,000       840,000            1,500       126,000
EMC Corporation*                                37,800     1,037,138          59,600     1,635,275            8,200       224,987
Evans & Sutherland Computer*                     6,700       194,300           5,000       145,000            1,800        52,200
Fujitsu                                         22,000       235,889          40,000       428,889            7,000        75,056
General Binding Corporation                      6,000       180,000          12,500       375,000               --            --
Hewlett-Packard Company                          2,100       131,250           4,000       250,000              800        50,000
International Business Machines Corporation     11,100     1,160,644          13,800     1,442,963            2,700       282,319
Iomega Corporation*                             26,600       330,837          28,800       358,200            3,000        37,312
Pitney Bowes, Incorporated                      11,600     1,043,275          18,200     1,636,862            3,700       332,769
Sundstrand Corporation                           1,900        95,712           3,900       196,462            2,800       141,050
Tech Data Corporation                               --            --              --            --            1,000        38,875
                                                           ---------                     ---------                      ---------
                                                           6,377,520                     9,464,464                      1,701,862

CONGLOMERATES:                                                 0.27%                         0.21%                          0.09%
Berjaya Group BHD*                              46,000         9,343          83,000        16,858           14,000         2,844
CSR, Ltd.*                                      24,400        82,694          47,300       160,304            9,200        31,180
Harcourt General, Incorporated                   3,100       169,725           6,700       366,825               --            --
Hutchison Whampoa                               40,000       250,871          72,000       451,568           13,000        81,533
Sophus Berendsen*                                  650       107,197           1,100       181,410              225        37,106
Viag AG*                                           200       107,729             400       215,459               50        26,932
                                                             -------                     ---------                        -------
                                                             727,559                     1,392,424                        179,595

CONSTRUCTION MATERIALS:                                        0.45%                         0.35%                          0.07%
Boral, Ltd.*                                    14,500        36,667          26,000        65,748            4,500        11,380
CRH*                                             3,851        44,657           7,693        89,210              916        10,622
Lafarge Corporation                              1,100        32,519           1,800        53,212               --            --
Masco Corporation                               10,100       513,838          21,500     1,093,812            1,000        50,875
Portland Valderrivas SA*                           700        62,947           1,250       112,406              200        17,985
Sherwin-Williams Company                        10,300       285,825          16,300       452,325               --            --
Tarmac PLC*                                     38,300        71,715          69,200       129,574           12,000        22,469
Vulcan Materials Company                            --            --             800        81,700               --            --
Wolseley PLC                                    16,900       134,325          30,600       243,216            5,300        42,126
                                                           ---------                     ---------                        -------
                                                           1,182,493                     2,321,203                        155,457


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                                   AGGRESSIVE                     MODERATE                     CONSERVATIVE
                                            -------------------------      ------------------------      -------------------------
                                              Shares        Value           Shares         Value           Shares        Value
                                            -----------   -----------      ----------    ----------      -----------   -----------
CONSTRUCTION & MINING EQUIPMENT:                               0.00%                         0.01%                          0.00%
Harnischfeger Industries, Incorporated              --            --           1,434       $50,638              291       $10,276
                                                                                            ------                         ------

CONTAINERS & GLASS:                                            0.06%                         0.01%                          0.01%
Silgan Holdings, Incorporated*                   5,200      $169,000           3,000        97,500              500        16,250
                                                             -------                        ------                         ------

Cosmetics & Toiletries:                                        0.09%                         0.07%                          0.04%
Avon Products, Incorporated                      2,200       135,025           3,900       239,362              500        30,687
Kao Corporation                                  8,000       115,187          14,000       201,578            3,000        43,195
                                                             -------                       -------                         ------
                                                             250,212                       440,940                         73,882

DOMESTIC OIL:                                                  0.49%                         0.26%                          0.13%
Amerada Hess Corporation                         4,000       219,500           5,900       323,763            1,100        60,363
Kerr-McGee Corporation                           1,400        88,637              --            --              600        37,987
USX Marathon Group                              29,400       992,250          40,700     1,373,625            4,900       165,375
                                                           ---------                     ---------                        -------
                                                           1,300,387                     1,697,388                        263,725

DRUGS & HEALTH CARE:                                           7.26%                         4.97%                          2.27%
Alkermes, Incorporated*                          8,900       176,888          23,500       467,062            2,100        41,737
American Home Products Corporation              11,800       902,700          23,000     1,759,500            3,500       267,750
Anesta Corporation*                              8,600       140,825           6,200       101,525               --            --
Arris Pharmaceutical Corporation*               18,900       158,288              --            --               --            --
Astra AB*                                       10,533       182,406          17,766       307,664            3,100        53,685
Baxter International, Incorporated               3,700       186,619           7,100       358,106              600        30,263
Bristol-Myers Squibb Company                    10,800     1,021,950          21,600     2,043,900            4,000       378,500
Columbia/HCA-Healthcare Corporation             20,700       613,237          34,150     1,011,694            4,150       122,944
Cor Therapeutics, Incorporated*                  8,100       182,250          19,200       432,000            3,100        69,750
Eli Lilly & Company                              8,400       584,850           4,400       306,350            2,200       153,175
GEHE AG*                                         3,500       175,102           6,570       328,692            1,120        56,033
GelTex Pharmaceuticals, Incorporated*            2,600        68,900              --            --               --            --
Genentech, Incorporated*                        22,000     1,333,750          29,000     1,758,125            3,900       236,438
Genzyme Corporation*                                --            --           4,700       130,425               --            --
Gilead Sciences*                                   900        34,425           1,400        53,550               --            --
Glaxo Wellcome PLC                              21,769       518,985          39,251       935,766            6,830       162,831
Health Management Association, Class A*         13,387       338,022          25,050       632,512            4,462       112,665
Healthsouth Corporation*                        34,800       965,700          53,100     1,473,525            4,800       133,200
ICN Pharmaceuticals, Incorporated                2,100       102,506           4,400       214,775               --            --
INCYTE Pharmaceuticals, Incorporated*            2,200        99,000           5,200       234,000               --            --
Johnson & Johnson                               10,200       671,925          19,200     1,264,800            6,200       408,425
Ligand Pharmaceuticals,
  Incorporated, Class B*                        23,200       298,700          41,100       529,162            1,700        21,887
Medimmune, Incorporated*                            --            --           6,700       287,263               --            --
Medtronic, Incorporated                          2,400       125,550              --            --            2,400       125,550
Merck & Company, Incorporated                   28,900     3,070,625          46,000     4,887,500            5,700       605,625
Novartis AG                                        623     1,010,478           1,128     1,829,565              197       319,525
Pfizer, Incorporated                             9,600       715,800          19,100     1,424,144            2,700       201,319
Renal Treatment Centers, Incorporated*           6,500       234,813          16,000       578,000              600        21,675
Roche Holdings AG                                   28       277,950              50       496,339                9        89,341
SangStat Medical Corporation*                   10,000       405,000          20,700       838,350            2,400        97,200
Sankyo Company, Ltd.*                            9,000       203,339           5,000        73,141            1,000        14,628
Sanofi                                           1,200       133,588           2,600       289,441              350        38,963
Schering-Plough Corporation                     18,100     1,124,463          31,100     1,932,088            4,700       291,987
Sierra Health Services, Incorporated*            8,100       272,362           9,800       329,525              500        16,812
SmithKline Beecham PLC*                         40,954       422,100          80,792       832,698           12,924       133,204


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                                   AGGRESSIVE                     MODERATE                     CONSERVATIVE
                                            -------------------------      ------------------------      -------------------------
                                              Shares        Value           Shares         Value           Shares        Value
                                            -----------   -----------      ----------    ----------      -----------   -----------
DRUGS & HEALTH CARE - CONTINUED
Spacelabs, Incorporated*                         2,800       $53,200           6,100      $115,900            1,900       $36,100
St. Jude Medical, Incorporated*                  4,450       135,725          11,500       350,750            1,100        33,550
Takeda Chemical Industries                      11,000       313,395          20,000       569,809            4,000       113,962
Tenet Healthcare Corporation*                   16,400       543,250          28,200       934,125            4,100       135,812
Thermedics, Incorporated*                        5,900        96,613           9,600       157,200            2,200        36,025
United Healthcare Corporation                   12,200       606,187          24,400     1,212,375            2,800       139,125
Universal Health Services, Incorporated*         4,900       246,837          10,600       533,975            1,200        60,450
ViroPharma, Incorporated*                        2,800        49,350          11,900       209,737               --            --
Warner Lambert Company                           2,100       260,400           3,500       434,000              300        37,200
Wellpoint Health Networks, Incorporated*         4,600       194,350           7,200       304,200               --            --
                                                          ----------                    ----------                      ---------
                                                          19,252,403                    32,963,258                      4,797,336

ELECTRICAL EQUIPMENT:                                          3.15%                         2.20%                          0.91%
ABB AG*                                             65        81,628             120       150,698               25        31,395
Alcatel Alsthom Cie Generale D'Electric          3,587       455,937           6,449       819,720            1,124       142,870
AVX Corporation                                  9,100       167,781          13,600       250,750               --            --
Baldor Electric Company                         28,667       621,708          48,800     1,058,350               --            --
Boston Scientific Corporation*                   2,600       119,275           5,200       238,550            1,600        73,400
Emerson Electric Company                         7,000       395,063          10,400       586,950               --            --
FLIR Systems, Incorporated*                      4,500        93,375          16,200       336,150            3,800        78,850
General Electric Company                        68,900     5,055,537         119,500     8,768,313           17,000     1,247,375
Hitachi, Incorporated                           20,000       142,452          30,000       213,678            5,000        35,613
IFR Systems, Incorporated                       11,100       172,050          12,450       192,975               --            --
Johnson Controls, Incorporated                   8,300       396,325          13,600       649,400            1,800        85,950
Matsushita Electric Works                       14,000       121,161          26,000       225,013            4,000        34,617
NEC Corporation                                  6,000        63,874          11,000       117,102            2,000        21,291
Raychem Corporation                              6,400       275,600          12,000       516,750            2,600       111,963
Sanmina Corporation*                                --            --           1,600       108,400               --            --
Siemens AG*                                      2,100       124,323           3,800       224,965              600        35,521
Sumitomo Electric Industry                       5,000        68,163           9,000       122,693            2,000        27,265
                                                           ---------                    ----------                      ---------
                                                           8,354,252                    14,580,457                      1,926,110

ELECTRIC UTILITIES:                                            1.14%                         0.80%                          0.38%
American Electric Power, Incorporated            1,300        67,113           4,900       252,963              800        41,300
China Light & Power Holdings, Ltd.              22,000       122,080          40,000       221,964            7,000        38,844
CINergy Corporation                              8,300       317,994          12,400       475,075            2,700       103,444
DPL, Incorporated                                7,000       201,250           5,900       169,625              800        23,000
Datacraft Asia*                                 15,000        38,700          27,000        69,660            5,000        12,900
DQE                                                 --            --           2,600        91,325              500        17,562
Duke Energy Company                             12,400       686,650          20,100     1,113,038            2,100       116,288
Electric De Portugal*                            8,400       159,055          15,000       284,026            2,650        50,178
Enova Corporation                                2,800        75,775           9,700       262,506            1,300        35,181
Entergy Corporation                              4,000       119,750           6,800       203,575            1,000        29,937
Iberdrola SA                                     8,400       110,548          15,150       199,381            2,650        34,875
Kansai Electric Power                            4,800        81,244           9,000       152,332            1,500        25,389
National Grid Group                             49,400       234,493          89,100       422,942           17,700        84,019
Peco Energy Company                              3,700        89,725           3,900        94,575               --            --
Tenaga Nasional*                                11,000        23,473          26,000        55,483            5,000        10,670
Tokyo Electric Power                             2,400        43,747           4,000        72,911               --            --
United Water Resources, Incorporated            21,400       418,637          38,300       749,244            5,400       105,638
VEBA AG                                          1,150        78,310           2,050       139,595              400        27,238
Yorkshire Water*                                18,646       148,536          34,495       274,791            6,008        47,860
                                                           ---------                     ---------                        -------
                                                           3,017,080                     5,305,011                        804,323


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                                   AGGRESSIVE                     MODERATE                     CONSERVATIVE
                                            -------------------------      ------------------------      -------------------------
                                              Shares        Value           Shares         Value           Shares        Value
                                            -----------   -----------      ----------    ----------      -----------   -----------
ELECTRONICS:                                                   2.09%                         1.41%                          0.64%
ADC Telecommunications, Incorporated            15,000      $626,250          25,300    $1,056,275              700       $29,225
Adflex Solutions, Incorporated*                     --            --           4,800        77,400            2,000        32,250
Altera Corporation*                              7,400       245,125          10,400       344,500            2,100        69,562
AMP, Incorporated                                2,400       100,800           5,500       231,000            1,000        42,000
Andrew Corporation*                             19,000       456,000          17,600       422,400            2,500        60,000
DSC Communications Corporation                      --            --              --            --              200         4,800
Dynatech Corporation*                               --            --           2,900       135,937              400        18,750
Elec & Eltek International Holdings, Ltd.*      13,200        59,664          23,100       104,412            3,300        14,916
Electronic Data Systems Corporation              5,300       232,869          13,900       610,731               --            --
Electronics For Imaging, Incorporated*          11,400       189,525          17,800       295,925            3,800        63,175
Fanuc, Ltd.                                      1,000        37,834           3,000       113,502               --            --
Intel Corporation                               18,700     1,313,675          26,400     1,854,600            4,300       302,075
Liberty Technologies, Incorporated                  --            --              --            --            3,500         8,094
Linear Technology Corporation                    7,400       426,425          12,700       731,838            1,900       109,487
Maxim Integrated Products, Incorporated*            --            --           8,400       289,800            1,200        41,400
Motorola, Incorporated                           6,400       365,200          11,500       656,219            2,300       131,244
Raytheon Company                                 3,400       171,700           6,700       338,350               --            --
REMEC, Incorporated*                             2,800        63,000          12,100       272,250               --            --
Rohm Company                                     2,000       203,722           3,000       305,583            1,000       101,861
Sawtek, Incorporated*                            1,300        34,288              --            --              400        10,550
Scientific-Atlanta, Incorporated                16,800       281,400          32,600       546,050            5,500        92,125
TDK Corporation                                  2,000       150,724           3,000       226,086            1,000        75,362
Texas Instruments, Incorporated                  6,000       270,000           9,500       427,500            1,600        72,000
ThermoQuest Corporation*                         5,400        97,875           5,700       103,313               --            --
Tracor, Incorporated*                            2,700        82,012              --            --               --            --
Vitesse Semiconductor Corporation*               3,900       147,225           4,100       154,775            1,700        64,175
Xilinx, Incorporated*                               --            --           2,100        73,631              400        14,025
                                                           ---------                     ---------                      ---------
                                                           5,555,313                     9,372,077                      1,357,076

FINANCIAL SERVICES:                                            3.33%                         2.59%                          1.12%
3I Group PLC                                    13,800       114,466          25,000       207,366            4,300        35,667
Acom Company                                     3,700       204,028           5,000       275,714            1,400        77,200
American Express Company                         9,200       821,100          14,000     1,249,500            2,600       232,050
Associates First Capital Corporation             7,200       512,100           9,500       675,688              800        56,900
Bear Stearns                                     1,900        90,250              --            --               --            --
Beneficial Corporation                           5,500       457,188          18,900     1,571,062            1,500       124,688
Case Corporation                                 3,400       205,488          12,000       725,250               --            --
Corporate Express, Incorporated*                    --            --           3,700        47,637              600         7,725
Eaton Vance Corporation                             --            --              --            --            1,200        45,300
A.G. Edwards, Incorporated                       2,800       111,300              --            --               --            --
Enhance Financial Services
  Group, Incorporated                            3,900       232,050           6,300       374,850               --            --
FactSet Research Systems, Incorporated*          2,200        67,650           4,000       123,000              900        27,675
Federal Home Loan Mortgage Corporation           7,200       301,950          11,400       478,087            3,200       134,200
Federal National Mortgage Association           30,900     1,763,231          71,300     4,068,556            7,800       445,087
Green Tree Financial Corporation                 9,300       243,544          21,200       555,175            2,500        65,469
Hartford Financial Services Group                6,100       570,731           9,300       870,131            1,500       140,344
Household International, Incorporated            4,100       523,006           7,800       994,988            1,500       191,344
Internationale Nederlanden Groep*                4,162       175,294           7,522       316,810            1,405        59,175
Interra Financial, Incorporated                     --            --           8,100       558,900            1,450       100,050
Japan Associated Finance Company*                1,000        35,613           2,000        71,226            1,000        35,613
Julius Baer Holdings*                               50        92,732              90       166,918               15        27,820


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                                   AGGRESSIVE                     MODERATE                     CONSERVATIVE
                                            -------------------------      ------------------------      -------------------------
                                              Shares        Value           Shares         Value           Shares        Value
                                            -----------   -----------      ----------    ----------      -----------   -----------
FINANCIAL SERVICES - CONTINUED
Lehman Brothers Holdings, Incorporated           5,700      $290,700          13,400      $683,400               --            --
London Forfaiting Company PLC                   12,900        75,642          23,200       136,038            4,000       $23,455
McDonald Company Investments,
  Incorporated                                   4,800       136,200           9,800       278,075            1,600        45,400
Morgan Stanley Dean Witter                       1,980       117,068              --            --            1,320        78,045
Nomura Securities Company, Ltd.                 10,000       133,262          18,000       239,871            2,000        26,652
Orix Corporation                                 1,000        69,694           2,000       139,389               --            --
Peoples Heritage Financial Group                 6,400       294,400          12,200       561,200            2,400       110,400
Pioneer Group, Incorporated                     10,400       292,500          11,900       334,688            1,100        30,938
Providian Financial Corporation                  1,400        63,262           1,900        85,856              600        27,112
SLM Holding Corporation                          1,200       166,950             700        97,388               --            --
Travelers Group, Incorporated                   12,447       670,582          24,247     1,306,307            4,047       218,032
                                                           ---------                    ----------                      ---------
                                                           8,831,981                    17,193,070                      2,366,341

FOOD & BEVERAGES:                                              3.01%                         2.18%                          1.13%
Archer-Daniels-Midland Company                   4,427        96,011          14,349       311,194            2,662        57,732
Asahi Breweries*                                 8,000       116,413          15,000       218,274            3,000        43,655
Campbell Soup Company                           13,500       784,688          24,800     1,441,500            1,100        63,937
Celestial Seasonings, Incorporated*                 --            --           2,900        91,350            1,600        50,400
The Coca Cola Company                           29,900     1,992,087          60,900     4,057,463            8,400       559,650
Devro PLC*                                      18,000       111,460          33,000       204,343            5,700        35,296
Dole Food Company, Incorporated                  3,900       178,425           6,100       279,075            1,500        68,625
General Mills, Incorporated                      6,088       436,053          11,879       850,833            2,174       155,713
Goodmark Foods, Incorporated                     4,400        81,400          10,900       201,650            2,600        48,100
Hershey Foods Corporation                        5,200       322,075           5,800       359,238               --            --
Huhtamaki Oy                                     1,100        45,405           2,000        82,554              400        16,511
Kellogg Company                                  3,500       173,688           6,100       302,713              900        44,662
Lion Nathan, Ltd.*                              19,700        44,154          35,600        79,791            6,200        13,896
Nabisco Holdings Corporation, Class A            5,800       280,937           6,000       290,625            5,100       247,031
Nestle SA                                           88       131,831             160       239,693               23        34,456
Nippon Suisan Kaisha, Ltd.*                     50,000        63,185         131,000       165,543           16,000        20,219
PepsiCo, Incorporated                           39,900     1,453,856          68,500     2,495,969           10,100       368,019
Pioneer Hi Bred International, Incorporated      3,700       396,825           6,800       729,300            1,100       117,975
Ralston Purina Company                           6,300       585,506          10,800     1,003,725            1,800       167,287
Sara Lee Corporation                             4,600       259,037           4,400       247,775            2,700       152,044
Snow Brand Milk Products Company, Ltd.*         31,000        83,335          56,000       150,540            9,000        24,194
Tyson Foods, Incorporated, Class A              16,950       347,475          33,000       676,500            4,950       101,475
                                                           ---------                    ----------                      ---------
                                                           7,983,846                    14,479,648                      2,390,877

FOREST PRODUCTS:                                               0.08%                         0.00%                          0.01%
Georgia-Pacific Corporation                      2,600       157,950              --            --              200        12,150
Georgia-Pacific Corporation (Timber Group)*      2,600        58,988              --            --              200         4,537
Wickes Lumber Company                               --            --              --            --            1,800         5,850
                                                             -------                                                       ------
                                                             216,938                                                       22,537

GAS & PIPELINE UTILITIES:                                      1.27%                         0.94%                          0.58%
Coastal Corporation                             22,600     1,399,788          40,500     2,508,469            5,600       346,850
Eastern Enterprises                                 --            --           3,800       171,000            1,600        72,000
Enron Corporation                                4,200       174,563           7,600       315,875            1,100        45,719
MCN Corporation                                  8,800       355,300          16,000       646,000            3,100       125,163
Ocean Energy, Incorporated*                      5,300       261,356           6,700       330,394            1,200        59,175
Pacific Enterprises                              9,900       372,488          19,000       714,875            3,400       127,925
Piedmont National Gas, Incorporated              7,900       283,906          14,200       510,312            3,200       115,000


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                                   AGGRESSIVE                     MODERATE                     CONSERVATIVE
                                            -------------------------      ------------------------      -------------------------
                                              Shares        Value           Shares         Value           Shares        Value
                                            -----------   -----------      ----------    ----------      -----------   -----------
GAS & PIPELINE UTILITIES - CONTINUED
Questar Corporation                              4,100      $182,962          12,900      $575,662            5,900      $263,287
UGI Corporation                                 11,600       340,025          16,700       489,519            2,400        70,350
                                                           ---------                     ---------                      ---------
                                                           3,370,388                     6,262,106                      1,225,469

GOLD:                                                          0.23%                         0.15%                          0.09%
Newmont Mining Corporation                      20,600       605,125          33,600       987,000            6,300       185,063
                                                             -------                       -------                        -------

HOMEBUILDERS:                                                  0.12%                         0.12%                          0.06%
Beazer Homes USA, Incorporated*                 40,300       106,570          72,800       192,514           12,700        33,584
Elcor Chemical Corporation                       6,300       151,200          16,100       386,400            1,050        25,200
Lennar Corporation                                  --            --              --            --            2,000        43,125
Sekisui House                                   10,000        64,257          36,000       231,324            3,000        19,277
                                                             -------                       -------                        -------
                                                             322,027                       810,238                        121,186

HOTELS & RESTAURANTS:                                          0.53%                         0.36%                          0.19%
Hilton Hotels Corporation                        4,100       121,975           7,000       208,250            1,100        32,725
ITT Corporation*                                 1,300       107,738           3,200       265,200              400        33,150
La Quinta Inns, Incorporated                     7,425       143,395          14,850       286,791            4,275        82,561
McDonald's Corporation                          10,800       515,700          18,600       888,150            2,800       133,700
Mirage Resorts, Incorporated*                    2,800        63,700           5,100       116,025              800        18,200
Promus Hotel Corporation*                           --            --           1,433        60,186              323        13,566
Rainforest Cafe, Incorporated*                   5,600       184,800           2,300        75,900               --            --
Tricon Global Restaurants, Incorporated*         6,080       176,700          11,250       326,953            1,760        51,150
Yoshinoya D&C Company, Ltd.                         10        91,139              18       164,050                3        27,342
                                                           ---------                     ---------                        -------
                                                           1,405,147                     2,391,505                        392,394

HOUSEHOLD APPLIANCES FURNISHING:                               0.37%                         0.27%                          0.13%
Fedders USA, Incorporated                       10,000        62,500          23,800       148,750               --            --
Matsushita Electronic Industries                18,000       263,307          33,000       482,730            5,000        73,141
Philips Electronics                              7,200       431,791          12,950       776,623            2,350       140,931
Sony Corporation                                 2,600       230,987           4,500       399,785              700        62,189
                                                             -------                     ---------                        -------
                                                             988,585                     1,807,888                        276,261

HOUSEHOLD PRODUCTS:                                            0.35%                         0.20%                          0.13%
Cultor Oyj*                                      1,300        70,593           2,350       127,611              350        19,006
Gillette Company                                   600        60,262              --            --               --            --
Procter & Gamble Company                         2,000       159,625              --            --               --            --
Snap-On, Incorporated                            1,700        74,163           2,800       122,150              800        34,900
Stanhome, Incorporated                           2,500        64,219           7,100       182,381            2,600        66,788
Unilever PLC*                                   33,200       285,579          59,600       512,665           10,400        89,458
Unilever NV*                                     3,550       218,849           6,450       397,628            1,200        73,977
                                                             -------                     ---------                        -------
                                                             933,290                     1,342,435                        284,129

INDUSTRIAL MACHINERY:                                          0.82%                         0.59%                          0.31%
AES Corporation*                                 5,800       270,425           8,600       400,975            1,900        88,588
American Standard Companies, Incorporated           --            --              --            --              500        19,156
Applied Materials, Incorporated*                 7,700       231,963           7,700       231,963            1,200        36,150
Bunka Shutter Company*                          27,000        74,443          50,000       137,857            8,000        22,057
Ingersoll Rand Company                           8,400       340,200          20,100       814,050            1,650        66,825
Komatsu, Ltd.                                   26,000       130,428          48,000       240,790            8,000        40,132
Laird Group PLC*                                13,000        95,019          25,100       183,459            4,400        32,160
Mannesmann AG                                      500       252,647           1,000       505,295              150        75,794
Minebea Company                                 17,000       182,278          29,000       310,944            5,000        53,611
Mitsubishi Heavy Industry                        7,000        29,164          12,000        49,996               --            --


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                                   AGGRESSIVE                     MODERATE                     CONSERVATIVE
                                            -------------------------      ------------------------      -------------------------
                                              Shares        Value           Shares         Value           Shares        Value
                                            -----------   -----------      ----------    ----------      -----------   -----------
INDUSTRIAL MACHINERY - CONTINUED
Sulzer AG                                          160      $101,396             290      $183,780               50       $31,686
Tadano, Ltd.                                    28,000        76,128          51,000       138,661            9,000        24,470
Thermo Electron Corporation*                     3,825       170,212           6,075       270,338            1,950        86,775
THK Company, Ltd.*                              14,400       140,063          30,000       291,798            4,500        43,770
TSI, Incorporated                                7,800        78,000          14,400       144,000            2,400        24,000
                                                           ---------                     ---------                        -------
                                                           2,172,366                     3,903,906                        645,174

INSURANCE:                                                     2.47%                         1.74%                          0.75%
Aflac, Incorporated                              1,700        86,913           2,100       107,363               --            --
Allianz AG*                                        700       181,328           1,250       323,800              200        51,808
Allstate Corporation                            29,842     2,711,892          51,744     4,702,236            8,262       750,809
American International Group, Incorporated         900        97,875              --            --               --            --
Assicurazioni Generali                           6,000       147,371          10,000       245,619            2,000        49,124
CIGNA Corporation                                1,200       207,675             700       121,144               --            --
Fortis AG*                                         300        62,589             500       104,316              100        20,863
Harleysville Group, Incorporated                 7,000       168,000          14,600       350,400            4,000        96,000
Istituto Nazionale delle Assicurazioni          60,000       121,594         108,000       218,869           19,000        38,505
Marsh & McLennan Companies, Incorporated            --            --           3,600       268,425              --             --
MBIA, Incorporated                               6,400       427,600           9,600       641,400            1,400        93,538
Mercury General Corporation*                       800        44,200              --            --               --            --
National Mutual Asia, Ltd.*                     42,000        41,734          76,000        75,519           14,000        13,911
PMI Group, Incorporated                         13,100       947,294          26,900     1,945,206            2,500       180,781
Pohjola, Series B                                1,500        55,587           2,700       100,056              450        16,676
Protective Life Corporation                      2,100       125,475           4,400       262,900               --            --
Prudential Corporation                           4,200        51,145           7,500        91,330            1,300        15,831
Selective Insurance Group, Incorporated         13,400       361,800          25,600       691,200            3,800       102,600
Skandia Foersaekrings AB                         6,300       297,151          11,200       528,269            1,900        89,617
Sumitomo Marine & Fire                          18,000        95,121          34,000       179,674            6,000        31,707
Transamerica Corporation                         1,100       117,150           1,900       202,350               --            --
Vesta Insurance Group, Incorporated              3,300       195,938           5,900       350,312              600        35,625
                                                           ---------                    ----------                      ---------
                                                           6,545,432                    11,510,388                      1,587,395

INTERNATIONAL OIL:                                             1.83%                         1.24%                          0.56%
British Petroleum Company PLC                   28,071       371,338          50,812       672,168            8,864       117,258
British Petroleum Company PLC, ADR                 600        47,812           2,200       175,312              600        47,812
Mobil Corporation                                7,000       505,312          11,900       859,031            1,800       129,937
Royal Dutch Petroleum Company                    9,100       493,106           6,600       357,638              900        48,769
Royal Dutch Petroleum Company - NLG             12,300       675,161          22,200     1,218,583            3,850       211,331
Shell Transport & Trading Company PLC           18,300       128,347          33,100       232,146            5,800        40,678
Texaco, Incorporated                            48,500     2,637,188          86,700     4,714,313           10,800       587,250
                                                           ---------                     ---------                      ---------
                                                           4,858,264                     8,229,191                      1,183,035

LEISURE TIME:                                                  1.13%                         0.84%                          0.40%
American Skiing Company*                           130        32,500             370        92,500               --            --
Berjaya Sports                                   9,000        23,024          17,000        43,489            3,000         7,674
Capital Radio*                                   8,200        66,669          12,800       104,069            2,300        18,700
Granada Group PLC*                              14,178       216,572          25,604       391,108            4,480        68,433
Hollywood Entertainment Corporation*                --            --           8,600        91,375               --            --
MGM Grand, Incorporated*                            --            --           1,700        61,306               --            --
Sankyo Company, Ltd., Gunma                      3,000        43,884          17,000       384,085            3,000        67,780
Sodak Gaming, Incorporated*                         --            --           9,800        62,475              800         5,100
The Walt Disney Company                         26,419     2,617,132          43,734     4,332,399            6,809       674,517
                                                           ---------                     ---------                        -------
                                                           2,999,781                     5,562,806                        842,204


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                                   AGGRESSIVE                     MODERATE                     CONSERVATIVE
                                            -------------------------      ------------------------      -------------------------
                                              Shares        Value           Shares         Value           Shares        Value
                                            -----------   -----------      ----------    ----------      -----------   -----------
LIQUOR:                                                        0.02%                         0.01%                          0.01%
Carlsberg Brewery*                              16,500       $50,906          23,000       $70,960            4,500       $13,884
                                                              ------                        ------                         ------

MINING:                                                        0.31%                         0.22%                          0.10%
Canyon Resources Corporation*                       --            --          48,200        57,238               --            --
Cookson Group                                   29,919        96,810          54,038       174,852            9,455        30,594
English China Clay                              32,500       143,062          47,500       209,090           10,500        46,220
Getchell Gold Corporation*                      23,800       571,200          40,400       969,600            4,900       117,600
Stillwater Mining Company*                          --            --           4,100        68,675            1,100        18,425
                                                             -------                     ---------                        -------
                                                             811,072                     1,479,455                        212,839

MOBIL HOMES:                                                   0.08%                         0.00%                          0.00%
Coachmen Industries, Incorporated                4,900       105,656              --            --               --            --
Fleetwood Enterprises, Incorporated              2,300        97,606              --            --               --            --
                                                             -------
                                                             203,262

NEWSPAPERS:                                                    0.47%                         0.33%                          0.12%
Times Mirror Company, Series A                  16,200       996,300          29,100     1,789,650            2,500       153,750
Ver Ned Uitgevers*                               8,700       245,427          15,150       427,381            3,200        90,272
                                                           ---------                     ---------                        -------
                                                           1,241,727                     2,217,031                        244,022

NON-FERROUS METALS:                                            0.18%                         0.13%                          0.07%
Billiton PLC*                                   55,000       140,926         100,600       257,767           17,500        44,840
Imco Recycling, Incorporated                     7,100       114,044          10,200       163,838            2,000        32,125
Pechiney                                         4,154       163,993           7,488       295,613            1,283        50,651
WMC, Ltd.                                       18,435        64,280          33,018       115,129            5,772        20,126
                                                             -------                       -------                        -------
                                                             483,243                       832,347                        147,742

OFFICE FURNISHINGS & SUPPLIES:                                 0.02%                         0.02%                          0.01%
Ikon Office Solutions, Incorporated              2,200        61,875           3,900       109,688              600        16,875
                                                              ------                       -------                         ------

PAPER:                                                         2.81%                         1.95%                          0.87%
Boise Cascade Corporation                       13,900       420,475          23,800       719,950            3,600       108,900
Bowater, Incorporated                            8,500       377,719          15,200       675,450            2,100        93,319
Chesapeake Corporation                          12,000       412,500          21,000       721,875            3,200       110,000
Domtar, Incorporated                             5,400        37,463              --            --               --            --
Fort James Corporation                          49,912     1,641,384          71,362     2,729,596           10,375       396,844
Jefferson Smurfit Corporation*                      --            --           3,300        46,612              500         7,062
Kimberly Clark Corporation                      31,000     1,528,688          55,100     2,717,119            8,900       438,881
Minnesota Mining & Manufacturing Company        28,400     2,330,575          49,200     4,037,475            6,600       541,613
Pope & Talbot, Incorporated                     16,400       247,025          32,800       494,050            2,900        43,681
Stone Container Corporation                         --            --              --            --              400         4,175
Willamette Industries, Incorporated             11,000       354,062          18,200       585,813            2,200        70,812
UPM-Kymmene Oyj*                                 4,800        95,983           8,700       173,970            1,000        19,997
                                                           ---------                    ----------                      ---------
                                                           7,445,874                    12,901,910                      1,835,284

PETROLEUM & NATURAL GAS:                                       0.55%                         0.34%                          0.15%
Anadarko Petroleum Corporation                   6,000       364,125           5,200       315,575            1,100        66,756
Burlington Resources, Incorporated               5,500       246,469           6,300       282,319            1,200        53,775
Elf Aquitaine*                                   2,700       314,032           4,900       569,909              900       104,677
ENI SPA*                                        19,000       107,727          34,300       194,477            6,000        34,019
Monument Oil & Gas PLC*                         26,900        37,114          48,700        67,191            8,500        11,728
Occidental Petroleum Corporation                    --            --           7,000       205,188            1,300        38,106
Santa Fe Energy Resources, Incorporated*            --            --          14,400       162,000               --            --
Union Pacific Resource Group, Incorporated       4,000        97,000           7,200       174,600               --            --
Vastar Resources, Incorporated                   8,300       296,725           8,300       296,725               --            --
                                                           ---------                     ---------                        -------
                                                           1,463,192                     2,267,984                        309,061


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                                   AGGRESSIVE                     MODERATE                     CONSERVATIVE
                                            -------------------------      ------------------------      -------------------------
                                              Shares        Value           Shares         Value           Shares        Value
                                            -----------   -----------      ----------    ----------      -----------   -----------
PETROLEUM SERVICES:                                            1.72%                         1.26%                          0.68%
Broken Hill Proprietary Company, Ltd.           10,168       $94,435          18,344      $170,369            3,202       $29,738
Diamond Offshore Drilling, Incorporated          2,100       101,063           2,300       110,687              800        38,500
Dresser Industries, Incorporated                 6,600       276,788          11,300       473,894            3,100       130,006
Halliburton Company                              8,700       451,856          17,600       914,100            4,000       207,750
Noble Drilling Corporation*                      6,000       183,750          16,300       499,187            1,300        39,813
Schlumberger, Ltd.                               4,100       330,050           7,300       587,650            1,100        88,550
Total SA, ADR                                   30,346     1,684,203          46,628     2,587,854            8,789       487,790
Total SA, B Shares                               5,872       639,056          10,216     1,111,819            1,783       194,046
Transocean Offshore, Incorporated                5,600       269,850          23,700     1,142,044            1,400        67,463
Western Atlas, Incorporated*                     6,000       444,000           7,900       584,600            1,500       111,000
Woodside Petroleum                              13,700        96,611          22,400       157,963            4,300        30,323
                                                           ---------                     ---------                      ---------
                                                           4,571,662                     8,340,167                      1,424,979

PHOTOGRAPHY:                                                   0.18%                         0.12%                          0.07%
Canon, Incorporated                             11,000       256,108          19,000       442,368            3,000        69,848
Fuji Photo Film Company                          6,000       229,762          10,000       382,936            2,000        76,587
                                                             -------                       -------                        -------
                                                             485,870                       825,304                        146,435

PLASTICS:                                                      0.10%                         0.10%                          0.03%
Sealed Air Corporation*                          4,100       253,175          10,600       654,550            1,000        61,750
                                                             -------                       -------                         ------

POLLUTION CONTROL:                                             0.22%                         0.24%                          0.11%
Republic Industries, Incorporated*               2,700        62,944          11,300       263,431            1,000        23,312
Sevenson Environmental
  Services, Incorporated                         4,320        52,920           7,520        92,120               --            --
USA Waste Services, Incorporated*               11,990       470,607          30,870     1,211,648            5,175       203,119
                                                             -------                     ---------                        -------
                                                             586,471                     1,567,199                        226,431

PUBLISHING:                                                    0.17%                         0.11%                          0.02%
Meredith Corporation                               900        32,119              --            --               --            --
Playboy Enterprises, Incorporated, Class B*     14,800       232,175          15,600       244,725               --            --
Time Warner, Incorporated*                       3,100       192,200           8,300       514,600              800        49,600
                                                             -------                       -------                         ------
                                                             456,494                       759,325                         49,600

RAILROADS & EQUIPMENT:                                         0.67%                         0.31%                          0.19%
CSX Corporation                                 14,800       799,200          15,700       847,800            1,800        97,200
Canadian National Railway Company                4,900       231,525              --            --               --            --
East Japan Railway                                  22        99,242              40       180,440                3        13,533
Norfolk Southern Corporation                    20,700       637,819          34,200     1,053,787            8,100       249,581
Wisconsin Central Transportation Corporation        --           --               --            --            1,800        42,075
                                                           ---------                     ---------                        -------
                                                           1,767,786                     2,082,027                        402,389

REAL ESTATE:                                                   0.16%                         0.11%                          0.06%
Mitsubishi Estate                               14,000       152,256          25,000       271,885            4,000        43,502
Mitsui Fudosan Company, Ltd.                     8,000        77,200          14,000       135,100            3,000        28,950
Sun Hung Kai Properties                         27,000       188,153          48,000       334,495            8,000        55,749
                                                             -------                       -------                        -------
                                                             417,609                       741,480                        128,201

RETAIL GROCERY:                                                0.40%                         0.35%                          0.14%
Giant Foods, Incorporated, Class A               6,900       232,444          17,000       572,688            2,900        97,694
Safeway*                                         3,900       246,675          11,700       740,025              700        44,275
Somerfield PLC*                                 41,800       144,178          75,000       258,694           13,100        45,185
Starbucks Corporation*                          11,600       445,150          19,900       763,662            3,000       115,125
                                                           ---------                     ---------                        -------
                                                           1,068,447                     2,335,069                        302,279


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                                   AGGRESSIVE                     MODERATE                     CONSERVATIVE
                                            -------------------------      ------------------------      -------------------------
                                              Shares        Value           Shares         Value           Shares        Value
                                            -----------   -----------      ----------    ----------      -----------   -----------
RETAIL TRADE:                                                  3.20%                         2.15%                          1.03%
Ahold Kon*                                       3,539       $92,330           6,308      $164,571              927       $24,185
Amway Malaysia*                                 16,000        26,533          29,000        48,091            2,000         3,317
AutoZone, Incorporated*                          2,500        72,500           4,400       127,600              700        20,300
Boots Company                                    7,000       100,776          12,600       181,396            2,200        31,672
Cheung Kong (Holdings), Ltd.                    22,000       144,083          39,000       255,420            7,000        45,845
Colruyt SA*                                        150        76,617             250       127,696               50        25,539
Consolidated Stores Corporation*                 7,812       343,240          12,031       528,612            2,656       116,698
CVS Corporation                                 29,300     1,877,031          55,900     3,581,094            8,700       557,344
Dayton Hudson Corporation                        5,400       364,500              --            --              400        27,000
Dixons Group                                     6,453        64,760          11,676       117,177            2,049        20,563
Federated Department Stores, Incorporated*       2,400       103,350           5,100       219,619              600        25,837
Footstar, Incorporated*                          4,203       112,956          10,997       295,544            2,216        59,555
Gadzooks, Incorporated*                          5,300       111,300              --            --               --            --
Haverty Furniture Companies, Incorporated        5,600        75,600              --            --               --            --
The Home Depot, Incorporated                    22,050     1,298,194          40,950     2,410,931            5,250       309,094
Ito-Yokado Company, Ltd.                         4,000       203,722           7,000       356,514            1,000        50,930
Kingfisher                                      14,189       198,096          25,691       358,678            4,449        62,114
Lillian Vernon Corporation                       4,500        74,813          10,500       174,562            2,500        41,562
Lowes Companies, Incorporated                   11,100       529,331          19,600       934,675            2,900       138,294
Mitsubishi Corporation                          11,000        86,773          20,000       157,770            3,000        23,665
Mitsui & Company                                17,000       100,513          33,000       195,114            6,000        35,475
New World Development Company                   16,609        57,442          28,584        98,858            6,361        22,000
Proffitts, Incorporated*                        11,252       319,979          19,380       551,119              980        27,869
Takashimaya Company                              9,000        54,454          17,000       102,857            3,000        18,151
TJX Companies, Incorporated                     13,800       474,375          18,400       632,500            2,400        82,500
Wal-Mart Stores, Incorporated                   38,800     1,530,175          66,300     2,614,706           10,300       406,206
                                                           ---------                    ----------                      ---------
                                                           8,493,443                    14,235,104                      2,175,715

SAVINGS & LOAN:                                                0.85%                         0.64%                          0.26%
Astoria Financial Corporation                   12,800       713,600          27,400     1,527,550            6,000       334,500
Commercial Federal Corporation                  11,925       424,083          21,825       776,152            4,725       168,033
Greenpoint Financial Corporation                    --            --             800        58,050               --            --
Long Island Bancorp, Incorporated                3,000       148,875              --            --              300        14,887
TCF Financial Corporation                        6,600       223,987          24,200       821,287               --            --
Washington Federal, Incorporated                17,800       559,588          18,100       569,019               --            --
Washington Mutual, Incorporated                  2,900       185,056           8,200       523,262              600        38,288
                                                           ---------                     ---------                        -------
                                                           2,255,189                     4,275,320                        555,708

SHIPBUILDING:                                                  0.04%                         0.01%                          0.07%
Anangel American Shipholdings, Ltd., ADR         5,000        43,750           7,700        67,375            2,700        23,625
Avondale Industries, Incorporated                   --            --              --            --            3,100        92,031
West Marine, Incorporated*                       2,600        58,175              --            --            1,400        31,325
                                                             -------                        ------                        -------
                                                             101,925                        67,375                        146,981

SOFTWARE:                                                      2.27%                         1.49%                          0.69%
BMC Software, Incorporated*                         --            --           1,800       118,125               --            --
Cadence Design System, Incorporated                 --            --              --            --              800        19,600
Electronic Arts*                                    --            --           1,700        64,281              200         7,563
HBO & Company                                       --            --              --            --              600        28,800
Micro Focus Group, Incorporated PLC, ADR*        1,500        60,562              --            --               --            --
Microsoft Corporation*                          35,300     4,562,525          60,800     7,858,400            8,900     1,150,325
Oracle Systems Corporation*                     15,400       343,613          26,550       592,397            4,087        91,191
Peoplesoft, Incorporated*                       12,600       491,400          21,600       842,400            2,200        85,800
Policy Management Systems Corporation*           3,100       215,644              --            --              400        27,825


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                                   AGGRESSIVE                     MODERATE                     CONSERVATIVE
                                            -------------------------      ------------------------      -------------------------
                                              Shares        Value           Shares         Value           Shares        Value
                                            -----------   -----------      ----------    ----------      -----------   -----------
Software - continued
Synopsys, Incorporated*                          9,500     $ 339,625          11,400     $ 407,550           1,400      $  50,050
                                                           ---------                     ---------                      ---------
                                                           6,013,369                     9,883,153                      1,461,154

STEEL:                                                         0.10%                         0.07%                          0.02%
Amcast Industrial Corporation                    5,400       123,862           6,500       149,094               --            --
Nippon Steel Corporation                        38,000        56,169          70,000       103,469           12,000        17,738
Sumitomo Metal Industry                         75,000        95,926         152,000       194,409           24,000        30,696
                                                             -------                       -------                         ------
                                                             275,957                       446,972                         48,434

TELECOMMUNICATION SERVICES:                                    0.34%                         0.32%                          0.12%
Arch Communications Group, Incorporated*            --            --              --            --              600         3,075
China Telecom (Hong Kong)*                      38,000        65,221          70,000       120,144           12,000        20,596
Ericsson Telecommunications                      5,600       210,532          10,100       379,709            1,800        67,671
France Telecom SA*                               3,382       122,670           6,482       235,112            1,132        41,059
Heartland Wireless Communications,
  Incorporated*                                     --            --              --            --              500           875
ICG Communications, Incorporated*                1,300        35,425              --            --               --            --
Lucent Technologies, Incorporated                2,481       198,170           3,642       290,905            1,024        81,792
Omnipoint Corporation*                              --            --              --            --              300         6,975
Portugal Telecom SA*                             1,300        60,320           2,300       106,721              400        18,560
Superior Telecom, Incorporated*                  3,900       134,794          25,500       881,344               --            --
Telstra Corporation, Ltd.*                      29,400        62,083          57,300       120,998            9,200        19,428
                                                             -------                     ---------                        -------
                                                             889,215                     2,134,933                        260,031

TELEPHONE:                                                     5.33%                         3.65%                          1.80%
360 Communications Company*                         --            --           3,100        62,581              600        12,113
Ameritech Corporation                            7,200       579,600          13,800     1,110,900            2,300       185,150
American Telephone & Telegraph
  Corporation                                   43,000     2,633,750          61,200     3,748,500            8,500       520,625
BellSouth Corporation                            5,400       304,088           8,400       473,025            1,500        84,469
British Telecommunication                       18,000       141,832          32,400       255,298            5,600        44,126
Cincinnati Bell, Incorporated                       --            --              --            --            1,000        31,000
Deutsche Telekom*                               10,900       205,100          19,650       369,745            3,400        63,976
GTE Corporation                                 10,700       559,075          25,900     1,353,275            3,500       182,875
MCI Communications Corporation                  72,500     3,103,906         120,300     5,150,344           17,600       753,500
McLeodUSA, Incorporated*                         7,600       243,200          13,500       432,000            1,700        54,400
Nippon Telphone & Telegraph Corporation             76       651,911             139     1,192,311               24       205,867
SBC Communications, Incorporated                 4,243       310,800           4,098       300,178            1,700       124,525
Singapore Telecommunications, Ltd.*             54,000       100,599          97,000       180,706           17,000        31,670
Sprint Corporation                               2,400       140,700           7,400       433,825               --            --
Tel Save Holdings, Incorporated*                26,300       522,712          38,700       769,163            7,300       145,088
Telecom Italia Mobile*                          53,500       246,935         100,500       463,868           17,200        79,045
Telecom Italia Mobile RISP*                     91,000       258,751         157,100       446,700           27,800        79,388
Telecom Italia Mobile SPA RISP*                 25,000       110,232          44,000       194,008            8,000        35,274
Telecomunicacoes Brasileiras
  S/A-Telebras, ADR                              2,800       326,025           6,200       721,912            1,400       163,012
Telefonica de Espana SA*                        11,000       314,079          19,800       565,343            3,450        98,507
Telekom Malaysia                                12,000        35,480          13,000        38,437            4,000        11,827
Teleport Communications Group, Class A*          3,400       186,575           8,000       439,000            1,300        71,338
VodaFone Group                                  52,758       381,282          95,229       688,220           16,583       119,845
WorldCom, Incorporated*                         92,050     2,784,513         160,100     4,843,025           23,100       698,775
                                                          ----------                    ----------                      ---------
                                                          14,141,145                    24,232,364                      3,796,395

TIRES & RUBBER:                                                0.03%                         0.02%                          0.01%
Bridgestone Corporation                          4,000        86,697           7,000       151,719            1,000        21,674
                                                              ------                       -------                         ------


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                                   AGGRESSIVE                     MODERATE                     CONSERVATIVE
                                            -------------------------      ------------------------      -------------------------
                                              Shares        Value           Shares         Value           Shares        Value
                                            -----------   -----------      ----------    ----------      -----------   -----------
TOBACCO:                                                       1.40%                         0.96%                          0.41%
BAT Industries PLC                              25,056      $228,490          45,295      $413,052            7,815       $71,266
Philip Morris Companies, Incorporated           66,800     3,026,875         115,400     5,229,063           15,100       684,219
RJR Nabisco Holdings Corporation                 7,000       262,500           9,900       371,250            1,500        56,250
R.J. Reynolds BHD*                              19,000        31,019          34,000        55,508            6,000         9,796
Rothmans Pall Mall*                              3,000        23,332           6,000        46,664            1,000         7,778
Swedish Match Company                           40,600       135,505          73,300       244,644           12,700        42,387
                                                           ---------                     ---------                        -------
                                                           3,707,721                     6,360,181                        871,696

TRANSPORTATION:                                                0.10%                         0.09%                          0.04%
ASA Holdings, Incorporated                       9,500       270,156          20,200       574,438            3,000        85,313
                                                             -------                       -------                         ------

TRUCKING & FREIGHT FORWARDING:                                 0.33%                         0.28%                          0.10%
Air Express International Corporation           11,850       361,425          31,350       956,175            3,000        91,500
Hartwall*                                          700        57,788           1,250       103,193              200        16,511
Kirby Corporation*                                  --            --           5,200       100,425               --            --
Knight Transportation, Incorporated*             3,100        86,025              --            --               --            --
NCL Holdings*                                   46,555       166,407          84,111       300,649           14,666        52,422
Peninsular & Oriental Steam
  Navigation Company*                           13,004       147,911          23,436       266,568            4,135        47,033
U.S. Freightways Corporation                     2,000        65,000           3,000        97,500               --            --
                                                             -------                     ---------                        -------
                                                             884,556                     1,824,510                        207,466
TOTAL COMMON STOCKS (COST:
 $151,539,573, $259,021,934 and
  $38,255,958, respectively)                            $191,720,563                  $331,810,034                    $50,444,258
                                                         -----------                   -----------                     ----------

PREFERRED STOCKS:                                2.33%                         1.69%                          0.14%
APPAREL & TEXTILES:                                            0.07%                         0.05%                          0.03%
Hugo Boss AG                                       150       191,779             250       319,631               50        63,926
                                                             -------                       -------                         ------

BROADCASTING:                                                  0.80%                         0.59%
American Radio Systems Corporation, Series B       586        69,807             325        38,716               --            --
Cablevision Systems Corporation, Series H*         320        38,016             651        77,377               --            --
Cablevision Systems Corporation, Series M*       7,294       844,325          15,524     1,796,912               --            --
Capstar Broadcasting Partners*                   6,593       759,843           9,986     1,150,887               --            --
Citadel Broadcasting Company*                    1,700       198,475           3,550       414,462               --            --
Echostar Communications Corporation*               200       208,500             386       402,405               --            --
SFX Broadcasting, Incorporated, Series E            --            --             159        18,219               --            --
                                                           ---------                     ---------
                                                           2,118,966                     3,898,978

COMPUTERS & BUSINESS EQUIPMENT:                                0.00%                         0.00%
Hyperion Telecommunications, Series B*              10        10,100              24        24,240               --            --
                                                              ------                        ------

DRUGS & HEALTH CARE:                                           0.04%                         0.03%                          0.02%
Wella AG*                                          150       113,816             250       189,694               50        37,939
                                                             -------                       -------                         ------

ELECTRONICS:                                                   0.09%                         0.06%                          0.03%
Nokia (AB) OY, Series A                          3,200       227,190           5,800       411,781              800        56,798
                                                             -------                       -------                         ------

FINANCIAL SERVICES:                                            0.00%                         0.00%
S D Warren Company                                 169         8,323             558        27,482               --            --
                                                               -----                        ------

LEISURE TIME:                                                  0.02%                         0.01%                          0.01%
Sydney Harbour Casino*                          46,900        44,475          84,700        80,321           15,200        14,414
                                                              ------                        ------                         ------


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                                   AGGRESSIVE                     MODERATE                     CONSERVATIVE
                                            -------------------------      ------------------------      -------------------------
                                              Shares        Value           Shares         Value           Shares        Value
                                            -----------   -----------      ----------    ----------      -----------   -----------
MISCELLANEOUS:                                                 0.24%                         0.15%
Nextel Communications,
  Incorporated, Series D*                          480      $539,146             634      $711,406               --            --
Winstar Corporation*                             1,000       100,000           2,750       275,000               --            --
                                                             -------                       -------
                                                             639,146                       986,406

PUBLISHING:                                                    0.55%                         0.52%
Intermedia Communications,
  Incorporated, Series B*                        3,763       456,246           7,650       927,532               --            --
Nextlink Communications*                         7,363       458,347          19,126     1,190,594               --            --
Primedia, Incorporated, Series E*                  800        80,200           1,600       160,400               --            --
Primedia, Incorporated, Series D*                  390        41,145           1,100       116,050               --            --
Time Warner, Incorporated, Series M*               387       434,991             927     1,043,055               --            --
                                                           ---------                     ---------
                                                           1,470,929                     3,437,631

SOFTWARE:                                                      0.15%                         0.11%                          0.06%
Sap AG                                           1,250       408,919           2,250       736,054              400      $130,854
                                                             -------                       -------                        -------

TELECOMMUNICATION SERVICES:                                    0.32%                         0.13%
American Communications Services*                   --            --              29        30,232               --            --
IXC Communications, Incorporated*                  720       844,200             720       844,200               --            --
                                                             -------                       -------
                                                             844,200                       874,432

TELEPHONE:                                                     0.04%                         0.04%
Adelphia Communications
  Corporation, Series B*                           904       107,802           2,048       244,224               --            --
                                                             -------                       -------

TOTAL PREFERRED STOCK
 (COST: $5,421,277, $9,801,442,
  and $259,287, respectively)                             $6,185,645                   $11,230,874                       $303,931
                                                           ---------                    ----------                        -------

WARRANTS:*                                       0.02%                         0.03%
BUSINESS SERVICES:                                             0.00%                         0.01%
Protection One, Incorporated (Expiration
  date 06/30/05; strike price $6.60)               960        12,480           3,200        41,600               --            --
                                                              ------                        ------

CHEMICALS:                                                     0.00%                         0.00%
Sterling Chemicals Holdings, Incorporated
  (Expiration date 08/05/08; strike
  price $0.01)                                      40         1,400             120         4,200               --            --
                                                               -----                         -----

TELECOMMUNICATION SERVICES:                                    0.02%                         0.02%
Highwaymaster Communication (Expiration
  date 05/14/98; strike price $6.50)               162            18             338            37               --            --
Hyperion Telecommunications, Incorporated
  (Expiration date 04/15/01; strike
  price $0.0187)                                   220        13,200             830        49,800               --            --
Microcell Telecommunications, Incorporated
  (Expiration date 06/15/06; strike
  price $0.01)                                   1,280        17,472           3,760        51,324               --            --
  (Expiration date 06/15/06; strike
  price $0.01)                                   1,280            13           3,760            38               --            --
Orion Network Systems, Incorporated
  (Expiration date 01/15/07;
   strike price $0.01)                             150         1,875             260         3,250               --            --
Powertel, Incorporated (Expiration date
  02/01/06; strike price $18.15)                 1,312        11,808           3,488        31,392               --            --
                                                              ------                        ------
                                                              44,386                       135,841
TOTAL WARRANTS (COST: $13,082,
 $36,385,and $0, respectively)                               $58,266                      $181,641                             --
                                                              ------                       -------


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                                   AGGRESSIVE                      MODERATE                    CONSERVATIVE
                                             ------------------------      -------------------------     -------------------------
                                             Principal                     Principal                     Principal
                                               Amount        Value           Amount        Value           Amount        Value
                                             -----------   ----------      -----------   -----------     -----------   -----------
U.S. TREASURY OBLIGATIONS:                       5.41%                          6.87%                        22.88%
U.S. TREASURY BILLS:                                           0.87%                          0.98%                        11.85%
zero coupon due 01/08/98****                $2,300,000    $2,298,298       $6,500,000    $6,495,190     $25,000,000   $24,981,500
                                                           ---------                      ---------                    ----------

U.S. TREASURY BONDS:                                           1.33%                          4.73%                         7.98%
6.50% due 11/15/26                             360,000       384,300               --            --         125,000       133,437
7.125% due 02/15/23                            770,000       879,001        1,760,000     2,009,146         920,000     1,050,235
7.625% due 02/15/25                                 --            --           75,000        91,019          40,000        48,544
8.125% due 08/15/19                                 --            --               --            --         751,000       939,689
8.875% due 02/15/19                            704,000       941,818        8,620,000    11,531,922       5,716,000     7,646,922
9.00% due 11/15/18                                  --            --        2,120,000     2,863,993         350,000       472,829
10.75% due 05/15/03                             67,000        82,232           72,000        88,368              --            --
11.625% due 11/15/04                                --            --          330,000       438,022         240,000       318,562
12.00% due 08/15/13                            170,000       250,485        7,970,000    11,743,317       2,690,000     4,361,382
12.375% due 05/15/04                           304,000       409,734        1,288,000     1,735,979         171,000       230,475
12.75% due 11/15/10                            373,000       532,398          630,000       899,224       1,137,000     1,622,886
13.875% due 05/15/11                            30,000        45,652               --            --              --            --
                                                           ---------                     ----------                    ----------
                                                           3,525,620                     31,400,990                    16,824,961

U.S. TREASURY NOTES:                                           3.21%                          1.16%                         3.05%
5.75% due 10/31/00                           3,150,000     3,153,937               --            --              --            --
6.125% due 03/31/98                                 --            --               --            --       3,980,000     3,986,209
6.875% due 03/31/00                          2,400,000     2,459,256        5,055,000     5,179,808       2,390,000     2,449,009
7.00% due 07/15/06                           2,105,000     2,272,074               --            --              --            --
7.75% due 12/31/99                                  --            --        2,404,000     2,497,540              --            --
7.875% due 08/15/01                            600,000       641,436               --            --              --            --
                                                           ---------                      ---------                     ---------
                                                           8,526,703                      7,677,348                     6,435,218
TOTAL U.S. TREASURY OBLIGATIONS
 (Cost: $13,957,289, $43,627,297 and
  $47,157,642, respectively)                             $14,350,621                    $45,573,528                   $48,241,679
                                                          ----------                     ----------                    ----------

U.S GOVERNMENT AGENCY AND
MORTGAGE-BACKED OBLIGATIONS:                                                    7.97%                        15.26%
FEDERAL AGRICULTURAL MORTGAGE CORPORATION:                                                    0.13%                         0.15%
7.04% due 08/10/05                                  --            --          800,000       848,128         300,000       318,048
                                                                                            -------                       -------

FEDERAL HOME LOAN BANK:                                                                       0.24%                         0.33%
7.59% due 03/10/05                                  --            --          280,000       304,937         120,000       130,687
9.50% due 02/25/04                                  --            --        1,130,000     1,331,987         470,000       554,013
                                                                                          ---------                       -------
                                                                                          1,636,924                       684,700

FEDERAL HOME LOAN MORTGAGE CORPORATION:                                                       0.99%                         1.81%
6.50% due 07/01/06 - 08/15/14                       --            --               --            --          21,525        21,595
8.00% due 04/01/23 - 08/01/24                       --            --        2,374,601     2,464,058       1,351,051     1,404,205
9.50% due 12/01/19 - 12/01/22                       --            --        3,806,095     4,121,365       2,219,514     2,396,268
                                                                                          ---------                     ---------
                                                                                          6,585,423                     3,822,068

FEDERAL NATIONAL MORTGAGE ASSOCIATION:                                                        4.97%                         8.36%
6.00% due 12/01/08 - 04/01/11                       --            --        7,082,520     6,998,101       2,326,685     2,300,777
6.50% due 09/01/07 - 05/01/26                       --            --       10,682,656    10,629,043       5,383,539     5,365,900
7.00% due 12/01/99 - 12/01/25                       --            --        8,325,464     8,395,090       4,487,626     4,524,675
7.49% due 03/02/05                                  --            --          470,000       508,996         200,000       216,594
7.50% due 11/01/06 - 10/01/27                       --            --        5,678,966     5,813,930       3,935,701     4,030,147
7.71% due 04/25/00                                  --            --               --            --         320,639       321,440
8.50% due 05/01/17 - 06/01/24                       --            --          574,195       604,480         836,488       879,692
                                                                                         ----------                    ----------
                                                                                         32,949,640                    17,639,225


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                                   AGGRESSIVE                      MODERATE                    CONSERVATIVE
                                             ------------------------      -------------------------     -------------------------
                                             Principal                     Principal                     Principal
                                               Amount        Value           Amount        Value           Amount        Value
                                             -----------   ----------      -----------   -----------     -----------   -----------
GOVERNMENT NATIONAL
MORTGAGE ASSOCIATION:                                                                         1.09%                         2.51%
7.50% due 10/15/22 - 07/01/23                       --            --       $3,273,751    $3,363,216      $2,053,997    $2,110,401
9.00% due 09/15/16 - 11/15/24                       --            --        3,565,461     3,847,003       2,952,931     3,176,200
                                                                                          ---------                     ---------
                                                                                          7,210,219                     5,286,601

OTHER:                                                                                        0.55%                         2.10%
Government Backed Trust,
  9.625% due 05/15/02                               --            --          175,910       186,776          73,296        77,823
Government Loan Trust,
  8.50% due 04/01/06                                --            --        1,120,000     1,235,517       1,720,000     1,897,401
Government Trust Certificates,
  Class 1C, 9.25% due 11/15/01                      --            --          434,803       462,700         510,875       543,653
  Class 2E, 9.40% due 05/15/02                      --            --        1,083,624     1,151,101       1,548,035     1,644,431
Guaranteed Export Trust,
  Series 1993 C, 5.20% due 10/15/04                 --            --          197,867       194,571          87,733        86,272
  Series 1993 D, 5.23% due 05/15/05                 --            --          344,680       338,842         153,191       150,596
  6.61% due 09/15/99                                --            --           74,245        74,749          30,373        30,579
                                                                                          ---------                     ---------
                                                                                          3,644,256                     4,430,755
TOTAL U.S. GOVERNMENT AGENCY AND
MORTGAGE-BACKED OBLIGATIONS
 (Cost: $0, $51,688,820 and
  $31,508,861, respectively)                                      --                    $52,874,590                   $32,181,397
                                                                                         ----------                    ----------

FOREIGN BOND OBLIGATIONS:                                                       0.56%                         1.46%
Israel Export Trust, Series 1994-1
  GTD Certificates, 6.88% due 01/26/03              --            --          362,353       369,042         155,294       158,161
Israel State, U.S. Government GTD Notes,
  Class 1D, 6.125% due 03/15/03                     --            --               --            --         250,000       251,367
  Class 4A, 7.125% due 08/15/99                     --            --               --            --         355,000       360,911
  Class 5B, 8.00% due 11/15/01                      --            --        3,155,000     3,381,119       2,150,000     2,304,091
                                                                                          ---------                     ---------
                                                                                          3,750,161                     3,074,530
TOTAL FOREIGN BOND OBLIGATIONS
 (Cost: $0, $3,699,331 and
  $2,989,519, respectively)                                       --                     $3,750,161                    $3,074,530
                                                                                          ---------                     ---------

CORPORATE BONDS:                                 6.71%                         15.57%                        16.72%
AEROSPACE:                                                     0.17%                          0.14%
Advance Agro Public Company, Ltd.,
  13.00% due 11/15/07                         $490,000      $445,900        1,010,000       919,100              --            --
                                                             -------                        -------

AUTO PARTS:                                                    0.10%
Safelite Glass Corpopration,
  9.875% due 12/15/06                          250,000       263,750               --            --              --            --
                                                             -------

BANKING:                                                                                      2.31%                         4.07%
Banc One Corporation,
  6.25% due 09/01/00                                --            --          880,000       885,685         490,000       493,165
  6.70% due 03/24/00                                --            --          860,000       869,365         430,000       434,683
Banponce Corporation,
  5.75% due 03/01/99                                --            --          490,000       487,173         270,000       268,442
  6.378% due 4/08/99                                --            --          590,000       592,129         330,000       331,191
  6.665% due 03/05/01                               --            --          820,000       826,314         430,000       433,311


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                                   AGGRESSIVE                      MODERATE                    CONSERVATIVE
                                             ------------------------      -------------------------     -------------------------
                                             Principal                     Principal                     Principal
                                               Amount        Value           Amount        Value           Amount        Value
                                             -----------   ----------      -----------   -----------     -----------   -----------
BANKING - CONTINUED
Canadian Imperial Bank of Commerce,
  6.20% due 08/01/00                                --            --       $1,050,000    $1,051,166        $590,000      $590,655
Capital One Bank, 6.42% due 11/12/99                --            --        3,380,000     3,390,343       1,600,000     1,604,896
Den Danske Bank Aktieselskab,
  7.40% due 06/15/10                                --            --          830,000       859,930         460,000       476,588
First Tennessee National Corporation,
  6.75% due 11/15/05                                --            --          350,000       355,418         190,000       192,941
First USA Bank, 5.75% due 01/15/99                  --            --          840,000       837,388         660,000       657,947
Firstar Corporation, 7.15% due 09/01/00             --            --          820,000       824,756         360,000       362,088
Fleet Financial Group, Incorporated,
  7.625% due 12/01/99                               --            --          150,000       153,688          80,000        81,967
Kansallis-Osake-Pankki,
  10.00% due 05/01/02                               --            --          360,000       409,100         150,000       170,458
Long Island Savings Bank,
  7.00% due 06/13/02                                --            --          450,000       459,184         270,000       275,511
Provident Bank, 6.125% due 12/15/00                 --            --        1,040,000     1,035,143         520,000       517,572
Shawmut National Corporation,
  8.625% due 12/15/99                               --            --               --            --         360,000       375,523
Union Planters Corporation,
  6.75% due 11/01/05                                --            --          850,000       855,338         450,000       452,826
Union Planters National Bank,
  6.29% due 08/20/98                                --            --        1,400,000     1,401,750         870,000       871,088
                                                                                         ----------                     ---------
                                                                                         15,293,870                     8,590,852

BROADCASTING:                                                  0.45%                          0.51%                         0.19%
Citadel Broadcasting Company,
  10.25% due 07/01/07                         $390,000      $422,175          810,000       876,825              --            --
EchoStar Communications Corporation,
  Step up to 13.125% due 06/01/04              240,000       219,600          650,000       594,750              --            --
EchoStar Satellite Broadcasting Corporation,
  Step up to 13.125% due 03/15/04              370,000       307,100        1,050,000       871,500              --            --
Granite Broadcasting Corporation,
  9.375% due 12/01/05                          250,000       253,125          250,000       253,125              --            --
Hearst-Argyle Television, Incorporated,
  7.50% due 11/15/27                                --            --          770,000       781,334         400,000       405,888
                                                           ---------                      ---------                       -------
                                                           1,202,000                      3,377,534

BUSINESS SERVICES:                                             0.19%                          0.73%                         0.82%
Comdisco, Incorporated,
  5.75% due 02/15/01                                --            --        1,700,000     1,671,814       1,000,000       983,420
  6.50% due 06/15/00                                --            --        1,700,000     1,708,075         750,000       753,562
Federal Data Corporation,
  10.125% due 08/01/05                         170,000       171,700          370,000       373,700              --            --
Protection One Alarm, Incorporated,
  Step up to 13.625% due 06/30/05              300,000       322,500        1,000,000     1,075,000                            --
                                                             -------                      ---------                     ---------
                                                             494,200                      4,828,589                     1,736,982

CHEMICAL PRODUCTS:                                             0.13%                          0.14%
Huntsman Corporation,
  9.50% due 07/01/07                           210,000       220,500          540,000       567,000              --            --
Sterling Chemicals, Incorporated,
  11.25% due 04/01/07                          130,000       130,000          350,000       350,000              --            --
                                                             -------                        -------
                                                             350,500                        917,000


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                                   AGGRESSIVE                      MODERATE                    CONSERVATIVE
                                             ------------------------      -------------------------     -------------------------
                                             Principal                     Principal                     Principal
                                               Amount        Value           Amount        Value           Amount        Value
                                             -----------   ----------      -----------   -----------     -----------   -----------
CRUDE PETROLEUM & NATURAL GAS                                  0.06%                          0.28%                         0.41%
Occidental Petroleum Corporation,
  5.93% due 11/09/98                                --            --         $470,000      $469,154        $270,000      $269,514
Southwest Gas Corporation,
  9.75% due 06/15/02                                --            --          290,000       326,595         170,000       191,452
Stone Energy Corporation,
  8.75% due 09/15/07                          $160,000      $161,600          340,000       343,400              --            --
Union Oil Company, 7.67% due 04/19/02               --            --          680,000       718,440         390,000       412,047
                                                             -------                      ---------                       -------
                                                             161,600                      1,857,589                       873,013

DRUGS & HEALTH CARE:                                           0.09%                          0.08%
Integrated Health Services, Incorporated,
  9.25% due 01/15/08                           246,000       250,920          520,000       530,400              --            --
                                                             -------                        -------

ELECTRIC UTILITIES:                                            0.06%                          0.42%                         0.66%
Avon Energy Partners Holdings,
  6.73% due 12/11/02                                --            --          930,000       936,417         520,000       523,588
British Columbia Hydro & Power,
  12.50% due 01/15/14                               --            --          460,000       506,635         260,000       286,359
Israel Electric Corporation,
  7.10% due 12/17/07                                --            --        1,025,000     1,032,195         580,000       584,072
Trench Electric & Trench, Incorporated
  10.25% due 12/15/07                          160,000       162,400          340,000       345,100              --            --
                                                             -------                      ---------                     ---------
                                                             162,400                      2,820,347                     1,394,019

ELECTRICAL EQUIPMENT:                                          0.19%                          0.16%
High Voltage Engineer Corporation,
  10.50% due 08/15/04                          320,000       332,000          680,000       705,500              --            --
SC International Services, Incorporated,
  9.25% due 09/01/07                           160,000       165,600          340,000       351,900              --            --
                                                             -------                      ---------
                                                             497,600                      1,057,400

ELECTRONICS:                                                                                  0.16%                         0.29%
Raytheon Company, 6.45% due 08/15/02                --            --        1,070,000     1,075,254         600,000       602,946
                                                                                          ---------                       -------

FINANCIAL SERVICES:                                            0.46%                          3.72%                         5.18%
American Telephone and
 Telegraph Capital Corporation,
  6.16% due 12/03/99                                --            --        2,490,000     2,487,162       1,120,000     1,118,723
  6.65% due 04/30/99                                --            --          900,000       906,885         360,000       362,754
Ahmanson Capital Trust I,
  8.36% due 12/01/26                                --            --        1,080,000     1,175,234         720,000       783,490
APP Financial II Mauritius, Ltd., Series B,
  12.00% due 02/15/04                          430,000       369,800        1,070,000       920,200              --            --
BankBoston Capital Trust II, Series B,
  7.75% due 12/15/26                                --            --        1,610,000     1,642,538         910,000       928,391
Banponce Financial Corporation,
  6.34% due 03/29/99                                --            --          350,000       351,089         200,000       200,622
Beal Financial Corporation,
  12.75% due 08/15/00                          120,000       128,400          380,000       406,600             ---            --
Chrysler Financial Corporation,
  6.375% due 01/28/00                               --            --        1,270,000     1,276,083         600,000       602,874
The CIT Group Holdings, Incorporated,
  6.25% due 10/04/99                                --            --        3,850,000     3,858,470       1,850,000     1,854,070


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                                   AGGRESSIVE                      MODERATE                    CONSERVATIVE
                                             ------------------------      -------------------------     -------------------------
                                             Principal                     Principal                     Principal
                                               Amount        Value           Amount        Value           Amount        Value
                                             -----------   ----------      -----------   -----------     -----------   -----------
FINANCIAL SERVICES - CONTINUED
First Nationwide Escrow Corporation,
  10.625% due 10/01/03                        $190,000      $212,325         $250,000      $279,375              --            --
First Nationwide Parent Holdings,
  12.50% due 04/15/03                          250,000       283,750          750,000       851,250              --            --
General Motors Acceptance Corporation,
  6.75% due 07/10/02                                --            --        1,050,000     1,063,781        $600,000      $607,875
GST Equipment Funding, Incorporated,
  13.25% due 05/01/07                          150,000       171,750          300,000       343,500              --            --
Great Western Financial Trust II, Series A,
  8.206% due 02/01/27                               --            --          730,000       774,253         410,000       434,854
Heller Financial, Incorporated,
  7.875% due 11/01/99                               --            --        1,000,000     1,026,100         540,000       554,094
Home Savings of America,
  6.50% due 08/15/04                                --            --          510,000       512,310         290,000       291,314
Hydro Quebec Enterprises,
  7.40% due 03/28/25                                --            --          630,000       765,986         360,000       437,706
Manufacturers Hanover Corporation,
  8.50% due 02/15/99                                --            --        1,540,000     1,577,853         210,000       215,162
MCN Investment Corporation,
  5.84% due 02/01/99                                --            --          800,000       800,480         440,000       440,264
Ocwen Capital Trust,
 10.875% due 08/01/27                           50,000        54,250          130,000       141,050              --            --
Secured Finance, 9.05% due 12/15/04                 --            --        2,500,000     2,854,675       1,480,000     1,689,968
U.S. West Capital Funding, Incorporated,
  6.95% due 01/15/37                                --            --          640,000       659,245         380,000       391,427
                                                           ---------                     ----------                    ----------
                                                           1,220,275                     24,674,119                    10,913,588

FOOD PRODUCTS:                                                 0.01%                          0.01%
Del Monte Foods Company,
  Step up to 12.50% due 12/15/07                50,000        28,625           90,000        51,525              --            --
                                                              ------                         ------

FURNITURE & FIXTURES:                                          0.01%                          0.01%
Sealy Mattress Company,
  9.875% due 12/15/07                           10,000        10,250           20,000        20,500              --            --
  Step up to 10.875% due 12/15/07               20,000        12,100           40,000        24,200              --            --
                                                              ------                         ------
                                                              22,350                         44,700

HOTELS & RESTAURANTS:                                                                         0.07%                         0.26%
Darden Restaurants, Incorporated,
  7.125% due 02/01/16                               --            --          490,000       470,719         570,000       547,571
                                                                                            -------                       -------

INDUSTRIALS:                                                   1.36%                          1.66%                         1.07%
Advanced Accessory System LLC,
  9.75% due 10/01/07                           130,000       127,725          410,000       402,825              --            --
Anker Coal Group, Incorporated,
  9.75% due 10/01/07                           140,000       140,700          310,000       311,550              --            --
Atlantis Group, Incorporated,
  11.00% due 02/15/03                           50,000        52,500          130,000       136,500              --            --
Carson, Incorporated,
  10.375% due 03/01/07                         160,000       160,000          340,000       340,000              --            --
Color Spot Nursuries,
 10.50% due 12/15/07                           100,000       101,250          210,000       212,625              --            --


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                                   AGGRESSIVE                      MODERATE                    CONSERVATIVE
                                             ------------------------      -------------------------     -------------------------
                                             Principal                     Principal                     Principal
                                               Amount        Value           Amount        Value           Amount        Value
                                             -----------   ----------      -----------   -----------     -----------   -----------
INDUSTRIALS - CONTINUED
Conagra, Incorporated,
  7.125% due 10/01/26                               --            --       $1,000,000    $1,061,990        $575,000      $610,644
Container Corporation of America,
  9.75% due 04/01/03                           $90,000       $96,750          200,000       215,000              --            --
  10.75% due 05/01/02                          120,000       131,400          250,000       273,750              --            --
  11.25% due 05/01/04                           90,000        98,100          300,000       327,000              --            --
Decision Holdings Corporation,
  Step up to 11.50% due 08/01/08                10,000         6,400           40,000        25,600              --            --
Desa International, Incorporated,
  9.875% due 12/15/07                           80,000        81,900          180,000       184,275              --            --
E&S Holdings Corporation,
  10.375% due 10/01/06                          30,000        27,300          120,000       109,200              --            --
Flores and Rucks, Incorporated,
  9.75% due 10/01/06                           170,000       186,575          230,000       252,425              --            --
Freedom Chemical Company,
  10.625% due 10/15/06                         260,000       286,000          590,000       649,000              --            --
Holmes Products Corporation
  9.875% due 11/15/07                           80,000        81,400          170,000       172,975              --            --
Host Marriott Travel Plazas, Incorporated,
  Series B, 9.50% due 05/15/05                 150,000       159,750          350,000       372,750              --            --
Internorth Incorporated,
  9.625% due 03/15/06                               --            --          590,000       701,711         330,000       392,482
Livent, Incorporated, 9.375% due 10/15/04      330,000       330,000          690,000       690,000              --            --
McCaw International, Ltd.,
  13.00% due 04/15/07                          250,000       145,000          250,000       145,000              --            --
McKesson Corporation,
  6.60% due 03/01/00                                --            --          950,000       959,718         440,000       444,501
Motors and Gears, Incorporated, Series B,
  10.75% due 11/15/06                          260,000       276,250          740,000       786,250              --            --
Pathmark Stores, Incorporated,
  9.625% due 05/01/03                          210,000       193,200          360,000       331,200              --            --
Pennzoil Company,
  9.625% due 11/15/99                               --            --          540,000       570,181         310,000       327,326
Perry-Judds, Incorporated,
  10.625% due 12/15/07                          10,000        10,400           30,000        31,200              --            --
Pueblo Xtra International, Incorporated,
  9.50% due 08/01/03                           260,000       247,000           40,000        38,000              --            --
Repap New Brunswick, Incorporated,
  9.875% due 07/15/00                           40,000        40,200          120,000       120,600              --            --
Roller Bearing Company of America,
  Incorporated, Step up to
  13.00% due 06/15/09                          240,000       146,400          510,000       311,100
Stone Container Corporation,
  12.58% due 08/01/16                          250,000       263,750               --            --              --            --
Town Sports International, Incorporated,
  9.75% due 10/15/04                           190,000       190,000          410,000       410,000              --            --
WMX Technologies, Incorporated,
  7.10% due 08/01/26                                --            --          830,000       858,353         470,000       486,055
Wyman-Gordon Company,
  8.00% due 12/15/07                            20,000        20,150           30,000        30,225              --            --
                                                           ---------                     ----------                     ---------
                                                           3,600,100                     11,031,003                     2,261,008


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                                   AGGRESSIVE                      MODERATE                    CONSERVATIVE
                                             ------------------------      -------------------------     -------------------------
                                             Principal                     Principal                     Principal
                                               Amount        Value           Amount        Value           Amount        Value
                                             -----------   ----------      -----------   -----------     -----------   -----------
INSURANCE:                                                                                    0.77%                         1.32%
Metropolitan Life Insurance Company,
  6.30% due 11/03/03                                --            --       $2,350,000    $2,328,169      $1,155,000    $1,144,270
Nationwide Life Insurance Company,
  6.50% due 02/15/04                                --            --        2,760,000     2,771,978       1,630,000     1,637,074
                                                                                          ---------                     ---------
                                                                                          5,100,147                     2,781,344

LEISURE TIME:                                                  0.83%                          0.72%
AMC Entertainment, Incorporated,
  9.50% due 03/15/09                          $250,000      $256,250          750,000       768,750              --            --
American Skiing Company, Series B,
  12.00% due 07/15/06                          500,000       555,000          900,000       999,000              --            --
AMF Bowling Worldwide, Incorporated,
  Series B, 10.875% due 03/15/06               170,000       184,450          530,000       575,050              --            --
Ballys Health & Tennis Corporation,
  9.875% due 10/15/07                          390,000       395,850          788,000       799,820              --            --
Hollywood Entertainment Corporation,
  Series B, 10.625% due 08/15/04               450,000       441,000          970,000       950,600              --            --
Hollywood Theaters, Incorporated,
  10.625% due 08/01/07                         160,000       170,000          360,000       382,500              --            --
Six Flags Theme Parks, Incorporated,
  zero coupon due 06/15/05                     190,000       202,350          310,000       330,150              --            --
                                                           ---------                      ---------
                                                           2,204,900                      4,805,870

MISCELLANEOUS:                                                 0.11%                          0.15%
HMC Acquisition Properties, Incorporated,
  Series B, 9.00% due 12/15/07                 280,000       292,600          940,000       982,300              --            --
                                                             -------                        -------

NON-BANK FINANCE:                                                                             0.14%                         0.19%
Ford Capital BV, 9.00% due 08/15/98                 --            --          920,000       935,760         400,000       406,852
                                                                                            -------                       -------

PAPER:                                                         0.03%                          0.02%
American Pad & Paper Company,
  Series B, 13.00% due 11/15/05                 60,000        67,800          140,000       158,200              --            --
                                                              ------                        -------

PRINTING & PUBLISHING:                                         0.33%                          0.23%
Sullivan Graphics, Incorporated,
  12.75% due 08/01/05                          600,000       606,000        1,180,000     1,191,800              --            --
Von Hoffman Press, Incorporated,
  10.375% due 05/15/07                         240,000       256,800          330,000       353,100              --            --
                                                             -------                      ---------
                                                             862,800                      1,544,900

REAL ESTATE:                                                   0.20%                          0.20%
HMH Properties, Incorporated, Series B,
  8.875% due 07/15/07                          230,000       242,075          520,000       547,300              --            --
  9.50% due 05/15/05                           260,000       276,900          740,000       788,100
                                                             -------                      ---------
                                                             518,975                      1,335,400

RETAIL TRADE:                                                  0.20%                          0.56%                         0.70%
Amscan Holdings, Incorporated,
  9.875% due 12/15/07                          160,000       163,600          340,000       347,650              --            --
Federated Department Stores, Incorporated,
  6.79% due 07/15/27                                --            --          550,000       564,723         350,000       359,369


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                                   AGGRESSIVE                      MODERATE                    CONSERVATIVE
                                             ------------------------      -------------------------     -------------------------
                                             Principal                     Principal                     Principal
                                               Amount        Value           Amount        Value           Amount        Value
                                             -----------   ----------      -----------   -----------     -----------   -----------
RETAIL TRADE - CONTINUED
Levi Strauss & Company,
  7.00% 11/01/06                                    --            --       $1,980,000    $2,026,273      $1,080,000    $1,105,240
Sunglass Hut International, Incorporated,
  5.25% due 06/15/03                          $484,000      $366,025        1,016,000       768,350              --            --
                                                             -------                      ---------                     ---------
                                                             529,625                      3,706,996                     1,464,609

TELECOMMUNICATION SERVICES:                                    0.55%                          0.51%
Brooks Fiber Properties, Incorporated,
  Step up to 10.875% due 03/01/06              220,000       182,600          520,000       431,600              --            --
  11.875% due 11/01/06                          30,000        23,925           90,000        71,775              --            --
GST Telecommunications, Incorporated,
  12.75% due 11/15/07                           50,000        52,375          110,000       115,225              --            --
Hyperion Telecommunications, Incorporated,
  12.25% due 09/01/04                          100,000       110,000          200,000       220,000
  Series B, Step up to 13.00% due 04/15/03     220,000       161,150          830,000       607,975              --            --
McLeodUSA, Incorporated,
  Step up to 10.50% due 03/01/07                90,000        65,475          190,000       138,225              --            --
Orion Network Systems, Incorporated
  11.25% due 01/15/07                          150,000       170,250          260,000       295,100              --            --
NEXTLINK Communications,
  Incorporated, 9.625% due 10/01/07             30,000        30,975           60,000        61,950              --            --
Winstar Communications, Incorporated,
  Step up to 14.00% due 10/15/05               480,000       381,600        1,020,000       810,900              --            --
Winstar Equipment II Corporation,
  12.50% due 03/15/04                          265,000       295,475          560,000       624,400              --            --
                                                           ---------                      ---------
                                                           1,473,825                      3,377,150

TELEPHONE:                                                     0.56%                          0.51%
Adelphia Communications Corporation,
  Series B, 9.25% due 10/01/02                 100,000       102,000          200,000       204,000              --            --
  Series B, 9.875% due 03/01/07                490,000       515,725          930,000       978,825              --            --
Benedek Communications Corporation,
  Step up to 13.25% due 05/15/06               410,000       307,500        1,170,000       877,500              --            --
HighwayMaster Communications,
  Incorporated, 13.75% due 09/15/05            160,000       162,400          340,000       345,100              --            --
Microcell Telecommunications, Series B,
  Step up to 14.00% due 06/01/06                90,000        60,750          270,000       182,250              --            --
Millicom International Cellular SA,
  Step up to 13.50% due 06/01/06               150,000       110,250          290,000       213,150              --            --
NEXTEL Communications, Incorporated,
  9.75% due 10/31/07                           363,000       222,791          900,000       552,375              --            --
                                                           ---------                      ---------
                                                           1,481,416                      3,353,200

TOBACCO:                                                                                      0.48%                         0.90%
Philip Morris Companies, Incorporated,
  6.95% due 06/01/06                                --            --        1,400,000     1,449,924         850,000       880,311
  7.00% due 07/15/05                                --            --          850,000       866,456         480,000       489,293
  7.25% due 09/15/01                                --            --          850,000       870,868         520,000       532,766
                                                                                          ---------                     ---------
                                                                                          3,187,248                     1,902,370


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                                   AGGRESSIVE                      MODERATE                    CONSERVATIVE
                                             ------------------------      -------------------------     -------------------------
                                             Principal                     Principal                     Principal
                                               Amount        Value           Amount        Value           Amount        Value
                                             -----------   ----------      -----------   -----------     -----------   -----------
TRANSPORTATION:                                                0.50%                          0.74%                         0.66%
Burlington Northern Santa Fe,
  7.29% due 06/01/36                                --            --       $1,070,000    $1,146,173        $610,000      $653,425
Greyhound Lines, Incorporated, Series B,
  11.50% due 04/15/07                         $500,000      $553,125          600,000       663,750              --            --
Norfolk Southern Corporation,
  7.05% due 05/01/37                                --            --        1,220,000     1,289,467         690,000       729,289
Transtar Holdings L.P., Series B,
  Step up to 13.375% due 12/15/03              400,000       350,000        1,100,000       962,500              --            --
U.S. Air, Incorporated,
  9.625% due 02/01/01                          190,000       195,700          490,000       504,700              --            --
  10.00% due 07/01/03                          210,000       216,300          355,000       365,650              --            --
                                                           ---------                      ---------                     ---------
                                                           1,315,125                      4,932,240                     1,382,714

TRANSPORTATION EQUIPMENT:                                      0.13%                          0.14%
Aftermarket Technology Corporation,
  Series B, 12.00% due 08/01/04                180,000       199,800          600,000       666,000              --            --
K & F Industries, Incorporated,
  9.25% due 10/15/07                            10,000        10,250           30,000        30,750              --            --
Newport News Shipbuilding, Incorporated,
  9.25% due 12/01/06                           130,000       137,475          220,000       232,650              --            --
                                                             -------                        -------
                                                             347,525                        929,400
TOTAL CORPORATE BONDS
 (Cost: $16,917,266, $100,292,106
  and $34,738,680, respectively)                         $17,794,811                   $103,297,960                   $35,263,756
                                                          ----------                    -----------                    ----------

CONVERTIBLE BONDS:                                             0.09%                          0.08%
GST Telecommunications, Incorporated,
  Step up to 13.875% due 12/15/05               10,000         9,500           10,000         9,500              --            --
Sunglass Hut International, Incorporated,
  5.25% due 06/15/03                           320,000       242,000          680,000       514,250              --            --
                                                             -------                        -------
                                                             251,500                        523,750
TOTAL CONVERTIBLE BONDS
 (Cost: $244,400, $507,310
  and $0, respectively)                                     $251,500                       $523,750                            --
                                                            --------                       --------

FIXED INCOME - OTHER:                            0.06%                          3.69%                         6.84%
MISCELLANEOUS ASSET BACKED SECURITIES:                         0.00%                          1.02%                         1.97%
CPS Auto Grantor Trust,
  Series 1997 1 Certificates, Class A,
   6.55% due 07/15/02                               --            --          682,232       687,253         404,285       407,261
  Series 1996 2 Certificates, Class A,
   6.70% due 02/15/02                               --            --          371,011       373,097         209,115       210,291
Dayton Hudson Credit Card Master
  Certificates, Series 95 1, Class A
   6.25% due 08/25/05                               --            --          870,000       873,463         490,000       491,950
Discover Card Trust, 1992 B,
  7.50% due 06/16/00                                --            --        1,330,000     1,334,987         730,000       732,738
Ford Credit Grantor Trust, 1995 B
 Certificates, Class A, 5.90% due 10/15/00          --            --          964,422       963,516         420,839       420,443
MBNA Master Credit Card Trust II,
  Series 97 Certificates, Class A,
   6.55% due 01/15/07                               --            --        1,720,000     1,758,150         970,000       991,515


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                                   AGGRESSIVE                      MODERATE                    CONSERVATIVE
                                             ------------------------      -------------------------     -------------------------
                                             Principal                     Principal                     Principal
                                               Amount        Value           Amount        Value           Amount        Value
                                             -----------   ----------      -----------   -----------     -----------   -----------
MISCELLANEOUS ASSET
BACKED SECURITIES - CONTINUED
Premier Auto Trust, Series 933, Class A3,
  4.90% due 12/15/98                                --            --         $151,246      $150,819         $84,418       $84,179
Railcar Trust 1992 1,  7.75% due 06/01/04           --            --          617,845       648,558         770,835       809,154
                                                                                          ---------                     ---------
                                                                                          6,789,843                     4,147,531

OTHER COLLATERALIZED MORTGAGE OBLIGATIONS:                     0.06%                          2.67%                         4.87%
Airplane Pass Thru Trust, Series 1,
  Class D, 10.875% due 03/15/19               $135,000      $156,076          385,000       445,106              --            --
American Housing Trust, Series IV,
  9.552% due 09/25/20                               --            --        1,773,996     1,838,121         874,622       906,236
CBM Funding Corporation, Certificates 96 1B,
  Class A2, 6.88% due 07/01/07                      --            --          480,000       487,950         270,000       274,472
  Class A1, 7.55% due 07/01/04                      --            --           67,697        68,474          38,684        39,128
Contimortgage Home Equity Loan Trust,
  Series 1997-4, Class A3,
   6.26% VR due 07/15/12                            --            --          880,000       880,000         490,000       490,000
Credit Suisse First Boston Mortgage,
  Certificates 1997, 7.27% due 04/18/11             --            --          990,000       992,784         560,000       561,575
Edison Mission Energy Funding
  Corporation, Series A 144A,
   6.77% due 09/15/03                               --            --          944,102       953,420         680,317       687,032
First Union Lehman Brothers Mortgage
  Trust, Series 1997 C2, Certificates
   Class A, 6.65% due 11/18/29                      --            --        1,100,000     1,116,844         620,000       629,494
General Growth Properties, Series 1,
  Class A2, 6.602% due 11/15/07                     --            --          710,000       711,839         400,000       401,036
  Class D2, 6.992% due 11/15/07                     --            --          760,000       763,815         430,000       432,159
  Class E2, 7.224% due 11/15/07                     --            --          450,000       452,255         260,000       261,303
GMAC Commericial Mortgage Security,
  Incorporated, Certificates 1997 C2,
  Class D, 7.192% VR due 01/15/08                   --            --          270,000       270,000         150,000       150,000
  Class E, 7.624% VR due 04/15/11                   --            --          570,000       570,000         320,000       320,000
Green Tree Financial Corporation,
  96 8 Series Certificates, Class A2,
   6.55% due 10/15/27                               --            --          900,000       901,125         950,000       951,187
  97 6 Series, 6.68% due 01/15/29                   --            --        1,230,000     1,243,444         690,000       697,542
GS Mortgage Securities Corporation II,
  Certificates Series 97 GL 1,
   6.86% due 07/13/30                               --            --          850,000       873,010         470,000       482,723
Meritor Mortgage Securities Corporation,
  Certificates 87 1, 9.40% due 06/01/99             --            --           23,910        23,880          12,584        12,569
Morgan Stanley Capital Income, 97 C1,
  Class A1, 7.63% due 12/15/06                      --            --        1,090,000     1,155,400         620,000       657,200
NationsLink Funding Corporation,
  Certificates 96 1, Class A1,
   7.53% due 09/20/02                               --            --        1,311,195     1,367,026         786,717       820,216
Nomura Asset Securities Corporation,
  Series 1994 MD II  A/6,
   6.952% due 07/07/03                              --            --        1,092,469     1,095,244         702,302       704,085


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                                   AGGRESSIVE                      MODERATE                    CONSERVATIVE
                                             ------------------------      -------------------------     -------------------------
                                             Principal                     Principal                     Principal
                                               Amount        Value           Amount        Value           Amount        Value
                                             -----------   ----------      -----------   -----------     -----------   -----------
OTHER COLLATERALIZED
MORTGAGE OBLIGATIONS - CONTINUED
Olympic Automobile Receivable, 1997 A,
   6.40% due 09/15/01                               --            --       $1,080,000    $1,084,493        $440,000      $441,830
Overseas Private Investment Corporation,
  Series 1995, 6.08% due 08/15/04                   --            --          421,400       421,851         352,800       353,177
Structured Asset Securities Corporation,
  Certificates Series 95 C4, Class A 1A,
   6.90% due 06/25/26                               --            --           19,128        19,043          11,089        11,039
                                                             -------                     ----------                    ----------
                                                             156,076                     17,735,124                    10,284,003
TOTAL FIXED INCOME - OTHER
 (Cost: $135,219, $24,273,235
  and $14,315,967, respectively)                            $156,076                    $24,524,967                   $14,431,534
                                                             -------                     ----------                    ----------

SUPRANATIONAL OBLIGATIONS:                                                              0.13%                          0.24%
Inter-American Development Bank,
  6.29% due 07/16/27                                --            --          800,000       836,472         480,000       501,883
                                                                                            -------                       -------

TOTAL SUPRANATIONAL OBLIGATIONS
(Cost: $0, $794,994 and $476,997,
  respectively)                                     --                       $836,472                      $501,883
                                                                                            -------                       -------

SHORT TERM INVESTMENTS:                                        8.90%                          8.10%                         2.25%
Navigator Securities
  Lending Trust, 5.74%                                   $23,611,834                    $53,721,023                    $4,738,674
                                                          ----------                     ----------                     ---------

REPURCHASE AGREEMENTS:                                         4.17%                          5.24%                        10.29%
Repurchase Agreement with State Street Bank
& Trust Company dated 12/31/97 at 5.00%, to
be repurchased at $11,058,071 on 01/02/98,
collateralized by $11,276,557 U.S. Treasury
Notes, 5.125% due 12/31/98 (valued at
$11,567,016, including interest)                         $11,055,000
                                                          ----------

Repurchase Agreement with State Street Bank
& Trust Company dated 12/31/97 at 5.00%, to
be repurchased at $34,816,669 on 01/02/98,
collateralized by $35,505,861 U.S. Treasury
Notes, 6.125% due 12/31/01 (valued at
$36,580,798, including interest)                                                        $34,807,000
                                                                                         ----------

Repurchase Agreement with State Street Bank
& Trust Company dated 12/31/97 at 5.00%, to
be repurchased at $21,704,028 on 01/02/98,
collateralized by $22,136,870 U.S. Treasury
Notes, 7.50% due 11/15/01 (valued at
$22,334,387, including interest)                                                                                      $21,701,000
                                                                                                                       ----------

TOTAL INVESTMENTS
(Aggressive, Moderate and Conservative
 Asset Allocation Trusts) (Cost:
  $222,894,940, $582,270,877
   and $196,142,585, respectively)                      $265,184,316                   $663,132,000                  $210,882,641
                                                         ===========                    ===========                   ===========


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

HIGH YIELD TRUST
                                           Shares        Value
                                           ------        -----
COMMON STOCKS - 0.04%
TELECOMMUNICATION SERVICES - 0.04%
NEXTEL Communications, Incorporated*        1,673      $43,498
                                                        ------

TOTAL COMMON STOCKS
 (Cost: $27,000)                                       $43,498
                                                        ------

PREFERRED STOCKS - 4.00%
INDUSTRIAL - 0.33%
Sinclair Capital                            3,125     $346,094
                                                       -------

PUBLISHING - 3.16%
Time Warner, Incorporated*                  2,944    3,312,935
                                                     ---------

TELECOMMUNICATION SERVICES - 0.52%
IXC Communications, Incorporated*             463      542,867
                                                       -------

TOTAL PREFERRED STOCKS
 (Cost: $3,922,875)                                 $4,201,896
                                                     ---------

                                         Principal
                                           Amount        Value
                                           ------        -----
U.S. TREASURY OBLIGATIONS - 1.77%
U.S. TREASURY NOTES - 1.77%
6.50% due 10/15/06                     $1,775,000   $1,858,478
                                                     ---------

TOTAL U.S. TREASURY
OBLIGATIONS (Cost: $1,773,206)                      $1,858,478
                                                     ---------

FOREIGN GOVERNMENT OBLIGATIONS - 4.40%
REPUBLIC OF ARGENTINA - 1.29%
  5.50% due 03/31/23                    1,855,000    1,358,787
                                                     ---------

REPUBLIC OF COLUMBIA - 0.35%
  8.70% due 02/15/16                      375,000      364,950
                                                       -------

GOVERNMENT OF JAMAICA - 0.25%
  9.625% due 07/02/02                     275,000      261,250
                                                       -------

GOVERNMENT OF MEXICO - 1.04%
United Mexican States,
  6.25% due 12/31/19                    1,315,000    1,094,738
                                                     ---------

REPUBLIC OF PANAMA - 1.09%
  7.875% due 02/13/02                   1,180,000    1,147,550
                                                     ---------

REPUBLIC OF VENEZUELA - 0.37%
  9.25% due 09/15/27                      435,000      389,760
                                                       -------

TOTAL FOREIGN GOVERNMENT
OBLIGATIONS (Cost: $4,465,221)                      $4,617,035
                                                     ---------

CORPORATE BONDS - 62.17%
BANKING - 0.22%
Korea Development Bank,
  7.375% due 09/17/04                    $295,000     $236,062
                                                       -------

BROADCASTING - 7.56%
Cablevision Systems Corporation,
  7.875% due 12/15/07                     575,000      586,500
  9.875% due 05/15/06                     885,000      969,075
Comcast Cellular Holdings,
  Incorporated, 9.50% due 05/01/07        975,000    1,014,000
Fox/Liberty Network LLC
  8.875% due 08/15/07                     240,000      240,000
  Step up to 9.75% due 08/15/07         1,765,000    1,129,600
Rogers Cablesystems, Ltd., Series B,
  10.00% due 03/15/05                     115,000      126,500
  10.125% due 09/01/12                    650,000      708,500
Sinclair Broadcast Group,
  Incorporated, 9.00% due 07/15/07      1,080,000    1,101,600
TCI Satellite Entertainment, Incorporated,
  Step up to 12.25% due 02/15/07        2,025,000    1,336,500
TV Azteca SA DE CV, Series B,
  10.50% due 02/15/07                     700,000      722,750
                                                     ---------
                                                     7,935,025
BUSINESS SERVICES - 0.48%
Kinetic Concepts, Incorporated,
  9.625% due 11/01/07                     500,000      508,125
                                                       -------

CHEMICALS - 0.35%
Huntsman Corporation,
  FRN due 07/01/07                        360,000      371,700
                                                       -------

COSMETICS & TOILETRIES - 1.33%
Revlon Worldwide Corporation,
  Series B, zero coupon due 03/15/01    2,005,000    1,398,487
                                                     ---------

DRUGS & HEALTH CARE - 2.97%
Integrated Health Services,
  Incorporated, 9.50% due 09/15/07        980,000    1,009,400
Tenet Healthcare Corporation,
  8.625% due 01/15/07                   1,175,000    1,213,187
Vencor, Incorporated,
  8.625% due 07/15/07                     900,000      897,750
                                                     ---------
                                                     3,120,337
ELECTRIC UTILITIES - 1.37%
AES Corporation,
  8.50% due 11/01/07                      630,000      630,000
Quezon Power, Ltd.,
  8.86% due 06/15/17                      970,000      803,965
                                                     ---------
                                                     1,433,965


The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                       Principal
                                         Amount          Value
                                         ------          -----
ELECTRONICS - 0.69%
Hyundai Semiconductor,
  8.625% due 05/15/07                    $830,000     $729,537
                                                       -------

FINANCIAL SERVICES - 5.70%
APP FIN II Mauritius, Ltd.,
  12.00% due 02/15/04                     860,000      739,600
Geberit International SA,
  10.125% due 04/15/07                    250,000      152,172
Globalstar LP, 11.375% due 02/15/04       750,000      757,500
Kmart Funding Corporation,
  Series F, 8.80% due 07/01/10          1,175,000    1,229,814
Navistar Financial Corporation,
  Series B, 9.00% due 06/01/02            110,000      113,988
PTC International Finance BV,
  Step up to 10.75% due 07/01/07        1,270,000      825,500
Pindo Deli Financial Mauritius, Ltd.,
  10.75% due 10/01/07                   1,045,000      898,700
Riggs Capital Trust II,
  8.875% due 03/15/27                     200,000      220,122
Western Financial Savings,
  8.875% due 08/01/07                   1,090,000    1,048,973
                                                     ---------
                                                     5,986,369
HOTELS & RESTAURANTS - 1.58%
Host Marriott Travel Plazas, Incorporated,
  Series B, 9.50% due 05/15/05          1,560,000    1,661,400
                                                     ---------

INDUSTRIALS - 11.13%
Advanced Micro Devices,
  Incorporated, 11.00% due 08/01/03     1,350,000    1,444,500
Ameriserve Food Distribution,
  Incorporated, 10.125% due 07/15/07      220,000      228,800
AST Research, Incorporated,
  7.45% due 10/01/02                      565,000      449,517
Azteca Holdings SA,
  11.00% due 06/15/02                     120,000      123,600
Concentric Network Corporation,
  12.75% due 12/15/07                     250,000      255,938
EES Coke Battery, Incorporated,
  9.328% due 04/15/07                     525,000      566,024
Hermes Europe Railtel BV,
  11.50% due 08/15/07                     135,000      148,838
Hylsa SA De CV,
  9.25% due 09/15/07                      750,000      735,000
Iridium LLC/Capital Corporation,
  Series A, 13.00% due 07/15/05           490,000      512,050
ISP Holdings, Incorporated,
  Series B, 9.00% due 10/15/03          1,570,000    1,624,950
ITT Promedia,
  9.125% due 09/15/07              DEM  1,050,000      612,857
Multicanal SA, 10.50% due 02/01/07     $1,195,000    1,178,509
Murrin Murrin Holdings Property,
  9.375% due 08/31/07                   1,070,000    1,059,300
Paramount Communications,
  Incorporated, 8.25% due 08/01/22        900,000      906,912
RBS Participacoes SA,
  11.00% due 04/01/07                     870,000      802,575
RCN Corporation,
  11.125% due 10/15/07                  1,000,000      627,500
Reliance Industries, Ltd.,
  9.375% due 06/24/26                     250,000      246,468
Transamerican Energy Corporation,
  Step up to 13.00% due 06/15/02          200,000      161,500
                                                    ----------
                                                    11,684,838
INSURANCE - 0.28%
Anthem Insurance Companies,
  Incorporated, 9.00% due 04/01/27       $265,000     $291,622
                                                       -------

LEISURE TIME - 2.34%
Grand Casino, Incorporated,
  10.125% due 12/01/03                    525,000      567,000
Horseshoe Gaming L.L.C.,
  Series B, 9.375% due 06/15/07           925,000      968,937
Station Casinos, Incorporated,
  9.75% due 04/15/07                      425,000      442,000
  10.125% due 03/15/06                    450,000      474,750
                                                     ---------
                                                     2,452,687
METAL & METAL PRODUCTS - 0.33%
Impress Metal Packaging Holdings,
  9.875% due 05/29/07                     600,000      346,035
                                                       -------

PETROLEUM SERVICES - 2.75%
Newpark Resources, Incorporated,
  8.625% due 12/15/07                   1,035,000    1,050,525
Nuveo Energy Company,
  9.50% due 04/15/06                      800,000      846,000
Synder Oil Corporation,
  8.75% due 06/15/07                      985,000      991,156
                                                     ---------
                                                     2,887,681
POLLUTION CONTROL - 1.35%
Norcal Waste Systems, Incorporated,
  Series B, 13.50% due 11/15/05         1,220,000    1,415,200
                                                     ---------

PUBLISHING - 2.03%
Big Flower Press Holdings,
  Incorporated, 8.875% due 07/01/07       500,000      497,500
Outdoor Systems, Incorporated,
  8.875% due 06/15/07                   1,115,000    1,159,600
S.D. Warren Company,
  Series B, 12.00% due 12/15/04           420,000      469,350
                                                     ---------
                                                     2,126,450
REAL ESTATE - 1.13%
Criimi Mae, Incorporated,
  9.125% due 12/01/02                   1,050,000    1,052,625


The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                       Principal
                                         Amount          Value
                                         ------          -----
REAL ESTATE - CONTINUED
HMH Properties, Incorporated,
  Series B, 8.875% due 07/15/07           130,000    $ 136,825
                                                     ---------
                                                     1,189,450
RETAIL GROCERY - 3.12%
Fleming Companies, Incorporated,
  10.50% due 12/01/04                   1,185,000    1,250,175
  10.625% due 07/31/07                    200,000      210,000
Southland Corporation,
  5.00% due 12/15/03                    2,109,000    1,813,740
                                                     ---------
                                                     3,273,915
TELECOMMUNICATION SERVICES - 5.71%
Brooks Fiber Properties, Incorporated,
  zero coupon due 03/01/06                500,000      415,000
  11.875% due 11/01/06                    625,000      498,438
Esprit Telecom Group PLC,
  11.50% due 12/15/07                   1,850,000    1,061,800
Globo Comunicacoes,
  10.50% due 12/20/06                     600,000      570,000
Rogers Cantel, Incorporated,
  8.30% due 10/01/07                    1,355,000    1,344,837
Rogers Communications,
  Incorporated, 8.875% due 07/15/07       400,000      400,000
Telesystem International Wireless,
  Incorporated, Step up to
  10.50% due 11/01/07                   1,565,000      868,575
Teligent, Incorporated,
  11.50% due 12/01/07                     830,000      832,075
                                                     ---------
                                                     5,990,725
TELEPHONE - 9.74%
Dial Call Communications,
  Incorporated, Series B,
  Step up to 10.25% due 12/15/05          650,000      593,125
Interamericas Communications,
  14.00% due 10/27/07                     440,000      440,000
Intermedia Communications,
  Incorporated, Series B,
  Step up to 11.25% due 07/15/07        2,400,000    1,746,000
IXC Communications, Incorporated,
  Series B, 12.50% due 10/01/05           590,000      675,550
Lenfest Communications,
  Incorporated, 8.375% due 11/01/05       890,000      914,475
NEXTEL Communications, Incorporated,
  zero coupon due 08/15/04              3,050,000    2,714,500
Occidente y Caribe Celular SA, Series B,
  Step up to 14.00% due 03/15/04          900,000      675,000
Philippine Long Distance Telephone
  Company, 7.85% due 03/06/07             880,000      774,400
Qwest Communications International,
  Incorporated, 10.875% due 04/01/07      225,000      255,938
Teleport Communications Group,
  zero coupon due 07/01/07              1,765,000    1,438,475
                                                    ----------
                                                    10,227,463

TOTAL CORPORATE BONDS
 (Cost: $64,742,252)                               $65,267,073
                                                    ----------

CONVERTIBLE BONDS - 0.53%
INDUSTRIALS - 0.35%
Comcast Corporation,
  1.125% due 04/15/07                    $570,000     $367,650
                                                       -------

TELECOMMUNICATION SERVICES - 0.18%
Total Access Communication Public
  Company, Ltd., 2.00% due 05/15/06       400,000      186,000
                                                       -------

TOTAL CONVERTIBLE BONDS
 (Cost: $775,493)                                     $553,650
                                                       -------
COLLATERALIZED
MORTGAGE OBLIGATIONS - 4.00%
ALPS, 12.75% due 06/15/06                 149,588      161,610
CA FM Lease Trust,
  8.50% due 07/15/17                      244,664      272,142
DLJ Mortgage Acceptance Corporation,
  Series 1997-CF2, Class S,
  0.3567% due 10/15/17 IO              21,000,000      558,182
DR Structured Finance,
  6.66% due 08/15/10, Series A-1          649,302      601,208
  7.43% due 08/15/18, Series A-2          375,000      334,253
  8.375% due 08/15/15, Series A-2         550,000      540,254
  9.35% due 08/15/19, Series 94K2         400,000      416,684
Jet Equipment Trust,
  11.79% due 06/15/13                     300,000      404,058
Midland Funding Corporation,
  10.33% due 07/23/02                     294,107      316,162
Securitized Multiple Asset Rated
  Trust, Series 1997, Class 5,
  7.72% due 04/15/05                      589,612      595,547
                                                     ---------
                                                     4,200,100
TOTAL COLLATERALIZED MORTGAGE
OBLIGATIONS (Cost: $4,048,082)                      $4,200,100
                                                     ---------

FIXED INCOME - OTHER - 2.11%
MISCELLANEOUS ASSET BACKED SECURITIES - 2.11%
Long Beach Acceptance Auto
  Business, 14.22% due 10/25/03         1,603,201    1,603,631
OHA Auto Grantor Trust, Series 1997-1,
  Class B, 11.00% due 01/15/04            615,144      616,650
                                                     ---------
                                                     2,220,281
TOTAL FIXED INCOME - OTHER
 (Cost: $2,233,278)                                 $2,220,281
                                                     ---------


The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

 Principal
   Amount                                                Value
   ------                                                -----
SHORT TERM INVESTMENT - 9.99%
  $10,489,036 Navigator Securities
                Lending Trust, 5.74%               $10,489,036
                                                    ----------
REPURCHASE AGREEMENT - 10.98%
  $11,531,000 Repurchase Agreement with
              State Street Bank & Trust
              Company dated 12/31/97 at
              5.00%, to be repurchased at
              $11,534,203 on 01/02/98,
              collateralized by $9,300,000
              U.S. Treasury Bonds, 8.125%
              due 05/16/21 (valued at
              $11,857,092, including interest)     $11,531,000
                                                    ----------

TOTAL INVESTMENTS
(High Yield Trust) (Cost: $104,007,443)           $104,982,047
                                                   -----------

STRATEGIC BOND TRUST
                                         Shares          Value
                                         ------          -----
WARRANTS - 0.00%*
FINANCIAL SERVICES - 0.00%
BPC Holdings Corporation (Expiration
  date 04/15/04; strike price $18.797)      1,000      $20,000
                                                        ------

TELEPHONE - 0.00%
Wireless One, Incorporated (Expiration
  date 10/19/00; strike price $11.50)       2,250           22
                                                            --

TOTAL WARRANTS (Cost: $0)                              $20,022
                                                        ------
                                       Principal
                                         Amount          Value
                                         ------          -----
U.S. TREASURY OBLIGATIONS - 10.02%***
U.S. TREASURY BONDS - 1.21%
6.375% due 08/15/27                    $5,470,000   $5,769,154
                                                     ---------

U.S. TREASURY NOTES - 8.81%
3.375% due 01/15/07                     1,190,000    1,158,763
5.875% due 09/30/02                     5,000,000    5,027,350
6.125% due 08/15/07                    16,325,000   16,776,549
6.25% due 08/31/02                     13,000,000   13,266,110
6.625% due 03/31/02                     5,500,000    5,677,870
                                                    ----------
                                                    41,906,642
TOTAL U.S. TREASURY OBLIGATIONS
 (Cost: $47,005,225)                               $47,675,796
                                                    ----------

U.S. GOVERNMENT AGENCY OBLIGATIONS - 12.63%
FEDERAL HOME LOAN BANK - 0.36%
5.89% due 07/24/00                      1,200,000    1,202,064
5.94% due 06/13/00                        500,000      501,560
                                                     ---------
                                                     1,703,624
FEDERAL HOME LOAN
MORTGAGE CORPORATION - 1.10%
6.50% TBA**                            $1,250,000    1,235,538
7.595% due 07/15/06 IO                  1,576,986      220,778
8.00% due 05/01/10                      1,000,259    1,027,686
8.50% due 05/01/08                        519,773      541,645
10.00% due 05/15/20                     1,971,493    2,182,798
                                                     ---------
                                                     5,208,445
FEDERAL NATIONAL MORTGAGE
ASSOCIATION - 10.91%
Interest Only due 03/17/20, REMIC      24,923,683      763,911
Interest Only due 10/17/36, REMIC      51,248,891    1,601,528
6.50% TBA**                               750,000      741,322
6.50% due 11/01/10 - 12/01/10           1,296,169    1,304,270
6.65% due 08/25/07                      5,350,000    5,472,047
7.00% TBA**                            34,750,000   34,999,505
7.50% TBA**                             4,075,000    4,170,477
8.80% due 01/25/19, REMIC               1,464,589    1,562,526
10.40% due 04/25/19, REMIC                860,316      968,389
13.00% due 11/01/15                       270,627      324,329
                                                    ----------
                                                    51,908,304
STUDENT LOAN MARKETING ASSOCIATION - 0.26%
7.20% due 11/09/00                      1,200,000    1,242,936
                                                     ---------

TOTAL U.S. GOVERNMENT AGENCY
OBLIGATIONS (Cost: $59,092,987)                    $60,063,309
                                                    ----------

FOREIGN GOVERNMENT OBLIGATIONS - 17.23%
REPUBLIC OF ARGENTINA - 2.22%
5.50% due 03/31/23                     14,400,000   10,548,000
                                                    ----------

COMMONWEALTH OF AUSTRALIA - 0.05%
8.75% due 08/15/08             AUD        300,000      235,668
                                                       -------

FEDERAL REPUBLIC OF BRAZIL - 1.82%
10.125% due 05/15/27                   $9,250,000    8,671,875
                                                     ---------

NATIONAL REPUBLIC OF BULGARIA - 0.92%
6.687% due 07/28/11                     6,000,000    4,395,000
                                                     ---------

GOVERNMENT OF CANADA - 0.95%
6.50% due 09/01/98             CAD      3,060,000    2,162,588
7.00% due 12/01/06                        590,000      452,625
7.50% due 09/01/00                      2,590,000    1,908,486
                                                     ---------
                                                     4,523,699
GOVERNMENT OF COSTA RICA - 0.11%
Series B, 6.25% due 05/21/15             $700,000      518,000
                                                       -------

KINGDOM OF DENMARK - 0.67%
6.00% due 11/15/02             DKK     19,000,000    2,879,712
8.00% due 03/15/06                      1,900,000      321,247
                                                     ---------
                                                     3,200,959


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                       Principal
                                         Amount          Value
                                         ------          -----
REPUBLIC OF ECUADOR - 0.26%
3.25% due 02/27/15                     $2,023,076   $1,246,821
                                                     ---------

FEDERAL REPUBLIC OF GERMANY - 2.16%
5.25% due 10/20/98             DEM      8,790,000    4,939,932
6.50% due 07/04/27                      8,850,000    5,328,842
                                                    ----------
                                                    10,268,774
REPUBLIC OF ITALY - 0.72%
zero coupon due 07/31/98       ITL  6,200,000,000    3,403,867
                                                     ---------

GOVERNMENT OF MEXICO - 2.03%
6.25% due 12/31/19, Series B           $1,400,000    1,165,500
6.25% due 12/31/19, Series W-A          1,000,000      832,500
6.25% due 12/31/19, Series W-B          3,000,000    2,497,500
FRN due 12/31/19, Series D              2,500,000    2,312,500
11.50% due 05/15/26                     2,400,000    2,835,000
                                                     ---------
                                                     9,643,000
GOVERNMENT OF MOROCCO - 1.27%
FRN due 01/01/09                        7,000,000    6,020,000
                                                     ---------

GOVERNMENT OF NEW ZEALAND - 0.71%
8.00% due 07/15/98             NZD      5,800,000    3,360,664
                                                     ---------

REPUBLIC OF PANAMA - 0.57%
3.75% due 07/17/14                     $3,500,000    2,699,375
                                                     ---------

KINGDOM OF SWEDEN - 0.93%
6.50% due 10/25/06             SEK      8,100,000    1,059,644
11.00% due 01/21/99                    25,200,000    3,363,100
                                                     ---------
                                                     4,422,744
REPUBLIC OF VENEZUELA - 1.85%
VR, 6.75% due 03/31/07, Series A         $452,381      405,469
VR, 6.75% due 03/31/07, Series B        1,130,952    1,013,673
FRN due 12/18/07, Series DL             6,047,619    5,322,207
9.25% due 09/15/27                      2,325,000    2,075,062
                                                     ---------
                                                     8,816,411
TOTAL FOREIGN GOVERNMENT
OBLIGATIONS (Cost: $78,779,838)                    $81,974,857
                                                    ----------

FOREIGN BONDS - 1.16%
Russian Ian,
  FRN due 12/02/15                      5,600,000    3,969,000
Treuhandanstalt,
  7.375% due 12/02/02          DEM      2,480,000    1,529,399
                                                     ---------
                                                     5,498,399
TOTAL FOREIGN BONDS
(Cost: $5,466,552)                                  $5,498,399
                                                     ---------

CORPORATE BONDS - 30.89%
APPAREL & TEXTILES - 0.79%
ClarkSchwebel, Incorporated,
  10.50% due 04/15/06                  $1,150,000   $1,253,500
Collins & Aikman Floorcover,
  10.00% due 01/15/07                   1,250,000    1,293,750
Synthetic Industries, Incorporated,
  Series B, 9.25% due 02/15/07          1,150,000    1,207,500
                                                     ---------
                                                     3,754,750
BANKING - 2.33%
Banc One Corporation,
  7.60% due 05/01/07                    3,200,000    3,439,584
Korea Development Bank,
  9.60% due 12/01/00                    3,000,000    2,680,290
Malayan Banking BHD,
  7.125% due 09/15/05                   2,100,000    1,912,155
Midland Bank PLC,
  7.65% due 05/01/25                    2,825,000    3,070,944
                                                    ----------
                                                    11,102,973
BROADCASTING - 0.59%
Cablevision Systems Corporation,
  10.50% due 05/15/16                   1,000,000    1,165,000
Chancellor Media Corporation,
  9.375% due 10/01/04                     500,000      520,000
SFX Broadcasting, Incorporated,
  Series B, 10.75% due 05/15/06         1,000,000    1,097,500
                                                     ---------
                                                     2,782,500
BUSINESS SERVICES - 0.21%
Borg-Warner Security Corporation,
  9.125% due 05/01/03                   1,000,000    1,020,000
                                                     ---------

CHEMICAL PRODUCTS - 0.25%
Texas-Petro Chemical Corporation,
  11.125% due 07/01/06                  1,085,000    1,171,800
                                                     ---------

CONSTRUCTION & BUILDING MATERIALS - 0.29%
Southdown, Incorporated,
  Series B, 10.00% due 03/01/06         1,250,000    1,371,875
                                                     ---------

COSMETICS & TOILETRIES - 0.29%
Revlon Worldwide Corporation,
  Series B, zero coupon due 03/15/01    2,000,000    1,395,000
                                                     ---------

DRUGS & HEALTH CARE - 1.16%
Dade International, Incorporated,
  11.125% due 05/01/06                  1,000,000    1,112,500
Eye Care Centers of America,
  Incorporated, 12.00% due 10/01/03     1,250,000    1,350,000
Imagyn Medical Technologies,
  Incorporated, 12.50% due 04/01/04     1,000,000      947,500


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                       Principal
                                         Amount          Value
                                         ------          -----
DRUGS & HEALTH CARE - CONTINUED
Integrated Health Services,
  Incorporated, 9.25% due 01/15/08     $1,000,000   $1,020,000
Maxxim Medical, Incorporated,
  10.50% due 08/01/06                   1,000,000    1,087,500
                                                     ---------
                                                     5,517,500
ELECTRONICS - 0.17%
Amphenol Corporation,
  9.875% due 05/15/07                     750,000      795,000
                                                       -------

ENERGY & UTILITIES - 0.83%
AES Corporation,
  8.50% due 11/01/07                    1,000,000    1,000,000
AES China Generating, Ltd.,
  10.125% due 12/15/06                  1,000,000    1,015,000
KCS Energy, Incorporated, Series B,
  11.00% due 01/15/03                   1,000,000    1,100,000
Transamerican Energy Corporation,
  Step up to 13.00% due 06/15/02        1,050,000      847,875
                                                     ---------
                                                     3,962,875
FINANCIAL SERVICES - 3.67%
APP FIN II Mauritius, Ltd., Series B,
  Step up to 12.00% due 02/15/04        1,000,000      860,000
Dollar Financial Group, Incorporated,
  Series A, 10.875% due 11/15/06          525,000      567,000
DVI, Incorporated,
  9.875% due 02/01/04                   1,000,000    1,020,000
Foamex Capital Corporation,
  9.875% due 05/15/07                   1,000,000    1,025,000
Green Tree Financial Corporation,
  7.07% due 09/15/07                    8,355,334    8,514,586
Intertek Finance PLC, Series B,
  10.25% due 11/01/06                   1,250,000    1,300,000
Paine Webber Group, Incorporated,
  7.00% due 03/01/00                    1,700,000    1,718,734
United States Leasing International,
  8.45% due 01/25/05                    1,500,000    1,662,180
Venture Holdings Trust,
  9.75% due 04/01/04                      781,000      777,095
                                                    ----------
                                                    17,444,595
FOOD & BEVERAGES - 0.99%
B & G Foods, Incorporated,
  9.625% due 08/01/07                     500,000      503,750
Delta Beverage Group, Incorporated,
  9.75% due 12/15/03                      750,000      780,000
Dole Foods, Incorporated,
  6.75% due 07/15/00                    1,500,000    1,512,480
Specialty Foods Corporation,
  Series B, 11.125% due 10/01/02        1,000,000    1,010,000
Stroh Brewery Company,
  11.10% due 07/01/06                   1,000,000      905,000
                                                     ---------
                                                     4,711,230
FOREST PRODUCTS - 0.20%
Doman Industries, Ltd.,
  8.75% due 03/15/04                    1,000,000      955,000
                                                       -------

FURNITURE & FIXTURES - 0.11%
Simmons Company,
  10.75% due 04/15/06                     500,000      526,250
                                                       -------

HOTELS & RESTAURANTS - 0.53%
Prime Hospitality Corporation,
  Series B,9.75% due 04/01/07           1,000,000    1,070,000
Wyndham Hotel Corporation,
  10.50% due 05/15/06                   1,250,000    1,450,000
                                                     ---------
                                                     2,520,000
INDUSTRIALS - 6.79%
Alvey Systems, Incorporated,
  11.375% due 01/31/03                    750,000      817,500
Ameriserve Food Distribution, Incorporated,
  10.125% due 07/15/07                  1,000,000    1,040,000
Berry Plastics Corporation,
  12.25% due 04/15/04                   1,150,000    1,267,875
CFP Holding, Incorporated,
  Series B, 11.625% due 01/15/04        1,100,000    1,100,000
CLN Holdings, Incorporated,
  zero coupon due 05/15/01              2,500,000    1,656,250
Dawson Production Services,
  Incorporated, 9.375% due 02/01/07     1,250,000    1,317,187
Decisionone Corporation,
  9.75% due 08/01/07                    1,030,000    1,058,325
Ekco Group, Incorporated,
 Series B, 9.25% due 04/01/06           1,000,000    1,040,000
Exide Electronics Group, Incorporated,
  Series B, 11.50% due 03/15/06           750,000      890,625
Harnischfeger Industries,
  Incorporated, 6.875% due 02/15/27     2,400,000    2,495,400
Hollinger, Incorporated,
  zero coupon due 10/05/13              3,000,000    1,166,250
Huntsman Packaging Corporation,
  9.125% due 10/01/07                   1,000,000    1,030,000
ICG Holdings, Incorporated,
  Step up to 13.50% due 09/15/05        1,250,000    1,026,563
International Semi Tech Microelectronic,
  Step up to 11.50% due 08/15/03          800,000      288,000
Insilco Corporation,
  10.25% due 08/15/07                   1,000,000    1,047,500
Jordan Industries, Incorporated, Series B,
  Step up to 11.75% due 04/01/09        2,412,580    1,423,422
Key Plastics, Incorporated,
  Series B, 10.25% due 03/15/07           500,000      530,000
Loomis Fargo & Company,
  10.00% due 01/15/04                   1,000,000    1,005,000
Marcus Cable Company,
  Step up to 14.25% due 12/15/05        1,750,000    1,513,750


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                       Principal
                                         Amount          Value
                                         ------          -----
INDUSTRIALS - CONTINUED
Murrin Murrin Holdings Property,
  9.375% due 08/31/07                  $1,000,000     $990,000
Nortek, Incorporated, Series B,
  9.125% due 09/01/07                   1,000,000    1,015,000
Packard Bioscience Company,
  Series B, 9.375% due 03/01/07           900,000      864,000
Printpack, Incorporated, Series B,
  10.625% due 08/15/06                    750,000      802,500
Production Resource,
  11.50% due 01/15/08                     500,000      501,250
Pueblo Xtra International,
  9.50% due 08/01/03                    1,000,000      952,500
Rayovac Corporation, Series B,
  10.25% due 11/01/06                     650,000      708,500
SC International Services, Incorporated,
  9.25% due 09/01/07                    1,000,000    1,035,000
Stellex Industries, Incorporated,
  9.50% due 11/01/07                      750,000      757,500
Talley Manufacturing & Technology,
  Incorporated, 10.75% due 10/15/03     1,000,000    1,065,000
Terex Corporation,
  13.25% due 05/15/02                     667,000      753,710
Williams Scotsman, Incorporated,
  9.875% due 06/01/07                   1,100,000    1,133,000
                                                    ----------
                                                    32,291,607
INSURANCE - 0.38%
Aetna Services, Incorporated,
  7.625% due 08/15/26                   1,700,000    1,792,004
                                                     ---------

LEISURE TIME - 0.32%
Grand Casinos, Incorporated,
  9.00% due 10/15/04                    1,000,000    1,000,000
Sun International Hotels, Ltd.,
  9.00% due 03/15/07                      500,000      516,250
                                                     ---------
                                                     1,516,250
METAL & METAL PRODUCTS - 1.05%
Algoma Steel, Incorporated,
  12.375% due 07/15/05                  1,000,000    1,160,000
Commonwealth Aluminum
  Corporation, 10.75% due 10/01/06      1,000,000    1,080,000
EnviroSource, Incorporated,
  9.75% due 06/15/03                      600,000      610,500
International Knife & Saw,
  11.375% due 11/15/06                  1,000,000    1,080,000
Renco Metals, Incorporated,
  11.50% due 07/01/03                   1,000,000    1,060,000
                                                     ---------
                                                     4,990,500
MINING - 0.07%
Royal Oaks Mines, Incorporated,
  Series B, 11.00% due 08/15/06           500,000      355,000
                                                       -------

MISCELLANEOUS SERVICES - 0.79%
American Media Operations, Incorporated,
  11.625% due 11/15/04                  1,150,000    1,247,750
Hines Horticulture, Incorporated,
  Series B, 11.75% due 10/15/05         1,290,000    1,406,100
Selmer Company, Incorporated,
  11.00% due 05/15/05                   1,000,000    1,095,000
                                                     ---------
                                                     3,748,850
NEWSPAPERS - 0.21%
Garden State Newspapers,
  Incorporated, 8.75% due 10/01/09      1,000,000    1,003,750
                                                     ---------

OFFICE FURNISHINGS & SUPPLIES - 0.61%
Staples, Incorporated,
  7.125% due 08/15/07                   2,850,000    2,895,486
                                                     ---------

PAPER - 0.44%
Crown Paper Company,
  11.00% due 09/01/05                     800,000      816,000
Stone Container Corporation,
  12.25% due 04/01/02                   1,250,000    1,268,750
                                                     ---------
                                                     2,084,750
PETROLEUM SERVICES - 1.90%
Bellwether Exploration Company,
  10.875% due 04/01/07                  1,000,000    1,100,000
Benton Oil & Gas Company,
  11.625% due 05/01/03                  1,000,000    1,102,500
Cliffs Drilling Company,
  10.25% due 05/15/03                   1,100,000    1,188,000
Costilla Energy, Incorporated,
  10.25% due 10/01/06                   1,000,000    1,045,000
National Energy Group, Incorporated,
  10.75% due 11/01/06                   1,250,000    1,296,875
Occidental Petroleum Corporation,
  9.25% due 08/01/19                    2,225,000    2,778,958
United Refining Company,
  10.75% due 06/15/07                     500,000      525,000
                                                     ---------
                                                     9,036,333
PLASTICS - 0.17%
Plastic Containers, Incorporated,
  Series B, 10.00% due 12/15/06           750,000      795,000
                                                       -------

POLLUTION CONTROL - 0.60%
Allied Waste Industries, Incorporated,
  Step up to 11.30% due 06/01/07        2,000,000    1,400,000
Norcal Waste Systems, Incorporated,
  Series B, 13.50% due 11/15/05         1,250,000    1,450,000
                                                     ---------
                                                     2,850,000
REAL ESTATE - 0.27%
Radnor Holdings Corporation,
  10.00% due 12/01/03                   1,250,000    1,296,875
                                                     ---------


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                       Principal
                                         Amount          Value
                                         ------          -----
RETAIL GROCERY - 0.58%
Carr Gottstein Foods Company,
  12.00% due 11/15/05                  $1,000,000   $1,110,000
Fleming Companies, Incorporated,
  10.50% due 12/01/04                     500,000      527,500
Jitney-Jungle Stores of America,
  Incorporated, 12.00% due 03/01/06     1,000,000    1,135,000
                                                     ---------
                                                     2,772,500
RETAIL TRADE - 0.93%
Cole National Group, Incorporated,
  8.625% due 08/15/07                   1,000,000      993,750
Fox Kids Worldwide, Incorporated,
  Step up to 10.25% due 11/01/07        1,500,000      888,750
French Fragrances, Incorporated,
  Series B, 10.375% due 05/15/07          500,000      522,500
Herff Jones, Incorporated,
  Series B, 11.00% due 08/15/05           500,000      542,500
Hills Stores Company,
  Series B, 12.50% due 07/01/03           500,000      392,500
Windy Hill Pet Food, Incorporated,
  9.75% due 05/15/07                    1,040,000    1,060,800
                                                     ---------
                                                     4,400,800
TELECOMMUNICATION SERVICES - 1.49%
Adelphia Communications Corporation,
  Series B, 9.875% due 03/01/07           525,000      552,563
  Series B, 10.50% due 07/15/04           475,000      508,844
Comcast Cellular Holdings, Incorporated,
  Series B, 9.50% due 05/01/07          1,000,000    1,040,000
Diamond Cable Communications PLC,
  Step up to 11.75% due 12/15/05        1,000,000      777,500
International Cabletel,
  Incorporated, Series B,
  Step up to 11.50% due 02/01/06        1,500,000    1,177,500
Telewest Communication PLC,
  Step up to 11.00% due 10/01/07        1,500,000    1,166,250
United International Holdings,
 Incorporated, zero coupon
  due 11/15/99                          2,250,000    1,845,000
                                                     ---------
                                                     7,067,657
TELEPHONE - 0.78%
Intermedia Communications,
  Incorporated, Series B,
  Step up to 11.25% due 07/15/07        1,000,000      727,500
  8.875% due 11/01/07                     500,000      513,750
NEXTEL Communications, Incorporated,
  zero coupon due 08/15/04              1,250,000    1,112,500
Nextlink Communications LLC,
  12.50% due 04/15/06                   1,000,000    1,140,000
Wireless One, Incorporated,
  13.00% due 10/15/03                     750,000      232,500
                                                     ---------
                                                     3,726,250
TRANSPORTATION SERVICES - 0.89%
Atlantic Express Transportation
  Corporation, 10.75% due 02/01/04      1,250,000    1,328,125
Iron Mountain, Incorporated,
  10.125% due 10/01/06                  1,000,000    1,100,000
Ryder Trucks, Incorporated,
  10.00% due 12/01/06                     850,000      850,000
TFM SA DE CV,
  Step up to 11.75% due 06/15/09        1,500,000      952,500
                                                     ---------
                                                     4,230,625
TOYS, AMUSEMENTS & SPORTING GOODS - 0.22%
Riddell Sports, Incorporated,
  10.50% due 07/15/07                   1,000,000    1,027,500
                                                     ---------

TOTAL CORPORATE BONDS
 (Cost: $143,951,192)                             $146,913,085
                                                   -----------

CONVERTIBLE BONDS - 0.17%
Fresenius Medical Care Capital
  Trust, 9.00% due 12/01/06               750,000      785,625
                                                       -------

TOTAL CONVERTIBLE BONDS
 (Cost: $766,875)                                     $785,625
                                                       -------

FIXED INCOME - OTHER - 1.41%
MISCELLANEOUS ASSET BACKED SECURITIES - 1.41%
Mid State Trust VI, Class A,
  7.34% due 07/01/35                    6,379,917    6,688,513
                                                     ---------

TOTAL FIXED INCOME - OTHER
 (Cost: $6,378,934)                                 $6,688,513
                                                     ---------

 Principal
   Amount                                                Value
   ------                                                -----
SHORT TERM INVESTMENTS - 26.49%
   $15,000,000 Bausch & Lomb, Incorporated,
                 7.50% due 01/02/98                $14,996,875
    15,000,000 Bombardier Capital, Incorporated,
                 7.25% due 01/02/98                 14,996,979
    11,656,000 Cummins Engine, Incorporated,
                 7.15% due 01/05/98                 11,646,740
    75,776,050 Navigator Securities
                 Lending Trust, 5.74%               75,776,050
     3,000,000 New York, New York,
     3,000,000   Series 7, 5.78% due 02/04/98        3,000,000
                 Series B, VR, 5.85%, 02/03/98       3,000,000
     2,604,000 SuperValue, Incorporated,
                 6.80% due 01/02/98                  2,603,508
                                                   -----------
                                                   126,020,152
TOTAL INVESTMENTS
(Strategic Bond Trust) (Cost: $467,461,755)       $475,639,758
                                                   -----------


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

GLOBAL GOVERNMENT BOND TRUST
                                       Principal
                                         Amount          Value
                                         ------          -----
U.S. GOVERNMENT
AGENCY OBLIGATIONS - 7.32%
FEDERAL NATIONAL MORTGAGE ASSOCIATION - 7.32%
5.80% due 12/10/03                    $10,000,000   $9,920,300
6.375% due 08/15/07          AUD        8,000,000    5,302,632
                                                    ----------
                                                    15,222,932
TOTAL U.S. GOVERNMENT AGENCY OBLIGATIONS
(Cost: $14,976,721)                                $15,222,932
                                                    ----------

FOREIGN GOVERNMENT OBLIGATIONS - 63.48%
COMMONWEALTH OF AUSTRALIA - 2.23%
Queensland Treasury,
  6.50% due 06/14/05         AUD        7,000,000    4,635,245
                                                     ---------

GOVERNMENT OF CANADA - 8.65%
6.00% due 02/21/06                    $10,000,000    9,945,000
6.125% due 07/15/02                     8,000,000    8,045,000
                                                    ----------
                                                    17,990,000
KINGDOM OF DENMARK - 6.08%
zero coupon due 12/23/02                6,000,000    4,503,750
7.00% due 11/10/24           DKK       50,000,000    8,140,808
                                                    ----------
                                                    12,644,558
FEDERAL REPUBLIC OF GERMANY - 4.62%
zero coupon due 07/04/27     DEM       40,000,000    3,779,983
6.00% due 07/04/07                     10,000,000    5,838,961
                                                     ---------
                                                     9,618,944
REPUBLIC OF ITALY - 18.08%
zero coupon due 01/10/01              $14,000,000   11,690,000
6.75% due 02/01/07           ITL   10,000,000,000    6,127,190
7.25% due 11/01/26                 10,000,000,000    6,579,989
8.50% due 04/01/04                 10,000,000,000    6,544,940
9.00% due 10/01/03                 10,000,000,000    6,667,609
                                                    ----------
                                                    37,609,728
GOVERNMENT OF NEW ZEALAND - 3.35%
7.00% due 07/15/09           NZD       12,000,000    6,962,567
                                                     ---------

REPUBLIC OF SOUTH AFRICA - 4.66%
12.50% due 12/21/06          ZAR       20,000,000    3,819,994
13.00% due 08/31/10                    30,000,000    5,872,448
                                                     ---------
                                                     9,692,442
KINGDOM OF SWEDEN - 11.81%
zero coupon due 07/31/00               $4,000,000    3,442,500
5.50% due 04/12/02           SEK       50,000,000    6,282,888
6.00% due 02/09/05                     50,000,000    6,342,775
6.50% due 10/25/06                     65,000,000    8,503,318
                                                    ----------
                                                    24,571,481
GOVERNMENT OF UNITED KINGDOM - 3.99%
United Kingdom Treasury,
  7.00% due 11/06/01         P          5,000,000    8,307,453
                                                     ---------

TOTAL FOREIGN GOVERNMENT
OBLIGATIONS (Cost: $132,808,129)                  $132,032,418
                                                   -----------

CORPORATE BONDS - 17.11%
FINANCIAL SERVICES - 12.19%
Commerzbank Overseas Finance,
  14.00% due 01/05/01        ZAR        6,000,000   $1,225,984
DEPFA Finance NV,
  7.125% due 11/11/03        P          5,000,000    8,294,625
Deutsche Finance BV,
  zero coupon due 11/18/26   DKK      130,000,000    3,059,370
Helaba International Finance
  PLC, 7.375% due 12/30/02   P          5,000,000    8,325,422
Swedish Export Credit,
  zero coupon due 05/22/17   ZAR      150,000,000    2,581,424
Westlb Finance Curacao,
  15.25% due 02/07/00                   9,000,000    1,863,249
                                                    ----------
                                                    25,350,074
TOBACCO - 4.92%
Philip Morris Companies,
  Incorporated,
  7.00% due 07/15/05                  $10,000,000   10,239,720
                                                    ----------

TOTAL CORPORATE BONDS
 (Cost: $34,634,265)                               $35,589,794
                                                    ----------

FIXED INCOME - OTHER - 3.89%
MISCELLANEOUS ASSET BACKED SECURITIES - 3.89%
Citibank Credit Card
 Master Trust, Series A,
  5.75% due 07/16/07           DEM     15,000,000    8,088,051
                                                     ---------

TOTAL FIXED-INCOME - OTHER
 (Cost: $8,518,679)                                 $8,088,051
                                                     ---------

SUPRANATIONAL OBLIGATIONS - 6.80%
International Bank for Reconstruction
& Development (World Bank),
  zero coupon due 07/14/27     ZAR    500,000,000    3,531,799
  7.00% due 09/18/00           NZD     12,000,000    6,815,379
Eurofima,
  15.50% due 02/07/02          ZAR      9,000,000    1,909,483
European Investment Bank,
  14.75% due 06/13/02                   9,000,000    1,889,833
                                                    ----------
                                                    14,146,494
TOTAL SUPRANATIONAL
OBLIGATIONS (Cost: $15,179,634)                    $14,146,494
                                                    ----------


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

 Principal
   Amount                                                Value
   ------                                                -----
REPURCHASE AGREEMENT - 1.39%
  $2,900,000    Repurchase Agreement with State
                Street Bank & Trust Company
                dated 12/31/97 at 5.00%, to be
                repurchased at $2,900,806 on
                01/02/98, collateralized by
                $2,945,000 U.S. Treasury Notes,
                5.625% due 11/30/98 (valued at
                $2,972,296, including interest)     $2,900,000
                                                     ---------

TOTAL INVESTMENTS
(Global Government Bond Trust)
 (Cost: $209,017,428)                             $207,979,689
                                                   -----------

CAPITAL GROWTH BOND TRUST
                                       Principal
                                         Amount          Value
                                         ------          -----
U.S. TREASURY OBLIGATIONS - 7.85%
U.S. TREASURY BONDS - 3.93%
6.375% due 08/15/27                      $750,000     $791,017
6.625% due 02/15/27                     1,065,000    1,156,185
6.75% due 08/15/26                        235,000      258,721
                                                     ---------
                                                     2,205,923
U.S. TREASURY NOTES - 3.92%
6.125% due 08/15/07                     1,000,000    1,027,660
6.375% due 05/15/99                       360,000      363,319
7.25% due 05/15/04                        750,000      809,415
                                                     ---------
                                                     2,200,394
TOTAL U.S. TREASURY OBLIGATIONS
 (Cost: $4,283,785)                                 $4,406,317
                                                     ---------

FOREIGN GOVERNMENT OBLIGATIONS - 1.97%
GOVERNMENT OF CANADA - 1.97%
Province of Quebec,
  8.80% due 04/15/03                    1,000,000    1,108,760
                                                     ---------

TOTAL FOREIGN GOVERNMENT OBLIGATIONS
(Cost: $1,106,594)                                  $1,108,760
                                                     ---------

CORPORATE BONDS - 61.07%
AUTOMOBILES - 5.55%
Ford Motor Credit Corporation,
  6.375% due 04/15/00                   1,000,000    1,004,200
Chrysler Corporation,
  7.45% due 02/01/97                    2,000,000    2,114,380
                                                     ---------
                                                     3,118,580
BANKING - 9.53%
Bank of New York, Incorporated,
  6.625% due 06/15/03                   1,000,000    1,012,810
Bank of Nova Scotia Halifax,
  9.00% due 10/01/99                    1,000,000    1,046,530
BCH Cayman Islands, Ltd.,
  6.50% due 02/15/06                    1,000,000      984,880
Citicorp, 7.125% due 06/01/03           1,000,000    1,038,210
Republic New York Corporation,
  9.50% due 04/15/14                    1,000,000    1,271,700
                                                     ---------
                                                     5,354,130
COMPUTERS & BUSINESS EQUIPMENT - 2.13%
GTE Corporation,
  8.75% due
11/01/21                                1,000,000    1,197,820
                                                     ---------

CONGLOMERATES - 1.75%
ITT Corporation, 6.25% due 11/15/00     1,000,000      983,300
                                                       -------

DRUGS & HEALTH CARE - 1.92%
Columbia/HCA Healthcare
  Corporation, 8.70% due 02/10/10       1,000,000    1,078,130
                                                     ---------

ELECTRIC UTILITIES - 5.36%
Baltimore Gas and Electric Company,
  6.125% due 07/01/03                   1,000,000      997,830
Northern States Power Company,
  6.375% due 04/01/03                   1,000,000    1,008,120
Pacific Gas & Electric Company,
  6.25% due 08/01/03                    1,000,000    1,002,710
                                                     ---------
                                                     3,008,660
FINANCIAL SERVICES - 18.23%
Associates Corporation of North
  America, 6.125% due 02/01/98          1,000,000      999,980
Bear Stearns Capital Trust,
  Incorporated, 7.00% due 01/15/27      1,000,000    1,012,858
CEZ Finance BV,
  7.125% due 07/15/07                   1,000,000      989,890
CIT Group Holdings, Incorporated,
  8.75% due 04/15/98                    1,000,000    1,007,880
Commerical Credit Group,
  Incorporated, 7.375% due 04/15/05     1,000,000    1,055,060
Donaldson Lufkin and Jenrette,
  5.625% due 02/15/16                   1,000,000      984,640
Fifth Third Capital Trust
  Incorporated, 8.136% due 03/15/27     1,000,000    1,113,341
Household Finance Corporation,
  7.75% due 06/01/99                    1,000,000    1,020,790
Salomon, Incorporated,
  5.75% due 03/31/98                    1,000,000      999,410
Southern Company Capital Trust,
  Incorporated, 8.19% due 02/01/37      1,000,000    1,057,140
                                                    ----------
                                                    10,240,989
FUNERAL SERVICES - 1.80%
Service Corporation International,
  6.75% due 06/01/01                    1,000,000    1,011,650
                                                     ---------

HOUSEHOLD PRODUCTS - 2.29%
Procter & Gamble Profit,
  Series A, 9.36% due
01/01/21                                1,000,000    1,284,850
                                                     ---------


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                       Principal
                                         Amount          Value
                                         ------          -----
INSURANCE - 1.82%
Zurich Reinsurance Centre
 Holdings, Incorporated,
  7.125% due 10/15/23                  $1,000,000   $1,023,600
                                                     ---------

NATURAL GAS - 1.82%
Columbia Gas Systems,
  Incorporated, 7.05% due 11/28/07      1,000,000    1,021,490
                                                     ---------

NEWSPAPERS - 1.95%
News America Holdings,
  Incorporated, 8.50% due 02/15/05      1,000,000    1,096,610
                                                     ---------

PETROLEUM SERVICES - 1.93%
Ultramar Corporation,
  8.00% due 03/15/05                    1,000,000    1,082,340
                                                     ---------

REAL ESTATE - 1.86%
MEPC Finance, Incorporated,
  7.50% due 05/01/03                    1,000,000    1,044,770
                                                     ---------

TELEPHONE - 1.30%
BellSouth Savings, ESOT
  9.19% due 07/01/03                      667,674      729,614
                                                       -------

TOYS, AMUSEMENTS & SPORTING GOODS - 1.82%
Brunswick Corporation,
  7.125% due 08/01/27                   1,000,000    1,024,820
                                                     ---------

TOTAL CORPORATE BONDS
  (Cost: $32,776,509)                              $34,301,353
                                                    ----------

FIXED INCOME - OTHER - 8.95%
MISCELLANEOUS ASSET BACKED SECURITIES - 8.95%
Carco Auto Loan Master Trust,
  Series 1997-1, Class A,
  6.689% due 08/15/04                   1,000,000    1,010,240
Discover Card Master Trust I,
  Series 1997-2, Class A,
  6.792% due 04/16/10                   1,000,000    1,009,790
Mortgage Index Amortizing Trust,
  Series 1997-1, Class A-1,
  7.00% due 08/25/04                    1,000,000    1,003,750
Residential Funding Mortgage
  Securities, Series 1996-S1,
  Class A12, 7.25% due 01/25/26         1,000,000    1,010,621
Residential Funding Mortgage
  Securities, Series 1996-S3,
  Class A5, 7.25% due 01/25/26            981,758      991,647
                                                     ---------
                                                     5,026,048
TOTAL FIXED INCOME - OTHER
 (Cost: $4,984,690)                                 $5,026,048
                                                     ---------

SHORT TERM INVESTMENT - 5.09%
  $2,860,600    Navigator Securities
                  Lending Trust, 5.74%              $2,860,600
                                                     ---------

REPURCHASE AGREEMENT - 15.06%
  $8,461,000    Repurchase Agreement with State
                Street Bank & Trust Company
                dated 12/31/97 at 5.85%, to be
                repurchased at $8,463,750 on
                01/02/98, collateralized by
                $8,415,000 U.S. Treasury Notes,
                5.875% due 01/31/99 (valued at
                $8,840,554, including interest)     $8,461,000
                                                     ---------

TOTAL INVESTMENTS (Capital Growth
Bond Trust) (Cost: $54,473,178)                    $56,164,078
                                                    ----------

INVESTMENT QUALITY BOND TRUST
                                         Shares          Value
                                         ------          -----
PREFERRED STOCKS - 0.12%
MINING - 0.12%
Fairfield Manufacturing,
Incorporated                                  270     $279,450
                                                       -------

TOTAL PREFERRED STOCKS
 (Cost: $279,450)                                     $279,450
                                                       -------
                                       Principal
                                         Amount          Value
                                         ------          -----
U.S. TREASURY OBLIGATIONS - 36.65%
U.S. TREASURY BONDS - 34.94%
7.50% due 11/15/16                     $3,100,000   $3,618,289
9.25% due 02/15/16                      1,500,000    2,035,305
11.625% due 11/15/04                    3,100,000    4,114,754
11.875% due 11/15/03                   20,000,000   26,015,600
12.00% due 08/15/13                    31,200,000   45,971,328
                                                    ----------
                                                    81,755,276
U.S. TREASURY NOTES - 1.71%
5.75% due 10/31/00                      4,000,000    4,005,000
                                                     ---------

TOTAL U.S. TREASURY OBLIGATIONS
 (Cost: $84,205,492)                               $85,760,276
                                                    ----------

U.S. GOVERNMENT
AGENCY OBLIGATIONS - 10.14%
FEDERAL HOME LOAN MORTGAGE CORPORATION - 2.93%
6.00% due 02/01/03 - 07/01/03             686,436      680,376
6.50% due 08/17/11                        500,000      502,030
6.50% due 06/25/19, REMIC                 900,000      906,462
7.00% due 06/01/23 - 01/01/26           3,716,307    3,762,878
7.50% due 06/01/10 - 04/01/11             972,480    1,000,164
                                                     ---------
                                                     6,851,910
FEDERAL NATIONAL
MORTGAGE ASSOCIATION - 0.42%
5.90% due 10/25/19, REMIC               1,000,000      992,180
                                                       -------


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                       Principal
                                         Amount          Value
                                         ------          -----
GOVERNMENT NATIONAL
MORTGAGE ASSOCIATION - 6.78%
6.50% due 07/15/08 - 05/15/09            $184,992     $186,840
7.00% due 04/15/23 - 02/15/24           7,618,933    7,706,919
7.50% due 04/15/02 - 01/15/24           3,711,486    3,811,843
8.00% due 06/15/23 - 10/15/23           2,095,593    2,181,386
8.50% due 09/15/16 - 04/15/22           1,867,573    1,985,240
9.50% due 10/15/09                            816          905
                                                    ----------
                                                    15,873,133
TOTAL U.S. GOVERNMENT AGENCY
OBLIGATIONS (Cost: $23,053,945)                    $23,717,223
                                                    ----------

FOREIGN GOVERNMENT OBLIGATIONS - 0.82%
REPUBLIC OF ARGENTINA - 0.82%
  11.00% due 10/09/06                   1,800,000    1,921,500
                                                     ---------

TOTAL FOREIGN GOVERNMENT OBLIGATIONS
(Cost: $1,975,500)                                  $1,921,500
                                                     ---------

CORPORATE BONDS - 27.06%
APPAREL & TEXTILES - 0.18%
Clark-Schwebel, Incorporated,
  10.50% due 04/15/06                      95,000      103,550
Collins & Aikman Products Company,
  11.50% due 04/15/06                     250,000      280,938
Pillowtex Corporation,
  9.00% due 12/15/07                       30,000       30,750
                                                       -------
                                                       415,238
BANKING - 5.46%
BankAmerica Corporation,
  9.625% due 02/13/01                   1,475,000    1,611,216
Credit National, 7.00% due 11/14/05     1,300,000    1,306,500
Export-Import Bank of Korea,
  6.375% due 02/15/06                   1,550,000    1,106,018
First Financial Caribbean Corporation,
  7.84% due 10/10/06                      450,000      473,062
First Republic Bancorp,
  7.75% due 09/15/12                      825,000      843,777
Korea Development Bank,
  7.125% due 09/17/01                     715,000      599,342
National Westminster Bank PLC,
  9.45% due 05/01/01                    1,000,000    1,092,470
NBD Bancorp, 8.25% due 11/01/24         2,000,000    2,370,320
Norwest Corporation,
  6.00% due 03/15/00                      900,000      897,534
U.S. Bancorp, 7.50% due 06/01/26        2,300,000    2,486,530
                                                    ----------
                                                    12,786,769
BROADCASTING - 0.35%
Chancellor Broadcasting Company,
  8.125% due 12/15/07                     225,000      220,219
Granite Broadcasting Corporation,
  10.375% due 05/15/05                    275,000      288,062
Jacor Communications Company,
  8.75% due 06/15/07                       60,000       61,500
Young Broadcasting, Incorporated,
  9.00% due 01/15/06                      250,000      250,000
                                                       -------
                                                       819,781
BUSINESS SERVICES - 0.65%
International Lease Finance
  Corporation, 7.50% due 03/01/99       1,500,000    1,521,855
                                                     ---------

CHEMICALS - 0.19%
Huntsman Corporation,
  9.50% due 07/01/07                      135,000      141,750
Sovereign Specialty Chemicals,
  9.50% due 08/01/07                       35,000       35,963
Texas-Petro Chemical Corporation,
  11.125% due 07/01/06                    250,000      270,000
                                                       -------
                                                       447,713
COSMETICS & TOILETRIES - 0.11%
Revlon Worldwide Corporation,
  Series B, zero coupon due 03/15/01      370,000      258,075
                                                       -------

DRUGS & HEALTH CARE - 1.76%
Allegiance Corporation,
  7.00% due 10/15/26                    2,570,000    2,652,882
Owens & Minor, Incorporated,
  10.875% due 06/01/06                    250,000      277,500
Tenet Healthcare Corporation,
  7.875% due 01/15/03                     850,000      860,625
Vencor, Incorporated,
  8.625% due 07/15/07                     335,000      334,163
                                                     ---------
                                                     4,125,170
ELECTRIC UTILITIES - 0.74%
Cleveland Electric Illuminating
  Company, 7.19% due 07/01/00           1,010,000    1,024,958
Duke Energy Company,
  7.50% due 04/01/99                      700,000      712,159
                                                     ---------
                                                     1,737,117
ELECTRONICS - 0.11%
Fairchild Semiconductor Corporation,
  10.125% due 03/15/07                    250,000      262,500
                                                       -------

FINANCIAL SERVICES - 5.56%
American General Finance
  Corporation, 8.00% due 02/15/05       1,270,000    1,313,663
Amerus Capital I, 8.85% due 02/01/27      900,000      959,526
Associates Corporation of North America,
  9.125% due 04/01/00                     300,000      318,327
BanPonce Financial Corporation,
  6.75% due 08/09/01                    2,150,000    2,170,790
Beneficial Corporation,
  8.40% due 05/15/08                      350,000      396,868


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                       Principal
                                         Amount          Value
                                         ------          -----
FINANCIAL SERVICES - CONTINUED
Dime Capital Trust I,
  9.33% due 05/06/27                   $1,200,000   $1,357,392
General Electric Capital Corporation,
  8.88% due 06/18/03                      600,000      681,348
Japan Financial Corporation,
  8.70% due 07/30/01                    1,500,000    1,619,610
  9.125% due 10/11/00                     500,000      537,605
Pindo Deli Financial Mauritius, Ltd.,
  10.75% due 10/01/07                     100,000       86,000
Sun Canada Financial Company,
  7.25% due 12/15/15                    1,500,000    1,576,275
Tembec Finance Corporation,
  9.875% due 09/30/05                     240,000      244,800
U.S. West Capital Funding,
  Incorporated, 6.95% due 01/15/37      1,515,000    1,560,556
Western Financial Savings,
  8.875% due 08/01/07                     200,000      192,472
                                                    ----------
                                                    13,015,232
FOOD & BEVERAGES - 0.07%
Del Monte Foods Company,
  Step up to 12.50% due 12/15/07          275,000      157,437
                                                       -------

HOMEBUILDERS - 0.05%
Standard Pacific Corporation,
  8.50% due 06/15/07                      115,000      114,856
                                                       -------

INDUSTRIALS - 3.63%
Acindar Industria, Argentina,
  11.25% due 02/15/04                      75,000       73,875
Advanced Micro Devices,
  Incorporated, 11.00% due 08/01/03       275,000      294,250
Cincinnati Milacron, Incorporated,
  7.875% due 05/15/00                     870,000      890,709
Concentric Network Corporation,
  12.75% due 12/15/07                      40,000       40,950
Decision Holdings Corporation,
  Step up to 11.50% due 08/01/08           85,000       54,400
EchoStar DBS Corporation,
  12.50% due 07/01/02                     250,000      270,000
Elgin National Industries,
  Incorporated, 11.00% due 11/01/07       210,000      217,875
GCI, Incorporated,
  9.75% due 08/01/07                      250,000      258,125
Globalstar L.P. Capital Corporation,
  10.75% due 11/01/04                     350,000      343,000
Grupo Industrial Durango,
  12.625% due 08/01/03                    300,000      335,250
Guitar Center Management,
  11.00% due 07/01/06                     120,000      133,800
Hylsa SA De CV,
  9.25% due 09/15/07                      205,000      200,900
International Wire Group,
  Incorporated, 11.75% due 06/01/05       150,000      165,298
Iridium LLC/Capital Corporation,
  11.25% due 07/15/05                     370,000      364,450
JCAC, Incorporated,
  10.125% due 06/15/06                    100,000      108,750
Key Plastics, Incorporated,
  10.25% due 03/15/07                      95,000      100,700
LDM Technologies, Incorporated,
  10.75% due 01/15/07                     160,000      174,400
Moog, Incorporated,
  10.00% due 05/01/06                     150,000      165,000
Neenah Corporation,
  11.125% due 05/01/07                     85,000       92,863
News America Holdings,
  Incorporated, 9.25% due 02/01/13      1,800,000    2,143,962
Park Ohio Industries,
  Incorporated, 9.25% due 12/01/07        210,000      213,150
Pioneer Americas Acquisition
  Corporation, 9.25% due 06/15/07         175,000      176,313
Repap New Brunswick, Incorporated,
  10.625% due 04/15/05                    275,000      261,250
Rifkin Acquisitions Partners LP,
  11.125% due 01/15/06                    150,000      164,625
Scotsman Group, Incorporated,
  8.625% due 12/15/07                      65,000       65,522
YPF Sociedad Anonima,
  8.00% due 02/15/04                    1,150,000    1,187,570
                                                     ---------
                                                     8,496,987
INSURANCE - 1.58%
Jackson National Life Insurance
  Company, 8.15% due 03/15/27           1,000,000    1,098,520
Ohio National Life Insurance
  Company, 8.50% due 05/15/26           1,150,000    1,285,401
Security Benefit Life Company,
  8.75% due 05/15/16                    1,150,000    1,306,862
                                                     ---------
                                                     3,690,783
LEISURE TIME - 0.32%
Argosy Gaming Company,
  13.25% due 06/01/04                     210,000      219,450
Hollywood Casino, Incorporated,
  12.75% due 11/01/03                     205,000      219,862
Plitt Theatres, Incorporated,
  10.875% due 06/15/04                     95,000      102,719
Riviera Holdings Corporation,
  10.00% due 08/15/04                     200,000      198,500
                                                       -------
                                                       740,531
METAL & METAL PRODUCTS - 0.05%
CSN Iron SA, 9.125% due 06/01/07          140,000      116,200
                                                       -------


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                       Principal
                                         Amount          Value
                                         ------          -----
NON-BANK FINANCE - 0.47%
KFW International Financial, Incorporated,
  9.125% due 05/15/01                  $1,000,000   $1,090,080
                                                     ---------

PETROLEUM SERVICES - 1.25%
Cross Timbers Oil Company,
  8.75% due 11/01/09                       55,000       56,100
  9.25% due 04/01/07                      210,000      218,400
Energy Corporation of America,
  Incorporated, 9.50% due 05/15/07        200,000      200,000
Newfield Exploration Company,
  7.45% due 10/15/07                      340,000      331,740
Petroliam Nasional BHD,
  7.125% due 08/15/05                   1,450,000    1,383,010
Petroleos Mexicanos,
  8.85% due 09/15/07                      370,000      366,300
Plains Resources, Incorporated,
  10.25% due 03/15/06                     350,000      377,125
                                                     ---------
                                                     2,932,675
PUBLISHING - 0.09%
Sullivan Graphics, Incorporated,
  12.75% due 08/01/05                     210,000      212,100
                                                       -------

RETAIL TRADE - 0.92%
J. Crew Group, Incorporated,
  Step up to 13.125% due 10/15/08         135,000       60,750
J.C. Penney Company, Incorporated,
  7.40% due 04/01/37                    1,900,000    2,081,545
                                                     ---------
                                                     2,142,295
STEEL - 0.19%
AK Steel Corporation,
  9.125% due 12/15/06                     115,000      117,587
Silgan Holdings, Incorporated,
  9.00% due 06/01/09                       65,000       66,463
Weirton Steel Corporation,
  11.375% due 07/01/04                    250,000      260,000
                                                       -------
                                                       444,050
TELECOMMUNICATION SERVICES - 0.73%
Esprit Telecom Group PLC,
  11.50% due 12/15/07                      60,000       61,800
Tele-Communications, Incorporated,
  9.25% due 04/15/02                    1,500,000    1,646,505
                                                     ---------
                                                     1,708,305
TELEPHONE - 1.89%
Benedek Communications,
  Step up to 13.25% due 05/15/06          215,000      161,250
Clearnet Communications,
  Step up to 14.75% due 12/15/05          300,000      236,250
Comcast Cable Communications,
  8.50% due 05/01/27                    1,000,000    1,174,860
GST Telecommunications,
  Incorporated, 12.75% due 11/15/07       210,000      219,975
Intermedia Communications,
  Incorporated, 8.875% due 11/01/07       250,000      256,875
Lenfest Communications, Incorporated
  8.375% due 11/01/05                     200,000      205,500
MobileMedia Communications,
  Incorporated, 9.375% due 11/01/07       250,000       28,750
NEXTEL Communications, Incorporated,
  Step up to 9.75% due 10/31/07           660,000      405,075
Teleport Communications Group,
  Step up to 11.125% due 07/01/07         270,000      220,050
WorldCom, Incorporated,
  7.55% due 04/01/04                    1,450,000    1,518,426
                                                     ---------
                                                     4,427,011
TRANSPORTATION SERVICES - 0.40%
Iron Mountain, Incorporated,
  8.75% due 09/30/09                       75,000       76,875
Johnstown American Industries,
  Incorporated, 11.75% due 08/15/05       300,000      327,000
Southern Railway Company,
  8.75% due 10/15/03                      470,000      526,353
                                                       -------
                                                       930,228
TRANSPORTATION EQUIPMENT - 0.31%
Argo-Tech Corporation,
  8.625% due 10/01/07                     300,000      300,750
Hayes Wheels International,
  Incorporated, 11.00% due 07/15/06       200,000      223,000
K & F Industries, Incorporated,
  9.25% due 10/15/07                       55,000       56,375
Walbro Corporation,
  9.875% due 07/15/05                     150,000      152,250
                                                       -------
                                                       732,375
TOTAL CORPORATE BONDS
 (Cost: $61,821,757)                               $63,325,363
                                                    ----------

COLLATERALIZED MORTGAGE OBLIGATIONS - 1.91%
Asset Securitization Corporation,
  Series 1992-D5, Class A1B,
  6.66% due 02/14/41                    2,110,000    2,146,925
CS First Boston Mortgage Securities
  Corporation, Series 1992-C2,
  Class A2, 6.52% due 07/17/07            400,000      400,875
First Union-Lehman Brothers Commercial
  Mortgage Trust II, Series 1997-C2,
  Class A2, 6.60% due 05/18/07          1,915,000    1,915,000
                                                     ---------
                                                     4,462,800

TOTAL COLLATERALIZED MORTGAGE
OBLIGATIONS (Cost: $4,451,145)                      $4,462,800
                                                     ---------


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

                                       Principal
                                         Amount          Value
                                         ------          -----
FIXED INCOME - OTHER - 0.77%
MISCELLANEOUS ASSET BACKED SECURITIES - 0.77%
American Express Master Trust,
  Series 1992, Class A,
  6.60% due 05/15/00                   $1,500,000   $1,510,770
Premier Auto Trust, Series 1993,
  Class A2, 4.65% due 11/02/99            290,036      287,861
                                                     ---------
                                                     1,798,631
TOTAL FIXED INCOME - OTHER
 (Cost: $1,767,144)                                 $1,798,631
                                                     ---------

 Principal
   Amount                                             Value
   ------                                             -----
SHORT TERM INVESTMENT - 20.79%
  $48,636,883 Navigator Securities
                Lending Trust, 5.74%               $48,636,883
                                                    ----------

REPURCHASE AGREEMENT - 1.75%
   $4,094,000 Repurchase Agreement with
              Lehman Brothers dated 12/31/97
              at 6.57% to be repurchased at
              $4,095,494 on 01/02/98,
              collateralized by $11,080,000
              U.S. Treasury Strip, zero
              coupon due 11/15/13 (valued at
              $4,305,555, including interest)       $4,094,000
                                                     ---------

TOTAL INVESTMENTS
(Investment Quality Bond Trust)
 (Cost: $230,285,316)                             $233,996,126
                                                   -----------

U.S. GOVERNMENT SECURITIES TRUST
                                       Principal
                                         Amount          Value
                                         ------          -----
U.S. TREASURY OBLIGATIONS - 12.78%
U.S. TREASURY BONDS - 0.87%
6.375% due 08/15/27                    $2,100,000   $2,214,849
6.625% due 02/15/27                       500,000      542,810
                                                     ---------
                                                     2,757,659
U.S. TREASURY NOTES - 11.91%
5.875% due 09/30/02                     7,000,000    7,038,290
6.125% due 08/15/07                    22,250,000   22,865,435
6.25% due 08/31/02                      6,750,000    6,888,173
6.625% due 05/15/07                       750,000      793,830
                                                    ----------
                                                    37,585,728
TOTAL U.S. TREASURY OBLIGATIONS
 (Cost: $39,706,903)                               $40,343,387
                                                    ----------

U.S. GOVERNMENT AGENCY OBLIGATIONS - 56.21%
FEDERAL HOME LOAN BANK - 1.05%
5.94% due 06/13/00                      3,300,000    3,310,296
                                                     ---------

FEDERAL HOME LOAN
MORTGAGE CORPORATION - 13.00%
6.00% due 10/01/10                        994,396      983,517
6.50% due 07/01/06                          9,391        9,422
7.00% due 12/01/04 - 04/15/21          32,867,096   33,433,290
7.50% due 05/01/07                      3,604,673    3,709,857
8.25% due 07/01/06                        132,811      136,920
9.50% due 08/01/20                      2,413,910    2,590,150
11.75% due 07/01/06 - 12/01/13            154,991      175,197
                                                    ----------
                                                    41,038,353
FEDERAL NATIONAL
MORTGAGE ASSOCIATION - 30.08%
6.50% TBA**                             6,600,000    6,517,500
6.50% due 12/01/03 - 04/01/26          22,725,000   22,515,667
6.74% due 08/25/07                      9,000,000    9,289,687
6.783% due 01/17/03, REMIC              2,183,812    2,206,109
6.909% due 06/25/16, REMIC              6,000,000    6,159,375
7.00% TBA**                            31,225,000   31,449,195
7.50% TBA**                               500,000      511,715
8.00% due 08/01/04 - 10/01/24              25,369       26,066
8.25% due 09/01/08                        250,022      261,263
8.50% due 02/01/09                         47,747       50,090
8.75% due 08/01/09 - 10/01/11           1,968,885    2,067,825
10.00% due 04/01/16                         5,046        5,542
10.50% due 03/01/16                         8,268        8,575
11.50% due 09/01/13 - 09/01/19          2,307,883    2,642,411
11.75% due 09/01/11 - 12/01/15            117,553      135,799
12.00% due 10/01/15 - 04/01/16          3,617,449    4,218,636
12.50% due 08/01/11 - 09/01/15          2,258,883    2,685,947
13.00% due 11/01/15                     1,811,974    2,171,538
13.50% due 11/01/14                       883,055    1,086,986
14.50% due 11/01/14                       742,827      914,374
                                                    ----------
                                                    94,924,300
GOVERNMENT NATIONAL
MORTGAGE ASSOCIATION - 10.66%
7.50% due 02/15/07 - 12/15/27          25,524,273   26,147,631
8.00% due 10/15/05                         11,688       12,128
9.00% due 02/20/16 - 10/20/17           6,630,103    7,173,021
9.50% due 09/15/20                        263,586      285,725
11.00% due 09/15/15                        30,735       35,067
                                                    ----------
                                                    33,653,572
STUDENT LOAN
MARKETING ASSOCIATION - 1.41%
7.50% due 03/08/00                      4,300,000    4,446,458
                                                     ---------

TOTAL U.S. GOVERNMENT
 AGENCY OBLIGATIONS
  (Cost: $174,451,495)                            $177,372,979
                                                   -----------


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

 Principal
   Amount                                             Value
   ------                                             -----
SHORT TERM INVESTMENT - 9.38%
  $29,590,565 Navigator Securities
                Lending Trust, 5.74%               $29,590,565
                                                    ----------

REPURCHASE AGREEMENTS - 21.63%***
  $34,136,000 Repurchase Agreement with
              State Street Bank & Trust Company
              dated 12/31/97 at 5.00%, to be
              repurchased at $34,145,482 on
              01/02/98, collateralized by
              $22,615,000 U.S. Treasury Bonds,
              10.625% due 08/15/15 (valued at
              $35,721,155, including interest)     $34,136,000
                                                    ----------

   34,136,000 Repurchase Agreement with Merrill
              Lynch dated 12/31/97 at 6.60%, to
              be repurchased at $34,148,517 on
              01/02/98, collateralized by
              $33,280,000 U.S. Treasury Notes,
              6.50% due 08/31/01 (valued at
              $35,548,234, including interest)      34,136,000
                                                    ----------
                                                    68,272,000
TOTAL INVESTMENTS
(U.S. Government Securities Trust)
 (Cost: $312,020,963)                             $315,578,931
                                                   -----------

MONEY MARKET TRUST
                                       Principal
                                         Amount          Value
                                         ------          -----
U.S. GOVERNMENT
AGENCY OBLIGATIONS - 11.60%
FEDERAL HOME LOAN BANKS - 5.41%
5.775% due 10/30/98                   $13,500,000  $13,501,634
6.00% due 12/30/98                     10,000,000   10,000,000
                                                    ----------
                                                    23,501,634
STUDENT LOAN MARKETING ASSOCIATION - 6.19%
5.619% due 09/28/98                     9,000,000    9,000,000
5.629% VR due 01/02/98                  7,900,000    7,900,293
5.779% due 04/16/98                    10,000,000    9,998,481
                                                    ----------
                                                    26,898,774
TOTAL U.S. GOVERNMENT
 AGENCY OBLIGATIONS                                $50,400,408
                                                    ----------

COMMERCIAL PAPER - 88.08%
AC Acquisition Holdings
  Company, 5.68% due 02/10/98          16,600,000   16,495,236
Allianz of America Finance,
  5.70% due 02/03/98                    2,330,000    2,317,826
  5.70% due 02/10/98                    7,875,000    7,825,125
Bank of Nova Scotia,
  5.59% due 02/03/98                   19,500,000   19,400,079
Bil North America, Incorporated,
  5.59% due 01/23/98                   15,000,000   14,948,758
Caterpillar Financial Services NV,
  5.55% due 01/16/98                   15,000,000   14,965,312
Cregem  North America, Incorporated,
  5.60% due 01/29/98                    4,100,000    4,082,142
  5.685% due 02/18/98                  15,000,000   14,886,300
CXC, Incorporated,
  5.62% due 01/29/98                   15,000,000   14,934,433
Daimler-Benz of North America,
  5.50% due 01/05/98                   20,000,000   19,987,778
Delaware Funding Corporation,
  5.56% due 01/16/98                   20,000,000   19,953,667
Duff & Phelps Utility
  Corporation, 5.78% due 01/06/98       3,000,000    2,997,592
Ford Motor Credit Company,
  5.48% due 01/27/98                   15,000,000   14,940,633
General Electric Capital Corporation,
  5.55% due 01/15/98                    5,000,000    4,989,208
  5.58% due 02/20/98                   15,000,000   14,883,750
Goldman Sachs Group LP,
  5.65% due 03/24/98                   20,000,000   19,742,611
Household Financial Corporation,
  5.64% due 02/11/98                   20,000,000   19,871,533
International Lease Finance Corporation,
  5.50% due 01/12/98                   10,000,000    9,983,194
  5.53% due 01/23/98                   10,000,000    9,966,206
Merrill Lynch & Company, Incorporated,
  5.50% due 01/14/98                   10,000,000    9,980,139
  5.55% due 01/08/98                    5,300,000    5,294,280
New York Life Capital Corporation,
  5.58% due 02/09/98                   10,000,000    9,939,550
Peoples Security Life Insurance,
  Company, 5.88% VR due 02/01/98       10,000,000   10,000,000
Province of Quebec,
  5.58% due 02/04/98                   15,000,000   14,920,950
PHH Corporation,
  5.55% due 01/26/98                   20,000,000   19,922,917
Royal Bank of Canada,
  5.619% due 03/18/98                  20,000,000   19,762,754
Toronto Dominion Holdings,
  5.54% due 01/26/98                   20,000,000   19,923,057
Travelers Insurance Company,
  5.925% due 06/01/98                   6,000,000    6,000,000
Trident Capital Finance,
  5.68% due 02/12/98                   10,000,000    9,933,733
Winn-Dixie Stores, Incorporated,
  5.68% due 02/03/98                   10,000,000    9,947,933
                                                     ---------

TOTAL COMMERCIAL PAPER                            $382,796,696
                                                   -----------


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

 Principal
   Amount                                             Value
   ------                                             -----
REPURCHASE AGREEMENT - 0.32%
$1,391,000    Repurchase Agreement with State
              Street Bank & Trust Company
              dated 12/31/97 at 5.85%, to
              be repurchased at $1,391,452 on
              01/02/98, collateralized by
              $1,390,000 U.S. Treasury Notes,
              5.875% due 02/28/99 (valued at
              $1,447,867, including interest)       $1,391,000
                                                     ---------

TOTAL INVESTMENTS
(Money Market Trust) (Note 2)                     $434,588,104
                                                   -----------

LIFESTYLE AGGRESSIVE 1000 TRUST
                                           Shares        Value
                                           ------        -----
COMMON STOCKS - 100.00%
INVESTMENT COMPANIES  - 100.00%
Manufacturers Investment Trust
  Blue Chip Growth Trust                  163,673   $2,455,094
  Emerging Growth Trust                   203,489    4,910,188
  Equity Trust                            114,190    2,455,094
  Growth Trust                            142,655    2,455,094
  International Small Cap Trust           358,408    4,910,188
  International Stock Trust               642,134    7,365,282
  Pilgrim Baxter Growth Trust             785,630    9,820,376
  Small Company Value Trust               822,477    9,820,376
  Real Estate Securities Trust            244,653    4,910,188
                                                    ----------
                                                    49,101,880
TOTAL INVESTMENTS
(Lifestyle Aggressive 1000 Trust)
 (Cost: $48,871,953)                               $49,101,880
                                                    ==========

LIFESTYLE GROWTH 820 TRUST
                                           Shares        Value
                                           ------        -----
COMMON STOCKS - 100.00%
INVESTMENT COMPANIES  - 100.00%
Manufacturers Investment Trust
  Blue Chip Growth Trust                  723,857  $10,857,848
  Emerging Growth Trust                   449,973   10,857,848
  Equity Trust                            505,016   10,857,848
  Equity-Income Trust                     629,806   10,857,847
  Growth Trust                            630,903   10,857,848
  High Yield Trust                        800,726   10,857,847
  International Small Cap Trust           792,544   10,857,847
  International Stock Trust             2,839,890   32,573,542
  Pilgrim Baxter Growth Trust           1,737,256   21,715,695
  Small Company Value Trust             1,818,735   21,715,692
  Real Estate Securities Trust            540,999   10,857,848
  Strategic Bond Trust                  1,754,095   21,715,694
  U.S. Government Securities Trust        804,285   10,857,847
  Value Trust                           1,467,277   21,715,698
                                                   -----------
                                                   217,156,949
TOTAL INVESTMENTS
(Lifestyle Growth 820 Trust)
 (Cost: $214,958,102)                             $217,156,949
                                                   ===========

LIFESTYLE BALANCED 640 TRUST
                                           Shares        Value
                                           ------        -----
COMMON STOCKS - 100.00%
INVESTMENT COMPANIES  - 100.00%
Manufacturers Investment Trust
  Emerging Growth Trust                   386,762   $9,332,574
  Equity Trust                            434,073    9,332,574
  Equity-Income Trust                     541,333    9,332,574
  Growth Trust                            542,276    9,332,574
  High Yield Trust                        688,243    9,332,574
  International Stock Trust             1,627,301   18,665,148
  Investment Quality Bond Trust           769,380    9,332,574
  Money Market Trust                      933,257    9,332,575
  Pilgrim Baxter Growth Trust             746,606    9,332,574
  Quantitative Equity Trust               414,781    9,332,574
  Small Company Value Trust             1,563,245   18,665,147
  Real Estate Securities Trust            465,001    9,332,574
  Strategic Bond Trust                  1,507,686   18,665,147
  U.S. Government Securities Trust      1,382,604   18,665,149
  Value Trust                           1,261,159   18,665,147
                                                   -----------
                                                   186,651,479
TOTAL INVESTMENTS
(Lifestyle Balanced 640 Trust)
 (Cost: $183,176,848)                             $186,651,479
                                                   ===========

LIFESTYLE MODERATE 460 TRUST
                                           Shares        Value
COMMON STOCKS - 100.00%
INVESTMENT COMPANIES  - 100.00%
Manufacturers Investment Trust
  Blue Chip Growth Trust                  351,638   $5,274,563
  Equity-Income Trust                     305,949    5,274,562
  High Yield Trust                        194,490    2,637,281
  International Stock Trust               459,857    5,274,563
  Investment Quality Bond Trust           434,836    5,274,565
  Money Market Trust                      791,184    7,911,844
  Quantitative Equity Trust               117,213    2,637,281
  Strategic Bond Trust                    426,055    5,274,563
  U.S. Government Securities Trust        586,063    7,911,844
  Value Trust                             356,389    5,274,563
                                                    ----------
                                                    52,745,629
TOTAL INVESTMENTS
(Lifestyle Moderate 460 Trust)
 (Cost: $51,481,755)                               $52,745,629
                                                    ==========


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
PORTFOLIO OF INVESTMENTS - DECEMBER 31, 1997 - CONTINUED
(SHOWING PERCENTAGE OF TOTAL VALUE OF INVESTMENTS)
--------------------------------------------------------------------------------

LIFESTYLE CONSERVATIVE 280 TRUST
                                           Shares        Value
                                           ------        -----
COMMON STOCKS - 100.00%
INVESTMENT COMPANIES  - 100.00%
Manufacturers Investment Trust
  Blue Chip Growth Trust                   65,833     $987,500
  Equity-Income Trust                     114,559    1,975,001
  Investment Quality Bond Trust           244,229    2,962,501
  Money Market Trust                      592,502    5,925,015
  Quantitative Equity Trust                87,778    1,975,001
  Strategic Bond Trust                     79,766      987,500
  U.S. Government Securities Trust        365,741    4,937,501
                                                    ----------
                                                    19,750,019
TOTAL INVESTMENTS
(Lifestyle Conservative 280 Trust)
 (Cost: $19,278,876)                               $19,750,019
                                                    ==========

Key to Currency Abbreviations
AUD - Australian Dollar
BEF - Belgian Franc
CAD - Canadian Dollar
DKK - Danish Krone
FIM - Finnish Markka
FRF - French Franc
DEM - German Deustche Mark
P   - Great British Pound
HKD - Hong Kong Dollar
IDR - Indonesian Rupiah
IEP - Irish Punt
ITL - Italian Lira
KRW - Korean Wan
Y   - Japanese Yen
MYR - Malaysian Ringgit
NLG - Netherland Guilder
NZD - New Zealand Dollar
SGD - Singapore Dollar
ZAR - South African Rand
ESP - Spanish Peseta
SEK - Swedish Krone
CHF - Swiss Franc
THB - Thailand Baht

Key to Security Abbreviations and Legend
ADR   -  American Depository Receipt
ADS   -  American Depository Shares
FRN   -  Floating Rate Note
GTD   -  Guaranteed
IO    -  Interest Only (Carries notional principal amount)
REIT  -  Real Estate Investment Trust
REMIC -  Real Estate Mortgage Investment Conduit
TBA   -  To Be Announced
VR    -  Variable Rate Demand Note (Rate effective
         as of December 31, 1997)
(1)   -  Non-Income producing, issuer is in bankruptcy
         and is in default of interest payments.
*     -  Non-Income producing
**    -  Purchased on a forward commitment (Note 2)
***   -  At December 31, 1997 a portion of this security
         was pledged to cover forward commitments purchased.
**** - At December 31, 1997 a portion of this security was pledged to cover margin requirements for open futures contracts.


    The accompanying notes are an integral part of the financial statements.

MANUFACTURERS INVESTMENT TRUST
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1. ORGANIZATION OF THE TRUST. The Manufacturers Investment Trust (the "Trust"), formerly NASL Series Trust, is a no-load, open-end management investment company organized as a Massachusetts business trust. It is a series company, which means that it has several portfolios, each with a stated investment objective which it pursues through separate investment policies. The Trust currently offers the following thirty six Portfolios: The Pacific Rim Emerging Markets Trust ("Pacific Rim Emerging Markets"), the Science & Technology Trust ("Science & Technology"), the International Small Cap Trust ("International Small Cap"), the Emerging Growth Trust ("Emerging Growth"), the Pilgrim Baxter Growth Trust ("Pilgrim Baxter Growth"), the Small/Mid Cap Trust ("Small/Mid Cap"), the International Stock Trust ("International Stock"), the Worldwide Growth Trust ("Worldwide Growth"), the Global Equity Trust ("Global Equity"), the Small Company Value Trust ("Small Company Value"), the Equity Trust ("Equity"), the Growth Trust ("Growth"), the Quantitative Equity Trust ("Quantitative Equity"), the Equity Index Trust ("Equity Index"), the Blue Chip Growth Trust ("Blue Chip Growth"), the Real Estate Securities Trust ("Real Estate Securities"), the Value Trust ("Value"), the International Growth and Income Trust ("International Growth and Income"), the Growth and Income Trust ("Growth and Income"), the Equity-Income Trust ("Equity-Income"), the Balanced Trust ("Balanced"), the Aggressive Asset Allocation Trust ("Aggressive Asset Allocation"), the Moderate Asset Allocation Trust ("Moderate Asset Allocation"), the Conservative Asset Allocation Trust ("Conservative Asset Allocation"), the High Yield Trust ("High Yield"), the Strategic Bond Trust ("Strategic Bond"), the Global Government Bond Trust ("Global Government Bond"), the Capital Growth Bond Trust ("Capital Growth Bond"), the Investment Quality Bond Trust ("Investment Quality Bond"), the U.S. Government Securities Trust ("U.S. Government Securities"), the Money Market Trust ("Money Market"), the Lifestyle Aggressive 1000 Trust ("Lifestyle Aggressive 1000"), the Lifestyle Growth 820 Trust ("Lifestyle Growth 820"), the Lifestyle Balanced 640 Trust ("Lifestyle Balanced 640"), the Lifestyle Moderate 460 Trust ("Lifestyle Moderate 460") and the Lifestyle Conservative 280 Trust ("Lifestyle Conservative 280"). Each of the Portfolios with the exception of Emerging Growth, Global Government Bond, Lifestyle Aggressive 1000, Lifestyle Growth 820, Lifestyle Balanced 640, Lifestyle Moderate 460 and Lifestyle Conservative 280 is diversified for purposes of the Investment Company Act of 1940, as amended.

Shares of the Portfolios are presently offered only to Separate Accounts A, B and C, separate accounts of The Manufacturers Life Insurance Company of North America ("MNA"), to Separate Account A, a separate account of The Manufacturers Life Insurance Company of New York ("MNY"), to Separate Accounts One, Two, Three, and Four, separate accounts of The Manufacturers Life Insurance Company of America ("Manulife America") and in the case of certain Portfolios, to unregistered separate accounts issued by The Manufacturers Life Insurance Company (U.S.A.) ("Manulife USA"). MNA is controlled by The Manufacturers Life Insurance Company ("Manulife"), a mutual life insurance company based in Toronto, Canada. MNY is a wholly-owned subsidiary of MNA. Manulife America and Manulife USA are wholly-owned subsidiaries of Manulife.

At December 31, 1997, Manulife America owned seed money shares in Pacific Rim Emerging Markets, International Stock, and Equity Index. Manulife USA owned seed money shares in Science & Technology, Pilgrim Baxter Growth, Worldwide Growth, Value and High Yield.

Manufacturers Securities Services, LLP ("MSS"), formerly NASL Financial Services, a wholly-owned subsidiary of MNA, serves as investment adviser for the Trust (See Note 6). MSS is also the principal underwriter of the variable contracts issued by MNA and MNY.

NAME CHANGE. Effective October 1, 1997, the Trustees, including a majority of Trustees who are not interested persons of the Trust, voted to approve a name change for the Trust from NASL Series Trust to Manufacturers Investment Trust.

NEW PORTFOLIOS. On January 1, 1997, Science & Technology, Pilgrim Baxter Growth, Worldwide Growth, Value and High Yield commenced operations. In addition, also effective January 1, 1997, Emerging Growth, International Stock and Balanced were reorganized whereby all assets and liabilities of these existing Portfolios were transferred to form new Portfolios of the Trust. Concurrent with this reorganization, the subadvisors to these Portfolios were changed. T. Rowe Price Associates, Inc. ("T. Rowe Price") is the subadviser to Science & Technology, Warburg Pincus Asset Management, Inc. ("Warburg Pincus") is the subadviser to Emerging Growth, Pilgrim Baxter & Associates ("PBHG") is the subadviser to Pilgrim Baxter Growth, Rowe Price-Fleming International, Inc. ("Price-Fleming") is the subadviser to International Stock, Founders Asset Management, Inc. ("Founders") is the subadviser to Worldwide Growth and Balanced and Miller Anderson & Sherrerd, LLP ("MAS") is the subadviser to Value and High Yield. On January 7, 1997, Lifestyle Aggressive 1000, Lifestyle Growth 820, Lifestyle Balanced 640, Lifestyle Moderate 460 and Lifestyle Conservative 280 commenced operations. Manufacturers Adviser Corporation ("MAC") is the subadviser to Lifestyle Aggressive 1000, Lifestyle Growth 820, Lifestyle Balanced 640, Lifestyle Moderate 460 and Lifestyle Conservative 280. Small Company Value, managed by Rosenberg Institutional Equity Management ("Rosenberg") commenced operations on October 1, 1997.

MANUFACTURERS INVESTMENT TRUST
NOTES TO FINANCIAL STATEMENTS - CONTINUED
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2. SIGNIFICANT ACCOUNTING POLICIES. The policies described below are followed by the Trust in the preparation of the financial statements.

SECURITY VALUATION. Securities held by Money Market and short term instruments with remaining maturities of 60 days or less held by the other Portfolios of the Trust are valued at amortized cost basis, which approximates market value. All other securities held by the Portfolios are valued at the last sale price as of the close of business on a principal securities exchange (domestic or foreign) or, lacking any sales, at the closing bid price. Securities traded only in the over-the-counter market are valued at the last bid price quoted by brokers making markets in the securities at the close of trading.

Portfolio securities for which there are no such quotations, principally debt securities, are valued on the basis of the valuation provided by a pricing service which utilizes both dealer-supplied and electronic data processing techniques. Other assets and securities for which no such quotations are readily available are valued at their fair value as determined in good faith under consistently applied procedures established by and under the general supervision of the Board of Trustees.

FOREIGN CURRENCY TRANSLATIONS. The accounting records of the Trust are maintained in U.S. dollars. Foreign currency amounts are translated into U.S. dollars on the following basis:

      (i) market value of securities, other assets and other liabilities at the current rate of exchange of such currencies against U.S. dollars; and

      (ii) purchases and sales of securities, income and expenses at the rate of exchange quoted on the respective dates of such transactions.

Gains and losses that arise from changes in foreign exchange rates have been segregated from gains and losses that arise from changes in the market prices of investments. These gains and losses are included with gains and losses on foreign currency and forward foreign currency contracts in the Statements of Operations.

FORWARD FOREIGN CURRENCY CONTRACTS. All portfolios with the exception of Equity Index, Real Estate Securities, Investment Quality Bond, U.S. Government Securities, Money Market, Lifestyle Aggressive 1000, Lifestyle Growth 820, Lifestyle Balanced 640, Lifestyle Moderate 460 and Lifestyle Conservative 280 may purchase and sell forward foreign currency contracts in order to hedge a specific transaction or portfolio position. Forward foreign currency contracts are valued at forward foreign currency exchange rates and marked to market daily.

The net U.S. dollar value of foreign currency underlying all contractual commitments held at the end of the period, the resulting net unrealized appreciation (depreciation) and related net receivable or payable amount are determined using forward foreign currency exchange rates supplied by a quotation service. The Portfolios could be exposed to risks if the counterparties to the contracts are unable to meet the terms of their contracts or if the value of the forward foreign currency contract changes unfavorably.

Net realized gains (losses) on foreign currency and forward foreign currency contracts shown in the Statements of Operations, include net gains or losses realized by a Portfolio on contracts which have matured or which the Portfolio has terminated by entering into an offsetting commitment with the same broker.

FUTURES. All Portfolios with the exception of Real Estate Securities, Investment Quality Bond, Money Market, Lifestyle Aggressive 1000, Lifestyle Growth 820, Lifestyle Balanced 640, Lifestyle Moderate 460 and Lifestyle Conservative 280 may purchase and sell financial futures contracts and options on those contracts. The Portfolios invest in contracts based on financial instruments such as U.S. Treasury Bonds or Notes or on securities indices such as the S&P 500 Index, in order to hedge against a decline in the value of securities owned by the Portfolios.

When a Portfolio sells a futures contract based on a financial instrument, the Portfolio becomes obligated to deliver that kind of instrument at an agreed upon date for a specified price. The Portfolio realizes a gain or loss depending on whether the price of an offsetting purchase is less or more than the price of the initial sale or on whether the price of an offsetting sale is more or less than the price of the initial purchase . The Portfolios could be exposed to risks if it could not close out futures positions because of an illiquid secondary market or the inability of counterparties to meet the terms of their contracts. Upon entering into futures contracts, the Portfolio is required to deposit with a broker an amount, initial margin, which typically represents 5% of the purchase price indicated in the futures contract.

Payments to and from the broker, known as variation margin, are required to be made on a daily basis as the price of the futures contract fluctuates, making the long or short positions in the contract more or less valuable. If the position is closed out by taking an opposite position prior to the settlement date of the futures contract, a final determination of variation margin is made, cash is required to be paid to or released by the broker, and the Portfolio realizes a gain or loss.

MANUFACTURERS INVESTMENT TRUST
NOTES TO FINANCIAL STATEMENTS - CONTINUED
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SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

The following is a summary of open futures contracts at December 31, 1997:

                                                     SALES OF FUTURES CONTRACTS                 PURCHASES OF FUTURES CONTRACTS
                                               ----------------------------------------    -----------------------------------------
                                               NUMBER         AGGREGATE                    NUMBER         AGGREGATE
                               EXPIRATION      OF OPEN      MARKET VALUE    UNREALIZED     OF OPEN      MARKET VALUE    UNREALIZED
                                  DATE         CONTRACTS    OF CONTRACTS       LOSS        CONTRACTS    OF CONTRACTS     GAIN/LOSS
                               ------------    ----------  ---------------- -----------    ----------  ---------------- ------------
EQUITY INDEX:
S&P 500 Futures..............   March 1998         --                --                        22           $5,385,050     $65,634

AGGRESSIVE ASSET ALLOCATION:
S&P 500 Futures..............   March 1998          6        $1,468,650      ($4,866)          --                   --
CAC 40 Futures...............   March 1998         --                --                         8      FRF   4,840,800     (20,976)
DAX 30 Futures...............   March 1998         --                --                         5      DEM   2,139,250      93,895
FTSE 100 Futures.............   March 1998         --                --                         5      P       647,875      80,141
NIKKEI 300 Futures...........   March 1998         --                --                        62      Y   147,126,000    (255,473)

MODERATE ASSET ALLOCATION:
S&P 500 Futures..............   March 1998         12         2,937,300       (9,732)          --                   --
CAC 40 Futures...............   March 1998         --                --                         4      FRF   2,420,400     (22,402)
DAX 30 Futures...............   March 1998         --                --                         2      DEM     855,700      82,968
FTSE 100 Futures.............   March 1998         --                --                         2      P       259,150      97,572
NIKKEI 300 Futures...........   March 1998         --                --                        27      Y    64,071,000    (173,312)

CONSERVATIVE ASSET ALLOCATION:
S&P 500 Futures..............   March 1998          2           469,550        1,772           --                   --

FORWARD COMMITMENTS. All Portfolios with the exception of Lifestyle Aggressive 1000, Lifestyle Growth 820, Lifestyle Balanced 640, Lifestyle Moderate 460 and Lifestyle Conservative 280 may purchase debt securities on a when issued or forward delivery basis, which means that the obligations will be delivered to the Portfolios of the Trust at a future date, which may be a month or more after the date of commitment. The price of the underlying securities and the date when the securities will be delivered and paid for are fixed at the time the transaction is negotiated. The value of the securities underlying a forward commitment to purchase securities, and the subsequent fluctuations in their value, are taken into account when determining the Portfolio's net asset value starting on the day the Portfolio agrees to purchase the securities. At December 31, 1997, forward commitments in Strategic Bond and U.S. Government Securities were valued at $41,146,842 and $38,478,410, respectively.

SECURITIES LENDING. All Portfolios with the exception of Lifestyle Aggressive 1000, Lifestyle Growth 820, Lifestyle Balanced 640, Lifestyle Moderate 460 and Lifestyle Conservative 280 may lend securities in amounts up to 33 1/3% of its total non-cash assets to brokers, dealers and other financial institutions, provided such loans are callable at any time and are at all times fully secured by cash, cash equivalents or securities issued or guaranteed by the U.S. government or its agencies or instrumentalities, marked to market to the value of the loaned securities on a daily basis. The Portfolios may bear the risk of delay in recovery of, or even of rights in, the securities loaned should the borrower of the securities fail financially. Consequently, loans of Portfolio securities will only be made to firms deemed by the subadvisers to be creditworthy. The Portfolios receive compensation for lending its securities either in the form of fees or by retaining a portion of interest on the investment of any cash received as collateral. Income generated from the investment of cash collateral is included as interest income in the Statement of Operations. All collateral received will be in an amount equal to at least 100% of the market value of the loaned securities and must be maintained at that level during the period of the loan. During the loan period, the Portfolio continues to retain rights of ownership, including dividends and interest of the loaned securities.

At December 31, 1997, the value of the securities loaned amounted to $1,490,350, $13,611,016, $9,824,123, $65,312,522, $37,541,612, $17,085,652, $4,883,669,
$50,105,089, $190,760,729, $18,482,172, $13,124,693, $3,863,859, $55,897,235,
$22,329,636, $12,321,889, $30,478,510, $75,229,383, $41,733,409, $10,738,299,
$23,947,743, $54,572,939, $4,850,423, $10,198,532, $73,906,137, $2,801,609,
$47,995,504 and $29,201,997 in Pacific Rim Emerging Markets, Science & Technology, International Small Cap, Emerging Growth, Small/Mid Cap, International Stock, Worldwide Growth, Global Equity, Equity, Growth, Quantitative Equity, Equity Index, Blue Chip Growth, Real Estate Securities, Value, International Growth and Income, Growth and Income, Equity-Income, Balanced, Aggressive Asset Allocation, Moderate Asset Allocation, Conservative Asset Allocation, High Yield, Strategic Bond, Capital Growth Bond, Investment Quality Bond and U.S. Government Securities, respectively.

MANUFACTURERS INVESTMENT TRUST
NOTES TO FINANCIAL STATEMENTS - CONTINUED
--------------------------------------------------------------------------------

SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

At December 31, 1997, the value of collateral amounted to $1,589,540, $14,020,686, $10,214,498, $66,418,106, $38,431,346, $17,946,172, $5,032,012,
$53,383,326, $194,776,908, $19,081,662, $13,357,643, $3,954,637, $56,669,960,
$23,007,430, $12,675,676, $32,349,003, $77,127,781, $42,557,216, $10,920,106,
$24,716,245, $56,027,675, $5,035,515, $10,489,036, $75,776,050, $2,860,600,
$48,836,383 and $29,590,565 in Pacific Rim Emerging Markets, Science & Technology, International Small Cap, Emerging Growth, Small/Mid Cap, International Stock, Worldwide Growth, Global Equity, Equity, Growth, Quantitative Equity, Equity Index, Blue Chip Growth, Real Estate Securities, Value, International Growth and Income, Growth and Income, Equity-Income, Balanced, Aggressive Asset Allocation, Moderate Asset Allocation, Conservative Asset Allocation, High Yield, Strategic Bond, Capital Growth Bond, Investment Quality Bond and U.S. Government Securities, respectively.

MORTGAGE DOLLAR ROLLS. Strategic Bond and U.S. Government Securities may enter into mortgage dollar rolls in which they sell mortgage securities for delivery currently and simultaneously contract to repurchase similar, but not identical, securities at the same price on an agreed upon date. The Portfolios receive compensation as consideration for entering into the commitment to repurchase. The compensation is recorded as deferred income and amortized to income over the roll period. As the holder, the counterparty receives all principal and interest payments, including prepayments, made with respect to the similar security. Mortgage dollar rolls may be renewed with a new sale and repurchase price with a cash settlement made at renewal without physical delivery of the securities subject to the contract.

ORGANIZATION COSTS. Costs incurred by a Portfolio in connection with its organization, initial registration and public offering of shares are being amortized on a straight-line basis for International Growth and Income, Equity-Income and Strategic Bond over a five-year period beginning with the commencement of operations of each Portfolio.

FEDERAL INCOME TAXES. The Trust's and Portfolios policy is to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended, and to distribute all of its taxable income to its shareholders. Accordingly, no federal income tax provision is required. Each Portfolio of the Trust is treated as a separate taxpayer for federal income tax purposes.

DISTRIBUTION OF INCOME AND GAINS. All of the net investment income of Money Market, Lifestyle Balanced 640, Lifestyle Moderate 460 and Lifestyle Conservative 280 is declared as a dividend to shareholders of record as of the close of business each day and is reinvested daily. During any particular year, net realized gains from investment transactions of each Portfolio, in excess of available capital loss carryforwards of each Portfolio would be taxable to such Portfolio if not distributed. Therefore, each Portfolio of the Trust intends to distribute all of its investment company taxable income and any net realized capital gains in order to avoid federal income tax. The Portfolios' distributions are based on income amounts determined in accordance with federal income tax regulations. The character of distributions made during the year from net investment income and net realized gains may differ for tax purposes due to various differences in recording net investment income and realized gains for financial statement and tax purposes.

EXPENSE ALLOCATION. Expenses not directly attributable to a particular Portfolio are allocated based on the relative share of net assets of each Portfolio at the time the expense was incurred, except as discussed in footnote 5.

REPURCHASE AGREEMENTS. Each Portfolio of the Trust may enter into repurchase agreements. When a Portfolio enters into a repurchase agreement through its custodian, it receives delivery of securities, the amount of which at the time of purchase and each subsequent business day is required to be maintained at such a level that the market value is 102% of the repurchase amount. Each Portfolio will take constructive receipt of all securities underlying the repurchase agreements it has entered into until such agreements expire. If the seller defaults, a Portfolio would suffer a loss to the extent that proceeds from the sale of underlying securities were less than the repurchase amount.

CAPITAL ACCOUNTS. The Portfolios report the undistributed net investment income and accumulated undistributed net realized gain (loss) accounts on a basis approximating amounts available for future tax distributions (or to offset future taxable realized gains when a capital loss carryforward is available). Accordingly, each Portfolio of the Trust may periodically make reclassifications among certain capital accounts without impacting its net asset value.

OTHER. Investment security transactions are accounted for on the trade date. Interest income is accrued as earned. Dividend income and distributions to shareholders are recorded on the ex-dividend date. Foreign dividends are recorded on the ex-date or as soon after the ex-date that the Portfolio is aware of such dividends, net of all taxes. All original issue discounts are accreted for financial and tax reporting purposes. The Portfolios use the First In, First Out method for determining realized gain or loss on investments for both financial and federal income tax reporting purposes. The preparation of financial statements in conformity with Generally Accepted Accounting Principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results may differ from these estimates.

MANUFACTURERS INVESTMENT TRUST
NOTES TO FINANCIAL STATEMENTS - CONTINUED
--------------------------------------------------------------------------------

3. CAPITAL LOSS CARRYFORWARDS. At
December 31, 1997, capital loss carryforwards available to offset future realized gains were approximately:

                                                                              CAPITAL LOSS CARRYFORWARD
                                                                                   EXPIRATION YEAR
                                                    -------------------------------------------------------------------------------
   PORTFOLIO                                            2002                  2003                  2004                  2005
------------------                                  -------------         -------------         -------------         -------------
International Small Cap.....................               --                  --                 $426,000            $3,982,000
Pilgrim Baxter Growth.......................               --                  --                       --             4,038,000
Small/Mid Cap...............................               --                  --                1,180,000                    --
Small Company Value.........................               --                  --                       --               732,000
Capital Growth Bond.........................         $644,000                  --                  213,000                    --
Investment Quality Bond.....................        3,114,000                  --                       --                    --
U.S. Government Securities..................        2,529,000                  --                       --               867,000

4. CAPITAL SHARES. Share activity for the Trust for the year ended December 31, 1997 was as follows:

                                                               SHARES                       CAPITAL
                                                         --------------------         --------------------
PACIFIC RIM EMERGING MARKETS
Sold........................................                  3,400,497                   $32,539,805
Reinvestment of distributions...............                     10,109                        72,382
Redeemed....................................                 (2,213,030)                  (20,978,785)
                                                              ---------                   -----------
  Net increase..............................                  1,197,576                   $11,633,402
                                                              =========                   ===========

SCIENCE & TECHNOLOGY
Sold........................................                  5,455,276                   $76,940,278
Reinvestment of distributions...............                     77,906                     1,061,075
Redeemed....................................                   (589,036)                   (7,987,153)
                                                              ---------                   -----------
  Net increase..............................                  4,944,146                   $70,014,200
                                                              =========                   ===========

INTERNATIONAL SMALL CAP
Sold........................................                  6,033,997                   $84,497,104
Reinvestment of distributions...............                      4,164                        56,628
Redeemed....................................                 (3,804,258)                  (53,399,946)
                                                              ---------                   -----------
  Net increase..............................                  2,233,903                   $31,153,786
                                                              =========                   ===========

EMERGING GROWTH
Sold........................................                  4,278,426                   $94,741,094
Redeemed....................................                 (2,147,743)                  (46,889,392)
Issued in connection with asset transfer....                  9,296,125                   191,511,608
                                                              ---------                  ------------
  Net increase..............................                  7,426,808                  $239,363,310
                                                              =========                  ============

PILGRIM BAXTER GROWTH
Sold........................................                  8,406,519                  $102,216,243
Redeemed....................................                   (939,814)                  (11,334,741)
                                                              ---------                  ------------
  Net increase..............................                  7,466,705                  $ 90,881,502
                                                              =========                  ============

SMALL/MID CAP
Sold........................................                  7,383,392                  $110,225,373
Redeemed....................................                 (3,131,150)                  (45,151,663)
                                                              ---------                  ------------
  Net increase..............................                  4,252,242                  $ 65,073,710
                                                              =========                  ============

INTERNATIONAL STOCK
Sold........................................                 11,384,468                  $136,647,399
Reinvestment of distributions...............                    173,235                     1,987,010
Redeemed....................................                 (1,787,295)                  (21,507,311)
Issued in connection with asset transfer....                  2,890,613                    33,142,921
                                                             ----------                  ------------
  Net increase..............................                 12,661,021                  $150,270,019
                                                             ==========                  ============

MANUFACTURERS INVESTMENT TRUST
NOTES TO FINANCIAL STATEMENTS - CONTINUED
--------------------------------------------------------------------------------

CAPITAL SHARES, CONTINUED

                                                               SHARES                       CAPITAL
                                                         --------------------         --------------------
WORLDWIDE GROWTH
Sold........................................                  1,787,771                   $24,432,259
Reinvestment of distributions...............                     14,864                       208,696
Redeemed....................................                    (74,857)                   (1,054,633)
                                                              ---------                   -----------
  Net increase..............................                  1,727,778                   $23,586,322
                                                              =========                   ===========

GLOBAL EQUITY
Sold........................................                  5,372,811                   $98,427,703
Reinvestment of distributions...............                  4,509,999                    72,926,679
Redeemed....................................                 (5,809,552)                 (107,408,865)
                                                              ---------                   -----------
  Net increase..............................                  4,073,258                   $63,945,517
                                                              =========                   ===========

SMALL COMPANY VALUE
Sold........................................                  5,662,330                   $69,557,589
Redeemed....................................                    (44,312)                     (530,637)
                                                              ---------                   -----------
  Net increase..............................                  5,618,018                   $69,026,952
                                                              =========                   ===========

EQUITY
Sold........................................                  8,030,182                  $168,965,845
Reinvestment of distributions...............                 14,581,215                   258,233,327
Redeemed....................................                (11,346,571)                 (237,282,560)
                                                             ----------                  ------------
  Net increase..............................                 11,264,826                  $189,916,612
                                                             ==========                  ============

GROWTH
Sold........................................                  6,715,373                  $108,024,505
Reinvestment of distributions...............                        163                         2,287
Redeemed....................................                 (1,124,814)                  (18,038,803)
                                                              ---------                  ------------
  Net increase..............................                  5,590,722                  $ 89,987,989
                                                              =========                  ============

QUANTITATIVE EQUITY
Sold........................................                  3,133,709                   $64,485,410
Redeemed....................................                   (989,855)                  (21,111,223)
                                                              ---------                   -----------
  Net increase..............................                  2,143,854                   $43,374,187
                                                              =========                   ===========

EQUITY INDEX
Sold........................................                  1,943,741                   $24,678,547
Reinvestment of distributions...............                    272,281                     3,398,067
Redeemed....................................                   (778,770)                   (9,819,130)
                                                              ---------                   -----------
  Net increase..............................                  1,437,252                   $18,257,484
                                                              =========                   ===========

BLUE CHIP GROWTH
Sold........................................                 16,962,808                  $238,884,781
Reinvestment of distributions...............                  6,465,537                    77,457,126
Redeemed....................................                 (5,697,993)                  (81,597,829)
                                                             ----------                  ------------
  Net increase..............................                 17,730,352                  $234,744,078
                                                             ==========                  ============

REAL ESTATE SECURITIES
Sold........................................                  4,924,515                   $88,035,372
Redeemed....................................                 (1,362,424)                  (25,747,943)
                                                              ---------                   -----------
  Net increase..............................                  3,562,091                   $62,287,429
                                                              =========                   ===========

VALUE
Sold........................................                 10,980,659                  $159,142,076
Reinvestment of distributions...............                    299,130                     4,427,125
Redeemed....................................                 (1,509,501)                  (23,618,997)
                                                              ---------                  ------------
  Net increase..............................                  9,770,288                  $139,950,204
                                                              =========                  ============

MANUFACTURERS INVESTMENT TRUST
NOTES TO FINANCIAL STATEMENTS - CONTINUED
--------------------------------------------------------------------------------

CAPITAL SHARES, CONTINUED

                                                               SHARES                       CAPITAL
                                                         --------------------         --------------------
INTERNATIONAL GROWTH AND INCOME
Sold........................................                 10,352,348                  $117,674,886
Reinvestment of distributions...............                  1,115,731                    11,982,954
Redeemed....................................                 (9,013,183)                 (102,808,661)
                                                              ---------                  ------------
  Net increase..............................                  2,454,896                  $ 26,849,179
                                                              =========                  ============

GROWTH AND INCOME
Sold........................................                 12,971,288                  $281,085,010
Reinvestment of distributions...............                  4,267,736                    79,422,565
Redeemed....................................                 (3,367,863)                  (72,232,962)
                                                             ----------                  ------------
  Net increase..............................                 13,871,161                  $288,274,613
                                                             ==========                  ============

EQUITY-INCOME
Sold........................................                 13,837,627                  $218,464,961
Reinvestment of distributions...............                  6,521,913                    89,480,654
Redeemed....................................                 (4,638,631)                  (74,332,261)
                                                             ----------                  ------------
  Net increase..............................                 15,720,909                  $233,613,354
                                                             ==========                  ============

BALANCED
Sold........................................                  2,059,156                   $36,894,383
Redeemed....................................                 (1,116,401)                  (20,068,809)
Issued in connection with asset transfer....                  8,216,455                   134,806,542
                                                              ---------                  ------------
  Net increase..............................                  9,159,210                  $151,632,116
                                                              =========                  ============

AGGRESSIVE ASSET ALLOCATION
Sold........................................                    679,646                    $9,394,223
Reinvestment of distributions...............                  1,870,946                    22,526,197
Redeemed....................................                 (2,451,432)                  (33,450,747)
                                                              ---------                    ----------
  Net increase (decrease)...................                     99,160                   ($1,530,327)
                                                              =========                    ==========

MODERATE ASSET ALLOCATION
Sold........................................                    860,403                   $10,390,694
Reinvestment of distributions...............                  5,474,371                    61,148,726
Redeemed....................................                 (9,320,339)                 (116,158,813)
                                                              ---------                   -----------
  Net decrease..............................                 (2,985,565)                 ($44,619,393)
                                                              =========                   ===========

CONSERVATIVE ASSET ALLOCATION
Sold........................................                  1,076,901                   $12,425,189
Reinvestment of distributions...............                  1,713,268                    18,160,638
Redeemed....................................                 (3,356,484)                  (38,387,124)
                                                              ---------                    ----------
  Net decrease..............................                   (566,315)                  ($7,801,297)
                                                              =========                    ==========

HIGH YIELD
Sold........................................                  7,004,304                   $93,538,496
Reinvestment of distributions...............                    254,582                     3,452,134
Redeemed....................................                   (417,477)                   (5,560,458)
                                                              ---------                   -----------
  Net increase..............................                  6,841,409                   $91,430,172
                                                              =========                   ===========

STRATEGIC BOND
Sold........................................                 12,161,795                  $145,357,240
Reinvestment of distributions...............                  1,453,112                    16,245,787
Redeemed....................................                 (2,607,070)                  (31,110,681)
                                                             ----------                  ------------
  Net increase..............................                 11,007,837                  $130,492,346
                                                             ==========                  ============

MANUFACTURERS INVESTMENT TRUST
NOTES TO FINANCIAL STATEMENTS - CONTINUED
--------------------------------------------------------------------------------

CAPITAL SHARES, CONTINUED

                                                               SHARES                       CAPITAL
                                                         --------------------         --------------------
GLOBAL GOVERNMENT BOND
Sold........................................                    445,962                    $6,317,050
Reinvestment of distributions...............                  1,530,040                    20,181,238
Redeemed....................................                 (3,299,413)                  (45,957,392)
                                                              ---------                   -----------
  Net increase..............................                 (1,323,411)                 ($19,459,104)
                                                              =========                   ===========

CAPITAL GROWTH BOND
Sold........................................                  1,100,955                   $12,419,231
Redeemed....................................                   (708,093)                   (7,959,276)
                                                                -------                   -----------
  Net increase..............................                    392,862                   $ 4,459,955
                                                                =======                   ===========

INVESTMENT QUALITY BOND
Sold........................................                  3,757,805                   $44,037,489
Reinvestment of distributions...............                    944,301                    10,368,425
Redeemed....................................                 (2,019,021)                  (23,604,392)
                                                              ---------                   -----------
  Net increase..............................                  2,683,085                   $30,801,522
                                                              =========                   ===========

U.S. GOVERNMENT SECURITIES
Sold........................................                  6,194,421                   $81,409,947
Reinvestment of distributions...............                  1,050,320                    13,118,502
Redeemed....................................                 (3,945,265)                  (51,864,571)
                                                              ---------                   -----------
  Net increase..............................                  3,299,476                   $42,663,878
                                                              =========                   ===========

MONEY MARKET
Sold........................................                 72,701,409                  $727,014,088
Reinvestment of distributions...............                  2,149,753                    21,497,529
Redeemed....................................                (67,236,388)                 (672,363,876)
                                                             ----------                  ------------
  Net increase..............................                  7,614,774                  $ 76,147,741
                                                             ==========                  ============

LIFESTYLE AGGRESSIVE 1000
Sold........................................                  3,820,037                   $49,636,650
Reinvestment of distributions...............                     22,372                       275,584
Redeemed....................................                   (197,797)                   (2,564,164)
                                                              ---------                   -----------
  Net increase..............................                  3,644,612                   $47,348,070
                                                              =========                   ===========

LIFESTYLE GROWTH 820
Sold........................................                 15,722,003                  $208,934,467
Reinvestment of distributions...............                    172,185                     2,262,295
Redeemed....................................                   (126,294)                   (1,693,725)
                                                             ----------                  ------------
  Net increase..............................                 15,767,894                  $209,503,037
                                                             ==========                  ============

LIFESTYLE BALANCED 640
Sold........................................                 13,728,402                  $180,016,438
Reinvestment of distributions...............                    190,251                     2,442,732
Redeemed....................................                   (151,558)                   (1,962,700)
                                                             ----------                  ------------
  Net increase..............................                 13,767,095                  $180,496,470
                                                             ==========                  ============

LIFESTYLE MODERATE 460
Sold........................................                  3,978,329                   $51,517,510
Reinvestment of distributions...............                     65,379                       833,933
Redeemed....................................                    (92,432)                   (1,211,121)
                                                              ---------                   -----------
  Net increase..............................                  3,951,276                   $51,140,322
                                                              =========                   ===========

MANUFACTURERS INVESTMENT TRUST
NOTES TO FINANCIAL STATEMENTS - CONTINUED
--------------------------------------------------------------------------------

CAPITAL SHARES, CONTINUED

                                                               SHARES                       CAPITAL
                                                         --------------------         --------------------
LIFESTYLE CONSERVATIVE 280
Sold........................................                  1,519,237                   $19,198,138
Reinvestment of distributions...............                     25,234                       308,024
Redeemed....................................                    (26,947)                     (342,717)
                                                              ---------                   -----------
  Net increase..............................                  1,517,524                   $19,163,445
                                                              =========                   ===========

5. PURCHASES AND SALES OF SECURITIES. The following summarizes the securities transactions (except for short-term investments) for the Portfolios (with the exception of Money Market) for the year ended December 31, 1997:

                                                         PURCHASES                                       SALES
                                           --------------------------------------        ---------------------------------------
    PORTFOLIO                              U.S. GOVERNMENT        OTHER ISSUES            U.S. GOVERNMENT        OTHER ISSUES
    -----------                            -----------------    -----------------         -----------------    -----------------
Pacific Rim Emerging Markets........                 --           $20,573,217                      --           $13,802,893
Science & Technology................                 --           101,895,920                      --            39,275,981
International Small Cap.............                 --            86,703,231                      --            69,086,144
Emerging Growth.....................                 --           368,191,802                      --           231,329,283
Pilgrim Baxter Growth...............                 --           117,930,914                      --            29,135,551
Small/Mid Cap.......................                 --           347,757,745                      --           299,724,666
International Stock.................                 --           139,940,638                      --            32,114,037
Worldwide Growth....................                 --            26,288,767                      --             8,116,100
Global Equity.......................                 --           282,732,746                      --           259,726,754
Small Company Value*................                 --            79,902,241                      --            11,587,359
Equity..............................                 --         3,088,809,325                      --         3,154,584,852
Growth..............................                 --           236,264,860                      --           165,112,426
Quantitative Equity.................                 --           178,450,940                      --           139,002,323
Equity Index........................                 --            21,358,532                      --               458,718
Blue Chip Growth....................                 --           335,112,351                      --           186,132,772
Real Estate Securities..............                 --           243,779,445                      --           173,099,465
Value...............................                 --           146,863,079                      --            25,885,501
International Growth and Income.....                 --           335,579,590                      --           309,113,646
Growth and Income...................                 --           633,517,513                      --           442,181,054
Equity-Income.......................                 --           320,249,766                      --           171,721,637
Balanced............................        $75,034,928           263,596,684             $31,352,131           286,189,838
Aggressive Asset Allocation.........         26,465,619           175,231,873              43,929,378           220,791,841
Moderate Asset Allocation...........        107,248,551           343,653,109             200,040,761           342,481,720
Conservative Asset Allocation.......         98,929,063            58,847,589             120,347,928            57,030,314
High Yield..........................          1,773,059           107,985,909                      --            29,037,823
Strategic Bond......................        129,480,684           312,031,113             119,284,520           232,661,015
Global Government Bond..............         56,809,087           284,398,811              70,922,246           286,916,127
Capital Growth Bond.................         13,745,096            21,934,779              11,993,554            20,067,514
Investment Quality Bond.............         46,829,582            54,827,292              15,575,007            58,103,122
U.S. Government Securities..........        244,784,871                    --             204,671,603               369,145
Lifestyle Aggressive 1000**.........                 --            62,984,819                      --            15,639,396
Lifestyle Growth 820**..............                 --           257,374,971                      --            47,872,642
Lifestyle Balanced 640**............                 --           216,576,563                      --            36,081,916
Lifestyle Moderate 460**............                 --            59,019,893                      --             7,879,572
Lifestyle Conservative 280**........                 --            22,418,452                      --             3,255,008

* For the period October 1, 1997 (commencement of operations) to December 31, 1997.

** For the period January 7, 1997 (commencement of operations) to December 31, 1997.

Purchases and sales for Money Market for the year ended December 31, 1997 were $4,880,797,613 and $4,813,287,167, respectively.

MANUFACTURERS INVESTMENT TRUST
NOTES TO FINANCIAL STATEMENTS - CONTINUED
--------------------------------------------------------------------------------

PURCHASES AND SALES OF SECURITIES - CONTINUED

At December 31, 1997, tax basis net unrealized appreciation (depreciation) was equal to the aggregate gross unrealized appreciation for all securities in which there was an excess of market value over tax cost and aggregate gross unrealized depreciation for all securities in which there was an excess of tax cost over market value as follows:

                                                                   TAX BASIS NET
                                                                     UNREALIZED            TAX BASIS              TAX BASIS
                                               TAX BASIS            APPRECIATION           UNREALIZED            UNREALIZED
  PORTFOLIO                                       COST             (DEPRECIATION)         APPRECIATION          DEPRECIATION
  ---------                               -------------------   -------------------   -------------------   --------------------

Pacific Rim Emerging Markets........           $33,383,480           ($9,069,834)          $1,183,498           $10,253,332
Science & Technology................            83,537,990            (1,920,249)           3,967,267             5,887,516
International Small Cap.............           126,462,919             8,534,528           15,138,686             6,604,158
Emerging Growth.....................           300,986,226            43,005,707           53,590,157            10,584,450
Pilgrim Baxter Growth...............            89,635,688             6,713,161           10,208,280             3,495,119
Small/Mid Cap ......................           280,266,098            32,753,291           37,259,251             4,505,960
International Stock.................           161,606,048            (1,386,831)           9,773,713            11,160,544
Worldwide Growth....................            28,884,047               725,778            1,332,724               606,946
Global Equity.......................           782,022,128           136,928,506          169,929,345            33,000,839
Small Company Value.................            70,784,833            (1,259,823)           2,876,539             4,136,362
Equity..............................         1,630,273,388            65,812,322          134,323,289            68,510,967
Growth..............................           173,088,662            13,654,143           16,173,488             2,519,345
Quantitative Equity.................           161,513,612            18,922,413           24,156,609             5,234,196
Equity Index........................            30,402,696               315,177            1,066,635               751,458
Blue Chip Growth....................           612,382,133           153,247,140          159,795,129             6,547,989
Real Estate Securities..............           170,736,929            13,698,732           14,352,799               654,067
Value...............................           154,129,921             4,884,252            9,046,237             4,161,985
International Growth and Income.....           231,976,641            (4,401,576)          14,452,390            18,853,966
Growth and Income...................         1,199,957,742           467,129,902          482,483,178            15,353,276
Equity-Income.......................           812,757,137           168,355,434          175,693,764             7,338,330
Balanced............................           172,912,191            10,824,779           13,196,749             2,371,970
Aggressive Asset Allocation.........           223,567,651            41,616,665           49,272,219             7,655,554
Moderate Asset Allocation...........           583,282,558            79,849,442           94,061,869            14,212,427
Conservative Asset Allocation.......           196,302,399            14,580,242           17,170,147             2,589,905
High Yield..........................           104,007,991               974,056            2,304,481             1,330,425
Strategic Bond......................           467,644,287             7,995,471           11,911,148             3,915,677
Global Government Bond..............           209,064,456            (1,084,767)           3,636,611             4,721,378
Capital Growth Bond.................            54,473,178             1,690,901            1,734,452                43,551
Investment Quality Bond.............           230,285,316             3,710,810            4,925,602             1,214,792
U.S. Government Securities..........           312,020,963             3,557,968            3,727,163               169,195
Lifestyle Aggressive 1000...........            48,920,775               181,105            1,055,395               874,290
Lifestyle Growth 820................           215,049,293             2,107,654            5,683,430             3,575,776
Lifestyle Balanced 640..............           183,242,041             3,409,438            5,312,971             1,903,533
Lifestyle Moderate 460..............            51,512,291             1,233,338            1,561,982               328,644
Lifestyle Conservative 280..........            19,298,855               451,164              451,164                    --

MANUFACTURERS INVESTMENT TRUST
NOTES TO FINANCIAL STATEMENTS - CONTINUED
--------------------------------------------------------------------------------

6. INVESTMENT ADVISORY AGREEMENTS. Effective March 20, 1987, the Trust entered into an Investment Advisory Agreement with MSS (the "Adviser"), a wholly-owned subsidiary of MNA and the principal underwriter of the variable annuity contracts issued by MNA and MNY. The Adviser is responsible for managing the corporate and business affairs of the Trust and for selecting and compensating subadvisers to handle the investment and reinvestment of the assets of each Portfolio of the Trust, subject to the supervision of the Trust's Board of Trustees. As compensation for its services, the Adviser receives an advisory fee from the Trust based on the average daily net assets of each Portfolio, except for the Lifestyle Trusts for which the Adviser makes no charge. Advisory fees charged to each Portfolio were as follows:

  PORTFOLIO                                                             FEE
----------------                                                   -------------
Pacific Rim Emerging Markets......................                    .850%
Science & Technology..............................                   1.100%
International Small Cap...........................                   1.100%
Emerging Growth...................................                   1.050%
Pilgrim Baxter Growth.............................                   1.050%
Small/Mid Cap.....................................                   1.000%
International Stock...............................                   1.050%
Worldwide Growth..................................                   1.000%
Global Equity.....................................                    .900%
Small Company Value(1)............................                   1.050%
Equity............................................                    .750%
Growth............................................                    .850%
Quantitative Equity...............................                    .700%*
Equity Index......................................                    .250%
Blue Chip Growth..................................                    .925%
Real Estate Securities............................                    .700%*
Value.............................................                    .800%
International Growth and Income...................                    .950%
Growth and Income.................................                    .750%
Equity-Income.....................................                    .800%
Balanced..........................................                    .800%
Aggressive Asset Allocation.......................                    .750%
Moderate Asset Allocation.........................                    .750%
Conservative Asset Allocation.....................                    .750%
High Yield........................................                    .775%
Strategic Bond....................................                    .775%
Global Government Bond............................                    .800%
Capital Growth Bond...............................                    .650%*
Investment Quality Bond...........................                    .650%
U.S. Government Securities........................                    .650%
Money Market......................................                    .500%

(1) For the period October 1, 1997 (commencement of operations) to December 31, 1997.

* Because of the special one year expense limitation described below, total fees including advisory fees did not exceed 0.50%.

For the year ended December 31, 1997, the Adviser paid aggregate subadvisory fees of $26,369,969 and retained net investment advisory fees after payment of subadvisory fees of $44,607,679, allocated among the portfolios as follows:

                                                                    % OF AVERAGE                                % OF AVERAGE
                                                 FEE             ANNUAL NET ASSETS            FEE                ANNUAL NET
                                               PAID TO                PAID TO               RETAINED           ASSETS RETAINED
PORTFOLIO                                     SUBADVISER             SUBADVISER            BY ADVISER            BY ADVISER
------------                              -------------------    -------------------   -------------------    ------------------
Pacific Rim Emerging Markets........          $107,828                .400%                $121,307                 .450%
Science & Technology................           201,450                .600%                 167,874                 .500%
International Small Cap.............           760,136                .620%                 587,572                 .480%
Emerging Growth.....................         1,221,387                .550%               1,110,352                 .500%
Pilgrim Baxter Growth...............           286,942                .600%                 215,207                 .450%
Small/Mid Cap.......................         1,078,894                .500%               1,066,433                 .500%
International Stock.................           487,128                .590%                 373,528                 .460%

MANUFACTURERS INVESTMENT TRUST
NOTES TO FINANCIAL STATEMENTS - CONTINUED
--------------------------------------------------------------------------------

INVESTMENT ADVISORY AGREEMENTS, CONTINUED

                                                 FEE              % OF NET ASSETS             FEE              % OF NET ASSETS
                                               PAID TO                PAID TO               RETAINED              RETAINED
PORTFOLIO                                     SUBADVISER             SUBADVISER            BY ADVISER            BY ADVISER
------------                              -------------------    -------------------   -------------------    ------------------
Worldwide Growth....................           $74,971                .600%                 $49,981                 .400%
Global Equity.......................         3,045,314                .380%               4,210,940                 .520%
Small Company Value(1)..............            76,634                .600%                  58,054                 .450%
Equity..............................         3,354,190                .240%               7,349,021                 .510%
Growth..............................           495,015                .450%                 440,014                 .400%
Quantitative Equity.................           318,784                .240%                 595,212                 .460%
Equity Index........................            16,885                .100%                  25,327                 .150%
Blue Chip Growth....................         2,298,963                .412%               2,857,045                 .513%
Real Estate Securities..............           292,169                .250%                 539,022                 .450%
Value...............................           233,286                .360%                 290,160                 .440%
International Growth and Income.....           951,446                .460%               1,014,453                 .490%
Growth and Income...................         2,507,394                .190%               7,530,243                 .560%
Equity-Income.......................         1,785,490                .230%               4,356,469                 .570%
Balanced............................           537,310                .340%                 723,760                 .460%
Aggressive Asset Allocation.........           831,665                .350%                 934,997                 .400%
Moderate Asset Allocation...........         1,722,433                .280%               2,861,688                 .470%
Conservative Asset Allocation.......           631,791                .310%                 889,256                 .440%
High Yield..........................           138,181                .341%                 176,192                 .434%
Strategic Bond......................           847,735                .293%               1,392,743                 .482%
Global Government Bond..............           801,544                .350%               1,035,907                 .450%
Capital Growth Bond.................           109,281                .220%                 206,420                 .430%
Investment Quality Bond.............           362,694                .230%                 685,088                 .420%
U.S. Government Securities..........           473,424                .220%                 928,144                 .430%
Money Market........................           319,605                .075%               1,815,270                 .425%

(1) For the period October 1, 1997 (commencement of operations) to December 31, 1997.

Of the total retained by the Adviser, $2,631,602 was paid to Manulife America and $104 was paid to Manulife USA.

EXPENSE REIMBURSEMENT. Pursuant to the Advisory Agreement, the Adviser reimburses the Trust for expenses (excluding advisory fees, taxes, portfolio brokerage commissions and interest) incurred in excess, on an annualized basis, of 0.15% of the average daily net assets of Equity Index, 0.50% of the average daily net assets of Science & Technology, Emerging Growth, Pilgrim Baxter Growth, Small/Mid Cap, Growth, Equity, Quantitative Equity, Blue Chip Growth, Real Estate Securities, Value, Growth and Income, Equity-Income, Balanced, Aggressive Asset Allocation, Moderate Asset Allocation, Conservative Asset Allocation, High Yield, Strategic Bond, Capital Growth Bond, Investment Quality Bond, U.S. Government Securities, Money Market, Lifestyle Aggressive 1000, Lifestyle Growth 820, Lifestyle Balanced 640, Lifestyle Moderate 460 and Lifestyle Conservative 280 and 0.75% of the average daily net assets of Pacific Rim Emerging Markets, International Small Cap, International Stock, Worldwide Growth, Global Equity, International Growth and Income and Global Government Bond. For the limited period of one year ended December 31, 1997, the expense limitation applicable to Quantitative Equity, Real Estate Securities and Capital Growth Bond included all expenses of such portfolios, so that their total expenses for the year, including advisory fees, did not exceed 0.50%. In addition, in the case of the Lifestyle Trusts, the Adviser has agreed to pay the expenses of the Lifestyle Trusts (other than the expenses of the underlying Portfolios) for a period of one year commencing January 1, 1997. After this one year period, this expense reimbursement may be terminated at any time. For the year ended December 31, 1997, the Adviser reimbursed Equity Index, Quantitative Equity, Real Estate Securities, Capital Growth Bond, Lifestyle Aggressive 1000, Lifestyle Growth 820, Lifestyle Balanced 640, Lifestyle Moderate 460 and Lifestyle Conservative 280 the amounts of $28,392, $347,760, $316,025, $110,604,
$5,627, $24,484, $19,564, $5,579 and $2,031 respectively, for expenses incurred in excess of the applicable limitations.

7. TRUSTEES' FEES. The Trust pays each Trustee who is not an employee or director of the Adviser or its affiliates a fee of $7,500 plus travel expenses for each Board of Trustees meeting attended. The Trust also pays each Trustee who is not an employee of the Adviser or its affiliates an annual retainer of $30,000.

MANUFACTURERS INVESTMENT TRUST
NOTES TO FINANCIAL STATEMENTS - CONTINUED
--------------------------------------------------------------------------------

8. COMMITMENTS. At December 31, 1997, International Small Cap, International Stock, Global Equity, International Growth and Income, Balanced, Aggressive Asset Allocation, Moderate Asset Allocation, Conservative Asset Allocation, High Yield, Strategic Bond and Global Government Bond had entered into forward foreign currency contracts which contractually obligate the Portfolio to deliver currencies at future dates. Open sale and purchase contracts at December 31, 1997 were as follows:

                                                                                                                     NET
                                                                                                                  UNREALIZED
                                         CONTRACTS            IN EXCHANGE      SETTLEMENT                        APPRECIATION
                                        TO DELIVER                FOR             DATE             VALUE        (DEPRECIATION)
                                        ------------         --------------   --------------   --------------  -----------------
INTERNATIONAL SMALL CAP:
PURCHASES                                  $233,378    DEM        411,724        1/02/98           $228,869          ($4,509)
                                            197,683    DEM        351,678        1/05/98            195,491           (2,192)
                                              8,268    NLG         16,561        1/05/98              8,167             (101)
                                           --------                                                --------           ------
                                           $439,330                                                $432,527          ($6,802)
                                           ========                                                ========           ======

INTERNATIONAL STOCK:
SALES
   Japanese Yen..................            59,075                  $455        1/05/98               $452               $3
   New Zealand Dollar............             4,095                 2,382        1/05/98              2,378                4
                                                                  -------                           -------              ---
                                                                   $2,837                            $2,830               $7
                                                                   ======                            ======               ==

GLOBAL EQUITY:
SALES
   Great British Pound...........        32,400,000           $52,882,650       12/16/98        $52,402,510         $480,140
   Netherlands Guilder...........        63,000,000            30,616,708       12/16/98         31,175,386         (558,678)
                                                              -----------                       -----------          -------
     .                                                        $83,499,358                       $83,577,896         ($78,538)
                                                              ===========                       ===========          -------

PURCHASES                                  $202,536    ITL    356,767,585        1/05/98           $201,677            ($859)
                                            221,232    NZD        379,342        1/05/98            220,265             (967)
                                           --------                                                --------           ------
                                           $423,768                                                $421,942          ($1,826)
                                           ========                                                ========           ------
                                                                                                                    ($80,364)
                                                                                                                     =======

INTERNATIONAL GROWTH AND INCOME:
SALES
   Australian Dollar.............        28,244,850           $19,343,090        2/23/98        $18,429,958         $913,132
   Canadian Dollar...............         3,236,279             2,298,493        2/23/98          2,268,514           29,979
   German Deutsche Mark..........        31,000,427            17,472,000        2/23/98         17,285,446          186,554
   Great British Pound...........         7,561,728            12,676,595        2/23/98         12,388,477          288,118
   Hong Kong Dollar..............        20,233,454             2,583,269        2/23/98          2,601,635          (18,366)
   Japanese Yen..................     1,819,405,136            14,548,370        2/23/98         14,042,177          506,193
   New Zealand Dollar............        10,542,776             6,587,517        2/23/98          6,095,961          491,556
   Singapore Dollar..............         7,547,893             4,760,576        2/23/98          4,447,621          312,955
                                                              -----------                       -----------       ----------
                                                              $80,269,910                       $77,559,789       $2,710,121
                                                              ===========                       ===========       ----------

PURCHASES                                $7,697,743    AUD     11,717,930        2/23/98         $7,646,030         ($51,713)
                                         33,413,819    DEM     57,826,253        2/23/98         32,243,186       (1,170,633)
                                          2,431,496    P        1,458,949        2/23/98          2,390,215          (41,281)
                                          1,640,000    HKD     12,891,860        2/23/98          1,657,646           17,646
                                          9,916,000    Y    1,245,283,698        2/23/98          9,611,105         (304,895)
                                        -----------                                             -----------       ----------
                                        $55,099,058                                             $53,548,182      ($1,550,876)
                                        ===========                                             ===========       ----------
                                                                                                                  $1,159,245
                                                                                                                  ==========
BALANCED:
SALES
   Canadian Dollar...............               243                  $169        1/02/98               $170              ($1)
                                                                     ====                              ====               ==

AGGRESSIVE ASSET ALLOCATION:
SALES
   Norwegian Krone...............           121,030               $16,539        1/02/98            $16,387             $152
                                                                  =======                           =======             ----

PURCHASES                                   $16,241    NOK        121,030        1/07/98            $16,387             $146
                                             16,226    NOK        121,030        1/09/98             16,387              161
                                            -------                                                 =======             ----
                                            $32,467                                                 $32,774             $307
                                            =======                                                 =======             ----
                                                                                                                        $459
                                                                                                                        ====

MANUFACTURERS INVESTMENT TRUST
NOTES TO FINANCIAL STATEMENTS - CONTINUED
--------------------------------------------------------------------------------

COMMITMENTS, CONTINUED

                                                                                                                     NET
                                                                                                                  UNREALIZED
                                         CONTRACTS          IN EXCHANGE        SETTLEMENT                        APPRECIATION
                                        TO DELIVER              FOR               DATE             VALUE        (DEPRECIATION)
                                        ------------     ------------------   --------------   --------------  -----------------
MODERATE ASSET ALLOCATION:
SALES
   Norwegian Krone...............           218,686             $29,883        1/02/98            $29,609            $274
                                                                =======                           =======            ----

PURCHASES
                                            $29,346   NOK       218,686        1/07/98            $29,609            $263
                                             29,318   NOK       218,686        1/09/98             29,609             291
                                            -------                                               =======            ----
                                            $58,664                                               $59,218            $554
                                            =======                                               =======            ----
                                                                                                                     $828
                                                                                                                    =====
CONSERVATIVE ASSET ALLOCATION:
SALES
   Norwegian Krone...............            38,116              $5,208        1/02/98             $5,161             $47
                                                                 ======                            ======             ---

PURCHASES
                                             $5,115   NOK        38,116        1/07/98             $5,161             $46
                                              5,110   NOK        38,116        1/09/98              5,161              51
                                            -------                                               =======           -----
                                            $10,225                                               $10,322           $  97
                                            =======                                               =======           -----
                                                                                                                     $144
                                                                                                                    =====
HIGH YIELD:
SALES
   German Deutsche Mark..........           300,000            $172,811        1/20/98           $166,967          $5,844
   German Deutsche Mark..........           630,000             362,590        2/27/98            351,355          11,235
   German Deutsche Mark..........         1,850,000           1,050,003        3/18/98          1,033,039          16,964
   German Deutsche Mark..........         1,215,000             688,700        3/23/98            678,659          10,041
                                                             ----------                        ----------         -------
                                                             $2,274,104                        $2,230,020         $44,084
                                                             ==========                        ==========         -------

PURCHASES
                                            $28,468    DEM       50,000        2/27/98            $27,885           ($583)
                                            =======                                               =======         -------
                                                                                                                    ($583)
                                                                                                                  -------
                                                                                                                  $43,501
                                                                                                                  =======
STRATEGIC BOND:
SALES
   Australian Dollar.............           273,816            $180,622        2/11/98           $178,622          $2,000
   Canadian Dollar...............         6,219,459           4,379,901        2/11/98          4,358,266          21,635
   German Deutsche Mark..........        26,586,579          15,155,093        2/11/98         14,814,758         340,335
   Italian Lira..................     5,784,961,140           3,349,174        2/11/98          3,269,162          80,012
                                                            -----------                       -----------        --------
                                                            $23,064,790                       $22,620,808        $443,982
                                                            ===========                       ===========        --------

PURCHASES
                                         $4,400,798    DEM    7,765,422        2/11/98         $4,327,103        ($73,695)
                                         ==========                                            ==========        --------
                                                                                                                 ($73,695)
                                                                                                                 --------
                                                                                                                 $370,287
                                                                                                                 ========
GLOBAL GOVERNMENT BOND:
SALES
   German Deutsche Mark..........         1,000,000            $563,412        1/02/98           $555,880          $7,532
   South African Rand............         1,251,000             257,222        1/02/98            257,064             158
   South African Rand............        55,000,000          11,258,956        1/15/98         11,254,348           4,608
   German Deutsche Mark..........        31,732,799          18,100,000        1/26/98         17,667,583         432,417
   Danish Krone..................        81,430,380          12,200,000        1/26/98         11,900,910         299,090
   Great British Pound...........        11,085,520          18,500,000        1/26/98         18,184,192         315,808
   Italian Lira..................    22,057,100,000          13,000,000        1/26/98         12,465,629         534,371
   Swedish Krona.................        99,216,650          13,000,000        1/26/98         12,505,445         494,555

MANUFACTURERS INVESTMENT TRUST
NOTES TO FINANCIAL STATEMENTS - CONTINUED
--------------------------------------------------------------------------------

COMMITMENTS, CONTINUED

                                                                                                                     NET
                                                                                                                  UNREALIZED
                                         CONTRACTS          IN EXCHANGE        SETTLEMENT                        APPRECIATION
                                        TO DELIVER              FOR               DATE             VALUE        (DEPRECIATION)
                                        ------------     ------------------   --------------   --------------  -----------------
GLOBAL GOVERNMENT BOND - CONTINUED

   New Zealand Dollar............        21,049,406           $13,000,000        1/27/98        $12,192,496        $807,504
   New Zealand Dollar............        10,911,249             6,964,650        4/09/98          6,286,922         677,728
   Australian Dollar.............        11,415,118             8,000,000        5/11/98          7,461,968         538,032
   Italian Lira..................    18,599,275,000            10,700,000        5/11/98         10,516,558         183,442
   Swedish Krone.................        46,674,000             6,000,000        5/11/98          5,897,431         102,569
   German Deutsche Mark..........        30,001,813            17,000,000        6/04/98         16,824,506         175,494
   Italian Lira..................    22,812,400,000            13,000,000       10/02/98         12,954,306          45,694
                                                             ------------                      ------------      ----------
                                                             $161,544,240                      $156,925,238      $4,619,002
                                                             ============                      ============      ----------
PURCHASES
                                        $18,571,258   DEM      31,732,799        1/26/98        $17,667,583       ($903,675)
                                         12,158,527   DKK      81,430,380        1/26/98         11,900,910        (257,617)
                                         12,635,331   ITL  22,057,100,000        1/26/98         12,465,629        (169,702)
                                          8,002,141   SEK      62,216,650        1/26/98          7,841,899        (160,242)
                                          6,964,650   NZD      11,000,000        4/09/98          6,338,059        (626,591)
                                         10,561,769   ITL  18,599,275,000        5/11/98         10,516,558         (45,211)
                                        -----------                                             -----------      ----------
                                        $68,893,676                                             $66,730,638     ($2,163,038)
                                        ===========                                             ===========      ----------
                                                                                                                 $2,455,964
                                                                                                                 ==========

9. REORGANIZATION. On December 20, 1996, the shareholders of the Manulife Series Fund, Inc. (MSF), a registered management investment company with nine portfolios voted to approve an Agreement and Plan of Reorganization (the "Reorganization") effective December 31, 1996 between MSF on behalf of its portfolios and comparable portfolios of the Trust. The agreement provided for the tax free transfer of all assets and liabilities of each MSF portfolio to the corresponding Trust portfolio in exchange solely for shares of beneficial interest, par value of $0.01 per share of such Trust portfolio and the distribution of such Trust portfolio shares to the shareholders of such MSF portfolio in liquidation of such MSF portfolio. Costs of the merger were borne by Manulife and NASL Financial. The MSF portfolios and the corresponding Trust Portfolios were as follows:

        MSF PORTFOLIOS                                CORRESPONDING TRUST PORTFOLIOS
        -----------------                             -----------------------------------

      Money-Market Fund                             Money Market Trust
      International Fund                            International Stock Trust (a newly organized Trust shell portfolio)
      Emerging Growth Equity Fund                   Emerging Growth Trust (a newly organized Trust shell portfolio)
      Balanced Assets Fund                          Balanced Trust (a newly organized Trust shell portfolio)
      Common Stock Fund                             Quantitative Equity Trust (a newly organized Trust shell portfolio)
      Pacific Rim Emerging Markets Fund             Pacific Rim Emerging Markets Trust (a newly organized Trust shell portfolio)
      Real Estate Securities Fund                   Real Estate Securities Trust (a newly organized Trust shell portfolio)
      Capital Growth Bond Fund                      Capital Growth Bond Trust (a newly organized Trust shell portfolio)
      Equity Index Fund                             Equity Index Trust (a newly organized Trust shell portfolio)

The total value of all shares of each Trust portfolio issued in the Reorganization equaled the total value of the net assets of the corresponding MSF portfolio being acquired by such Trust portfolio. The MSF Money-Market Fund was merged into Money Market with the resulting activity as follows:

PORTFOLIO                                                 SHARES                TOTAL NET ASSETS            NET ASSET VALUE
--------------                                        ----------------        ---------------------       ---------------------

MSF Money-Market Fund
at December 31, 1996...........................         4,364,278                  $45,731,589                    $10.48

NASL Series Trust
Money Market Trust
at December 31, 1996...........................        31,783,421                 $317,834,208                    $10.00

Money Market Trust
after reorganization
on December 31, 1996...........................        36,356,580                 $363,565,797                    $10.00